UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________________________________

SCHEDULE 14A

__________________________________________

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

HUDSON ACQUISITION I CORP.
(Name of Registrant as Specified In Its Charter)

_________________________________________________________________
(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11

PROXY STATEMENT FOR THE SPECIAL MEETING OF STOCKHOLDERS

OF

HUDSON ACQUISITION I CORP.

PROSPECTUS FOR

UP TO 44,677,866 ORDINARY SHARES

OF

EUROEV HOLDINGS LIMITED

To the Stockholders of Hudson Acquisition I Corp.:

The board of directors of Hudson Acquisition I Corp., a Delaware corporation (“HUDA”), has unanimously approved the Business Combination Agreement, dated as of November 22, 2024 (the “Business Combination Agreement”), by and among HUDA, EUROEV Holdings Limited, a British Virgin Islands business company (“Pubco”), Aiways Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Pubco (“Merger Sub”), Aiways Automobile Europe GmbH, a German limited liability company (“Aiways Europe” or “AE”) and Aiways Tech Limited, a Hong Kong company (the “Signing Seller”) and each of the other holders of Aiways Europe’s shares that executes and deliver a joinder agreement to Pubco (the “Joining Sellers”, and collectively with the Signing Seller, the “Sellers”).

Pursuant to the Business Combination Agreement, subject to the terms and conditions set forth therein, at the closing of the transactions contemplated by the Business Combination Agreement (the “Closing”): (a) Pubco will acquire all of the issued and outstanding ordinary shares of Aiways Europe (the “Purchased Shares”) from the Sellers in exchange for ordinary shares of Pubco (the “Pubco Ordinary Shares”), such that Aiways Europe becomes a wholly-owned subsidiary of Pubco and the Sellers become shareholders of Pubco (the “Share Exchange”); immediately thereafter (b) Merger Sub will merge with and into HUDA, with HUDA continuing as the surviving entity (the “Merger”), as a result of which (i) HUDA will become a wholly-owned subsidiary of Pubco, and (ii) each issued and outstanding security of HUDA immediately prior to the effective time of the Merger (the “Effective Time”) will no longer be outstanding and will automatically be cancelled, in exchange for the right of the holder thereof to receive a substantially equivalent security of Pubco, all upon the terms and subject to the conditions set forth in the Business Combination Agreement and in accordance with the provisions of applicable law (the Merger, the Share Exchange and the other transactions contemplated by the Business Combination Agreement and the ancillary documents, together, the “Business Combination”) and (c) as a result of such Business Combination, Pubco will become a publicly traded company upon the Closing.

HUDA and Merger Sub shall cause the Merger to be consummated by filing a certificate of merger with the Secretary of State of the State of Delaware in accordance with the relevant provisions of the Delaware General Corporation Law (“DGCL”), for the Merger of Merger Sub with and into HUDA.

Subject to and upon the terms and conditions of the Business Combination Agreement, in full payment for the Purchased Shares, Pubco shall issue and deliver to the Sellers an aggregate number of Pubco Ordinary Shares (the “Exchange Shares”) with an aggregate value (the “Exchange Consideration”) equal to the sum of (i) Four Hundred and Ten Million U.S. Dollars ($410,000,000), plus (ii) the amount of any Transaction Financing (as defined below) that is made into Aiways Europe or its subsidiaries prior to the Closing, for all of the outstanding ordinary shares of Aiways Europe (the “AE Ordinary Shares”) outstanding as of immediately prior to the Effective Time, with each Pubco Ordinary Share valued at Ten U.S. Dollars ($10.00) per Pubco Ordinary Share, and with each Seller receiving its pro rata share of the applicable Exchange Shares based on the number of Purchased Shares owned by such Seller, divided by the total number of AE Ordinary Shares outstanding as of immediately prior to the Effective Time (such percentage being each such Seller’s “Pro Rata Share”).

Hudson Acquisition I Corp.’s units, common stock and rights were previously listed on the Nasdaq, and have been delisted from Nasdaq as of January 24, 2025. Pubco has submitted an application to list the Pubco Ordinary Shares on Nasdaq Capital Market under the symbol “EUEV”. The consummation of the Business Combination is conditioned upon, among other things, the approval of such listing application and the satisfaction of the applicable Nasdaq initial listing requirements. Upon the Closing, the HUDA Units, HUDA Common Shares, and HUDA Rights will be cancelled and be deregistered under the Securities Exchange Act of 1934, as amended.

HUDA will hold a virtual special meeting of its stockholders (the “Special Meeting”) in order to obtain the stockholder approvals necessary to complete the Business Combination. The Special Meeting will be held virtually via teleconference on September 14, 2026, at 10:00 AM, Eastern Time, unless postponed or adjourned to a later date, HUDA will ask its stockholders to adopt the Business Combination Agreement and its ancillary agreements, and the related transactions, thereby approving the Business Combination and to approve the other proposals described in this proxy statement/prospectus. To participate in the Special Meeting, a HUDA stockholder of record will need a 12-digit control number included on such stockholder’s proxy card or instructions that accompanied such stockholder’s proxy materials. If a HUDA stockholder holds his, her or its shares in “street name”, which means his, her or its shares are held of record by a broker, bank or other nominee, such HUDA stockholder should contact his, her or its broker bank or nominee to ensure that votes related to the shares he, she or it beneficially owns are properly counted. In this regard, such HUDA stockholder must provide the record holder of his, her or its shares with instructions on how to vote his, her or its shares. The virtual teleconference of the HUDA special meeting will begin promptly at 10:00 AM, Eastern Time. HUDA stockholders are encouraged to access the Special Meeting prior to the start time. If you have questions regarding participation in the Special Meeting or voting procedures, please contact Equity Stock Transfer LLC at (212) 575-5757 or proxy@equitystock.com.

Pursuant to a letter agreement, HUDA’s sponsor, officers and directors have agreed to vote their HUDA Founder Shares, as well as any public shares purchased during or after IPO (including in open market and privately negotiated transactions), in favor of our initial business combination. As a result, the Sponsor has committed to vote their shares in favor of the Business Combination Proposal and has also indicated that they intend to vote their shares in favor of all other proposals being presented at the Meeting. As of the Record Date, the Sponsor held 2,082,825 HUDA Common Shares, which constitute approximately 98.66% of the total issued and outstanding HUDA Common Shares. As such, in addition to such shares, no additional HUDA Common Shares will be required to vote in favor of any proposals included in this Proxy Statement/Prospectus to approve such proposals, as such approval is assured. None of the proposals require at least a majority of unaffiliated security holders of the SPAC for their approval.

If you have any questions or need assistance with voting your HUDA Common Shares, please contact Equity Stock Transfer LLC, HUDA’s proxy solicitor, by calling (212) 575-5757 or banks and brokers can call (203) 658-940, or by emailing proxy@equitystock.com.

This proxy statement/prospectus provides you with detailed information about the Business Combination and other matters to be considered at the special meeting of HUDA’s stockholders. We encourage you to carefully read this entire proxy statement/prospectus, including all annexes attached hereto.

WE URGE YOU TO READ THE ACCOMPANYING PROXY STATEMENT/PROSPECTUS, INCLUDING THE FINANCIAL STATEMENTS AND ANNEXES AND OTHER DOCUMENTS REFERRED TO THEREIN, CAREFULLY AND IN THEIR ENTIRETY. IN PARTICULAR, YOU SHOULD CAREFULLY CONSIDER THE MATTERS DISCUSSED UNDER “RISK FACTORS” BEGINNING ON PAGE 39 OF THE ACCOMPANYING PROXY STATEMENT/PROSPECTUS.

NEITHER THE U.S. SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES REGULATORY AGENCY HAS APPROVED OR DISAPPROVED THE TRANSACTIONS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT/PROSPECTUS OR ANY OF THE SECURITIES TO BE ISSUED IN THE BUSINESS COMBINATION, PASSED UPON THE MERITS OR FAIRNESS OF THE BUSINESS COMBINATION OR RELATED TRANSACTIONS OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THE ACCOMPANYING PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY CONSTITUTES A CRIMINAL OFFENSE.

HUDSON ACQUISITION I CORP.
31 Hudson Yards, Suite 1051
New York, NY 10001

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON SEPTEMBER 14, 2026

To the Stockholders of Hudson Acquisition I Corp.:

NOTICE IS HEREBY GIVEN that a special meeting (the “Special Meeting”) of Hudson Acquisition I Corp., a Delaware corporation (“we”, “us”, “our,” “HUDA” or the “Company”), will be held virtually on September 14, 2026 at 10:00 AM, Eastern Time, which will be conducted via an audio conference call by dialing (877)-407-3088 (Toll Free). You will need the 12-digit meeting control number that is printed on your proxy card to enter the Special Meeting. The Company recommends that you call the toll-free number at least 15 minutes before the Special Meeting to ensure you are called in when the Special Meeting starts. Please note that you will not be able to attend the Special Meeting in person. The accompanying proxy statement is dated August 25, 2026, and is first being mailed to stockholders of HUDA on or about August 26, 2026. You are cordially invited to attend the Special Meeting for the following purposes:

•Proposal 1 — The Business Combination Proposal — to consider and vote upon a proposal to approve the Business Combination Agreement, dated as of November 22, 2024 (the “Business Combination Agreement”), by and among HUDA, EUROEV Holdings Limited, a British Virgin Islands business company (“Pubco”), Aiways Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Pubco (“Merger Sub”), Aiways Automobile Europe GmbH, a German limited liability company (the “Aiways Europe”) and Aiways Tech Limited, a Hong Kong company (the “Signing Seller”), a copy of which is attached to this proxy statement as Annex A, and the transactions contemplated therein, including the business combination whereby, at the closing of the transactions contemplated by the Business Combination Agreement (the “Closing”): (a) Pubco will acquire all of the issued and outstanding shares of Aiways Europe (the “AE Shares”) from the Sellers in exchange for ordinary shares of Pubco, such that Aiways Europe becomes a wholly-owned subsidiary of Pubco and the Sellers become shareholders of Pubco (the “Share Exchange”); immediately thereafter (b) Merger Sub will merge with and into HUDA, with HUDA continuing as the surviving entity (the “Merger”), as a result of which (i) HUDA will become a wholly-owned subsidiary of Pubco, and (ii) each issued and outstanding security of HUDA immediately prior to the effective time of the Merger (the “Effective Time”) will no longer be outstanding and will automatically be cancelled, in exchange for the right of the holder thereof to receive a substantially equivalent security of Pubco, all upon the terms and subject to the conditions set forth in the Business Combination Agreement and in accordance with the provisions of applicable law (the Merger, the Share Exchange and the other transactions contemplated by the Business Combination Agreement and the ancillary documents, together, the “Business Combination”) and (c) as a result of such Business Combination, Pubco will become a publicly traded company upon the Closing.

•Proposal 2 — The Pubco Memorandum and Articles Proposal — to consider and vote upon a proposal to approve and adopt the amended and restated memorandum and articles of association of Pubco (the “Pubco A&R M&A”), the form of which are attached to the accompanying proxy statement as Annex B, be approved to take effect at the Share Exchange (such proposal, the “Pubco Memorandum and Articles Proposal”).

•Proposal 3 — The Organizational Documents Advisory Proposals — to consider and vote upon proposals to approve and adopt, on a non-binding advisory basis, certain governance provisions in the Pubco A&R M&A, which are being presented separately in accordance with SEC guidance to give stockholders the opportunity to present their separate views on important corporate governance provisions, that the material differences between the HUDA Charter, and the Pubco A&R M&A relating to the authorized share capital, the status as blank check company, the number of directors and the shareholder meeting quorum as described in the separate proposals be approved in all respects (such proposals, the “Organizational Documents Advisory Proposals”).

•Proposal 4 — The Pubco Director Election Proposal — to consider and vote upon a proposal that five directors be elected to serve terms on Pubco’s board of directors (the “Pubco board”) effective upon the Closing until the 2026 annual meeting of shareholders or until their respective successors are duly elected and qualified be approved in all respects (such proposal, the “Pubco Director Election Proposal”).

•Proposal 5 — The Equity Incentive Plan Proposal — to consider and vote upon a proposal to approve the 2026 Pubco Equity Incentive Plan, in the form attached hereto as Annex C (the “2026 Pubco Equity Incentive Plan”), which will provide that the total awards under such equity incentive plan will be a number of Pubco Ordinary Shares equal to the sum of (A) 5,000,000 Pubco Ordinary Shares, plus (B) an increase commencing on January 1 following the Effective Date, and continuing annually on each anniversary thereof through and including January 1, 2035, equal to the lesser of (i) 750,000 Pubco Ordinary Shares and (ii) such smaller number of Pubco Ordinary Shares as determined by the Pubco Board or the relevant committee designated by the Pubco Board (such proposal, the “Equity Incentive Plan Proposal”).

•Proposal 6 — The Insider Letter Amendment Proposal — to consider and vote upon a proposal to approve that, effective upon the Closing, Pubco shall provide up to an aggregate of 3,000,000 Pubco Ordinary Shares issued pursuant to the Business Combination Agreement in exchange for the HUDA Founder Shares, HUDA Private Units, HUDA Private Shares and HUDA Rights, when added together with the Pubco Ordinary Shares issued pursuant to the Business Combination Agreement in satisfaction of the Converted Sponsor Loans (as defined in the Business Combination Agreement), will be released from the restrictions on Transfer (as defined in the Insider Letter) set forth therein (such proposal, the “Insider Letter Amendment Proposal”).

•Proposal 7 — The Adjournment Proposal — to consider and vote upon a proposal to adjourn the special meeting to a later date or dates, if necessary or desirable, at the determination of the HUDA Board (such proposal, the “Adjournment Proposal”).

These foregoing items of business are described in the accompanying proxy statement/prospectus, which HUDA encourages you to read in its entirety before voting. Only holders of record of HUDA Common Shares at the close of business on August 21, 2026 (the “Record Date”) are entitled to notice of the Special Meeting and to vote and have their votes counted at the Special Meeting and any adjournments of the Special Meeting.

After careful consideration, the HUDA Board has determined that the proposals are fair to and in the best interests of HUDA and its stockholders and unanimously recommends that you vote or give instruction “FOR” the Business Combination Proposal, “FOR” the Pubco Memorandum and Articles Proposal, “FOR” the Organizational Document Advisory Proposals, “FOR” for the Pubco Director Election Proposal, “FOR” the Equity Incentive Proposal, “ FOR” the Insider Letter Amendment Proposal and, if presented at the Special Meeting, “FOR” the Adjournment Proposal.

Under the Business Combination Agreement, the approval of the Business Combination Proposal is a condition to the consummation of the Business Combination. If the Business Combination Proposal is not approved by HUDA’s stockholders, the Business Combination will not be consummated.

Additionally, the Business Combination Proposal is conditioned on the approval of the Pubco Memorandum and Articles Proposal, the Pubco Director Election Proposal, the Equity Incentive Plan Proposal and the Insider Letter Amendment Proposal (collectively, the “Condition Precedent Proposals”). Each of these proposals is more fully described in the accompanying proxy statement/prospectus, which HUDA encourages you to read carefully and in its entirety before voting.

Each of the Pubco Memorandum and Articles Proposal, the Organizational Documents Advisory Proposals, the Pubco Director Election Proposal, the Equity Incentive Plan Proposal and the Insider Letter Amendment Proposal is conditioned on the approval of the Business Combination Proposal. Therefore, if the Business Combination Proposal is not approved, then the Pubco Memorandum and Articles Proposal, the Organizational Documents Advisory Proposals, the Pubco Director Election Proposal, the Equity Incentive Plan Proposal, and the Insider Letter Amendment will not be presented to HUDA’s stockholders at the Special Meeting. The Business Combination Proposal is also conditioned on the approval of the Condition Precedent Proposals, including the Pubco Memorandum and Articles Proposal, the Pubco Director Election Proposal, the Equity Incentive Plan Proposal and the Insider Letter Amendment Proposal. The Adjournment Proposal is not conditioned on the approval of any other proposal set forth in the accompanying proxy statement.

The votes on the Pubco Memorandum and Articles Proposal, the Organizational Documents Advisory Proposals, the Pubco Director Election Proposal, the Equity Incentive Plan Proposal and the Insider Letter Amendment Proposal are not required by British Virgin Islands laws and are instead being submitted to HUDA’s stockholders pursuant to SEC guidance. The vote for the Organizational Documents Advisory Proposals will be advisory and non-binding and is intended to provide the HUDA stockholders with an opportunity to present their separate views on important governance provisions that are intended to be adopted by Pubco upon the consummation of the Business Combination.

Approval of the Organizational Documents Advisory Proposals, the Equity Incentive Plan Proposal, the Insider Letter Amendment Proposal, and the Adjournment Proposal will each require the affirmative vote of the holders of a majority of the issued and outstanding HUDA Common Shares present in person by virtual attendance or represented by proxy and entitled to vote at the Special Meeting or any adjournment thereof. Approval of the Pubco Director Election Proposal will require the vote by a plurality of the HUDA Common Shares present in person by virtual attendance or represented by proxy and entitled to vote at the Special Meeting or any adjournment thereof. Approval of the Business Combination Proposal and the Pubco Memorandum and Articles Proposal will require the affirmative vote of a majority of the issued and outstanding HUDA Common Shares.

The Sponsor and HUDA’s officers and directors have agreed to vote their HUDA Common Shares in favor of the Business Combination Proposal and has also indicated that they intend to vote their shares in favor of all other proposals being presented at the Special Meeting. As of the Record Date, the Sponsor held 98.66% of the issued and outstanding HUDA Common Shares. HUDA’s Sponsor has agreed to waive its redemption rights in connection with the consummation of the all the proposals herein with respect to any HUDA Common Shares it holds.

All HUDA stockholders as of the Record Date are cordially invited to attend the Special Meeting. To ensure your representation at the Special Meeting, however, you are urged to complete, sign, date and return the enclosed proxy card as soon as possible. If you are a holder of record of HUDA Common Shares, you may also cast your vote via Internet or telephone. If your shares are held in an account at a brokerage firm or bank, you must instruct your broker or bank on how to vote your shares or, if you wish to attend the Special Meeting and vote yourself, obtain a proxy from your broker or bank. If you do not vote or do not instruct your broker or bank how to vote, it will be the equivalent of a vote “AGAINST” the Business Combination Proposal and the Pubco Memorandum and Articles Proposal, but will have no effect on the vote count for the other proposals.

Your vote is important regardless of the number of shares you own. Whether you plan to attend the Special Meeting or not, please sign, date and return the enclosed proxy card as soon as possible in the envelope provided. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker to ensure that votes related to the shares you beneficially own are properly counted.

Thank you for your participation. HUDA looks forward to your continued support.

August 25, 2026	By Order of the Board of Directors
/s/ Warren Wang
Warren Wang Chairman of the Board and Chief Executive Officer

IF YOU RETURN YOUR PROXY CARD WITHOUT AN INDICATION OF HOW YOU WISH TO VOTE, YOUR SHARES WILL BE VOTED IN FAVOR OF EACH OF THE PROPOSALS. TO EXERCISE YOUR REDEMPTION RIGHTS, YOU MUST DEMAND THAT HUDA REDEEM YOUR SHARES NO LATER THAN 5:00 P.M. EASTERN TIME ON SEPTEMBER 10, 2026 (TWO (2) BUSINESS DAYS PRIOR TO THE SPECIAL MEETING OF STOCKHOLDERS) BY (A) DELIVERING A REDEMPTION NOTICE TO HUDA’S TRANSFER AGENT AND (B) TENDERING YOUR SHARES TO HUDA’S TRANSFER AGENT. YOU MAY TENDER YOUR SHARES BY EITHER DELIVERING YOUR SHARE CERTIFICATE TO THE TRANSFER AGENT OR BY DELIVERING YOUR SHARES ELECTRONICALLY USING THE DEPOSITORY TRUST COMPANY’S DWAC (DEPOSIT WITHDRAWAL AT CUSTODIAN) SYSTEM. WHETHER OR NOT, OR HOW, YOU VOTE ON ANY PROPOSAL, WILL NOT AFFECT YOUR ELIGIBILITY FOR EXERCISING REDEMPTION RIGHTS. IF THE BUSINESS COMBINATION IS NOT COMPLETED, THEN THESE SHARES WILL NOT BE REDEEMED AT THIS TIME IN CONNECTION WITH THE BUSINESS COMBINATION. IF YOU HOLD THE SHARES IN “STREET NAME”, YOU WILL NEED TO INSTRUCT THE ACCOUNT EXECUTIVE AT YOUR BANK OR BROKER TO WITHDRAW THE SHARES FROM YOUR ACCOUNT IN ORDER TO EXERCISE YOUR REDEMPTION RIGHTS. SEE “SPECIAL MEETING OF HUDA STOCKHOLDERS — REDEMPTION RIGHTS” FOR MORE SPECIFIC INSTRUCTIONS.

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ABOUT THIS PROXY STATEMENT/PROSPECTUS

This document, which forms part of a registration statement on Form F-4 filed by Pubco (File No. 333-293608) with the SEC, constitutes a prospectus of Pubco under Section 5 of the Securities Act, with respect to the issuance of the Pubco Ordinary Shares to (i) HUDA’s stockholders and HUDA Rights holders and (ii) Aiways Europe’s shareholders. This document also constitutes a notice of meeting and a proxy statement under Section 14(a) of the Exchange Act, with respect to the Special Meeting at which HUDA’s stockholders will be asked to consider and vote upon the Proposals to approve the Business Combination Proposal, the Pubco Memorandum and Articles Proposal, the Organizational Documents Advisory Proposals, the Pubco Director Election Proposal, the Equity Incentive Plan Proposal, the Insider Letter Amendment Proposal, and the Adjournment Proposal.

This proxy statement/prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is not lawful to make any such offer or solicitation in such jurisdiction.

INDUSTRY AND MARKET DATA

This proxy statement/prospectus contains estimates, projections and other information concerning Aiways Europe’s industry, including market size and growth of the markets in which it participates, that are based on industry publications, reports and forecasts prepared by its management. In some cases, Aiways Europe does not expressly refer to the sources from which these estimates and information are derived. This information involves a number of assumptions and limitations, and you are cautioned not to give undue weight to these estimates. The industry in which Aiways Europe operates is subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the section titled “Risk Factors.” These and other factors could cause results to differ materially from those expressed in these publications and reports.

The sources of certain statistical data, estimates, and forecasts contained in this proxy statement/prospectus include independent industry reports from Schmidt Automotive Research, a third-party research firm.

Certain estimates of market opportunity, including internal estimates of the addressable market for Aiways Europe and forecasts of market growth, included in this proxy statement/prospectus may prove inaccurate. Market opportunity estimates and growth forecasts, whether obtained from third-party sources or developed internally, are subject to significant uncertainty and are based on assumptions and estimates that may prove to be inaccurate. The estimates and forecasts in this proxy statement/prospectus relating to the size of Aiways Europe’s target market, market demand and adoption, capacity to address this demand, and pricing may prove to be inaccurate. The addressable market Aiways Europe estimates may not materialize for many years, if ever, and even if the markets in which it competes meet the size estimates in this proxy statement/prospectus, Aiways Europe’s business could fail to successfully address or compete in such markets, if at all.

Certain monetary amounts, percentages and other figures included in this proxy statement/prospectus have been subject to rounding adjustments. Certain other amounts that appear in this proxy statement/prospectus may not sum due to rounding.

TRADEMARKS, TRADE NAMES AND SERVICE MARKS

Aiways Europe believes it owns or has rights to trademarks, service marks or trade names that it uses in connection with the operation of its business. In addition, Aiways Europe’s names, logos and domain names are its service marks or trademarks. Aiways Europe does not intend its use or display of other companies’ trademarks, service marks or trade names to imply a relationship with, or endorsement or sponsorship of Aiways Europe by, any other companies.

Solely for convenience, the trademarks, service marks and trade names referred to in this proxy statement/prospectus are used without the ® and ™ symbols, but such references are not intended to indicate, in any way, that Aiways Europe will not assert, to the fullest extent under applicable law, its rights or the rights of the applicable licensors to these trademarks, service marks, and trade names. All trademarks, service marks and trade names appearing in this proxy statement/prospectus are the property of their respective owners.

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DEFINED TERMS

Unless otherwise stated in this proxy statement/prospectus:

•“Accounting Principles” means in accordance with GAAP, as in effect at the date of the financial statement to which it refers or if there is no such financial statement, then as of the Closing Date, using and applying the same accounting principles, practices, procedures, policies and methods (with consistent classifications, judgments, elections, inclusions, exclusions and valuation and estimation methodologies) used and applied by the Target Companies in the preparation of the latest audited Company Financials.

•“AE” or “Aiways Europe” refers to Aiways Automobile Europe GmbH, a German limited liability company.

•“Aiways China” means Aiways Technology (Shangrao) Co. Ltd, Jiangxi Yiwei Automobile Manufacturing Co., Ltd., Aiways Automobile Technology, Shanghai Aiways Automobile Import & Export Co., Ltd. and Shangrao Aiways Yiwei Automobile Import & Export Co., Ltd.

•“Affiliate” means, with respect to any Person, any other Person directly or indirectly Controlling, Controlled by, or under common Control with such Person. For the avoidance of doubt, Sponsor shall be deemed to be an Affiliate of HUDA prior to the Closing.

•“April 2025 Financial Projections” means the financial projections provided by Aiways Europe to HUDA in April 2025.

•“August 2025 Financial Projections” means the financial projections provided by Aiways Europe to HUDA in August 2025.

•“BCA Amendment” refers to the Amendment to the Business Combination Agreement, which was signed by the parties on March 25, 2025.

•“Board” refers to the Board of Directors of HUDA, which is responsible for overseeing the management and operations of HUDA, making strategic decisions, and ensuring compliance with applicable corporate governance requirements and regulatory obligations.

•“Bridge Advance Amount” refers to an aggregate of One Million Five Hundred Thousand U.S. Dollars ($1,500,000) advanced by Aiways Europe to HUDA.

•“Business Combination” refers to the transactions contemplated by the Business Combination Agreement.

•“Business Combination Agreement” or “BCA” refers to the Business Combination Agreement with ancillary agreements executed on November 22, 2024 by and among Hudson Acquisition I Corp, EUROEV Holdings Limited, Aiways Merger Sub, Inc., Aiways Automobile Europe GmbH, and Aiways Tech Limited.

•“BVI” refers to the British Virgin Islands.

•“BVI Act” refers to the BVI Business Companies Act 2004 (as amended).

•“Chardan” refers to Chardan Capital Markets, LLC, the underwriter for HUDA’s IPO.

•“Closing” refers to the closing of the transactions contemplated by the Business Combination Agreement.

•“Closing Date” refers to the date on which the transactions contemplated in the Business Combination Agreement are consummated, including the merger and Share Exchange.

•“Closing Redemption” refers to the redemption of HUDA Public Shares by stockholders who elect to have their shares repurchased in exchange for a pro rata portion of the Trust Account funds at the time of the Business Combination closing, as permitted under HUDA’s governing documents.

•“Code” refers to the Internal Revenue Code of 1986, as amended, and any successor statute thereto, as amended. Reference to a specific section of the Code shall include such section and any valid treasury regulation promulgated thereunder.

•“Combination Period” refers to the time frame during which HUDA must complete an initial business combination

•“AE’s Ordinary Shares” or “Company Shares” refers to the issued and outstanding ordinary shares of Aiways Europe immediately prior to the consummation of the Business Combination.

•“Company Shareholder Meeting” refers to the meeting of Aiways Europe shareholders convened to approve matters related to the Business Combination.

•“Condition Precedent Proposals” refers to the Pubco Memorandum and Articles Proposal, the Pubco Director Election Proposal, the Equity Incentive Plan Proposal and the Insider Letter Amendment Proposal.

•“Converted Sponsor Loans” refers to interest-free loans or advances provided by the sponsor(s) of HUDA to the company to support operational needs or fund expenses related to the Business Combination. Upon the consummation of the Business Combination, these loans will be converted into Pubco Ordinary Shares at the Closing at a conversion price of Ten U.S. Dollars ($10.00) per Pubco Ordinary Share.

•“Delisting Notice” refers to the written notification issued by Nasdaq to HUDA, advising of its noncompliance with Nasdaq’s continued listing requirements, which could result in the delisting of HUDA’s securities from Nasdaq on January 22, 2025.

•“Deposit/Withdrawal At Custodian (DWAC)” refers to the electronic system operated by DTC, allowing transfer agents and broker-dealers to facilitate the movement of securities between accounts without requiring physical certificates.

•“DGCL” refers to Delaware General Corporation Law.

•“DTC” refers to the Depository Trust Company, a central securities depository that provides clearing, settlement, and custody services for securities in the U.S., enabling efficient trading and ownership transfer.

•“Effective Time” refers to the time at which the Certificate of Merger is filed with the Delaware Secretary of State, or at such later time as specified in the Certificate of Merger, thereby effectuating the merger of Aiways Merger Sub, Inc. with and into HUDA pursuant to the Business Combination Agreement.

•“Equity” refers to Equity Stock Transfer LLC, the transfer agent and proxy solicitation service provider for HUDA.

•“Equity Stock Transfer” refers to refers to the transfer agent and proxy solicitation service provider for HUDA, responsible for processing stock transfers, shareholder communications, and proxy-related services.

•“Exchange Act” refers to the Securities Exchange Act of 1934, as amended, which governs the trading of securities in the U.S. and establishes regulatory requirements for issuers, exchanges, and market participants.

•“Exchange Consideration” refers to the aggregate value of Pubco Ordinary Shares issued to the Sellers in exchange for their Purchased Shares of Aiways Europe in connection with the Business Combination.

•“Exchange Shares” refers to the Pubco Ordinary Shares to be issued in exchange for the outstanding shares of Aiways Europe in the Share Exchange.

•“Exchange Time” refers to the time that a Certificate of Merger is filed as the consummation of the Merger with the Secretary of State of the State of Delaware in accordance with the relevant provisions of DGCL.

•“Extension Note” refers to promissory notes or other financial instruments issued by HUDA to deposit the requisite funds into the Trust Account to support the monthly extensions granted under the Extension Amendment.

•“Financing Agreements” refers to agreements entered into by HUDA or Pubco to secure additional capital to meet the minimum requirements for the Business Combination or for general corporate purposes.

•“FINRA” refers to the Financial Industry Regulatory Authority, a self-regulatory organization that oversees broker-dealers in the U.S. securities industry.

•“FATCA” refers to “Foreign Account Tax Compliance Act”, which is a U.S. federal law enacted in 2010 that requires foreign financial institutions and certain non-financial foreign entities to report information about financial accounts held by U.S. taxpayers to the Internal Revenue Service (IRS).

•“Financial Projections” means the April 2025 Financial Projections, the August 2025 Financial Projections and the November 2025 Financial Projections.

•“HUDA Pre-Closing Tax Liabilities” refers to those specific HUDA Pre-Closing Tax Liabilities that are required to be paid or satisfied in full at or prior to the Closing in order to consummate the transactions contemplated by the Business Combination Agreement.

•“HUDA” refers to Hudson Acquisition I Corp., a Delaware corporation.

•“HUDA Board” refers to the board of directors of HUDA.

•“HUDA Charter” refers to the Second Amended and Restated Certificate of Incorporation of HUDA, as amended.

•“HUDA Closing Expenses” means the aggregate amounts (without duplication) payable, as of the Closing and not paid prior to the Closing (including those that are contingent upon the consummation of the Closing), for (i) HUDA’s accrued Transaction Expenses, administrative expenses, indebtedness and any other liabilities in respect of costs and expenses incurred by or on behalf of HUDA (including accounting and auditing expenses, legal fees and expenses, trust expenses, leases, printing expenses and other costs and expenses), including any costs and expenses incurred by HUDA in connection with a Transaction Financing (excluding placement agent fees) and the costs of the premiums for the D&O Tail Insurance, (ii) HUDA’s deferred Transaction Expenses (including cash amounts payable to its underwriter and any legal fees) of the IPO, and (iii) any loans owed by HUDA to Sponsor for Transaction Expenses (including deferred Transaction Expenses), other costs and expenses incurred by or on behalf of HUDA, in each case, whether payable in cash or newly issued equity by Pubco, HUDA or the Company. For the avoidance of doubt, HUDA Closing Expenses will not include the Converted Sponsor Loans, the HUDA Bridge Advance or any Pubco SEC filing fees or registration fees.

•“HUDA Common Stock” or “HUDA Common Shares” refer to the shares of Common Stock of HUDA, par value $0.0001 per share.

•“HUDA Founder Shares” refers to the HUDA Common Shares owned by stockholders of HUDA prior to the Initial Public Offering.

•“HUDA Private Rights” refer to the HUDA Rights sold as part of the HUDA Private Units sold in the private placement in connection with the Initial Public Offering.

•“HUDA Private Shares” refer to the HUDA Common Shares sold as part of the HUDA Private Units sold in the private placement in connection with the Initial Public Offering.

•“HUDA Private Units” refer to the units sold in the private placement in connection with the Initial Public Offering, with each unit consisting of one HUDA Common Share and one right to receive one-fifth (1/5) of one HUDA Common Share upon the consummation of an initial business combination.

•“HUDA Public Shares” refers to the shares of HUDA Common Stock issued in HUDA’s Initial Public Offering, which are held by public investors and may be subject to redemption rights in connection with the Business Combination.

•“HUDA Right(s)” refer to right(s) to receive one fifth (1/5) of one (1) HUDA Common Share upon consummation of HUDA’s initial business combination.

•“HUDA Rights Holder” refers to holders of HUDA Rights.

•“HUDA Securities” refers collectively to all securities issued by Hudson Acquisition I Corp. (“HUDA”), including but not limited to HUDA Common Stock, HUDA Rights, HUDA Units, and HUDA Warrants, each of which is subject to the terms and conditions outlined in the Business Combination Agreement and related governing documents.

•“HUDA Units” refer to the units of HUDA sold in the IPO, each comprising one HUDA Common Share, and one HUDA Right.

•“Insider Letter” refers to the certain letter agreement, dated as of October 14, 2022, by and among HUDA, its officers and directors and the Sponsor.

•“Insider Letter Amendment” refers to amendments to the Insider Letter modifying its original terms, often related to the Business Combination or the release of shares from transfer restrictions.

•“Interim Period” refers to the period between the execution of the Business Combination Agreement and the earlier of (i) the Closing of the Business Combination or (ii) the termination of the Business Combination Agreement in accordance with its terms, during which HUDA, Pubco, and Aiways Europe must operate in accordance with specified covenants and regulatory compliance obligations.

•“Investment Company Act” refers to the U.S. Investment Company Act of 1940, as amended.

•“IPO” or “Initial Public Offering” refers to the initial public offering of 6,845,300 units of HUDA consummated on October 18, 2022, including the partial exercise of the underwriter’s over-allotment option.

•“Joining Sellers” refers to any additional holders of shares in Aiways Europe who execute and deliver a joinder agreement to the Business Combination Agreement.

•“KKG” or “Fairness Opinion Provider” refers to King Kee Appraisal and Advisory Limited, fairness opinion provider to HUDA.

•“Lock-Up Agreements” refers to agreements entered into by certain shareholders (including insiders and key stakeholders) restricting the sale, transfer, or other disposition of their Pubco Ordinary Shares for a specified period following the Business Combination Closing.

•“LOI” refers to a legally binding letter of intent signed by HUDA and Aiways Europe on May 14, 2024.

•“Merger” refers to the transaction in which Aiways Merger Sub, Inc., a wholly-owned subsidiary of EUROEV Holdings Limited (Pubco), merges with and into Hudson Acquisition I Corp. (HUDA).

•“Merger Sub” refers to Aiways Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Pubco.

•“Monthly Contribution” refers to the additional deposits made by the Sponsor or other parties into HUDA’s Trust Account on a monthly basis to extend the deadline for completing the Initial Business Combination, as permitted under the First Extension Amendment and subsequent extensions.

•“Nasdaq” refers to The Nasdaq Stock Market.

•“NLHRC” refers to “Nasdaq Listing and Hearing Review Council”, which is the independent advisory body within Nasdaq’s regulatory framework responsible for reviewing and making recommendations on listing standards.

•“November 2025 Financial Projections” means the financial projections provided by Aiways Europe to HUDA in November 2025.

•“Parent Shareholder(s)” refers to the shareholders of Pubco (EUROEV Holdings Limited) following the completion of the Business Combination, including former HUDA stockholders and Company Shareholders who received Pubco Ordinary Shares.

•“PIPE” refers to “Private Investments in Public Equity”, which is a private placement of Pubco Ordinary Shares or other securities to institutional or accredited investors in connection with or following the Business Combination to provide additional funding.

•“Prohibited Transfer” refers to any sale, assignment, or disposition of securities that is restricted or disallowed under applicable agreements, regulatory requirements, or insider trading rules, including those under the Lock-Up Agreements.

•“Pubco” refers to EUROEV Holdings Limited, for all times prior to and after the consummation of the Merger.

•“Pubco A&R M&A” refers to amended and restated memorandum and articles of association of Pubco, which will take effective upon the Closing, the form of which are attached hereto as Annex B.

•“Pubco Board” refers to the board of directors of Pubco.

•“Pubco Equity Incentive Plan” refers to the 2026 Pubco Equity Incentive Plan.

•“Pubco Loans” refers to interest-free loans provided by the Signing Seller to Pubco, as required to pay any registration fees or filing fees payable to the SEC or Nasdaq by Pubco in connection with the Business Combination.

•“Pubco Ordinary Shares” refers to the ordinary shares with a par value of $0.0001 each of Pubco.

•“Public Shares” means the HUDA Common Shares sold as part of the HUDA Units in the Initial Public Offering.

•“Public Stockholders” means holders of Public Shares.

•“Purchased Shares” refers to all of the issued and outstanding ordinary shares of Aiways Europe held by the Sellers and to be acquired by Pubco pursuant to the Share Exchange.

•“PX Capital Partners LP” refers the investment management firm that is the sole owner of the Sponsor, Hudson SPAC Holding LLC.

•“QEF” refers to a type of qualified electing fund under U.S. tax law that allows U.S. shareholders of certain foreign corporations (such as Pubco) to report and pay taxes on their pro rata share of income annually rather than upon distribution.

•“Record Date” refers to the date set by HUDA or Pubco to determine which shareholders are eligible to vote at a shareholder meeting or entitled to receive dividends, distributions, or participate in other corporate actions related to the Business Combination.

•“Redemption” refers to the process by which holders of HUDA Common Stock may elect to have their shares repurchased by HUDA in exchange for a pro rata portion of the funds held in the Trust Account, in accordance with HUDA’s governing documents and applicable securities laws, typically in connection with the Business Combination.

•“Registration Statement Effective Date” refers to the date on which the SEC declares the Registration Statement for the Business Combination effective, allowing the issuance of Pubco Ordinary Shares to HUDA stockholders.

•“Rights Amendment” refers to the modification of the terms governing HUDA Rights.

•“Section 7874 Percentage” refers to the ownership percentage calculation under Section 7874 of the U.S. Internal Revenue Code, which determines whether Pubco will be treated as a U.S. corporation for tax purposes based on the proportion of shares held by former HUDA stockholders following the Business Combination.

•“Securities Exchange Act” refers to the Securities Exchange Act of 1934, a U.S. federal law governing the secondary trading of securities, reporting requirements, and other regulatory matters.

x

•“Sellers” refers to the Signing Seller and all Joining Sellers.

•“Share Exchange” refers to the transaction under which Pubco acquires all Purchased Shares of Aiways Europe from the Sellers in exchange for issuing Pubco Ordinary Shares.

•“Signing Seller” refers to Aiways Tech Limited, a Hong Kong company.

•“Special Meeting” refers to the meeting of HUDA, to be held utilizing a virtual stockholder meeting format on September 14, 2026 at 10:00 AM Eastern Time, and any adjournments thereof.

•“Sponsor” refers to Hudson SPAC Holding LLC, a Delaware limited liability company.

•“Sponsor Agreement” refers to an agreement between the Sponsor, HUDA, and other parties, outlining the Sponsor’s obligations, rights, and restrictions concerning the Business Combination.

•“Sponsor Loan” refers to the outstanding Promissory Notes issued by HUDA to the Sponsor. representing amounts actually loaned by the Sponsor to the SPAC and remaining unpaid as of the relevant date.

•“Sponsor Party” or “Sponsor Parties” refers to Sponsor and its affiliates, including any guarantors or other entities acting on behalf of the Sponsor in connection with the Business Combination Agreement.

•“Substantial Business Activities Exception” refers to an exemption under Section 7874, which allows a foreign corporation (such as Pubco) to avoid being treated as a U.S. entity if it demonstrates substantial business operations in its home jurisdiction.

•“Transaction Expenses” refers to all fees and expenses of any of the Target Companies incurred or payable as of the Closing and not paid prior to the Closing (i) in connection with the consummation of the transactions contemplated hereby, including any amounts payable to third party professional advisors (including investment bankers, brokers, finders, attorneys, accountants and other consultants and advisors) retained by or on behalf of any of the Target Companies; and (ii) any sales, use, real property transfer, stamp, stock transfer or other similar transfer taxes imposed on HUDA, Pubco, Merger Sub or a Target Company in connection with the Transactions.

•“Transactions” refers to the series of actions and agreements contemplated under the Business Combination Agreement, including the merger of Aiways Merger Sub, Inc. into HUDA, the exchange of Company Shares for Pubco Ordinary Shares, and any related restructuring, financing, or regulatory compliance activities necessary to consummate the Business Combination.

•“Transaction Financing” refers to Financing Agreements for an aggregate of at least $100 million in proceeds on such terms and structuring, and using such strategy, placement agents and approach, as HUDA and Aiways Europe shall mutually agree.

•“Treasury Shares” refers to shares of HUDA Common Stock or Pubco Ordinary Shares that were previously issued but have been reacquired by HUDA or Pubco, respectively, and are held in the company’s treasury, thereby reducing the number of outstanding shares in the market.

•“Trust Account” refers to the trust account of HUDA which holds the net proceeds from the Initial Public Offering and certain of the proceeds from the sale of the HUDA Private Units, together with interest earned thereon.

•“Trustee” refers to Continental Stock Transfer & Trust Company who signed the Investment Management Trust Agreement as Trustee.

•“UPO” refers to United Purchase Option, an option granted to the underwriter(s) in HUDA’s Initial Public Offering, allowing them to purchase HUDA securities at a predetermined price within a specified period, as set forth in the underwriting agreement.

•“USRPHC” refers to United States Real Property Holding Corporation, a foreign corporation that holds U.S. real property interests, and where the fair market value of those interests exceeds 50% of the value of its total assets, as defined under Section 897 of the U.S. Internal Revenue Code.

QUESTIONS AND ANSWERS ABOUT THE BUSINESS COMBINATION
AND THE SPECIAL MEETING

Q.Why am I receiving this proxy statement/prospectus?

A:Hudson Acquisition I Corp. (“HUDA”) is proposing to consummate the Business Combination with Aiways Automobile Europe GmbH (“Aiways Europe”) pursuant to the Business Combination Agreement, dated as of November 22, 2024, by and among HUDA, Aiways Europe, Merger Sub, Pubco and the Sellers. The terms of the Business Combination Agreement are described in this proxy statement/prospectus. A copy of the Business Combination Agreement is attached to this proxy statement/prospectus as Annex A, and HUDA encourages HUDA stockholders to read the Business Combination Agreement in its entirety.

The Business Combination Agreement must be adopted by the HUDA stockholders in accordance with Delaware law and the HUDA Charter. HUDA is holding the Special Meeting to obtain such approval. HUDA stockholders will be asked to consider and vote upon a proposal to approve the Business Combination Agreement, which, among other things, provides for Merger Sub to be merged with and into HUDA with HUDA surviving the merger as a wholly-owned subsidiary of Pubco, and certain other matters related to the Business Combination, which are described in this proxy statement/prospectus. See the section titled “Proposal 1 — The Business Combination Proposal.” This proxy statement/prospectus and its annexes contain important information about the proposed Business Combination and the other matters to be acted upon at the Special Meeting. HUDA stockholders should read this proxy statement/prospectus and its annexes carefully and in their entirety.

Q.I am a HUDA Rights Holder. Why am I receiving this proxy statement/prospectus?

A:As a holder of HUDA Rights, upon the consummation of Business Combination, each HUDA Right will be converted into HUDA Common Shares on a 5:1 ratio, meaning that each HUDA Right will automatically receive one fifth (1/5) of one HUDA Common Share; provided, however, HUDA will not issue fractional shares in connection with the conversion of HUDA Rights. Fractional shares will either be rounded down to the nearest whole share or otherwise addressed in accordance with the applicable provisions of the Delaware General Corporation Law. All outstanding securities of HUDA immediately prior to the effective time of the Merger shall no longer be outstanding and shall automatically be cancelled, in exchange for the right of the holder thereof to receive a substantially equivalent security of Pubco. In that way, HUDA Rights Holders may become holders of Pubco Ordinary Shares upon consummation of the Business Combination. As of the date of this filing, approximately 94.85% of the issued and outstanding HUDA Rights are currently held by the public. To enhance the likelihood of successfully completing the Business Combination and to ensure the interests of HUDA Rights Holders are realized, HUDA had agreed to seek an amendment of the Rights conversion ratio from 5:1 to 50:1. This potential amendment to the rights was incorporated into the Business Combination Agreement. Pursuant to the BCA Amendment, signed by the parties on March 25, 2025, obligation to amend the rights conversion ratio was removed. Therefore, upon the consummation of Business Combination, each HUDA Right will convert into HUDA Common Shares still at a 5:1 ratio.

Q.Who can vote at the Special Meeting?

A.Only holders of record of HUDA Common Shares at the close of business on the record date are entitled to have their vote counted at the Special Meeting and any adjournments thereof. As of August 21, 2026, 2,111,028 HUDA Common Shares were outstanding and entitled to vote.

Q.What is a quorum requirement?

A.A quorum of HUDA’s stockholders is necessary to hold a valid meeting. A quorum will be present at the Special Meeting if a majority of the HUDA Common Shares outstanding and entitled to vote at the Special Meeting is represented in person online or by proxy. Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank, or other nominee) or if you vote in person at the Special Meeting. Abstention and broker non-votes will also be counted towards the quorum requirement, but will not count as a vote cast at the Special Meeting.

Q.How do I vote?

A.If you were a holder of record of HUDA Common Shares on August 21, 2026, the record date for the Special Meeting, you may vote with respect to the applicable proposals in person online at the Special Meeting or by completing, signing, dating, and returning the enclosed proxy card in the postage-paid envelope provided. If you choose to participate in the Special Meeting, you can vote your shares electronically during the Special Meeting, which will be conducted via an audio conference call by dialing +1(877)-407-3088 (Toll Free). You will need the 12-digit meeting control number that is printed on your proxy card to enter the Special Meeting and cast your vote at www.huda.vote. HUDA recommends that you log in at least 15 minutes before the Special Meeting to ensure you are called in when the Special Meeting starts. If on the record date your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the Special Meeting in person online. However, since you are not the stockholder of record, you may not vote your shares in person online at the Special Meeting unless you first request and obtain a valid legal proxy from your broker or other agent. You must then e-mail a copy (a legible photograph is sufficient) of your legal proxy to Equity at proxy@equitystock.com Beneficial owners who e-mail a valid legal proxy will be issued a 12-digit meeting control number that will allow them to register to attend and participate in the Special Meeting. Beneficial owners who wish to attend the Special Meeting in person online should contact Equity no later than September 10, 2026, to obtain this information.

Q.Why is HUDA proposing the Business Combination?

A.HUDA was incorporated for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or assets.

On October 18, 2022, HUDA consummated its Initial Public Offering of 6,000,000 units and, on October 21, 2022, issued an additional 845,300 units pursuant to the underwriter’s partial exercise of their over-allotment option. Each unit consists of one HUDA Common Share and one right to receive one-fifth (1/5) of one HUDA Common Share upon the consummation of an initial business combination (the “Right”). The units were sold at a price of $10.00 per unit, generating gross proceeds to HUDA of $60,000,000 and $8,453,000 at the respective closings. In connection with the Initial Public Offering, an aggregate of $69,497,795 was placed into the Trust Account.

Since the Initial Public Offering, HUDA’s activities have been limited to organizational activities, completion of its Initial Public Offering and the evaluation of possible business combinations.

Extensions of Business Combination Period and Overpayment of Redemption Proceeds

On July 17, 2023, HUDA filed a certificate of amendment (the “First Extension Amendment”) to its Second Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) with the Secretary of State of the State of Delaware. The First Extension Amendment amends the Certificate of Incorporation to (i) give HUDA the option to extend the date by which it must effect an initial business combination beyond July 18, 2023 up to nine (9) times for an additional (1) month each time to April 18, 2024 upon the deposit into the Trust Account of $80,000 for each calendar month and (ii) eliminate the limitation that HUDA may not redeem public shares to the extent that such redemption would result in HUDA having net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Securities Exchange Act of 1934 of less than $5,000,001. This amendment increased the time that HUDA had to consummate an Initial Business Combination from the original maximum amount of 15 months to 18 months from the Initial Public Offering date. In connection with the votes to approve the proposals above, the holders of 4,427,969 HUDA Common Shares properly exercised their right to redeem their shares for approximately $10.43 per share, leaving approximately $25 million in the Trust Account.

On April 17, 2024, HUDA filed a certificate of amendment (the “Second Extension Amendment”) to the Certificate of Incorporation with the Secretary of State of the State of Delaware. The Second Extension Amendment amends the Certificate of Incorporation to (i) give HUDA the option to extend the date by which HUDA must effect an initial business combination beyond April 18, 2024, up to nine (9) times for an additional (1) month each time to January 18, 2025, upon the deposit into the Trust Account of $25,000 for each calendar month and (ii) to remove the geographic limitations for an initial business combination., which requires the deletion of Section J of the Sixth Article in the Certificate of Incorporation: “J. At no time, the Corporation shall undertake a Business Combination with any entity being based in or having the majority of its operations in China (including Hong Kong and Macau).”

On July 10, 2024, HUDA filed a certificate of amendment (the “Third Extension Amendment”) to the Certificate of Incorporation with the Secretary of State of the State of Delaware. The Third Extension Amendment amends the Certificate of Incorporation to (i) give HUDA the option to extend the date by which the Company must effect an initial business combination beyond January 18, 2025, up to nine (9) times for an additional (1) month each time to October 18, 2025, and will no longer require monthly deposits into the Trust Account as of July 5, 2024.

On October 15, 2025, HUDA filed a Certificate of Amendment (the “Fourth Extension Amendment”) to HUDA’s Fourth Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware. The Certificate of Amendment amends the Certificate of Incorporation to give HUDA the option to extend the date by which HUDA must effect a Business Combination beyond October 18, 2025, up to nine (9) times for an additional (1) month each time to July 18, 2026, and will no longer require monthly deposits into the Trust Account.

On July 17, 2026, HUDA filed a Certificate of Amendment (the “Fifth Extension Amendment”) to HUDA’s Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware. The Certificate of Amendment amends the Certificate of Incorporation to give HUDA the option to extend the date by which HUDA must effect a Business Combination beyond July 18, 2026, up to nine (9) times for an additional (1) month each time to April 18, 2027, and will no longer require monthly deposits into the Trust Account.

In connection with the Company’s First and Second Extension Meetings, CST, acting as trustee of the Trust Account, distributed redemption proceeds to redeeming public stockholders based on estimated per-share redemption prices. These prices did not account for certain tax amounts that the Company was entitled to withdraw from the Trust Account to pay income tax liabilities. As a result, the redemption prices were higher than they should have been, and stockholders were inadvertently overpaid. After discovery of the error, the Company calculated that the total overpayment across all three extensions was approximately $819,949.42. The Company is in the process of engaging CST to notify the affected stockholders and requesting the return of the overpaid amounts. This overpayment issue does not impact the redemption rights of current public stockholders, and the Trust Account remains sufficient to fund redemptions in connection with the Business Combination.

Nasdaq Delisting

On July 23, 2024, HUDA received delisting notice from Nasdaq and all of HUDA’s securities have been halted from trading on Nasdaq since receiving such notice. On August 22, 2024, HUDA appealed the delisting decision with Nasdaq Hearings Panel (the “Panel”) at a hearing. On September 27, 2024, HUDA received written notice from Nasdaq indicating that the Panel had granted HUDA’s request for continued listing on Nasdaq, subject to HUDA completing a business combination with an operating entity and evidencing compliance with the criteria for initial listing on Nasdaq, including the applicable holders requirement, by January 20, 2025. The delisting determination arises from HUDA’s failure to meet several Nasdaq continued listing requirements. Specifically, Nasdaq Listing Rule 5450(b)(2)(A) due to HUDA’s market value of listed securities being below the required $50,000,000 for the preceding 30 consecutive trading days. Additionally, Listing Rule 5450(b)(2)(A) concerning the minimum requirement of 1,100,000 publicly held shares, as HUDA currently has 98,263 Public Shares. Furthermore, Listing Rule 5450(b)(2)(C), which mandates a minimum market value of $15 million for publicly held shares; as of July 22, 2024, HUDA’s market value of publicly held shares was approximately $1.3 million.

On January 22, 2025, the Nasdaq Hearings Panel (“Panel”) determined to delist the securities of HUDA from the Nasdaq Stock Market. Under the terms of the Panel’s September 27, 2024 decision, HUDA was required to regain compliance with the minimum total holders requirement of Listing Rule 5450(a)(2); the requirement to maintain a minimum 1,100,000 Publicly Held Shares of Listing Rule 5450(b)(2)(A); the minimum market value of listed securities requirement in Listing Rule 5450(b)(2)(A); and the minimum market value of publicly held shares requirement in Listing Rule 5450(b)(2)(C), by the time of completing a business combination. As HUDA failed to meet the listing requirements within the specified timeframe, accordingly, the Panel determined to delist the HUDA’s securities from Nasdaq and suspended trading in those securities effective at the open of business on January 24, 2025. Nasdaq will complete the delisting by filing a Form 25 Notification of Delisting with the SEC, after applicable appeal periods have lapsed. Nasdaq allowed HUDA to request that the Nasdaq Listing and Hearing Review Council (“NLHRC”) review this decision; management of HUDA decided not to appeal the decision. On July 2, 2025, the Nasdaq Stock Market announced that it will delist the common stock, unit, and rights of Hudson Acquisition I Corp. Nasdaq will file a Form 25 with the Securities and Exchange Commission to complete the delisting. The delisting will become effective ten days after the Form 25 is filed. The Form 25 was filed with the SEC on July 11, 2025.

Aiways Europe Business Combination

Aiways Europe operates in the BEV industry. Based on its due diligence investigations on Aiways Europe and the industry in which Aiways Europe operates, including the financial and other information provided by Aiways Europe in the course of the parties’ negotiations, HUDA believes that a business combination with Aiways Europe will provide its stockholders with an opportunity to participate in a company with significant growth potential.

Since HUDA’s incorporation, the HUDA Board has sought to identify suitable candidates in order to effect such business combination. In its review of Aiways Europe, the HUDA Board considered a variety of factors weighing positively and negatively in connection with the Business Combination. After careful consideration, the HUDA Board has determined that the Business Combination presents a highly attractive business combination opportunity and is in the best interests of HUDA. The HUDA Board believes that, based on its review and consideration, the Business Combination presents an opportunity to increase shareholder value and completes HUDA’s primary objective of consummating a business combination in its required timeframe. However, there can be no assurance that the anticipated benefits of the Business Combination will be achieved. Although the HUDA Board believes that the Business Combination with Aiways Europe is in the best interests of HUDA and its stockholders, HUDA’s Board of Directors did consider certain potential risks in arriving at that conclusion, including potential dilution to the HUDA stockholders in the transaction and any potential associated PIPE. Shareholder approval of the Business Combination is required by the DGCL, the Business Combination Agreement and the Current Charter and amendments as well as to comply with Nasdaq Listing Rule 5635.

See the section titled “Proposal — The Business Combination Proposal — HUDA’s Board of Directors Reasons for Approval of the Business Combination.”

Q:Are the proposals conditioned on one another?

A:The Pubco Memorandum and Articles Proposal, the Organizational Documents Advisory Proposal, the Equity Incentive Plan Proposal, the Insider Letter Amendment Proposal and the Director Election Proposals are all conditioned on the approval of the Business Combination Proposal. The Business Combination Proposal is also conditioned on the approval of the Condition Precedent Proposals, including the Pubco Memorandum and Articles Proposal, the Pubco Director Election Proposal, the Equity Incentive Plan Proposal and the Insider Letter Amendment Proposal. The Adjournment Proposal is not conditioned on the approval of any other proposal set forth in this proxy statement/prospectus.

It is important for you to note that in the event that HUDA does not consummate the Business Combination and fails to complete an initial business combination by April 18, 2027, HUDA will be required to dissolve and liquidate its Trust Account by returning the then remaining funds in such account to its Public Stockholders.

Q:What will happen in the Business Combination?

A:Pursuant to the Business Combination Agreement, subject to the terms and conditions set forth therein, at the Closing: (a) Pubco will acquire all of the issued and outstanding ordinary shares of Aiways Europe (the “AE Ordinary Shares”) from the Sellers in exchange for ordinary shares of Pubco, such that Aiways Europe becomes a wholly-owned subsidiary of Pubco and the Sellers become shareholders of Pubco (the “Share Exchange”); immediately thereafter (b) Merger Sub will merge with and into HUDA, with HUDA continuing as the surviving entity (the “Merger”), as a result of which (i) HUDA will become a wholly-owned subsidiary of Pubco, and (ii) each issued and outstanding security of HUDA immediately prior to the Effective Time will no longer be outstanding and will be cancelled, in exchange for the right of the holder thereof to receive a substantially equivalent security of Pubco and (c) as a result of such transactions, Pubco will become a publicly traded company upon the Closing.

Q:What happens if a substantial number of Public Stockholders vote in favor of the Business Combination Proposal and exercise their redemption rights?

A:HUDA’s Public Stockholders may vote in favor of the Business Combination and still exercise their redemption rights, although they are not required to vote for or against the Business Combination, or vote at all, in order to exercise such rights. Accordingly, the Business Combination may be consummated even though the funds available from the Trust Account and the number of Pubco shareholders are substantially reduced as a result of redemptions by Public Stockholders.

If the Business Combination is completed, the immediate per share value of Pubco’s ordinary shares will be reduced when redemptions increase.

The book value per share of the Pubco Ordinary Shares after the Business Combination would be $0.27 under the no further redemption scenario (which excludes an aggregate of 6,808,529 Public Shares already redeemed in connection with three special meetings for extension of HUDA’s life held on July 17, 2023, April 17, 2024, July 5, 2024, October 15, 2025 and July 17, 2026, respectively), and $0.25 under the maximum redemption scenario. Under the maximum redemption scenario, all of the remaining 28,203 Public Shares will be redeemed.

A summary calculation table is as follows:

June 30, 2026	HUDA	Aiways Europe	Pro Forma Combined Assuming No Redemptions into Cash	Pro Forma Combined Assuming 25% Redemptions into Cash	Pro Forma Combined Assuming 50% Redemptions into Cash	Pro Forma Combined Assuming 75% Redemptions into Cash	Pro Forma Combined Assuming Maximum Redemptions into Cash
Net loss and total comprehensive loss	(44,340)	(4,009,310)	(31,024,453)	(31,024,453)	(31,024,453)	(31,024,453)	(31,024,453)
Shareholder’s deficit	(7,893,246)	(7,373,558)	12,267,693	12,117,663	11,967,633	11,817,603	11,667,573
Book value(1) per share-basic and diluted	(3.79)	(3.64)	0.25	0.25	0.25	0.25	0.24
Weighted average shares outstanding – basic and diluted	2,082,825	2,025,000	48,127,866	48,120,815	48,113,765	48,106,714	48,099,663
Net loss per share – basic and diluted	(0.02)	(1.98)	(0.64)	(0.64)	(0.64)	(0.64)	(0.65)

____________

(1)Book value per share equals total shareholder’s deficit divided by total weighted-average shares outstanding.

Q:What equity stake will current HUDA Public Stockholders, the Sponsor and the Aiways shareholders and their affiliates hold in Pubco immediately after the completion of the Business Combination?

A:Upon the completion of the Business Combination, assuming no redemption by Public Stockholders, Aiways Europe shareholders will own approximately 80.2% of Pubco, the HUDA Sponsor will own approximately 4.4% of Pubco, HUDA Public Stockholders and HUDA Rights Holders will own approximately 2.9% of Pubco, Chardan will own approximately 0.3% of Pubco, financial advisors will collectively own approximately 5.1% of Pubco, and PIPE investors will collectively own approximately 7.1%.

Under the maximum redemption scenario where Public Stockholders exercise their redemption rights for 100% of the Public Shares, Aiways Europe shareholders will own approximately 80.2% of Pubco, the Sponsor will own approximately 4.4% of Pubco, HUDA Public Stockholders and HUDA Rights Holders will own approximately 2.9% of Pubco, Chardan will own approximately 0.3% of Pubco, financial advisors will collectively own approximately 5.1% of Pubco, and PIPE investors will collectively own approximately 7.1%.

Q:Will HUDA or Pubco issue additional equity securities in connection with the consummation of the Business Combination?

A:Pubco, Aiways Europe and HUDA have agreed to use their commercially reasonable efforts to seek and enter into financing agreements (“Financing Agreements”) for an aggregate of at least $100 million in proceeds. The purpose of these Financing Agreements would be to increase the amount of cash available to Aiways Europe, HUDA and Pubco for use in and after the Business Combination. Any equity issuances could result in dilution of the relative ownership interest of the HUDA’s stockholders. As of the date of this proxy statement/prospectus, certain PIPE Subscription Agreements have been entered into in connection with the Business Combination. See “Prospectus Summary – PIPE Investment” for more information regarding the PIPE Investment.

Aiways Europe has aimed to raise PIPE capital, and will continue its efforts to raise PIPE concurrent or subsequent to the closing of deSPAC. However, there will be no minimum PIPE investment required for the Business Combination to close, pursuant to the Business Combination Agreement. Since December 2024, Aiways Europe has talked with some prospective investors who expressed interest in a PIPE and certain PIPE Subscription Agreements have been consummated with respect to a PIPE. Aiways Europe anticipates to continuing discussions with prospective investors about the PIPE in the period prior to the Closing.

Q.How do the Sponsor, directors and officers of HUDA intend to vote on the proposals?

A.Pursuant to a letter agreement, HUDA’s sponsor, officers and directors have agreed to vote their HUDA Founder Shares, as well as any public shares purchased during or after IPO (including in open market and privately negotiated transactions), in favor of our initial business combination. As a result, the Sponsor has committed to vote their shares in favor of the Business Combination Proposal and has also indicated that they intend to vote their shares in favor of all other proposals being presented at the Meeting. As of the Record Date, the Sponsor held 2,082,825 HUDA Common Shares, which constitute approximately 98.66% of the total issued and outstanding HUDA Common Shares. As such, in addition to such shares, no additional HUDA Common Shares will be required to vote in favor of any proposals included in this Proxy Statement/Prospectus to approve such proposals, as such approval is assured. None of the proposals require at least a majority of unaffiliated security holders of the SPAC for their approval.

Q.Is there any agreement, arrangement, or understanding, including any payments, between the SPAC sponsor and unaffiliated security holders of HUDA regarding the redemption of outstanding securities?

A.HUDA’s Sponsor, directors and officers have agreed to vote their HUDA Common Shares in favor of the Business Combination Proposal and the other proposals to be voted upon at the Special Meeting. As of the Record Date, the Sponsor held 2,082,825 HUDA Common Shares, which constitute approximately 98.66% of the total issued and outstanding HUDA Common Shares.

HUDA Sponsor does not have any agreement, arrangement, or understanding with unaffiliated security holders of HUDA regarding the redemption of outstanding securities. The redemption of HUDA’s securities will follow certain procedures described below.

Q.Did HUDA’s board of directors obtain a third-party valuation or fairness opinion in determining whether or not to proceed with the Business Combination?

A.Yes. HUDA obtained a fairness opinion, the first amended fairness opinion (the “First Amended Fairness Opinion”), and the second amended fairness opinion (the “Second Amended Fairness Opinion”) from an independent provider King Kee Appraisal and Advisory Limited (“KKG”), dated October 16, 2024, April 16, 2025 and January 16, 2026 respectively, which provided that, as of that date and based on and subject to the assumptions, limitations, qualifications and other conditions set forth therein, Aiways Europe’s enterprise value in the Business Combination of $410,000,000 was fair, from a financial point of view, to the stockholders of HUDA. HUDA obtained such fairness opinion to (1) inform themselves with respect to all material information reasonably available to them and (2) act with appropriate care in considering the Business Combination. See the section of this proxy statement/prospectus entitled “Proposal 1 — The Business Combination Proposal — Summary of the Opinion of KKG as Financial Advisor to HUDA.”

Q.Do I have Redemption rights?

A.Pursuant to the HUDA Charter, holders of HUDA Common Shares may elect to have their Public Shares redeemed for cash at the applicable redemption price per share calculated in accordance with the HUDA Charter. As of July 17, 2026, based on funds in the Trust Account of approximately $415,000, this would have amounted to approximately $11.03 per share. If a Public Stockholder exercises its redemption rights, then such holder will be exchanging its HUDA Common Shares for cash. Such a holder will be entitled to receive cash for its HUDA Common Shares only if it properly demands redemption and delivers its shares (either physically or electronically) to HUDA’s transfer agent prior to the Special Meeting. See the section titled “Special Meeting of the HUDA Stockholders — Redemption Rights” for the procedures to be followed if you wish to redeem your shares for cash.

Q.Will how I vote affect my ability to exercise redemption rights?

A.No. You may exercise your redemption rights whether you vote your HUDA Common Shares for or against the Business Combination Proposal and/or any of the other proposals to be voted upon at the Special Meeting, or do not vote your shares. As a result, the Business Combination Proposal can be approved by stockholders who will redeem their HUDA Common Shares and no longer remain stockholders, leaving stockholders who choose not to redeem their HUDA Common Shares holding shares in a company with a less liquid trading market, fewer stockholders, less cash, and the potential inability to meet the listing standards of Nasdaq.

Q.How do I redeem my HUDA Common Shares?

A.If the proposed Business Combination is approved, each Public Stockholder may seek to redeem such stockholder’s HUDA Common Shares for its pro rata portion of the funds available in the Trust Account. In order to exercise your redemption rights, you must, (i) (A) hold HUDA Common Shares, or (B) if you hold HUDA Common Shares through Units, elect to separate your HUDA Units into the underlying HUDA Common Shares and HUDA Rights prior to exercising your redemption rights with respect to the HUDA Common Shares and (ii) prior to 5:00 p.m. Eastern Time on September 10, 2026 (two (2) business days before the Special Meeting), (A) submit a written request to HUDA’s transfer agent that HUDA redeem your HUDA Common Shares for cash and (B) deliver your HUDA Common Shares to HUDA’s transfer agent physically or electronically through The Depository Trust Company (“DTC”) DWAC (Deposit/Withdrawal At Custodian) system. The address of Equity Stock Transfer LLC, HUDA’s transfer agent, is listed under the question “Who can help answer my questions?” below. Electronic delivery of your stock generally will be faster than delivery of physical stock certificates. A physical stock certificate will not be needed if your stock is delivered to HUDA’s transfer agent electronically. In order to obtain a physical stock certificate, a stockholder’s broker and/or clearing broker, DTC and HUDA’s transfer agent will need to act to facilitate the request. It is HUDA’s understanding that stockholders should generally allot at least one (1) week to obtain physical certificates from the transfer agent. However, because HUDA does not have any control over this process or over the brokers or DTC, it may take significantly longer than one (1) week to obtain a physical stock certificate. If it takes longer than anticipated to obtain a physical certificate, stockholders who wish to redeem their shares may be unable to obtain physical certificates by the deadline for exercising their redemption rights and thus will be unable to redeem their shares. Any demand for redemption, once made, may be withdrawn at any time until the deadline for exercising redemption requests and thereafter, with HUDA’s consent, until the consummation of the Business Combination, or such other date as determined by the HUDA Board. If you delivered your shares for redemption to HUDA’s transfer agent and decide within the required timeframe not to exercise your redemption rights, you may request that HUDA’s transfer agent return the shares (physically or electronically). You may make such a request by contacting HUDA’s transfer agent at the phone number or address listed under the question “Who can help answer my questions?”

Q.What are the U.S. federal income tax consequences of exercising my redemption rights?

A.Holders of HUDA’s securities who exercise their redemption rights to receive cash will be considered for U.S. federal income tax purposes to have made a sale or exchange of the tendered shares, or will be considered for U.S. federal income tax purposes to have received a distribution with respect to such shares that may be treated as: (i) dividend income, (ii) a non-taxable recovery of basis in his investment in the tendered shares, or (iii) gain (but not loss) as if the shares with respect to which the distribution was made had been sold. See the section entitled “Material U.S. Federal Income Tax Considerations — U.S. Holders — Redemption of HUDA Common Shares”

Q.What happens to the funds deposited in the Trust Account after the consummation of the Business Combination?

A.Following the closing of the Business Combination, holders of HUDA Common Shares exercising redemption rights will receive their per share redemption price out of the funds in the Trust Account. The balance of the funds will be released to Pubco, together with any remaining funds left in HUDA’s operating account or other bank or brokerage accounts, and any proceeds received by HUDA or Pubco from any Transaction Financing shall, (i) first be used to pay the accrued Transaction Expenses of Aiways Europe, Pubco and Merger Sub, (ii) then to pay the Bridge Advance Amount and any Pubco Loans to the Signing Seller, and (iii) to the extent that there are any remaining proceeds, be transferred to Pubco and used for working capital and general corporate purposes.

Q.What happens if the Business Combination is not consummated?

A.If HUDA does not complete the Business Combination with Aiways Europe or another initial business combination by April 18, 2027, HUDA must: (i) redeem 100% of the outstanding HUDA Common Shares, at a per-share price, payable in cash, equal to an amount then held in the Trust Account (which was approximately $415,000 as of July 17, 2026), (ii) cease all operations except for the purpose of winding up, and (iii) subject to the approval of its remaining stockholders and its board of directors, dissolve and liquidate.

If HUDA does not consummate an initial business combination by April 18, 2027 and is liquidates, HUDA’s Rights will expire worthless, and the 1,711,325 HUDA Founder Shares and 371,500 Private Placement Units held by HUDA’s Sponsor, would also be worthless. For more information about the liquidation process, see “Other Information Related to HUDA — Liquidation if No Business Combination.”

Q.When do you expect the Business Combination to be completed?

A.It is currently anticipated that the Business Combination will be consummated promptly following the Special Meeting, which is set for September 14, 2026; however, the Special Meeting could be adjourned, as described above. For a description of the conditions for the completion of the Business Combination, see the section entitled “The Business Combination Agreement — Conditions to the Consummation of the Business Combination.”

Q.What happens if I sell my HUDA Common Shares before the Special Meeting?

A.The record date for the Special Meeting will be earlier than the date of the Special Meeting. If you transfer your HUDA Common Shares after the record date, but before the Special Meeting, unless the transferee obtains from you a proxy to vote those shares, you will retain your right to vote at the Special Meeting. However, you will not be entitled to any redemption rights with respect to such HUDA Common Shares.

Q.If my shares are held in “street name,” will my broker automatically vote them for me?

A.No. Under the rules of various national and regional securities exchanges, your broker, bank, or nominee cannot vote your shares with respect to non-discretionary matters unless you provide instructions on how to vote in accordance with the information and procedures provided to you by your broker, bank, or nominee. We believe all the proposals except the adjournment proposal presented to the stockholders at the special meeting will be considered non-discretionary and therefore your broker, bank, or nominee cannot vote your shares without your instruction. Your bank, broker, or other nominee can vote your shares only if you provide instructions on how to vote. You should instruct your broker to vote your shares in accordance with directions you provide. If your shares are held by your broker as your nominee, which we refer to as being held in “street name”, you may need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker to vote your shares.

Q.What is the consideration to be received by Sponsor?

A.Set forth below is a summary of the terms and amount of the consideration received or to be received by the Sponsor and its affiliates in connection with the Business Combination or any related financing transaction, the amount of securities issued or to be issued by SPAC to the Sponsor Parties and the price paid or to be paid for such securities or any related financing transaction.

	Interest in Securities	Other Consideration
Sponsor

At Closing, the Sponsor shall hold a total of up to 3,000,000 Pubco Ordinary Shares, which represent (1) 1,711,325 HUDA Founder Shares purchased by the Sponsor for an aggregate of $25,000 (or $0.015 per share), (2) 371,500 HUDA Placement Units purchased by the Sponsor at $10.00 per unit for an aggregate of $3,715,000, and (3) up to an aggregate of One Million Five Hundred Thousand U.S. Dollars ($1,500,000) converted Sponsor Loans made to HUDA, with a conversion price of $10.00 per unit.

The Sponsor has provided loans to HUDA in exchange for (1) the Working Capital Note, as first entered on April 5, 2021 and further amended on April 28, 2021 and September 8, 2022; (2) The Extension Note, entered on July 18, 2023, in connection with the First Extension Amendment. As of June 30, 2026, the principal of these two convertible notes was $1,234,779.

Interest in Securities	Other Consideration

According to the relevant provisions of Business Combination Agreement and Sponsor Agreement, the Sponsor and Pengfei Xie, Sponsor Guarantor, also agreed to jointly and severally, pay for all HUDA Closing Expenses that the Sponsor paid or to be paid at or prior to the Closing, pursuant to the BCA and Sponsor Support Agreement at or prior to the Closing, and indemnify any unpaid Closing Expenses for Pubco.

Because the HUDA Founder Shares were initially acquired at a nominal price, Public Stockholders will incur an immediate and substantial dilution upon the Closing of the Business Combination. As a result, the Sponsor may make a substantial profit if the Business Combination is consummated, even if the shares held by HUDA’s Public Stockholders lose substantial value. For this reason, the Sponsor may have a strong economic incentive to approve and complete the Business Combination, even if the Business Combination arguably may not be in the best interests of HUDA’s Public Stockholders.

Other than the consideration described above, the Sponsor will not receive any additional consideration or compensation in connection with the Business Combination. The Sponsor has agreed under the Business Combination Agreement (“BCA”) to advance and pay certain of HUDA’s outstanding pre-closing tax liabilities to facilitate the completion of the Business Combination. These payments constitute direct payments made on behalf of HUDA.

In accordance with the BCA, Pubco will reimburse the Sponsor, without interest and within one month following the closing of the Business Combination, for the amounts the Sponsor advances to satisfy such pre-closing tax liabilities. This reimbursement represents a repayment of obligations of HUDA that were paid by the Sponsor on its behalf, and does not constitute merger consideration, compensation, or any other form of payment to the Sponsor, its affiliates, or any promoters for purposes of Item 1603(a)(6) of Regulation S-K.

Notwithstanding the foregoing, the reimbursement arrangement presents a conflict of interest between the Sponsor and the public stockholders. Because the Sponsor’s recovery of these funds is contingent upon the completion of the Business Combination, the Sponsor may be incentivized to close a transaction even if the terms are not optimal for public shareholders. Furthermore, this reimbursement will be made in cash from the combined company’s assets post-closing, which reduces the amount of working capital available to Pubco. This cash outflow disproportionately impacts non-redeeming stockholders by reducing the net tangible book value per share available to them relative to the redemption price.

Certain other Interests in the Business Combination

HUDA signed Board Member Agreements with its current independent HUDA Board members with a lump sum annual compensation of 20,000 shares for the 2024 service. HUDA signed Employment Agreements with Warren Wang, Pengfei Xie and Yang Wang, stipulating that the employee is entitled to a one-time compensation of 20,000 shares for Warren Wang and Pengfei Xie and 10,000 shares for Yang Wang upon the completion of HUDA’s initial business combination. Pengfei Xie has voluntarily forfeited his compensation. No additional equity or cash compensation has been approved or granted to HUDA’s directors or executive officers for services rendered during 2025 or 2026 as of the date of this prospectus. No additional equity or cash compensation has been approved or granted to HUDA’s directors or executive officers for services rendered during 2025 or 2026 as of the date of this prospectus. None of our officers or directors have received any cash compensation for services rendered to us.

Name	Number of Shares Granted
Warren Wang	20,000
Lixin Wu	20,000
Hon Man Yun (Estate)	20,000
Rodobaldo Duartes	20,000
Chiang Hsien	20,000
Hong Chen	20,000
Yang Wang	10,000

Q.When will the Sponsor and its affiliates be entitled to transfer its HUDA Founder Shares?

A.Each of the Sponsor and HUDA’s directors and officers has agreed to restrictions on its ability to transfer, assign, or sell the HUDA Founder Shares, as summarized in the table below. Such transfer restrictions will apply until the applicable expiration date, unless earlier waived by the contracting parties.

Subject Securities	Expiration Date	Natural Persons and Entities Subject to Restrictions	Exceptions to Transfer Restrictions
HUDA Founder Shares (Insider Letter dated October 14, 2022)

(A) with respect to 50% of the HUDA Founder Shares, the earlier of six months after the date of the consummation of HUDA’s initial business combination and the date on which the closing price of HUDA’s common stock equals or exceeds $12.50 per share for any 20 trading days within a 30-trading day period following the consummation of HUDA’s initial business combination, (B) with respect to the remaining 50% of the HUDA Founder Shares, six months after the date of the consummation of our initial business combination, or (C) earlier in each case if, subsequent to HUDA’s initial business combination, HUDA completes a liquidation, merger, stock exchange or other similar transaction which results in all of HUDA’s stockholders having the right to exchange their shares of common stock for cash, securities or other property.

Hudson SPAC Holding LLC Warren Wang Hon Man Yun (Estate) Rodobaldo Duartes Chiang Hsien Hong Chen Yang Wang Lixin Wu

Expire or terminate as of Closing of BCA

Transfers are permitted (a) to HUDA’s officers or directors, any affiliates or family members of any of HUDA’s officers or directors, any members of the Sponsor, or any affiliates of the Sponsor; (b) in the case of an individual, by gift to a member of one of the members of the individual’s immediate family or to a trust, the beneficiary of which is a member of one of the individual’s immediate family, an affiliate of such person or to a charitable organization; (c) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual; (d) in the case of an individual, pursuant to a qualified domestic relations order; (e) by private sales or transfers made in connection with any forward purchase agreement or similar arrangement or in connection with the consummation of an initial business combination at prices no greater than the price at which the shares were originally purchased; (f) in the event of HUDA’s liquidation prior to the completion of HUDA’s initial business combination; or (g) by virtue of the laws of Delaware or the organizational documents of the Sponsor upon dissolution of the Sponsor; provided, however, that in the case of clauses (a) through (e) or (g) these permitted transferees must enter into a written agreement agreeing to be bound by these transfer restrictions and the other restrictions contained in the Insider Letter and by the same agreements entered into by the Sponsor with respect to such securities (including provisions relating to voting, the trust account and liquidation distributions).

Subject Securities	Expiration Date	Natural Persons and Entities Subject to Restrictions	Exceptions to Transfer Restrictions
Private Units (and component securities) Agreement dated October 14, 2022	30 days after the completion of HUDA’s initial business combination	Same as above	Same as above
Pubco shares issued in exchange HUDA Founder Shares, Private Units and Converted Loans (Amendment to Insider Letter dated November 22, 2024)	Released from the restrictions on transfer upon the consummation of Business Combination.	Same as above

Effective as of Closing Automatically terminate and be of no further force or effect upon the Business Combination Agreement is terminated.

Provided: 1) that HUDA shall have obtained the Insider Letter Amendment Approval at the Special Meeting; 2) that the holder is not the insider of Pubco, required to sign the Lock-Up Agreement pursuant to BCA; 3) that the release Pubco Ordinary Shares shall be released in the following order of priority: (i) Shares issued from Converted Sponsor Loans, (ii) Shares issued in exchange for the HUDA Private Units, (iii) Shares issued in exchange for the Private Shares, (iv) Shares issued in exchange for the HUDA Private Rights and (v) Shares issued in exchange for the HUDA Founder Shares.

Q.Who can help answer my questions?

A.To obtain additional copies of this proxy statement/prospectus, at no cost, and ask any questions you may have about the proposals described therein, please contact:

Hudson Acquisition I Corp.
31 Hudson Yards, Office 51
New York, NY 10001

You may also obtain these documents at no cost by requesting them in writing or by telephone from HUDA’s proxy solicitation agent and ask any questions about how to vote or direct a vote in respect of your HUDA securities at the following address:

Equity Stock Transfer LLC
237 W 37th St. Suite 602
New York, NY 10018
Phone: 917.746.4595
Email: proxy@equitystock.com

You may contact HUDA’s transfer agent at the following address for redemption and proxy matters:

Equity Stock Transfer LLC
237 W 37th St. Suite 602
New York, NY 10018
Main: 212.575.5757
Direct: 917.746.4595
Fax: 347.584.3644
Email: proxy@equitystock.com

You may also obtain additional information about HUDA from documents filed with the SEC by following the instructions in the section titled “Where You Can Find More Information.”

SUMMARY OF THE PROXY STATEMENT/PROSPECTUS

This summary highlights selected information from this proxy statement/prospectus. It may not contain all of the information that is important to you. You should carefully read the entire proxy statement/prospectus and the other documents referred to in this proxy statement/prospectus, including the annexes, to fully understand the Business Combination Agreement, the Business Combination and the other matters being considered at the Special Meeting. For additional information, see “Where You Can Find More Information.” Each item in this summary refers to the page of this proxy statement/prospectus on which that subject is discussed in more detail.

The Parties to the Business Combination

Hudson Acquisition I Corp.

HUDA is a blank check company incorporated on January 13, 2021 as a Delaware corporation and formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses, which we refer to herein as our initial business combination. We have generated no operating revenues to date, and we will not generate operating revenues until we consummate our initial business combination.

On October 18, 2022, HUDA consummated its initial public offering of 6,000,000 units and, on October 21, 2022, issued an additional 845,300 units pursuant to the underwriter’s partial exercise of its over-allotment option. Each unit consists of one HUDA Common Share and one right to receive one-fifth (1/5) of one HUDA Common Share upon the consummation of an Initial Business Combination (each, a “HUDA Right”). The units were sold at a price of $10.00 per unit, generating aggregate gross proceeds to HUDA of $68,453,000.

In connection with HUDA’s initial public offering, HUDA completed the private placement of 371,500 units pursuant to the Unit Private Placement Agreement dated October 14, 2022 by and between HUDA and the Sponsor $3,715,000.

Following the closing of the Initial Public Offering and partial exercise of the overallotment, an amount of $69,479,795 was placed in a Trust Account in the United States maintained by Continental Stock Transfer & Trust Company, as trustee. The funds held in the Trust Account were invested only in United States government Treasury bills, bonds or notes having a maturity of 185 days or less, or in money market funds meeting the applicable conditions under Rule 2a-7 promulgated under the Investment Company Act and that invest solely in U.S. treasuries, so that HUDA is not deemed to be an investment company under the Investment Company Act. Except with respect to interest earned on the funds held in the Trust Account that may be released to HUDA to pay for income or other tax obligations, the remaining proceeds will not be released from the Trust Account until the earlier of the completion of an initial business combination or HUDA’s liquidation. The proceeds held in the Trust Account may be used as consideration to pay the sellers of a target business with which HUDA will complete an initial business combination to the extent not used to pay redeeming stockholders. Any amounts not paid as consideration to the sellers of the target business may be used to finance operations of the target business.

On July 17, 2023, HUDA held a special meeting of its stockholders and the stockholders approved the proposal to amend HUDA’s Certificate of Incorporation to give HUDA the option to extend the date by which HUDA must effect an initial business combination beyond July 18, 2023 up to nine (9) times for an additional (1) month each time to April 18, 2024, upon the deposit into the Trust Account of $80,000 for each calendar month. On April 17, 2024, HUDA held a special meeting of its stockholders and the stockholders approved the proposal to amend HUDA’s Second Amended and Restated Certificate of Incorporation to extend the date by which HUDA must effect an initial business combination from April 18, 2024, up to nine (9) times for an additional one (1) month each time to January 18, 2025, upon the deposit into the Trust Account of $25,000 for each month. The stockholders also approved an amendment to remove the geographic limitations for an initial business combination. On July 10, 2024, HUDA held a special meeting of its stockholders and the stockholders approved the proposal to amend HUDA’s Second Amended and Restated Certificate of Incorporation to extend the date by which HUDA must effect an initial business combination from January 18, 2025, up to nine (9) times for an additional one (1) month each time to October 18, 2025, and will no longer require monthly deposits into the Trust Account as of July 5, 2024. The stockholders also approved the proposal to amend HUDA’s Second Amended and Restated Certificate of Incorporation by adding a definition of IPO Rights. On October 15, 2025, HUDA held a special meeting of its stockholders, where the stockholders approved the proposal to amend HUDA’s Fourth Amended and Restated Certificate of Incorporation

pursuant to an amendment to its Charter to extend the date by which HUDA must effect a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses from October 18, 2025, up to nine (9) times for an additional one (1) month each time to July 18, 2026, and does not require monthly deposits into the Trust Account. On July 17, 2026, HUDA held a special meeting of its stockholders, where the stockholders approved the proposal to amend HUDA’s Amended and Restated Certificate of Incorporation pursuant to an amendment to its Charter to extend the date by which HUDA must effect a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses from July 18, 2026, up to nine (9) times for an additional one (1) month each time to April 18, 2027, and does not require monthly deposits into the Trust Account.

Extensions of Business Combination Period and Overpayment of Redemption Proceeds

On July 17, 2023, HUDA filed a certificate of amendment (the “First Extension Amendment”) to its Second Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) with the Secretary of State of the State of Delaware. The First Extension Amendment amends the Certificate of Incorporation to (i) give HUDA the option to extend the date by which it must effect an initial business combination beyond July 18, 2023 up to nine (9) times for an additional (1) month each time to April 18, 2024 upon the deposit into the Trust Account of $80,000 for each calendar month and (ii) eliminate the limitation that HUDA may not redeem public shares to the extent that such redemption would result in HUDA having net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Securities Exchange Act of 1934 of less than $5,000,001. This amendment increased the time that HUDA had to consummate an Initial Business Combination from the original maximum amount of 15 months to 18 months from the Initial Public Offering date. In connection with the votes to approve the proposals above, the holders of 4,427,969 HUDA Common Shares properly exercised their right to redeem their shares for approximately $10.43 per share, leaving approximately $25 million in the Trust Account.

On April 17, 2024, HUDA filed a certificate of amendment (the “Second Extension Amendment”) to the Certificate of Incorporation with the Secretary of State of the State of Delaware. The Second Extension Amendment amends the Certificate of Incorporation to (i) give HUDA the option to extend the date by which HUDA must effect an initial business combination beyond April 18, 2024, up to nine (9) times for an additional (1) month each time to January 18, 2025, upon the deposit into the Trust Account of $25,000 for each calendar month and (ii) to remove the geographic limitations for an initial business combination., which requires the deletion of Section J of the Sixth Article in the Certificate of Incorporation: “J. At no time, the Corporation shall undertake a Business Combination with any entity being based in or having the majority of its operations in China (including Hong Kong and Macau).”

On July 10, 2024, HUDA filed a certificate of amendment (the “Third Extension Amendment”) to the Certificate of Incorporation with the Secretary of State of the State of Delaware. The Third Extension Amendment amends the Certificate of Incorporation to (i) give HUDA the option to extend the date by which HUDA must effect an initial business combination beyond January 18, 2025, up to nine (9) times for an additional (1) month each time to October 18, 2025, and will no longer require monthly deposits into the Trust Account as of July 5, 2024.

On October 15, 2025, HUDA held a special meeting of its stockholders, where the stockholders approved the proposal to amend HUDA’s Fourth Amended and Restated Certificate of Incorporation pursuant to an amendment to its Charter to extend the date by which HUDA must effect a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses from October 18, 2025, up to nine (9) times for an additional one (1) month each time to July 18, 2026, and does not require monthly deposits into the Trust Account.

On July 17, 2026, HUDA held a special meeting of its stockholders, where the stockholders approved the proposal to amend HUDA’s Amended and Restated Certificate of Incorporation pursuant to an amendment to its Charter to extend the date by which HUDA must effect a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses from July 18, 2026, up to nine (9) times for an additional one (1) month each time to April 18, 2027, and does not require monthly deposits into the Trust Account.

In connection with HUDA’s First and Second Extension Meetings, CST, acting as trustee of the Trust Account, distributed redemption proceeds to redeeming public stockholders based on estimated per-share redemption prices. These prices did not account for certain tax amounts that HUDA was entitled to withdraw from the Trust Account to pay income tax liabilities. As a result, the redemption prices were higher than they should have been, and stockholders were inadvertently overpaid. After discovery of the error, HUDA calculated that the total overpayment across all three extensions was approximately $819,949.42. HUDA has engaged CST to notify affected stockholders and requested the return of the overpaid funds. As of June 30, 2026, 44.4% of the total overpaid amount has been recovered, approximately $364,084.26 have been received by CST, $344,506 has been paid to HUDA’s account, which, together with the remaining amount held by the Continental, will be applied at or around Closing to satisfy HUDA’s outstanding tax liabilities.

These funds will be applied to satisfy certain pre-existing tax liabilities of HUDA. This recovery does not affect the trust account balance available for the Business Combination and therefore is not reflected in the unaudited pro forma condensed combined financial information. As a result, the Sponsor’s reimbursement of pre-tax liabilities will be reduced, since HUDA now has additional funds to pay these obligations.

While the HUDA currently expects to fully recover the Aggregate Total Overpayment Amount, there can be no assurance that stockholders will return all or any portion of the remaining overpayments. In the event the Overpayment Amount is not fully recovered, the Sponsor has committed, pursuant to the Sponsor Agreement, to pay all pre-closing tax liabilities of HUDA. The Sponsor will remit such payment directly to the relevant taxing authorities prior to the consummation of the Business Combination. However, HUDA may nonetheless face reputational harm or legal claims relating to the overpayment and attempted recovery.

Franchise and Income Tax Withdrawals from Trust Account

At the time of execution of the Business Combination Agreement, in light of the possibility that the SPAC may not have sufficient available funds to pay all outstanding tax liabilities, it was agreed that the Sponsor would advance payment of such required pre-closing tax liabilities. Pubco will reimburse the Sponsor for these amounts within one month without interests following the consummation of the Business Combination, in accordance with the terms of the BCA.

Pursuant to Section 1(j) of the Investment Management Trust Agreement, the Company is permitted, upon written request, to withdraw interest income earned on the trust property to pay income or franchise taxes, provided that such withdrawals do not reduce the per-share amount of the principal initially deposited in the Trust Account.

Since the completion of its initial public offering on October 14, 2022, and through June 30, 2026, the Company withdrew an aggregate of $672,843 from the Trust Account to satisfy liabilities related to income taxes and Delaware franchise taxes.

Through June 30, 2026, the Company remitted $215,265, $236,286, and $216,450 to the State of Delaware in payment of its outstanding Delaware franchise taxes for fiscal years 2022, 2023, and 2024, respectively. As a result, $4,842 of the amounts withdrawn from the Trust Account remained in the Company’s operating account and was reserved for future tax obligations, including the Delaware franchise tax for fiscal year 2025. Following the payment of all outstanding Delaware franchise taxes, HUDA regained its Certificate of Good Standing from the State of Delaware on September 30, 2025.

The Company subsequently applied the remaining $4,842 toward its 2025 Delaware franchise tax liability and paid the balance, resulting in full payment of the 2025 Delaware franchise tax of $8,416.72.

Historically, a portion of the withdrawn funds was temporarily used for operating expenses before being remitted to the applicable taxing authority. Management determined that such temporary use of funds was not in accordance with the terms of the Trust Agreement. During 2025, the Sponsor funded a substantial portion of HUDA’s outstanding franchise tax liabilities directly with its own funds in the aggregate amount of approximately $452,736. As a result, all prior tax-related withdrawals from the Trust Account have now been fully restored for their intended purpose, and the prior temporary use of certain withdrawn funds for operating expenses has been fully cured. The Trust Account’s per-share redemption value remains intact and no public stockholders have suffered any economic loss as a result of the prior administrative error.

Notwithstanding the remedial actions that fully restored the Trust Account balance, management has identified a prior instance of non-compliance attributable to internal control oversight. The excess funds withdrawn from the Trust Account were applied toward the Company’s necessary operating obligations, including: auditing services ($110,500), accounting services ($60,000), EDGAR filing fees ($24,000), legal counsel ($124,500), trust and custodial services ($55,000), transfer agent and solicitor fees ($38,000), and administrative and office costs ($20,000).

As a remedial action to prevent any similar administrative error in the future, the management has significantly enhanced internal controls by implementing the following measures: (i) mandatory dual authorization for all Trust Account withdrawals, requiring written approval from both the Chief Financial Officer and the Chairman of the Audit Committee; (ii) in September 2025, a dedicated segregated bank account was established exclusively for tax-related transactions. Funds in this account are restricted from being used for general operating expenses and are subject to dual oversight by the CEO and CFO; (iii) the requirement for a formal tax reconciliation prepared by a third-party professional prior to any tax-related withdrawal; (iv) enhanced quarterly board oversight of all trust fund activity; (v) continuous monitoring and regular internal reviews; and (vi) the promotion of a robust culture of transparency and compliance.

These actions collectively demonstrate the Company’s commitment to maintaining robust internal controls and compliance with all applicable regulations.

Nasdaq Delisting

On July 23, 2024, HUDA received a notice from Nasdaq that its securities would be delisted from The Nasdaq Global Market, due to several non-compliance issues; at the same time, all HUDA securities have been halted from trading ever since. The delisting determination arises from HUDA’s failure to meet several Nasdaq continued listing requirements. Specifically, Nasdaq Listing Rule 5450(b)(2)(A) due to HUDA’s market value of listed securities being below the required $50,000,000 for the preceding 30 consecutive trading days. Additionally, Listing Rule 5450(b)(2)(A) concerning the minimum requirement of 1,100,000 publicly held shares, as HUDA currently has 98,263 Public Shares. Furthermore, Listing Rule 5450(b)(2)(C), which mandates a minimum market value of $15 million for publicly held shares; as of July 22, 2024, HUDA’s market value of publicly held shares was approximately $1.3 million. Finally, HUDA has failed to timely file its Form 10-K for the year ended December 31, 2023, and its Form 10-Q for the period ended March 31, 2024, as required by Listing Rule 5250(c)(1).

On July 24, 2024, HUDA filed an appeal for this delisting determination, and was granted August 22, 2024 from Nasdaq as the appealing date.

On August 12, 2024, HUDA received a notification from Nasdaq that it has cured its filing discrepancies under Listing Rule 5250(c)(1).

HUDA developed a series of action plans to regain compliance, including working to transfer the 1,711,325 HUDA Founder Shares and the 371,500 HUDA Private Shares held by the Sponsor to public holders to resolve the deficiency in Publicly Held Shares Requirement and Market Value of Publicly Held Share Requirement. HUDA presented its case and the proposed compliance plan to Nasdaq Panel at its hearing on August 22, 2024.

In connection with the foregoing, and the information presented to the Nasdaq Panel, Nasdaq issued a letter to HUDA on September 27, 2024, which stated that based on the information presented to the panel, HUDA’s request for an exception to complete its plan of compliance has been granted, subject to the following:

1.On or before October 4, 2024, HUDA shall provide a detailed update to the Panel on the status of its merger with Aiways Europe and the status of all completed transfers of HUDA Founder Shares and HUDA Private Shares to public holders, as a proposed solution to Nasdaq Panel on the Hearing to cure the discrepancies under Nasdaq Listing Rule 5450(b)(2)(A) (minimum 1,100,000 Publicly Held Shares requirement) and Rule 5450(b)(2)(C) (minimum $15 million Market Value of Publicly Held Shares requirement). Additionally, HUDA shall provide the Panel and Nasdaq Listing Qualifications Staff with copies of all agreements related to the share transfers.

2.On or before November 22, 2024, HUDA must complete the transfer of the remainder of the HUDA Founder Shares and HUDA Private Shares and shall provide the Panel with a list of all transferees, a description of how HUDA identified the transferee, and a detailed description of any differences in the agreements between each of these transfers and with the agreements for the initial transfers.

3.On or before January 20, 2025, HUDA must complete the proposed business combination with Aiways Europe and demonstrate, by means of a listing approval from Nasdaq Staff, compliance with IM-5101-2 and all applicable initial listing requirements for listing the combined company on the Nasdaq Capital Market.

On January 22, 2025, the Nasdaq Hearings Panel (“Panel”) determined to delist the securities of HUDA from the Nasdaq Stock Market. Under the terms of the Panel’s September 27, 2024 decision, HUDA was required to regain compliance with the minimum total holders requirement of Listing Rule 5450(a)(2); the requirement to maintain a minimum 1,100,000 Publicly Held Shares of Listing Rule 5450(b)(2)(A); the minimum market value of listed securities requirement in Listing Rule 5450(b)(2)(A); and the minimum market value of publicly held shares requirement in Listing Rule 5450(b)(2)(C), by the time of completing a business combination. As HUDA failed to meet the listing requirements within the specified timeframe, accordingly, the Panel determined to delist the HUDA’s securities from Nasdaq and suspended trading in those securities effective at the open of business on January 24, 2025. Nasdaq will complete the delisting by filing a Form 25 Notification of Delisting with the SEC, after applicable appeal periods have lapsed. Nasdaq allowed HUDA to request that the Nasdaq Listing and Hearing Review Council (“NLHRC”) review this decision; management of HUDA decided not to appeal the decision.

On July 2, 2025, the Nasdaq Stock Market announced that it will delist the common stock, unit, and rights of Hudson Acquisition I Corp. Nasdaq will file a Form 25 with the Securities and Exchange Commission to complete the delisting. The delisting will become effective ten days after the Form 25 is filed. The Form 25 was filed with the SEC on July 11, 2025.

Amendment of Business Combination Agreement

As a holder of HUDA Rights, upon the consummation of Business Combination, each HUDA Right will be converted into HUDA Common Shares on a 5:1 ratio, meaning that each HUDA Right will automatically receive one fifth (1/5) of one HUDA Common Share; According to BCA, HUDA shall use the reasonable efforts to seek an amendment of the Rights conversion ratio from 5:1 to 50:1.

On March 25, 2025, HUDA, EuroEV, the Company and the Signing Seller entered into Amendment to Business Combination Agreement (the “BCA Amendment”), pursuant to which the parties agreed to amend the BCA to (i) remove the covenant by HUDA to use its efforts to amend its Rights Agreement, dated as of October 14, 2022 (the “Rights Agreement”) by and between HUDA and Continental Stock Transfer & Trust Company to change the number of HUDA shares that each right of HUDA would convert into at the closing of HUDA’s initial business combination from 1/5th of a HUDA share to 1/50th of a HUDA share, and accordingly, any such efforts to amend the Rights Agreement will be abandoned by HUDA and each right of HUDA will convert into 1/5th of a HUDA share at the closing of HUDA’s initial business combination, and (ii) extend the outside date on which either HUDA or the Company can terminate the BCA from April 18, 2025 to July 18, 2025.

Therefore, upon the consummation of Business Combination, each HUDA Right will convert into HUDA Common Shares at a 5:1 ratio.

Pubco

Pubco is a BVI business company incorporated under the laws of the British Virgin Islands on October 16, 2024 for the purpose of effecting the Business Combination and will serve as the publicly traded parent company of Aiways Europe following the Business Combination. The address and telephone number for Pubco’s principal executive offices following the Business Combination are the same as those for Aiways Europe.

Aiways Europe

Aiways Europe is dedicated to the development and distribution of battery electric vehicles (“BEVs”), bringing advanced technologies and affordability to the European market. Since commencing its operations in 2020, Aiways Europe has been importing, distributing, and supporting BEVs from Shangrao Jiangxi Yiwei Automobile Manufacturing Co., Ltd, a Chinese manufacturer of BEVs (“Aiways Shangrao”) in 16 European countries.

Aiways Europe’s operations encompass the following areas:

1.Importing electrical vehicles from China to Europe;

2.Distributing electrical vehicles across 16 European countries, with direct-to-customer sales in Germany;

3.Managing customer relationships and providing aftersales support and parts to ensure ongoing engagement and satisfaction;

4.Operating a technical center in Munich, Germany focused on calibrating and adapting our vehicles to meet customer expectations and standards in Europe;

5.Preparing to launch local manufacturing to increase operational and tax efficiency and attain product diversity, and supply chains in order to reduce reliance on imports from China.

Since 2020, Aiways Europe has been operating as the exclusive distributor of Aiways vehicles within Europe, earning revenue through commissions by selling electrical vehicles made in China to importers and dealers in its European network. To date, Aiways Europe has sold approximately 6,000 vehicles through its importers, dealers and directly, and has received positive feedback from both customers and the automotive press in general.

Despite strong market demand for our products, in 2022 and 2023, global shortages of chips and automotive components severely constrained production capacity of Aiways Europe’s supplier. Additionally, Aiways China has suspended its manufacturing since February 2023.

Between 2020 to 2021, Aiways Europe sold its Aiways U5 model. Aiways Europe achieved notable success, ranking as the top-selling new energy vehicle (NEV) brand from China in Europe in 2021. Aiways ranked third among Chinese brands with European ties, just behind SAIC’s MG and Geely’s Volvo in 2021, measured by the number of cars sold. During the period of 2021 to 2022, Aiways Europe expanded its operations to 16 territories, including France, Germany, Spain, Italy and Israel. Aiways Europe has built a robust system that consists of EV distribution (i.e. dealers and sales outlets) and aftersales support networks (i.e., networks of auto repair shops) throughout European markets. In April 2023, Aiways Europe introduced the U6 SUV coupe, receiving positive reviews from the automotive press across Europe.

During the current shutdown, Aiways Europe’s operations include servicing existing customers and delivering on warranty commitments as well as developing a plan to restart its distribution business through an approach of European production through assembly lines with components provided by Chinese suppliers, to find new suppliers in the same business area (eVs from China) and to branch out to light vehicles (L6 and L7 vehicles), which are limited in speed to a maximum of 90km/h and therefore have lower homologation (i.e. approval for registration and driving on public roads in Europe) requirements.

Organizational Structure

The following diagram sets forth Pubco’s corporate structure, including Pubco’s principal subsidiaries immediately upon completion of the Business Combination.

The expected beneficial ownership percentages set forth in the above chart assume that a scenario of no redemption from HUDA Public Stockholders, the expected beneficial ownership of Pubco Ordinary Shares immediately following the consummation of the Business Combination has been determined based on the following: (1) none of the investors set forth in the table below has purchased or purchases Pubco Ordinary Shares (post-Business Combination), and (2) HUDA Rights will be converted into Pubco Ordinary Shares at conversion ratio of 5:1 upon the Business

Combination, and (3) there will be an aggregate of 48,118,899 Pubco Ordinary Shares issued and outstanding upon the consummation of the Business Combination, consisting of (i) 38,540,000 Pubco Ordinary Shares to be issued to the shareholders of Aiways Europe, (ii) 2,143,697 Pubco Ordinary Shares to be issued to HUDA Sponsor, (iii) 1,397,263 Pubco Ordinary Shares to be issued to HUDA Stockholders and HUDA Rights Holders, (iv) 2,460,000 Pubco Ordinary Shares to be issued to certain financial advisors, (v) 3,450,000 Pubco Ordinary Shares to be issued to certain PIPE investors, and (vi) 136,906 Pubco Ordinary Shares to be issued to Chardan.

Background and Material Terms of the Business Combination

Hudson Acquisition Corp. (“HUDA”) Board of Directors carefully evaluated and unanimously approved the Business Combination with Aiways Automobile Europe GmbH (“Aiways Europe”), determining it was in the best interest of HUDA’s stockholders. As part of this evaluation, the HUDA Board of Directors engaged King Kee Appraisal and Advisory Limited (“KKG”) to provide a fairness opinion, which concluded the transaction was fair from a financial standpoint. The HUDA Board of Directors considered potential conflicts of interest arising from the fact that certain directors, officers, and the HUDA sponsor (“Sponsor”) have financial interests in the transaction that may differ from those of HUDA’s public stockholders, and the potential conflicts of interest of its members.

A majority of the Board members are not considered to have a direct conflict of interest due to the nature of the transaction and their compensation arrangements. Majority of HUDA board members did not retain an unaffiliated representative to negotiate the terms of the de-SPAC transaction on behalf of the Public Stockholders’ interests, as the Board believes that the terms of the transaction are fair and reasonable based on KKG’s fairness opinions, process of the negotiations. Additionally, the Board is comprised of three independent/non-interested directors who do not have a direct financial interest in the success of the transaction beyond their usual compensation and equity holdings in HUDA. Although some directors of HUDA may receive equity compensation in the form of SPAC shares as part of their compensation, the equity received by these directors is intended solely to align their interests with the success of HUDA post-transaction, and it does not constitute a financial interest that would compromise their ability to act in the best interest of the shareholders.

In light of these factors, the Board believes that the retention of an unaffiliated representative was not necessary to ensure that the transaction is fair and equitable to unaffiliated security holders. A majority of the directors of HUDA have not retained an unaffiliated representative to act solely on behalf of unaffiliated security holders for purposes of negotiating terms of the de-SPAC transaction and/or preparing a report concerning the approval of the de-SPAC transaction.

The Business Combination Agreement

This section describes the material provisions of the Business Combination Agreement (as defined below) but does not purport to describe all of the terms thereof. The following summary and description of the Business Combination Agreement is not complete and is qualified in its entirety by reference to the complete text of the Business Combination Agreement, a copy of which is attached to this proxy statement/prospectus as Annex A and is incorporated herein by reference. Stockholders of Hudson Acquisition I Corp. and other interested parties are urged to read the Business Combination Agreement in its entirety. Unless otherwise defined herein, the capitalized terms used below are defined in the Business Combination Agreement.

The Business Combination

On November 22, 2024, Hudson Acquisition I Corp., a Delaware corporation (“HUDA”), entered into a Business Combination Agreement (as amended, restated or otherwise modified from time to time, the “Business Combination Agreement”) with EUROEV Holdings Limited, a British Virgin Islands business company (“Pubco”), Aiways Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Pubco (“Merger Sub”), Aiways Automobile Europe GmbH, a German limited liability company (“Aiways Europe”) and Aiways Tech Limited, a Hong Kong company (the “Signing Seller” and each of the other holders of Aiways Europe’s shares that executes and delivers a joinder agreement to Pubco, the “Joining Sellers”, and collectively with the Signing Seller, the “Sellers”).

Pursuant to the Business Combination Agreement, subject to the terms and conditions set forth therein, at the closing of the transactions contemplated by the Business Combination Agreement (the “Closing”): (a) Pubco will acquire all of the issued and outstanding ordinary shares of Aiways Europe (the “Purchased Shares”) from the Sellers in exchange for ordinary shares of Pubco (the “Pubco Ordinary Shares”), such that Aiways Europe becomes a wholly-owned subsidiary of Pubco and the Sellers become shareholders of Pubco (the “Share Exchange”); immediately thereafter (b) Merger Sub will merge with and into HUDA, with HUDA continuing as the surviving entity (the “Merger”), as a result of which (i) HUDA will become a wholly-owned subsidiary of Pubco, and (ii) each issued and outstanding security of HUDA immediately prior to the effective time of the Merger (the “Effective Time”) will no longer be outstanding and will automatically be cancelled, in exchange for the right of the holder thereof to receive a substantially equivalent security of Pubco, all upon the terms and subject to the conditions set forth in the Business Combination Agreement and in accordance with the provisions of applicable law (the Merger, the Share Exchange and the other transactions contemplated by the Business Combination Agreement and the ancillary documents, together, the “Business Combination”) and (c) as a result of such Business Combination, Pubco will become a publicly traded company upon the Closing.

HUDA and Merger Sub shall cause the Merger to be consummated by filing a certificate of merger with the Secretary of State of the State of Delaware in accordance with the relevant provisions of the Delaware General Corporation Law (“DGCL”), for the merger of Merger Sub with and into HUDA.

Consideration

Subject to and upon the terms and conditions of the Business Combination Agreement, in full payment for the Purchased Shares, Pubco shall issue and deliver to the Sellers an aggregate number of Pubco Ordinary Shares (the “Exchange Shares”) with an aggregate value (the “Exchange Consideration”) equal to the sum of (i) Four Hundred and Ten Million U.S. Dollars ($410,000,000), plus (ii) the amount of any Transaction Financing (as defined below) that is made into Aiways Europe or its subsidiaries prior to the Closing, for all of the outstanding ordinary shares of Aiways Europe (the “AE Ordinary Shares”) outstanding as of immediately prior to the Effective Time, with each Pubco Ordinary Share valued at Ten U.S. Dollars ($10.00) per Pubco Ordinary Share, and with each Seller receiving its pro rata share of the applicable Exchange Shares based on the number of Purchased Shares owned by such Seller, divided by the total number of AE Ordinary Shares outstanding as of immediately prior to the Effective Time (such percentage being each such Seller’s “Pro Rata Share”).

Representations and Warranties

The Business Combination Agreement contains a number of customary representations and warranties made by each of Aiways Europe, each Seller, HUDA and Pubco as of the date of the Business Combination Agreement or other specified dates solely for the benefit of certain of the parties to the Business Combination Agreement, which in certain cases are subject to specified exceptions and materiality, Material Adverse Effect (as defined below), knowledge and other qualifications contained in the Business Combination Agreement or in information provided pursuant to certain disclosure schedules to the Business Combination Agreement. “Material Adverse Effect” as used in the Business Combination Agreement means with respect to any specified person or entity, any fact, event, occurrence, change or effect that has had, or would reasonably be expected to have, individually or in the aggregate, a material adverse effect upon the business, assets, liabilities, results of operations or condition (financial or otherwise) of such person and its subsidiaries, taken as a whole, or the ability of such person or any of its subsidiaries on a timely basis to consummate the Business Combination, in each case subject to certain customary exceptions.

In the Business Combination Agreement, Aiways Europe made certain customary representations and warranties to HUDA and Pubco as of the date of the Business Combination Agreement and as of the Closing, including among others, related to the following: (1) corporate matters, including due organization, existence and good standing; (2) authority and binding effect relative to execution and delivery of the Business Combination Agreement and other ancillary documents; (3) capitalization; (4) subsidiaries; (5) governmental approvals; (6) non-contravention; (7) financial statements; (8) absence of certain changes; (9) compliance with laws; (10) permits; (11) litigation; (12) material contracts; (13) intellectual property; (14) taxes and returns; (15) real property; (16) personal property; (17) title to and sufficiency of assets; (18) employee matters; (19) benefit plans; (20) environmental matters; (21) transactions with related persons; (22) insurance; (23) top customers and suppliers; (24) certain business practices; (25) the Investment Company Act of 1940; (26) finders and brokers; (27) independent investigation; and (28) information supplied.

In the Business Combination Agreement, each Seller, severally and not jointly, made certain customary representations and warranties to HUDA and Pubco as of the date of the Business Combination Agreement and as of the Closing, including among others, related to the following: (1) corporate matters, including due organization, existence and good standing; (2) authority and binding effect relative to execution and delivery of the Business Combination

Agreement and other ancillary documents; (3) ownership of Aiways Europe shares, (4) governmental approvals; (5) non-contravention; (6) litigation; (7) investment representations; (8) finders and brokers; (9) information supplied; and (10) independent investigation.

In the Business Combination Agreement, HUDA made certain customary representations and warranties to Aiways Europe, Pubco and the Sellers as of the date of the Business Combination Agreement and as of the Closing, including among others, related to the following: (1) corporate matters, including due organization, existence and good standing; (2) authority and binding effect relative to execution and delivery of the Business Combination Agreement and other ancillary documents; (3) governmental approvals; (4) non-contravention; (5) capitalization; (6) the Securities and Exchange Commission filings and financial statements; (7) reporting company and listing; (8) absence of certain changes; (9) compliance with laws; (10) orders and permits; (11) taxes and returns; (12) employees and employee benefit plans; (13) properties; (14) material contracts; (15) transactions with affiliates; (16) the Investment Company Act of 1940; (17) finders and brokers; (18) certain business practices; (19) insurance; (20) the trust account; (21) information supplied; and (22) independent investigation.

In the Business Combination Agreement, Pubco made certain customary representations and warranties to HUDA, Aiways Europe and the Sellers with respect to Pubco and Merger Sub as of the date of the Business Combination Agreement and as of the Closing, including representations and warranties related to the following: (1) corporate matters, including due organization, existence and good standing; (2) authority and binding effect relative to execution and delivery of the Business Combination Agreement and other ancillary documents; (3) governmental approvals; (4) non-contravention; (5) capitalization; (6) title and ownership of the Exchange Shares to be issued to the Sellers; (7) activities of Pubco and Merger Sub; (8) finders and brokers; (9) the Investment Company Act of 1940; (10) information supplied; and (11) independent investigation.

No Survival

The representations and warranties of the parties contained in the Business Combination Agreement terminate as of, and do not survive, the Closing, and, following their expiration, there are no indemnification rights for another party’s breach thereof. The covenants and agreements of the parties contained in the Business Combination Agreement do not survive the Closing, except those covenants and agreements to be performed after the Closing, which covenants and agreements will survive until fully performed.

Covenants of the Parties

Each party agreed in the Business Combination Agreement to use its commercially reasonable efforts to consummate the Business Combination. The Business Combination Agreement also contains certain customary covenants by each of the parties during the period between the signing of the Business Combination Agreement and the earlier of the Closing or the termination of the Business Combination Agreement in accordance with its terms (the “Interim Period”), including, among other things, those relating to: (1) the provision of access to their properties, books and records, personnel, financial and operating data and other similar information, or as the parties may reasonably request regarding the other parties, (2) the operation of their respective businesses in the ordinary course of business; (3) provision of consolidated financial statements of Aiways Europe; (4) HUDA’s public filings; (5) “no shop” obligations; (6) no insider trading; (7) notifications of certain breaches, consent requirements or other matters; (8) efforts to consummate the Closing and obtain third party and regulatory approvals; (9) efforts to cause Pubco to maintain its status as a “foreign private issuer” under the U.S. Securities Exchange Act of 1934 Rule 3b-4; (10) further assurances; (11) public announcements; (12) confidentiality; (13) indemnification of directors and officers and tail insurance and (14) use of trust proceeds after the Closing. Aiways Europe also agreed to use its commercially reasonable efforts to deliver (i) the audited financial statements for Aiways Europe for the fiscal years ended December 31, 2023 and December 31, 2022 and (ii) the unaudited financial statements for the six (6) month period ended June 30, 2024, as promptly as practicable after the date of the Business Combination Agreement. HUDA, Aiways Europe and Pubco also agreed to use their commercially reasonable efforts to enter into financing agreements for an aggregate of at least $100 million in proceeds on such terms and structuring, and using such strategy, placement agents and approach, as HUDA and Aiways Europe shall mutually agree (the “Transaction Financing”).

HUDA and Pubco also agreed to prepare a registration statement on Form F-4 (the “Registration Statement”) to be filed by Pubco with the SEC, to register (i) the Pubco Ordinary Shares to be issued under the Business Combination Agreement to (A) the holders of HUDA securities and (B) Joining Sellers who first execute and deliver joinders after the date on which the Registration Statement shall have become effective (the “Registration Statement Effective Date”) (other than as a transferee of the Signing Seller or another Joining Seller who was a Joining Seller on or prior to the Registration Statement Effective Date), and (ii) the distribution of up to fifty percent (50%) (such percentage to be determined by the Signing Seller prior to the Registration Statement Effective Date) of the Exchange Shares to be received by the Signing Seller to the shareholders (the “Parent Shareholders”) of its ultimate parent entity, which Registration Statement will also contain a proxy statement of HUDA therein for the purpose of soliciting proxies from HUDA’s stockholders for the matters to be acted upon at a stockholders’ meeting to be called for HUDA stockholders, to vote on, among other matters, the Business Combination Agreement and the transactions, and providing such holders with an opportunity to participate in the redemption of all or a portion of their Public Shares upon the Closing (the “Closing Redemption”). As part of the Registration Statement, Pubco will approve and adopt, subject to HUDA stockholder approval, an incentive equity plan with awards for 10% of the issued and outstanding Pubco Ordinary Shares immediately after the Closing (after giving effect to the Closing Redemption).

The parties agreed to take all action necessary to cause Pubco’s board of directors (the “Post-Closing Pubco Board”) immediately after Closing to consist of individuals designated by Aiways Europe, including one (1) person that is designated by Aiways Europe prior to the Closing as the chairman of the Post-Closing Pubco Board. The parties further agreed to take all action necessary so that the individuals serving as the chief executive officer and chief financial officer, respectively, of HUDA immediately after the Closing will be the same individuals (in the same office) as that of Aiways Europe immediately prior to the Closing.

HUDA also agreed that during the period between the signing of the Business Combination Agreement and the earlier of the Closing or the termination of the Business Combination Agreement, it will continue each month to exercise its right under its certificate of incorporation to extend the date by which HUDA must effect a business combination (currently April 18, 2027) for an additional month.

Aiways Europe agreed that, as promptly as practicable after the Registration Statement Effective Date, it would either (i) call a meeting of the shareholders of Aiways Europe in order to obtain the requisite Company shareholder approval (the “Aiways Europe Shareholder Meeting”), and Aiways Europe agreed to use its reasonable best efforts to solicit from Aiways Europe shareholders proxies in favor of the requisite Company shareholder approval prior to such Aiways Europe Shareholder Meeting, or (ii) use its reasonable best efforts to obtain a signed written consent in lieu of a meeting of Company shareholders and Aiways Europe agreed to take all other actions necessary or advisable to secure the requisite Company shareholder approval.

Signing Seller made certain interest-free loans to Aiways Europe in the aggregate amount of $1,500,000 (the “HUDA Bridge Advance”), which Aiways Europe then loaned to HUDA. HUDA agreed that the proceeds from the HUDA Bridge Advance will be used solely for purposes of maintaining HUDA as a public company and implementing the consummation of the Transactions.

HUDA intends to amend it outstanding rights, which were issued as part of the units in its initial public offering, to decrease the number of HUDA Common Shares issuable upon the consummation by HUDA of its business combination from one-fifth (1/5th) of a HUDA Common Share to one-fiftieth (1/50th) of a HUDA Common Share (the “Rights Amendment”). HUDA agreed to use its commercially reasonable efforts to, as promptly as practicable after the date of the Business Combination Agreement, (i) obtain the approval of the Rights Amendment by the holders of HUDA rights to (ii) otherwise effect the Rights Amendment, including filing with the SEC a proxy statement of HUDA (the “Rights Amendment Proxy Statement”) to call a meeting of the holders of HUDA Rights (or seek the written consent of the holders of HUDA rights) to approve the Rights Amendment, use its commercially reasonable efforts to have the Rights Amendment Proxy Statement “clear” comments with the SEC, send a copy of the Rights Amendment Proxy Statement to the holders of HUDA Rights, and holding a meeting of the holders of HUDA Rights (or seek the written consent of the holders of HUDA Rights), in each case, as promptly as practicable after the date of the Business Combination Agreement.

Conditions to Consummation of the Business Combination

The Business Combination Agreement contains customary conditions to Closing, including the following mutual conditions of the parties (unless waived): (i) the approval of the Business Combination Agreement and the Transactions and related matters by the requisite vote of HUDA stockholders; (ii) the approval of the Business Combination Agreement and the transactions and related matters by the requisite vote of Company shareholders; (iii) expiration or termination of any waiting period under applicable antitrust laws; (iv) receipt of required third party consents, if any; (v) no law or order preventing the Business Combination; (vi) the members of the Post-Closing Pubco Board having been appointed in accordance with the Business Combination Agreement; (vii) the Registration Statement having been declared effective by the SEC; (viii) approval from Nasdaq for the listing of the Pubco Ordinary Shares to be issued in connection with the Business Combination; (ix) Pubco shall have amended and restated its memorandum and articles of association in a form reasonably acceptable to HUDA and Aiways Europe; (x) each of Aiways Europe and HUDA shall have received evidence reasonably satisfactory that Pubco qualifies as a foreign private issuer; and (xi) there shall not be any pending action brought by a third party that is not an affiliate of the parties to enjoin or otherwise prevent the consummation of the Closing.

In addition, unless waived by Aiways Europe, Pubco, Merger Sub and Sellers, the obligations of Aiways Europe, Pubco, Merger Sub and Sellers to consummate the Business Combination are subject to the satisfaction of the following additional conditions, in addition to the delivery by HUDA of the customary certificates and other Closing deliverables: (i) the representations and warranties of HUDA being true and correct on and as of the date of the Business Combination Agreement and as of the Closing (subject to Material Adverse Effect); (ii) HUDA having performed in all material respects its obligations and complied in all material respects with its covenants and agreements under the Business Combination Agreement required to be performed or complied with by it on or prior to the date of the Closing; (iii) absence of any Material Adverse Effect with respect to HUDA since the date of the Business Combination Agreement which is continuing and uncured; (iv) the Sponsor Agreement (as defined below) and the Insider Letter Amendment (as defined below) in each case shall be effective as of Closing; (v) each Seller or Parent Shareholder other than the Unlocked Company Shareholders (as defined in the Business Combination Agreement) shall have executed and delivered to Pubco a Lock-Up Agreement (as defined below) and each such Lock-Up Agreement effective as of the Closing; (vi) the parties shall have amended and restated HUDA’s existing registration rights agreement in form and substances reasonably acceptable to HUDA, Pubco and Aiways Europe to, among other matters, have Pubco assume the registration obligations of HUDA under the existing registration rights agreement, have such rights apply to the Pubco Ordinary Shares, and to provide the Pubco Insiders (as defined in the Business Combination Agreement) with registration rights thereunder (the “Amended Registration Rights Agreement”); and (vi) the Post-Closing Pubco Board shall have been elected or appointed as of the Closing in a manner consistent with the Business Combination Agreement. There is no minimum cash condition.

Finally, unless waived by HUDA, the obligations of HUDA to consummate the Business Combination are subject to the satisfaction of the following additional Closing conditions, in addition to the delivery by Aiways Europe Entities (as defined in the Business Combination Agreement) customary certificates and other Closing deliverables: (i) All of the representations and warranties of Aiways Europe Entities and the Sellers set forth in the Business Combination Agreement and in any certificate delivered by or on behalf of Aiways Europe Entities or any Seller pursuant hereto shall be true and correct on and as of the date of the Business Combination Agreement and on and as of the Closing. (Subject to Material Adverse Effect); (ii) Aiways Europe Entities and the Sellers shall have performed in all material respects all of their respective obligations and complied in all material respects with all of their respective agreements and covenants under this Agreement to be performed or complied with by them on or prior to the Closing Date; (iii) Each Seller or Parent Shareholder that is not an Unlocked Company Shareholder shall have executed and delivered to HUDA a Lock-Up Agreement, and each Lock-Up Agreement effective as of the Closing; and (iv) absence of any Material Adverse Effect with respect to Aiways Europe and its subsidiaries on a consolidated basis since the date of the Business Combination Agreement which is continuing and uncured.

Termination

In addition to termination by mutual agreement among parties, the Business Combination Agreement may be terminated at any time prior to the Closing by either HUDA or Aiways Europe if the Closing does not occur by April 18, 2025 (the “Outside Date”).

The Business Combination Agreement may also be terminated under certain customary and limited circumstances at any time prior to the Closing, including: (i) by either HUDA or Aiways Europe if a governmental authority of competent jurisdiction shall have issued an order or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions, and such order or other action has become final and non-applicable; (ii) by Aiways Europe for HUDA’s uncured material breach of the Business Combination Agreement, such that the related Closing condition would not be met; (iii) by HUDA for the uncured material breach of the Business Combination Agreement by Aiways Europe, Pubco, Merger Sub or any Seller such that the related Closing condition would not be met; and (iv) by written notice by Aiways Europe to HUDA if HUDA holds its stockholder meeting to approve the Business Combination Agreement and the transactions and such approval is not obtained.

If the Business Combination Agreement is terminated, all further obligations of the parties under the Business Combination Agreement (except for certain obligations) will terminate, and no party to the Business Combination Agreement will have any further liability to any other party thereto, other than for willful breach or fraud prior to termination. The Business Combination Agreement does not provide for any termination fees. However, if Aiways Europe terminates the Business Combination for HUDA’s uncured material breach of the Business Combination Agreement such that the related Closing condition would not be met, HUDA shall immediately repay the HUDA Bridge Advance upon such termination

Trust Account Waiver

Aiways Europe, Pubco, Merger Sub and Seller each agreed on behalf of themselves and their respective subsidiaries that they will not have any right, title, interest or claim of any kind in or to any monies in HUDA’s trust account (including any distributions therefrom) held for its public stockholders, and agreed not to, and waived any right to, make any claim against the trust account (including any distributions therefrom) other than in connection with the Closing.

Governing Law

The Business Combination Agreement is governed by the laws of the State of Delaware without regard to the conflict of laws principles thereof. All actions arising out of or relating to the Business Combination Agreement shall be heard and determined exclusively in the Court of Chancery of the State of Delaware in and for New Castle County, Delaware or if such court shall not have jurisdiction, any federal court located in the State of Delaware or other Delaware state court (or in any appellate court therefrom).The Business Combination Agreement contains representations, warranties and covenants made by the respective parties as of the date of such agreement or other specified dates. These provisions are subject to qualifications and limitations set forth in the agreement, including those in the disclosure schedules. While the Business Combination Agreement has been made publicly available, it does not necessarily reflect the current state of affairs of HUDA, the Company, Merger Sub, Pubco, the Sellers, or any other party thereto.

Additionally, the representations, warranties, covenants and agreements contained in the Business Combination Agreement may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors and reports and documents filed with the SEC. Investors should not rely on the representations, warranties, covenants and agreements, or any descriptions thereof, as characterizations of the actual state of facts or condition of any party to the Business Combination Agreement. In addition, the representations, warranties, covenants and agreements and other terms of the Business Combination Agreement may be subject to subsequent waiver or modification. Moreover, information concerning the subject matter of the representations and warranties and other terms may change after the date of the Business Combination Agreement, which subsequent information may or may not be fully reflected in HUDA’s and Pubco’s public disclosures.

Related Agreements

Sponsor Agreement

Simultaneously with the execution and delivery of the Business Combination Agreement, the Sponsor, Pengfei Xie (the “Sponsor Guarantor” and together with the Sponsor, each a “Sponsor Party”), Aiways Europe, Pubco and HUDA entered into a letter agreement (the “Sponsor Agreement”), pursuant to which among other things, (a) each Sponsor Party agreed to, jointly and severally, (i) pay for all HUDA closing expenses (other than HUDA pre-closing tax liabilities) at or prior to the Closing, (ii) pay for any required HUDA pre-closing tax liabilities, which payment will be repaid by Pubco to the Sponsor in cash without interest within one (1) month after the Closing, (iii) indemnify Pubco, HUDA and the Company and their respective representatives to the extent that any HUDA closing expenses (other than HUDA pre-closing tax liabilities) have not been paid or otherwise fully satisfied as of the Closing, and (iv) immediately repay the HUDA Bridge Advance to Aiways Europe if Aiways Europe terminates the Business Combination for HUDA’s uncured material breach of the Business Combination Agreement, (b) HUDA’s obligations under any loans made by the Sponsor to HUDA prior to the Closing, up to an aggregate of One Million Five Hundred Thousand U.S. Dollars ($1,500,000), will be converted into Pubco Ordinary Shares at the Closing at a conversion price of Ten U.S. Dollars ($10.00) per Pubco Ordinary Share (“Converted Sponsor Loans”), and (c) the Sponsor agreed to provide reasonable support for the Transaction Financing.

Insider Letter Amendment

Simultaneously with the execution of the Business Combination Agreement, HUDA, Pubco, the Sponsor, Aiways Europe and other HUDA insiders entered into an amendment (the “Insider Letter Amendment”) to the letter agreement that was entered into in connection with HUDA’s initial public offering (the “Insider Letter”), to (i) give Pubco and Aiways Europe rights to enforce the terms of the Insider Letter, (ii) effective as of the Closing, assign the rights and obligations of HUDA under the Insider Letter to Pubco and (iii) provide that up to an aggregate of 3,000,000 Pubco Ordinary Shares issued pursuant to the Business Combination Agreement in exchange for the HUDA Founder Shares, HUDA Private Units, HUDA Private Shares and HUDA Private Rights, when added together with the Pubco Ordinary Shares issued pursuant to the Business Combination Agreement in satisfaction of the Converted Sponsor Loans, will be released from the lock-up periods applicable thereunder. In addition, approximately 3,000,000 Pubco Ordinary Shares to be held by certain Sellers and Parent Shareholders will not be subject to any lock-up restrictions pursuant to the Business Combination Agreement. See “Proposal 6 — The Insider Letter Amendment Proposal.”

Lock-Up Agreement

On or prior to the Closing, each Seller and Parent Shareholder, except for such Sellers and Parent Shareholders (as defined in the Business Combination Agreement) that will not be Pubco Insiders (as defined in the Business Combination Agreement) immediately after the Closing and that are expected as of immediately after the Closing to hold an aggregate of 3,000,000 Pubco Ordinary Shares (such Sellers and Parent Shareholders that are not required to sign Lock-Up Agreements, the “Unlocked Company Shareholders”), will enter into a Lock-Up Agreement with Pubco and HUDA (the “Lock-Up Agreements”), which Lock-Up Agreements will become effective as of the Closing. The Lock-Up Agreements pertain to all of the Pubco Ordinary Shares to be issued to either the Sellers or Parent Shareholders, unless otherwise excluded as an Unlocked Company Shareholder, under the Business Combination Agreement (all such securities, together with any securities paid as dividends or distributions with respect to such securities or into which such securities are exchanged or converted, the “Restricted Securities”) shall become subject to limitations on disposition as set forth in the Lock-Up Agreements.

Pursuant to each Lock-Up Agreement, each individual agreed not to, during the period commencing from the Closing Date and ending on (A) (x) with respect to 50% of the Restricted Securities, the earlier of the six (6) month anniversary of the date of the Closing and the date on which the closing price of the Pubco Ordinary Shares exceeds $12.50 for any 20 trading days within a 30-day trading period following the Closing and (y) with respect to the remaining 50% of the Restricted Securities, the six (6) month anniversary of the date of the Closing and (B) (B) the date after the Closing on which Pubco consummates a liquidation, merger, share exchange, reorganization or other similar transaction with an unaffiliated third party that results in all of Pubco’s shareholders having the right to exchange their equity holdings in Pubco for cash, securities or other property: (i) lend, offer, pledge, hypothecate, encumber, donate, assign, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any Restricted Securities, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Restricted Securities, or (iii) publicly disclose the intention to do any of the foregoing, whether any such transaction described in clauses (i), (ii) or (iii) above is to be settled by delivery of Restricted Securities or other securities, in cash or otherwise (any of the foregoing described in clauses (i), (ii) or (iii), a “Prohibited Transfer”).

PIPE Investment

On November 26, 2025, December 15, 2025 and December 16, 2025, Pubco, Aiways Europe and HUDA entered into subscription agreements with three accredited investors pursuant to which such investors agreed to subscribe for an aggregate of 1,000,000 Pubco Ordinary Shares at a purchase price of $5.00 per share, for an aggregate purchase price of $5.0 million, to be issued at the Closing. On June 12, 2026, Pubco, Aiways Europe and HUDA entered into an additional subscription agreement with an accredited investor pursuant to which such investor agreed to subscribe for an additional 200,000 Pubco Ordinary Shares at a purchase price of $5.00 per share, for an aggregate purchase price of $1.0 million, to be issued at the Closing. Subsequently, on June 6, 2026 and July 9, 2026, Pubco, Aiways Europe and HUDA entered into three additional subscription agreements with three accredited investors pursuant to which such investors agreed to subscribe for an aggregate of 2,250,000 Pubco Ordinary Shares at a purchase price of $8.00 per share, for an aggregate purchase price of $18.0 million. Collectively, the foregoing subscription agreements provide for aggregate gross proceeds of $24.0 million and the issuance of an aggregate of 3,450,000 Pubco Ordinary Shares upon the Closing.

The securities issued pursuant to the PIPE Subscription Agreements will have a dilutive effect on the non-redeeming Public Shareholders. Please see “Summary — Pro Forma Capitalization” for more information on the dilutive effects of the PIPE Investment.

Pursuant to the PIPE Subscription Agreements, Pubco has also agreed to file with the SEC (at Pubco’s sole cost and expense), within thirty (30) calendar days after the consummation of the PIPE Investment (such deadline subject to extension in the event of customary circumstances), a registration statement registering the resale of the PIPE Shares, and to use its commercially reasonable efforts to have the registration statement declared effective as soon as practicable after the filing thereof. The PIPE Investment is expected to close substantially concurrently with the closing of the Business Combination, subject to the satisfaction of certain closing conditions, including, but not limited to: (i) that no suspension of the qualification of the PIPE Shares for offering or sale or trading in any jurisdiction, or initiation or threatening of any proceedings for any of such purposes, shall have occurred and be continuing; (ii) all material conditions precedent to the Closing set forth in the Business Combination Agreement shall have been satisfied (as determined in good faith by the parties to the Business Combination Agreement) or waived by the parties thereto in accordance with the requirements of the Business Combination Agreement (other than those conditions which, by their nature, are to be satisfied at the Closing); (iii) the accuracy of the representations and warranties made by the parties, subject to customary bring-down standards, and the material performance by the parties of their covenants, and other customary closing conditions. The PIPE Shares that PIPE Investors will receive shall be subject to the six-month lock-up following the Closing, subject to certain customary exceptions.

Total Shares to be Issued in the Business Combination

HUDA’s public stockholders currently own approximately 1.73% of issued and outstanding HUDA Common Stock, and HUDA’s Sponsor currently owns 1,711,325 Common Stocks and 371,500 Private Units equal to approximately 98.66% of issued and outstanding HUDA Common Stock.

It is anticipated that, immediately after the Business Combination and if there are no redemptions, HUDA’s existing stockholders, including the Sponsor, will own approximately 7.6% of the outstanding Pubco Ordinary Shares (of which approximately 4.4% will be owned by the Sponsor and HUDA’s directors and officers), Chardan as underwriter in the HUDA IPO will own approximately 0.3% of the outstanding Pubco Ordinary Shares, The former shareholders of Aiways Europe will own approximately 80.2% of the outstanding Pubco Ordinary Shares (assuming that Aiways Europe does not purchase any HUDA Common Stock in open market transactions prior to Closing). Financial advisors of Aiways Europe will own approximately 5.1% of the outstanding Pubco Ordinary Shares (consisting of approximately 1.7% owned by Byland, 1.7% owned by Bitsea and 1.7% owned by NYFC). PIPE investors will own approximately 7.1% of the outstanding Pubco Ordinary Shares (consisting of approximately 1.2% owned by HKCF, 0.4% owned by EIDC, 0.4% owned by SZYY, 2.1% owned by XABRO, 0.4% owned by PSI, 1.3% owned by BDO and 1.3% owned by HDI). Such outstanding Pubco Ordinary Shares include the issuance of (i) 38,540,000 Pubco Ordinary Shares to Aiways Europe’s shareholders, (ii) 1,397,263 Pubco Ordinary Shares to HUDA’s public stockholders and rights holders, assuming no redemptions by Public Stockholders, (iii) 2,143,697 Pubco Ordinary Shares to HUDA’s Sponsor; (iv) 136,906 Pubco Ordinary Shares to Chardan; (v) 2,460,000 Pubco Ordinary Shares to financial advisors; and (vi) 3,450,000 Pubco Ordinary Shares to PIPE investors.

For a Description of Pubco’s securities, see the section entitled “Description of Securities of Pubco” which provides a description of Pubco Ordinary Shares and Pubco warrants.

Pro Forma Capitalization

Upon the consummation of the Business Combination, former shareholders of Aiways Europe (other than those holding treasury shares and dissenting shares) will own approximately 80.2% of the outstanding Pubco Ordinary Shares, and all former stockholders of HUDA (including the Sponsor) will own 7.6% of the outstanding Pubco Ordinary Shares. Such outstanding Pubco Ordinary Shares include the issuance of (i) 38,540,000 Pubco Ordinary Shares to Aiways Europe’s shareholders, and (ii) 2,143,697 Pubco Ordinary Shares to HUDA’s stockholders and rights holders, assuming no redemptions by Public Stockholders.

Assuming all public and private HUDA Rights have been converted, and a redemption by holders of 28,203 remaining HUDA Common Shares, which assumes the full redemption of HUDA Common Shares after giving effect to payments to redeeming stockholders, HUDA’s stockholders, including its Sponsor, will own approximately 7.6% of Pubco, and Aiways Europe’s former shareholders will own approximately 80.2% of Pubco. The minority position of the former HUDA stockholders will give them limited influence over the management and operations of the post-Business Combination company.

The following presents the calculation of basic and diluted weighted average shares outstanding assuming five alternative levels of conversion for the six months ended June 30, 2026.

	Scenario 1	Scenario 2	Scenario 3	Scenario 4	Scenario 5
	Assuming No Redemptions into Cash	Assuming 25% Redemptions into Cash	Assuming 50% Redemptions into Cash	Assuming 75% Redemptions into Cash	Assuming 100% Redemptions into Cash
Weighted average shares calculation, basic and diluted
Shares to HUDA Sponsor	2,143,697	2,143,697	2,143,697	2,143,697	2,143,697
Shares to HUDA Public Stockholders and Rights Holders	1,397,263	1,390,212	1,383,162	1,376,111	1,369,060
Shares to Aiways Europe’s Shareholders	38,540,000	38,540,000	38,540,000	38,540,000	38,540,000
Shares to HUDA IPO Underwriter (Chardan)	136,906	136,906	136,906	136,906	136,906
Shares to Financial Advisor (Byland)	820,000	820,000	820,000	820,000	820,000
Shares to Financial Advisor (Bitsea)	820,000	820,000	820,000	820,000	820,000
Shares to Financial Advisor (NYFC)	820,000	820,000	820,000	820,000	820,000
Shares to PIPE Investor (HKCF)	600,000	600,000	600,000	600,000	600,000
Shares to PIPE Investor (EIDC)	200,000	200,000	200,000	200,000	200,000
Shares to PIPE Investor (SZYY)	200,000	200,000	200,000	200,000	200,000
Shares to PIPE Investor (XABRO)	1,000,000	1,000,000	1,000,000	1,000,000	1,000,000
Shares to PIPE Investor (PSI)	200,000	200,000	200,000	200,000	200,000
Shares to PIPE Investor (BDO)	625,000	625,000	625,000	625,000	625,000
Shares to PIPE Investor (HDI)	625,000	625,000	625,000	625,000	625,000
Weighted average shares outstanding for EPS calculation	48,127,866	48,120,815	48,113,765	48,106,714	48,099,663
Percentage of shares owned by HUDA Sponsor	4.4%	4.4%	4.4%	4.4%	4.4%
Percentage of shares owned by HUDA Public Stockholders and Rights Holders	2.9%	2.9%	2.9%	2.9%	2.9%
Percentage of shares owned by Aiways Europe	80.2%	80.2%	80.2%	80.2%	80.2%
Percentage of shares owned by HUDA IPO Underwriter (Chardan)	0.3%	0.3%	0.3%	0.3%	0.3%
Percentage of shares owned by Financial Advisor (Byland)	1.7%	1.7%	1.7%	1.7%	1.7%
Percentage of shares owned by Financial Advisor (Bitsea)	1.7%	1.7%	1.7%	1.7%	1.7%
Percentage of shares owned by Financial Advisor (NYFC)	1.7%	1.7%	1.7%	1.7%	1.7%

	Scenario 1	Scenario 2	Scenario 3	Scenario 4	Scenario 5
	Assuming No Redemptions into Cash	Assuming 25% Redemptions into Cash	Assuming 50% Redemptions into Cash	Assuming 75% Redemptions into Cash	Assuming 100% Redemptions into Cash
Percentage of shares owned by PIPE Investor (HKCF)	1.2%	1.2%	1.2%	1.2%	1.2%
Percentage of shares owned by PIPE Investor (EIDC)	0.4%	0.4%	0.4%	0.4%	0.4%
Percentage of shares owned by PIPE Investor (SZYY)	0.4%	0.4%	0.4%	0.4%	0.4%
Percentage of shares owned by PIPE Investor (XABRO)	2.1%	2.1%	2.1%	2.1%	2.1%
Percentage of shares owned by PIPE Investor (PSI)	0.4%	0.4%	0.4%	0.4%	0.4%
Percentage of shares owned by PIPE Investor (BDO)	1.3%	1.3%	1.3%	1.3%	1.3%
Percentage of shares owned by PIPE Investor (HDI)	1.3%	1.3%	1.3%	1.3%	1.3%

Dilution per share to the original investors in HUDA is determined by its net tangible book value per share, as adjusted, while excluding the Business Combination, while giving effect to material probable or consummated transactions and other material effects on HUDA’s net tangible book value per share, from the initial public offering price per share paid by original investors in HUDA as set forth as follows under the five redemption scenarios:

Number of Shares	Scenario 1 No Redemption	Scenario 2 25% Redemption	Scenario 3 50% Redemption	Scenario 4 75% Redemption	Scenario 5 Maximum Redemption
HUDA Public Shares	6,845,300	6,845,300	6,845,300	6,845,300	6,845,300
Less: Shares of HUDA Common Stock Redeemed – July 2023 Extension	(4,427,969)	(4,427,969)	(4,427,969)	(4,427,969)	(4,427,969)
Less: Shares of HUDA Common Stock Redeemed – April 2024 Extension	(2,315,868)	(2,315,868)	(2,315,868)	(2,315,868)	(2,315,868)
Less: Shares of HUDA Common Stock Redeemed – July 2024 Extension	(3,200)	(3,200)	(3,200)	(3,200)	(3,200)
Less: Shares of HUDA Common Stock Redeemed – October 2025 Extension	(61,492)	(61,492)	(61,492)	(61,492)	(61,492)
Less: Shares of HUDA Common Stock Redeemed – July 2026 Extension	(8,568)	(8,568)	(8,568)	(8,568)	(8,568)
Less: Shares of HUDA Common Stock Redeemed	—	(7,051)	(14,102)	(21,152)	(28,203)
Total Held by Public Stockholders	28,203	21,152	14,102	7,051	—
Founder Shares(1)	1,815,919	1,815,919	1,815,919	1,815,919	1,815,919
Shares to HUDA IPO Underwriter (Chardan)(1)	136,906	136,906	136,906	136,906	136,906
Shares to Board Members and Officers(1)	130,000	130,000	130,000	130,000	130,000
Additional Founder Shares From Conversion of Convertible Notes(2)	123,478	123,478	123,478	123,478	123,478

Number of Shares	Scenario 1 No Redemption	Scenario 2 25% Redemption	Scenario 3 50% Redemption	Scenario 4 75% Redemption	Scenario 5 Maximum Redemption
Conversion of Rights to Public Right holders(3)	1,369,060	1,369,060	1,369,060	1,369,060	1,369,060
Conversion of Rights to Private Right holders(3)	74,300	74,300	74,300	74,300	74,300
Shares to Aiways Europe’s Financial Advisors(4)	—	—	—	—	—
Shares to PIPE Investors(5)	3,450,000	3,450,000	3,450,000	3,450,000	3,450,000
Fully Diluted Shares Outstanding as of June 30, 2026, As Adjusted	7,127,866	7,120,815	7,113,764	7,106,714	7,099,663
HUDA’s Net Tangible Book Value as of June 30, 2026(6)	$(7,893,246)	$(7,893,246)	$(7,893,246)	$(7,893,246)	$(7,893,246)
Adjusted for(7): Trust Account Balance as of June 30, 2026	414,071	310,553	207,035	103,518	—
Payment of Deferred Underwriting Commissions(8)	—	—	—	—	—
Transaction Expenses to be Paid by HUDA(8)	—	—	—	—	—
HUDA’s Net Tangible Book Value as of June 30, 2026, As Adjusted(10)	$(7,479,175)	$(7,582,693)	$(7,686,210)	$(7,789,728)	$(7,893,246)
Net Tangible Book Value Per Share as of June 30, 2026	$(3.739)	$(3.752)	$(3.764)	$(3.777)	$(3.790)
Net Tangible Book Value Per Share as of June 30, 2026, As Adjusted	$(1.049)	$(1.065)	$(1.080)	$(1.096)	$(1.112)
Dilution(9)	$11.049	$11.065	$11.080	$11.096	$11.112

Potential source of dilution excludes transactions that are considered not likely to be effected by HUDA at or prior to the consummation of the Business Combination:

(1)    The Sponsor purchased 1,711,325 HUDA Founder Units for a total of $25,000 and 371,500 HUDA Placement Units at $10.00 per unit, totaling $3,715,000. In total, 2,082,825 units existed prior to the Business Combination. Upon completion of the Business Combination, 136,906 shares will be transferred to Chardan, the underwriter for HUDA. Additionally, 130,000 shares will be distributed to board members and company employees as follows: Warren Wang — 20,000 shares, Lixin Wu — 20,000 shares, Hon Man Yun (Estate) — 20,000 shares, Rodobaldo Duartes — 20,000 shares, Chiang Hsien — 20,000 shares, Hong Chen — 20,000 shares, and Yang Wang — 10,000 shares.

(2)    Upon the completion of the Business Combination, 123,478 shares will be issued in exchange for the conversion of $1,234,779 in promissory notes owed to the Sponsor. The conversion is based on a price of $10.00 per share, net of fair value. The Sponsor has expressed its intent to fully convert the promissory notes into shares.

(3)    Each Unit comprises one share of the Company’s common stock, with a par value of $0.0001 per share, and one Right. Each Right entitles the holder to receive one-fifth (1/5) of a common stock share upon the completion of an Initial Business Combination. As of June 30, 2026, the Company has issued 7,216,800 Rights, which could convert into a total of 1,443,360 shares upon consummation of the Initial Business Combination. Of these, 1,369,060 shares are allocated to public Rights holders, while 74,300 shares are associated with private Rights.

(4)    Upon completion of the Business Combination, Aiways Europe will settle its deferred service fees to financial advisors using its allocated pool of Pubco ordinary shares. The shares will be distributed as follows: Byland Capital Management LLC — 820,000 shares, Bitsea Technology Holding Limited — 820,000 shares, and New York Fortune Corp (NYFC) — 820,000 shares, for a total of 2,460,000 Pubco ordinary shares. HUDA will not be responsible for covering these fees or distributing these shares to Aiways Europe’s financial advisors.

(5)    Upon completion of the Business Combination, a total of 3,450,000 Pubco ordinary shares will be issued to PIPE investors and the shares will be distributed as follows: Hong Kong Chunfeng Co., Limited (HKCF) — 600,000 shares, Elephant Investments Development Centre Limited (EIDC) — 200,000 shares, and Suzhou Yayi Technology Development Co., Limited (SZYY) — 200,000 shares, XABRO — 1,000,000 shares, Parkway System Inc — 200,000 shares, BDO Finance Limited (BDO) — 625,000 shares, and Hainan Development Investment Company Limited (HDI) — 625,000 shares.

(6)    HUDA’s net tangible book value is calculated by total assets minus total liabilities minus ordinary shares subject to redemption.

(7)    HUDA’s net tangible book value was adjusted for trust account balance as a result of different level of redemption.

(8)    Pursuant to the Business Combination Agreement executed on November 22, 2024, the Sponsor and the Sponsor Guarantor shall jointly and severally (i) be solely liable for any HUDA Closing Expenses other than HUDA Pre-Closing Tax Liabilities, which they will pay and satisfy in full as of the Closing in cash or by transfer of Founder Shares or other HUDA Securities or Pubco Securities held by the Sponsor (including the Pubco Ordinary Shares to be issued in exchange for the Converted Sponsor Loans), and HUDA and the Company Entities and their respective Subsidiaries shall not be responsible for any such HUDA Closing Expenses, and (ii) pay for the Required HUDA Pre-Closing Tax Liabilities, which payment will be repaid by or on behalf of Pubco to the Sponsor in cash without interest within one (1) month after the Closing. Pubco and its Subsidiaries will be solely responsible for any HUDA Pre-Closing Tax Liabilities other than the Required HUDA Pre-Closing Tax Liabilities. “HUDA Closing Expenses” is defined as the aggregate amounts (without duplication) payable, as of the Closing and not paid prior to the Closing (including those that are contingent upon the consummation of the Closing), for (i) HUDA’s accrued Transaction Expenses, administrative expenses, Indebtedness and any other Liabilities in respect of costs and expenses incurred by or on behalf of HUDA (including accounting and auditing expenses, legal fees and expenses, trust expenses, leases, printing expenses and other costs and expenses), including any costs and expenses incurred by HUDA in connection with a Transaction Financing (excluding placement agent fees) and the costs of the premiums for the D&O Tail Insurance, (ii) HUDA’s deferred Transaction Expenses (including cash amounts payable to its underwriter and any legal fees) of the IPO, and (iii) any loans owed by HUDA to Sponsor for Transaction Expenses (including deferred Transaction Expenses), other costs and expenses incurred by or on behalf of HUDA, in each case, whether payable in cash or newly issued equity by Pubco, HUDA or the Company. For the avoidance of doubt, HUDA Closing Expenses will not include the Converted Sponsor Loans, the HUDA Bridge Advance or any Pubco SEC filing fees or registration fees. The Sponsor and the Sponsor Guarantor will be responsible for the deferred underwriting commissions in the amount of $2,723,060 as of June 30, 2026, subject to the terms and limitations of HUDA”s liabilities under the Underwriting Agreement dated October 14, 2022. The extent of HUDA’s liability for the deferred underwriting commissions, however, remains governed by the terms of the Underwriting Agreement dated October 14, 2022, and the Sponsor’s involvement does not modify HUDA’s contractual obligations under such agreement.

(9)    Dilution is calculated by subtracting the net tangible book value per share as of June 30, 2026, as adjusted from HUDA’s IPO price per share paid by the original investors ($10.00 per share).

(10)  At the time of execution of the Business Combination Agreement, in light of the possibility that the SPAC may not have sufficient available funds to pay all outstanding tax liabilities, it was agreed that the Sponsor would advance payment of such required pre-closing tax liabilities. Pubco will reimburse the Sponsor for these amounts within one month without interest following the consummation of the Business Combination, in accordance with the terms of the BCA. The estimated pre-closing tax liabilities have already been fully reflected in the calculation of the pro forma net tangible book value per share. The reimbursement to the Sponsor does not further decrease the net tangible book value per share beyond what has already been accounted for in the dilution table.

The HUDA Board’s Reasons for the Business Combination

HUDA was organized for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, or similar business combination with one or more businesses. HUDA has focused on seeking to capitalize on the ability of its management team to identify, acquire and partner with an operating company with an industry-leading management team in the new energy- or environment-related industry for the initial business combination.

The HUDA Board, in evaluating potential targets for the Business Combination, consulted with HUDA’s management and legal, accounting, and financial advisors. In reaching its unanimous resolution, the Board has taken it on itself to limit the scope of its potential targets to those with sound fundamentals, bright growth prospect and strong management so that (i) the de-SPAC process is investment- rather than transaction-driven to be consistent with our traditional fundamental approach to any investment; and (ii) the Business Combination Agreement and the transactions contemplated thereby, including the Business Combination, are advisable, fair to and in the best interests of HUDA and its stockholders.

To recommend that HUDA’s stockholders adopt the Business Combination Agreement and approve the Business Combination and the other transactions contemplated by the Business Combination Agreement, the HUDA Board considered a range of factors, including, but not limited to, those discussed below.

In light of the number and wide variety of factors considered in connection with our evaluations for the Business Combination, the HUDA Board did not consider it practicable to, and did not attempt to, quantify or otherwise assign relative weights to the specific factors that it considered in reaching its determination and making its decision. The HUDA Board as a whole viewed its decision as being based on any and all of the information available and the factors presented to and considered by it, although individual directors may have given different weights to different factors. This explanation of the HUDA Board’s reasons for the Business Combination and all other information presented in this section may be forward-looking in nature and therefore, should be read in light of the factors discussed under “Cautionary Note Regarding Forward-Looking Statements.” Many factors were considered by HUDA, and the factors outlined herein may or may not have been considered by any particular director, member of management, or advisor of HUDA. Whether or not any of these factors outlined herein were considered by any individual board member favorably, the Board nevertheless reached its consensus and voted unanimously to proceed with the Business Combination.

The officers and directors of HUDA have substantial experience in a wide range of industries and are confident that their experience and background, together with the experience of HUDA’s advisors, enabled them to exercise the necessary business judgment to make the determinations regarding the Business Combination. The HUDA Board, before reaching its unanimous decision to recommend the Business Combination to the HUDA stockholders, consulted with HUDA’s advisors and reviewed in detail the information and analyses provided to the HUDA Board by HUDA management, as further described below. The due diligence and analyses conducted by HUDA management and HUDA’s advisors included:

•Meetings and calls with the management team and advisors of Aiways Europe regarding, among other, things, Aiways Europe’s operations and business plans;

•Third-party market studies and diligence reports;

•Financial, tax, legal, IT infrastructure, accounting, operational, business and other due diligence;

•Consultation with Aiways Europe’s management and its legal counsel; and

•Financial analyses and the fairness opinion as presented by KKG to the HUDA Board, as further described in the section entitled “Summary of the Opinion of KKG” below.

As in any investment, the HUDA Board made its decision by adhering to valuing fundamentals, growth and management from a medium- to long-term perspective.

At the conclusion of this process, the HUDA Board determined that similar to all potential business deals, the merger with Aiways Europe presents potential risks. Nevertheless, the benefits outweigh the risks in pursuing the Business Combination with Aiways Europe, as it would overall be an attractive opportunity for HUDA and its stockholders for reasons including, but not limited to, (i) no other company is as well-positioned as Aiways Europe in growing market shares given its established distribution network with strong sales potential with its well-developed distribution network in Europe and 12 distribution hubs already in place; (ii) unmatched price competitiveness in the affordable EV market in Europe; (iii) leadership team with deep industry expertise and (iv) tariff-resilient business model for European expansion.

In addition, based on its review of Aiways Europe’s business plans, and the results of HUDA management’s financial analyses, as further described below, the factors considered by the HUDA Board further included, but were not limited to, the following:

•Good Market Opportunity and Growth Prospects.    The belief that the Business Combination of HUDA and Aiways Europe should result in significant strategic benefits to Pubco, which would benefit HUDA’s stockholders, including access to rapidly evolving market, professional resources and financing opportunities; The global transition to Battery Electric Vehicles (BEVs) is accelerating due to environmental regulations and technological advancements, creating a significant market opportunity for Aiways Europe.

•Established Distribution Network with Strong Sales Potential.    Based on its current business plan, Aiways Europe anticipates that sales to retailers and distributors will represent approximately 78% of revenues, approximately 19% will be generated by direct sales to fleets and rental, and aftersales and options will represent approximately 3% of our revenues.

•Vertical Integration (Sales, Service, Charging, & Fleet Solutions)    Aiways Europe provide a full ecosystem, including: sales & leasing options for businesses and consumers; comprehensive maintenance & repair services, including over-the-air (OTA) updates; fleet charging solutions (e.g., home, public, and fleet charging infrastructure) and battery recycling & second-life solutions for sustainability and cost reduction.

•Strong Partnerships & Exclusive Distribution Rights.    Aiways Europe has a long-standing presence in Europe and has fostered strong connections with key manufacturing and distribution partners. This network facilitates quicker market entry and adaptability compared to the competitors who are still in the planning stages of market entry.

•Strong management team.    Aiways Europe boasts one of the most experienced management teams in the low-end EV segment. Alex Klose, the company’s CEO, was previously the CEO of Volvo and held key leadership roles at BMW, Ford, Jaguar Land Rover, and Volvo, bringing unparalleled industry knowledge and expertise in European automotive markets. The management team includes leaders with deep automotive expertise, such as the tech center head, CFO, and aftersales manager, as well as a business development manager with a background in tech startups. This diverse leadership ensures strategic insight and operational excellence. Aiways Europe’s management team is uniquely positioned and has proven track records in navigating regulatory, operational, and consumer demand dynamics in Europe, setting it apart from other EV startups that lack such experienced leadership.

•Competitiveness in the Affordable EV Market;    Unlike traditional OEMs, Aiways Europe benefits from a cost-effective as well as high quality supply base in China, which, assuming resumption of operations, will optimize product costs while maintaining high-quality standards. Compared to the cheapest EVs currently available, Aiways Europe’s vehicles are typically priced 20% lower, a cost advantage that no other EV manufacturer can currently match. This affordability stems from optimized production costs and efficient supply chain management, allowing Aiways Europe to target price-sensitive consumers and expand its market share rapidly.

•Tariff-Resilient Business Model for European Expansion.    Aiways Europe has a clear competitive advantage by assembling its vehicles in Germany using imported parts. This localized approach exempts Aiways Europe from the heavy tariffs imposed on fully assembled EVs, giving it a significant pricing advantage in the European market. In contrast, competitors importing cars from outside of Europe must raise their prices to compensate for these tariffs, further enhancing Aiways Europe’s relative affordability and market competitiveness.

•Stockholder Liquidity.    The obligation in the Business Combination Agreement to have Pubco Ordinary Shares issued as combination consideration being listed on Nasdaq, a major U.S. stock exchange, which the Board believes has the potential to offer HUDA stockholders enhanced liquidity following the Business Combination, especially when HUDA’s securities have been delisted from NASDAQ

•Lock-Up.    Key Company personnel and Aiways Europe agreed to be subject to lockup provisions of 6 months in respect of their Pubco Ordinary Shares (subject to certain customary exceptions), which would provide important stability to Pubco;

•Fairness Opinion.    On September 27, 2024, HUDA engaged King Kee Appraisal and Advisory Limited for the benefit of its Board in connection with the consideration by the Board of the Business Combination Agreement. Subject to various agreed procedures, terms, conditions, assumptions, qualifications and limitations, KKG valued the Acquired Business and, at the request of the Board, on October 16, 2024, which was subsequently amended on April 16, 2025 and January 16, 2026, rendered its formal written opinion, which we refer to as the “KKG Opinion,” that as of that date the Purchase Price to be paid by HUDA for the Acquired Business as provided in the Business Combination Agreement is fair to HUDA and, through their ownership in HUDA, the Public Stockholders of HUDA from a financial point of view. See discussion under “— The Business Combination Proposal: KKG Opinion.” All descriptions of and disclosures concerning the Second Amended KKG Opinion is qualified in its entirety by reference to the specific text of KKG Opinion, a copy of which is included as Annex D to this proxy statement/prospectus;

•Reasonableness of Consideration.    Following a review of the financial data provided to HUDA, including the Financial Projections (as defined below), and the due diligence of Aiways Europe’s business conducted by HUDA’s management and HUDA’s advisors, and taking into account the opinion received from KKG regarding the fairness of the consideration to be paid by HUDA in the Business Combination, the Board determined that the aggregate consideration to be paid in the Business Combination was fair to HUDA;

•Other Alternatives.    The Board believes, after a thorough review of other business combination opportunities reasonably available to HUDA that the proposed Business Combination represents the most promising potential business combination for HUDA and the most attractive opportunity based upon the process utilized to evaluate and assess other potential acquisition targets. Given the demand for electric and traditional fuel vehicles and Company’s proprietary process, HUDA’s Board believes the Company offers its stockholders the most potential value when compared to other target candidates; and

•Negotiated Transaction; Combination Consideration.    The financial and other terms of the Business Combination Agreement, including the consideration deliverable to the security holders of HUDA thereunder, and the fact that such terms and conditions are reasonable and were the product of arm’s length negotiations between HUDA and Aiways Europe.

In the course of its deliberations, in addition to the various other risks associated with the business of Aiways Europe, as described in the section entitled “Risk Factors” and appearing elsewhere in this proxy statement/prospectus, the HUDA Board also considered a variety of uncertainties, risks and other potentially negative reasons relevant to the Business Combination, including the following:

•Market Risk.    Aiways Europe’s future growth is dependent on the demand for, and upon customers’ willingness to adopt, BEVs. The market for BEVs is still rapidly evolving, characterized by rapidly changing technologies, competitive pricing and competitive factors, evolving government regulation and industry standards, and changing customer demands and behaviors.

•Limited Operation History in the BEV industry.    Aiways Europe is an early-stage company and a new entrant into the fast-developing BEV industry. Its business model has yet to be fully tested. It has a limited operating history on which investors can base an evaluation of its business, results of operations and prospects.

•Revenue Concentration.    Aiways Europe currently depends and expects to continue to significantly depend on revenue generated from a limited number of vehicle models.

•Business Partner Dependency.    Aiways Europe’s business largely depends on its manufacturing partners, such as Aiways China and other manufacturers, and its strategic partners for its product sources and services.

•Business Plans May Not be Achieved.    It is unproven that Aiways Europe has the abilities on schedule and on a large scale to sell, distribute its BEVs, to accurately estimate the demand for products and services, to increase its sales and marketing activities, to improve and maintain its operating efficiency, and to navigate an evolving and complex regulatory environment. The projections are subject to uncertainties due to the effects of economic, business, competitive, regulatory, legislative, and political or other changes.

•The Past Negative Net Cash Flows.    Aiways Europe incurred net losses of €3.4 million and €3.9 million for the fiscal years ended December 31, 2025 and 2024, respectively, and has not been profitable since its inception

•Competition.    Aiways Europe competes with offerings of larger, more established and better-capitalized companies in an intensely competitive market, which is generally cyclical and volatile.

•Litigation.    The possibility of litigation challenging the Business Combination or that an adverse judgment granting permanent injunctive relief could indefinitely enjoin consummation of the Business Combination.

•Readiness to be a Public Company.    As Aiways Europe has not previously been a public company, Aiways Europe may not have all the different types of employees necessary for it to timely and accurately prepare financial statements and reports for filing with the SEC. There is a risk that Aiways Europe will not be able to hire the necessary personnel to timely fill in these gaps or that Aiways Europe’s compliance infrastructure may not be able to keep pace with the increased compliance risks presented by rapid growth.

•International Market Exposure.    Aiways Europe’s operations in international markets may require it to respond to new and unanticipated regulatory, marketing, sales and other challenges that a company would not face in the United States, which expose it to additional risks that could have an adverse effect on its operating results.

•Fees and Expenses.    The fees and expenses associated with completing the Business Combination.

•Closing Conditions.    The fact that the completion of the Business Combination is conditioned on the satisfaction of certain closing conditions that are not within HUDA’s control;

•Exchange Listing.    The potential inability to facilitate the listing of the Pubco’s securities on a national exchange following the Closing.

•Minority Position of Holders of HUDA Common Stock, and HUDA right.    The risk that HUDA stockholders will hold a minority position in Pubco;

•Conflicts of Interest.    The possibility that the HUDA Board may have been influenced by conflicts between what may be in HUDA’s best interests and what may be best for a director’s personal interests, including the possibility that if the Business Combination is not consummated, and HUDA is forced to liquidate because it is unable to consummate another business combination within the timeframe permitted by the Current Charter, the HUDA Founder Shares and Private Units owned by HUDA’s Insiders would be worthless. See the section entitled “The Business Combination Proposal — Interests of the Sponsor and HUDA’s Officers and Directors in the Business Combination.”

•Other Risks Factors.    Various other risk factors associated with the business of Aiways Europe, as described in the section entitled “Risk Factors” appearing elsewhere in this proxy The Board also considered a variety of uncertainties and risks and other potentially negative factors concerning the Business Combination including, but not limited to, the following: The Board also considered a variety of uncertainties and risks and other potentially negative factors concerning the Business Combination including, but not limited to, the following:

•Macroeconomic Uncertainty.    Macroeconomic uncertainty and the effects they could have on Aiways Europe’s revenues and financial performance.

•Redemption Risk.    The potential that a significant number of HUDA stockholders elect to redeem their shares prior to the consummation of the Business Combination and pursuant to the HUDA Certificate of Incorporation, which would potentially make the Business Combination more difficult or impossible to complete;

•Closing Conditions.    The fact that the completion of the Business Combination is conditioned on the satisfaction of certain closing conditions that are not within HUDA’s control;

•Litigation.    The possibility of litigation challenging the Business Combination or that an adverse judgment granting permanent injunctive relief could indefinitely enjoin consummation of the Business Combination;

•Listing Risks.    The challenges associated with preparing the Company, a private entity, for the applicable disclosure and listing requirements to which Pubco will be subject as a publicly traded company on Nasdaq;

•Liquidation of HUDA.    The risks and costs to HUDA if the Business Combination is not completed, including the risk of diverting management focus and resources from other business combination opportunities, which could result in HUDA being unable to effect a business combination by April 18, 2027 unless extended (the “Outside Date”);

•Board and Independent Committees.    The risk that Pubco’s board of directors post-Closing and independent committees do not possess adequate skills set within the context of Pubco operating as a public company;

•Holders of HUDA Common Stock, and HUDA Rights Receiving a Minority Position in Pubco.    The risk that HUDA stockholders will hold a minority position in Pubco;

•Fees and Expenses.    The fees and expenses associated with completing the Business Combination;

The above discussion of the material factors considered by the Board is not intended to be exhaustive, but does set forth the principal factors considered by the Board.

The Board concluded that the potential benefits expected to be achieved by HUDA and its stockholders resulting from the Business Combination outweighed the potentially negative factors associated with the Business Combination. Accordingly, the Board determined that the Business Combination was advisable, fair to, and in the best interests of, HUDA and its stockholders.

Although these factors were evaluated based on the financial information then available to the HUDA Board, the Board subsequently reviewed the audited financial statements for the year ended December 31, 2025 and other updated information, as described below under “Board Reaffirmation,” and reaffirmed its recommendation.

Proposals to be Submitted at the Special Meeting

At the Special Meeting, HUDA’s stockholders will be asked to vote on the following:

•the Business Combination Proposal;

•the Pubco Memorandum and Articles Proposal;

•the Organizational Documents Advisory Proposals;

•the Pubco Director Election Proposal;

•the Equity Incentive Plan Proposal;

•the Insider Letter Amendment Proposal; and

•the Adjournment Proposal.

Please see “The Special Meeting” on page 81 for more information on the foregoing proposals.

Date, Time and Place of The Special Meeting

The Special Meeting will be held virtually on September 14, 2026, at 10:00 AM, Eastern Time, by dialing +1 877-407-3088 (Toll Free). You will need the 12-digit meeting control number that is printed on your proxy card to enter the Special Meeting and cast your vote at www.huda.vote. The Company recommends that you call at least 15 minutes before the Special Meeting to ensure you are called in when the Special Meeting starts.

Purpose Of the Special Meeting

At the Special Meeting, HUDA is asking holders of HUDA Common Shares to:

•consider and vote upon the Business Combination Proposal to, among other things, adopt the Business Combination Agreement and approve the transactions contemplated by the Business Combination Agreement;

•consider and vote upon the Pubco Memorandum and Articles Proposal to adopt the Pubco A&R M&A;

•consider and vote upon the Organizational Documents Advisory Proposals to approve on an advisory and non-binding basis, in the material differences between the HUDA Charter and the Pubco A&R M&A relating to the authorized share capital, the status as blank check company, the number of directors, and the shareholder meeting quorum as described in the other proposals;

•consider and vote upon the Pubco Director Election Proposal to elect directors to the Pubco Board until the 2026 annual meeting of shareholders;

•consider and vote upon the Equity Incentive Plan Proposal to adopt the 2026 Pubco Equity Incentive Plan, to be effective upon the Closing;

•consider and vote upon the Insider Letter Amendment Proposal to approve amendments to the Insider Letter to (i) give Pubco and Aiways Europe rights to enforce the terms of the Insider Letter, (ii) effective as of the Closing, assign the rights and obligations of HUDA under the Insider Letter to Pubco and (iii) provide that up to an aggregate of 3,000,000 Pubco Ordinary Shares issued pursuant to the Business Combination Agreement in exchange for the HUDA Founder Shares, HUDA Private Units, HUDA Private Shares and HUDA Private Rights, when added together with the Pubco Ordinary Shares issued pursuant to the Business Combination Agreement in satisfaction of the Converted Sponsor Loans, will be released from the lock-up periods applicable thereunder; and

•consider and vote upon the Adjournment Proposal to adjourn the Special Meeting to a later date or dates, if necessary or desirable, at the determination of the HUDA Board.

Voting Power, Record Date

As of August 21, 2026, the record date, there were 2,111,028 HUDA Common Shares securities issued and outstanding. As of the record date, the Sponsor owned and was entitled to vote 2,082,825 HUDA Common Shares, or approximately 98.66% of HUDA’s issued and outstanding shares.

Quorum and Vote of HUDA Stockholders

The presence, in person or by proxy, of the holders of no less than a majority of all the issued and outstanding HUDA Common Shares entitled to vote constitutes a quorum at the Special Meeting. Each holder of HUDA Common Shares is entitled to one vote for each such share on each matter properly submitted to the stockholders. Abstentions and broker non-votes will count as present but will not be treated as votes cast. Therefore, they will be the equivalent of a vote “AGAINST” the Business Combination Proposal and the Memorandum and the Pubco Memorandum and Articles Proposal, but will have no effect on the vote count for the other proposals.

The Sponsor has agreed to vote its HUDA Common Shares in favor of the Business Combination Proposal. Such holders have also indicated that they intend to vote their shares in favor of all other proposals being presented at the Special Meeting. As of the Record Date, the Sponsor held 2,082,825 shares of HUDA’s issued and outstanding securities, which constitute approximately 98.66% of the total issued and outstanding HUDA Common Shares.

Pursuant to the HUDA Charter and the DGCL, the proposals presented at the Special Meeting will require the following votes:

•The approval of the Business Combination Proposal will require the affirmative vote of the holders of a majority of the outstanding HUDA Common Shares in order to pass the Business Combination in order for the Business Combination to occur.

•The approval of the Pubco Memorandum and Articles Proposal will require the affirmative vote of the holders of a majority of the outstanding HUDA Common Shares. Notwithstanding the approval of the Pubco Memorandum and Articles Proposal, if the Business Combination is not consummated for any reason, the actions contemplated by the Pubco Memorandum and Articles Proposal will not be effected.

•The approval of the Organizational Documents Advisory Proposals, which are advisory and non-binding, will require the affirmative vote of a majority of the votes cast by holders of HUDA Common Shares, voting together as a single class, at a meeting at which a quorum is present. Notwithstanding the approval of the Organizational Documents Advisory Proposals, if the Business Combination is not consummated for any reason, the actions contemplated by the Organizational Documents Advisory Proposals will not be effected.

•The approval of the Pubco Director Election Proposal will require the vote by a plurality of the HUDA Common Shares present in person by virtual attendance or represented by proxy and entitled to vote at the Special Meeting or any adjournment thereof. Notwithstanding the approval of the Pubco Director Election Proposal, if the Business Combination is not consummated for any reason, the actions contemplated by the Pubco Director Election Proposal will not be effected.

•The approval of the Equity Incentive Plan Proposal will require the affirmative vote of a majority of the votes cast by holders of HUDA Common Shares, voting together as a single class, at a meeting at which a quorum is present. Notwithstanding the approval of the Equity Incentive Plan Proposal, if the Business Combination is not consummated for any reason, the actions contemplated by the Equity Incentive Plan Proposal will not be effected.

•The approval of the Insider Letter Amendment Proposal will require the affirmative vote of a majority of the votes cast by holders of HUDA Common Shares, voting together as a single class, at a meeting at which a quorum is present. Notwithstanding the approval of the Insider Letter Amendment Proposal, if the Business Combination is not consummated for any reason, the actions contemplated by the Insider Letter Amendment Proposal will not be effected.

•The approval of the Adjournment Proposal will require the affirmative vote of a majority of the votes cast by holders of HUDA Common Shares, voting together as a single class, at a meeting at which a quorum is present.

Abstentions and broker non-votes will count as present. but will not be treated as votes cast. Therefore, they will be the equivalent of a vote “AGAINST” the Business Combination Proposal and the Memorandum and the Pubco Memorandum and Articles Proposal, but will have no effect on the vote count for the other proposals.

Redemption Rights

Pursuant to the HUDA Charter, HUDA’s Public Stockholders may elect to have their shares redeemed for cash at the applicable redemption price per share equal to the quotient obtained by dividing (i) the aggregate amount on deposit in the Trust Account as of two business days prior to the consummation of the Business Combination, including interest (net of taxes payable), by (ii) the total number of then-outstanding HUDA Common Shares. As of July 17, 2026, this would have amounted to approximately $11.03 per share.

You will be entitled to receive cash for any Common Stocks to be redeemed only if you:

(i)hold HUDA Common Shares; and

(ii)prior to 5:00 p.m., Eastern Time, on September 10, 2026, (a) submit a written request to the transfer agent that HUDA redeem your HUDA Common Shares for cash and (b) deliver your HUDA Common Shares to the transfer agent, physically or electronically through the Depository Trust Company, or DTC.

Any request for redemption, once made, may be withdrawn at any time up to the closing of the Business Combination. Furthermore, if a stockholder delivered his certificate for redemption and subsequently decided, at any time up the closing of the Business Combination, not to elect redemption, he may simply request that the transfer agent return the certificate (physically or electronically).

If a holder exercises its redemption rights, then such holder will be exchanging its HUDA Common Shares for cash and will no longer own shares of Pubco. Such a holder will be entitled to receive cash for its HUDA Common Shares only if it properly demands redemption and delivers its shares (either physically or electronically) to our Transfer Agent in accordance with the procedures described herein.

A redemption payment will only be made in the event that the proposed Business Combination is consummated. If the proposed Business Combination is not completed for any reason, then Public Stockholders who exercised their redemption rights would not be entitled to receive the redemption payment. In such a case, HUDA will promptly return the share certificates to the Public Stockholder.

Appraisal Rights

No appraisal or dissenters’ rights are available to holders of HUDA Common Shares or HUDA Rights in connection with the Business Combination.

Proxy Solicitation

We are soliciting proxies on behalf of the HUDA Board. This solicitation is being made by mail but also may be made by telephone or in person. HUDA and its directors, officers and employees may also solicit proxies in person, by telephone or by other electronic means. Any solicitation made and information provided in such a solicitation will be consistent with the written proxy statement/prospectus and proxy card. Equity Stock Transfer LLC, a proxy solicitation firm that HUDA has engaged to assist it in soliciting proxies, will be paid its customary fee and out-of-pocket expenses.

If you send in your completed proxy card, you may still vote your shares in person or through the virtual meeting platform if you revoke your proxy before it is exercised at the Special Meeting.

Interests of Certain of HUDA’s Sponsor, Directors and Officers in the Merger

The Sponsor, and HUDA’s executive officers and directors may have interests in the Business Combination that may be different from, or in addition to, the interests of HUDA’s stockholders generally. The HUDA Board was aware of and considered these interests to the extent such interests existed at the time, among other matters, in approving the Business Combination Agreement and in recommending that the Business Combination Agreement and the transactions contemplated thereby be approved by the stockholders of HUDA. These interests include, among other things:

•If the Business Combination with Aiways Europe or another business combination is not consummated by April 18, 2027 (unless extended by HUDA’s stockholders, or such earlier time as the HUDA Board determines), HUDA will cease all operations except for the purpose of winding up, redeeming 100% of the issued and outstanding HUDA Public Shares for cash and, subject to the approval of its remaining shareholders and its board of directors, dissolving and liquidating. In such event, the 1,711,325 HUDA Founder Shares held by HUDA’s Sponsor and its affiliates, including any directors and officers, would be worthless because HUDA’s sponsor and/or its affiliates are not entitled to participate in any redemption or distribution with respect to such shares (although the HUDA Founder Shares have certain rights that differ from the rights of holders of the HUDA Public Shares, the aggregate value of such shares is estimated to be approximately US$21.5 million, assuming the per share value of the shares is the same as the US$12.56 closing price of the HUDA Public Shares on the Nasdaq on July 22, 2024, the last trading day before all HUDA’s securities were halted of trading due to non-compliance with the NASDAQ listing requirements, despite having been purchased for an aggregate of US$25,000). As a result, HUDA’s Sponsor and its affiliates are likely to be able to recoup their investment in HUDA and make a substantial profit on that investment, even if Pubco Ordinary Shares have lost significant value. This means that HUDA’s Sponsor, officers and directors could earn a positive rate of return on their investment, even if HUDA Public Stockholders experience a negative rate of return in Pubco. The Sponsor purchased an aggregate of 371,500 Private Units for an aggregate amount of US$3,715,000 simultaneously with the consummation of the HUDA IPO. Although such securities have certain rights that differ from the rights of holders of the Public Units, the Private Units had an aggregate market value of approximately US$4,254,500, assuming the per share value of the shares is the same as the US$13.40 closing price of the HUDA Public Shares on the Nasdaq on July 22, 2024, the last trading day before all HUDA’s securities were halted of trading due to non-compliance with the Nasdaq listing requirements. If HUDA is unable to complete a business combination by April 18, 2027 (unless extended by HUDA’s stockholders, or such earlier time as the HUDA Board determines), the Private Units will expire worthless and the Sponsor will be unable to recoup its investment in HUDA. On the other hand, if the Business Combination is consummated, each outstanding right underlying the Private Units will be exchanged for 1/5 of one Pubco Ordinary Share and each outstanding common stock underlying the private placement unit will be exchanged for one Pubco Ordinary Share.

•The Sponsor and its affiliates (the “Sponsor Parties”) will lose their entire investment (and potentially any loans or expenses fronted by the Sponsor and its affiliates and permitted transferees) in HUDA if HUDA does not complete a business combination by April 18, 2027 (unless extended by HUDA’s stockholders, or such earlier time as the HUDA Board determines). The Sponsor Parties’ investment in the Company consists of 1,711,325 HUDA Founder Shares for an aggregate of $25,000 (or $0.015 per share). Additionally, the Sponsor and its affiliates have provided loans to HUDA for working capital and extension support, including: (1) a Working Capital Note, as first entered on April 5, 2021, and further amended on April 28, 2021, September 22, 2022 and July 20, 2023, for a principal amount up to One Million U.S. Dollars ($1,000,000) (2) an Extension Note, as first entered on July 18, 2023 in connection with the first amendment, for a principal amount up to Seven Hundred Twenty Thousand U.S. Dollars ($720,000). As of June 30, 2026, the principal of these two convertible notes was $1,234,779. In the event that HUDA does not complete an initial business combination by April 18, 2027 (unless extended by HUDA’s stockholders, or such earlier time as the HUDA Board determines), the Sponsor Parties may lose their entire investment in HUDA and any outstanding loans may not be repaid.

•HUDA’s officers and directors, are entitled to reimbursement of out-of-pocket expenses incurred by them in connection with certain activities on HUDA’s behalf, such as identifying and investigating possible business targets and business combinations. However, if HUDA fails to consummate a business combination within the required time period under its organizational documents, these persons will not have any claim against the Trust Account for reimbursement. Accordingly, HUDA may not be able to reimburse these expenses if the Business Combination with Aiways Europe or another business combination is not completed by April 18, 2027 (unless extended by HUDA’s stockholders, or such earlier time as the HUDA Board determines).

•HUDA’s existing directors and officers will be eligible for continued indemnification and continued coverage under HUDA’s directors’ and officers’ liability insurance after the Business Combination.

Recommendation of the Board to HUDA’s Stockholders

The Board of Directors of HUDA approved the business combination after carefully considering several material factors, including:

•Strategic Fit:    Aiways Europe offers a compelling business model with locally designed, affordable, and homologated BEVs for the European market. The European market adaptation strategy aligns with HUDA’s preference for sustainable growth in the EV sector.

•Valuation:    The acquisition of Aiways Europe at a $410 million valuation was considered attractive based on the target’s position in the BEV market, despite the complexities involved in negotiating the final valuation with Aiways Europe.

•Fairness Opinion:    HUDA obtained a fairness opinion from KKG which concluded that the consideration of $410 million was fair to HUDA’s stockholders from a financial perspective.

•Market Potential:    Aiways Europe’s competitive pricing and local assembly significantly reduce tariff impacts, providing a competitive advantage in the European EV market.

•Risks:    The Board also considered risks related to potential regulatory hurdles, integration challenges, and the ability to execute on projected revenue growth in the highly competitive EV industry.

The HUDA Board has unanimously determined that the Business Combination Proposal and the other proposals to be presented at the Special Meeting are fair to and in the best interests of HUDA and its stockholders; has unanimously approved the Business Combination Proposal; and unanimously recommends that stockholders vote “FOR” the Business Combination Proposal, “FOR” the Pubco Memorandum and Articles Proposal, “FOR” each of the separate Organizational Documents Advisory Proposals, “FOR” each of the director nominees set forth in the Pubco Director Election Proposal, “FOR” the Equity Incentive Plan Proposal, “FOR” each of the director nominees set forth in the Insider Letter Amendment Proposal and, if presented at the Special Meeting, “FOR” the Adjournment Proposal if presented at the Special Meeting.

U.S. Federal Income Tax Considerations

For a discussion summarizing certain U.S. federal income tax considerations in connection with the Business Combination, please see section entitled “Material U.S. Federal Income Tax Considerations” of this proxy statement/prospectus.

Comparison of Rights of Pubco’s Shareholders and HUDA’s Stockholders

If the Business Combination is completed, holders of HUDA Ordinary Shares will become holders of Pubco Ordinary Shares and their rights as shareholders will be governed by Pubco’s organizational documents. Pubco is a BVI company and HUDA is a Delaware corporation. BVI law and ’Pubco’s Amended and Restated Memorandum and Articles of Association will govern the rights of its shareholders, which will differ in certain material respects from HUDA’s certificate of incorporation, as amended. For more information, please see “Comparison of Corporate Governance and Shareholder Rights”.

Emerging Growth Company and Foreign Private Issuer Status

Pubco is and, following the Business Combination, will be an “emerging growth company” as defined in Section 2(a) of the Securities Act, as modified by the JOBS Act. As such, Pubco will be eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in their periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies are required to comply with the new or revised financial accounting standards. Pubco does not intend to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, Pubco, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of Pubco’s financial statements with certain other public companies difficult or impossible because of the potential differences in accounting standards used.

Pubco will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (i) following the fifth anniversary of the consummation of the Business Combination, (ii) in which Pubco has total annual gross revenue of at least $1.235 billion, or (iii) in which Pubco is deemed to be a large accelerated filer, which means the market value of Pubco’s common equity that is held by non-affiliates exceeds $700 million as of the last business day of its most recently completed second fiscal quarter; and (2) the date on which Pubco has issued more than $1.00 billion in non-convertible debt securities during the prior three-year period.

Pubco is and, following the Business Combination, will be a “foreign private issuer” within the meaning of the rules under the Exchange Act. As such, Pubco is exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers, including exemptions from quarterly reporting requirements, proxy rules, and certain insider reporting and short-swing profit regulations. Pubco will be permitted to follow home country practice in lieu of certain Nasdaq corporate governance requirements. See “Risk Factors — Risks Related to Pubco’s Securities” for details.

Anticipated Accounting Treatment

The Business Combination is expected to be accounted for as a reverse recapitalization in accordance with U.S. GAAP. Under this method of accounting, HUDA will be treated as the “acquired” company for financial reporting purposes. The Business Combination will be effectuated through the following main steps: (i) the exchange of all of the issued and outstanding shares held by Aiways Europe shareholders, which is treated as the equivalent of Aiways Europe issuing stock, for the net assets of HUDA, accompanied by a recapitalization; (ii) the merger of Merger Sub with and into HUDA, which is not within the scope of ASC 805 as HUDA does not meet the definition of a business; and (iii) the issuance of Pubco Ordinary Shares pursuant to subscription agreements. The net assets of HUDA will be stated at historical cost, with no goodwill or other intangible assets recorded. Any difference between the fair value of Aiways Europe Ordinary Shares issued and the fair value of HUDA’s identifiable net assets will be recorded as additional paid-in capital.

Comparison of Rights of Pubco’s Shareholders and HUDA’s Stockholders

If the Business Combination is completed, holders of HUDA Ordinary Shares will become holders of Pubco Ordinary Shares and their rights as shareholders will be governed by Pubco’s organizational documents. Pubco is a BVI company and HUDA is a Delaware corporation. BVI law and ’Pubco’s Amended and Restated Memorandum and Articles of Association will govern the rights of its shareholders, which will differ in certain material respects from HUDA’s certificate of incorporation, as amended. For more information, please see “Comparison of Corporate Governance and Shareholder Rights”.

Emerging Growth Company and Foreign Private Issuer Status

Pubco is and, following the Business Combination, will be an “emerging growth company” as defined in Section 2(a) of the Securities Act, as modified by the JOBS Act. As such, Pubco will be eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in their periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies are required to comply with the new or revised financial accounting standards. Pubco does not intend to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, Pubco, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of Pubco’s financial statements with certain other public companies difficult or impossible because of the potential differences in accounting standards used.

Pubco will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (i) following the fifth anniversary of the consummation of the Business Combination, (ii) in which Pubco has total annual gross revenue of at least $1.235 billion, or (iii) in which Pubco is deemed to be a large accelerated filer, which means the market value of Pubco’s common equity that is held by non-affiliates exceeds $700 million as of the last business day of its most recently completed second fiscal quarter; and (2) the date on which Pubco has issued more than $1.00 billion in non-convertible debt securities during the prior three-year period.

Pubco is and, following the Business Combination, will be a “foreign private issuer” within the meaning of the rules under the Exchange Act. As such, Pubco is exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers, including exemptions from quarterly reporting requirements, proxy rules, and certain insider reporting and short-swing profit regulations. Pubco will be permitted to follow home country practice in lieu of certain Nasdaq corporate governance requirements. See “Risk Factors — Risks Related to Pubco’s Securities” for details.

Summary Risk Factors

You should consider all the information contained in this proxy statement/prospectus in deciding how to vote for the proposals presented in this proxy statement/prospectus. In particular, you should consider the risk factors described under “Risk Factors” beginning on page 39. Such risks include, but are not limited to:

Risks Related to the Business Combination and its Effects

•The Sponsor and HUDA’s directors and officers have interests that are different, or in addition to (and which may conflict with), the interests of HUDA’s stockholders, a conflict of interest may have existed in determining whether the Business Combination with Aiways Europe is appropriate as HUDA’s initial business combination. Such interests include that the Sponsor will lose its entire investment in HUDA if the Business Combination is not completed.

•The consummation of the Business Combination is subject to a number of conditions, and if those conditions are not satisfied or waived, the Business Combination Agreement may be terminated in accordance with its terms and the Business Combination may not be completed.

•HUDA stockholders will experience immediate dilution as a consequence of the issuance of Pubco Ordinary Shares as consideration in the Business Combination. Having a minority share position may reduce the influence that HUDA’s current stockholders have on the management of Pubco.

•Investors may not have the same benefits as an investor in an underwritten public offering.

•If the benefits of the Business Combination do not meet the expectations of investors or securities analysts, the market price of Pubco’s securities may decline.

Risks Related to Redemptions and Certain Outstanding Securities of HUDA

•The ability to execute Pubco’s strategic plan could be negatively impacted to the extent a significant number of stockholders choose to redeem their shares in connection with the Business Combination.

•There is no guarantee that a HUDA stockholder’s decision whether to redeem their shares for a pro rata portion of the Trust Account will put the stockholder in a better future economic position.

•Public stockholders who wish to redeem their Public Shares for a pro rata portion of the Trust Account must comply with specific requirements for redemption that may make it more difficult for them to exercise their redemption rights prior to the deadline. If HUDA’s stockholders fail to comply with the redemption requirements specified in this proxy statement, they will not be entitled to redeem their Public Shares for a pro rata portion of the funds held in the Trust Account.

•If a HUDA Public Stockholder fails to receive notice of HUDA’s offer to redeem Public Shares in connection with the Business Combination, or fails to comply with the procedures required to redeem its shares, such shares may not be redeemed.

•A new 1% U.S. federal excise tax may be imposed on HUDA in connection with redemptions of HUDA Common Stock.

•If, before distributing the proceeds in the Trust Account to the HUDA stockholders, HUDA files a voluntary bankruptcy petition or an involuntary bankruptcy petition is filed against HUDA that is not dismissed, the claims of creditors in such proceeding may have priority over the claims of HUDA’s stockholders and the per-share amount that would otherwise be received by HUDA’s stockholders in connection with HUDA’s liquidation may be reduced.

•HUDA’s stockholders may be held liable for claims by third parties against HUDA to the extent of distributions received by them upon redemption of their shares.

•Although the Company inadvertently used a portion of the trust account funds for operating purposes, the matter has been fully remediated and no loss has been incurred by public investors.

Risks Related to Aiways Europe’s Business and Industry

•We have a limited operating history and face significant challenges in the BEV industry, which may render the evaluation of our business and prospects difficult and may increase the risk of your investment.

•We may need to raise additional funds, which may not be available on terms favorable to us or our shareholders or at all when needed. This additional financing may not be available on acceptable terms, or at all. Failure to obtain this necessary capital when needed may force us to delay, limit, or terminate some or all of our operations.

•If we are not able to successfully manage our growth strategy, its business operations and financial results may be adversely affected.

•We depend and expect to continue to significantly depend on revenue generated from a limited number of vehicle models.

•Any adverse change in our cooperation with our business partners could harm our business.

•We have experienced and may in the future experience significant delays in the design, development, manufacture, launch and financing of our vehicles, which could harm our business and prospects.

•We operate in an intensely competitive market, which is generally cyclical and volatile. Should we not be able to compete effectively against our competitors then we are likely to lose market share, which could have a material and adverse effect on our business, financial condition, results of operations and prospects.

•We may incur material losses and costs as a result of warranty claims, product recalls, and product liabilities that may be brought against us.

•We may not succeed in continuing to establish, maintain, and strengthen our brand, and our brand and reputation could be harmed by negative publicity with respect to us, our directors, officers, employees, shareholders, peers, business partners, or our industry in general.

Risks Related to Pubco’s Securities

•The price of Pubco’s securities may be volatile, and the value of its securities may decline.

•Pubco will be a foreign private issuer, and as a result, it will not be subject to U.S. proxy rules and will be subject to Exchange Act reporting obligations that, to some extent, are more lenient and less frequent than those of a U.S. domestic public company.

•You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited.

•A market for Pubco’s securities may not develop or be sustained, which would adversely affect the liquidity and price of Pubco’s securities.

•The issuance of additional share capital in connection with financings, acquisitions, investments, Pubco’s equity incentive plans or otherwise will dilute all other shareholders.

•A significant portion of Pubco’s outstanding ordinary shares may not be immediately resold but may be sold into the market in the near future. This could cause the market price of the Pubco Ordinary Shares to drop significantly, even if Pubco’s business is doing well.

SELECTED HISTORICAL FINANCIAL DATA OF HUDA

HUDA’s balance sheet data as of December 31, 2025, are derived from HUDA’s audited financial statements included elsewhere in this proxy statement/prospectus. HUDA’s statement of operations data for the six months ended June 30, 2026 and 2025, and balance sheet data as of June 30, 2026 are derived from HUDA’s unaudited financial statements included elsewhere in this proxy statement/prospectus.

The historical results presented below are not necessarily indicative of the results to be expected for any future period. You should read carefully the following selected information in conjunction with “HUDA’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and HUDA’s historical financial statements and accompanying footnotes, included elsewhere in this proxy statement/prospectus.

	For the Six Months Ended June 30,
	2026	2025
Operating expenses:
General and administrative expenses	$243,338	$395,266
Reversal of over-accrued franchise tax expense	(191,583)	—
Loss from operations	(51,755)	(395,266)
Other income:
Interest earned on marketable securities held in Trust Account	7,231	22,793
Interest earned on cash account	3,184	1
Other income	10,415	22,794

Income (loss) before income taxes	(41,340)	(372,472)
Provision for income taxes	(3,000)	12,000
Net income (loss)	$(44,340)	$(360,472)

Net income attributable to common stock subject to possible redemption – as adjusted	4,231	34,793
Basic and diluted weighted-average shares outstanding, common stock subject to possible redemption	36,771	98,263
Basic and diluted net income per share, common stock subject to possible redemption – as adjusted	$0.12	$0.35
Net loss attributable to common stockholders	(48,571)	(395,265)
Weighted-average common shares outstanding, basic and diluted	2,082,825	2,082,825
Net loss per share common share, basic and diluted	$(0.02)	$(0.19)

	June 30, 2026	December 31, 2025
ASSETS
Current assets:
Cash and cash equivalents	$349,795	$346,611
Prepaid expenses and other current assets	5,000	5,000
Total current assets	354,795	351,611

Marketable securities held in Trust Account	414,071	406,761
Interest receivable	1,204	1,283
Right-of-use assets, net	26,959	36,814
Total assets	$797,029	$796,469

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable and accrued liabilities	$947,341	$817,509
Franchise tax payable	—	200,000
Income tax payable	940,000	937,000
Excise tax payable	725,989	725,989
Notes payable – bridge loan	1,500,000	1,500,000
Convertible notes payable – related party	1,234,779	1,115,977
Short-term lease liabilities	13,883	13,605
Total current liabilities	5,361,992	5,310,080
Deferred underwriting commissions	2,723,060	2,723,060
Long-term lease liabilities	5,103	12,115
Total liabilities	8,090,155	8,045,255

Commitments and Contingencies (Note 5)
Common stock subject to possible redemption, 36,771 and 36,771 shares at redemption value of $11.03 and $11.03 per share as of June 30, 2026 and December 31, 2025, respectively	$600,120	$595,889

Stockholders’ deficit:
Common stock, par value $0.0001, 200,000,000 shares authorized; 2,082,825 shares issued and outstanding as of June 30, 2026 and December 31, 2025, respectively	209	209
Accumulated deficit	(7,893,455)	(7,844,884)
Total stockholders’ deficit	(7,893,246)	(7,844,675)
Total liabilities, redeemable common stock and stockholders’ deficit	$797,029	$796,469

SELECTED HISTORICAL FINANCIAL DATA OF AIWAYS EUROPE

The balance sheet data of Aiways Europe as of December 31, 2024 and 2025 are derived from the audited financial statements of Aiways Europe included elsewhere in this proxy statement/prospectus. The statement of operations data for the years ended December 31, 2024 and 2025 are derived from the audited financial statements of Aiways Europe included elsewhere in this proxy statement/prospectus. The historical results presented below are not necessarily indicative of the results to be expected for any future period. You should carefully read the following selected information of Aiways Europe and the historical financial statements and accompanying footnotes, which are included elsewhere in this proxy statement/prospectus.

	For the years ended December 31,
	2024	2025
	EUR	EUR	$
Revenues	837,046	340,769	399,926
Cost of revenues	(669,417)	(236,297)	(277,318)
Gross profit	167,629	104,472	122,608
Other operating income	4,126	10,970	12,874
Payroll expenses	(1,915,315)	(1,060,592)	(1,244,711)
Depreciation and amortization	(495,380)	(310,966)	(364,950)
Total operating expenses	(2,410,695)	(1,371,558)	(1,609,661)
Other operating expenses	(1,497,060)	(1,625,521)	(1,907,711)
Operating loss	(3,736,000)	(2,881,637)	(3,381,890)
Other income, net	90,722	48,732	57,192
Interest income	10,527	35	41
Interest expenses	(289,045)	(574,076)	(673,736)
Foreign currency exchange loss	(22)	(9,302)	(10,917)
Loss before income taxes	(3,923,818)	(3,416,248)	(4,009,310)
Income tax expense	—	—	—
Net loss attributable to the Company’s ordinary shareholders	(3,923,818)	(3,416,248)	(4,009,310)

Comprehensive loss
Net loss	(3,923,818)	(3,416,248)	(4,009,310)
Other comprehensive loss
Foreign currency translation adjustment	—	—	—
Comprehensive loss attributable to the Company’s ordinary shareholders	(3,923,818)	(3,416,248)	(4,009,310)

Loss per share:
Ordinary shares – basic and diluted	(1.94)	(1.69)	(1.98)

Weighted average shares outstanding used in calculating basic and diluted loss per share:
Ordinary shares – basic and diluted	2,025,000	2,025,000	2,025,000

	As of December 31, 2024	As of December 31, 2025
	EUR	EUR	$
ASSETS
Current assets:
Cash	40,893	9,905	11,625
Accounts receivable, net	771,881	275,073	322,826
Accounts receivable from related parties	286,240	250,077	293,490
Inventories, net	829,843	417,477	489,951
Bridge loan to third party for business combination transaction	1,381,442	1,280,333	1,502,599
Prepayments and other current assets	665,496	345,087	404,996
Total current assets	3,975,795	2,577,952	3,025,487

Non-current assets:
Property and equipment, net	593,197	81,249	95,354
Operating lease right-of-use assets, net	312,082	206,915	242,835
Intangible assets, net	114,088	64,040	75,157
Deferred transaction costs	—	728,749	855,260
Total non-current assets	1,019,367	1,080,953	1,268,606
Total assets	4,995,162	3,658,905	4,294,093

LIABILITIES AND SHAREHOLDERS’ DEFICIT
Current liabilities:
Long-term borrowings-current portion	3,794,912	4,339,928	5,093,340
Accounts payable	642,732	440,149	516,559
Warranty liabilities – current portion	302,871	213,813	250,931
Accrued expenses and other liabilities	1,402,216	2,449,600	2,874,850
Loan due to a third party	943,886	1,118,838	1,313,069
Operating lease liabilities – current	106,197	126,842	148,862
Accounts payable to related parties	78,736	55,202	64,785
Debt due to related parties	328,500	1,062,385	1,246,815
Total current liabilities	7,600,050	9,806,757	11,509,211

Non-current liabilities:
Operating lease liabilities – non-current	223,477	96,635	113,411
Warranty liabilities – non-current portion	38,242	38,368	45,029
Total non-current liabilities	261,719	135,003	158,440
Total liabilities	7,861,769	9,941,760	11,667,651

Shareholders’ deficit:
Ordinary shares	2,025,000	2,025,000	2,376,540
Additional paid-in capital	29,232,630	29,232,630	34,307,415
Accumulated deficit	(34,124,237)	(37,540,485)	(44,057,513)
Total shareholders’ deficit	(2,866,607)	(6,282,855)	(7,373,558)
Total liabilities and deficit	4,995,162	3,658,905	4,294,093

SELECTED UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL
INFORMATION AND COMPARATIVE PER SHARE DATA

The historical financial information has been adjusted to give pro forma effect to events that are related and/or directly attributable to the Business Combination, are factually supportable, and as it relates to the unaudited pro forma condensed combined statement of operations, are expected to have a continuing impact on them results of Pubco. The adjustments presented on the unaudited pro forma condensed combined financial statements have been identified and presented to provide relevant information necessary for an accurate understanding of Pubco upon consummation of the Business Combination.

The unaudited pro forma condensed combined financial information is for illustrative purposes only. The financial results may have been different had the companies always been combined. You should not rely on the unaudited pro forma condensed combined financial information as being indicative of the historical financial position and results that would have been achieved had the companies always been combined or the future financial position and results that Pubco will experience. Aiways Europe and HUDA have not had any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The unaudited pro forma combined financial information included herein has been prepared using the assumptions below with respect to the potential redemption into cash of HUDA Common Shares:

•Assuming No Redemptions (Scenario 1):    This presentation assumes that no Public Stockholders exercise their right to redeem their Common Shares for their pro rata share of the Trust Account, and thus, the full amount held in the Trust Account as of the Closing is available for the Business Combination;

•Assuming 25% Redemptions (Scenario 2):    This presentation assumes that 25% of Public Stockholders exercise their right to redeem their Public Shares (excluding the Redeemed Public Shares) for their pro rata share of the Trust Account, and thus, the 75% amount held in the Trust Account as of the Closing is available for the Business Combination;

•Assuming 50% Redemptions (Scenario 3):    This presentation assumes that 50% of Public Stockholders exercise their right to redeem their Public Shares (excluding the Redeemed Public Shares) for their pro rata share of the Trust Account, and thus, the 50% amount held in the Trust Account as of the Closing is available for the Business Combination;

•Assuming 75% Redemptions (Scenario 4):    This presentation assumes that 75% of Public Stockholders exercise their right to redeem their Public Shares (excluding the Redeemed Public Shares) for their pro rata share of the Trust Account, and thus, the 25% amount held in the Trust Account as of the Closing is available for the Business Combination; and

•Assuming 100% Redemptions (Scenario 5):    For purposes of this presentation, it is assumed that all remaining issued and outstanding shares of common stock held by Public Stockholders are redeemed in full at an estimated per share redemption price of $11.03, calculated based on the Trust Account balance of approximately $415,000 as of July 17, 2026, after giving effect to estimated taxes and permitted withdrawals.

Included in the shares outstanding and weighted average shares outstanding as presented in the pro forma condensed combined financial statements are (i) the issuance of 38,540,000 Pubco Ordinary Shares to the shareholders of Aiways Europe, (ii) the issuance of 2,143,697 Pubco Ordinary Shares in exchange for the Sponsor’s currently-held HUDA Common Shares and HUDA Rights prior to the effective time of the Business Combination and settlement of all HUDA closing expenses other than pre-closing tax liabilities and loans conversion. The underwriter representative shares and UPO issuable based on the Engagement letter between HUDA and Chardan Dated March 14, 2021, shall be considered a part of the HUDA Closing Expenses as defined in the Business Combination Agreement, dated as of November 22, 2024, by and among HUDA, EuroEV Holdings Limited (“Pubco”), Aiways Merger Sub, Inc., Aiways Automobile Europe GmbH (the “Company”), and Aiways Tech Limited (the “BCA”). (iii) the conversion of each HUDA Common Share issued and outstanding immediately prior to the effective time of the Business Combination into one validly issued Pubco Ordinary Share, (iv) the conversion of each HUDA Right issued and outstanding immediately prior to the effective time of the Business Combination into fifth (1/5) of one Pubco Ordinary Share, (v) the issuance of 136,906 Pubco Ordinary Shares as HUDA’s deferred representative shares to Chardan, (vi) the issuance of 2,460,000 Pubco Ordinary Shares to financial advisors, (vii) the issuance of 3,450,000 Pubco Ordinary Shares to PIPE investors, and (viii) in the maximum redemption scenario, the redemption of all the remaining issued and outstanding HUDA Common Shares held by Public Stockholders are redeemed at a redemption price of $11.03 per share based on the amount held in the Trust Account of approximately $415,000 as of July 17, 2026, and after giving effect to estimated taxes and permitted withdrawals.

As a result of the Business Combination and immediately following the Closing of the Business Combination, assuming no Public Stockholders elect to redeem their shares for cash, former Aiways Europe shareholders will own approximately 80.2% of the outstanding Pubco Ordinary Shares, the former stockholders, units and right holders of HUDA will own approximately 7.6% of the outstanding Pubco Ordinary Shares.

If all HUDA Common Shares subject to possible redemption are redeemed for cash, which assumes the full redemption of HUDA Common Shares held by Public Stockholders after giving effect to payments of estimated transaction expenses and payments to redeeming stockholders, former Aiways Europe shareholders will own approximately 80.2% of the outstanding Pubco Ordinary Shares, the former HUDA stockholders, units and right holders will own approximately 7.6% of the outstanding Pubco Ordinary Shares.

Selected Unaudited Pro Forma Condensed Combined Statement of Operations – for the six months ended June 30, 2026	Pro Forma Combined Assuming No Further Redemptions into Cash	Pro Forma Combined Assuming 25% Redemptions into Cash	Pro Forma Combined Assuming 50% Redemptions into Cash	Pro Forma Combined Assuming 75% Redemptions into Cash	Pro Forma Combined Assuming Maximum Redemptions into Cash
Net revenue	399,926	399,926	399,926	399,926	399,926
Net loss	(31,024,453)	(31,024,453)	(31,024,453)	(31,024,453)	(31,024,453)
Weighted average shares outstanding-basic and diluted	48,127,866	48,120,815	48,113,765	48,106,714	48,099,663
Net loss per share-basic and diluted	(0.64)	(0.64)	(0.64)	(0.64)	(0.65)

Selected Unaudited Pro Forma Condensed Combined Balance Sheet Data as of June 30, 2026
Total assets	27,538,523	27,388,493	27,238,463	27,088,433	26,938,403
Total liabilities	15,107,287	15,107,287	15,107,287	15,107,287	15,107,287
Total shareholders’ equity	12,267,693	12,117,663	11,967,633	11,817,603	11,667,573

COMPARATIVE PER SHARE FINANCIAL INFORMATION

The following table sets forth summary historical comparative share information for HUDA and Aiways Europe, respectively, and unaudited pro forma condensed combined per share information after giving effect to the Business Combination and other events contemplated by the Business Combination Agreement presented under five scenarios:

•Assuming No Redemptions (Scenario 1):    This presentation assumes that no Public Stockholders exercise their right to redeem their Common Shares for their pro rata share of the Trust Account, and thus, the full amount held in the Trust Account as of the Closing is available for the Business Combination;

•Assuming 25% Redemptions (Scenario 2):    This presentation assumes that 25% of Public Stockholders exercise their right to redeem their Public Shares (excluding the Redeemed Public Shares) for their pro rata share of the Trust Account, and thus, the 75% amount held in the Trust Account as of the Closing is available for the Business Combination;

•Assuming 50% Redemptions (Scenario 3):    This presentation assumes that 50% of Public Stockholders exercise their right to redeem their Public Shares (excluding the Redeemed Public Shares) for their pro rata share of the Trust Account, and thus, the 50% amount held in the Trust Account as of the Closing is available for the Business Combination;

•Assuming 75% Redemptions (Scenario 4):    This presentation assumes that 75% of Public Stockholders exercise their right to redeem their Public Shares (excluding the Redeemed Public Shares) for their pro rata share of the Trust Account, and thus, the 25% amount held in the Trust Account as of the Closing is available for the Business Combination; and

•Assuming 100% Redemptions (Scenario 5):    For purposes of this presentation, it is assumed that all remaining issued and outstanding shares of common stock held by Public Stockholders are redeemed in full at an estimated per share redemption price of $11.03, calculated based on the Trust Account balance of approximately $415,000 as of July 17, 2026, after giving effect to estimated taxes and permitted withdrawals.

This information is only a summary and be read in conjunction with the historical financial statements of HUDA and Aiways Europe and related notes that are included elsewhere in this proxy statement/prospectus. The unaudited pro forma combined per share information of HUDA and Aiways Europe is derived from, and should be read in conjunction with, the unaudited pro forma condensed combined financial statements and related notes included elsewhere in this proxy statement/prospectus.

The unaudited pro forma earnings per share information below does not purport to represent the earnings per share which would have occurred had the companies been combined during the period presented, nor earnings per share for any future date or period. The unaudited pro forma combined book value per share information below does not purport to represent what the value of HUDA and Aiways Europe would have been had the companies been combined during the period presented.

June 30, 2026	HUDA	Aiways Europe	Pro Forma Combined Assuming No Further Redemptions into Cash	Pro Forma Combined Assuming 25% Redemptions into Cash	Pro Forma Combined Assuming 50% Redemptions into Cash	Pro Forma Combined Assuming 75% Redemptions into Cash	Pro Forma Combined Assuming Maximum Redemptions into Cash
Net (loss) income and total comprehensive loss	(44,340)	(4,009,310)	(31,024,453)	(31,024,453)	(31,024,453)	(31,024,453)	(31,024,453)
Shareholder’s (deficit) equity	(7,893,246)	(7,373,558)	12,267,693	12,117,663	11,967,633	11,817,603	11,667,573
Book value(1) per share-basic and diluted	(3.79)	(3.64)	0.25	0.25	0.25	0.25	0.24
Weighted average shares outstanding – basic and diluted	2,082,825	2,025,000	48,127,866	48,120,815	48,113,765	48,106,714	48,099,663
Net loss per share – basic and diluted	(0.02)	(1.98)	(0.64)	(0.64)	(0.64)	(0.64)	(0.65)

____________

(1)      Book value per share equals total shareholder’s deficit divided by total weighted-average shares outstanding.

RISK FACTORS

Following the completion of the Business Combination, Pubco will operate in a market environment that is difficult to predict and involves significant risks, many of which are beyond its control. You should carefully consider the risks described below before voting your shares. Additional risks and uncertainties that are not presently known to Aiways Europe and HUDA or that they do not currently believe are important to an investor, if they materialize, also may adversely affect the Business Combination. If any of the events, contingencies, circumstances or conditions described in the following risks actually occur, Following the completion of the Business Combination, Pubco will operate in a market environment that is difficult to predict and involves significant risks, many of which are beyond its control. You should carefully consider the risks described below before voting your shares. Additional risks and uncertainties that are not presently known to Aiways Europe and HUDA or that they do not currently believe are important to an investor, if they materialize, also may adversely affect the Business Combination. If any of the events, contingencies, circumstances or conditions described in the following risks actually occur, Pubco’s business, results of operations and financial condition could be materially and adversely affected. In that case, the trading price of Pubco’s securities or, if the Business Combination is not consummated, HUDA’s common stock, could decline, and you may lose part or all of the value of any Pubco’s securities or, if the Business Combination is not consummated, all or any part of the value of any HUDA Common Shares that you hold.

Risks Related to the Business Combination and its Effects

The Sponsor and HUDA’s directors and officers have interests that are different, or in addition to (and which may conflict with), the interests of HUDA’s stockholders, a conflict of interest may have existed in determining whether the Business Combination with Aiways Europe is appropriate as HUDA’s initial business combination. Such interests include that the Sponsor will lose its entire investment in HUDA if the Business Combination is not completed.

When you consider the recommendation of the HUDA Board in favor of approval of the Business Combination Proposal, you should keep in mind that the Sponsor and HUDA’s directors and officers have interests in such proposal that are different from, or in addition to, those of HUDA’s security holders generally. These interests include, among other things:

•If no business combination is consummated, HUDA will cease all operations except for the purpose of winding up, redeeming 100% of the issued and outstanding HUDA Public Shares for cash and, subject to the approval of its remaining shareholders and its board of directors, dissolving and liquidating. In such event, the ownership of the Sponsor of 1,711,325 shares of HUDA Founder Shares and 371,500 HUDA Private Units, which shares and units would become worthless if HUDA does not complete a Business Combination, as our Sponsor has waived any redemption right with respect thereto. As of January 14, 2025, the market value of the HUDA Founder Shares and Private Placement Units held by the HUDA Sponsor values $26,472,342, if calculated with the closing prices of HUDA Common Shares ($12.56 per share) and HUDA Units ($13.40 per unit) on July 22, 2024, the day prior to the halt of trading of all HUDA securities;

•In connection with the Business Combination, all of Sponsor’s 1,711,325 HUDA Founder Shares, which were purchased for $25,000 (approximately $0.015 per share), and 371,500 HUDA Private Units, which were purchased for $3,715,000 ($10.00 per unit), will be exchanged into substantially equivalent securities of Pubco. HUDA’s obligations under any loans made by the Sponsor to HUDA prior to the Closing, up to an aggregate of One Million Five Hundred Thousand U.S. Dollars ($1,500,000) (the “Converted Sponsor Loans”), will be converted into Pubco Ordinary Shares at a conversion price of Ten U.S. Dollars ($10.00) per Pubco Ordinary Share. As a result, the Sponsor is likely to be able to recoup its investment in HUDA and make a substantial profit on that investment, even if the Pubco Ordinary Shares have lost significant value; the Sponsor could earn a positive rate of return on its investment, even if HUDA Public Stockholders experience a negative rate of return in the post-Business Combination company;

•the Converted Sponsor Loans will not be repaid to Sponsor in Pubco Ordinary Shares and become a complete loss to the Sponsor if HUDA fails to complete an initial business combination and dissolves in a liquidation;

•our Sponsor paid an aggregate of $25,000 for its 1,711,325 HUDA Founder Shares and $3,715,000 for its 371,500 HUDA Private Units. PX Capital Partners L.P., of which our senior advisor Pengfei Xie is the General Partner, is the sole member of Sponsor and as such, has voting and investment discretion with respect to the HUDA Common Shares of record by our Sponsor and may be deemed to have shared beneficial ownership of the HUDA Common Shares held directly by our Sponsor;

•the fact that the Sponsor has agreed not to redeem any of its shares in connection with a stockholder vote to approve the Business Combination Proposal and other proposals;

•the fact that our Sponsor, officers, directors, and/or their affiliates will be reimbursed for out-of-pocket expenses incurred in connection with activities on our behalf, such as identifying potential target businesses and performing due diligence on suitable business combinations; as of January 14, 2025, there are no such accumulated reimbursable out-of-pocket expenses.

Unlike many other blank check companies in which the initial stockholders agree to vote their HUDA Founder Shares in accordance with the majority of the votes cast by the Public Stockholders in connection with an initial business combination, HUDA’s Sponsor have agreed to vote its HUDA Common Stock, as well as any Public Shares purchased during or after HUDA’s initial public offering, in favor of the Business Combination, and own approximately 98.66% of the outstanding HUDA Common Shares. Accordingly, it is more likely that the necessary stockholder approval to complete the Business Combination will be received than would be the case if HUDA’s Sponsor agreed to vote their HUDA Common Stock in accordance with the majority of the votes cast by the Public Stockholders.

The substantial transaction costs of the Business Combination may significantly reduce available cash resources, which may impair Pubco’s post-closing operations or force HUDA to liquidate if the Business Combination is not completed.

HUDA and Aiways Europe are incurring and will continue to incur substantial non-recurring costs throughout the Business Combination process. These expenses include investment banking fees for financial advisory services, legal fees for transaction documentation and due diligence, accounting fees for financial statement preparation and audits, consulting fees for operational and integration planning, employee retention payments, and various regulatory filing fees related to the Business Combination including the preparation and filing of the Registration Statement on Form F-4 of which this proxy statement/prospectus forms a part.

This substantial cash expenditure may significantly reduce the financial resources available to the Pubco following the Business Combination. The reduced cash position may limit working capital available for business operations, restrict Pubco’s ability to pursue growth opportunities, and potentially impair Pubco’s ability to respond effectively to competitive pressures or adverse market conditions.

In addition to the known costs, we anticipate that potential additional expenses may arise from unexpected integration challenges, regulatory compliance requirements, and the need to upgrade systems and processes for public company operations. These additional costs could further strain Pubco’s financial resources and impact its ability to achieve projected financial results.

If the Business Combination is not completed, HUDA will bear responsibility for many of these expenses without achieving the anticipated benefits of the transaction. The payment of such expenses will deplete the Trust Account, potentially leaving insufficient funds to pursue an alternative business combination within HUDA’s required timeframe. In such a scenario, HUDA may be forced to liquidate, and HUDA’s stockholders would receive a pro rata share of the remaining Trust Account balance, which could be substantially less than their initial investment.

The consummation of the Business Combination is subject to a number of conditions, and if those conditions are not satisfied or waived, the Business Combination Agreement may be terminated in accordance with its terms and the Business Combination may not be completed.

Prior to the Closing, various circumstances may require amendments to the Business Combination Agreement, HUDA’s consent to certain actions, or waivers of HUDA’s rights thereunder. Such circumstances may arise from changes in Pubco’s business operations, market conditions, regulatory requirements, or Pubco’s requests to undertake actions that would otherwise be restricted by the Business Combination Agreement. While HUDA retains discretionary authority over these matters, the decision-making process involves potential conflicts of interest, particularly given the financial and personal interests of HUDA’s directors and officers as described in the preceding risk factors and elsewhere in this proxy statement/prospectus. These interests may create situations where the personal considerations of directors or officers diverge from what may be optimal for HUDA and its stockholders, potentially influencing decisions about proposed amendments, consents, or waivers in ways that could materially affect both the terms and completion of the Business Combination. These considerations are significant given the various conditions that must be satisfied for the Business Combination to be completed, including their potential impact on the Trust Account, stockholder redemption rights, and other critical aspects of the transaction.

The Sponsor controls a substantial interest in HUDA and thus may exert a substantial influence as to whether the proposals presented at the Special Meeting, including the Business Combination Proposal, are approved, potentially in a manner that Public Stockholders do not support.

The Sponsor owns approximately 98.66% of the total issued and outstanding HUDA Common Shares and have the right to vote on all of the proposals presented to HUDA’s stockholders at the Special Meeting. Accordingly, the Sponsor may exert a substantial influence on the outcome of the proposals presented at the Special Meeting, including the proposal to approve the Business Combination, potentially in a manner that is not supported by some or all of the HUDA Public Stockholders.

The delisting of our securities from Nasdaq will result in substantially limited trading liquidity, reduced institutional investor interest, and impaired capital raising ability as our securities are not traded in any open market right now, may be forced to trade in over the counter markets.

On January 22, 2025, the Nasdaq Hearings Panel (“Panel”) determined to delist the securities of HUDA from the Nasdaq Stock Market. Under the terms of the Panel’s September 27, 2024 decision, HUDA was required to regain compliance with the minimum total holders requirement of Listing Rule 5450(a)(2); the requirement to maintain a minimum 1,100,000 Publicly Held Shares of Listing Rule 5450(b)(2)(A); the minimum market value of listed securities requirement in Listing Rule 5450(b)(2)(A); and the minimum market value of publicly held shares requirement in Listing Rule 5450(b)(2)(C), by the time of completing a business combination. As HUDA failed to meet the listing requirements within the specified timeframe, accordingly, the Panel determined to delist the HUDA’s securities from Nasdaq and suspended trading in those securities effective at the open of business on January 24, 2025. Nasdaq will complete the delisting by filing a Form 25 Notification of Delisting with the SEC, after applicable appeal periods have lapsed. Nasdaq allowed HUDA to request that the Nasdaq Listing and Hearing Review Council (“NLHRC”) review this decision; management of HUDA decided not to appeal the decision. On July 2, 2025, the Nasdaq Stock Market announced that it will delist the common stock, unit, and rights of Hudson Acquisition I Corp. Nasdaq will file a Form 25 with the Securities and Exchange Commission to complete the delisting. The delisting will become effective ten days after the Form 25 is filed. The Form 25 was filed with the SEC on July 11, 2025.

In the future, HUDA may apply to trade in the over-the-counter (OTC) markets, which typically experience significantly reduced trading volume and liquidity compared to national securities exchanges. This reduced liquidity could make it difficult for stockholders to sell their shares at desired prices or in desired quantities. Additionally, many institutional investors are prohibited by their investment mandates from investing in OTC securities, which could substantially reduce the pool of potential investors and further impair trading liquidity. Furthermore, in the case of our securities trade falling below certain price thresholds in the OTC market, they may be classified as “penny stocks” subject to additional regulatory requirements. These regulations require broker-dealers to provide enhanced disclosures and obtain specific written acknowledgments from customers before executing trades, which often discourages broker-dealers from facilitating transactions in penny stocks altogether. This additional regulatory burden could further reduce trading activity and stockholder ability to realize value from their investments.

The loss of Nasdaq listing would also likely result in reduced coverage by financial analysts and decreased media attention, making it more difficult for investors to obtain accurate and timely information about our company. This decreased visibility could negatively impact investor confidence and trading volume. Additionally, our ability to raise additional capital through future stock offerings could be severely impaired, limiting our financial flexibility and ability to fund operations or pursue growth opportunities.

HUDA’s Delisting from Nasdaq Increases the Risk of Pubco Failing to Obtain Listing Approval.

HUDA has been delisted from Nasdaq after the signing of the Business Combination Agreement but prior to the Closing. While Nasdaq has confirmed that the SPAC’s delisting will not automatically preclude Pubco from obtaining initial listing approval, there remains an increased risk that Pubco may fail to satisfy Nasdaq’s initial listing requirements, which is a condition precedent to Closing.

As a result of the Business Combination, Nasdaq will evaluate the listing eligibility of Pubco under its standard initial listing requirements, including minimum share price, market capitalization, shareholder equity, public float, and corporate governance standards. HUDA’s prior delisting may not directly impact this review, but it could still contribute to perceived risks that may indirectly affect the likelihood of listing approval, including:

•Market and investor confidence concerns, which may impact trading activity and pricing stability

•Regulatory and compliance risks, particularly if the prior delisting was due to governance, reporting, or financial deficiencies;

•Potential Nasdaq inquiries into the circumstances surrounding HUDA’s delisting, which could result in additional scrutiny of Pubco’s eligibility; and

•Extended review periods or additional requirements imposed by Nasdaq that could delay the approval process.

If Pubco fails to meet Nasdaq’s initial listing requirements, the business Combination cannot be consummated, and the transaction may be terminated pursuant to the Business Combination Agreement. In such an event, HUDA may be forced to liquidate and return trust funds to Public Stockholders, potentially resulting in investors receiving less than their original investment and missing out on the opportunity to participate in any appreciation in Pubco’s securities.

HUDA stockholders will experience immediate dilution as a consequence of the issuance of Pubco Ordinary Shares as consideration in the Business Combination. Having a minority share position may reduce the influence that HUDA’s current shareholders have on the management of Pubco.

After the Business Combination, assuming (i) no further redemptions of HUDA Common Shares (ii) all public and private HUDA Rights have been automatically converted to HUDA Common Shares and received Pubco Ordinary Shares at a 5:1 rate, HUDA’s stockholders, including the Sponsor, will own approximately 7.6% of Pubco, and the Aiways Europe’s former shareholders will own 80.2% of Pubco. Assuming all public and private HUDA Rights have been converted at a 5:1 rate, and a redemption by holders of 1,369,060 HUDA Common Shares, which assumes the full redemption of HUDA Common Shares after giving effect to payments to redeeming stockholders, HUDA’s stockholders, including its Sponsor, will own approximately 7.6% of Pubco, and Aiways Europe’s former shareholders will own approximately 80.2% of Pubco. The minority position of the former HUDA’s stockholders will give them limited influence over the management and operations of the post-Business Combination company.

Additionally, Pubco may also, from time to time in the future, issue additional Pubco Ordinary Shares or securities convertible into Pubco Ordinary Shares pursuant to a variety of transactions, including acquisitions. Issuing additional share capital, other equity securities, or securities convertible into equity may dilute the economic and voting rights of HUDA’s existing stockholders, reduce the market price of Pubco Ordinary Shares, or both. Debt securities convertible into equity could be subject to adjustments in the conversion ratio pursuant to which certain events may increase the number of equity securities issuable upon conversion. Preference shares, if issued, could have a preference with respect to liquidating distributions or a preference with respect to dividend payments that could limit Pubco’s ability to pay dividends to the holders of Pubco Ordinary Shares. Pubco’s decision to issue securities in any future offering will depend on market conditions and other factors beyond its control, which may adversely affect the amount, timing, or nature of future offerings. As a result, HUDA stockholders bear the risk that future offerings may reduce the market price of Pubco Ordinary Shares and dilute their percentage ownership.

Investors may not have the same benefits as an investor in an underwritten public offering.

Pubco will become a publicly listed company upon the completion of the Business Combination. The Business Combination is not an underwritten initial public offering of Pubco’s securities and differs from an underwritten initial public offering in several significant ways, which include, but are not limited to, the following:

Like other business combinations, investors will not receive the benefits of the diligence performed by the underwriters in an underwritten public offering. Investors in an underwritten public offering may benefit from the role of the underwriters in such an offering. In an underwritten public offering, an issuer initially sells its securities to the public market via one or more underwriters, who distribute or resell such securities to the public. Underwriters have liability under the U.S. securities laws for material misstatements or omissions in a registration statement pursuant to which an issuer sells securities. Because the underwriters have a “due diligence” defense to any such liability by, among other things, conducting a reasonable investigation, the underwriters and their counsel conduct a due diligence investigation of the issuer. Due diligence entails engaging legal, financial and/or other experts to perform an investigation as to the accuracy of an issuer’s disclosure regarding, among other things, its business and financial results. In making their investment decision, investors have the benefit of such diligence in underwritten public offerings. Pubco investors must rely on the information in this proxy statement/prospectus and will not have the benefit of an independent review and investigation of the type normally performed by an independent underwriter in a public securities offering. While sponsors, private investors and management in a business combination undertake a certain level of due diligence, it is not necessarily the same level of due diligence undertaken by an underwriter in a public securities offering and, therefore, there could be a heightened risk of an incorrect valuation of Pubco and Aiways Europe’s business or material misstatements or omissions in this proxy statement/prospectus.

In addition, because there are no underwriters engaged in connection with the Business Combination, prior to the opening of trading on the trading day immediately following the closing, there will be no traditional “roadshow” or book building process, and no price at which underwriters initially sold shares to the public to help inform efficient and sufficient price discovery with respect to the initial post-closing trades. Therefore, buy and sell orders submitted prior to and at the opening of initial post-closing trading of Pubco securities will not have the benefit of being informed by a published price range or a price at which the underwriters initially sold shares to the public, as would be the case in an underwritten initial public offering. There will be no underwriters assuming risk in connection with an initial resale of Pubco securities or helping to stabilize, maintain or affect the public price of Pubco securities following the closing. Moreover, Pubco will not engage in, and have not and will not, directly or indirectly, request financial advisors to engage in, any special selling efforts or stabilization or price support activities in connection with the Pubco securities that will be outstanding immediately following the closing. In addition, since Pubco will become public through a merger, securities analysts of major brokerage firms may not provide coverage of Pubco since there is no incentive to brokerage firms to recommend the purchase of its common shares. No assurance can be given that brokerage firms will, in the future, want to conduct any offerings on Pubco’s behalf. All of these differences from an underwritten public offering of Pubco’s securities could result in a more volatile price for Pubco’s securities.

In addition, the Sponsor, certain members of the HUDA Board and its officers, as well as their respective affiliates and permitted transferees, have interests in the Business Combination that are different from or are in addition to those of holders of Pubco’s securities following completion of the Business Combination, and that would not be present in an underwritten public offering of Pubco’s securities. Such interests may have influenced the board of directors of HUDA in making their recommendation that HUDA stockholders vote in favor of the approval of the Business Combination Proposal and the other proposals described in this proxy statement/prospectus.

Such differences from an underwritten public offering may present material risks to unaffiliated investors that would not exist if Pubco became a publicly listed company through an underwritten initial public offering instead of upon completion of the merger.

Our actual financial position and results of operations may differ materially from the unaudited pro forma financial information included in this proxy statement/prospectus.

The unaudited pro forma condensed combined financial information included in this proxy statement/prospectus is presented for illustrative purposes only and is not necessarily indicative of what Pubco and Aiways Europe’s actual financial position or what results of operations would have been had the Business Combination been completed on the dates indicated. See “Unaudited Pro Forma Condensed Combined Financial Information” for more information.

If the benefits of the Business Combination do not meet the expectations of investors or securities analysts, the market price of Pubco’s securities may decline.

Following the Business Combination, fluctuations in the price of Pubco’s securities could contribute to the loss of all or part of your investment. Prior to the Business Combination, there has not been a public market for the stock of either Pubco or Aiways Europe and trading in the shares of HUDA’s common stock has been halted. Accordingly, the valuation ascribed to Aiways Europe in the Business Combination may not be indicative of the price that will prevail in the trading market following the Business Combination. If an active market for Pubco’s securities develops and continues, the trading price of Pubco’s securities following the Business Combination could be volatile and subject to wide fluctuations in response to various factors, some of which are beyond Pubco’s control. Any of the factors listed below could have a material adverse effect on your investment in Pubco’s securities and Pubco’s securities may trade at prices significantly below the price you paid for them. In such circumstances, the trading price of Pubco’s securities may not recover and may experience a further decline.

Factors affecting the trading price of Pubco’s securities may include:

•actual or anticipated fluctuations in Pubco’s quarterly financial results or the quarterly financial results of companies perceived to be similar to us;

•changes in the market’s expectations about Pubco’s operating results;

•success of competitors;

•lack of adjacent competitors;

•Pubco’s operating results failing to meet the expectation of securities analysts or investors in a particular period;

•changes in financial estimates and recommendations by securities analysts concerning Pubco or the industries in which Pubco operates in general;

•operating and stock price performance of other companies that investors deem comparable to Pubco;

•Pubco’s ability to market new and enhanced products and services on a timely basis;

•changes in laws and regulations affecting Pubco’s business;

•commencement of, or involvement in, litigation involving Pubco;

•changes in Pubco’s capital structure, such as future issuances of securities or the incurrence of additional debt;

•the volume of Pubco Ordinary Shares available for public sale;

•any major change in Pubco’s board or management;

•sales of substantial amounts of Pubco Ordinary Shares by Pubco’s directors, executive officers or significant shareholders or the perception that such sales could occur; and

•general economic and political conditions such as recessions, interest rates, fuel prices, international currency fluctuations and acts of war or terrorism.

Broad market and industry factors may materially harm the market price of Pubco’s securities irrespective of Pubco’s operating performance. The stock market in general, and the NASDAQ have experienced price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of the particular companies affected. The trading prices and valuations of these stocks, and of Pubco’s securities, may not be predictable. A loss of investor confidence in the market for the stocks of other companies that investors perceive to be similar to Pubco could depress Pubco’s stock price regardless of Pubco’s business, prospects, financial conditions or results of operations. A decline in the market price of Pubco’s securities also could adversely affect Pubco’s ability to issue additional securities and Pubco’s ability to obtain additional financing in the future.

If third parties bring claims against HUDA, the proceeds held in the Trust Account could be reduced and the per share redemption amount received by stockholders may be less than $11.03 per share (based on the Trust Account balance of approximately $415,000 as of July 17, 2026). In such event, HUDA may not be able to complete HUDA’s business combination, and you would receive such lesser amount per share in connection with any redemption of your HUDA Public Shares. None of HUDA’s directors or officers will indemnify HUDA for claims by third parties including, without limitation, claims by vendors and prospective target businesses.

HUDA is currently involved in litigation matters that may affect its business and operations. On November 22, 2024, Alex Don filed a lawsuit against HUDA, PX Global Advisors, LLC, and certain officers of both companies in the Supreme Court of New York, County of New York (Index No. 161040/2024), alleging claims for breach of contract, violations of New York Labor Law § 193(5) for unpaid wages, and retaliatory discharge under New York Labor Law

§ 215 and § 740. The plaintiff seeks approximately $143,000 in alleged unpaid wages, plus additional damages. On November 29, 2024, HUDA and the other defendants filed a countersuit against Alex Don (Index No. 659350/2024), alleging breach of employment contracts, gross negligence, and willful misconduct in connection with the company’s Nasdaq compliance matters, seeking damages of at least $6.5 million. Both cases are in their early stages. While HUDA intends to vigorously defend against the claims and pursue its counterclaims, litigation is inherently uncertain and there can be no assurance of a favorable outcome. An adverse resolution of these matters could have an adverse effect on HUDA’s business, financial condition, and results of operations.

Risks Related to Redemptions and Certain Outstanding Securities of HUDA

The ability to execute Pubco’s strategic plan could be negatively impacted to the extent a significant number of stockholders choose to redeem their shares in connection with the Business Combination.

In the event the aggregate cash consideration FIAC would be required to pay for all of its Public Shares that are validly submitted for redemption exceeds the aggregate amount of cash needed to execute Pubco’s strategic plan, we may be required to arrange for third-party financing including, but not limited to, dilutive equity issuances or the incurrence of indebtedness at high than desirable levels. This may negatively impact Pubco’s ability to execute on their future strategic plan.

There is no guarantee that a HUDA stockholder’s decision whether to redeem their shares for a pro rata portion of the Trust Account will put the stockholder in a better future economic position.

No assurance can be given as to the price at which a stockholder may be able to sell the Pubco Ordinary Shares in the future following the completion of the Business Combination. Certain events following the consummation of the Business Combination may cause an increase in Pubco’s share price, and may result in a lower value realized now than a HUDA stockholder might realize in the future had the stockholder not elected to redeem such stockholder’s shares. Similarly, if a HUDA stockholder does not redeem its shares, the stockholder will bear the risk of ownership of the Pubco Ordinary Shares after the consummation of any Business Combination, and there can be no assurance that a stockholder will be able to sell its Pubco Ordinary Shares in the future for a greater amount than the redemption price set forth in this proxy statement/prospectus. Each HUDA stockholder should consult its own tax and/or financial advisor for assistance on how this may affect its individual situation.

Public stockholders who wish to redeem their Public Shares for a pro rata portion of the Trust Account must comply with specific requirements for redemption that may make it more difficult for them to exercise their redemption rights prior to the deadline. If HUDA’s stockholders fail to comply with the redemption requirements specified in this proxy statement, they will not be entitled to redeem their Public Shares for a pro rata portion of the funds held in the Trust Account.

A Public Stockholder will be entitled to receive cash for any Public Shares to be redeemed only if such Public Stockholder: (i)(a) holds Public Shares; (ii) submits a written request to Equity Stock Transfer, HUDA’s transfer agent, in which it (a) requests that HUDA redeem all or a portion of its Public Shares for cash, and (b) identifies itself as a beneficial holder of the Public Shares and provides its legal name, phone number, and address; and (iii) delivers its share certificates (if any) and other redemption forms (as applicable) to Equity Stock Transfer physically or electronically through DTC. Holders must complete the procedures for electing to redeem their Public Shares in the manner described above prior to 5:00 p.m., Eastern Time, on September 10, 2026 (two business days before the Special Meeting) in order for their shares to be redeemed. In order to obtain a physical share certificate, a Public Stockholder’s broker and/or clearing broker, DTC and Equity Stock Transfer, will need to act to facilitate this request. It is HUDA’s understanding that Public Stockholders should generally allot at least two weeks to obtain physical certificates from the transfer agent. However, because HUDA does not have any control over this process or over DTC, it may take significantly longer than two weeks to obtain a physical stock certificate. If it takes longer than anticipated to obtain a physical certificate, Public Stockholders who wish to redeem their Public Shares may be unable to obtain physical certificates by the deadline for exercising their redemption rights and thus will be unable to redeem their shares.

If the Business Combination is consummated, and if a Public Stockholder properly exercises its right to redeem all or a portion of the Public Shares that it holds and timely delivers its share certificates (if any) and other redemption forms (as applicable) to Equity, then HUDA will redeem such Public Shares for a per-share price, payable in cash, equal to the pro rata portion of the Trust Account, calculated as of two business days prior to the consummation of the Business Combination. Please see the section titled “Special Meeting of Stockholders of HUDA — Redemption Rights” for additional information on how to exercise your redemption rights.

If a Public Stockholder fails to receive notice of HUDA’s offer to redeem Public Shares in connection with the Business Combination, or fails to comply with the procedures required to redeem its shares, such shares may not be redeemed.

If, despite HUDA’s compliance with the proxy rules, a Public Stockholder fails to receive HUDA’s proxy materials, such Public Stockholder may not become aware of the opportunity to redeem his, her, or its Public Shares. In addition, the proxy materials that HUDA is furnishing to holders of Public Shares in connection with the Business Combination describes the various procedures that must be complied with in order to validly redeem the Public Shares. In the event that a Public Stockholder fails to comply with these procedures, its Public Shares may not be redeemed. Please see the section titled “Special Meeting of Stockholders of HUDA — Redemption Rights” for additional information on how to exercise your redemption rights.

A new 1% U.S. federal excise tax may be imposed on HUDA in connection with redemptions of HUDA Common Stock.

On August 16, 2022, the Inflation Reduction Act of 2022 (the “IRA”) was signed into U.S. federal law. The IRA provides for, among other things, a new 1% U.S. federal excise tax on certain repurchases (including certain redemptions) of stock by publicly traded U.S. corporations (“covered corporation”). The excise tax generally applies to stock repurchases occurring after December 31, 2022.

HUDA was delisted from Nasdaq on January 24, 2025 and a Form 25 was filed with the SEC on July 11, 2025 to formally remove its securities from listing and registration. As a result, HUDA’s securities are no longer traded on an established securities market.

The Business Combination is currently expected to be completed in 2026. Because HUDA is not expected to have its securities traded on an established securities market at any time during the 2026 taxable year, there is a reasonable basis, based on the current statutory language and available administrative guidance, to believe that HUDA would not be treated as a “covered corporation” for purposes of the excise tax at the time of any redemptions occurring in connection with the Business Combination.

However, the application of the excise tax in these circumstances is not entirely clear, and no assurance can be given that the excise tax will not apply. In particular, future guidance from the U.S. Department of the Treasury could interpret the definition of “covered corporation” or otherwise apply the excise tax in a manner that could cause such redemptions to be subject to the excise tax.

In addition, the extent to which the excise tax may apply to any redemption of HUDA Common Stock will would depend on a number of factors, including (i) whether the redemption is treated as a repurchase of stock for purposes of the excise tax, (ii) the fair market value of shares redeemed, (iii) the nature and amount of any equity issuances by HUDA in the same taxable year, which may reduce the amount subject to excise tax, and (iv) the interpretation and application of current and future guidance from the U.S. Department of the Treasury.

Since HUDA’s securities were delisted from Nasdaq on July 11, 2025 following the filing of a Form 25, it remains unclear whether HUDA subject to the 1% excise tax imposed on certain stock repurchases by publicly traded corporations after the delisting and deregistration. The application of the excise tax to redemptions of our public shares or to transactions undertaken in connection with the proposed business combination may be subject to differing interpretations and could be challenged by tax authorities.

If the excise tax is determined to apply, it could reduce the funds available to complete the business combination or for distribution to stockholders and could adversely affect the value of our securities. In addition, any dispute or uncertainty regarding the application of the excise tax could result in additional costs or liabilities.

The excise tax is imposed on the repurchasing corporation itself, not on stockholders whose shares are redeemed. Accordingly, any such excise tax could reduce the amount of cash available to HUDA to complete redemptions and could reduce the funds available for operations or distributions following the Business Combination.

If, before distributing the proceeds in the Trust Account to the HUDA stockholders, HUDA files a voluntary bankruptcy petition or an involuntary bankruptcy petition is filed against HUDA that is not dismissed, the claims of creditors in such proceeding may have priority over the claims of HUDA’s stockholders and the per-share amount that would otherwise be received by HUDA’s stockholders in connection with HUDA’s liquidation may be reduced.

If, before distributing the proceeds in the Trust Account to the HUDA stockholders, HUDA files a voluntary bankruptcy petition or an involuntary bankruptcy petition is filed against HUDA that is not dismissed, the proceeds held in the Trust Account could be subject to applicable bankruptcy law, and may be included in HUDA’s bankruptcy estate and subject to the claims of third parties with priority over the claims of HUDA’s stockholders. To the extent any bankruptcy claims deplete the Trust Account, the per-share amount that would otherwise be received by HUDA’s stockholders in connection with HUDA’s liquidation may be reduced.

HUDA’s stockholders may be held liable for claims by third parties against HUDA to the extent of distributions received by them upon redemption of their shares.

Under the DGCL, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. The pro rata portion of the Trust Account distributed to HUDA stockholders upon the redemption of HUDA Common Shares in the event HUDA does not complete its initial Business Combination by up to April 18, 2027 (or such earlier date as determined by the HUDA Board or later date as may be provided by amendment or extension in accordance with the HUDA Charter), may be considered a liquidation distribution under Delaware law. If a corporation complies with certain procedures set forth in Section 280 of the DGCL intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. However, it is HUDA’s intention to redeem its HUDA Common Shares as soon as reasonably possible following April 18, 2027 (or such earlier date as determined by the HUDA Board or later date as may be provided by amendment or extension in accordance with the HUDA Certificate of Incorporation), in the event HUDA does not complete a business combination and, therefore, HUDA does not intend to comply with those procedures.

Because HUDA will not be complying with Section 280, Section 281(b) of the DGCL requires HUDA to adopt a plan, based on facts known to HUDA at such time that will provide for its payment of all existing and pending claims or claims that may be potentially brought against HUDA within the 10 years following its dissolution. However, because HUDA is a blank check company, rather than an operating company, and HUDA’s operations are limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from HUDA’s vendors (such as lawyers, investment bankers, etc.) or prospective target businesses. If HUDA’s plan of distribution complies with Section 281(b) of the DGCL, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would likely be barred after the third anniversary of the dissolution. HUDA cannot assure you that it will properly assess all claims that may be potentially brought against it. As such, HUDA’s stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of HUDA’s stockholders may extend beyond the third anniversary of such date. Furthermore, if the pro rata portion of the Trust Account distributed to the HUDA stockholders upon the redemption of the HUDA Common Shares in the event HUDA does not complete its initial Business Combination by April 18, 2027 (or such earlier date as determined by the HUDA Board or later date as may be provided by amendment or extension in accordance with the HUDA Charter), is not considered a liquidation distribution under Delaware law and such redemption distribution is deemed to be unlawful, then pursuant to Section 174 of the DGCL, the statute of limitations for claims of creditors could then be six years after the unlawful redemption distribution, instead of three years, as in the case of a liquidation distribution.

The potential liabilities, if any, arising from the outstanding representative shares and UPOs will be part of HUDA Closing Expenses, which was assumed by the Sponsor and Sponsor Grantor. But we cannot assure any definitive result would have potential disputes emerged in the course of business combination.

If We Are Deemed to Be an Investment Company, We May Be Required to Register Under the Investment Company Act, Which Could Significantly Impact Our Ability to Complete a Business Combination and Subject Us to Burdensome Regulatory Requirements.

We are a blank check company formed for the purpose of effecting a business combination, and we do not intend to engage in any activities that would require us to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”). Our trust account, which holds the proceeds of our initial public offering, is invested only in U.S. government securities, money market funds that comply with Rule 2a-7 of the Investment Company Act, or cash equivalents. These investments are intended to preserve principal and maintain liquidity while we seek a target for a business combination.

Notwithstanding the foregoing, there is a risk that the SEC or a court could determine that we are an investment company because we are holding a significant amount of securities in the trust account for a prolonged period before completing our business combination. If we were deemed to be an investment company, we could be required to register under the Investment Company Act and comply with its extensive regulations, which could impose significant restrictions on our operations, including:

•Ongoing regulatory compliance obligations that could impose additional costs and burdens on our business;

•Restrictions on our ability to complete a business combination within the time period specified in our charter;

•Limitations on the nature of our investments and the issuance of securities, which could impact our ability to structure our business combination effectively; and

•Potential regulatory enforcement actions, including the possibility of forced liquidation of the trust account and a return of funds to our shareholders.

We intend to complete our business combination within the time period set forth in our Certificate and its Amendments and to limit the duration of our securities holdings to avoid classification as an investment company. However, if we do not complete a business combination within the prescribed timeframe, or if the SEC adopts new guidance or interpretations expanding the definition of an investment company, there is a risk that we could be subject to unanticipated regulatory scrutiny. If we are forced to liquidate or register under the Investment Company Act, our shareholders could experience adverse consequences, including potential delays in the return of funds or additional costs associated with regulatory compliance.

As a result, in such circumstances, unless we are able to modify our activities so that we would not be deemed an investment company, we may abandon our efforts to complete an initial Business Combination and instead liquidate the Company.

We do not believe that our principal activities will subject us to regulation as an investment company under the Investment Company Act. There is currently some uncertainty concerning the applicability of the Investment Company Act to a SPAC, including a company like us. As a result, it is possible that a claim could be made that we have been operating as an unregistered investment company. If we are deemed to be an investment company and subject to compliance with and regulation under the Investment Company Act, we would be subject to additional regulatory burdens and expenses for which we have not allotted funds. As a result, unless we are able to modify our activities so that we would not be deemed an investment company, we may abandon our efforts to complete an initial business combination and instead liquidate the Company. Were we to liquidate, our rights would expire worthless, and our securityholders would lose the investment opportunity associated with an investment in Pubco, including potential price appreciation of our securities.

The funds in the Trust Account have, since the HUDA IPO, been held only in U.S. government treasury obligations with a maturity of 185 days or less or in money market funds investing solely in U.S. government treasury obligations and meeting certain conditions under Rule 2a-7 under the Investment Company Act. To mitigate the risk of us being deemed to be an unregistered investment company (including under the subjective test of Section 3(a)(1)(A) of the Investment Company Act) and thus subject to regulation under the Investment Company Act, we may instruct the trustee to liquidate the U.S. government treasury obligations or money market funds held in the Trust Account and thereafter to hold all funds in the Trust Account in an interest-bearing demand deposit account at a bank until the earlier of the consummation of our initial Business Combination or liquidation. If that is the approach we will follow, we may receive less interest on the funds held in the Trust Account than the interest we would have received pursuant to our original Trust Account investments; however, interest previously earned on the funds held in the Trust Account still may be released to us to pay our taxes, if any, and certain other expenses as permitted. Consequently, any decision to liquidate the investments held in the Trust Account and thereafter to hold all funds in the Trust Account in an interest-bearing demand deposit account at a national bank could reduce the dollar amount our Public Stockholders would receive upon any redemption or our liquidation. Were we to liquidate, our rights would expire worthless, and our securityholders would lose the investment opportunity associated with an investment in Pubco, including any potential price appreciation of our securities.

In the event that we are deemed to be an investment company, despite any change in investments in the Trust Account, we may be required to liquidate the Company, and the longer the period before the investment change, the greater the risk of being considered an investment company.

We may not be able to complete an initial business combination with certain potential target companies if a proposed transaction with the target company may be subject to review or approval by regulatory authorities pursuant to certain U.S. or foreign laws or regulations.

Certain acquisitions or business combinations may be subject to review or approval by regulatory authorities pursuant to certain U.S. or foreign laws or regulations. In the event that such regulatory approval or clearance is not obtained, or the review process is extended beyond the period of time that would permit an initial business combination to be consummated with us, we may not be able to consummate a business combination with such target. In addition, regulatory considerations may decrease the pool of potential target companies we may be willing or able to consider.

Among other things, the U.S. Federal Communications Act prohibits foreign individuals, governments, and corporations from owning more than a specified percentage of the capital stock of a broadcast, common carrier, or aeronautical radio station licensee. In addition, U.S. law currently restricts foreign ownership of U.S. airlines. In the United States, certain mergers that may affect competition may require certain filings and review by the Department of Justice and the Federal Trade Commission, and investments or acquisitions that may affect national security are subject to review by the Committee on Foreign Investment in the United States (“CFIUS”). CFIUS is an interagency committee authorized to review certain transactions involving foreign investment in the United States by foreign persons in order to determine the effect of such transactions on the national security of the United States.

Outside the United States, laws or regulations may affect our ability to consummate a business combination with potential target companies incorporated or having business operations in jurisdictions where national security considerations, involvement in regulated industries (including telecommunications), or in businesses where a country’s culture or heritage may be implicated. Our Sponsor, Hudson SPAC Holding LLC, has only one member, PX Capital Partners, LP (“PX Capital Partners”), an investment firm. Mr. Pengfei Xie is the sole owner of PX Capital Partners. Both Sponsor and PX Capital Partners were founded and beneficially owned by Mr. Pengfei Xie, HUDA’s current Chief Financial Officer. Mr. Pengfei Xie is a US citizen. PX Capital Partners is a Bermuda Limited Partnership, which is entirely owned, controlled, and managed by Mr. Pengfei Xie with no foreign limited partners or controlling interests, Therefore, the Sponsor is not controlled by, nor does it have substantial ties with any non-US person. Accordingly, CFIUS will not consider our Sponsor to be a “foreign person.”

We do not believe the Business Combination with Aiways Europe constitutes a business combination with a U.S. business that may affect national security. Nevertheless, CFIUS may take a different view and decide to block or delay the business combination, impose conditions to mitigate national security concerns with respect to the business combination, order us to divest all or a portion of a U.S. business of Pubco if we had proceeded without first obtaining CFIUS clearance, or impose penalties if CFIUS believes that the mandatory notification requirement applied. Additionally, the laws and regulations of other U.S. government entities may impose review or approval procedures on account of any foreign ownership by the Sponsor.

The foreign ownership limitations, and the potential impact of CFIUS, may prevent us from consummating the business combination with a U.S. target company. If we were to seek an initial business combination other than this business combination, the pool of potential targets with which it could complete an initial business combination may be limited as a result of any such regulatory restriction. Moreover, the process of any government review, whether by CFIUS or otherwise, could be lengthy. Because we have only a limited time to complete an initial business combination, our failure to obtain any required approvals within the requisite time period may require us to liquidate. If we liquidate, our public stockholders may only receive US$11.03 per share (plus any applicable interest accrued). This will also cause you to lose any potential investment opportunity in potential target acquisition and the chance of realizing future gains on your investment through any price appreciation in Pubco, and our warrants will expire worthless.

HUDA has not filed its federal income tax returns or the fiscal years ended December 31, 2022 and December 31, 2023, which could have an adverse effect on Pubco’s financial condition and results of operations following the Business Combination.

HUDA internal control examination revealed that HUDA has not filed its federal income tax returns (Form 1120) with the Internal Revenue Service (IRS) for the fiscal years ended December 31, 2022 and December 31, 2023. The completion of unfiled tax returns may result in payments of tax, interest, and penalties as assessed by the IRS. Until such filings are completed and any related matters are resolved, HUDA cannot determine the full extent of potential tax obligations that may affect Pubco following the Business Combination. While HUDA intends to complete these tax filings, there can be no assurance that the resolution of these tax matters will not have an adverse effect on Pubco’s financial condition and results of operations following the Business Combination.

HUDA has engaged tax accountant to prepare for the federal income tax returns (Form 1120) for the fiscal years ended December 31, 2022 and December 31, 2023. The Form 1120s for the two years were filed on March 29, 2025. The Form of 1120 for 2024 was filed on August 15, 2025.

We may be unable to recover overpayments made to redeeming stockholders in connection with our Extension Meetings, which could adversely affect our cash position or result in reputational or legal risk.

In connection with the redemption of shares pursuant to our First, Second, and Third Extension Meetings held on July 17, 2023, February 15, 2024, and July 5, 2024, respectively, redemption payments were made to public stockholders by Continental Stock Transfer & Trust Company (“CST”), as trustee of our Trust Account, at rates that were later determined to be overstated. The Company had not withdrawn all of the interest that it was entitled to withdraw from the Trust Account to pay tax liabilities prior to calculating the redemption price. As a result, an aggregate overpayment amount of approximately $819,949.42 (the “Aggregate Total Overpayment Amount”) was made to redeeming stockholders.

HUDA has engaged CST to notify affected stockholders and requested the return of the overpaid funds. Subsequent to June 30, 2025, as of June 30, 2026, 44.4% of the total overpaid amount has been recovered, approximately $364,084.26 have been received by CST, $344,506 has been paid to HUDA’s account. As of the date of this filing, the Company is not a party to any legal proceedings arising from the overpayments made to redeeming stockholders.

While the Company currently expects to fully recover the Aggregate Total Overpayment Amount, there can be no assurance that stockholders will return all or any portion of the remaining overpayments. In the event the Overpayment Amount is not fully recovered, the Sponsor has committed, pursuant to the Sponsor Agreement, to pay all pre-closing tax liabilities of the Company. The Sponsor will remit such payment directly to the relevant taxing authorities prior to the consummation of the Business Combination. However, the Company may nonetheless face reputational harm or legal claims relating to the overpayment and attempted recovery.

Risks Related to the Trust Account and Redemption Rights

Although the Company inadvertently used a portion of the trust account funds for operating purposes, the matter has been fully remediated, and no loss has been incurred by public investors.

During the period following the Company’s initial public offering, $452,736 of the funds withdrawn from the Trust Account intended for the payment of taxes was inadvertently used for operating purposes before the corresponding tax payments were made. This use was not in full conformity with the terms of the Investment Management Trust Agreement, which restricts withdrawals from the Trust Account to pay income or franchise taxes or to redeem shares in connection with the Company’s business combination or liquidation.

Upon identification of this matter, the Sponsor paid $452,736 for the applicable tax liabilities with its own funds outside the Trust Account, thereby restoring the intended purpose of the prior withdrawals. As a result, there has been no reduction in the per-share redemption value or diminution of the Trust Account available to public investors. The Company has also strengthened its internal review and approval procedures to prevent similar administrative errors in the future.

While this matter has been fully remediated and did not result in any loss to investors, it highlights the importance of the Company’s internal controls over the use of Trust Account funds. Any future failure to comply with the terms of the Trust Agreement could result in adverse regulatory scrutiny, potential claims, or reputational harm.

Risks Related to Aiways Europe’s Business and Industry

We have a limited operating history and face significant challenges in the BEV industry, which may render the evaluation of our business and prospects difficult and may increase the risk of your investment.

As we only have a limited operating history in the BEV industry, it is difficult to predict our future revenues and appropriately budget for our expenses, and we may have limited insight into trends that may emerge and affect our business. You should consider our business and prospects in light of the risks and challenges that we face as an early-stage company and a new entrant into these fast-developing industries, including our ability to:

•sell, distribute our BEVs and have our BEVs serviced;

•accurately estimate the demand for our products and services:

•enhance our service capabilities to meet customer needs;

•increase our sales and marketing activities;

•expand our design, development, maintenance and repair capabilities;

•attract, retain and motivate talented employees;

•improve and maintain our operating efficiency;

•navigate an evolving and complex regulatory environment;

•manage our growth effectively; and

•Obtain sufficient supply to satisfy our sales.

If we fail to address any or all of these risks and challenges, our business, results of operations and financial condition could be adversely affected. We have a limited operating history on which investors can base an evaluation of our business, results of operations and prospects. It is difficult to predict our future revenue and appropriately budget for our expenses, and we have limited insight into trends that may emerge and affect our business. If actual results differ from our estimates, or if we adjust our estimates in future periods, our results of operations and financial position could be materially affected. The projected financial information appearing elsewhere in this proxy statement/prospectus has been prepared by management and reflects current estimates of future performance. The projected results depend on the successful implementation of management’s growth strategies and are based on assumptions and events over which we have only partial or no control. The assumptions underlying such projected information require the exercise of judgment, and may not even occur. As such, the projections are subject to uncertainties due to the effects of economic, business, competitive, regulatory, legislative, and political or other changes.

Our business model has yet to be fully tested. Any failure to implement our strategic plans could have a material adverse effect on our business, harm our reputation and result in substantial liabilities that exceed our resources.

As a new enterprise, we may encounter difficulties that are beyond our control, including substantial risks and expenses when entering new markets, organizing operations and undertaking marketing activities. We may not be able to estimate the demand for our BEVs accurately, which could result in various inefficiencies in our business and hinder our ability to generate revenue. If we fail to accurately predict supply and demand for our products, or if we fail to invest in talents, technologies and capital equipment to meet market demand, we could incur additional costs or experience delays. In addition, we cannot assure you that our business initiative to roll out light vehicle (L6 and L7) models may prove profitable in the near term or at all. The likelihood of our success must be considered in light of these risks, expenses, complications, delays and the competitive environment in which we operate. We cannot assure you that our business plan will prove successful, and we may not be able to generate significant revenue, raise additional capital or operate profitably.

We will continue to encounter risks and difficulties frequently experienced by companies in the early commercial stage, including scaling up our infrastructure and headcount, as well as unforeseen expenses, difficulties or delays in connection with our growth. In addition, we expect to continue to incur substantial operating expenses without generating sufficient revenue to cover expenditures in the near term. As such, any investment in us may result in the loss of your investment.

We had negative net cash flows from operating activities in the past and have not been profitable, which may continue in the future.

We incurred net losses of €3.4 million and €3.9 million for the fiscal years ended December 31, 2025 and 2024, respectively, and we have not been profitable since our inception. In addition, we had net cash used in operating activities of €1.1 million and €1.3 million for the year ended December 31, 2025 and 2024, respectively. We have made significant up-front investments in research and development, service network, and sales and marketing to establish and expand our business. We expect to continue to invest significantly in these areas to grow our business rapidly, and these investments may not result in an increase in revenue or positive cash flow on a timely basis or at all.

We may not be able to generate sufficient revenues, and we may incur substantial losses for a number of reasons, including insufficient demand for our products and services, increasing competition, challenging macroeconomic environment, and other risks discussed herein. We may also incur unforeseen expenses, or encounter difficulties, complications, or delays in generating revenue or achieving profitability. If we fail to achieve profitability, we may have to reduce the scale of our operations, which will impede our business growth. In addition, our continuous operations depend on our capability to obtain sufficient external equity or debt financing. If we do not succeed in doing so, we may need to curtail our operations, which could adversely affect our business, results of operations and financial position.

We may need to raise additional funds, which may not be available on terms favorable to us or our shareholders or at all when needed. This additional financing may not be available on acceptable terms, or at all. Failure to obtain this necessary capital when needed may force us to delay, limit, or terminate some or all of our operations.

The design and sale of our BEVs is a capital-intensive business. Our business plan to promote the design and sales of our BEVs will require continued capital investment to fund operations, continue research and development activities and improve facilities. In particular, the restart of production of the Aiways products will require capital, which Aiways China may not be able to receive and Aiways Europe may not be able to support such funding requirements. We cannot assure you that we will have access to additional capital required for our operations on favorable terms when required or at all. If we cannot raise additional funds when we need them, our business, prospects, results of operations and financial condition could be materially and adversely affected. We may raise funds by issuing debt securities or through loan arrangements, which could come with high-interest payments, covenants that restrict our business, or other unfavorable terms. We may also raise funds by issuing additional equity securities, which could dilute our existing shareholders.

As of December 31, 2025, Aiways Europe’s cash and cash equivalents were $11,625. Upon the completion of the Business Combination, based upon its currently expected level of operating expenditures, Aiways Europe has substantial doubt whether its existing cash and cash equivalents will be sufficient to fund its operations for the next 12 months. Please see the risk factor below titled “There is substantial doubt about our ability to continue as a going concern.…” In addition, Aiways Europe’s operating plans may change as a result of many factors that may currently be unknown to it, and Aiways Europe may need to seek additional funds sooner than planned. Aiways Europe’s future funding requirements will depend on many factors, including but not limited to: restart of operations in China and levels of sales under the UPower and Zhidou contracts.

As of the date of this proxy statement/prospectus, other than the PIPE Investment, the parties do not have any debt or equity financing commitment in place for Pubco, and neither HUDA nor Aiways Europe can give any assurance that any such financing can or will be obtained on acceptable, if any, terms. The anticipated financings under the Business Combination Agreement have not yet occurred. Although the parties have and will continue to seek to obtain PIPE or other financing for Pubco to be funded contemporaneously with the Closing of the Business Combination, neither HUDA nor Aiways Europe can give assurance as to the availability or terms of any such financing. Furthermore, any additional fundraising efforts may divert Pubco’s management from its day-to-day activities, which may adversely affect Pubco’s business and operating results.

If we are unable to obtain funding on a timely basis, we may be required to significantly curtail, delay, or discontinue some or all of our operations, or be unable to expand its operations or otherwise capitalize on its business opportunities, as desired, which could materially affect its business, financial condition, and results of operations.

Our failure to secure new contracts may adversely affect our business operations and financial results.

Our business depends in large part on our ability to secure contracts with dealers and customers. Contract proposals and negotiations are complex and frequently involve a lengthy negotiation and selection process, which is affected by a number of factors. These factors include market conditions, demonstrating to potential customers that our solutions can work for them, financing arrangements, and any required governmental approvals. If negative market conditions arise, and we cannot sell out vehicles, or we fail to secure adequate financial arrangements or any required government approvals, we may not be able to pursue particular projects, which could adversely affect our ability to generate revenue. If we fail to complete a project in a timely manner, miss a required performance standard, or otherwise fail to adequately perform on a project, then we may incur a loss on that project, which may result in increased losses.

Our engagements will involve complex projects. The quality of our performance on such projects depends in large part upon our ability to manage the relationship with our clients and our ability to effectively manage the project and deploy appropriate resources, including third-party contractors and our own personnel, in a timely manner. If a project is not completed by the scheduled date or fails to meet required performance standards, we may either incur significant additional costs or be held responsible for the costs incurred by the client to rectify damages due to late completion or failure to achieve the required performance standards. The performance of projects can be affected by a number of factors, including unavoidable delays from suppliers and subcontractors, government inaction, public opposition, inability to obtain financing, weather conditions, unavailability of vendor materials, changes in the project scope of services requested by our clients, industrial accidents, environmental hazards and labor disruptions. To the extent these events occur, the total costs of the project could exceed our estimates and we could incur a loss on a project, which would have an adverse effect on our business, results of operations and financial condition. Further, any defects or errors, or failures to meet our clients’ expectations, could result in claims for damages against us.

If we are not able to successfully manage our growth strategy, its business operations and financial results may be adversely affected.

Our expected future growth presents numerous managerial, administrative and operational challenges. In addition, all of our current contracts are for projects located outside of the United States, adding to the complexity of our operations. Our ability to manage the growth of our operations will require us to continue to develop and improve our management information systems and our other internal systems and controls. In addition, our growth will increase our need to attract, develop, motivate, and retain both our management and employees. The inability of our management to effectively manage our growth or the inability of our employees to achieve anticipated performance could have a material adverse effect on our business.

There is substantial doubt about our ability to continue as a going concern.

Our audited financial statements for the fiscal years ended December 31, 2025 and 2024 contain an explanatory paragraph regarding substantial doubt about our ability to continue as a going concern based on our net loss, negative cash flow used in operations and our working capital level. In addition, we have incurred, and expect to continue to incur, significant costs and negative cash flows during our business expansion. These conditions raised substantial doubts about our ability to continue as a going concern. Our audited financial statements for the fiscal years ended December 31, 2025 and 2024 do not include any adjustments that might result from the outcome of this uncertainty.

We intend to pursue private financing of debt or equity. There can be no assurances, however, that the current operating plan will be achieved or that additional funding will be available on terms acceptable to us, or at all. Our future capital requirements depend on many factors including our growth rate, the continuing market acceptance of our offerings, the timing and extent of spending in research and development our efforts to strengthen our services abilities, the expansion of sales and marketing activities, and the expansion and penetration of our business into different geographies and markets. We may, however, need additional cash resources in the future if we experience changes in business conditions or other developments, or if we find and wish to pursue opportunities for investment, acquisition, capital expenditure or similar actions. If we determine that our cash requirements exceed the amount of cash and cash equivalents we have on hand at the time, we may seek to issue equity or debt securities or obtain credit facilities. The issuance and sale of additional equity would result in further dilution to our shareholders. The incurrence of indebtedness would result in increased fixed obligations and could result in operating covenants that would restrict our operations. Our obligation to bear credit risk for certain financing transactions we facilitate may also strain our operating cash flow.

Future financial statements may include an explanatory paragraph with respect to our ability to continue as a going concern. Moreover, the going concern opinion contained in our audited financial statements for the fiscal years ended December 31, 2025 and 2024 could materially limit our ability to raise additional funds through the issuance of equity or debt securities or otherwise.

We depend and expect to continue to significantly depend on revenue generated from a limited number of vehicle models.

Our business heavily depends on the sales and success of our existing vehicle models, the U5 and the U6. We, together with our collaborating vehicle manufacturers, are developing a van, an L7 light vehicle, a sedan among other products. If our product variety and release cycles do not meet customer expectations, or if our vehicles cannot be produced on our projected timelines and cost and volume targets in collaboration with vehicle manufacturers, our future sales will be adversely affected. As we will primarily depend on a limited number of models for the foreseeable future, any particular model that is not well-received by the market could materially and adversely affect our sales, and consequently, our business, results of operations and financial condition.

Manufacturing in collaboration with partners is subject to risks.

We partner with Aiways China and other partners for the manufacturing of our BEVs. Collaboration with third parties for the manufacturing of vehicles is subject to certain operational risks that may be beyond our control. We could experience production and delivery delays if our contract manufacturers do not meet agreed-upon timelines or experience capacity constraints. The production volume could fall short of our expectations if our contract manufacturers encounter financial difficulties or operational challenges. We may also have disputes with contract manufacturers. In addition, we and our brand image could be affected by adverse publicity or public sentiment regarding our contract manufacturers, whether or not such publicity or public sentiment is related to their collaboration with us. Furthermore, we rely on our contract manufacturers to uphold our quality standards, and therefore, we cannot assure you that we will successfully maintain quality standards. If the contract manufactures fail to maintain necessary approvals or certificates for vehicle manufacturing or for the manufacturing of specific products or fail to obtain new approvals or certificates for our future products, we could experience product supply interruption and may involve in disputes with contract manufacturers and/or our customers, which could have a material impact on our business.

If we are unable to renew the agreements with our existing contract manufacturers or enter into agreements with alternative partners on acceptable terms and conditions, we may need to identify additional or alternative suppliers. This shift brings substantial uncertainty regarding our capability and the timetable to achieve it. Transitioning to new third-party manufacturers, or alternatively building our own capacity, might be more time-consuming and costly than expected, especially ensuring that the vehicles produced meet our quality and regulatory standards.

Any adverse change in our cooperation with our business partners could harm our business.

Strategic business relationships are and will continue to be an important factor in the growth and success of our business. We have formed alliances and partnerships with other companies across various industries to support our business initiatives. For example, we have established strategic collaboration with vehicle manufacturers for mass production of our BEVs. Our ongoing success depends on maintaining these relationships and forging new ones, especially with partners offering key components and parts, manufacturing, and distribution services. If we are unable to maintain the existing partnerships, or if we fail to identify and negotiate additional ones that are essential to our future expansion or success on favorable terms or at all, we may incur increased costs to develop and provide these capabilities on our own, and our business, results of operations and financial condition could be materially and adversely affected.

Collaboration with third parties is subject to challenges and risks, some of which are beyond our control. For example, certain collaboration agreements grant our partners or us the right to terminate such agreements for cause or without cause, including in some cases by paying a termination for convenience fee. In addition, such agreements have in the past and may in the future contain certain exclusivity provisions which, if triggered, could preclude us from working with other businesses with superior technologies or other preferred business partners.

We could experience delays in the development or delivery of products and services that we collaborated in developing if our business partners do not meet agreed-upon timelines or experience capacity constraints. We could also have disagreements with our business partners in budget or funding for any joint development project. Disputes with business partners, including with respect to intellectual property rights, could arise in the future. Moreover, if our existing collaborations were to be terminated, we may be unable to find alternative ones on terms and conditions acceptable to us in time, or at all. Any of the foregoing could adversely affect our business, results of operations and financial condition.

We rely on our strategic partners for servicing our vehicles and on their systems. If we or our strategic partners are unable to adequately address the service requirements of our customers, our business, prospects, financial condition and results of operations may be materially and adversely affected.

Our strategic partners have limited experience servicing or repairing our vehicles. This risk is enhanced by our limited operating history and its limited data regarding its vehicles’ real-world reliability and service requirements. Servicing electric vehicles is different than servicing vehicles with internal combustion engines and requires specialized skills, including high voltage training and servicing techniques. As such, there can be no assurance that our service arrangements adequately address the service requirements of our customers to their satisfaction, or that we and our servicing partners have sufficient resources, experience or inventory to meet these service requirements in a timely manner as the volume of vehicles we deliver increases. In addition, if we are unable establish a widespread service network that provides satisfactory customer service, our customer loyalty, brand and reputation could be adversely affected, which in turn could materially and adversely affect our sales, results of operations, prospects and financial condition.

Our customers will also depend on our customer support team to resolve technical and operational issues relating to the integrated software underlying our vehicles. As we grow, additional pressure may be placed on our customer support team or partners, and we may be unable to respond quickly enough to accommodate short-term increases in customer demand for technical support. We also may be unable to modify the future scope and delivery of our technical support to compete with changes in the technical support provided by our competitors. Increased customer demand for support, without corresponding revenue, could increase costs and negatively affect our results of operations. If we are unable to successfully address the service requirements of our customers, or if we establish a market perception that we do not maintain high-quality support, our brand and reputation could be adversely affected, and we may be subject to claims from our customers, which could result in loss of revenue or damages, and our business, results of operations, prospects and financial condition could be materially and adversely affected.

We have experienced and may in the future experience significant delays in the design, development, manufacture, launch and financing of our vehicles, which could harm our business and prospects.

Any delay in the financing, development, design, manufacture and launch of our vehicles, including planned future models, and any future electric vehicles could materially damage our business, prospects, financial condition and results of operations. Automobile manufacturers often experience delays in the development, design, manufacture and commercial release of new vehicle models, and we have experienced in the past, and may experience in the future, such delays with regard to our vehicles. For example, since February 2023, we have experienced a suspension of production for Aiways vehicles by Aiways China. While we intended a relaunch of the U6 in 2023, the stoppage has continued and we are planning a strategic restart of the operations of Aiways Europe with products from Aiways and other suppliers in 2027 (Aiways China is planning their production in the Shangrao plant to re-start in the second half of 2027). Our plan to commercially manufacture and sell our vehicles is dependent upon the timely availability of funds, upon Aiways China’s finalizing of the related development, component procurement, testing, build-out and manufacturing plans in a timely manner and also upon the ability to execute these plans within the planned timeline or our ability to engage other third party manufacturers and such manufacturers’ ability to properly perform such functions. Though Aiways China is planning the re-start of the stamping and welding operations, which would be key for Aiways Europe to re-start prior to the Closing of the Business Combination without self-funding, such self-funding from Aiways Europe might be necessary if there are further delays from Aiways China. Prior to mass production of new models, we will also need the vehicles to be fully approved for sale according to differing requirements, including but not limited to regulatory requirements, in the different geographies where we intend to launch our vehicles.

Furthermore, we rely on strategic partners and suppliers for the provision and development of many of the key components, technology and materials used in our vehicles. To the extent our strategic partners or suppliers experience any delays in providing us with or developing necessary components, technology and materials, we could experience delays in delivering on our timelines. Any significant delay or other complication in the development, manufacture, launch and production ramp of our future products, features and services, including complications associated with expanding our production capacity and supply chain or obtaining or maintaining related regulatory approvals, or the inability to manage such ramps cost-effectively, could materially damage our brand, business, prospects, financial condition and results of operations.

We anticipate high future growth periods, which may be unrealistic, given the assumptions as to future events.

We believe our future revenue growth depends on a number of factors, including, but not limited to, our ability to:

•execute sales under our new contracts;

•attract new suppliers;

•successfully realize the benefits from our third-party partnerships and collaborations;

•maintain compliance with existing and comply with new applicable laws and regulations, including new tax rates and tariffs;

•hire adequate quality personnel to support our growth;

•price our products effectively so that we are able to attract customers;

•successfully compete against our current and future competition; and

•maintain service levels and consistent quality of our products.

We have also encountered in the past, and expect to encounter in the future, risks and uncertainties frequently experienced by growing companies in the BEV space. If our assumptions regarding these risks and uncertainties, which we use to plan and operate our business, are incorrect or change, or if we do not address these risks successfully, our growth rates may slow and our business could suffer. There is no assurance our growth will continue.

The growth we have experienced and expect to continue to experience has placed and will continue to place significant demands on our management, financial, operational, technological and other resources. The anticipated growth and expansion of our business depends on a number of factors, including our ability to increase awareness of our brand and successfully compete with other companies; price our products effectively so that we are able to attract new consumers and expand sales to our existing consumers; expand our supplier network; and maintain quality control over our product offerings.

Our sales increase may be slower than we anticipate due to delays in production or shipping from our suppliers, delays in logistics, and it might be due to our inability to physically distribute vehicles in Europe. It might also be due to our inability to hire the required personnel at the rate that we need to sustain the anticipated growth rate and to secure the number of dealers required to deliver such growth. Finally, it could be due to a delayed reaction of the market to our product, as car purchases comprise a lengthy process for any consumer.

Such growth and expansion of our business places significant demands on our management and operations teams and requires significant additional resources, financial and otherwise, to meet our needs, which may not be available in a cost-effective manner, or at all. We expect to continue to expend substantial resources on marketing efforts to increase brand awareness; and general administration, including increased finance, legal, and accounting expenses associated with being a public company.

These investments may not result in the growth of our business. Even if these investments do result in the growth of our business, if we do not effectively manage our growth, we may not be able to execute on our business plan, respond to competitive pressures, take advantage of market opportunities, satisfy consumer requirements or maintain high-quality product offerings, any of which could adversely affect our business, financial condition, results of operations and prospects.

We are also required to manage numerous relationships with vendors and other third parties. If we are unable to manage such relationships and the growth of our organization effectively, our business, financial condition, results of operations and prospects may be adversely affected.

The Financial Projections are subjective in many respects. As a result, there can be no assurance that the Financial Projections will be realized or that actual results will not be significantly lower than estimated.

The HUDA Board considered, and recognized as part of its review and evaluation, the possibility that some of the assumptions underlying the Financial Projections would not materialize. Given our revenue model and the significant projected growth, there is a risk that these projections may not be realized and may reflect assumptions that prove unrealistic. As such, reliance on these projections could result in inflated valuation conclusions. Neither Aiways Europe’s management nor HUDA representatives has made or makes any representations to any person regarding the ultimate performance of Aiways Europe relative to the Financial Projections. The Financial Projections are not fact nor a guarantee of actual future performance. The future financial results of Aiways Europe may differ materially from those expressed in the Financial Projections due to factors beyond Aiways Europe ability to control or predict. The Financial Projections involve forward-looking estimates that may not materialize as expected. Several risks could impact performance, including variability in reseller and user adoption rates. If reseller participation grows at a slower pace than anticipated, revenue projections may need to be adjusted.

External macroeconomic and regulatory conditions, such as supply chain disruptions, economic downturns, and changes in regulatory requirements, may also influence financial performance. Additionally, if actual business expansion differs from projections, the post-Business Combination valuation may be affected.

We encourage you to review the financial statements of Aiways included elsewhere in this proxy statement/prospectus, as well as the financial information in the section entitled “Unaudited Pro Forma Condensed Combined Financial Information” in this proxy statement/prospectus and to not rely on any single financial measure.

Our business relies to a large extent on the re-start of production in the Aiways Plant in Shangrao, and alternative sources of vehicles. Failure of Aiways China to re-commence production and lack of adequate alternative supply could adversely affect our business.

Until its shutdown in 2023, we relied solely on Aiways China for supply of our vehicles. Aiways China has informed us that they will be able to re-start production following funding of around $6 million, for which there is currently no confirmed funding arrangement. We project that Aiways China will initially provide us with bodies in white (BIW), which requires re-starting the stamping and welding operations, but not full operations. Following receipt of such BIWs, we would assemble such BIWs into vehicles in Europe. We anticipate the process of re-starting the production and assembly in Europe would take 9 months and will require a minimum of approximately $15 million. However, if such process takes longer than 9 months, or we do not receive adequate funding, we may be unable to manufacture these Aiways vehicles in Europe in 2026 and would not generate any revenue from these vehicles during such period.

Prior to restarting production of Aiways vehicles, we will be required to rely substantially on our third party partners (UPower and Zhido), with which we have just commenced collaboration in 2025. Operations of this business will require approximately $3 million through mid-2026. The supply from these partners may be lower than expected, or their quality could be lower than expected, which could adversely impact our revenues during this interim period. If, due to delays in the restarting of the Aiways China operations, we are required to rely on these suppliers for a longer period than anticipated, or if we are unable to receive the required funding for these alternatives, our business would be adversely impacted.

Increases in costs, disruption of supply or shortage of materials, in particular for lithium-ion cells or semiconductors, could harm our business. We will need to maintain and significantly grow its access to battery cells and control its related costs.

As we produce our vehicles, we may experience increases in the cost of or a sustained interruption in the supply or shortage of materials. Any such increase, supply interruption or shortage could materially and adversely impact our business, results of operations, prospects and financial condition. The production of our vehicles requires lithium-ion cells and semiconductors from suppliers, as well as other materials such as aluminum, steel, nickel, copper, neodymium and praseodymium. The prices for these materials fluctuate, and their available supply may be unstable, depending on market conditions, inflationary pressure and global demand for these materials, including as a result of increased production of electric vehicles and energy storage products by our competitors, and could adversely affect our business and results of operations. Our ability to manufacture our vehicles will depend on the continued supply of battery cells for the battery packs used in our products. We have limited flexibility in changing battery cell suppliers, and any disruption in the supply of battery cells from such suppliers could disrupt production of our vehicles until a different supplier is fully qualified. In particular, we are exposed to multiple risks relating to lithium-ion cells. These risks include:

•the inability or unwillingness of current battery manufacturers to build or operate battery cell manufacturing plants to supply the numbers of lithium-ion cells required to support the growth of the electric vehicle industry as demand for such cells increases;

•an increase in the cost, or a decrease in the available supply, of materials, such as lithium, used in lithium-ion cells;

•disruption in the supply of cells due to quality issues or recalls by battery cell manufacturers; and

•fluctuations in the value of any foreign currencies, and RMB, USD or EUR in particular, in which battery cell and related raw material purchases are or may be denominated.

An increase in the prices of materials used in our business could adversely affect our business.

Our ability to manufacture our vehicles depends on continuing access to semiconductors and components that incorporate semiconductors. A global semiconductor supply shortage had wide-ranging effects across multiple industries and the automotive industry in particular, and it has impacted many automotive suppliers and manufacturers, including us, that incorporate semiconductors into the parts they supply or manufacture. We have experienced and may continue to experience an impact on our operations as a result of the semiconductor supply shortage, and such shortage could in the future have a material impact on us or our suppliers, which could delay production or force us or our suppliers to pay exorbitant rates for continued access to semiconductors and could have a material and adverse effect on our business, prospects and results of operations. Raw material costs have been extremely volatile since the pandemic, in some cases increasing by 30 to 100%. These prices could be materially impacted by general market conditions and other factors, including EU trade relationships with other countries or the imposition of tariffs. In addition, prices and transportation expenses for these materials fluctuate depending on many factors beyond our control, including fluctuations in supply and demand, currency fluctuations, tariffs and taxes, fluctuations and shortages in petroleum supply, freight charges, pandemics and other economic and political factors. Substantial increases in the prices for our materials or prices charged to us, such as those charged by battery cell or semiconductor suppliers, would increase our operating costs, and could reduce our margins if we cannot recoup the increased costs through increased prices. Any attempt to increase product prices in response to increased material costs could result in cancellations of orders and reservations and materially and adversely affect our brand, image, business, results of operations, prospects and financial condition.

We may be unable to adequately control the costs associated with our operations.

We will require significant capital to develop and grow our business, including developing and commercializing our BEVs, and building our brand. We expect to incur significant expenses, including research and development expenses, leases, sales and distribution expenses as we build our brand and market our BEV, and general and administrative expenses as we scale our operations, which will impact our profitability. Our ability to become profitable in the future will not only depend on our ability to market our vehicles and other products and services successfully but also to control our costs. If we are unable to cost-efficiently design, manufacture, market, sell, distribute and service our BEVs and provide other services, or cost-efficiently participate in the above activities, our margins, profitability and prospects will be materially and adversely affected.

Our future growth is dependent upon customers’ willingness to adopt BEVs. If the market for BEVs does not develop or develops slower than we expect, our business, prospects, results of operations and financial condition will be adversely affected.

The market for BEVs is relatively new and is expected to experience technology innovation, intense price competition among numerous competitors, evolving regulations and industry standards, and unpredictable customer preferences. Our growth is highly dependent upon customers’ shift towards alternative fuel and BEVs.

Factors that may influence the adoption of BEVs include but are not limited to the following, most of which are beyond our control:

•public perception of the quality, safety, design, performance and cost of BEVs, especially if adverse events or accidents arise that are linked to the quality or safety of BEVs;

•general concerns about vehicle safety, including the use of advanced technologies, such as vehicle electronics;

•the total cost of ownership of the vehicle over its expected life, which includes the initial purchase price and ongoing operating costs, including fuel supply and maintenance costs;

•access to maintenance and repair services, as well as adequate insurance policies, for BEVs;

•the availability and terms of financing options for our customers to purchase or lease BEVs that we collaborated in developing;

•volatility in the cost of energy, oil, and gasoline;

•the availability of tax benefits and other governmental incentives for purchasing and operating BEVs, or regulations requiring increased use of BEVs;

•the availability of public charging as well as the availability of electrical energy for charging

•corporate sustainability initiatives; and

•macroeconomic factors.

If, in weighing these factors, our potential customers determine that there is not a compelling business justification for purchasing BEVs in general or those designed and sold by us, then the market for such vehicles may not develop as we expect or may develop more slowly than we expect, which would materially and adversely affect our business, prospects, results of operations and financial condition.

Performance issues with our BEVs could adversely affect our sales and reputation.

Potential design or manufacturing defects in BEVs that we collaborated in developing may prevent them from meeting performance standards or necessitate repairs. We cannot guarantee that we will be able to detect and fix all the defects in the BEVs’ hardware or software, including in new models prior to commencing sales. In addition, the performance of our BEVs may not live up to customer expectations or be comparable with other competing vehicles in the market. Any product defects or perceived underperformance can lead to negative publicity, revenue loss, delays in deliveries, recalls, liability claims, and substantial warranty and related costs, which in turn would materially and adversely affect our business, reputation, prospects, results of operations and financial condition.

We operate in an intensely competitive market, which is generally cyclical and volatile. Should we not be able to compete effectively against our competitors then we are likely to lose market share, which could have a material and adverse effect on our business, financial condition, results of operations and prospects.

The global automotive market, particularly for electric and alternative fuel vehicles, is highly competitive, and we expect it will become even more so in the future. In recent years, the electric vehicle industry has grown, with several companies that focus completely or partially on the electric vehicle market. We expect additional companies to enter this market within the next several years. We also compete with established automobile manufacturers, many of which have entered or have announced plans to enter the alternative fuel and electric vehicle market with either fully electric or plug-in hybrid versions of their vehicles, and we also expect to compete for sales with vehicles with internal combustion engines from established manufacturers. Many of our current and potential competitors have significantly greater financial, technical, manufacturing, marketing and other resources than we do and may be able to devote greater resources to the design, development, manufacturing, distribution, promotion, sale, servicing and support of their products. In addition, many of these companies have longer operating histories, greater name recognition, larger and more established sales forces, broader customer and industry relationships and other resources than we do. Our competitors may be in a stronger position to respond quickly to new technologies and may be able to design, develop, market and sell their products more effectively than we do. We expect competition in our industry to significantly intensify in the future in light of increased demand for alternative fuel vehicles, continuing globalization, favorable governmental policies and consolidation in the worldwide automotive industry. Our ability to successfully compete in its industry will be fundamental to its future success in existing and new markets. Further, sales of vehicles in the automotive industry tend to be cyclical in many markets, which may exposes us to further volatility as we expand and adjust our operations. Decreases in the retail or wholesale prices of electricity from utilities or other renewable energy sources could make our products less attractive to customers. There can be no assurance that we will be able to compete successfully in our markets.

Any inability to protect our (or Aiways China’s) intellectual property could negatively affect our ability to compete, our business and our results of operations.

Our ability to compete effectively depends in part upon the maintenance and protection of the intellectual property related to our vehicles. We (and Aiways China) hold a portfolio of patents, knowledge and trademarks for all knowledge around the Aiways vehicles U5 and U6, including technical data, drawings, technical knowledge, production knowledge, as well as the rights to the name Aiways and other trademarks of Aiways.

We might not succeed in obtaining patents from any of our pending applications. Even if we are awarded patents, they may not provide any meaningful protection or commercial advantage to us, as they may not be of sufficient scope or strength or may not be issued in all countries where our vehicles can be sold. Patent protection is unavailable for certain aspects of the technology and operational processes that are important to our business. Any patent held by us or to be issued to us, or any of our pending patent applications, could be challenged, invalidated, deemed unenforceable or circumvented. In addition, our competitors may be able to design around our patents. To date, we have relied principally on patent, copyright, trademark and trade secret laws, as well as confidentiality and proprietary information agreements and licensing arrangements, to establish and protect our intellectual property. While we have obtained confidentiality and proprietary information agreements from our targeted customers, vendors and all of our employees, we cannot be certain that these agreements will be honored. Policing unauthorized use of our intellectual property is difficult and expensive, as is enforcing our rights against unauthorized use.

The steps that we have taken or may take may not prevent misappropriation of the intellectual property on which we rely. From time to time, third parties may infringe our intellectual property rights. Litigation may be necessary to enforce or protect our rights or to determine the validity and scope of the rights of others. Any litigation could be unsuccessful, cause us to incur substantial costs, divert resources away from our daily operations and result in the impairment of our intellectual property. Failure to adequately enforce our rights could cause us to lose rights in our intellectual property and may negatively affect our business.

In addition to patent protection, we rely significantly upon trade secret laws to protect our proprietary technologies. The confidentiality and proprietary information agreements may not be adequate to prevent misappropriation of our technologies or to assure that its competitors will not independently develop technologies that are substantially equivalent or superior to its technologies. In addition, the laws of other countries in which we operate may not protect our proprietary rights to the same extent as the laws of the United States. We are also subject to the risk of adverse claims and litigation alleging infringement of intellectual property rights.

Our business depends substantially on the continued efforts of its executive officers, key employees and qualified personnel, and our operations may be severely disrupted if we lose their services.

Our success depends substantially on the continued efforts of our executive officers and key employees with expertise in various areas, who are or may in the future assume roles and positions in our affiliated entities or other business entities and may, as a result, not be able to devote their full efforts to our affairs. If one or more of our executive officers or key employees were unable or unwilling to continue their services with us, we may not be able to replace them easily in a timely manner, or at all. As we build up our brand awareness and become more well-known, the risk that competitors or other companies may poach our talent increases.

Our industry is characterized by high demand and intense competition for talent, and therefore, we cannot assure you that we will be able to continue to attract or retain qualified staff or other highly skilled employees. In addition, because we are operating in a new and challenging industry that requires continuous innovations of technologies and solutions, we may not be able to hire qualified individuals with sufficient training in a timely manner, and we will need to spend significant time and resources training the employees we hire. Furthermore, as we are relatively young, our ability to train and integrate new employees into our operations may not meet the growing demands of our business, which may materially and adversely affect our ability to grow our business and our results of operations.

If any executive officer or key employee terminates his or her services with us, our business may be severely disrupted, our results of operations and financial condition may be materially and adversely affected, and we may incur additional expenses to recruit, train, and retain qualified personnel. If any executive officer or key employee joins a competitor or forms a competing company, we may lose customers, know-how, and key professionals and staff members. While each of our executive officers and key employees has entered into an employment agreement and a non-compete agreement with us, if any dispute arises between our executive officers or key employees and us, the relevant non-competition provisions may not be enforceable under applicable laws.

We will need to develop complex technology and operating systems, both in-house and in coordination with vendors and suppliers, to successfully produce and operate our vehicles, and we cannot assure you that such systems will be successfully developed.

Products and services that we collaborated in developing or providing will require a substantial amount of third-party and in-house software and complex hardware to operate. The development of such advanced technologies is inherently complex and costly, and we will need to coordinate with our suppliers in order to produce and operate our BEVs in collaboration with vehicle manufacturers. Defects and errors may be revealed over time and our control over the performance of third-party services and systems may be limited. We may be unable to develop the necessary software and technology systems or meet the technological requirements to support our business plan. In addition, the technology may not comply with the cost, performance useful life and warranty requirements we anticipate in our business plan. As a result, our business plan could be significantly impacted and we may incur significant liabilities under warranty claims which could adversely affect our business, prospects, and results of operations.

We may be unable to expand our intellectual property portfolio or otherwise develop the technology needed to operate our business.

Our ability to refine and grow our portfolio of intellectual property and technology depends on many factors, including our ability to attract and retain a skilled technical workforce and our ability to devote sufficient resources to research and development efforts. Our failure to continue the development of our intellectual property and technology portfolio could materially and adversely affect our business, prospects, results of operations and financial condition.

We may incur material losses and costs as a result of warranty claims, product recalls, and product liabilities that may be brought against us.

We face an inherent business risk of exposure to warranty claims and product liability in the event that products that we collaborated in developing fail to perform as expected and, in the case of product liability, such failure of products that we collaborated in developing and selling results in bodily injury or property damage. Our customers specify quality, performance, and reliability standards. If flaws in either the design or manufacture of products that we collaborated in developing and selling were to occur, we could experience a rate of failure in our products that could result in significant delays in delivery and product re-work or replacement costs. Although we engage in extensive product quality programs and processes, these may not be sufficient to avoid product failures, which could cause us to:

•lose revenue;

•incur increased costs, such as warranty expenses and costs associated with customer support;

•experience delays, cancellations, or rescheduling of orders for our products;

•experience increased product returns or discounts; or

•experience reputation damage.

All of these could adversely affect our results of operations and financial condition.

If any of products that we collaborated in developing and selling are or are alleged to be defective, we may be required to participate in a recall involving such products. A recall claim brought against us or a product liability claim brought against us in excess of our available insurance may have a material adverse effect on our business.

We are subject to various environmental laws and regulations that could impose substantial costs upon us and cause delays in manufacture and sale of our vehicles.

Our operations may be subject to international, federal, state, and/or local environmental laws and regulations, including laws relating to the use, handling, storage, disposal and human exposure to hazardous materials. Environmental and health and safety laws and regulations can be complex, and we expect that we will be affected by future amendments to such laws or other new environmental and health and safety laws and regulations which may require us to change our operations, potentially resulting in a material adverse effect on our business, prospects, financial condition, and operating results. These laws can give rise to liability for administrative oversight costs, cleanup costs, property damage, bodily injury and fines and penalties. Capital and operating expenses needed to comply with environmental laws and regulations can be significant, and violations may result in substantial fines and penalties, third party damages, suspension of production or a cessation of our operations.

We have limited insurance coverage, which could expose us to significant costs and business disruption.

We have limited liability insurance coverage for our products, services, and business operations. A successful claim against us, regardless of whether due to injuries suffered by our product users, could materially and adversely affect our business, reputation, results of operations and financial condition. In addition, we do not have business disruption insurance. Any business disruption event could result in substantial costs to us and the diversion of our resources.

We may not succeed in continuing to establish, maintain, and strengthen our brand, and our brand and reputation could be harmed by negative publicity with respect to us, our directors, officers, employees, shareholders, peers, business partners, or our industry in general.

Our business and prospects are affected by our ability to develop, maintain, and strengthen our brand. If we fail to do so we may lose the opportunity to build business relationships with critical customers. Promoting and positioning our brand will depend significantly on our ability to provide innovative and high-quality products and services, in which we have limited experience. In addition, we expect that our ability to develop, maintain, and strengthen the brand will depend heavily on the success of our branding efforts. We expect to market our brand through media, word-of-mouth, trade shows and advertising. Such efforts may not achieve the desired results. If we do not develop and maintain a strong brand, our business, prospects, results of operations and financial condition could be materially and adversely affected.

Our reputation and brand are vulnerable to many threats that can be difficult or impossible to predict, control and costly or impossible to remediate. From time to time, our products and our business operations in general are reviewed by media or other third parties. Any negative reviews or reviews that compare us unfavorably to competitors could adversely affect public perception about our products and services. Negative publicity about us, such as alleged misconduct, unethical business practices or other improper activities, or rumors relating to our business, directors, officers, employees, shareholders, affiliates or actual or potential business partners can harm our reputation, business, and results of operations, even if they are baseless or satisfactorily addressed. These allegations, even if unproven or meritless, may lead to inquiries, investigations, or other legal actions against us by regulatory or government authorities as well as private parties. Any regulatory inquiries or investigations and lawsuits against us, perceptions of inappropriate business conduct by us, or perceived wrongdoings by any member of our management team, among other things, could substantially damage our reputation, and cause us to incur significant costs to defend ourselves. Any negative market perception or publicity regarding our suppliers or other business partners that we closely cooperate with or may cooperate with, or any regulatory inquiries or investigations and lawsuits initiated against them, may also have an adverse effect on our brand and reputation, or subject us to regulatory inquiries or investigations or lawsuits. Moreover, any negative media publicity about the BEV industry, especially the product or service quality problems of other players in the industry in which we operate, including our competitors, may also adversely affect our reputation and brand. In particular, given the popularity of social media, any negative publicity, whether true or not, could quickly proliferate and harm customer and user perceptions and confidence in our brand. If we are unable to maintain a good reputation or further enhance our brand recognition, our ability to attract and retain customers, third-party business partners, and key employees could be harmed and, as a result, our business, results of operations and financial condition could be materially and adversely affected.

Our sales will depend in part on our ability to establish and maintain confidence in our business prospects among consumers, analysts and others within our industry.

Consumers may be less likely to purchase our products if they do not believe that our business will succeed or that our operations, including service and customer support operations, will continue for many years. Similarly, suppliers and other third parties will be less likely to invest time and resources in developing business relationships with us if they are not convinced that our business will succeed. Accordingly, to build, maintain and grow our business, we must establish and maintain confidence among customers, suppliers, analysts and other parties with respect to our liquidity and business prospects. Maintaining such confidence may be particularly difficult as a result of many factors, including our limited operating history, others’ unfamiliarity with our products, uncertainty regarding the future of electric vehicles, any delays in scaling production, delivery and service operations to meet demand, competition and our production and sales performance compared with market expectations. Many of these factors are largely outside of our control, and any negative perceptions about our business prospects, even if exaggerated or unfounded, would likely harm our business and make it more difficult to raise additional capital in the future. In addition, a significant number of new electric vehicle companies have recently entered the automotive industry, which is an industry that has historically been associated with significant barriers to entry and a high rate of failure. If these new entrants or other manufacturers of electric vehicles go out of business, produce vehicles that do not perform as expected or otherwise fail to meet expectations, such failures may have the effect of increasing scrutiny of others in the industry, and further challenging customer, supplier and analyst confidence in our business prospects.

If our vehicles fail to perform as expected, our ability to develop, market and sell or lease our products could be harmed.

Our vehicles may contain defects in components, software, design or manufacture that may cause them not to perform as expected or that may require repairs, recalls and design changes, any of which would require significant financial and other resources to successfully navigate and resolve. Our vehicles use a substantial amount of software code to operate, and software products are inherently complex and may contain defects and errors. If our vehicles contain defects in design and manufacture that cause them not to perform as expected or that require repair, or certain features of our vehicles take longer than expected to become available, are legally restricted or become subject to additional regulation, our ability to develop, market and sell our products and services could be harmed. Efforts to remedy any issues we observe in our products could significantly distract management’s attention from other important business objectives, may not be timely, may hamper production or may not be to the satisfaction of our customers. Further, our limited operating history and limited field data reduce our ability to evaluate and predict the long-term quality, reliability, durability and performance characteristics of our battery packs, powertrains and vehicles. There can be no assurance that we will be able to detect and fix any defects in our products prior to their sale or lease to customers.

Any defects, delays or legal restrictions on vehicle features, or other failure of our vehicles to perform as expected, could harm our reputation and result in delivery delays, product recalls, product liability claims, breach of warranty claims and significant warranty and other expenses, and could have a material and adverse impact on our business, results of operations, prospects and financial condition. As a newer entrant to the industry attempting to build customer relationships and earn trust, these effects could be significantly detrimental to us. Additionally, problems and defects experienced by other electric consumer vehicles could by association have a negative impact on perception and customer demand for our vehicles.

In addition, even if our vehicles function as designed, we expect that the battery efficiency, and hence the range, of our electric vehicles, like other electric vehicles that use current battery technology, will decline over time. Other factors, such as usage, time and stress patterns, may also impact the battery’s ability to hold a charge, or could require us to limit vehicles’ battery charging capacity, including via over-the-air or other software updates, for safety reasons or to protect battery capacity, which could further decrease our vehicles’ range between charges. Such decreases in or limitations of battery capacity and therefore range, whether imposed by deterioration, software limitations or otherwise, could also lead to consumer complaints or warranty claims, including claims that prior knowledge of such decreases or limitations would have affected consumers’ purchasing decisions. There can be no assurance that we will be able to improve the performance of our battery packs, or increase our vehicles’ range, in the future. Any such battery deterioration or capacity limitations and related decreases in range may negatively influence potential customers’ willingness to purchase our vehicles and negatively impact our brand and reputation, which could adversely affect our business, prospects, results of operations and financial condition.

We may from time to time be subject to, claims, disputes, lawsuits and other legal and administrative proceedings.

We in the future become subject to, legal proceedings and claims that arise in the ordinary course of business, including intellectual property, data privacy, product liability, employment, class action, whistle-blower and other litigation claims, and governmental and other regulatory investigations and proceedings. Such matters can be time-consuming, divert management’s attention and resources, cause us to incur significant expenses or liability, or require us to change our business practices. In addition, the expense of litigation and the timing of this expense from period to period are difficult to estimate, subject to change, and could adversely affect our results of operations and financial condition.

We are or may be subject to risks associated with strategic alliances or acquisitions.

We have entered into, and may in the future enter into additional, strategic alliances, including joint ventures or minority equity investments with various third parties to further our business purpose. These alliances could subject us to a number of risks, including risks associated with sharing proprietary information, non-performance by the third party and increased expenses in establishing new strategic alliances, any of which may materially and adversely affect our business. We may have limited ability to monitor or control the actions of these third parties and, to the extent any of these strategic third parties suffers negative publicity or harm to their reputation from events relating to their business, we may also suffer negative publicity or harm to our reputation by virtue of our association with any such third party.

When appropriate opportunities arise, we may acquire additional assets, products, technologies or businesses that are complementary to our existing business. In addition to possible shareholder approval, we may need approvals and licenses from relevant government authorities for the acquisitions and to comply with any applicable laws and regulations, which could result in increased delay and costs, and may disrupt our business strategy if we fail to do so. Furthermore, acquisitions and the subsequent integration of new assets and businesses into our own require significant attention from our management and could result in a diversion of resources from our existing business, which in turn could have an adverse effect on our operations. Acquired assets or businesses may not generate the financial results we expect. Acquisitions could result in the use of substantial amounts of cash, potentially dilutive issuances of equity securities, the occurrence of significant goodwill impairment charges, amortization expenses for other intangible assets and exposure to potential unknown liabilities of the acquired business.

We face risks associated with international operations, including tariffs and unfavorable regulatory, political, tax and labor conditions, which could materially and adversely affect our business, financial condition, results of operations and prospects.

As part of our growth strategy, we may expand our sales, maintenance and repair services and manufacturing activities to new countries in the coming years. However, we have limited experience to date manufacturing, selling or servicing our vehicles, and such expansion would require us to make significant expenditures, including the hiring of local employees, in advance of generating any revenue. We are subject to a number of risks associated with international business activities that may increase our costs, impact our ability to sell, service and manufacture our vehicles and require significant management attention. These risks include:

•conforming Pubco’s vehicles to various international regulatory requirements where our vehicles are sold, or homologation;

•establishing localized supply chains and managing international supply chain and logistics costs;

•difficulty in staffing and managing foreign operations;

•difficulties attracting customers in new jurisdictions;

•difficulties establishing international manufacturing operations, including difficulties establishing relationships with or establishing localized supplier bases and developing cost-effective and reliable supply chains for such manufacturing operations;

•taxes, regulations and permit requirements, including taxes imposed by one taxing jurisdiction that we may not be able to offset against taxes imposed upon it in another relevant jurisdiction, and foreign tax and other laws limiting our ability to repatriate funds to another relevant jurisdiction;

•fluctuations in foreign currency exchange rates and interest rates, including risks related to any forward currency contracts, interest rate swaps or other hedging activities we undertake;

•European Union and foreign government trade restrictions, tariffs and price or exchange controls;

•foreign labor laws, regulations and restrictions;

•changes in diplomatic and trade relationships, including political risk and customer perceptions based on such changes and risks;

•political instability, natural disasters, pandemics, war or events of terrorism; and

•the strength of international economies.

If we fail to successfully address these risks, our business, prospects, results of operations and financial condition could be materially harmed.

The growing presence increases our sensitivity to the economic, operational and legal risks specific to China. For example, China’s economy differs from the economies of most developed countries in many aspects, including, but not limited to, the degree of government involvement, level of corruption, control of capital investment, reinvestment control of foreign exchange, control of intellectual property, allocation of resources, growth rate and development level. Although the Chinese government has implemented measures since the late 1970s emphasizing the utilization of market forces for economic reform, including the reduction of state ownership of productive assets, and the establishment of improved corporate governance in business enterprises, which are generally viewed as a positive development for foreign business investment, a substantial portion of productive assets in China is still owned by the Chinese government. In addition, the Chinese government continues to play a significant role in regulating industry development by imposing industrial policies. The Chinese government also exercises significant control over economic growth in China through allocating resources, controlling payments of foreign currency-denominated obligations, setting monetary policy and providing preferential treatment to particular industries or companies.

Military or other conflicts in Ukraine, the Middle East or elsewhere and other disruptions to the equity or debt capital markets, including as a result of inflation in the United States and elsewhere, may lead to increased volume and price volatility for publicly traded securities, or affect the operations or financial condition of potential target companies, which could make it more difficult for us to consummate the Business Combination.

It is unclear whether and how our current or future business, prospects, financial condition or results of operations may be affected by changes in China’s economic, political and social conditions and in its laws, regulations and policies. In addition, many of the economic reforms carried out by the Chinese government are unprecedented or experimental and are expected to be refined and improved over time. This refining and improving process may not necessarily have a positive effect on our operations and business development.

Additionally, the legal system in China is not fully developed and there are inherent uncertainties that may affect the protection afforded to us for our business and activities in China that are governed by the Chinese laws and regulations. Any administrative and court proceedings in China may be protracted, resulting in substantial costs and diversion of resources and management attention. Since administrative and court authorities in China have significant discretion in interpreting and implementing statutory and contractual terms, it may be more difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection for us than in more developed legal systems. These uncertainties may impede our ability to enforce contracts and could materially and adversely affect our business, financial condition and results of operations.

Operation of our business in international markets may expose us to additional risks that we would not face in the United States, which could have an adverse effect on its operating results.

All of our current customer contracts are for the sale of our vehicles in Europe, and we expect to generate all of its revenues from operations in Europe in the near future. Operations in international markets may require us to respond to new and unanticipated regulatory, marketing, sales and other challenges. These efforts may be time-consuming and costly, and there can be no assurance that we will be successful in responding to these and other challenges we may face as we operate in international markets, including:

•building and managing an experienced foreign workforce and overseeing and ensuring the performance of foreign subcontractors;

•difficulties in developing, staffing, and simultaneously managing a number of varying foreign operations as a result of distance, language, and cultural differences;

•increased travel, infrastructure and legal and compliance costs associated with multiple international locations;

•additional withholding taxes or other taxes on our foreign income, and tariffs or other restrictions on foreign trade or investment;

•imposition of, or unexpected adverse changes in, foreign laws or regulatory requirements, many of which differ from those in the United States;

•increased exposure to foreign currency exchange rate risk;

•longer payment cycles for sales in some foreign countries and potential difficulties in enforcing contracts and collecting accounts receivable;

•difficulties in repatriating overseas earnings;

•compliance with numerous legislative, regulatory or market requirements of foreign countries;

•compliance with U.S. laws, such as the U.S. Foreign Corrupt Practices Act, or FCPA, and local laws prohibiting bribery and corrupt payments to government officials;

•laws and business practices that favor local competitors or prohibit foreign ownership of certain businesses,

•potentially adverse tax consequences;

•compliance with laws of foreign countries, international organizations, such as the European Commission, treaties, and other international laws;

•the inability to continue to benefit from local subsidies due to change in control;

•unfavorable labor regulations; and

•general economic conditions in the countries in which we operate.

Our international operations are also subject to general geopolitical risks, such as political, social and economic instability, war, civil unrest, sabotage, kidnapping and ransom, expropriation, incidents of terrorism, changes in diplomatic and trade relations, or responses to such events. One or more of these factors could adversely affect any of Pubco’s international operations and result in lower revenue and/or greater operating expenses than we expect, and could significantly affect our results of operations and financial condition.

Our overall success in international markets will depend, in part, on our ability to succeed in differing legal, regulatory, economic, social and political conditions. We may not be successful in developing and implementing policies and strategies that will be effective in managing these risks in each country where we do business. Our failure to manage these risks successfully could harm our international operations, reduce our sales and increase its costs, thus adversely affecting its business, financial condition and operating results.

Any unauthorized control or manipulation of our vehicles’ systems could result in loss of confidence in us and our vehicles and harm our business.

BEVs that we collaborated in developing contain complex information technology systems and built-in data connectivity to accept and install periodic remote updates to improve or update functionality. We have designed, implemented and tested security measures intended to prevent unauthorized access to our information technology networks and our BEVs. However, hackers may attempt to gain unauthorized access to modify, alter and use such networks, BEVs and systems to gain control of or to change functionality of BEVs that we collaborated in developing, user interface and performance characteristics, or to gain access to data stored in or generated by the BEVs. Future vulnerabilities could be identified and our efforts to remediate such vulnerabilities may not be successful. Any unauthorized access to or control of BEVs that we collaborated in developing or their systems, or any loss of customer data, could result in legal claims or proceedings. In addition, regardless of their veracity, reports of unauthorized access to BEVs that we collaborated in developing, systems or data, as well as other factors that may result in the perception that BEVs that we collaborated in developing, systems or data are capable of being “hacked,” could negatively affect our brand and harm our business, prospects, results of operations and financial condition.

Interruption or failure of our information technology and communications systems could impact our ability to effectively provide our services.

BEVs that we collaborated in developing are equipped with intelligent functions and can collect and analyze vehicle driving information, which is used to monitor vehicle performance. The availability and effectiveness of our services depend on the continued operation of information technology and communications systems, which we have yet to develop. Our systems will be vulnerable to damage or interruption from, among others, fire, terrorist attacks, natural disasters, power loss, telecommunications failures, computer viruses, computer denial of service attacks or other attempts to harm our systems. Our data centers could also be subject to break-ins, sabotage and intentional acts of vandalism causing potential disruptions. Some of our systems will not be fully redundant, and our disaster recovery planning cannot account for all eventualities. Any problems at our data centers could result in lengthy interruptions in our service. In addition, BEVs that we collaborated in developing are highly technical and complex and may contain errors or vulnerabilities, which could result in interruptions in our business or the failure of our systems.

If we are unable to protect the confidentiality of our trade secrets, or if our employees wrongfully use or disclose alleged trade secrets of our former employers, our business would be harmed.

We believe that our patents, copyrights, trademarks and other intellectual property are essential to our success. We have devoted considerable time and energy to the development and improvement of our proprietary products, platforms and technologies. We rely primarily on patents, copyrights, trademarks, trade secrets and other contractual restrictions for the protection of the intellectual property used in our business. Nevertheless, these only provide limited protection and the actions we take to protect our intellectual property rights may not be adequate. Third parties may infringe upon or misappropriate our other intellectual property. Our trade secrets, proprietary know-how or other non-patentable technology may become known or be independently discovered by our competitors. Infringement upon or the misappropriation of, our trade secrets, proprietary know-how or other non-patentable technology could have a material adverse effect on our business, results of operations and financial condition. While we have taken steps to protect our proprietary rights, such steps may not be adequate to prevent the infringement or misappropriation of our intellectual property.

Filing, prosecuting, maintaining and defending patents on our proprietary products and pipeline products could be prohibitively expensive for us. We cannot assure you that any of our patent applications will ultimately proceed to registration or will result in registration with adequate scope for our business. Some of our pending applications or registrations may be successfully challenged or invalidated by others. If our patent applications are not successful, we may have to develop different ones or seek to enter into arrangements with any third parties who may have prior registrations, applications or rights, which might not be available on commercially reasonable terms, if at all.

Proceedings to enforce our intellectual property and proprietary rights could result in substantial costs and divert our efforts and attention from other aspects of our business, could put our patents at risk of being invalidated or interpreted narrowly, could put our patent applications at risk of not issuing, and could provoke third parties to assert claims against us. We may not prevail in any lawsuits that we initiate, and the damages or other remedies awarded, if any, may not be commercially meaningful. Accordingly, our efforts to enforce our intellectual property rights may be inadequate to obtain a significant commercial advantage from the intellectual property that we develop or license.

Our research and development efforts may not yield the expected results.

Technological innovation is critical to our success. Given the rapid technological changes in the industry, we need to invest significant resources in research and development to lead technological advances in order to remain competitive in the market. Therefore, we expect that our research and development expenses will continue to be significant. Furthermore, research and development activities are inherently uncertain, and we cannot assure you that we will continue to achieve technological breakthroughs and successfully commercialize such breakthroughs. As a result, our significant expenditures on research and development may not generate corresponding benefits. If our research and development efforts fail to keep up with the latest technological developments, we would suffer a decline in our competitive position.

In addition to our in-house expertise, we also rely on certain technologies of our suppliers to enhance the performance of our vehicles. We plan to upgrade our existing models and introduce new models in collaboration with relevant vehicle manufacturers in order to equip our vehicles with the latest technologies, which could involve substantial costs and lower our return on investment for existing models. We cannot assure you that we will be able to equip vehicles that we collaborated in developing with the latest technologies. Even if we are able to keep pace with technological advancement and develop new models, prior models that we collaborated in developing could become obsolete more quickly than expected, potentially reducing our return on investment.

We may not be able to accurately estimate the supply and demand for our vehicles, which could result in inefficiencies in our business, hinder our ability to generate revenue and create delays in the production of our vehicles. If we fail to accurately predict our manufacturing requirements, we incur the risk of having to pay for research and development costs as well as production capacities that we reserved but will not be able to use or that we will not be able to secure sufficient additional production capacities at reasonable costs in case product demand exceeds expectations.

It is difficult to predict our future revenues and appropriately budget for its expenses, and we have limited insight into trends that may emerge and affect our business. We are required to provide forecasts of our demand to certain of our strategic partners and suppliers several months prior to the scheduled delivery of vehicles to our prospective customers. Currently, there is little historical basis for making judgments about the demand for our vehicles or its ability to develop, manufacture, and deliver vehicles, or its profitability in the future. If we overestimate its requirements, we may incur a higher cost of research and development of our models which will increase our cost of production, and our strategic partners or suppliers may have excess manufacturing capacity and/or inventory, which indirectly would increase our costs. If we underestimate our requirements, our strategic partners and suppliers may have inadequate manufacturing capacity and/or inventory, which could interrupt manufacturing of our products and result in delays in shipments and revenues. In addition, lead times for materials and components that our suppliers order may vary significantly and depend on factors such as the specific supplier, contract terms and demand for each component at a given time. If we fail to order sufficient quantities of product components in a timely manner, the delivery of vehicles to our customers could be delayed, which would harm our brand, business, financial condition and results of operations.

Our vehicles will make use of lithium-ion battery cells, which have been observed to catch fire or vent smoke and flame.

The battery packs within our vehicles make use of lithium-ion cells. On rare occasions, lithium-ion cells can rapidly release the energy they contain by venting smoke and flames in a manner that can ignite nearby materials as well as other lithium-ion cells. Any such events or failures of our vehicles, battery packs or warning systems could subject us to lawsuits, product recalls, or redesign efforts, all of which would be time consuming and expensive. Also, negative public perceptions regarding the suitability of lithium-ion cells for automotive applications or any future incident involving lithium-ion cells, such as a vehicle or other fire, even if such incident does not involve our vehicles, could seriously harm our business and reputation.

Moreover, any failure of a competitor’s electric vehicle or energy storage product, as well as the mishandling of battery cells or a safety issue or fire or related to the cells at partners’ manufacturing facilities, may cause indirect adverse publicity for us and our products. Such adverse publicity could negatively affect our brand and harm our business, prospects, results of operations and financial condition.

Our ability to generate meaningful product revenue will depend on consumer adoption of electric vehicles. However, the market for electric vehicles is still evolving and changes in governmental programs incentivizing consumers to purchase electric vehicles, fluctuations in energy prices, the sustainability of electric vehicles and other regulatory changes might negatively impact adoption of electric vehicles by consumers. If the pace and depth of electric vehicle adoption develops more slowly than we expect, our revenue may decline or fail to grow, and we may be materially and adversely affected.

We are focusing on developing electric vehicles and, accordingly, our ability to generate meaningful product revenue will highly depend on sustained consumer demand for alternative fuel vehicles in general and electric vehicles in particular. If the market for electric vehicles does not develop as we expect or develops more slowly than we expect, or if there is a decrease in consumer demand for electric vehicles, our business, prospects, financial condition and results of operations will be harmed. The market for electric and other alternative fuel vehicles is relatively new and rapidly evolving and is characterized by rapidly changing technologies, price competition, additional competitors, evolving government regulations (including government incentives and subsidies) and industry standards, frequent new vehicle announcements and changing consumer demands and behaviors. Any number of changes in the industry could negatively affect consumer demand for electric vehicles in general and our electric vehicles in particular.

In addition, demand for electric vehicles may be affected by factors directly impacting automobile prices or the cost of purchasing and operating automobiles such as sales and financing incentives like tax credits, prices of raw materials and parts and components, cost of fuel or electricity, availability of consumer credit and governmental regulations, including tariffs, import regulation and other taxes. Volatility in demand may lead to lower vehicle unit sales, which may result in downward price pressure and adversely affect our business, prospects, financial condition and results of operations. Further, sales of vehicles in the automotive industry tend to be cyclical in many markets, which may expose us to increased volatility, especially as we expand and adjust our operations and retail strategies. Specifically, it is uncertain how such macroeconomic factors will impact us as a newer entrant in the industry.

Other factors that may influence the adoption of electric vehicles include:

•perceptions about electric vehicle quality, safety, design, performance and cost;

•perceptions about the limited range over which electric vehicles may be driven on a single battery charge;

•perceptions about the total cost of ownership of electric vehicles, including the initial purchase price and operating and maintenance costs, both including and excluding the effect of government and other subsidies and incentives designed to promote the purchase of electric vehicles;

•concerns about electric grid capacity and reliability;

•perceptions about the sustainability and environmental impact of electric vehicles, including with respect to both the sourcing and disposal of materials for electric vehicle batteries and the generation of electricity provided in the electric grid;

•the availability of other alternative fuel vehicles, including plug-in hybrid electric vehicles;

•improvements in the fuel economy of the internal combustion engine;

•the quality and availability of service for electric vehicles, especially in international markets;

•volatility in the cost of oil, gasoline and electricity;

•government regulations and economic incentives promoting fuel efficiency and alternative forms of energy;

•access to charging stations and the cost to charge an electric vehicle, especially in international markets, and related infrastructure costs and standardization;

•the availability of tax and other governmental incentives to purchase and operate electric vehicles or future regulation requiring increased use of nonpolluting vehicles; and

•macroeconomic factors.

We are subject to various environmental, safety and other laws and regulations relevant to our business that could impose substantial costs upon us and cause delays in selling and manufacturing our products.

We are subject to multiple environmental, safety and other laws and regulations related to our business, especially the sale of our vehicles, such as laws and regulations related to the use of hazardous materials in the manufacturing process and the operation of our collaborating manufacturing plant. Such laws and regulations govern the use, storage, discharge and disposal of hazardous materials during the manufacturing process. We are responsible for obtaining and/or periodically renewing the sale, construction, environmental protection, waste disposal permits and other relevant permits for selling our products. We cannot assure you that we will be able to obtain or renew such permits in a timely manner.

The unavailability, reduction or elimination of government and economic subsidies could have a material adverse effect on our business, prospects, results of operations and financial condition.

Any reduction, elimination or discriminatory application of government subsidies and economic incentives because of policy changes, the reduced need for such subsidies and incentives due to the perceived success of BEVs or other reasons may result in the diminished competitiveness of the alternative fuel and BEV industry generally or our BEVs in particular. While certain tax credits and other incentives for BEV production, alternative fuel and electric vehicles or high and new tech enterprises have been available in the past, there is no guarantee these programs will be available in the future. If current government subsidies are not available in the future, our financial position could be harmed.

We are subject to anti-corruption, anti-bribery, anti-money laundering, financial and economic sanctions and similar laws, and non-compliance with such laws can subject us to administrative, civil and criminal fines and penalties, collateral consequences, remedial measures and legal expenses, all of which could adversely affect our business, results of operations, financial condition and reputation.

We are subject to anti-corruption, anti-bribery, anti-money laundering, financial and economic sanctions and similar laws and regulations in various jurisdictions in which we conduct activities, including the U.S. Foreign Corrupt Practices Act (the “FCPA”), the U.K. Bribery Act 2010, and other anti-corruption laws and regulations. The FCPA and the U.K. Bribery Act 2010 prohibit us and our officers, directors, employees and business partners acting on our behalf, including agents, from corruptly offering, promising, authorizing or providing anything of value to a “foreign official” for the purposes of influencing official decisions or obtaining or retaining business or otherwise obtaining favorable treatment. The FCPA also requires companies to make and keep books, records and accounts that accurately reflect transactions and dispositions of assets and to maintain a system of adequate internal accounting controls. The U.K. Bribery Act also prohibits non-governmental “commercial” bribery and soliciting or accepting bribes. A violation of these laws or regulations could adversely affect our business, results of operations, financial condition and reputation.

We have direct or indirect interactions with officials and employees of government agencies and state-owned affiliated entities in the ordinary course of business. These interactions subject us to an increased level of compliance-related concerns. We have implemented policies and procedures designed to ensure compliance by us and our directors, officers, employees, representatives, consultants, agents and business partners with applicable anti-corruption, anti-bribery, anti-money laundering, financial and economic sanctions and similar laws and regulations. However, our policies and procedures may not be sufficient, and our directors, officers, employees, representatives, consultants, agents, and business partners could engage in improper conduct for which we may be held responsible.

Non-compliance with anti-corruption, anti-bribery, anti-money laundering or financial and economic sanctions laws could subject us to whistle-blower complaints, adverse media coverage, investigations, and severe administrative, civil and criminal sanctions, collateral consequences, remedial measures and legal expenses, all of which could materially and adversely affect our business, results of operations, financial condition and reputation. In addition, changes in economic sanctions laws in the future could adversely impact our business and investments in our shares.

Data privacy concerns are generally increasing, which could result in new legislation, in negative public perception of our current data collection practices and certain of its services or technologies and/or in changing user behaviors that negatively affect our business and product development plans.

In the course of our operations, we collect, use, store, disclose, transfer and otherwise process personal information from our customers, employees and third parties with whom we conducts business, including names, accounts, user IDs and passwords and payment or transaction related information. Additionally, we use our vehicles’ electronic systems to log information about vehicle use, such as charge time, battery usage, mileage and driving behavior, in order to aid it in vehicle diagnostics, repair and maintenance, as well as to help us customize and improve the driving experience.

Data privacy concerns of consumers are generally increasing, which could result in new legislation, in negative public perception of our current data collection practices and certain of its services or technologies and/or in changing user behaviors that negatively affect our business and product development plans.

We may in the future be subject to legal proceedings, regulatory disputes and governmental inquiries that could cause us to incur significant expenses, divert its management’s attention and materially harm our business, results of operations, cash flows and financial condition.

From time to time, we may be subject to claims, lawsuits, government investigations and other proceedings involving product liability, consumer protection, competition and antitrust, intellectual property, privacy, securities, tax, labor and employment, health and safety, our distribution model, environmental claims, commercial disputes, corporate and other matters that could adversely affect our business, results of operations, cash flows and financial condition. In the ordinary course of business, we may be the subject of complaints or litigation, including claims.

Litigation and regulatory proceedings may be protracted and expensive, and the results are difficult to predict. Additionally, our litigation costs could be significant, even if we achieve favorable outcomes. Adverse outcomes with respect to litigation or any of these legal proceedings may result in significant settlement costs or judgments, penalties and fines, or require us to modify, make temporarily unavailable or stop manufacturing or selling our vehicles in some or all markets, all of which could negatively affect our sales and revenue growth and adversely affect our business, prospects, results of operations, cash flows and financial condition.

The results of litigation, investigations, claims and regulatory proceedings cannot be predicted with certainty, and determining reserves for pending litigation and other legal and regulatory matters requires significant judgment. There can be no assurances that our expectations will prove correct, and even if these matters are resolved in our favor or without significant cash settlements, these matters, and the time and resources necessary to litigate or resolve them, could harm our business, results of operations, cash flows and financial condition. In addition, the threat or announcement of litigation or investigations by governmental authorities or other parties, irrespective of the merits of the underlying claims, may itself have an adverse impact on the trading price of Pubco’s securities.

We may become subject to product liability claims, which could harm our financial condition and liquidity if we are not able to successfully defend or insure against such claims.

We may become subject to product liability claims, which could harm its business, prospects, results of operations and financial condition. The automotive industry experiences significant product liability claims, and we face inherent risks of exposure to claims in the event our vehicles do not perform or are claimed not to perform as expected or malfunction, resulting in property damage, personal injury or death. We also expect that, as is true for other automakers, our vehicles will be involved in crashes resulting in death or personal injury, and even if not caused by the failure of our vehicles, we may face product liability claims and adverse publicity in connection with such incidents. In addition, we may face claims arising from or related to failures, claimed failures or misuse of new technologies that we expect to offer. In addition, the battery packs that we utilize make use of lithium-ion cells. On rare occasions, lithium-ion cells can rapidly release the energy they contain by venting smoke and flames in a manner that can ignite nearby materials as well as other lithium-ion cells. Any such events or failures of our vehicles, battery packs or warning systems could subject us to lawsuits, product recalls or redesign efforts, all of which would be time consuming and expensive.

A successful product liability claim against us could require us to pay a substantial monetary award. Moreover, a product liability claim against us or our competitors could generate substantial negative publicity about our vehicles and business and inhibit or prevent commercialization of our future vehicles, which would have material and adverse effects on our brand, business, prospects and results of operations. Our insurance coverage might not be sufficient to cover all potential product liability claims, and insurance coverage may not continue to be available to us or, if available, may be at a significantly higher cost. Any lawsuit seeking significant monetary damages or other product liability claims may have a material and adverse effect on our reputation, business and financial condition.

We rely heavily on manufacturing facilities and suppliers, including single-source suppliers, based in China and our growth strategy will depend on growing in China. This subjects us to economic, operational, regulatory and legal risks specific to China.

We rely heavily on manufacturing facilities based in China for the manufacture of our vehicles. We intend to utilize other contract manufacturers, many of which will be based in China. In addition, we rely on single-source suppliers in China for critical components for our vehicles, including single-source suppliers in Shanghai and elsewhere. This growing presence increases our sensitivity to the economic, operational and legal risks specific to China. For example, China’s economy differs from the economies of most developed countries in many aspects, including, but not limited to, the degree of government involvement, level of corruption, control of capital investment, reinvestment control of foreign exchange, control of intellectual property, allocation of resources, growth rate and development level. Although the Chinese government has implemented measures since the late 1970s emphasizing the utilization of market forces for economic reform, including the reduction of state ownership of productive assets, and the establishment of improved corporate governance in business enterprises, which are generally viewed as a positive development for foreign business investment, a substantial portion of productive assets in China is still owned by the Chinese government. In addition, the Chinese government continues to play a significant role in regulating industry development by imposing industrial policies. The Chinese government also exercises significant control over economic growth in China through allocating resources, controlling payments of foreign currency-denominated obligations, setting monetary policy and providing preferential treatment to particular industries or companies.

While China’s economy has experienced significant growth over the past decades, growth has been uneven, both geographically and among various sectors of the economy, and the rate of growth has been slowing down, particularly in view of the effects of government actions to address the effects of the COVID-19 pandemic, including significant closures of businesses in 2022. Some of the governmental measures may benefit the overall Chinese economy, but may have a negative effect on us. For example, our financial condition and results of operations may be adversely affected by government control over capital investments or changes in tax regulations. Higher inflation could adversely affect our results of operations and financial condition. Furthermore, certain operating costs and expenses, such as employee compensation and office operating expenses, may increase as a result of higher inflation. In addition, the Chinese government has implemented in the past certain measures to control the pace of economic growth. These measures may cause decreased economic activity, which in turn could lead to a reduction in demand for our products and services, and consequently have a material and adverse effect on our businesses, financial condition and results of operations.

It is unclear whether and how our current or future business, prospects, financial condition or results of operations may be affected by changes in China’s economic, political and social conditions and in its laws, regulations and policies. In addition, many of the economic reforms carried out by the Chinese government are unprecedented or experimental and are expected to be refined and improved over time. This refining and improving process may not necessarily have a positive effect on our operations and business development.

Additionally, the legal system in China is not fully developed and there are inherent uncertainties that may affect the protection afforded to us for our business and activities in China that are governed by the Chinese laws and regulations. Any administrative and court proceedings in China may be protracted, resulting in substantial costs and diversion of resources and management attention. Since administrative and court authorities in China have significant discretion in interpreting and implementing statutory and contractual terms, it may be more difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection for us than in more developed legal systems. These uncertainties may impede our ability to enforce contracts and could materially and adversely affect our business, financial condition and results of operations.

Risks Related to Pubco’s Securities

The price of Pubco’s securities may be volatile, and the value of its securities may decline.

Pubco cannot predict the prices at which its securities will trade. The price of Pubco’s securities may not bear any relationship to the market price at which its securities will trade after the Business Combination or to any other established criteria of the value of its business and prospects, and the market price of its securities following the Business Combination may fluctuate substantially and may be lower than the price agreed by HUDA and Aiways Europe in connection with the Business Combination. In addition, the trading price of Pubco’s securities following the Business Combination could be subject to fluctuations in response to various factors, some of which are beyond its control. These fluctuations could cause you to lose all or part of your investment. Factors that could cause fluctuations in the trading price of Pubco’s securities include the following:

•actual or anticipated fluctuations in Pubco’s financial condition or results of operations;

•variance in Pubco’s financial performance from the expectations of securities analysts;

•changes in Pubco’s projected operating and financial results;

•changes in laws or regulations applicable to Pubco’s business;

•announcements by Pubco or its competitors of significant business developments, acquisitions or new offerings;

•sales of Pubco’s securities by its shareholders, as well as the anticipation of lockup releases;

•Pubco’s involvement in material litigation;

•conditions or developments affecting the BEV industry;

•changes in senior management or key personnel;

•the trading volume of Pubco’s securities;

•general economic and market conditions; and

•other events or factors, including those resulting from war, incidents of terrorism, global pandemics or responses to these events.

Pubco will be a foreign private issuer, and as a result, it will not be subject to U.S. proxy rules and will be subject to Exchange Act reporting obligations that, to some extent, are more lenient and less frequent than those of a U.S. domestic public company.

Following the consummation of the Business Combination, Pubco will report under the Exchange Act as a non-U.S. company with foreign private issuer status. Because Pubco qualifies as a foreign private issuer under the Exchange Act, Pubco is exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including, among others, (1) the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act, (2) the sections of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and liability for insiders who profit from trades made in a short period of time, and (3) the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specified information. In addition, foreign private issuers are not required to file their annual report on Form 20-F until 120 days after the end of each fiscal year, while U.S. domestic issuers that are accelerated filers are required to file their annual report on Form 10-K within 75 days after the end of each fiscal year, and U.S. domestic issuers that are large accelerated filers are required to file their annual report on Form 10-K within 60 days after the end of each fiscal year. As a result of all of the above, you may not have the same protections afforded to shareholders of a company that is not a foreign private issuer.

As a “foreign private issuer” under the rules and regulations of the SEC, we are permitted to, and will, file less or different information with the SEC than a company incorporated in the United States or otherwise subject to these rules, and may follow certain home country corporate governance practices in lieu of certain requirements applicable to U.S. issuers. These practices may afford less protection to shareholders than they would enjoy if we complied fully with Nasdaq corporate governance listing standards applicable to U.S. domestic issuers.

Because we qualify as a foreign private issuer under the Exchange Act, we are exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers, including: (i) the rules under the Exchange Act requiring the filing of quarterly reports on Form 10-Q or current reports on Form 8-K with the SEC; (ii) the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act; (iii) the sections of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and (iv) the selective disclosure rules by issuers of material nonpublic information under Regulation FD.

We are required to file an annual report on Form 20-F within four months of the end of each fiscal year. In addition, we intend to publish our results on a half-year basis through press releases, distributed pursuant to the rules and regulations of Nasdaq. Press releases relating to financial results and material events will also be furnished to the SEC on Form 6-K. However, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. Accordingly, you may receive less or different information about us than you would receive about a U.S. domestic public company.

In addition, as a “foreign private issuer,” we are permitted to follow certain home-country corporate governance practices in lieu of certain Nasdaq requirements. A foreign private issuer must disclose in its annual reports filed with the SEC each Nasdaq requirement with which it does not comply followed by a description of its applicable home country practice. We currently intend to follow some, but not all of the corporate governance requirements of Nasdaq for U.S. domestic issuers. With respect to the corporate governance requirements of Nasdaq that we do follow, we cannot make any assurances that we will continue to follow such corporate governance requirements in the future, and may therefore in the future, rely on available Nasdaq exemptions that would allow us to follow our home country practice. Unlike the requirements of Nasdaq for U.S. domestic issuers, we are not required to, under the corporate governance practice and requirements in British Virgin Islands, have a board consisting of a majority of independent directors, nor are we required to have a compensation committee or a nomination or corporate governance committee consisting entirely of independent directors, obtain shareholders’ approval for issuance of securities in certain situations or have regularly scheduled executive sessions with only independent directors each year. Such home country practices may afford less protection to holders of the Pubco Ordinary Shares.

You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited.

Pubco is a BVI business company incorporated under the laws of the British Virgin Islands, and following the Business Combination, Pubco will conduct a majority of its operations through its subsidiaries in Europe. Substantially all of Pubco’s assets following the Business Combination will be located outside of the United States. A majority of Pubco’s officers and directors following the Business Combination will reside outside the United States and a substantial portion of the assets of those persons are located outside of the United States. As a result, it could be difficult or impossible for you to bring an action against Pubco or against these individuals outside of the United States in the event that you believe that your rights have been infringed upon under the applicable securities laws or otherwise. Even if you are successful in bringing an action of this kind, the laws of the British Virgin Islands, of European jurisdictions and of the PRC could render you unable to enforce a judgment against the relevant assets or the assets of the relevant directors and officers.

In addition, Pubco’s corporate affairs will be governed by our memorandum and articles of association, the BVI Act and the common law of the British Virgin Islands. The rights of investors to take action against the directors, actions by minority shareholders and the fiduciary duties of Pubco’s directors to Pubco under British Virgin Islands law are to a large extent governed by the common law of the British Virgin Islands. The common law of the British Virgin Islands is derived in part from comparatively limited judicial precedent in the British Virgin Islands as well as from the common law of England, the decisions of whose courts are of persuasive authority, but are not binding, on a court in the British Virgin Islands. The rights of Pubco’s shareholders and the fiduciary duties of Pubco’s directors under the British Virgin Islands law may not be as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the British Virgin Islands has a different body of securities laws than the United States. Some U.S. states, such as Delaware, may have more fully developed and judicially interpreted bodies of corporate law than the British Virgin Islands. In addition, British Virgin Islands companies may not have standing to initiate a shareholder derivative action in a federal court of the United States.

A shareholder of a British Virgin Islands business company is entitled, on giving written notice to the company, to inspect the memorandum and articles of association, the register of members, the register of directors and the minutes of meetings and resolutions of members and of those classes of members of which he is a member, and to make copies of or take extracts from the documents and records referred to in above. Subject to the Pubco A&R M&A, the directors may, if they are satisfied that it would be contrary to the company’s interests to allow a member to inspect any document, or part of a document, specified above, refuse to permit the member to inspect the document or limit the inspection of the document, including limiting the making of copies or the taking of extracts from the records. This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder’s motion or to solicit proxies from other shareholders in connection with a proxy contest.

Certain corporate governance practices in the British Virgin Islands, which is Pubco’s home country, differ significantly from requirements for companies incorporated in other jurisdictions such as the United States. To the extent Pubco chooses to follow home country practice with respect to corporate governance matters, its shareholders may be afforded less protection than they otherwise would under rules and regulations applicable to U.S. domestic issuers. See “— As a company incorporated in the British Virgin Islands, Pubco is permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from the Nasdaq Stock Market corporate governance listing standards; these practices may afford less protection to shareholders than they would enjoy if Pubco complied fully with the Nasdaq Stock Market corporate governance listing standards.”

As a result of all of the above, Pubco’s shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of the board of directors or controlling shareholders than they would as Public Stockholders of a company incorporated in the United States.

The Pubco A&R M&A contain certain provisions, including anti-takeover provisions that limit the ability of shareholders to take certain actions and could delay or discourage takeover attempts that shareholders may consider favorable.

The Pubco A&R M&A that will be in effect upon consummation of the Business Combination contain provisions that could have the effect of rendering more difficult, delaying, or preventing an acquisition that shareholders may consider favorable. These provisions could also limit the price that investors might be willing to pay in the future for Pubco Ordinary Shares, and therefore depress the trading price of Pubco Ordinary Shares. These provisions could also make it difficult for shareholders to take certain actions, including electing directors who are not nominated by Aiways Europe or taking other corporate actions, including effecting changes in Pubco’s management following the Business Combination. See “Description of Pubco Securities.” These provisions, alone or together, could delay or prevent hostile takeovers and changes in control or changes in Pubco’s board of directors or management.

A market for Pubco’s securities may not develop or be sustained, which would adversely affect the liquidity and price of Pubco’s securities.

Following the Business Combination, the price of Pubco’s securities may fluctuate significantly due to the market’s reaction to the Business Combination and general market and economic conditions. A substantial amount of Pubco Ordinary Shares will be subject to transfer restrictions following the Business Combination. An active trading market for Pubco’s securities following the Business Combination may never develop or, if developed, may not be sustained. In addition, the price of Pubco’s securities after the Business Combination may vary due to general economic conditions and forecasts, Pubco’s general business condition and the release of its financial reports. Additionally, if Pubco’s securities are not listed on the Nasdaq Stock Market and are quoted on over-the-counter market, the liquidity and price of Pubco’s securities may be more limited than if Pubco’s securities were quoted or listed on the Nasdaq Stock Market or another national securities exchange. You may be unable to sell your securities unless a market can be established or sustained.

Following the Business Combination, if securities or industry analysts do not publish or cease publishing research or reports about Pubco, Pubco’s business, its market or its competitors, or if they change their recommendations regarding Pubco’s securities adversely, the price and trading volume of Pubco’s securities could decline.

The trading market for Pubco’s securities will be influenced by the research and reports that industry or securities analysts may publish about Pubco, Pubco’s business, its market or its competitors. If any of the analysts who may cover Pubco following the Business Combination change their recommendation regarding Pubco’s securities adversely, or provide more favorable relative recommendations about Pubco’s competitors, the price of Pubco’s securities would likely decline. If any analyst who may cover Pubco following the Business Combination were to cease their coverage or fail to regularly publish reports on Pubco, Pubco could lose visibility in the financial markets, which could cause the price or trading volume of Pubco’s securities to decline.

The issuance of additional Pubco Ordinary Shares or other securities in connection with financings, acquisitions, investments, Pubco’s equity incentive plans or otherwise will dilute all other shareholders.

Pubco expects to issue additional Pubco Ordinary Shares or other securities in the future, which will result in dilution to all other shareholders. Pubco also expects to adopt a share incentive plan and grant equity awards to key employees. Pubco may also raise capital through equity financings in the future. As part of Pubco’s business strategy, it may acquire or make investments in companies, solutions or technologies and issue equity securities to pay for any such acquisition or investment. Any such issuances of the additional Pubco Ordinary Shares or other securities may cause shareholders to experience significant dilution of their ownership interests and the per share value of Pubco Ordinary Shares to decline.

Pubco does not intend to pay dividends before it becomes profitable, and as a result, your ability to achieve a return on your investment in the foreseeable future will depend on appreciation in the price of the Pubco Ordinary Shares.

Pubco does not intend to pay any cash dividends before it becomes profitable, which may not occur in the foreseeable future. Any determination to pay dividends in the future will be at the discretion of Pubco’s board of directors. Accordingly, you may need to rely on sales of the Pubco Ordinary Shares after price appreciation, which may never occur, as the only way to realize any future gains on your investment.

A significant portion of Pubco’s issued and outstanding ordinary shares may not be immediately resold but may be sold into the market in the near future. This could cause the market price of the Pubco Ordinary Shares to drop significantly, even if Pubco’s business is doing well.

Pubco’s officers and directors following the Closing will not hold any Pubco Ordinary Shares. We may, on or before the consummation of the Business Combination, distribute some or all of the HUDA Founder Shares held by the Sponsor and release some or all the HUDA Founder Shares from such lock-up restrictions in connection with applicable stock exchange listing requirements. In addition, approximately 3,000,000 Pubco Ordinary Shares to be held by certain Sellers and Parent Shareholders will not be subject to any lock-up restrictions pursuant to the Business Combination Agreement. Additionally, according to lock-up agreement with certain key shareholders of Aiways Europe (the “Extended Lock-Up Holders”), all of the Pubco Ordinary Shares held by such shareholders upon the consummation of the Business Combination will be subject to an eighteen (18)-month lock-up. Of the shares held by the Signing Seller and the Parent Shareholders receiving shares pursuant to the Signing Seller Distribution, seventy percent (70%) of such shares will remain subject to a six (6)-month lock-up, and thirty percent (30%) of such shares will be subject to an extended nine (9)-month lock-up. Pubco Ordinary Shares issued to other shareholders of Aiways Europe, such as FAs, as consideration in connection with the Business Combination are subject to a six (6)-month lock-up. Moreover, the holders of the HUDA Founder Shares are entitled to registration rights pursuant to a registration rights agreement entered into in connection with the HUDA IPO, which will be replaced by the receipt by the Amended and Restated Registration Rights Agreement. The presence of these additional Pubco Ordinary Shares in the public market may have an adverse effect on the market price of Pubco Ordinary Shares.

The reduced reporting and disclosure requirements applicable to emerging growth companies may make Pubco’s securities less attractive to investors.

Pubco is and, following the Business Combination, will be an “emerging growth company” as defined in the JOBS Act, and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies,” including the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, disclosure obligations regarding executive compensation in Pubco’s periodic reports and proxy statements, and the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. Pubco does not intend to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, Pubco, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make a comparison of Pubco’s financial statements with certain other public companies difficult or impossible because of the potential differences in accounting standards used.

Pubco will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (i) following the fifth anniversary of the consummation of the Business Combination, (ii) in which Pubco has total annual gross revenue of at least $1.235 billion, or (iii) in which Pubco is deemed to be a large accelerated filer, which means the market value of Pubco’s common equity that is held by non-affiliates exceeds $700 million as of the last business day of its most recently completed second fiscal quarter; and (2) the date on which Pubco has issued more than $1.00 billion in non-convertible debt securities during the prior three-year period.

Investors may find Pubco’s securities less attractive if it chooses to rely on these exemptions, and there may be a less active trading market for Pubco’s securities, and the price of such securities may be more volatile.

Pubco will incur increased costs as a result of operating as a public company, and its management will be required to devote substantial time to comply with a public company’s responsibilities and corporate governance practices.

As a public company, Pubco will incur significant legal, accounting and other expenses, which Pubco expects to further increase after it is no longer an “emerging growth company.” The Sarbanes-Oxley Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act, the listing requirements of Nasdaq, and other applicable securities rules and regulations impose various requirements on public companies. Pubco’s management and other personnel are not experienced in managing a public company and will be required to devote a substantial amount of time to compliance with these requirements. Moreover, these rules and regulations will increase Pubco’s legal and financial compliance costs and will make some activities more time-consuming and costly.

In the past, shareholders of some public companies brought securities class action suits against these companies following periods of instability in the market price of these companies’ securities. Pubco’s involvement in a class action suit could divert a significant amount of its management’s attention and other resources from its business, which could harm its results of operations and require it to incur significant expenses to defend the suit.

Any such class action suit, whether or not successful, could harm Pubco’s reputation and restrict its ability to raise capital in the future. In addition, if a claim is successfully made against it, Pubco may be required to pay significant damages, which could materially and adversely affect its financial condition and results of operations.

If Pubco fails to maintain an effective system of internal control over financial reporting after the completion of the Business Combination, Pubco may be unable to accurately report its financial results or prevent fraud, and investor confidence in Pubco and the market price of Pubco Ordinary Shares may be adversely affected.

Prior to the completion of the Business Combination, Aiways Europe was a private company with limited accounting personnel and other resources with which to address our internal control and procedures over financial reporting. In the course of auditing our financial statements for the years ended December 31, 2025 and 2024, we identified two material weaknesses in our internal control over financial reporting as of December 31, 2025 and 2024. As defined in the standards established by the PCAOB, a “material weakness” is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the annual or interim financial statements will not be prevented or detected on a timely basis.

The material weaknesses that have been identified relate to the lack of: (i) sufficient competent financial reporting and accounting personnel with appropriate understanding of U.S. GAAP and the SEC rules and regulations; and (ii) a sound internal control system and internal audit department.

The material weaknesses, if not remediated timely, may lead to material misstatements in our financial statements in the future. Prior to preparing for this offering, neither we nor our independent registered public accounting firm had undertaken a comprehensive assessment of our internal control for purposes of identifying and reporting material weaknesses in our internal control over financial reporting. Had we performed a formal assessment of our internal control over financial reporting or had our independent registered public accounting firm performed an audit of our internal control over financial reporting, additional material weaknesses may have been identified.

We have taken remedial actions and plan to take further steps to strengthen our internal control over financial reporting. To address the material weakness identified, we are in the process of adopting a number of measures, including: (i) recruiting additional employees and external consultants with extensive knowledge of U.S. GAAP and the SEC financial reporting requirements within the finance and accounting department; and (ii) strengthening internal control by building an internal control system, strengthening management’s focus on internal control and improving employees’ awareness of internal control, as well as building an internal audit department. For details, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Aiways Europe — Internal Control Over Financial Reporting” in this proxy statement/prospectus. The implementation of these measures, however, may not fully remediate the material weaknesses identified in our internal control over financial reporting, and we cannot conclude that they have been fully remediated. Our failure to remediate the material weaknesses or our failure to discover and address any other material weaknesses or deficiencies could result in inaccuracies in our financial statements and impair our ability to comply with applicable financial reporting requirements and related regulatory filings on a timely basis. Upon the completion of the Business Combination, Pubco will become a public company in the United States subject to the Sarbanes-Oxley Act of 2002. Section 404 of the Sarbanes-Oxley Act of 2002 (“Section 404”) will require that Pubco includes a report of management on our internal control over financial reporting in Pubco’s annual report on Form 20-F beginning with the second annual report on Form 20-F after becoming a public company. In addition, once Pubco ceases to be an “emerging growth company” as such term is defined in the JOBS Act, Pubco’s independent registered public accounting firm must attest to and report on the effectiveness of Pubco’s internal control over financial reporting. Pubco’s post-Business Combination management may conclude that Pubco’s internal control over financial reporting is not effective. Moreover, even if Pubco’s management concludes that Pubco’s internal control over financial reporting is effective, Pubco’s independent registered public accounting firm, after conducting its own independent testing, may issue a report that is qualified if it is not satisfied with Pubco’s internal controls or the level at which Pubco’s controls are documented, designed, operated or reviewed, or if it interprets the relevant requirements differently from Pubco. In addition, after Pubco becomes a public company, Pubco’s reporting obligations may place a significant strain on Pubco’s management, operational and financial resources and systems for the foreseeable future. Pubco may be unable to timely complete Pubco’s evaluation testing and any required remediation. While documenting and testing Pubco’s internal control procedures, in order to satisfy the requirements of Section 404, Pubco may identify other weaknesses and deficiencies in Pubco’s internal control over financial reporting.

In addition, if Pubco fails to maintain the adequacy of Pubco’s internal control over financial reporting, as these standards are modified, supplemented or amended from time to time, Pubco may not be able to conclude on an ongoing basis that Pubco has effective internal control over financial reporting in accordance with Section 404. Generally, if Pubco fails to achieve and maintain an effective internal control environment, Pubco could suffer material misstatements in Pubco’s financial statements and fail to meet its reporting obligations, which would likely cause investors to lose confidence in Pubco’s reported financial information. This could in turn limit Pubco’s access to capital markets, harm Pubco’s results of operations, and lead to a decline in the trading price of Pubco Ordinary Shares. Additionally, ineffective internal control over financial reporting could expose Pubco to increased risk of fraud or misuse of corporate assets and subject Pubco to potential delisting from Nasdaq, regulatory investigations and civil or criminal sanctions. Pubco may also be required to restate its financial statements from prior periods.

If Pubco is characterized as a passive foreign investment company (“PFIC”) for U.S. federal income tax purposes, U.S. Holders may experience adverse U.S. federal income tax consequences.

A non-U.S. corporation generally will be treated as a PFIC for U.S. federal income tax purposes, in any taxable year if either (1) at least 75% of its gross income for such year is passive income or (2) at least 50% of the value of its assets (generally based on an average of the quarterly values of the assets) during such year is attributable to assets that produce or are held for the production of passive income. The determination of whether Pubco will be treated as a PFIC for the taxable year that includes the Business Combination will depend on a number of factors, including the timing of the Business Combination and the amount of cash held by HUDA and Aiways Europe and its subsidiaries at the time of the Business Combination, among others. Accordingly, there can be no assurances in this regard or any assurances that Pubco will not be treated as a PFIC in the taxable year that includes the Business Combination or any future taxable year. Moreover, the application of the PFIC rules is subject to uncertainty in several respects, and there can be no assurance that the Internal Revenue Service (the “IRS”) will not take a contrary position or that a court will not sustain such a challenge by the IRS.

Following the consummation of the Business Combination, whether Pubco or any of its subsidiaries are a PFIC for any taxable year is a factual determination that depends on, among other things, the composition of its income and assets, and the market value of its securities. Changes in Pubco’s composition, the composition of Pubco’s income or the composition of its assets may cause it to be or become a PFIC for the current or subsequent taxable years. Whether Pubco is treated as a PFIC for U.S. federal income tax purposes is a factual determination that must be made annually at the close of each taxable year and, thus, is subject to significant uncertainty.

If Pubco is a PFIC for any taxable year, a U.S. Holder of its securities may be subject to adverse tax consequences and may incur certain information reporting obligations. For a further discussion, see “Certain Material U.S. Federal Income Tax Considerations — U.S. Holders — Ownership and Disposition of Pubco Ordinary Shares by U.S. Holders — Passive Foreign Investment Company Rules.” U.S. Holders of Pubco’s securities are strongly encouraged to consult their tax advisors regarding the potential application of these rules to Pubco and the ownership of its securities.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement/prospectus includes statements that express Pubco, Aiways Europe and HUDA’s opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results and therefore are, or may be deemed to be, “forward-looking statements.” These forward-looking statements can generally be identified by the use of forward-looking terminology, including the terms “believes,” “estimates,” “anticipates,” “expects,” “seeks,” “projects,” “intends,” “plans,” “may,” “will” or “should” or, in each case, their negative or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. They appear in a number of places throughout this proxy statement/prospectus and include statements regarding Pubco, Aiways Europe and HUDA’s intentions, beliefs or current expectations concerning, among other things: the Business Combination; the benefits of the Business Combination; results of operations; financial condition; liquidity; prospects; growth; strategies and the markets in which Aiways Europe operates, including estimates and forecasts of financial and operational metrics, projections of market opportunity, market share and vehicle sales; expectations and timing related to commercial product launches, including the start of production and launch of any future products of Aiways Europe, the performance, range and other features of the vehicles of Aiways Europe; future market opportunities, including with respect to energy storage systems and automotive partnerships; future manufacturing capabilities and facilities; future sales channels and strategies; and future market launches and expansion.

Such forward-looking statements are based on available current market information and the current expectations of Pubco, Aiways Europe and HUDA, including beliefs and forecasts concerning future developments and the potential effects of such developments on the Business Combination, Pubco, Aiways Europe and HUDA. Factors that may impact such forward-looking statements include:

•the inability of the parties to successfully or timely consummate the Business Combination, including the risk that any required regulatory approvals are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect Pubco, Aiways Europe or HUDA or the expected benefits of the proposed transactions, or that the approval of the HUDA Stockholders is not obtained;

•the amount of redemption requests made by Public Stockholders;

•failure to realize the anticipated benefits of the Business Combination;

•the outcome of any legal proceedings that may be instituted against HUDA or Aiways Europe in connection with the Business Combination;

•the ability to meet stock exchange listing standards following the consummation of the Business Combination;

•changes in domestic and foreign business, market, financial, political and legal conditions;

•Aiways Europe’s ability to enter into or maintain partnerships with its strategic partners, including original equipment manufacturers, vendors and technology providers, and to source new suppliers for its critical components, and to complete building out its supply chain, while effectively managing the risks due to such relationships;

•risks relating to the uncertainty of the projected financial information of Aiways Europe, including underlying assumptions regarding expected development and launch timeliness for Aiways Europe’s cars, manufacturing in the United States starting as planned, demand for Aiways Europe’s vehicles or car sale volumes, revenue and margin development based on pricing, variant and market mix, cost reduction efficiencies, logistics and growing aftersales as the total Aiways Europe fleet of cars and customer base grow;

•delays in the development, design, manufacture, launch and financing of Aiways Europe’s vehicles and Aiways Europe’s reliance on a limited number of vehicle models to generate revenues;

•risks related to the timing of expected business milestones and commercial launches, including Aiways Europe’s ability to mass produce its current and new vehicle models;

•increases in costs, disruption of supply or shortage of materials, in particular for lithium-ion cells or semiconductors;

•Aiways Europe’s reliance on its partners to manufacture vehicles at a high volume, and on the allocation of sufficient production capacity to Aiways Europe by its partners in order for Aiways Europe to be able to increase its vehicle production volumes;

•risks related to future market adoption of Aiways Europe’s offerings;

•risk related to Aiways Europe’s distribution model;

•the effects of competition and the pace and depth of electric vehicle adoption generally on Aiways Europe’s future business;

•changes in regulatory requirements, governmental incentives and fuel and energy prices;

•Aiways Europe’s ability to rapidly innovate;

•Aiways Europe’s ability to effectively manage its growth and recruit and retain key employees, including its chief executive officer and executive team;

•Aiways Europe’s reliance on its partnerships with vehicle charging networks to provide charging solutions for its vehicles and its strategic partners for servicing its vehicles and their integrated software;

•Aiways Europe’s ability to establish its brand and capture additional market share, and the risks associated with negative press or reputational harm;

•the outcome of any potential litigation, government and regulatory proceedings, investigations and inquiries;

•the impact of pandemics on HUDA and Aiways Europe’s business, projected results of operations, financial performance or other financial metrics or on any of the foregoing risks; and

•the other risks and uncertainties included in this proxy statement/prospectus in the section titled “Risk Factors” as well as the other risks and uncertainties set forth in the section titled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in HUDA’s final prospectus relating to its Initial Public Offering (File No. 333-264557) dated October 14, 2022, and other documents filed, or to be filed, with the SEC by HUDA or Pubco.

There can be no assurance that future developments affecting Pubco, Aiways Europe and/or HUDA will be those that Pubco, Aiways Europe and/or HUDA has anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond Pubco, Aiways Europe and/or HUDA’s control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of the assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Pubco, Aiways Europe and HUDA will not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Before a HUDA stockholder grants its proxy or instructs how its vote should be cast or votes on the proposals included in this proxy statement/prospectus, it should be aware that the occurrence of the events described in the “Risk Factors” section and elsewhere in this proxy statement/prospectus may adversely affect Pubco, Aiways Europe or HUDA.

SPECIAL MEETING OF THE HUDA STOCKHOLDERS

General

HUDA is furnishing this proxy statement/prospectus to HUDA’s stockholders as part of the solicitation of proxies for use at the Special Meeting to be held on September 14, 2026, and at any adjournment thereof. This proxy statement/prospectus provides HUDA’s stockholders with information they need to know to be able to vote or instruct their vote to be cast at the Special Meeting.

Date, Time and Place

The Special Meeting will be held virtually on September 14, 2026, at 10:00 AM, Eastern Time, virtually via teleconference. You can participate in the Special Meeting call the toll free number (877) 407-3088 and cast your vote at www.huda.vote.

Purpose of the Special Meeting of Stockholders of HUDA

At the Special Meeting, HUDA is asking holders of HUDA Common Shares to:

•consider and vote upon the Business Combination Proposal to, among other things, adopt the Business Combination Agreement and approve the transactions contemplated by the Business Combination Agreement;

•consider and vote upon the Pubco Memorandum and Articles Proposal to adopt the Pubco A&R M&A;

•consider and vote upon the Organizational Documents Advisory Proposals to approve on an advisory and non-binding basis, in the material differences between the HUDA Charter and the Pubco A&R M&A relating to the authorized share capital, the status as blank check company, the number of directors, and the shareholder meeting quorum as described in the other proposals;

•consider and vote upon the Pubco Director Election Proposal to elect directors to the Pubco Board until the 2027 annual meeting of shareholders;

•consider and vote upon the Equity Incentive Plan Proposal to adopt the 2026 Pubco Equity Incentive Plan, to be effective upon the Closing;

•consider and vote upon the Insider Letter Amendment Proposal to approve amendments to the Insider Letter to (i) give Pubco and Aiways Europe rights to enforce the terms of the Insider Letter, (ii) effective as of the Closing, assign the rights and obligations of HUDA under the Insider Letter to Pubco and (iii) provide that up to an aggregate of 3,000,000 Pubco Ordinary Shares issued pursuant to the Business Combination Agreement in exchange for the HUDA Founder Shares, HUDA Private Units, HUDA Private Shares and HUDA Private Rights, when added together with the Pubco Ordinary Shares issued pursuant to the Business Combination Agreement in satisfaction of the Converted Sponsor Loans, will be released from the lock-up periods applicable thereunder; and

•consider and vote upon the Adjournment Proposal to adjourn the Special Meeting to a later date or dates, if necessary or desirable, at the determination of the HUDA Board.

Recommendation of HUDA’s Board of Directors

The HUDA Board has unanimously determined that the Business Combination Proposal and the other proposals to be presented at the Special Meeting are fair to and in the best interests of HUDA and its stockholders; has unanimously approved the Business Combination Proposal; and unanimously recommends that stockholders vote “FOR” the Business Combination Proposal, “FOR” the Pubco Memorandum and Articles Proposal, “FOR” each of the separate Organizational Documents Advisory Proposals, “FOR” each of the director nominees set forth in the Pubco Director Election Proposal, “FOR” the Equity Incentive Plan Proposal, “FOR” the Insider Letter Amendment Proposal and, if presented at the Special Meeting and “FOR” the Adjournment Proposal if presented at the Special Meeting.

Record Date; Outstanding Shares; Stockholders Entitled to Vote

HUDA has fixed the close of business on August 21, 2026 as the “Record Date” for determining HUDA stockholders entitled to notice of and to attend and vote at the Special Meeting. As of the close of business on the Record Date, there were 2,111,028 HUDA Common Shares issued and outstanding and entitled to vote. Each HUDA Common Share is entitled to one vote per share at the Special Meeting.

Quorum

The presence, in person or by proxy, of the holders of no less than a majority of all the issued and outstanding HUDA Common Shares entitled to vote constitutes a quorum at the Special Meeting. As of the record date, 1,055,515 HUDA Common Shares are required for a quorum at the Special Meeting.

Abstentions and Broker Non-Votes

Proxies marked “abstain” and proxies relating to “street name” shares that are returned to HUDA but marked by brokers as “not voted” will be treated as shares present for purposes of determining the presence of a quorum on all matters. Under applicable self-regulatory organization rules, if a stockholder does not provide voting instructions to its broker, the broker may not vote such shares on “non-routine” proposals, including the Business Combination Proposal, the Pubco Memorandum and Articles Proposal, the Organizational Documents Proposals, the Pubco Director Election Proposal, the Equity Incentive Plan Proposal and the Insider Letter Amendment Proposal.

Abstentions and broker non-votes will count as present. but will not be treated as votes cast. Therefore, they will be the equivalent of a vote “AGAINST” the Business Combination Proposal and the Memorandum and the Pubco Memorandum and Articles Proposal, but will have no effect on the vote count for the other proposals.

Vote Required

The approval of each of the Business Combination Proposal and all other proposals will require different votes. The Business Combination Proposal requires the affirmative majority of the issued and outstanding common shares. Abstentions and broker non-votes will count as present. but will not be treated as votes cast. Therefore, they will be the equivalent of a vote “AGAINST” the Business Combination Proposal and the Memorandum and the Pubco Memorandum and Articles Proposal, but will have no effect on the vote count for the other proposals.

As of the Record Date, Our Sponsor has agreed to waive its redemption rights in connection with the consummation of the Business Combination Proposal with respect to any Common Stocks it holds. Our Sponsor paid $25,000 to cover certain of our offering and formation costs in consideration of 1,711,325 shares of Common Stock (the “HUDA Founder Shares”). Our Sponsor is not entitled to redeem the HUDA Founder Shares. As of the date of the proxy statement/prospectus, our Sponsor owns 98.66% of the issued and outstanding HUDA Common Shares, and we have been informed by our Sponsor that it intends to vote in favor of each of the proposals.

Voting Your Shares — Stockholders of Record

Each HUDA Common Share that you own in your name entitles you to one vote. Your proxy card shows the number of HUDA Common Shares that you own. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker to ensure that votes related to the shares you beneficially own are properly counted. There are two ways to vote your HUDA Common Shares at the Special Meeting.

•You Can Vote by Signing and Returning the Enclosed Proxy Card. If you vote by proxy card, your “proxy,” whose name is listed on the proxy card, will vote your shares as you instruct on the proxy card. If you sign and return the proxy card but do not give instructions on how to vote your shares, your shares will be voted as recommended by the HUDA Board, “FOR” the Business Combination Proposal, “FOR” the Pubco Memorandum and Articles Proposal, “FOR” each of the separate Organizational Documents Advisory Proposals, “FOR” each of the director nominees set forth in the Pubco Director Election Proposal, “FOR” the Equity Incentive Plan Proposal, “FOR” each of the director nominees set forth in the Insider Letter Amendment Proposal and, if presented at the Special Meeting, “FOR” the Adjournment Proposal if presented at the Special Meeting.

•You Can Attend the Special Meeting and Vote Online. HUDA will be hosting the Special Meeting via live webcast. If you attend the Special Meeting, you may submit your vote at the Special Meeting online at URL, in which case any votes that you previously submitted will be superseded by the vote that you cast at the Special Meeting.

Voting Your Shares — Beneficial Owners

If on the record date your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. If you wish to vote at the Special Meeting, you must first request and obtain a valid legal proxy from your broker or other agent. You would receive a proxy card and voting instructions with these proxy materials from that organization rather than directly from HUDA. Simply complete and mail the proxy card to ensure that your vote is counted. You may be eligible to vote your shares electronically over the Internet or by telephone. A large number of banks and brokerage firms offer Internet and telephone voting. If your bank or brokerage firm does not offer Internet or telephone voting information, please complete and return your proxy card in the self-addressed, postage-paid envelope provided. To vote yourself at the Special Meeting, you must first obtain a valid legal proxy from your broker, bank or other agent and then register in advance to attend the Special Meeting. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a legal proxy form.

After obtaining a valid legal proxy from your broker, bank or other agent, to then register to attend the Special Meeting, you must submit proof of your legal proxy reflecting the number of your shares along with your name and email address to Equity Stock Transfer, LLC. Requests for registration should be directed to Equity Stock Transfer via email at proxy@equitystock.com. Written requests can also be mailed to Equity Stock Transfer LLC, 237 W. 37th St. Suite 602, New York, NY 10018:

Requests for registration must be labelled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on September 10, 2026.

You will receive a confirmation of your registration by email after HUDA receives your registration materials. You can participate in the Special Meeting and vote your shares electronically by visiting www.huda.vote. You will also need a voter control number included on your proxy card in order to be able to vote your shares during the Special Meeting. Follow the instructions provided to vote. HUDA encourages you to access the Special Meeting prior to the start time leaving ample time for the check in.

Attending the Special Meeting

The Special Meeting will be held virtually on September 14, 2026 at 10:00 AM Eastern Time by dialing +1 877-407-3088 (Toll Free). You will need the 12-digit meeting control number that is printed on your proxy card to enter the Special Meeting and cast your vote at www.huda.vote. HUDA recommends that you call at least 15 minutes before the Special Meeting to ensure you are called in when the Special Meeting starts.

Revoking Your Proxy

If you are a stockholder and you give a proxy, you may revoke it at any time before it is exercised by doing any one of the following:

•you may enter a new vote by Internet or telephone;

•you may send a later-dated, signed proxy card HUDA’s Chief Executive Officer at 31 Hudson Yards, Suite 1051, New York, NY 10001, which notice must be received, so that it is received by HUDA’s Chief Executive Officer on or before the Special Meeting; or

•you may attend the Special Meeting via the live webcast noted above, revoke your proxy, and vote virtually, as indicated above.

Who Can Answer Your Questions About Voting Your Shares?

If you are a stockholder and have any questions about how to vote or direct a vote in respect of your HUDA Common Shares, you may call Equity Stock Transfer LLC, HUDA’s proxy solicitor, at (212) 575-5757 or email proxy@equitystock.com.

Redemption Rights

Holders of HUDA Common Shares may seek to redeem their HUDA Common Shares, regardless of whether or not they are holders on the Record Date or whether or how they vote at the Special Meeting, but no later than 5:00 p.m. Eastern Time on September 10, 2026 (two (2) business days prior to the Special Meeting). Any stockholder holding HUDA Common Shares may demand that HUDA redeem such shares for a full pro rata portion of the Trust Account (which was approximately $11.03 per share as of July 17, 2026), net of taxes payable, calculated as of two (2) business days prior to the anticipated consummation of the Business Combination. If a holder properly seeks redemption as described in this section and the Business Combination is consummated, HUDA will redeem these shares for a pro rata portion of funds deposited in the Trust Account and the holder will no longer own these shares following the Business Combination.

The Sponsor and HUDA’s officers and directors will not have redemption rights with respect to any HUDA Common Shares owned by them, directly or indirectly.

HUDA stockholders who seek to redeem their HUDA Common Shares are required to (A) submit their request in writing to Equity Stock Transfer, LLC, HUDA’s transfer agent and (B) deliver their shares, either physically or electronically using The Depository Trust Company’s DWAC System, to HUDA’s transfer agent no later than 5:00 p.m. Eastern Time on September 10, 2026 (two (2) business days prior to the Special Meeting). If you hold the shares in “street name”, you will have to coordinate with your broker to have your shares certificated or delivered electronically. Certificates that have not been tendered (either physically or electronically) in accordance with these procedures will not be converted into cash. There is a nominal cost associated with this tendering process and the act of certificating the shares or delivering them through the DWAC system.

Any demand for redemption, once made, may be withdrawn at any time until the deadline for exercising redemption requests and thereafter, with HUDA’s consent, until the consummation of the Business Combination, or such later date as determined by the HUDA Board. If you delivered your shares for redemption to HUDA’s transfer agent and decide within the required timeframe not to exercise your redemption rights, you may request that HUDA’s transfer agent return the shares (physically or electronically).

If the Business Combination is not approved or completed for any reason, then Public Stockholders who elected to exercise their redemption rights will not be entitled to redeem their shares for a pro rata portion of the cash in the Trust Account, as applicable. HUDA will thereafter promptly return any shares delivered by such Public Stockholders. In such case, holders may only share in the assets of the Trust Account upon the liquidation of HUDA. This may result in holders receiving less than they would have received if the Business Combination was completed and they had exercised redemption rights in connection therewith due to potential claims of creditors.

The cash held in the Trust Account on July 17, 2026 was approximately $415,000 (approximately $11.03 per HUDA Common Share).

If a holder of HUDA Common Shares exercises its redemption rights, then it will be exchanging its HUDA Common Shares for cash and will no longer own those shares. You will be entitled to receive cash for these shares only if you properly demand redemption and deliver your share certificate (either physically or electronically) to HUDA’s transfer agent prior to the vote at the Special Meeting, and the Business Combination is consummated.

If a holder of HUDA Common Shares exercises its redemption rights, it will not result in the loss of any HUDA Rights that it may hold and, upon consummation of the Business Combination, each Rights will convert into the right receive one fifth (1/5) of one HUDA Common Share; however, HUDA will not issue fractional shares in connection with an exchange of rights. Fractional shares will either be rounded down to the nearest whole share or otherwise addressed in accordance with the applicable provisions of the Delaware General Corporation Law. All outstanding securities of HUDA immediately prior to the Effective Time shall no longer be outstanding and shall automatically be cancelled, in exchange for the right of the holder thereof to receive a substantially equivalent security of Pubco.

Proxy Solicitation Costs

We are soliciting proxies on behalf of the HUDA Board. This solicitation is being made by mail but also may be made by telephone or in person. HUDA and its directors, officers and employees may also solicit proxies in person, by telephone or by other electronic means. Any solicitation made and information provided in such a solicitation will be consistent with the written proxy statement/prospectus and proxy card.

If you send in your completed proxy card, you may still vote your shares in person or through the virtual meeting platform if you revoke your proxy before it is exercised at the Special Meeting.

HUDA has hired Equity Stock Transfer LLC (“Equity”) to assist in the proxy solicitation process for a fee of $9,000. HUDA will reimburse Equity for reasonable out-of-pocket expenses and will indemnify Equity and its affiliates against certain claims, liabilities, losses, damages and expenses.

HUDA will ask banks, brokers and other institutions, nominees and fiduciaries to forward the proxy materials to their principals and to obtain their authority to execute proxies and voting instructions. HUDA will reimburse them for their reasonable expenses.

PROPOSAL 1: THE BUSINESS COMBINATION PROPOSAL

The following is a discussion of the proposed Business Combination and the Business Combination Agreement. This is a summary only and may not contain all of the information that is important to you. This section describes the material provisions of the Business Combination Agreement (as defined below) but does not purport to describe all of the terms thereof. The following summary and description of the Business Combination Agreement is not complete and is qualified in its entirety by reference to the complete text of the Business Combination Agreement, a copy of which is attached to this proxy statement/prospectus as Annex A and is incorporated herein by reference. HUDA’s stockholders are urged to read this entire proxy statement/prospectus carefully, including the Business Combination Agreement in its entirety, for a more complete understanding of the Business Combination. Unless otherwise defined herein, the capitalized terms used below are defined in the Business Combination Agreement.

The Business Combination Agreement and Related Agreements

Business Combination Agreement

On November 22, 2024, Hudson Acquisition I Corp., a Delaware corporation (“HUDA”), entered into a Business Combination Agreement (as amended, restated or otherwise modified from time to time, the “Business Combination Agreement”) with EUROEV Holdings Limited, a British Virgin Islands business company (“Pubco”), Aiways Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Pubco (“Merger Sub”), Aiways Automobile Europe GmbH, a German limited liability company (“Aiways Europe”) and Aiways Tech Limited, a Hong Kong company (the “Signing Seller” and each of the other holders of Aiways Europe’s shares that executes and delivers a joinder agreement to Pubco, the “Joining Sellers”, and collectively with the Signing Seller, the “Sellers”).

Pursuant to the Business Combination Agreement, subject to the terms and conditions set forth therein, at the closing of the transactions contemplated by the Business Combination Agreement (the “Closing”): (a) Pubco will acquire all of the issued and outstanding ordinary shares of Aiways Europe (the “Purchased Shares”) from the Sellers in exchange for ordinary shares of Pubco (the “Pubco Ordinary Shares”), such that Aiways Europe becomes a wholly-owned subsidiary of Pubco and the Sellers become shareholders of Pubco (the “Share Exchange”); immediately thereafter (b) Merger Sub will merge with and into HUDA, with HUDA continuing as the surviving entity (the “Merger”), as a result of which (i) HUDA will become a wholly-owned subsidiary of Pubco, and (ii) each issued and outstanding security of HUDA immediately prior to the effective time of the Merger (the “Effective Time”) will no longer be outstanding and will automatically be cancelled, in exchange for the right of the holder thereof to receive a substantially equivalent security of Pubco, all upon the terms and subject to the conditions set forth in the Business Combination Agreement and in accordance with the provisions of applicable law (the Merger, the Share Exchange and the other transactions contemplated by the Business Combination Agreement and the ancillary documents, together, the “Business Combination”) and (c) as a result of such Business Combination, Pubco will become a publicly traded company upon the Closing.

HUDA and Merger Sub shall cause the Merger to be consummated by filing a certificate of merger with the Secretary of State of the State of Delaware in accordance with the relevant provisions of the Delaware General Corporation Law (“DGCL”), for the merger of Merger Sub with and into HUDA.

Consideration

Subject to and upon the terms and conditions of the Business Combination Agreement, in full payment for the Purchased Shares, Pubco shall issue and deliver to the Sellers an aggregate number of Pubco Ordinary Shares (the “Exchange Shares”) with an aggregate value (the “Exchange Consideration”) equal to the sum of (i) Four Hundred and Ten Million U.S. Dollars ($410,000,000), plus (ii) the amount of any Transaction Financing (as defined below) that is made into Aiways Europe or its subsidiaries prior to the Closing, for all of the outstanding ordinary shares of Aiways Europe (the “AE Ordinary Shares”) outstanding as of immediately prior to the Effective Time, with each Pubco Ordinary Share valued at Ten U.S. Dollars ($10.00) per Pubco Ordinary Share, and with each Seller receiving its pro rata share of the applicable Exchange Shares based on the number of Purchased Shares owned by such Seller, divided by the total number of AE Ordinary Shares outstanding as of immediately prior to the Effective Time (such percentage being each such Seller’s “Pro Rata Share”).

Representations and Warranties

The Business Combination Agreement contains a number of customary representations and warranties made by each of Aiways Europe, each Seller, HUDA and Pubco as of the date of the Business Combination Agreement or other specified dates solely for the benefit of certain of the parties to the Business Combination Agreement, which in certain cases are subject to specified exceptions and materiality, Material Adverse Effect (as defined below), knowledge and other qualifications contained in the Business Combination Agreement or in information provided pursuant to certain disclosure schedules to the Business Combination Agreement. “Material Adverse Effect” as used in the Business Combination Agreement means with respect to any specified person or entity, any fact, event, occurrence, change or effect that has had, or would reasonably be expected to have, individually or in the aggregate, a material adverse effect upon the business, assets, liabilities, results of operations or condition (financial or otherwise) of such person and its subsidiaries, taken as a whole, or the ability of such person or any of its subsidiaries on a timely basis to consummate the Business Combination, in each case subject to certain customary exceptions.

In the Business Combination Agreement, Aiways Europe made certain customary representations and warranties to HUDA and Pubco as of the date of the Business Combination Agreement and as of the Closing, including among others, related to the following: (1) corporate matters, including due organization, existence and good standing; (2) authority and binding effect relative to execution and delivery of the Business Combination Agreement and other ancillary documents; (3) capitalization; (4) subsidiaries; (5) governmental approvals; (6) non-contravention; (7) financial statements; (8) absence of certain changes; (9) compliance with laws; (10) permits; (11) litigation; (12) material contracts; (13) intellectual property; (14) taxes and returns; (15) real property; (16) personal property; (17) title to and sufficiency of assets; (18) employee matters; (19) benefit plans; (20) environmental matters; (21) transactions with related persons; (22) insurance; (23) top customers and suppliers; (24) certain business practices; (25) the Investment Company Act of 1940; (26) finders and brokers; (27) independent investigation; and (28) information supplied.

In the Business Combination Agreement, each Seller, severally and not jointly, made certain customary representations and warranties to HUDA and Pubco as of the date of the Business Combination Agreement and as of the Closing, including among others, related to the following: (1) corporate matters, including due organization, existence and good standing; (2) authority and binding effect relative to execution and delivery of the Business Combination Agreement and other ancillary documents; (3) ownership of Aiways Europe shares, (4) governmental approvals; (5) non-contravention; (6) litigation; (7) investment representations; (8) finders and brokers; (9) information supplied; and (10) independent investigation.

In the Business Combination Agreement, HUDA made certain customary representations and warranties to Aiways Europe, Pubco and the Sellers as of the date of the Business Combination Agreement and as of the Closing, including among others, related to the following: (1) corporate matters, including due organization, existence and good standing; (2) authority and binding effect relative to execution and delivery of the Business Combination Agreement and other ancillary documents; (3) governmental approvals; (4) non-contravention; (5) capitalization; (6) the Securities and Exchange Commission filings and financial statements; (7) reporting company and listing; (8) absence of certain changes; (9) compliance with laws; (10) orders and permits; (11) taxes and returns; (12) employees and employee benefit plans; (13) properties; (14) material contracts; (15) transactions with affiliates; (16) the Investment Company Act of 1940; (17) finders and brokers; (18) certain business practices; (19) insurance; (20) the trust account; (21) information supplied; and (22) independent investigation.

In the Business Combination Agreement, Pubco made certain customary representations and warranties to HUDA, Aiways Europe and the Sellers with respect to Pubco and Merger Sub as of the date of the Business Combination Agreement and as of the Closing, including representations and warranties related to the following: (1) corporate matters, including due organization, existence and good standing; (2) authority and binding effect relative to execution and delivery of the Business Combination Agreement and other ancillary documents; (3) governmental approvals; (4) non-contravention; (5) capitalization; (6) title and ownership of the Exchange Shares to be issued to the Sellers; (7) activities of Pubco and Merger Sub; (8) finders and brokers; (9) the Investment Company Act of 1940; (10) information supplied; and (11) independent investigation.

No Survival

The representations and warranties of the parties contained in the Business Combination Agreement terminate as of, and do not survive, the Closing, and, following their expiration, there are no indemnification rights for another party’s breach thereof. The covenants and agreements of the parties contained in the Business Combination Agreement do not survive the Closing, except those covenants and agreements to be performed after the Closing, which covenants and agreements will survive until fully performed.

Covenants of the Parties

Each party agreed in the Business Combination Agreement to use its commercially reasonable efforts to consummate the Business Combination. The Business Combination Agreement also contains certain customary covenants by each of the parties during the period between the signing of the Business Combination Agreement and the earlier of the Closing or the termination of the Business Combination Agreement in accordance with its terms (the “Interim Period”), including, among other things, those relating to: (1) the provision of access to their properties, books and records, personnel, financial and operating data and other similar information, or as the parties may reasonably request regarding the other parties, (2) the operation of their respective businesses in the ordinary course of business; (3) provision of consolidated financial statements of Aiways Europe; (4) HUDA’s public filings; (5) “no shop” obligations; (6) no insider trading; (7) notifications of certain breaches, consent requirements or other matters; (8) efforts to consummate the Closing and obtain third party and regulatory approvals; (9) efforts to cause Pubco to maintain its status as a “foreign private issuer” under the U.S. Securities Exchange Act of 1934 Rule 3b-4; (10) further assurances; (11) public announcements; (12) confidentiality; (13) indemnification of directors and officers and tail insurance and (14) use of trust proceeds after the Closing. Aiways Europe also agreed to use its commercially reasonable efforts to deliver (i) the audited financial statements for Aiways Europe for the fiscal years ended December 31, 2023 and December 31, 2022 and (ii) the unaudited financial statements for the six (6) month period ended June 30, 2024, as promptly as practicable after the date of the Business Combination Agreement. HUDA, Aiways Europe and Pubco also agreed to use their commercially reasonable efforts to enter into financing agreements for an aggregate of at least $100 million in proceeds on such terms and structuring, and using such strategy, placement agents and approach, as HUDA and Aiways Europe shall mutually agree (the “Transaction Financing”).
HUDA and Pubco also agreed to prepare a registration statement on Form F-4 (the “Registration Statement”) to be filed by Pubco with the SEC, to register (i) the Pubco Ordinary Shares to be issued under the Business Combination Agreement to (A) the holders of HUDA securities and (B) Joining Sellers who first execute and deliver joinders after the date on which the Registration Statement shall have become effective (the “Registration Statement Effective Date”) (other than as a transferee of the Signing Seller or another Joining Seller who was a Joining Seller on or prior to the Registration Statement Effective Date), and (ii) the distribution of up to fifty percent (50%) (such percentage to be determined by the Signing Seller prior to the Registration Statement Effective Date) of the Exchange Shares to be received by the Signing Seller to the shareholders (the “Parent Shareholders”) of its ultimate parent entity, which Registration Statement will also contain a proxy statement of HUDA therein for the purpose of soliciting proxies from HUDA’s stockholders for the matters to be acted upon at a stockholders’ meeting to be called for HUDA stockholders, to vote on, among other matters, the Business Combination Agreement and the transactions, and providing such holders with an opportunity to participate in the redemption of all or a portion of their Public Shares upon the Closing (the “Closing Redemption”). As part of the Registration Statement, Pubco will approve and adopt, subject to HUDA stockholder approval, an incentive equity plan with awards for 10% of the issued and outstanding Pubco Ordinary Shares immediately after the Closing (after giving effect to the Closing Redemption).

The parties agreed to take all action necessary to cause Pubco’s board of directors (the “Post-Closing Pubco Board”) immediately after Closing to consist of individuals designated by Aiways Europe, including one (1) person that is designated by Aiways Europe prior to the Closing as the chairman of the Post-Closing Pubco Board. The parties further agreed to take all action necessary so that the individuals serving as the chief executive officer and chief financial officer, respectively, of HUDA immediately after the Closing will be the same individuals (in the same office) as that of Aiways Europe immediately prior to the Closing.

HUDA also agreed that during the period between the signing of the Business Combination Agreement and the earlier of the Closing or the termination of the Business Combination Agreement, it will continue each month to exercise its right under its certificate of incorporation to extend the date by which HUDA must effect a business combination (currently April 18, 2027) for an additional month.

Aiways Europe agreed that, as promptly as practicable after the Registration Statement Effective Date, it would either (i) call a meeting of the shareholders of Aiways Europe in order to obtain the requisite Company shareholder approval (the “Aiways Europe Shareholder Meeting”), and Aiways Europe agreed to use its reasonable best efforts to solicit from Aiways Europe shareholders proxies in favor of the requisite Company shareholder approval prior to such Aiways Europe Shareholder Meeting, or (ii) use its reasonable best efforts to obtain a signed written consent in lieu of a meeting of Company shareholders and Aiways Europe agreed to take all other actions necessary or advisable to secure the requisite Company shareholder approval.

Signing Seller made certain interest-free loans to Aiways Europe in the aggregate amount of $1,500,000 (the “HUDA Bridge Advance”), which Aiways Europe then loaned to HUDA. HUDA agreed that the proceeds from the HUDA Bridge Advance will be used solely for purposes of maintaining HUDA as a public company and implementing the consummation of the Transactions.

HUDA intends to amend it outstanding rights, which were issued as part of the units in its initial public offering, to decrease the number of HUDA Common Shares issuable upon the consummation by HUDA of its business combination from one-fifth (1/5th) of a HUDA Common Share to one-fiftieth (1/50th) of a HUDA Common Share (the “Rights Amendment”). HUDA agreed to use its commercially reasonable efforts to, as promptly as practicable after the date of the Business Combination Agreement, (i) obtain the approval of the Rights Amendment by the holders of HUDA rights to (ii) otherwise effect the Rights Amendment, including filing with the SEC a proxy statement of HUDA (the “Rights Amendment Proxy Statement”) to call a meeting of the holders of HUDA Rights (or seek the written consent of the holders of HUDA rights) to approve the Rights Amendment, use its commercially reasonable efforts to have the Rights Amendment Proxy Statement “clear” comments with the SEC, send a copy of the Rights Amendment Proxy Statement to the holders of HUDA Rights, and holding a meeting of the holders of HUDA Rights (or seek the written consent of the holders of HUDA Rights), in each case, as promptly as practicable after the date of the Business Combination Agreement.

Conditions to Consummation of the Business Combination

The Business Combination Agreement contains customary conditions to Closing, including the following mutual conditions of the parties (unless waived): (i) the approval of the Business Combination Agreement and the Transactions and related matters by the requisite vote of HUDA stockholders; (ii) the approval of the Business Combination Agreement and the transactions and related matters by the requisite vote of Company shareholders; (iii) expiration or termination of any waiting period under applicable antitrust laws; (iv) receipt of required third party consents, if any; (v) no law or order preventing the Business Combination; (vi) the members of the Post-Closing Pubco Board having been appointed in accordance with the Business Combination Agreement; (vii) the Registration Statement having been declared effective by the SEC; (viii) approval from Nasdaq for the listing of the Pubco Ordinary Shares to be issued in connection with the Business Combination; (ix) Pubco shall have amended and restated its memorandum and articles of association in a form reasonably acceptable to HUDA and Aiways Europe; (x) each of Aiways Europe and HUDA shall have received evidence reasonably satisfactory that Pubco qualifies as a foreign private issuer; and (xi) there shall not be any pending action brought by a third party that is not an affiliate of the parties to enjoin or otherwise prevent the consummation of the Closing.

In addition, unless waived by Aiways Europe, Pubco, Merger Sub and Sellers, the obligations of Aiways Europe, Pubco, Merger Sub and Sellers to consummate the Business Combination are subject to the satisfaction of the following additional conditions, in addition to the delivery by HUDA of the customary certificates and other Closing deliverables: (i) the representations and warranties of HUDA being true and correct on and as of the date of the Business Combination Agreement and as of the Closing (subject to Material Adverse Effect); (ii) HUDA having performed in all material respects its obligations and complied in all material respects with its covenants and agreements under the Business Combination Agreement required to be performed or complied with by it on or prior to the date of the Closing; (iii) absence of any Material Adverse Effect with respect to HUDA since the date of the Business Combination Agreement which is continuing and uncured; (iv) the Sponsor Agreement (as defined below) and the Insider Letter Amendment (as defined below) in each case shall be effective as of Closing; (v) each Seller or Parent Shareholder other than the Unlocked Company Shareholders (as defined in the Business Combination Agreement) shall have executed and delivered to Pubco a Lock-Up Agreement (as defined below) and each such Lock-Up Agreement effective as of the Closing; (vi) the parties shall have amended and restated HUDA’s existing registration rights agreement in form and substances reasonably acceptable to HUDA, Pubco and Aiways Europe to, among other matters, have Pubco assume the registration obligations of HUDA under the existing registration rights agreement, have such rights apply to the Pubco Ordinary Shares, and to provide the Pubco Insiders (as defined in the Business Combination Agreement) with registration rights thereunder (the “Amended Registration Rights Agreement”); and (vi) the Post-Closing Pubco Board shall have been elected or appointed as of the Closing in a manner consistent with the Business Combination Agreement. There is no minimum cash condition.

Finally, unless waived by HUDA, the obligations of HUDA to consummate the Business Combination are subject to the satisfaction of the following additional Closing conditions, in addition to the delivery by Aiways Europe Entities (as defined in the Business Combination Agreement) customary certificates and other Closing deliverables: (i) All of the representations and warranties of Aiways Europe Entities and the Sellers set forth in the Business Combination Agreement and in any certificate delivered by or on behalf of Aiways Europe Entities or any Seller pursuant hereto shall be true and correct on and as of the date of the Business Combination Agreement and on and as of the Closing. (Subject to Material Adverse Effect); (ii) Aiways Europe Entities and the Sellers shall have performed in all material respects all of their respective obligations and complied in all material respects with all of their respective agreements and covenants under this Agreement to be performed or complied with by them on or prior to the Closing Date; (iii) Each Seller or Parent Shareholder that is not an Unlocked Company Shareholder shall have executed and delivered to HUDA a Lock-Up Agreement, and each Lock-Up Agreement effective as of the Closing; and (iv) absence of any Material Adverse Effect with respect to Aiways Europe and its subsidiaries on a consolidated basis since the date of the Business Combination Agreement which is continuing and uncured.

Termination

In addition to termination by mutual agreement among parties, the Business Combination Agreement may be terminated at any time prior to the Closing by either HUDA or Aiways Europe if the Closing does not occur by April 18, 2025 (the “Outside Date”).

The Business Combination Agreement may also be terminated under certain customary and limited circumstances at any time prior to the Closing, including: (i) by either HUDA or Aiways Europe if a governmental authority of competent jurisdiction shall have issued an order or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions, and such order or other action has become final and non-applicable; (ii) by Aiways Europe for HUDA’s uncured material breach of the Business Combination Agreement, such that the related Closing condition would not be met; (iii) by HUDA for the uncured material breach of the Business Combination Agreement by Aiways Europe, Pubco, Merger Sub or any Seller such that the related Closing condition would not be met; and (iv) by written notice by Aiways Europe to HUDA if HUDA holds its stockholder meeting to approve the Business Combination Agreement and the transactions and such approval is not obtained.

If the Business Combination Agreement is terminated, all further obligations of the parties under the Business Combination Agreement (except for certain obligations) will terminate, and no party to the Business Combination Agreement will have any further liability to any other party thereto, other than for willful breach or fraud prior to termination. The Business Combination Agreement does not provide for any termination fees. However, if Aiways Europe terminates the Business Combination for HUDA’s uncured material breach of the Business Combination Agreement such that the related Closing condition would not be met, HUDA shall immediately repay the HUDA Bridge Advance upon such termination

Trust Account Waiver

Aiways Europe, Pubco, Merger Sub and Seller each agreed on behalf of themselves and their respective subsidiaries that they will not have any right, title, interest or claim of any kind in or to any monies in HUDA’s trust account (including any distributions therefrom) held for its public stockholders, and agreed not to, and waived any right to, make any claim against the trust account (including any distributions therefrom) other than in connection with the Closing.

Governing Law

The Business Combination Agreement is governed by the laws of the State of Delaware without regard to the conflict of laws principles thereof. All actions arising out of or relating to the Business Combination Agreement shall be heard and determined exclusively in the Court of Chancery of the State of Delaware in and for New Castle County, Delaware or if such court shall not have jurisdiction, any federal court located in the State of Delaware or other Delaware state court (or in any appellate court therefrom).

Related Agreements

Sponsor Agreement

Simultaneously with the execution and delivery of the Business Combination Agreement, the Sponsor, Pengfei Xie (the “Sponsor Guarantor” and together with the Sponsor, each a “Sponsor Party”), Aiways Europe, Pubco and HUDA entered into a letter agreement (the “Sponsor Agreement”), pursuant to which among other things, (a) each Sponsor Party agreed to, jointly and severally, (i) pay for all HUDA closing expenses (other than HUDA pre-closing tax liabilities) at or prior to the Closing, (ii) pay for any required HUDA pre-closing tax liabilities, which payment will be repaid by Pubco to the Sponsor in cash without interest within one (1) month after the Closing, (iii) indemnify Pubco, HUDA and the Company and their respective representatives to the extent that any HUDA closing expenses (other than HUDA pre-closing tax liabilities) have not been paid or otherwise fully satisfied as of the Closing, and (iv) immediately repay the HUDA Bridge Advance to Aiways Europe if Aiways Europe terminates the Business Combination for HUDA’s uncured material breach of the Business Combination Agreement, (b) HUDA’s obligations under any loans made by the Sponsor to HUDA prior to the Closing, up to an aggregate of One Million Five Hundred Thousand U.S. Dollars ($1,500,000), will be converted into Pubco Ordinary Shares at the Closing at a conversion price of Ten U.S. Dollars ($10.00) per Pubco Ordinary Share (“Converted Sponsor Loans”), and (c) the Sponsor agreed to provide reasonable support for the Transaction Financing.

Insider Letter Amendment

Simultaneously with the execution of the Business Combination Agreement, HUDA, Pubco, the Sponsor, Aiways Europe and other HUDA insiders entered into an amendment (the “Insider Letter Amendment”) to the letter agreement that was entered into in connection with HUDA’s initial public offering (the “Insider Letter”), to (i) give Pubco and Aiways Europe rights to enforce the terms of the Insider Letter, (ii) effective as of the Closing, assign the rights and obligations of HUDA under the Insider Letter to Pubco and (iii) provide that up to an aggregate of 3,000,000 Pubco Ordinary Shares issued pursuant to the Business Combination Agreement in exchange for the HUDA Founder Shares, HUDA Private Units, HUDA Private Shares and HUDA Private Rights, when added together with the Pubco Ordinary Shares issued pursuant to the Business Combination Agreement in satisfaction of the Converted Sponsor Loans, will be released from the lock-up periods applicable thereunder. See “Proposal 6 — The Insider Letter Amendment Proposal.”

Lock-Up Agreement

On or prior to the Closing, each Seller and Parent Shareholder, except for such Sellers and Parent Shareholders (as defined in the Business Combination Agreement) that will not be Pubco Insiders (as defined in the Business Combination Agreement) immediately after the Closing and that are expected as of immediately after the Closing to hold an aggregate of 3,000,000 Pubco Ordinary Shares (such Sellers and Parent Shareholders that are not required to sign Lock-Up Agreements, the “Unlocked Company Shareholders”), will enter into a Lock-Up Agreement with Pubco and HUDA (the “Lock-Up Agreements”), which Lock-Up Agreements will become effective as of the Closing. The Lock-Up Agreements pertain to all of the Pubco Ordinary Shares to be issued to either the Sellers or Parent Shareholders, unless otherwise excluded as an Unlocked Company Shareholder, under the Business Combination Agreement (all such securities, together with any securities paid as dividends or distributions with respect to such securities or into which such securities are exchanged or converted, the “Restricted Securities”) shall become subject to limitations on disposition as set forth in the Lock-Up Agreements.

Pursuant to each Lock-Up Agreement, each individual agreed not to, during the period commencing from the Closing Date and ending on (A) (x) with respect to 50% of the Restricted Securities, the earlier of the six (6) month anniversary of the date of the Closing and the date on which the closing price of the Pubco Ordinary Shares exceeds $12.50 for any 20 trading days within a 30-day trading period following the Closing and (y) with respect to the remaining 50% of the Restricted Securities, the six (6) month anniversary of the date of the Closing and (B) (B) the date after the Closing on which Pubco consummates a liquidation, merger, share exchange, reorganization or other similar transaction with an unaffiliated third party that results in all of Pubco’s shareholders having the right to exchange their equity holdings in Pubco for cash, securities or other property: (i) lend, offer, pledge, hypothecate, encumber, donate, assign, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any Restricted Securities, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Restricted Securities, or (iii) publicly disclose the intention to do any of the foregoing, whether any such transaction described in clauses (i), (ii) or (iii) above is to be settled by delivery of Restricted Securities or other securities, in cash or otherwise (any of the foregoing described in clauses (i), (ii) or (iii), a “Prohibited Transfer”).

PIPE Investment

In connection with the Business Combination, Pubco, Aiways Europe and HUDA entered into a series of subscription agreements with accredited investors between November 26, 2025 and July 9, 2026. Pursuant to these subscription agreements, the investors agreed to purchase an aggregate of 3,450,000 Pubco Ordinary Shares at purchase prices of $5.00 and $8.00 per share, collectively, the PIPE Investors have agreed to purchase an aggregate of 3,450,000

Pubco Ordinary Shares for an aggregate purchase price of $24.0 million (collectively, the “PIPE Investment”), substantially concurrently with the consummation of the Business Combination, subject to the satisfaction or waiver of the applicable closing conditions. The Pubco Ordinary Shares to be issued pursuant to the PIPE Subscription Agreements are referred to herein as the “PIPE Shares.”

The issuance of the PIPE Shares will dilute the ownership interests of the non-redeeming Public Shareholders. See “Summary — Pro Forma Capitalization” for additional information regarding the dilutive effects of the PIPE Investment.

Transaction and Organizational Structures Prior to and Following Consummation of the Business Combination

Prior to the Consummation of the Business Combination

PENGFEI XIE (100%)
PX CAPITAL PARTNERS LP (100%)
HUDSON SPAC HOLDING, LLC (98.66%)
HUDA PUBLIC SHAREHOLDERS (1.34%)
HUDSON ACQUISITION I CORP.

Following the Consummation of the Business Combination

Background of the Business Combination

Hudson Acquisition I Corp. (“HUDA”) is a blank check company incorporated as a Delaware corporation on January 11, 2021, for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more target businesses.

On October 18, 2022, HUDA consummated its Initial Public Offering and sold 6,000,000 HUDA Units at a public offering price of $10.00 per Unit, resulting in total gross proceeds of $60,000,000 (before underwriting discounts and commissions and offering expenses). Each Unit consists of one HUDA Common Share and one HUDA Right.

Simultaneously with the closing of the Initial Public Offering, HUDA’s sponsor, Hudson SPAC Holding LLC (the “Sponsor”) was intended have purchased a total of 340,000 units (the “Initial Private Placement Units”) at a price of $10.00 per Initial Private Placement Unit (the “Private Placement”).

On October 21, 2022, HUDA consummated the sale of 845,300 units (the “OA Units”) at $10.00 per unit as a result of the underwriters’ partial exercise of their over-allotment option (the “Overallotment Offering”). As a result of the Overallotment Offering, the Company received gross proceeds of $8,453,000 (before deducting certain underwriting discount and fees), a portion of which of which was placed in the Trust Account.

On October 21, 2022, simultaneously with the consummation of the Overallotment Offering, HUDA completed the private placement of additional 31,500 units (the “Overallotment Private Placement Units”) pursuant at a purchase price of $10.00 per Overallotment Private Placement Unit, generating gross proceeds of $315,000, a portion of which was placed in the Trust Account.

As a result of the Initial Public Offering and Overallotment Offering, an amount of $69,479,795 was placed in a Trust Account.

Upon completion of the Offering, Mr. Jiang Hui served as the Chief Executive Officer and Chairman of the Board of HUDA and Mr. Hon Man Yun served as the Chief Financial Officer of HUDA.

On October 3, 2023, Mr. Hon Man Yun passed away; on December 21, 2023, HUDA appointed Pengfei Xie, HUDA’s Senior Advisor, as acting Chief Financial Officer.

On March 12, 2024, Mr. Jiang Hui resigned from his positions as Chief Executive Officer and Chairman of the Board of HUDA; on the same day, HUDA appointed Mr. Warren Wang as its Chief Executive Officer and Chairman of the Board.

PX Capital Partners L.P., of which our former Senior Advisor and current Chief Financial Officer Pengfei Xie is the General Partner, is the sole member of the Sponsor. Mr. Pengfei Xie is also the sole shareholder of PX Global Advisors, LLC (“PX Global Advisors”), an investment firm. Through the Sponsor, HUDA is affiliated with PX Global Advisors, LLC, which HUDA has been paying a total of $20,000 per month for office space, utilities and administrative support since October 16, 2022. Both the Sponsor and PX Global Advisors were founded and led by Mr. Pengfei Xie, HUDA’s current Chief Financial Officer. On March 13, 2024, Mr. Warren Wang was appointed as the Chief Executive Officer of HUDA. HUDA has utilized Mr. Pengfei Xie and Mr. Warren Wang’s network of relationships and administrative resources to identify, process, and analyze potential acquisition opportunities. On February 16, 2023, HUDA also entered into an “M&A/Capital Market Advisory Agreement” with Chardan, the underwriter for HUDA’s Initial Public Offering.

Prior to entering into the Business Combination Agreement, HUDA conducted a thorough search for a business combination target, drawing upon the networks of relationships of its management team, the members of the HUDA Board and input from the Sponsor and its affiliates across different industries, leveraging the significant experience of HUDA’s officers, directors and consultants in analyzing and evaluating companies and market opportunities across a variety of sectors. Prior to consummating its IPO on October 18, 2022, neither HUDA, nor anyone on its behalf, had any substantive discussions, formal or otherwise, with respect to a proposed transaction with Aiways Europe. The terms of the proposed Business Combination with Aiways Europe are the result of arm’s-length negotiations between representatives of HUDA and Aiways Europe. The following is a brief description of the background of these negotiations and the resulting Business Combination.

HUDA’s management team, supported by the Sponsor, sought out potential business combination targets through their network of relationships across different industries, with a preference of electric vehicles and renewable energies. HUDA also responded to inquiries from investment bankers who represented companies that were potential business combination targets and received several unsolicited requests from potential targets. During the search process, HUDA reviewed the materials of and/or had discussions with representatives of more than 10 potential business combination targets in a wide range of industries, including biotech, battery recycling, supply chain management, fintech, electric vehicles, and transaction processing industries. Most of these targets had operations concentrated in North America and Asia. For those targets that were deemed to warrant significant interest, HUDA’s management, board of directors, and/or support team members performed further diligence, including receiving presentations by and holding discussions with management teams of targets, experience and readiness discussions and/or assessments, and assessments of financial condition and potential growth prospects for those targets’ business and industry. HUDA management updated the HUDA Board as to the progress of the foregoing on both a formal and informal basis. HUDA then discussed preliminary parameters for proposals to those targets that it determined were strong candidates for a potential business combination.

On March 31, 2023, HUDA entered into a Letter of Intent (LOI) with a pre-clinical-stage biotechnology company (Company A) for a potential business combination. Shortly after the official negotiation of definitive terms of the acquisition and the transactions, Company A informed HUDA that it determined not to go public. HUDA soon signed another LOI with a Canadian biotechnology company with a focus on mental health medicine (Company B). The deal with Company B ultimately did not proceed due to its minimum cash requirement and the fact that its plans to go public remain distant: Company B preferred to wait for FDA approval before finalizing a business combination, and as of now, they are still awaiting this approval, which may not occur for another five years. On September 1, 2023, HUDA entered into another LOI with Company C, a venture capital and growth equity fund manager that invests in innovative technology companies. The deal with Company C also fell through due to its minimum cash requirement and the unwillingness of its existing shareholders to accept any lock-up provisions. Instead, the shareholders of Company C wanted to go public and cash out more than 50% of their shares during the de-SPAC process, even if it meant becoming minority shareholders.

In connection with the Business Combination, Aiways Europe has engaged two consultants and one merger advisor. Aiways Europe engaged Byland, and pursuant to its engagement letter, Byland is to assist in (i) determination of its general approach and structure in connection with the Business Combination, (ii) legal, auditing and other corporate matters in connection with Business Combination, (iii) drafting the Business Combination Agreement and the F-4, and (iv) will assist Pubco with quarterly and annual SEC filings post-closing. Additionally, Byland has lent $1 million to Aiways Europe to pay to HUDA for its closing expenses (to be repaid in equity) and is also entitled to 2% of Aiways Europe’s equity upon the Closing.

Aiways Europe also engaged NYFC as Merger Advisor. NYFC’s role is to provide general corporate consulting and advisory services prior to the Business Combination, including but not limited to Aiways Europe’s restructuring, review of financials and key issues for public listing, introduction of suitable people and resources to enhance corporate governance. Additionally, NYFC advised Aiways Europe on negotiation of the terms in Business Combination Agreement, and at Aiways Europe’s request, organizes and facilitates ongoing efforts with Aiways Europe’s and HUDA’s management and service providers in advance of the Closing. NYFC is entitled to 2% of Aiways Europe’s equity upon the Closing.

AE has also engaged Bitsea as a consultant. Bitsea introduced Aiways Europe to HUDA jointly with Byland. Bitsea is entitled to 2% of Aiways Europe’s equity upon the Closing. Pursuant to their consulting agreement, Bitsea is to assist Aiways Europe in (i) determination of its general approach and structure in connection with the Business Combination, (ii) legal, auditing and other corporate matters in connection with Business Combination, (iii) drafting the Business Combination Agreement and the F-4, and (iv) will assist Pubco with quarterly and annual SEC filings post-closing.

In April 2024, Byland Capital Management LLC and Bitsea, financial advisors of Aiways Europe reached out to Mr. Warren Wang to introduce the business combination opportunity with Aiways Europe. On April 10, 2024, Byland Capital, HUDA and Aiways Europe held a virtual meeting to discuss this business transaction. After the meeting, HUDA sent the DeSPAC timeline to Aiways Europe. The two parties signed a Non-Disclosure Agreement on April 12, 2024. Aiways Europe presented their business plan and the financials from Jan 2021 to Feb 2024. After carefully reviewing the presentations and financial documents of Aiways Europe, HUDA had several online meetings with Aiways Europe to further discuss a potential deSPAC opportunity and discussed a proposal for a letter of intent (the “Original Letter of Intent Proposal”). In the Original Letter of Intent Proposal, HUDA proposed acquiring Aiways Europe for a total consideration of $250 million, and also proposed that Aiways Europe would transfer $1.5 million to HUDA for transaction expenses prior to the deSPAC. On May 1, 2024, the representatives of Aiways Europe visited HUDA in person, having a meeting with Aiways Europe regarding the proposed merger. Aiways Europe proposed that the fair valuation of Aiways Europe would be $400 million. After conducting preliminary due diligence on Aiways Europe, and further discussion among the HUDA Board, HUDA decided that Aiways Europe was compelling enough as a deSPAC target company and offered a legally binding letter of agreement (“LOI”) proposal to Aiways Europe on May 2, 2024. In the of LOI, HUDA agreed to increase the valuation of Aiways Europe to $400 million and Aiways Europe also agreed to increase the transaction expense payment to $2 million. On May 2, 2024, the LOI was fully executed by Warren Wang, the CEO of HUDA, and Xiaohua Zhu, the representative of Aiways Europe.

Pursuant to the LOI, HUDA received the $1,000,000 payment from Aiways Europe in May 2024.

Pursuant to the HUDA Charter, and as provided in the HUDA IPO prospectus, HUDA is only required to obtain an opinion from an independent investment banking firm that such an initial business combination is fair to its stockholders from a financial point of view, if HUDA would seek to complete an initial business combination with a business combination target that is affiliated with the Sponsor, or HUDA’s directors or officers. No prior conflicts or affiliate relationship existed between members of the HUDA Board and management, on the one hand, and Aiways Europe, on the other hand. As such, an opinion was not required under the Existing Organizational Documents. However, the HUDA Board decided to obtain a fairness opinion from King Kee Appraisal and Advisory Limited (“KKG or “Fairness Opinion Provider”), which provided that, as of that date and based on and subject to the assumptions, qualifications and other matters set forth therein, the consideration to be paid by HUDA in the Business Combination was fair to the stockholders of HUDA from a financial point of view. HUDA obtained such fairness opinion to (i) inform themselves with respect to all material information reasonably available to them and (ii) act with appropriate care in considering the Business Combination.

In June 2024, Aiways Europe engaged Ellenoff Grossman & Schole LLP (“EGS”) as legal counsel and started review of the LOI among items.

In September 2024, HUDA commenced the negotiations with KKG for an engagement letter related to a fairness opinion.

On August 12, 2024, Aiways Europe proposed an amended and restated non-binding letter of intent (the “Amended and Restated LOI”), which was signed by HUDA and Aiways Europe accordingly.

On August 20, 2024, HUDA updated the De-SPAC fee schedule, projected timeline, and debt breakdown to Aiways Europe, estimating a total of $1,950,000 De-SPAC expenses, targeting approximately a 24 week timeline to complete the Business Combination. HUDA also provided Aiways Europe with a detailed debt breakdown.

On September 8, 2024, HUDA sent an explanation memo to Aiways Europe, providing a detailed explanation on HUDA’s delisting challenge. After receiving the memo, Aiways Europe scheduled a meeting with HUDA management, expressed their concerns regarding HUDA’s delisting issue.

On September 12, 2024, HUDA requested Aiways Europe to make an additional loan of $500,000 to HUDA even though per the Amended and Restated LOI, such a loan is not due unless the initial Proxy Statement is filed with SEC.

On September 18, 2024, Aiways Holdings Limited, an affiliate of Aiways Europe, made a $500,000 payment to HUDA on behalf of Aiways Europe and HUDA issued to Aiways Europe a second promissory note.

On September 22, 2024, HUDA received audited financial statements of Aiways Europe for fiscal years of 2022 and 2023.

On September 30, 2024, Aiways Europe provided KKG with the financial projections that Aiways Europe management had prepared for the purpose of company’s strategic planning for internal operations and for communicating with its shareholders. In the preparation of its financial projection, Aiways Europe management assumed a capital injection of $50 million around the closing of the deSPAC, and projected the sales of the 12-month period following the closing of deSPAC to be approximately $489 million. Such sales projection also assumed that deSPAC would be closed around the end of 2024, and the tariffs on automobile and auto parts from China to Europe Union would not be increased.

On October 7, 2024, upon KKG’s request on whether such sales projection can be used as the basis for its fairness opinion report, Aiways Europe confirmed to KKG such sales projection may be used.

On October 16, 2024, HUDA received the final draft of KKG Fairness Opinion. The Fairness Opinion included a financial analysis that applied the Discounted Cash Flow and Public Company Comparable methodologies based on Aiways’ financial performance for the quarter ended June 30, 2024 and the one-year projection provided to KKG by Aiways Europe. The HUDA Board relied on KKG’s conclusion in its Fairness Opinion, to evaluate the approval of the Business Combination. Following the description of Aiways Europe’s business model to the HUDA Board by HUDA’s management, the HUDA Board ultimately determined that based on the financial projection and inputs, KKG’s financial analysis with respect to the financial projections was critical to the totality of HUDA Board’s recommendation to approve the Business Combination. HUDA Board therefore utilized KKG’s financial analysis with respect to Aiways Europe’s business in deciding to approve the Business Combination.

On Nov 14, 2024, HUDA filed its 2024 Q3 quarterly report (10-Q), providing updated financial situation of HUDA.

On Nov 18, 2024, Aiways Europe sent HUDA its proposed draft of initial BCA. HUDA made a counteroffer with some revisions. The revisions mainly focus on the treatment of HUDA’s liabilities, no minimum cash requirement and the responsibility for PIPE arrangement.

On November 18, 2024, HUDA officially terminated the “M&A/Capital Market Advisory Agreement” with Chardan. Mr. Pengfei Xie informed Mr. George Kaufmann, the representative of Chardan, that the M&A/Capital Markets Advisory Agreement dated February 28, 2023, has been terminated effective immediately, given the fact that HUDA was ready to enter into a business combination agreement with Aiways Europe, a target company that was not introduced by Chardan. This termination is pursuant to Section 13 of the agreement, as the transaction has now been successfully executed with no fees.

On November 21, 2024, HUDA Board convened a meeting. After review and discussion, including questions from members of the HUDA Board posed to HUDA management, the HUDA Board approved the proposed final version of the Business Combination Agreement and the transactions contemplated thereby and recommended that HUDA’s stockholders adopt and approve in all respects the Business Combination Agreement and the transactions contemplated thereby.

On November 22, 2024, HUDA, Pubco, Merger Sub, Aiways Europe, and Aiways Tech Limited signed the Business Combination Agreement.

As of the date of this proxy statement/prospectus, HUDA has not received any notice from our IPO underwriter (Chardan Capital Markets, LLC), or any other firm engaged in connection with HUDA’s initial public offering, about ceasing involvement in HUDA’s transaction.

On April 16, 2025, as requested by HUDA management, Aiways Europe provided KKG with an update to the financial projections, based on the fact that the deSPAC process has been delayed and tariffs for Europe have been changed. These updated projections were prompted by Aiways Europe’s actual financial performance during the first quarter of 2025, which fell short of the expectations set forth in Aiways Europe’s earlier projections. Aiways Europe attributed the variance primarily to the delayed Closing of the Business Combination, which resulted in a lack of expected capital infusion and postponed execution of certain planned business initiatives.

The updated sales projection for the four quarters following the closing of the deSPAC is approximately $489 million, based on a capital injection of $40 million. The update assumed the deSPAC to close by the end of June 2025. In addition, Aiways Europe’s latest update also includes the sales projection of approximately $306 million and $604 million for the 3rd and 4th quarter of 2026, respectively.

In light of these changes, HUDA requested its fairness opinion provider, KKG, to review the April 2025 Financial Projections. KKG subsequently issued the First Amended Fairness Opinion to the HUDA Board, reaffirming that the consideration to be paid in connection with the proposed transaction remains fair, from a financial point of view, to HUDA and its public stockholders.

On April 22, 2025, the HUDA Board, after reviewing the updated financial information and the First Amended Fairness Opinion, unanimously adopted a resolution reaffirming its belief that the Business Combination continues to be in the best interests of HUDA and its stockholders. The HUDA Board continues to recommend that stockholders vote in favor of the approval of the Business Combination Agreement and the transactions contemplated thereby.

With the Closing substantially delayed, to reflect the best available estimates and judgments, to the best knowledge of Aiways Europe’s management, the expected course of action and revenues that Aiways Europe anticipates generating, Aiways Europe’s management updated its projection to $487.8 million in August 2025 for the full year from October 2025 to October 2026 following the Closing, and subsequently again in November 2025 for an estimated projection of $487.8 million for the full year from January 2026 to January 2027.

HUDA requested its fairness opinion provider, KKG, to review the financial projections provided by Aiways Europe to HUDA in November 2025 (the “November 2025 Financial Projections”). KKG subsequently issued the Second Amended Fairness Opinion on January 16, 2026, to the HUDA Board, reaffirming that the consideration to be paid in connection with the proposed transaction remains fair, from a financial point of view, to HUDA and its public stockholders.

On January 16, 2026, the HUDA Board, after reviewing the January updated financial information and the Second Amended Fairness Opinion, unanimously adopted a resolution reaffirming its belief that the Business Combination continues to be in the best interests of HUDA and its stockholders. The HUDA Board continues to recommend that stockholders vote in favor of the approval of the Business Combination Agreement and the transactions contemplated thereby.

On April 2, 2026, Aiways Europe dismissed EGS as counsel and appointed Carter, Ledyard and Milburn LLP (“CLM”) as legal counsel. Following the transition of the legal team representing Aiways Europe from CLM to Womble Bond Dickinson (US) LLP (“WBD”), on June 2, 2026, Aiways Europe dismissed CLM as legal counsel and engaged WBD as legal counsel.

On April 8, 2026, the audit committee of the HUDA Board approved the dismissal of WWC as HUDA’s independent registered public accounting firm, effective immediately. The reports of WWC on HUDA’s consolidated financial statements for the fiscal years ended December 31, 2024 and December 31, 2023 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the fiscal years ended December 31, 2024 and December 31, 2023 and through April 8, 2026, there were no “disagreements” (as defined in Item 304(a)(1)(iv) of Regulation S-K and related instructions) with WWC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to the satisfaction of WWC have caused WWC to make reference thereto in its reports on the consolidated financial statements for such years. During the fiscal years ended December 31, 2024 and December 31, 2023 and through April 8, 2026, there have been no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K).

On April 8, 2026, the audit committee of the HUDA Board approved the appointment of HCL,PLLC (“HCL”) as HUDA’s new independent registered public accounting firm effective immediately, to perform independent audit services for the fiscal year ending December 31, 2025. During the fiscal years ended December 31, 2024 and December 31, 2023 and through April 8, 2026, neither HUDA, nor anyone on its behalf, consulted HCL regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered with respect to the consolidated financial statements of HUDA, and no written report or oral advice was provided to HUDA by HCL that was an important factor considered by HUDA in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a “reportable event” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

On July 20, 2026, following the completion of the audited financial statements of Aiways Europe and HUDA for the fiscal year ended December 31, 2025, the HUDA Board convened a meeting to review the updated financial information and other material developments relating to the proposed Business Combination. The Board reviewed the Company’s recently completed audited financial statements for the year ended December 31, 2025, including management’s continued efforts to reduce operating losses and improve operating efficiency. The Board also considered the Company’s continued liquidity challenges and going concern disclosures, together with the significant additional PIPE financing expected to be completed substantially concurrently with the Business Combination, which, if consummated, is expected to materially strengthen the combined company’s liquidity and financial flexibility following the Closing.

At the meeting of the HUDA Board convened on July 20, 2026, the HUDA Board also considered that the assumptions underlying the Second Amended Fairness Opinion, including the management projections reviewed by KKG. The HUDA Board then reviewed the updated historical financial information, the expanded PIPE financing and other developments described in this Amendment. Following this review, the HUDA Board determined the projections and assumptions underlying the Second Amended Fairness Opinion had not materially changed since the issuance of such opinion, and that the developments described in this Amendment did not warrant obtaining an additional fairness opinion because the updates reflected in this Amendment primarily relate to the inclusion of updated historical financial statements and other developments occurring after the issuance of the Second Amended Fairness Opinion, rather than changes to the management financial projections estimated upon Closing upon which KKG based its financial analyses. Accordingly, the HUDA Board did not request KKG to issue a further amended fairness opinion, and reaffirmed its recommendation of the Business Combination.

After reviewing and discussing these developments, together with the updated financial information and the other circumstances surrounding the proposed Business Combination, the HUDA Board unanimously adopted resolutions reaffirming its determination that the Business Combination, the Business Combination Agreement and the transactions contemplated thereby continue to be advisable, fair to, and in the best interests of HUDA and its stockholders. Accordingly, the HUDA Board continues to unanimously recommend that HUDA’s stockholders vote “FOR” the adoption of the Business Combination Agreement and the approval of the transactions contemplated thereby.

HUDA’s Board of Directors Reasons for Approval of the Proposed Transactions

The HUDA Board considered a variety of factors in connection with its evaluation of the Business Combination. In light of the number and complexity of those factors, the HUDA Board, as a whole, did not consider it practicable to, and did not attempt to, quantify or otherwise assign relative weights to the specific factors that it considered in reaching its determination and supporting its decision. Individual directors may have given different weight to different factors. The HUDA Board viewed its decision as being a business judgment that was based on all of the information available and the factors presented to and considered by it. Certain information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors discussed under “Cautionary Note Regarding Forward-Looking Statements.”

The HUDA Board has not retained an unaffiliated representative to act solely on behalf of unaffiliated security holders for purposes of negotiating the terms of the Business Combination or preparing a report concerning the fairness of the Business Combination. HUDA’s Certificate of Incorporation, as amended, does not require approval of the Business Combination by a majority of unaffiliated security holders. As part of their compensation for services rendered, certain members of the HUDA Board have been granted 20,000 shares of HUDA common stock. This equity compensation creates a financial interest in the success of the de-SPAC transaction and could be viewed as a potential conflict of interest. However, the Board believes that these equity grants do not create a material conflict that would impair the directors’ ability to act in the best interests of the unaffiliated security holders. Given the structure of the transaction and the oversight provided by independent legal and financial advisors, the Board does not believe that the retention of an unaffiliated representative is necessary. Nonetheless, the Board has taken steps to ensure that the interests of unaffiliated security holders are protected, including obtaining a fairness opinion from KKG and engaging in robust negotiations regarding the terms of the transaction.

HUDA management and the members of the HUDA Board have substantial experience in evaluating the financial merits of companies across a variety of industries, and the Board concluded that this experience and background qualified them to make the necessary analyses and determinations regarding the Business Combination and its terms. The factors and information considered by the HUDA Board included relevant financial information selected based on the business experience and professional judgment of HUDA management (See e.g., Summary of the Opinion of KKG as Financial Advisor to HUDA).

Among the eight potential business combination targets, HUDA signed NDAs with five after the initial meetings, calls and presentations from the company representatives. After gaining access to a potential target company’s data room and conducting preliminary due diligence, HUDA decided to move forward with three of the four targets. A Letter of Intent (LOI) was signed with each candidate to further the negotiations and finalize the initial terms.

Further due diligence discovered that initial valuations of some targets were on the high end of Enterprise Value (EV) ranges. Unless 1) the technology is advanced, 2) market positioning is unique, 3) competitive advantages are visible, or 4) future growth is sustainable, HUDA would make efforts to bring the valuations down to reasonable levels consistent with its industry analysis.

When HUDA and the target has a disconnect on valuation, the engagement with the target company would end promptly. Among the five companies that HUDA signed NDA with and conducted preliminary due diligence, one is a Southeast Asian battery recycling company. They advocated for a valuation which was almost double of HUDA’s estimate based on the company’s competitor performance and market size forecast. When the two parties clearly disagreed on the valuation, the negotiations were terminated and no LOI was signed. Another company that HUDA signed NDA but not LOI is a Chinese biotechnology company. That company insisted on the Sponsor surrendering the HUDA Founder Shares but was not able to offer any concessions on valuation or fees, so the negotiations were terminated as well and no LOI was signed either.

When a target company requested a minimum amount of cash from the Trust Account or transactional financing that is disproportionately large relative to its valuation, efforts were made to understand where the cash would be spent after the business combination. HUDA would not proceed with a target whose current shareholders wished to “cash out” with the cash.

When a target company insisted on a minimum amount of cash as a mandatory requirement for the consummation of a business combination, HUDA would explore the possibility of making the minimum cash a “soft” requirement that would not break a business combination at the last minute. Were HUDA unable to reach a consent with the target on the cash requirement, the Letter of Intent signed with the target became voided.

The HUDA Board, before reaching its unanimous decision to recommend the Business Combination to the HUDA stockholders, consulted with HUDA’s advisors and reviewed in detail information and analyses provided to the HUDA Board by HUDA management, as further described below. The due diligence and analyses conducted by HUDA management and HUDA’s advisors included:

•in-person meetings and calls with the management team and advisors of Aiways Europe regarding, among other items, Aiways Europe’s operations and business plans;

•review of material contracts and other material matters;

•third-party market studies and diligence reports;

•financial, tax, legal, IT infrastructure, accounting, operational, business and other due diligence;

•consultation with Aiways Europe’s management and its legal counsel;

•financial analyses and fairness opinion as presented by KKG to the HUDA Board, as further described in the section entitled “— Summary of the Opinion of KKG Financial Advisor to HUDA” below.

At the conclusion of this process, the HUDA Board determined that while, like all potential business deals, the acquisition of Aiways Europe presents potential risks, HUDA pursuing a potential business combination with Aiways Europe would overall be an attractive opportunity for HUDA and its stockholders for a number of reasons, including, but not limited to, the belief that (i) unlike any other BEV company, Aiways Europe serves only the European market, and its products are locally designed, small-sized, affordable, light and most critically, already homologated BEVs for the European market; and (ii) that Aiways Europe can currently be acquired at an attractive valuation to maximize potential returns to HUDA stockholders.

In addition, based on its review of information about Aiways Europe and its business plans, and the results of HUDA management’s financial analyses, as further described below, the factors considered by the HUDA Board included, but were not limited to, Aiways Europe’s aim to benefit from implementing its future business plans, including:

•Good Market Opportunity and Growth Prospects.    The belief that the Business Combination of HUDA and Aiways Europe should result in significant strategic benefits to Pubco, which would benefit HUDA’s stockholders, including access to rapidly evolving market, professional resources and financing opportunities; The global transition to Battery Electric Vehicles (BEVs) is accelerating due to environmental regulations and technological advancements, creating a significant market opportunity for Aiways Europe. With its cost-efficient manufacturing strategy and competitive product offerings, Aiways Europe is well-positioned to capitalize on the growing demand, particularly in the affordable BEV segment, where many consumers seek lower-cost alternatives without sacrificing quality. Aiways Europe’s strong brand presence and its commitment to integrating the latest developments will maintain its competitiveness in the European BEV market.

•Established Distribution Network with Strong Sales Potential.    Aiways Europe has a proven sales infrastructure that has historically delivered approximately 3,000 vehicle sales annually, despite operating at less than 50% of its then total capacity. As supply constraints ease and production scales up, Aiways Europe’s existing network is well-positioned to fully absorb the anticipated increase in vehicle supply, ensuring sustainable revenue growth. Based on its current business plan, Aiways Europe anticipates that sales to retailers and distributors will represent approximately 78% of revenues, approximately 19% will be generated by direct sales to fleets and rental, and aftersales and options will represent approximately 3% of revenues.

•Vertical Integration (Sales, Service, Charging, & Fleet Solutions).    Aiways Europe provide a full ecosystem, including: sales & leasing options for businesses and consumers; comprehensive maintenance & repair services, including over-the-air (OTA) updates; fleet charging solutions (e.g., home, public, and fleet charging infrastructure) and battery recycling & second-life solutions for sustainability and cost reduction.

•Strong Partnerships & Exclusive Distribution Rights.    Aiways Europe has a long-standing presence in Europe and has fostered strong connections with key manufacturing and distribution partners. This network facilitates quicker market entry and adaptability compared to the competitors who are still in the planning stages of market entry.

•Strong management team.    Aiways Europe boasts one of the most experienced management teams in the low-end EV segment. Alex Klose, the company’s CEO, was previously the CEO of Volvo and held key leadership roles at BMW, Ford, Jaguar Land Rover, and Volvo, bringing unparalleled industry knowledge and expertise in European automotive markets. The management team includes leaders with deep automotive expertise, such as the tech center head, CFO, and aftersales manager, as well as a business development manager with a background in tech startups. This diverse leadership ensures strategic insight and operational excellence. Aiways Europe’s management team is uniquely positioned and has proven track records in navigating regulatory, operational, and consumer demand dynamics in Europe, setting it apart from other EV startups that lack such experienced leadership.

•Competitiveness in the Affordable EV Market.    Unlike traditional OEMs, Aiways Europe benefits from a cost-effective as well as high quality supply base in China, which, assuming resumption of operations, will optimize product costs while maintaining high-quality standards. This allows Aiways Europe to offer competitive pricing while ensuring product quality. Aiways Europe differentiates itself by focusing on the low-end, compact EV segment, offering vehicles at significantly lower price points than competitors. Compared to the cheapest EVs currently available, Aiways Europe’s vehicles are typically priced 20% lower, a cost advantage that no other EV manufacturer can currently match. This affordability stems from optimized production costs and efficient supply chain management, allowing Aiways Europe to target price-sensitive consumers and expand its market share rapidly.

•Tariff-Resilient Business Model for European Expansion.    Unlike other EV manufacturers that face high import tariffs when selling vehicles in Europe, Aiways Europe has a clear competitive advantage by assembling its vehicles in Germany using imported parts. This localized approach exempts Aiways Europe from the heavy tariffs imposed on fully assembled EVs, giving it a significant pricing advantage in the European market. In contrast, competitors importing cars from outside of Europe must raise their prices to compensate for these tariffs, further enhancing Aiways Europe’s relative affordability and market competitiveness.

•Stockholder Liquidity.    The obligation in the Business Combination Agreement to have Pubco Ordinary Shares issued as combination consideration listed on Nasdaq, a major U.S. stock exchange, which the Board believes has the potential to offer HUDA stockholders enhanced liquidity following the Business Combination, especially when HUDA’s securities have been delisted from NASDAQ.

•Lock-Up.    Key Company personnel and Aiways Europe agreed to be subject to lockup provisions of 6 months in respect of their Pubco Ordinary Shares (subject to certain customary exceptions), which would provide important stability to Pubco;

•Fairness Opinion.    On September 27, 2024, HUDA engaged King Kee Appraisal and Advisory Limited for the benefit of its Board in connection with the consideration by the Board of the Business Combination between HUDA with Aiways Europe Pubco, Merger Sub. Subject to various agreed procedures, terms, conditions, assumptions, qualifications and limitations, KKG valued the Acquired Business and, at the request of the Board, on October 16, 2024, rendered its formal written opinion, which we refer to as the “KKG Opinion,” that as of that date the Purchase Price to be paid by HUDA for the Acquired Business as provided in the Business Combination Agreement is fair to HUDA and, through their ownership in HUDA, the Public Stockholders of HUDA from a financial point of view. See discussion under “— The Business Combination Proposal: KKG Opinion.” The full text of the opinion is included with this proxy statement/prospectus; All descriptions of and disclosures concerning KKG Opinion is qualified in its entirety by reference to the specific text of the Second Amended KKG Opinion, a copy of which is included as Annex D, to this proxy statement/prospectus; the included copy is provided for informational purposes only;

•Reasonableness of Consideration.    Following a review of the financial data provided to HUDA and the due diligence of Aiways’ business conducted by HUDA’s management and HUDA’s advisors, and taking into account the opinion received from KKG regarding the fairness of the consideration to be paid by HUDA in the Business Combination, the Board determined that the aggregate consideration to be paid in the Business Combination was fair to HUDA;

•Other Alternatives.    The Board believes, after a thorough review of other business combination opportunities reasonably available to HUDA that the proposed Business Combination represents the most promising potential business combination for HUDA and the most attractive opportunity based upon the process utilized to evaluate and assess other potential acquisition targets. Given the demand for electric and traditional fuel vehicles and Company’s proprietary process, HUDA’s Board believes the Company offers its stockholders the most potential value when compared to other target candidates; and

•Negotiated Transaction; Combination Consideration.    The financial and other terms of the Business Combination Agreement, including the consideration deliverable to the security holders of Aiways Europe thereunder, and the fact that such terms and conditions are reasonable and were the product of arm’s length negotiations between HUDA and Aiways Europe.

Additional Factors Considered by the HUDA Board in Reaffirming its Recommendation.

•Enhanced Liquidity and Capital Resources.    The HUDA Board considered additional PIPE subscription agreements executed after February 20, 2026 providing for an aggregate of $19.0 million of additional financing (of which $1 million is at a purchase price of $5.00 per share and $18 million is at a purchase price of $8.00 per share), increasing the total committed PIPE financing to $24.0 million. The HUDA Board believed that the additional capital would significantly enhance the combined company’s liquidity, working capital and financial flexibility following the Closing.

•Improved Financing Terms.    The HUDA Board also noted that $18 million of the $19 million of the additional PIPE financing was obtained at a purchase price of $8.00 per share and only $1 million of the $19 million of additional PIPE financing was obtained at a purchase price of $5.00 per share, compared to $5.00 per share under the earlier PIPE financing, which the HUDA Board viewed this increase in price per share obtained as a favorable development in the Company’s financing efforts.

•Improved Ability to Execute Business Plan.    The HUDA Board believed that the additional capital available after the Closing would increase the likelihood that the combined company could successfully implement its business plan and long-term growth strategy.

In the course of its deliberations, in addition to the various other risks associated with the business of Aiways Europe, as described in the section entitled “Risk Factors” and appearing elsewhere in this proxy statement/prospectus, the HUDA Board also considered a variety of uncertainties, risks and other potentially negative reasons relevant to the Business Combination, including the following:

•Market Risk.    Aiways Europe’s future growth is dependent on the demand for, and upon customers’ willingness to adopt, BEVs. The market for BEVs is still rapidly evolving, characterized by rapidly changing technologies, competitive pricing and competitive factors, evolving government regulation and industry standards, and changing customer demands and behaviors.

•Limited Operation History in the BEV industry.    Aiways Europe is an early-stage company and a new entrant into the fast-developing BEV industry. Its business model has yet to be fully tested. It has a limited operating history on which investors can base an evaluation of its business, results of operations and prospects.

•Revenue concentration.    Aiways Europe currently depends and expects to continue to significantly depend on revenue generated from a limited number of vehicle models.

•Business Partners Dependency.    Aiways Europe’s business largely depends on its manufacturing partners, such as Aiways China and other manufacturers, and its strategic partners for its product sources and services.

•Business Plans May Not be Achieved.    It is unproven that Aiways Europe has the abilities on schedule and on a large scale to sell, distribute its BEVs, to accurately estimate the demand for products and services, to increase its sales and marketing activities, to improve and maintain its operating efficiency, and to navigate an evolving and complex regulatory environment. The business is subject to uncertainties due to the effects of economic, business, competitive, regulatory, legislative, and political or other changes.

•The Past Negative Net Cash Flows.    Aiways Europe incurred net losses of €3.4 million and €3.9 million for the fiscal years ended December 31, 2025 and 2024, respectively, and has not been profitable since its inception.

•Competition.    Aiways Europe competes with offerings of larger, more established and better-capitalized companies in an intensely competitive market, which is generally cyclical and volatile.

•Macroeconomic Uncertainty.    Macroeconomic uncertainty and the effects they could have on Aiways Europe’s revenues and financial performance.

•Litigation.    The possibility of litigation challenging the Business Combination or that an adverse judgment granting permanent injunctive relief could indefinitely enjoin consummation of the Business Combination.

•Readiness to be a Public Company.    As Aiways Europe has not previously been a public company, Aiways Europe may not have all the different types of employees necessary for it to timely and accurately prepare financial statements and reports for filing with the SEC. There is a risk that Aiways Europe will not be able to hire the necessary personnel to timely fill in these gaps or that Aiways Europe’s compliance infrastructure may not be able to keep pace with the increased compliance risks presented by rapid growth.

•International Market Exposure.    Aiways Europe’s operations in international markets may require it to respond to new and unanticipated regulatory, marketing, sales and other challenges that a company would not face in the United States, which expose it to additional risks that could have an adverse effect on its operating results.

•Fees and Expenses.    The fees and expenses associated with completing the Business Combination.

•Redemptions.    The risk that holders of HUDA Public Shares exercise their redemption rights, thereby depleting the amount of cash available in the Trust Account.

•Exchange Listing.    The potential inability to facilitate the listing of the Pubco’s securities on a national exchange following the Closing.

•Liquidation.    The risks and costs to HUDA if the Business Combination with Aiways Europe is not completed, including the risk of diverting management focus and resources from other business combination opportunities, which could result in HUDA being unable to affect a business combination within the completion window, which would require HUDA to liquidate.

•Conflicts of Interest.    The possibility that the HUDA Board may have been influenced by conflicts between what may be in HUDA’s best interests and what may be best for a director’s personal interests, including the possibility that if the Business Combination is not consummated, and HUDA is forced to liquidate because it is unable to consummate another business combination within the timeframe permitted by the Current Charter, the HUDA Founder Shares and Private Units owned by HUDA’s Insiders would be worthless. See the section entitled “The Business Combination Proposal — Interests of the Sponsor and HUDA’s Officers and Directors in the Business Combination.”

•AE’s unstable productivity associated with unstable cashflow.    AE’s actual annual sales of 2025 might vary for many different reasons, and their actual delivery in January and February 2025 was lower than the anticipated performance.

•Other Risks Factors.    Various other risk factors associated with the business of Aiways Europe, as described in the section entitled “Risk Factors” appearing elsewhere in this proxy.

Additional Considerations and Potential Risks considered by HUDA Board:

•Additional Dilution Resulting from the Expanded PIPE Financing.    The HUDA Board recognized that the issuance of additional Pubco Ordinary Shares pursuant to the expanded PIPE financing would further dilute the ownership interests of existing shareholders, including the non-redeeming public stockholders.

•Continued Dependence on the PIPE Financing.    The HUDA Board recognized that the combined company would rely significantly on the proceeds of the PIPE financing to support its post-closing operations, working capital needs and execution of its business plan. The HUDA Board also considered that the consummation of the PIPE financing remains subject to the satisfaction or waiver of certain closing conditions.

•Execution Risks Associated with the Business Plan.    Although the additional PIPE financing was expected to enhance the combined company's liquidity, the HUDA Board recognized that the successful execution of the combined company's business plan would continue to depend on management's ability to implement its growth strategy, achieve its projected operating results and respond effectively to changing market conditions.

•Potential Market Perception of the PIPE Financing.    The HUDA Board considered that most of the additional PIPE financing was priced at $8.00 per share, which is below the implied transaction value of the Business Combination, and recognized that such pricing could affect investor perception of the valuation of the Business Combination and may have an impact on the trading price of Pubco Ordinary Shares following the Closing.

Based on its firm belief that Aiways Europe is one of the few companies that are well positioned to benefit from the anticipated upcoming significant growth of affordable BEVs in Europe, the HUDA Board determined that it was in the best interest of HUDA’s stockholders to approve the business combination with Aiways Europe.

Below is a table summarizing the entities to which our officer and directors currently have fiduciary duties, contractual obligations or other material management relationships:

Position	Individual	Entity	Entity’s Business	Affiliation
CEO	Warren Wang	Wall Street IPO Consulting LLC	Consulting in IPO readiness	CEO
		PX SPAC Capital Inc.	Consulting in business management	Managing Partner
		Vessel Global Capital LLC	Financial Advisory	CEO
CFO	Pengfei Xie	PX Capital Partners, L.P.	Private Equity	General Partner
		PX Global Advisors LLC	Consulting in investment	Sole owner and CEO
		Hudson SPAC Holding LLC	Investment holding company and the sponsor of Hudson Acquisition I Corp., also the wholly-owned subsidiary of PX Capital Partners L.P.	Sole owner and CEO
Independent Director	Lixin Wu	Washington Investment First LLC	Investment	Managing Partner
		YW Capital Inc.	Investment	President
		Royal Park LLC	Recreation	Partner
		Bauing Group USA Ltd.	Construction and interior design, the US subsidiary of Shenzhen Bauing Construction Group Co. Ltd.	President

Position	Individual	Entity	Entity’s Business	Affiliation
		CASB Ventures LLC	Technology-oriented venture capital fund	Managing Director
Independent Director	Chiang Hsien	N/A	N/A	N/A
Independent Director	Rodobaldo Duartes	Doubleday Engineering	Engineering service company with focuses on the construction and forensic industries	Founder and Managing Partner
		Ciel Partners LLC	Real Estate Private Equity	Affiliated partner
Independent Director	Hong Chen	Wave Sync Corp.	Public listed company (OTC: WAYS) in Fintech.	CEO

____________

(1)Each of the entities listed in this table has priority and preference relative to our company with respect to the performance by each individual listed in this table of his obligations and the presentation by each such individual of business opportunities.

(2)Each individual listed has a fiduciary duty with respect to each of the listed entities opposite from his name.

In evaluating the conflicts of interest referenced above, the HUDA Board concluded that the potentially disparate interests would be mitigated because (i) certain of these interests were disclosed in the prospectus for HUDA’s IPO and are disclosed in this proxy statement/prospectus, (ii) most of these disparate interests would exist with respect to a business combination by HUDA with any other target business or businesses, and (iii) the Sponsor will hold equity interests in Pubco with value that, after the Closing, will be based on the future performance of Pubco’s stock. After considering the foregoing, the HUDA Board concluded, in its business judgment, that the potential benefits to HUDA and its shareholders relating to the Business Combination outweighed the potentially negative factors and risks relating to the Business Combination.

Aiways Europe’s Reasons for Approval of the Business Combination

Aiways Europe is pursuing public listing in the U.S. because its management believes that Aiways Europe has established market recognition in Europe, and in order to further expand its European market, Aiways Europe needs increased access to capital and become more independent from its shareholders, who has been funding its operations. Aiways Europe decided to pursue a business combination with a SPAC after it had considered other options, including an initial public offering, because the management viewed such business combination would provide higher level of certainty for a public listing while yielding more flexibility for raising capital, including valuation and key terms negotiated ahead of time to both parties’ satisfaction without incurring much upfront cost.

As part of the evaluation, Aiways Europe had considered listing on the London Stock Exchange or the Frankfurt Stock Exchange because Aiways Europe operates in Europe and is headquartered in Germany. After comparing the European stock exchanges and listing standards with the American peers, Aiways Europe favored a listing on Nasdaq because it believed that compared to the European capital markets, Nasdaq provides higher liquidity, larger capital market size, and higher risk tolerance level Aiways Europe ventures.

Other than listed above, in its decision process to approve the Business Combination, the shareholders and management of Aiways Europe has taken into account the following significant factors: enhanced brand name recognition, increased institutional market visibility, and the advantages of the Business Combination over a traditional IPO.

Aiways Europe also considered a variety of risks and negative factors of the Business Combination, including but not limited to: the possibility that the Business Combination may not be completed on the terms or in the timeline contemplated by Aiways Europe and HUDA, the fact that HUDA is delisted from NASDAQ, the high level of redemption of HUDA Public Shares and depleted trust account, the difficulty of raising PIPE capital concurrent to the deSPAC, and the additional costs and expenses that Aiways Europe would incur following the completion of the Business Combination. In view of the wide range of factors considered by the Aiways Europe in connection with its evaluation of the Business Combination, Aiways Europe could not and did not quantify the specific factors that it considered in reaching its decision.

After considering a full range of positive and negative factors as described above, Aiways Europe determined that, in the aggregate, the potential benefits of the Business Combination outweighed the risks and uncertainties of the Business Combination. Potential benefits and detriments that Aiways Europe considered are set forth below.

Benefits:    Subject to listing approval, the Business Combination would represent an opportunity to bring Aiways Europe to the U.S. public markets, making it more attractive to potential investors and funding sources. The Business Combination represents an opportunity for Aiways Europe to raise capital, receive additional coverage and gain higher visibility among retail investors and large institutional investors and further expand its business by leveraging such additional fundings, which are clear advantages to Aiways Europe should they materialize.

Detriments:    Potential detriments of the Business Combination to Aiways Europe include the potential that the announced Business Combination might not be completed at all or in a timely manner, the significant costs involved in connection with completing the Business Combination and the extensive time and effort of Aiways Europe’s management required to complete the Business Combination. After the Business Combination, as a public company, Aiways Europe will incur significant legal, accounting and other expenses that Aiways Europe does not incur as a privately-held company. Aiways Europe will be subject to the reporting requirements of the Exchange Act, and will be required to comply with the applicable requirements of the Sarbanes-Oxley Act, as well as rules and regulations of the SEC and the Nasdaq, including the establishment and maintenance of effective financial and disclosure controls, changes in corporate governance practices and required public filing of certain financial statements. Aiways Europe expects that its management and other personnel will need to engage service providers and divert attention from operational and other business matters to devote substantial time to these public company requirements after the Business Combination.

For a discussion of other potential detriments of the Business Combination, please see the section entitled “Risk Factors” herein.

Summary of the Opinion of KKG as Financial Advisor to HUDA

The HUDA Board also considered the fairness opinion and supporting analysis provided by an independent valuation firm, King Kee Appraisal and Advisory Limited (“KKG or “Fairness Opinion Provider”). KKG was introduced to HUDA’s management on September 23, 2024. On September 25, 2024, HUDA’s management held an introductory conference call with KKG to discuss the terms of the engagement letter proposed by KKG. Pursuant to the engagement letter entered into by HUDA and KKG on September 27, 2024, HUDA retained KKG to provide a fairness opinion to the HUDA Board in connection with the proposed merger with Aiways Europe. The management of HUDA reviewed the qualifications and experience of KKG to assess the competency of KKG. The management of HUDA also reviewed the scope of services provided under the engagement letter and noted that the scope of work is appropriate. In light of the above, the management of HUDA considered KKG qualified with sufficient relevant experience to perform the valuation of Aiways Europe. The management of HUDA also reviewed the suitability of the valuation method and the principal assumptions adopted by KKG, and had discussions with KKG to understand the steps and due diligence measures taken by KKG for purposes of rendering the fairness opinion. The management of HUDA believes that the methodology used and assumptions adopted were arrived at after due and careful consideration and thus the basis of the valuation is fair and reasonable.

Overview

On October 16, 2024, KKG rendered the fairness opinion to HUDA to the effect that, as of such date, the aggregate consideration to be paid by HUDA through the issuance of Pubco Ordinary Shares in the Business Combination was fair, from a financial point of view to HUDA and its stockholders. For purposes of its financial analyses, KKG assumed that the aggregate consideration under the Business Combination Agreement would have a value equal to $291,000,000 to $485,000,000 at Closing.

Following requests from HUDA, Aiways Europe’s management updated its financial projections in April 2025 and again in November 2025. In response, KKG reviewed the April 2025 projections and issued the First Amended Fairness Opinion. After receiving the November 2025 projections, KKG released the Second Amended Fairness Opinion on January 16, 2026. This updated analysis resulted in a revised valuation range of $269,000,000 to $448,000,000, compared to the previous range of $291,000,000 to $485,000,000. Despite these changes, KKG consistently reaffirmed that the proposed consideration remains fair to HUDA and its stockholders. Aiways Europe did not provide KKG with further updates to its financial projections after the release of the Second Amended Fairness Opinion. As described in the section entitled “Background of the Business Combination” herein, the HUDA Board determined the projections and assumptions underlying the Second Amended Fairness Opinion had not materially changed since the issuance of such opinion, and accordingly did not request KKG to issue a further amended fairness opinion.

The fairness opinion was only one of many factors considered by the HUDA Board in evaluating the Business Combination. Neither the fairness opinion nor the related analyses of KKG were determinative of the aggregate consideration or of the views of the HUDA Board or HUDA’s management with respect to the Business Combination or the aggregate consideration. The type and amount of consideration payable under the Business Combination Agreement were determined through negotiations between HUDA and Aiways Europe, and the decision to enter into the Business Combination Agreement was a business decision made solely by the HUDA Board.

The following is a summary of the material financial analyses delivered by KKG to the HUDA Board in connection with rendering the fairness opinion described above. The following summary, however, does not purport to be a complete description of the financial analyses performed by KKG. The financial analyses summarized below include information presented in tabular format. In order to fully understand the financial analyses performed by KKG, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses performed by KKG. Considering the data set forth in the tables below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the financial analyses performed by KKG. Except as otherwise noted, the following information, to the extent that it is based on market data, is based on market data as it existed on or before the date of the fairness opinion and is not necessarily indicative of current market conditions.

Procedures

KKG’s analyses relied upon the following procedures, among other things:

•KKG reviewed the following documents:

1)Financial statements of Aiways Europe for the years ended December 31, 2021, December 31, 2022, December 31, 2023, June 30, 2024;

2)Other internal documents relating to the history, current operations, and probable future outlook of Aiways Europe, including 1-year financial projections prepared by Aiways Europe, which were updated for current market conditions by Aiways Europe management, and provided to KKG by management of HUDA, including November 2025 Financial Projections;

•KKG discussed with various members of senior management of Aiways Europe and HUDA the historical and current operations, financial conditions and financial projections of Aiways Europe;

•KKG discussed with management of HUDA the background and terms of the proposed transaction;

•KKG performed certain valuation and comparative analyses using generally accepted valuation and analytical techniques including a discounted cash flow analysis, which was cross checked by a pricing multiple analysis of selected public companies that KKG deemed relevant; and

•KKG conducted such other analyses and considered such other factors as KKG considered appropriate in rendering the fairness opinion.

Methodology

There are three generally accepted valuation approaches for an equity interest valuation, namely the cost approach, the income approach, and the market approach. These valuation approaches are based on International Valuation Standards 105 — Valuation Approaches and Methods.

KKG considered that the cost approach was not an appropriate approach for the valuation of Aiways Europe, as this approach does not take the potential future value of Aiways Europe into consideration. Furthermore, given that there is some uncertainty in Aiways Europe’s financial forecasts, KKG found it unreasonable to apply an income approach for valuing the 100% equity value of Aiways Europe.

KKG relied on the comparable companies method and Comparable Transaction Method Analysis under the market approach in determining the opinion of value, and also performed a cross-check on the value using the comparable transaction method under the market approach.

Comparable Companies Method Analysis

KKG performed an analysis under the Comparable Companies Method by analyzing the valuation of comparable public companies that KKG deemed to be relevant. Enterprise Value/Sales (“EV/S”) multiple is selected for the assessment, considering that revenue is the most representative performance indicator of AE in the next few years.

In arriving at the enterprise value of the comparable companies, the market capitalization of the comparable companies were adjusted for their respective preferred stock, debt, minority interest, and cash and cash equivalents. The formulas for the enterprise value and EV/S for the comparable companies are set forth below:

Enterprise Value = (Market Capitalization) + (Preferred Stock) + (Debt) + (Minority Interest) – (Cash and Cash Equivalents)

EV/S = Enterprise Value/Sales of Comparable Public Companies

KKG selected comparable public companies (“Comparable Companies”) that:

•Are primarily engaged in the electric cars manufacturing industry;

•Direct and indirect competitors of the Company; and

•Are listed on a U.S. stock exchange or other major international stock exchange and searchable in Capital IQ database.

KKG used primarily a database provided by Capital IQ to screen for companies that met the above criteria based on their business descriptions, business information and exchange-listing status, and further reviewed the selected public companies’ corporate websites and other publicly-available information to confirm their suitability as Comparable Companies. Then, KKG removed large-sized companies, and excluded the outlier companies, such as companies with zero revenue or extreme EV/S ratios of over 10x.

The enterprise values of the Comparable Companies were calculated based on closing stock prices on June 30, 2024, and the sales figures were based on last-twelve-month (“LTM”) sales of the Comparable Companies.

Comparable Companies for AE

Ticker Symbol/Identifier	Company Name	EV/S
NasdaqGS:VFS	VinFast Auto Ltd.	n/a
NasdaqGS:RIVN	Rivian Automotive, Inc.	2.6x
NasdaqGM:PSNY	Polestar Automotive Holding UK PLC	2.4x
NasdaqGS:LCID	Lucid Group, Inc.	n/a
NYSE:ZK	ZEEKR Intelligent Technology Holding Limited	0.5x
NYSE:NIO	NIO Inc.	1.0x
NYSE:XPEV	XPeng Inc.	1.3x
SHSE:600418	Anhui Jianghuai Automobile Group Corp., Ltd.	0.7x
SEHK:9863	Zhejiang Leapmotor Technology Co., Ltd.	1.3x
SEHK:2238	Guangzhou Automobile Group Co., Ltd.	0.6x
SEHK:489	Dongfeng Motor Group Company Limited	0.1x
First Quartile		0.6x
Median		1.0x

After comparing Aiways Europe’s financial performance with that of the Comparable Companies, Aiways Europe is small in terms of size and profitability, as such the first quartile and median market multiple is selected to calculate the low-end and high-end of the 100% equity value of Aiways Europe. KKG estimated a range of enterprise values of Aiways Europe using (i) the first quartile and median EV/S ratio of 0.6x and 1.0x for the Comparable Companies; (ii) the projected next-twelve-month (“NTM”) revenue of Aiways Europe starting from the first quarter of 2026 of $487.8 million provided by the management of Aiways Europe; and (iii) a discount factor of 1.36, based on a 16.7% discount rate for discounting the future value of the projected NTM revenue starting from the first quarter of 2026 to the date of the analysis (a discount-term of 2.0 years assuming mid-period discount). Then the enterprise value was adjusted for the current net cash on Aiways Europe’s balance sheet (approximately $0.134 million) and a control premium of 25% (as further explained in the following paragraphs) to estimate an equity value range of $269.0 million to $448.0 million.

Component	Low-end	High-end	Formula
Selected multiple	0.6x	1.0x	a
Company financials (USD millions)	357.9	357.9	b = c*d
2026 expected sales (USD millions)	487.8	487.8	c
Discount factor	1.36	1.36	d = 1/(1+16.7%)^2.0
Enterprise value (USD millions)	214.7	357.9	e = a * b
Net debt (USD millions)	0.134	0.134	f
Control premium	25%	25%	g
100% equity value (rounded, USD millions)	269.0	448.0	h = (e + f)* g + (e + f)

The discount rate (weighted-average cost of capital) was projected to be 16.7%, which was calculated by adopting the risk-free rate, beta, debt to equity ratio, equity risk premium, small-company size premium, company specific premium, and cost of debt. KKG used the 20-year Germany government bond yield as the estimate for the risk-free rate (2.7% on June 30, 2024), 1.22 as the average beta of the selected public companies, 26.1% as the market debt to equity ratio, 4.12% as the equity risk premium, 2.91% for the small-company size adjustment, 8% for the company specific premium, and 4.8% as the post-tax cost of debt. These adjustments resulted in an estimated discount rate of 16.7%. Set forth below is a table describing the calculation of the discount rate in more detail:

Component	Aiways Europe	Formula
Debt to equity ratio	26.1%	a
Risk free rate	2.70%	b
Equity risk premium	4.12%	c
Leveraged beta	1.22	d
Small-company size premium	2.91%	e
Company specific premium	8.00%	f
Cost of equity	19.9%	g=b+c*d+e+f
Cost of debt (post-tax)	4.8%	h
WACC	16.7%	i=g/(1+a)+h/(1+a)*a

Minority shareholders are often in a passive position in investment, and it is difficult to make contributions to the operation of the company or even make no contributions. Therefore, when the minority equity of companies is traded, there is usually a discount to the potential net asset value. This reflects the relationship between the lack of control and minority shareholders’ equity. On the contrary, when most shareholders’ equity is traded, there is usually a premium to the net asset value. We consider the market multiple based on market daily valuation of the comparable companies implies a valuation on a non-control basis, and as such an adjustment has been made to the market multiple result in order to conclude on a control basis. The 25% control premium comes from two studies: one study shows that the average acquisition premium is between 35% and 42%, while another study on the transaction shows that the average acquisition premium is between 16% and 29%. We selected 25% as the reasonable control premium of the target company. The acquisition premium not only reflects the premium required for control, but also includes the view on the degree of merger benefits.

Comparable Transaction Method Analysis

KKG performed an analysis under the Comparable Transactions Method by analyzing the valuation of comparable transactions that KKG deemed to be relevant. EV/S multiple is selected for the assessment, considering that revenue is the most representative performance indicator of Aiways Europe in the next few years.

KKG selected comparable transactions (“Comparable Transactions”) that:

•Target companies of the transactions are primarily engaged in the electric cars manufacturing industry;

•Transactions are closed within the past five years; and

•Searchable in Capital IQ database.

Target Company	Transaction Date	EV/S
Dr. Ing. h.c. F. Porsche AG	09/05/2022	0.8x
Apollo Tourism & Leisure Ltd	12/10/2021	1.2x
Innogy eMobility Solutions GmbH	07/16/2021	1.6x
AUDI AG	02/28/2020	1.3x
Seres Group Co., Ltd (SHSE:601127)	08/31/2019	0.8x
Median		1.2x

____________

*The EV/S multiple implied from the transaction is adjusted by market movement from the transaction date to the date which the analysis is performed.

KKG estimated a range of enterprise value of Aiways Europe using (i) the median EV/S ratio of 1.2x for the Comparable Transactions; (ii) the projected NTM revenue of Aiways Europe starting from the first quarter of 2026 of $487.8 million provided by the management of Aiways Europe; and (iii) a discount factor of 1.36, based on a 16.7% discount rate for discounting the future value of the projected NTM revenue starting from the first quarter of 2026 to the date of the analysis. Then the enterprise value was adjusted for the current net cash on Aiways Europe’s balance sheet (approximately $0.134 million) to estimate an equity value range of $409.0 million to $452.0 million..

Component		Formula
Selected multiple	1.2x	a
Company financials (USD millions)	357.9	b = c*d
2025 expected sales (USD millions)	487.8	c
Discount factor	1.36	d = 1/(1+16.7%)^2
Enterprise value (USD millions)	429.4	e = a * b
Net debt (USD millions)	0.134	f
100% equity value (rounded, USD millions)	430.0	g = e + f
100% equity value range (rounded, USD millions, based on +/- 5% of the result)	409.0 – 452.0

General Assumptions in the Fairness Opinion

KKG relied upon and assumed, without independent verification, the accuracy and completeness of all data, materials, and other information furnished, or otherwise made available, to it, discussed with or reviewed by it, or publicly available, and did not assume any responsibility with respect to such data, material, and other information. KKG relied upon and assumed, without independent verification, that there had been no material change in the business, assets, liabilities, financial condition, results of operations, cash flows, or prospects Aiways Europe AE or HUDA since the respective dates of the most recent financial statements and other information, financial or otherwise, provided to KKG that would be material to its analyses or opinion, and that there was no information or any facts that would make any of the information reviewed by KKG materially incomplete or materially misleading.

In its review, KKG did not obtain or receive any independent evaluation or appraisal of the assets or liabilities of, nor did it conduct a comprehensive physical inspection of, any of the assets of, Aiways Europe, nor was it furnished with any such evaluations or appraisals or reports of such physical inspections, and it does not assume any responsibility to obtain any such evaluations, appraisals, or inspections.

In rendering its opinion, KKG also assumed that: (i) the final versions of all documents reviewed by them in draft form conform in all material respects to the drafts reviewed; (ii) in all respects material to its analysis that the representations and warranties of each party contained in the Business Combination Agreement are true and correct, that each party of the Business Combination Agreement will perform all of the covenants and agreements required to be performed by them under the Business Combination Agreement, and all conditions to the consummation of the Business Combination will be satisfied without waiver thereof which would affect the amount or timing of receipt of the consideration; (iii) there is not now, and there will not be, as a result of the consummation of the transactions contemplated by the Business Combination Agreement, any default, or event of default, under any indenture, credit agreement, or other material agreement or instrument to which HUDA or any of its subsidiaries or affiliates is a party; and (iv) all material assets and liabilities of Aiways Europe were as set forth in the consolidated financial statements provided to KKG as of the respective dates of such financial statements.

Prior Relationships

During the two-year period prior to the date of KKG’s opinion, no material relationship existed between KKG or its affiliates or unaffiliated representatives and HUDA or Aiways Europe or any of their affiliates pursuant to which compensation was received by KKG. KKG may seek to provide valuation and consultancy services to HUDA or its respective affiliates in the future, for which KKG would seek customary compensation. However, any such future relationship is not currently contemplated.

Conclusions in the Fairness Opinion

The preparation of the fairness opinion was a complex, analytical process involving various determinations as to the most appropriate and relevant methods of analysis and the application of those methods to the particular circumstances and is not necessarily susceptible to partial analysis or summary description.

The fairness opinion, which was reviewed by the HUDA Board prior to approving the final terms of the Business Combination Agreement, indicates that based upon the investigation, analysis, and assumptions described therein, the total consideration to be paid to Aiways Europe of four hundred and ten million dollars ($410,000,000) is fair to the stockholders of HUDA from a financial point of view.

Due to substantial delays in the Closing, Aiways Europe’s management revised its financial projections in April 2025, August 2025, and November 2025 to ensure the Board was evaluating the most current estimates.

April 2025 Update: Following the April 2025 Financial Projections, HUDA requested KKG to perform a supplemental review. On April 16, 2025, KKG issued the First Amended Fairness Opinion, reaffirming that the transaction remained fair from a financial point of view.

November 2025 Update: In response to the November 2025 Financial Projections, HUDA requested KKG to perform a supplemental review again, KKG conducted a second supplemental analysis. On January 16, 2026, KKG issued the Second Amended Fairness Opinion, which again reaffirmed the fairness of the $410 million consideration to HUDA and its public stockholders.

By obtaining these successive updates, based upon the investigation, analysis, and assumptions described therein, the total consideration to be paid to Aiways Europe of four hundred and ten million dollars ($410,000,000) remains fair to the stockholders of HUDA from a financial point of view.

The full text of the Second Amended KKG Opinion dated January 16, 2026, which sets forth assumptions made, procedures followed, matters considered, and qualifications and limitations on the review undertaken in connection with the fairness opinion, is attached to this proxy statement/prospectus as Annex D. You are encouraged to read the opinion in its entirety for a discussion of the assumptions made, procedures followed, matters considered, and qualifications and limitations upon the scope of the review undertaken by KKG in rendering the fairness opinion. The fairness opinion is not a recommendation as to how any holder of HUDA Common Shares should vote with respect to the Business Combination or any other matter. The summary of the fairness opinion set forth above is qualified in its entirety by reference to the full text of the opinion.

Satisfaction of 80% Test

It is a requirement under the HUDA Charter, that the business (or businesses) acquired by HUDA in its initial business combination have an aggregate fair market value equal to at least 80% of the assets held in the Trust Account at the time of the execution of a definitive agreement for such initial business combination (excluding any deferred underwriting commissions and taxes payable on the interest earned on the Trust Account).

As of November 22, 2024, the date of execution of the Business Combination Agreement, the proceeds in the Trust Account were equal to approximately $1.17 million. Based on the financial analysis of HUDA generally used by HUDA management in evaluating the Aiways Europe business and provided to the HUDA Board in connection with the Business Combination, as well as the enterprise value of approximately $410 million for the Aiways Europe business implied by the terms of the Business Combination Agreement, which amount was negotiated on an arms’-length basis and agreed to after taking into consideration various factors, including certain unaudited prospective financial information for Aiways Europe and discussions with Aiways Europe management regarding the future growth and outlook for the business, the HUDA Board determined that the 80% valuation requirement was met. The HUDA Board believes that it was qualified to make this determination because of the financial skills and background of its directors.

Certain Unaudited Projected Financial Information

In connection with HUDA’s due diligence and consideration of the potential business combination with Aiways Europe, Aiways Europe’s management provided HUDA with Aiways Europe’s historical financial performance and the Financial Projections. HUDA provided copies of such Financial Projections, prepared by Aiways Europe management, to KKG. The Financial Projections should not be viewed as public guidance. The Financial Projections were not prepared with a view toward public disclosure, or complying with the published guidelines of the SEC regarding projections or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information, but, in the view of Aiways Europe’s management, were prepared on a reasonable basis, reflecting the best currently available estimates and judgments, to the best knowledge of Aiways Europe’s management, the expected course of action and revenues that Aiways Europe anticipates generating, assuming the assumptions incorporated in the Financial Projections are themselves realized. Aiways Europe’s management believes the assumptions included in the Financial Projections to be reasonable, based on currently available information and professional judgement and experience, which are inherently uncertain and difficult to predict and many of which are beyond Aiways Europe’s control. Aiways Europe’s management determined one year to be a reasonable period to forecast estimated revenues because Aiways Europe’s management believes that one year may be a reasonable period of time for Aiways Europe’s product offerings to be re-integrated into the market and for Aiways Europe to have established brand recognition among potential customers. The Aiways Europe Financial Projections should not be viewed as public guidance and you are cautioned not to place undue reliance on the Financial Projections. The risks associated with the Financial Projections include, but are not limited to, reduced top line revenue for the one year, including due to delayed restart of production of vehicles and lack of funding.

The Financial Projections are not included in this proxy statement/prospectus in order to induce any HUDA stockholders to vote in favor of any of the proposals at the Special Meeting. The assumptions incorporated in the Financial Projections are not based on Aiways Europe’s historical financial performance, but rather on the projections and estimates of Aiways Europe’s management derived from management experience and industry information, including information applicable to established electric vehicle companies, which are not representative of Aiways Europe or Aiways Europe’s expected business upon consummation of the Business Combination and may not be representative of Aiways Europe’s future plans or performance. The April 2025 Financial Projections were developed in good faith by Aiways Europe’s management in the second quarter of 2025 based on their reasonable best estimates. Underlying all of these projections is an increase in the share of BEVs in new car sales in all segments in Europe from around 16% market share to just under 30% market share as per Schmidt Automotive Research, a third-party research firm. This increase in market share is assumed to take place in all vehicle segments, including LCVs, where penetration is currently lower than in the car segment. Additionally, the projections assume that the electric light vehicle segment of L6 and L7 vehicles will grow more rapidly than the market due to the price advantage of these vehicles versus vehicles in the small full car segment (M1 vehicles) driven by different levels of regulatory requirements as well as an increase in products on the market, including the product from Aiways Europe.

In connection with the April 2025 Financial Projections, Aiways Europe assumed a capital injection of $40-60 million, which is projected to deliver sales revenue of $488 million in the year following the Closing of the Business Combination. For this scenario, the following assumptions were utilized:

•Commencement of sales of both L7 and LCV vehicles from Lanzhou ZhiDou Automobile Sales Co., Ltd (“Zhidou”) and U Power HK International Limited (“UPower”) in the month after the Closing of the Business Combination on the basis of dealer and importer agreements in markets in Europe: Denmark, Sweden, Belgium, Netherlands France, Germany, Spain, Portugal, Italy, Switzerland. While no agreements have been signed as of the date of this prospectus, Aiways Europe believes that this assumption is reasonable as Aiways Europe has previously had a dealer and importer network in these countries. Aiways Europe has previously worked with the following number of dealerships in each location: Denmark (8), Sweden (6), Belgium (4), Netherlands (10), France (30), Germany (50), Spain (10), Portugal (5), Italy (10), and Switzerland (5). Additionally, Aiways Europe has a demonstrator vehicle from U Power since August 2025 and is planning to receive a demonstrator vehicle from Lanzhou ZhiDou in Q4 2025 to show to dealers and importers and close distribution agreements in the months after the Closing of the Business Combination;

•Commencement of sales of vehicles from another supplier 6 months after the Closing of the Business Combination, based on an initial selection of suppliers by management; Aiways Europe management is currently in negotiations with several potential suppliers which all have at least one suitable product for Europe and are looking for partners in Europe;

•Start of Aiways U6 BIW production in China 3 months after the Closing of the Business Combination; Aiways China has confirmed to Aiways Europe that it intends to re-start production within this timeline as soon as the business combination is concluded and Aiways Europe can confirm orders and commencement of local production of Aiways U6 vehicles in localized production 9 months after the business combination, using BIW supplied from China;

•Reaching a level of 3,800 vehicles monthly sales one year after the Closing of the Business Combination throughout Europe to importers and distributors; this is approximately 0.3% of the total vehicle market volume and 1.2% of BEV market volume projected for 2026 in Europe; the projection assumes that this growth is driven by sales to importers and dealers with trailing sales to end customers; given the success that Aiways Europe experienced prior to the shutdown, Aiways Europe management assumes that the same level of sales can be achieved initially with the new products;

•Reaching a supply and sales volume of products during the first year after the business combination of 3,350 LCV, 3,350 L7 vehicles, 3,400 Aiways vehicles and 5,300 other brand vehicles;

•Having trained repair networks on the basis of existing repair workships in all of these markets and having established an aftersales support centrally in Europe; Aiways Europe will be using independent repair networks that had already been used for the Aiways brand; these independent repairers are readily available after some initial training, and central aftersales support will be based on what Aiways Europe is still doing as a business today.

As of August 20, 2025, Aiways Europe determined to update the April 2025 Financial Projections to reflect the revised anticipated timing of the Closing of the Business Combination and recent operational developments. Based on the expectations at that time, the Closing was assumed to occur in October 2025, such updated financial projections, the “August 2025 Financial Projections”. As of November 5, 2025, Aiways Europe determined to update the August 2025 Financial projections to reflect the newly revised anticipated timing of the Closing of the Business Combination and recent operational developments. Based on the current expectations, the Closing is assumed to occur in January 2026, and such updated financial projection, the “November 2025 Financial Projections”. The capital injection is expected to enable the operational restart and serve as a catalyst for securing the additional funding necessary to implement Aiways Europe’s business plan.

Aiways Europe has disclosed to HUDA that it has already re-started its business by sourcing vehicles from China and that several such vehicles have arrived in Europe and are being tested by customers. Management believes this operational activity, although limited in scale until the anticipated funding is received, provides a positive foundation for ramping up sales following the Closing.

These assumptions are based on the insights of the management during the initial launch of Aiways Europe products in 2020 and subsequent years.

Risks that could affect the actual results, related to the Financial Projections, include the potential different growth rate in BEVs due to the regulatory environment and competition, the inability to source another brand (despite Aiways Europe already contracting for additional sources) and a slower ramp up of the launch of local production. Additionally, importers might not be as open to new brands as when Aiways first launched in 2020, and consumers might tend to buy more local production than previously.

The table below illustrates the key elements of the April 2025 Financial Projections that Aiways Europe’s management provided to HUDA:

April 2025 Financial Projections

in $ millions	July – December 2025E	January – June 2026E
Revenues, net	40.2	447.6

Aiways Europe has reconfirmed to HUDA that, assuming total post-Closing funding of $40 million is obtained, it continues to expect to achieve the operational and financial objectives set forth in its original business plan, albeit on a revised timeline. While the parties continue to seek such funding, only $5 million of such funding is currently secured as of the date of this proxy statement/prospectus.

The shift in timing will result in adjusted financial results for the two half-year periods currently shown, as well as for the 12-month period immediately following an assumed January 2026 Closing. The revenues in each set of financial projections, expressed in millions of U.S. dollars, are as follows:

Period	Revenues, net (April 2025 Financial Projections)	Revenues, net (August 2025 Financial Projections)	Revenues, net (November 2025 Financial Projections)	Notes
in $ millions
July – December 2025E	$40.1	$1.5	$0.2

This marks the original assumed Closing and the first half year. New numbers reflect delayed start of sales until post-Closing in October 2025 for the August 2025 Financial Projections and January 2026 for the November 2025 Projections; includes limited pre-Closing sales from early restart

October 2025 – October 2026E	$909.6	$487.8	$175.8	This was assumed to be the first full year following the Closing in October in the August 2025 Financial Projections
January – June 2026E	$447.6	$81.2	$40.2	Reflects first full half-year of post-Closing operations.
January 2026 – January 2027E	N/A	N/A	$487.8	This is the first full year following the closing in the November 2025 Financial Projections. The year after closing was used for the valuation

These November 2025 Financial Projections are based on the same operational assumptions previously disclosed, including commencement of vehicle sales from Zhidou and UPower at the end of September 2025, introduction of an additional supplier within six months following the Closing, start of localized production of Aiways U6 within nine months following the Closing, achievement of targeted monthly wholesale volumes within twelve months following the Closing, establishment of repair and aftersales support across markets, and implementation of export financing arrangements.

The November 2025 Financial Projections include the assumption that the company will close the second half of 2025 with revenues of $0.2 million from sales of used cars in inventory as well as first vehicles from UPower.

Aiways Europe’s management has re-affirmed to HUDA that the November 2025 Financial Projections reflect the view of its management about the future performance as of the date of this proxy statement/prospectus.

Risks to these projections remain, including the timing and availability of funding, market demand, competitive pressures, and possible delays in supplier onboarding or production ramp-up. These and other risks are described in the ‘Risk Factors’ section of this proxy statement/prospectus.

Inclusion of Financial Projections in this proxy statement/prospectus should not be regarded as an indication that HUDA, the HUDA Board, or their respective affiliates, advisors or other representatives considered, or now considers, the Financial Projections necessarily to be predictive of actual future results or to support or fail to support your decision whether to vote for or against the proposed Business Combination. Neither HUDA, Aiways Europe nor any of their respective affiliates intends to, and, except to the extent required by applicable law, each of them expressly disclaims any obligation to, update, revise or correct the Financial Projections to reflect circumstances existing or arising after the date the Financial Projections were generated or to reflect the occurrence of future events, even if any or all of the assumptions underlying the Financial Projections are shown to be in error or any of the Financial Projections otherwise would not be realized. We will not refer back to the Financial Projections in our future periodic reports filed under the Exchange Act.

The Financial Projections are susceptible to multiple interpretations and periodic revisions based on actual experience and business developments. The Financial Projections assume there is no change in the macro-economic environment leading to any recessionary conditions or revised budgetary allocations by their customers. Any such change will impact Aiways Europe’s ability to grow its customer base and sales. Neither HUDA’s management, Aiways Europe’s management, nor any of their respective representatives has made or makes any representations to any person regarding the ultimate performance of Aiways Europe relative to the Financial Projections. The Financial Projections are forward looking statements that are inherently subject to significant uncertainties and contingencies, many of which are beyond Aiways Europe’s control. The various risks and uncertainties include those set forth in the “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Aiways Europe” and “Cautionary Note Regarding Forward-Looking Statements” sections of this proxy statement/prospectus, respectively, and risks and uncertainties inherent in the assumptions further described below. As a result, there can be no assurance that the projected results will be realized or that actual results will not be significantly higher or lower than projected. None of Aiways Europe’s independent registered public accounting firm, HUDA’s independent registered accounting firm or any other independent accountants, have compiled, examined or performed any procedures with respect to the Financial Projections included below, nor have they expressed any opinion or any other form of assurance on such information or their achievability. Neither WWC, P.C. nor any other independent accountant has compiled, reviewed, examined or performed any other assurance procedures, or expressed any form of assurance with respect to the prospective financial information included in this proxy statement/prospectus. The reports of WWC, P.C. included in this proxy statement/prospectus relate to Aiways Europe’s historical audited financial statements for 2025 and 2024 and HUDA’s historical audited financial statements, respectively, and do not extend to the unaudited prospective financial information and should not be read to do so. Nonetheless, the Financial Projections described below are included in this proxy statement/prospectus because they were made available to HUDA and the HUDA Board in connection with the Business Combination Agreement and related transactions. The Financial Projections were provided to HUDA only for use as a component in its overall evaluation of Aiways Europe and should not be viewed as public guidance. Furthermore, the Financial Projections do not take into account any circumstances or events occurring after the date on which the Financial Projections were reviewed by Aiways Europe’s management.

In general, projected revenues take into account and are premised on a variety of scenarios, as well as assumptions regarding competition, general business, supply chain, economic, market and financial conditions and matters specific to Aiways Europe, all of which are difficult to predict and many of which are beyond the control of Aiways Europe and HUDA. Industry information on which certain assumptions and certain of the information available to the Aiways Europe management is based, in large part, derived from or primarily reflective of industry participants, including competitors with large, well-established brands and customer bases. Such information may or may not be applicable to Aiways Europe upon commercialization of its products and offerings, as it may take time for Aiways Europe to establish and maintain a competitive position within the markets in which Aiways Europe expects to offer products and services. Changes in our industry may affect Aiways Europe’s ability to be profitable or to sustain profitability at a level required for Aiways Europe to compete with other companies involved in the same business sectors as Aiways Europe’s business.

Interests of HUDA’s Sponsor, Directors and Officers in the Business Combination

Interests of Certain Persons in the Business Combination

The Sponsor, and HUDA’s executive officers and directors may have interests in the Business Combination that may be different from, or in addition to, the interests of HUDA’s stockholders generally. The HUDA Board was aware of and considered these interests to the extent such interests existed at the time, among other matters, in approving the Business Combination Agreement and in recommending that the Business Combination Agreement and the transactions contemplated thereby be approved by the stockholders of HUDA. These interests include, among other things:

•If the Business Combination with Aiways Europe or another business combination is not consummated by April 18, 2027 (unless extended by HUDA’s stockholders, or such earlier time as the HUDA Board determines), HUDA will cease all operations except for the purpose of winding up, redeeming 100% of the issued and outstanding HUDA Public Shares for cash and, subject to the approval of its remaining shareholders and its board of directors, dissolving and liquidating. In such event, the 1,711,325 HUDA Founder Shares held by HUDA’s Sponsor and its affiliates, including any directors and officers, would be worthless because HUDA’s sponsor and/or its affiliates are not entitled to participate in any redemption or distribution with respect to such shares (although the HUDA Founder Shares have certain rights that differ from the rights of holders of the HUDA Public Shares, the aggregate value of such shares is estimated to be approximately US$21.5 million, assuming the per share value of the shares is the same as the US$12.56 closing price of the HUDA Public Shares on the Nasdaq on July 22, 2024, the last trading day before all HUDA’s securities were halted of trading due to non-compliance with the NASDAQ listing requirements, despite having been purchased for an aggregate of US$25,000). As a result, HUDA’s Sponsor and its affiliates are likely to be able to recoup their investment in HUDA and make a substantial profit on that investment, even if Pubco Ordinary Shares have lost significant value. This means that HUDA’s Sponsor, officers and directors could earn a positive rate of return on their investment, even if HUDA Public Stockholders experience a negative rate of return in Pubco. The Sponsor purchased an aggregate of 371,500 Private Units for an aggregate amount of US$3,715,000 simultaneously with the consummation of the HUDA IPO. Although such securities have certain rights that differ from the rights of holders of the Public Units, the Private Units had an aggregate market value of approximately US$4,254,500, assuming the per share value of the shares is the same as the US$13.40 closing price of the HUDA Public Shares on the Nasdaq on July 22, 2024, the last trading day before all HUDA’s securities were halted of trading due to non-compliance with the Nasdaq listing requirements. If HUDA is unable to complete a business combination by April 18, 2027 (unless extended by HUDA’s stockholders, or such earlier time as the HUDA Board determines), the Private Units will expire worthless and the Sponsor will be unable to recoup its investment in HUDA. On the other hand, if the Business Combination is consummated, each outstanding right underlying the Private Units will be exchanged for 1/5 of one Pubco Ordinary Share and each outstanding common stock underlying the private placement unit will be exchanged for one Pubco Ordinary Share.

•The Sponsor and its affiliates (the “Sponsor Parties”) will lose their entire investment (and potentially any loans or expenses fronted by the Sponsor and its affiliates and permitted transferees) in HUDA if HUDA does not complete a business combination by April 18, 2027 (unless extended by HUDA’s stockholders, or such earlier time as the HUDA Board determines). The Sponsor Parties’ investment in the Company consists of 1,711,325 HUDA Founder Shares for an aggregate of $25,000 (or $0.015 per share). Additionally, the Sponsor and its affiliates have provided loans to HUDA for working capital and extension support, including: (1) a Working Capital Note, as first entered on April 5, 2021, and further amended on April 28, 2021, September 22, 2022 and July 20, 2023, for a principal amount up to One Million U.S. Dollars ($1,000,000) (2) an Extension Note, as first entered on July 18, 2023 in connection with the first amendment, for a principal amount up to Seven Hundred Twenty Thousand U.S. Dollars ($720,000). As of June 30, 2026, the principal of these two convertible notes was $1,234,779. In the event that HUDA does not complete an initial business combination by April 18, 2027 (unless extended by HUDA’s stockholders, or such earlier time as the HUDA Board determines), the Sponsor Parties may lose their entire investment in HUDA and any outstanding loans may not be repaid.

•At the time of execution of the Business Combination Agreement, in light of the possibility that the SPAC may not have sufficient available funds to pay all outstanding tax liabilities, it was agreed that the Sponsor would advance payment of such required pre-closing tax liabilities. Pubco will reimburse the Sponsor for these amounts within one month without interest following the consummation of the Business Combination, in accordance with the terms of the BCA. The amount of funds that the Sponsor used to pay remaining outstanding pre-closing tax liabilities for HUDA constitute a direct payment on behalf of the HUDA. The reimbursement represents a repayment of pre-closing tax liabilities of the HUDA that were advanced by the Sponsor to facilitate the completion of the business combi-nation, and does not constitute merger consideration or compensation to the Sponsor, its affiliates, or any promoters, as contemplated by Item 1603(a)(6) of Regulation S-K. Notwithstanding the foregoing, the reimbursement arrangement presents a conflict of interest between the Sponsor and the public stockholders. Because the Sponsor’s recovery of these funds is contingent upon the completion of the Business Combination, the Sponsor may be incentivized to close a transaction even if the terms are not optimal for public shareholders. Furthermore, this reimbursement will be made in cash from the combined company’s assets post-closing, which reduces the amount of working capital available to Pubco. This cash outflow disproportionately impacts non-redeeming stockholders by reducing the net tangible book value per share available to them relative to the redemption price.

•HUDA’s officers and directors are entitled to reimbursement of out-of-pocket expenses incurred by them in connection with certain activities on HUDA’s behalf, such as identifying and investigating possible business targets and business combinations. However, if HUDA fails to consummate a business combination within the required time period under its organizational documents, these persons will not have any claim against the Trust Account for reimbursement. Accordingly, HUDA may not be able to reimburse these expenses if the Business Combination with Aiways Europe or another business combination is not completed by April 18, 2027 (unless extended by HUDA’s stockholders, or such earlier time as the HUDA Board determines).

•HUDA’s existing directors and officers will be eligible for continued indemnification and continued coverage under HUDA’s directors’ and officers’ liability insurance after the Business Combination.

The following individuals have a material interest in the Sponsor, which represent indirect interests in the following securities:

Name of Person	Founder Shares	Private Units
PX Capitals Partners LP (beneficially owned by Pengfei Xie)	1,711,325	371,500

The Sponsor is controlled by its general partner, PX Capital Partners LP, and Mr. Pengfei Xie serves as the sole partner of PX Capital Partners LP, which has voting and dispositive power over 1,711,325 HUDA s B Ordinary Shares and 371,500 HUDA Private Units. As general partner of the Sponsor, PX Capital Partners coordinates and authorizes the Sponsor’s financing arrangements with HUDA, including all loans provided to HUDA. It has also contributed significant capital at risk as lender to HUDA of approximately $750.811 under the Working Capital Note and the Extension Note.

None of HUDA’s officers or directors have received any cash compensation for their services. All of HUDA’s directors hold an indirect, immaterial interest in the HUDA Founder Shares held by the Sponsor.

The foregoing interests present a risk that the Sponsor Parties and HUDA’s officers and directors may be incentivized to complete a business combination with a less favorable target company or on terms less favorable to the Public Stockholders rather than to liquidate, in which case the Sponsor would lose its entire investment. As a result, the Sponsor Parties and HUDA’s officers and directors may have a conflict of interest in determining whether Aiways Europe is an appropriate business with which to effectuate a business combination and/or in evaluating the terms of the Business Combination.

The Sponsor considered various factors in its support for the Business Combination. Some benefits to the Sponsor included the opportunity to monetize their interests in HUDA following the Closing and obtain significant returns in Pubco, especially if Aiways Europe performs well in the public markets. However, the Sponsor also considered detriments, such as the dilution of the Sponsor Parties’ ownership stake.

Consideration Received by the Sponsor Parties

Set forth below is a summary of the terms and amount of the consideration received or to be received by the Sponsor and its affiliates in connection with the Business Combination or any related financing transaction, the amount of securities issued or to be issued by SPAC to the Sponsor Parties and the price paid or to be paid for such securities or any related financing transaction.

	Interest in Securities	Other Consideration
Sponsor

At Closing, the Sponsor shall hold a total of up to 3,000,000 Pubco Ordinary Shares, which represent (1) 1,711,325 HUDA Founder Shares purchased by the Sponsor for an aggregate of $25,000 (or $0.015 per share), (2) 371,500 HUDA Placement Units purchased by the Sponsor at $10.00 per unit for an aggregate of $3,715,000, and (3) up to an aggregate of One Million Five Hundred Thousand U.S. Dollars ($1,500,000) converted Sponsor Loans made to HUDA, with a conversion price of $10.00 per unit.

The Sponsor has provided loans to HUDA in exchange for (1) the Working Capital Note, as first entered on April 5, 2021 and further amended on April 28, 2021 and September 8, 2022; (2) The Extension Note, entered on July 18, 2023, in connection with the First Extension Amendment. As of June 30, 2026, the principal of these two convertible notes was $1,234,779.

According to the relevant provisions of Business Combination Agreement and Sponsor Agreement, the Sponsor and

Pengfei Xie, Sponsor Guarantor, also agreed to jointly and severally, pay for all HUDA Closing Expenses that the Sponsor paid or to be paid at or prior to the Closing, pursuant to the BCA and Sponsor Support Agreement at or prior to the Closing, and indemnify any unpaid Closing Expenses for Pubco.

Because our Sponsor acquired the HUDA Founder Shares at a nominal price, our Public Stockholders will incur an immediate and substantial dilution upon the closing of this offering. See the section titled “Risk Factors — Risks Related to the Business Combination. As a result, the Sponsor Parties may make a substantial profit if the Business Combination is consummated, even if the shares held by HUDA’s Public Stockholders lose substantial value. For this reason, the Sponsor Parties may have a strong economic incentive to approve and complete the Business Combination, even if the Business Combination arguably may not be in the best interests of HUDA’s Public Stockholders.”

Certain Other Interests in the Business Combination

In addition to the interests of HUDA’s Sponsor, directors and officers in the Business Combination, shareholders should be aware that Chardan has financial interests that are different from, or in addition to, the interests of HUDA’s stockholders:

•The fact that, pursuant to the Business Combination Marketing Agreement entered into by HUDA and Chardan in connection with the HUDA IPO (as amended, the “BCMA”), upon consummation of the Business Combination, a deferred underwriting commission equal to US$2,723,060 will be paid to Chardan. Accordingly, Chardan has an interest in HUDA completing the Business Combination because, if the Business Combination (or another business combination) is not consummated, EBC will not receive such deferred underwriting commission.

•The fact that Chardan will and its designees own (i) 136,906 HUDA Ordinary Shares (the “Representative Shares”), will be issued to them for consideration in connection with the HUDA IPO and (ii) an option (the “UPO”) to purchase up to a total of 50,000 units exercisable (or up to 57,500 if the over-allotment is exercised in full), in whole or in part, at $11.50 per unit, commencing on the consummation of our initial business combination will be worthless if a business combination is not consummated. The aggregate value of the Representative Shares is estimated to be approximately US$1.72 million, assuming the per share value of the shares is the same as the US$12.56 closing price of the HUDA Public Shares on the Nasdaq on July 22, 2024, the last trading day before all HUDA’s securities were halted of trading due to non-compliance with the NASDAQ listing requirements.

Public Stockholder Voting and Redemptions

HUDA shareholders played a key role in the company’s decision-making process regarding the extension and structure of the business combination. Several amendments were made to HUDA’s Certificate of Incorporation to extend the timeline for effecting a business combination and to remove geographic restrictions on target companies.

In connection with these amendments, a significant portion of HUDA’s Public Stockholders opted to redeem their shares. Specifically:

•In July 2023, 4,427,969 shares were redeemed at approximately $10.43 per share, reducing the Trust Account to approximately $25 million.

•On April 17, 2024, 2,315,868 Public Shares properly exercised their right to redeem their shares (and did not withdraw their redemption) for cash at a redemption price of approximately $11.10 per share, for an aggregate redemption amount of $25,712,132.

•On July 10, 2024, 3,200 Public Shares properly exercised their right to redeem their shares for cash at a redemption price of approximately $11.08 per share, for an aggregate redemption amount of $35,457. Following such redemptions, 98,263 Public Shares remained outstanding.

•On October 15, 2025, 61,492 Public Shares properly exercised their right to redeem their shares for cash at a redemption price of approximately $10.89 per share, for an aggregate redemption amount of $681,347. Following such redemptions, 36,771 Public Shares remained outstanding.

•On July 17, 2026, 8,568 Public Shares properly exercised their right to redeem their shares for cash at a redemption price of approximately $11.01 per share, for an aggregate redemption amount of $95,095. Following such redemptions, 28,203 Public Shares remained outstanding.

In connection with the Company’s First and Second Extension Meetings, CST, acting as trustee of the Trust Account, distributed redemption proceeds to redeeming public stockholders based on estimated per-share redemption prices. These prices did not account for certain tax amounts that the Company was entitled to withdraw from the Trust Account to pay income tax liabilities. As a result, the redemption prices were higher than they should have been, and stockholders were inadvertently overpaid. After discovery of the error, the Company calculated that the total overpayment across all three extensions was approximately $819,949.42. The Company is in the process of engaging CST to notify the affected stockholders and requesting the return of the overpaid amounts. This overpayment issue does not impact the redemption rights of current public stockholders, and the Trust Account remains sufficient to fund redemptions in connection with the Business Combination.

Benefits to HUDA Public Stockholders from the Business Combination

HUDA’s Board determined that pursuing a business combination with Aiways Europe presents an attractive opportunity for Public Stockholders. The key benefits include:

•Completion of HUDA’s Primary Objective

HUDA is a blank check company incorporated in Delaware on January 13, 2021, formed to complete an initial business combination.

Following the closing of the IPO, an amount of $69,479,795 was placed in a Trust Account in the United States maintained by Continental Stock Transfer& Trust Company, as trustee, for the benefit of the Public Stockholders. Except with respect to interest earned on the funds held in the Trust Account that may be released to HUDA to pay for income or other tax obligations, the remaining proceeds will not be released from the Trust Account until the earlier of the completion of an Initial Business Combination or HUDA’s liquidation.

HUDA has until April 18, 2027, assuming the monthly extension requirements are satisfied, to consummate the initial Business Combination. It is uncertain that HUDA will be able to consummate a Business Combination by this time. If a Business Combination is not consummated by April 18, 2027, there will be mandatory liquidation and subsequent dissolution of the Company. The business combination ensures that HUDA fulfills its purpose of effecting a merger before its required liquidation date, avoiding dissolution and loss of investment for HUDA’s stockholders.

•Potential for Increased Share Value

Upon consummation of the business combination, Pubco will gain access to financial resources, including potential PIPE financing. This could enhance the growth potential of Aiways Europe and create an opportunity for increased stock value for Pubco.

•Liquidity and Market Access

Following the Closing, Pubco’s shareholders will hold shares in a publicly listed entity, with improved liquidity and visibility in the market.

On January 22, 2025, the Nasdaq Hearings Panel determined to delist the securities of HUDA from the Nasdaq Stock Market. Under the terms of the Panel’s September 27, 2024 decision, HUDA was required to regain compliance with the minimum total holders requirement of Listing Rule 5450(a)(2); the requirement to maintain a minimum 1,100,000 Publicly Held Shares of Listing Rule 5450(b)(2)(A); the minimum market value of listed securities requirement in Listing Rule 5450(b)(2)(A); and the minimum market value of publicly held shares requirement in Listing Rule 5450(b)(2)(C), by the time of completing a business combination. As HUDA failed to meet the listing requirements within the specified timeframe, accordingly, the Panel determined to delist the HUDA’s securities from Nasdaq and suspended trading in those securities effective at the open of business on January 24, 2025. Nasdaq will complete the delisting by filing a Form 25 Notification of Delisting with the SEC, after applicable appeal periods have lapsed. There is currently no public market for HUDA’s common stock.

HUDA has also confirmed with Nasdaq that the delisting will not preclude Pubco from receiving initial listing approval for listing on the Nasdaq Stock Market. Pubco will be held to the same quantitative initial listing standards irrespective of the listing status of HUDA as a business combination resulting in a change of control and/or a de-SPAC business combination necessitates initial listing approval.

Since HUDA has been delisted from NASDAQ, HUDA’s public stockholders have had limited liquidity options. The Business Combination provides an alternative means to trade their shares on national exchange.

•Lock-Up Agreements and Market Stability

As part of the business combination, Key Company personnel and Aiways Europe agreed to be subject to lockup provisions of 6 months in respect of their Pubco Ordinary Shares (subject to certain customary exceptions), which would provide important stability to Pubco; benefiting Public Stockholders by preventing immediate market volatility.

Aiways Europe’s stockholders following the Closing will hold approximately 80.8% of the Pubco Ordinary Shares, assuming no redemption of Public Shares (or approximately 80.9% assuming maximum redemptions). Pursuant to the Lock-Up Agreements entered into in connection with the Business Combination, and subject to certain exceptions and qualifications (including potential early release based on trading price thresholds), at least approximately 38,000,000 Pubco Ordinary Shares issued to Aiways Europe’s stockholders will be subject to transfer restrictions for at least six months (and up to nine or eighteen months for certain stockholders) following the Closing, provided that 50% of the restricted securities will be released earlier if the closing price of Pubco Ordinary Shares exceeds $12.50 for 20 trading days within any 30-day trading period following the Closing. In addition, the representative shares issued to Chardan will be subject to a 180-day lock-up pursuant to applicable FINRA rules. These lock-up arrangements are intended to limit the immediate resale of a substantial portion of Pubco Ordinary Shares following the Closing and may contribute to market stability for Pubco Ordinary Shares, which would be a benefit for HUDA Public Stockholders and the Pubco share price.

Potential Detriments to HUDA from the Business Combination

HUDA’s Board determined that pursuing a business combination with Aiways Europe presents an attractive opportunity for HUDA and its Public Stockholders, while there are also certain detriments. The key detriments include:

•Transaction-Related Costs

In connection with the proposed Business Combination, HUDA has incurred and expects to continue to incur substantial expenses, including legal, accounting, investment banking, and consulting fees. The aggregate transaction-related costs borne by HUDA and its counterparties are estimated to be substantial, a portion of which will be paid from HUDA’s Trust Account or other cash resources. These costs reduce the funds available to the combined company for working capital or post-closing operations.

•Depletion of Trust Account Funds

HUDA’s Trust Account has been substantially depleted through multiple rounds of Public Stockholder redemptions, with only 36,771 public shares outstanding as of the most recent redemption event. The remaining balance in the Trust Account may be further reduced by transaction expenses and is insufficient to provide significant funding to Aiways Europe at closing. As a result, HUDA will not be contributing substantial cash to the post-combination company, which may impair the combined company’s ability to execute its business plan without additional external financing.

•Potential Reputational Impact if the Transaction Fails

Failure to consummate the Business Combination may adversely affect HUDA’s credibility in the capital markets and with potential future counterparties. Given that HUDA has already experienced a delisting from Nasdaq, the inability to complete a business combination could reinforce perceptions of execution risk and result in diminished standing for its officers, directors, and affiliates in future ventures or capital raises.

Potential Detriments to HUDA Public Stockholders from the Business Combination

HUDA’s Public Stockholders who elect to retain their equity interests following the Business Combination should consider the following material risks and potential detriments associated with the transaction and Aiways Europe’s business and operational profile:

•Risk of Share Price Decline Post-Closing Due to Aiways Europe’s Operational Uncertainty

Aiways Europe is an early-stage company with a limited operating history and has not been profitable since its inception, incurring net losses of approximately €3.4 million and €3.9 million for the fiscal years ended December 31, 2025 and 2024, respectively. The company’s business model remains unproven at scale, and any failure to execute on its growth plans, manage operating efficiency, or respond to evolving customer demand may adversely affect its financial performance. These factors could lead to reduced investor confidence in Pubco following the Business Combination and a corresponding decline in share price.

Upon the Closing, the Sponsor will hold 4.4% of the Pubco shares, assuming that no Public Stockholder redemption, The early release from lock-up applicable to the Sponsor could result in immediate market sales, potentially increasing volatility and downward pressure on Pubco’s share price shortly after the Closing, which may also increase the Pubco’s share price decline.

•Exposure to Market and Competitive Risks in the EV Industry

The market for battery electric vehicles (BEVs) is rapidly evolving and highly competitive, subject to fluctuating customer preferences, aggressive pricing strategies, and rapid technological innovation. Aiways Europe faces competition from more established and better-capitalized global manufacturers. Its current revenue is concentrated in a limited number of vehicle models, which increases vulnerability to product-specific risks. In 2025, Aiways Europe made $399,926 revenue with $122,608 gross profit. Any market downturn or failure to remain competitive could adversely affect Aiways Europe’s business and the value of Pubco shares.

•Public Company Readiness and Compliance Risks

As a privately held entity, Aiways Europe has not previously operated as a public company and may not yet have in place the personnel, systems, and internal controls necessary to meet the ongoing reporting and compliance obligations under the Securities Exchange Act of 1934 and the Sarbanes-Oxley Act of 2002. Delays or deficiencies in establishing such infrastructure could impair financial reporting, trigger regulatory penalties, or diminish investor confidence in Pubco securities.

•International Regulatory and Operational Risks

Aiways Europe’s operations are primarily located outside the United States, such as importing electrical vehicle from China to Europe and distributing electrical vehicles across 16 European countries, with direct-to-customer sale in Germany. Its business activities are subject to complex and evolving international regulatory regimes. Operating in multiple foreign jurisdictions exposes the company to risks relating to legal compliance, trade regulations, logistics, tax treatment, and political or economic instability, any of which may disrupt operations or impact financial performance.

•Cash Flow Instability and Execution Risks

Aiways Europe’s productivity and cash flow are subject to variability and uncertainty. For example, Sales operations began in 2020 with the notable sale of 500 U5 models to rental companies SIXT and Hertz for use in Corsica, France, a major European tourist destination. This marked the start of Aiways Europe’s rapid expansion over the subsequent two years, as it signed distribution agreements with distributors in key European markets and began selling vehicles in countries across the European continent in 2021 and 2022. To date, Aiways Europe has sold approximately 6,000 vehicles through its importers, dealers and directly, and has received positive feedback from both customers and the automotive press in general. Despite strong market demand for Aiways Europe’s products, in 2022 and 2023, global shortages of chips and automotive components severely constrained production capacity of our supplier. Additionally, the major supplier, Aiways China, has suspended its manufacturing since February 2023 due to lack of sufficient cash to fund its supply chain. Aiways Europe has been informed by Aiways China that it will need approximately 63.177 million RMB (approximately $8.63 million) in order to resume production, including (i) approximately 4.613 million RMB (approximately $0.97 million) for the recovery from single equipment malfunctions (which is needed in order to provide bodies in white) and (ii) approximately 58.564 million RMB (approximately $8 million) for full production line recovery. There is no assurance that future sales will meet internal projections or that existing manufacturing and distribution arrangements will support anticipated growth.

•Redemption Risk

Significant redemptions by HUDA public stockholders across three key dates have materially depleted the Trust Account: in July 2023, 4,427,969 shares were redeemed at approximately $10.43 per share, reducing the Trust Account to approximately $25 million; on April 17, 2024, 2,315,868 Public Shares properly exercised their right to redeem their shares (and did not withdraw their redemption) for cash at a redemption price of approximately $11.10 per share, for an aggregate redemption amount of $25,712,132; on July 10, 2024, 3,200 Public Shares properly exercised their right to redeem their shares for cash at a redemption price of approximately $11.08 per share, for an aggregate redemption amount of $35,457; on October 15, 2025, 61,492 Public Shares properly exercised their right to redeem their shares for cash at a redemption price of approximately $10.89 per share, for an aggregate redemption amount of $681,347; and on July 17, 2026, 8,568 Public Shares properly exercised their right to redeem their shares for cash at a redemption price of approximately $11.01 per share, for an aggregate redemption amount of $95,095. Following such redemptions, 28,203 Public Shares remained outstanding. The risk that a significant number of HUDA’s stockholders may elect to redeem their shares prior to the consummation of the Business Combination pursuant to HUDA’s existing charter, which may potentially make the Business Combination more difficult to complete and would reduce the amount of cash available to the combined company to accelerate its business plan following the consummation of the Business Combination. Depleted cash limits available funding to support Aiways Europe’s growth plans unless additional PIPE or follow-on capital is raised.

•Potential Dilution and Loss of Downside Protection

Due to the high level of redemptions by HUDA shareholders, HUDA Founder Shares and PIPE financing, HUDA Public stockholders who do not redeem their shares will experience significant dilution upon the Closing. Assuming no additional financing, Aiways Europe shareholders are expected to hold approximately 80.2% of Pubco shares, while HUDA’s public stockholder ownership will increase from 1.3% of HUDA Common Stock to approximately 2.9% of Pubco Ordinary Shares considering conversion of Rights upon the Closing. Public Stockholders who do not redeem will forgo the redemption value (based on funds in the Trust Account of approximately $415,000 on July 17, 2026, this would have amounted to approximately $11.03 per share) and may be exposed to a materially lower trading price if market performance is weak.

•Listing and Liquidity Risk

Following HUDA’s delisting from Nasdaq, there can be no assurance that Pubco’s securities will be approved for listing on a national securities exchange upon the Closing. Any failure to secure a listing may further reduce liquidity and limit the ability of Public Stockholders to trade their shares at a favorable price.

•General Macroeconomic and Legal Risks

Broader macroeconomic conditions — including interest rate volatility, supply chain disruptions, inflation, and geopolitical risks — could adversely impact Aiways Europe’s operations and revenue outlook. In addition, there is a risk of litigation challenging the Business Combination, which could delay or prevent its completion or result in additional costs or injunctive relief that adversely affects shareholders.

Potential Dilution Impact

HUDA Public stockholders who do not redeem their shares will experience dilution upon the Closing due to HUDA Founder Shares and PIPE Investment. If no Public Stockholders redeem their shares, public stockholder ownership will increase from 1.3% of HUDA Common Stock to approximately 2.9% of Pubco Ordinary Shares considering conversion of Rights upon the Closing.

The following presents the calculation of basic and diluted weighted average shares outstanding assuming five alternative levels of conversion for the six months ended June 30, 2026.

	Scenario 1	Scenario 2	Scenario 3	Scenario 4	Scenario 5
	Assuming No Redemptions into Cash	Assuming 25% Redemptions into Cash	Assuming 50% Redemptions into Cash	Assuming 75% Redemptions into Cash	Assuming 100% Redemptions into Cash
Weighted average shares calculation, basic and diluted
HUDA Sponsor	2,143,697	2,143,697	2,143,697	2,143,697	2,143,697
HUDA Public Stockholders and Rights Holders	1,397,263	1,390,212	1,383,162	1,376,111	1,369,060
Aiways Europe’s Shareholders	38,540,000	38,540,000	38,540,000	38,540,000	38,540,000
HUDA IPO Underwriter (Chardan)	136,906	136,906	136,906	136,906	136,906
Financial Advisor (Byland)	820,000	820,000	820,000	820,000	820,000
Financial Advisor (Bitsea)	820,000	820,000	820,000	820,000	820,000
Financial Advisor (NYFC)	820,000	820,000	820,000	820,000	820,000
PIPE Investors	3,450,000	3,450,000	3,450,000	3,450,000	3,450,000
Weighted average shares outstanding for EPS calculation	48,127,866	48,120,815	48,113,765	48,106,714	48,099,663
Percentage of shares owned by HUDA Sponsor	4.4%	4.4%	4.4%	4.4%	4.4%
Percentage of shares owned by HUDA Public Stockholders and Rights Holders	2.9%	2.9%	2.9%	2.9%	2.9%
Percentage of shares owned by Aiways Europe	80.2%	80.2%	80.2%	80.2%	80.2%
Percentage of shares owned by HUDA IPO Underwriter (Chardan)	0.3%	0.3%	0.3%	0.3%	0.3%
Percentage of shares owned by Financial Advisor (Byland)	1.7%	1.7%	1.7%	1.7%	1.7%
Percentage of shares owned by Financial Advisor (Bitsea)	1.7%	1.7%	1.7%	1.7%	1.7%
Percentage of shares owned by Financial Advisor (NYFC)	1.7%	1.7%	1.7%	1.7%	1.7%
Percentage of shares owned by PIPE Investor (HKCF)	1.2%	1.2%	1.2%	1.2%	1.2%
Percentage of shares owned by PIPE Investor (EIDC)	0.4%	0.4%	0.4%	0.4%	0.4%
Percentage of shares owned by PIPE Investor (SZYY)	0.4%	0.4%	0.4%	0.4%	0.4%
Percentage of shares owned by PIPE Investor (XABRO)	2.1%	2.1%	2.1%	2.1%	2.1%
Percentage of shares owned by PIPE Investor (PSI)	0.4%	0.4%	0.4%	0.4%	0.4%
Percentage of shares owned by PIPE Investor (BDO)	1.3%	1.3%	1.3%	1.3%	1.3%
Percentage of shares owned by PIPE Investor (HDI)	1.3%	1.3%	1.3%	1.3%	1.3%

Pubco A&R M&A

At or prior to the consummation of the Business Combination, the board of directors and shareholders of Pubco will amend and restate Pubco’s current memorandum and articles of association. Pubco A&R M&A will reflect the following material differences from the HUDA Charter:

•Pubco’s corporate existence is perpetual as opposed to HUDA’s corporate existence terminating if a Business Combination is not consummated by HUDA within a specified period of time;

•Pubco A&R M&A do not include the various provisions applicable only to special purpose acquisition corporations that HUDA’s current amended and restated certificate of incorporation, as amended, contains;

•Pubco A&R M&A provides that board of directors shall consist of not less than three persons while the HUDA Charter provides its board of directors must consist of not less than one person; and

•Pubco A&R M&A provides members holding shares representing not less than one-third of the votes of the shares entitled to vote on resolutions of shareholders shall constitute a quorum while HUDA’s current amended and restated certificate of incorporation, as amended, provides that holders of a majority of the shares present in person or by proxy shall be a quorum.

For more information regarding Pubco’s A&R M&A, see the section entitled “Description of Pubco Securities”.

Regulatory Matters

There are certain differences in the rights of Pubco’s shareholders and HUDA’s stockholders prior to the Business Combination and following the consummation of the Business Combination. Please see the section of this proxy statement/prospectus entitled “Description of Pubco Securities.”

Anticipated Accounting Treatment

The Business Combination is comprised of a series of transactions pursuant to the Business Combination Agreement, as described elsewhere in this proxy statement/prospectus and is expected to be accounted for as a reverse recapitalization in accordance with U.S. GAAP. Under this method of accounting, HUDA will be treated as the “acquired” company for financial reporting purposes.

Accordingly, for accounting purpose, the Business Combination will be effectuated in the following main steps:

1.The exchange of all of the issued and outstanding shares held by Aiways Europe shareholders, which is treated as the equivalent of Aiways Europe issuing stock for the net assets of HUDA, accompanied by a recapitalization.

2.The merger of Merger Sub with and into HUDA, which is not within the scope of ASC 805, Business Combinations (“ASC 805”), because HUDA does not meet the definition of a business in accordance with ASC 805. The net assets of HUDA will be stated at historical cost, with no goodwill or other intangible assets recorded. There will be no accounting effect or change in the carrying amount of the assets and liabilities as a result of the recapitalization. Any difference between the fair value of Aiways Europe Ordinary Shares issued and the fair value of HUDA’s identifiable net assets should be recorded as additional paid-in capital.

3.The subscription agreements related to the PIPE Investment will result in the issuance of Pubco Ordinary Shares, leading to an increase in share capital and additional paid-in capital.

4.The subscription agreement related to financial advisors, which were executed concurrently with the Business Combination Agreement, will result in the issuance of Pubco Ordinary Shares, leading to an increase in share capital and additional paid-in capital.

Material U.S. Federal Income Tax Consequences

The following are the material U.S. federal income tax considerations to U.S. Holders (defined below) of (i) the exercise of redemption rights by U.S. Holders of HUDA’s securities, (ii) the merger and (iii) the ownership and disposition of Pubco Securities received by holders of HUDA Securities in the merger.

This summary is limited to U.S. federal income tax considerations relevant to U.S. Holders that hold HUDA Securities and, after the completion of the Business Combination, will hold Pubco Securities as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment).

This discussion does not address all aspects of U.S. federal income taxation that may be relevant to particular holders in light of their individual circumstances or status, including:

•the Sponsor or any member thereof;

•financial institutions or financial services entities;

•broker-dealers;

•taxpayers that are subject to the mark-to-market tax accounting rules;

•tax-exempt entities;

•governments or agencies or instrumentalities thereof;

•insurance companies;

•regulated investment companies;

•real estate investment trusts;

•expatriates or former long-term residents of the United States;

•persons that actually or constructively own 5% or more of HUDA’s shares, by vote or value, or will hold 5% or more of the shares of Pubco, by vote or value;

•persons that acquired HUDA Securities pursuant to an exercise of employee share options, in connection with employee share incentive plans or otherwise as compensation;

•persons that are resident or ordinarily resident in or have a permanent establishment in a jurisdiction outside the U.S.;

•persons that hold HUDA Securities, or will hold Pubco Securities, as part of a straddle, constructive sale, hedging, conversion or other integrated or similar transaction; or

•U.S. Holders (as defined below) whose functional currency is not the U.S. dollar.

If a partnership (or any entity so characterized for U.S. federal income tax purposes) holds HUDA Securities or Pubco Securities, the tax treatment of such partnership and its partners will generally depend on the status of the partners and the activities of the partnership. Partnerships holding any HUDA Securities or Pubco Securities and their partners should consult their tax advisers as to the particular U.S. federal income tax consequences of the merger, ownership and disposition of Pubco Securities, or the exercise of redemption rights with respect to the HUDA Securities.

This discussion is based on the Code, proposed, temporary and final Treasury regulations promulgated under the Code (“Treasury Regulations”), and judicial and administrative interpretations thereof, all as of the date hereof. All of the foregoing is subject to change, which change could apply retroactively and could affect the tax considerations described herein. This discussion does not address alternative minimum or Medicare contribution tax considerations, the special tax accounting rules under Section 451(b) of the Code or U.S. federal taxes other than those pertaining to U.S. federal income taxation (such as estate or gift taxes), nor does it address any aspects of U.S. state, local or non-U.S. taxation.

We have not and do not intend to seek any ruling from the IRS regarding any aspect of the Business Combination (including the merger) or the exercise of redemption rights. There can be no assurance that the IRS will not take positions that are inconsistent with those discussed below or that any such positions would not be sustained by a court.

As used herein, the term “U.S. Holder” means a beneficial owner of HUDA Securities or Pubco Securities, as the case may be, who or that is for U.S. federal income tax purposes, (i) a citizen or individual resident of the United States, (ii) a corporation (or other entity that is treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state therein or the District of Columbia; or (iii) an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

THIS SUMMARY DOES NOT PURPORT TO BE A COMPREHENSIVE ANALYSIS OR DESCRIPTION OF ALL POTENTIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE BUSINESS COMBINATION. HOLDERS OF HUDA SECURITIES SHOULD CONSULT THEIR OWN TAX ADVISERS REGARDING THE PARTICULAR TAX CONSEQUENCES TO THEM OF ANY ASPECT OF THE BUSINESS COMBINATION AND OF THE OWNERSHIP AND DISPOSITION OF PUBCO SECURITIES AFTER THE BUSINESS COMBINATION, INCLUDING THE APPLICABILITY AND EFFECTS OF U.S. FEDERAL, STATE, LOCAL, AND NON-U.S. TAX LAWS.

Appraisal Rights

No appraisal or dissenters’ rights are available to holders of HUDA Common Shares or HUDA Rights in connection with the Business Combination.

Vote Required for Approval

Approval of the Business Combination Proposal requires under Delaware law, the affirmative vote of holders of a majority of the issued and outstanding HUDA Common Shares. Accordingly, failure to vote in person, online, or by proxy at the Special Meeting or an abstention or returned non-votes broker votes will have the same effect as voting AGAINST the outcome of the vote on the Business Combination Proposal. As of the date hereof, the Sponsor owns approximately 98.66% of the issued and outstanding HUDA Common Shares. As a result, the Sponsor owns sufficient shares to approve the Business Combination Proposal.

Recommendation of the HUDA Board

THE HUDA BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT HUDA STOCKHOLDERS VOTE “FOR” THE BUSINESS COMBINATION PROPOSAL

PROPOSAL 2: THE PUBCO MEMORANDUM AND ARTICLES PROPOSAL

Overview

In connection with the Business Combination, HUDA’s stockholders are asked to consider and vote upon, to approve and to adopt, the Pubco A&R M&A, substantially in the form attached to this proxy statement/prospectus as Annex B. All stockholders are encouraged to read the Pubco A&R M&A in their entirety.

Reasons for the Pubco Memorandum and Articles Proposal

The Pubco A&R M&A were negotiated as part of the Business Combination. The HUDA Board’s specific reasons for each of the Organizational Documents Advisory Proposals are set forth in “Proposal 3 — The Organizational Documents Advisory Proposals.”

Vote Required for Approval

If the Business Combination Proposal is not approved, the Pubco Memorandum and Articles Proposal will not be presented at the Special Meeting. Approval of the Pubco Memorandum and Articles Proposal requires under Delaware law, the affirmative vote of holders of a majority of the issued and outstanding HUDA Common Shares. Accordingly, failure to vote in person, online, or by proxy at the Special Meeting or an abstention or returned non-votes broker votes will have the same effect as voting AGAINST the outcome of the vote on the Pubco Memorandum and Articles Proposal. As of the date hereof, the Sponsor owns approximately 98.66% of the issued and outstanding HUDA Common Shares. As a result, the Sponsor owns sufficient shares to approve the Pubco Memorandum and Articles Proposal.

Approval of the Pubco Memorandum and Articles Proposal is a condition to the parties’ obligations to consummate the Business Combination. Accordingly, if the Pubco Memorandum and Articles Proposal is not approved, the Business Combination may not be consummated.

Recommendation of the HUDA Board

THE HUDA BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT HUDA STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE PUBCO MEMORANDUM AND ARTICLES PROPOSAL.

PROPOSAL 3: THE ORGANIZATIONAL DOCUMENTS ADVISORY PROPOSALS

Overview

If the Pubco Memorandum and Articles Proposal is approved and the Business Combination is consummated, Pubco will become the listed entity and shall be governed by the Pubco A&R M&A and under the British Virgin Islands Business Companies Act.

As required by SEC guidance, to give stockholders the opportunity to present their separate views on important corporate governance provisions, HUDA is asking its stockholders to consider and vote upon and to approve on a non-binding advisory basis, four separate proposals in connection with the adoption of the Pubco A&R M&A by Pubco. The stockholder vote regarding each of the Organizational Documents Advisory Proposals is an advisory vote, and is not binding on HUDA or the HUDA Board (separate and apart from the approval of the Pubco Memorandum and Articles Proposal). Accordingly, regardless of the outcome of the non-binding advisory vote on the Organizational Documents Advisory Proposals, Pubco intends that the Pubco A&R M&A will take effect upon the Effective Time (assuming that the Pubco Memorandum and Articles Proposal is approved).

The following table sets forth a summary of the principal changes proposed to be made between the HUDA Charter and the Pubco A&R M&A. This summary is qualified by reference to the complete text of the Pubco A&R M&A, copies of which are attached to this proxy statement/prospectus as Annex B. All stockholders are encouraged to read the Pubco A&R M&A in their entirety for a more complete description of their terms.

	HUDA Charter	Pubco A&R M&A
Proposal 3A: Authorized Share Capital	Share capital of HUDA is $20,000 divided into 200,000,000 shares of common stock, par value of $0.0001 each	Pubco is authorized to issue a maximum of 500,000,000 shares of a single class with a par value of $0.0001 each.
Proposal 3B: Provisions Related to Status as Blank Check

HUDA Charter includes various provisions related to HUDA’s status as a blank check company prior to the consummation of a business combination, such as the duration, and limited operational authorization.

The Pubco A&R M&A does not include provisions related to status as a blank check company, as Pubco will not be a blank check company upon consummation of the Business Combination.
Proposal 3C: Number of Directors	The HUDA Board shall consist of one or more members. The number of directors shall be fixed by the HUDA Board and may thereafter be changed from time to time by resolution of the HUDA Board.	The Pubco Board shall consist of not less than three persons.
Proposal 3D: Stockholder Meeting Quorum

The holders of a majority of the shares being individuals present in person or by proxy or if a corporation or other non-natural person by its duly authorized representative or proxy shall be a quorum.

One or more members holding shares that represent not less than one-third of the votes of the shares entitled to vote on resolutions of shareholders shall constitute a quorum.

Proposal 3A: Authorized Share Capital

HUDA’s stockholders are being asked to approve, on a non-binding advisory basis, the difference in the authorized share capital of HUDA and Pubco, where Pubco will be authorized to issue a maximum of 500,000,000 shares of a single class with a par value of US$0.0001 each.

Proposal 3B: Provisions Related to Status as Blank Check Company

HUDA’s stockholders are being asked to approve, on a non-binding advisory basis, the difference in HUDA Charter and the Pubco A&R M&A in which the Pubco A&R M&A has no provision that applies to a blank check company, as Pubco will not be a blank check company upon consummation of the Business Combination.

Proposal 3C: Number of Directors

HUDA’s stockholders are being asked to approve, on a non-binding advisory basis, the difference in the number of directors of HUDA and Pubco, where Pubco’s board of directors shall consist of not less than three directors as set out in the Pubco A&R M&A.

Proposal 3D: Stockholder Meeting Quorum

HUDA’s stockholders are being asked to approve, on a non-binding advisory basis, the difference in the number of directors of HUDA and Pubco, where the quorum requirement for stockholders meetings shall be one or more members holding shares that represent not less than one-third of the votes of the shares entitled to vote on resolutions of shareholders as set out in the Pubco A&R M&A.

Vote Required for Approval

The approval of each Organizational Documents Advisory Proposals will require a majority of the votes which are cast by those holders of HUDA Common Shares who, being entitled to do so, vote in person or by proxy at the Special Meeting. Abstentions and non-votes will not have an effect on the Organizational Documents Advisory Proposals. The Organizational Documents Advisory Proposals will not be submitted if the Business Combination Proposal is not approved. As of the date hereof, the Sponsor owns approximately 98.66% of the issued and outstanding HUDA Common Shares. As a result, the Sponsor owns sufficient shares to approve the Organizational Documents Advisory Proposals.

Recommendation of the HUDA Board

THE HUDA BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT HUDA STOCKHOLDERS VOTE “FOR” THE APPROVAL OF EACH OF THE ORGANIZATIONAL DOCUMENTS ADVISORY PROPOSALS.

PROPOSAL 4: THE PUBCO DIRECTOR ELECTION PROPOSAL

Effective upon the Closing, the Pubco Board will consist of five directors (including one (1) person that is designated by Aiways Europe prior to the closing as the chairman of the post-closing Pubco Board), which shall include such number of independent directors to the effect that the Pubco Board will be compliant with the Nasdaq rules.

It is proposed that the Pubco Board will consist of the following directors:

•David Zhao;

•Alexander Carsten Klose-Mozer;

•Helene Souillard

•Jiesheng Zhu; and

•Lizi Chen.

For more information on the experience of each of these director nominees, see the section entitled “Management Following the Business Combination” in this proxy statement/prospectus.

Vote Required for Approval

The approval of the Pubco Director Election Proposal will require the vote by a plurality of the HUDA Common Shares present in person by virtual attendance or represented by proxy and entitled to vote at the Special Meeting or any adjournment thereof. Abstentions and non-votes will not have an effect on the Pubco Director Election Proposal. The Pubco Director Election Proposal will not be submitted if the Business Combination Proposal is not approved. As of the date hereof, the Sponsor owns approximately 98.66% of the issued and outstanding HUDA Common Shares. As a result, the Sponsor owns sufficient shares to approve the Pubco Director Election Proposal.

Recommendation of the HUDA Board

THE HUDA BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT HUDA STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE PUBCO DIRECTOR ELECTION PROPOSAL.

PROPOSAL 5: THE EQUITY INCENTIVE PLAN PROPOSAL

At the Special Meeting, our stockholders will be asked to consider and vote upon a proposal to approve the Pubco 2026 Equity Incentive Plan, which is referred to herein as the “2026 Plan,” a copy of which is attached to this proxy statement/prospectus as Annex C.

On July 20, 2026, our Board adopted and approved the 2026 Plan, subject to stockholder approval. The 2026 Plan will become effective on the date it is approved by our stockholders at the 2027 Annual Meeting.

If the 2026 Plan is not approved by our stockholders, it will not become effective and no awards will be granted thereunder.

Reasons for the Adoption of the 2026 Plan

Management has determined that it is in the best interests of the Company to adopt the 2026 Plan, pursuant to which we will be able to grant awards of options, stock appreciation rights, restricted stock, restricted stock units, performance awards, dividend equivalent awards, and other stock- and cash-based awards.

Summary of Material Terms of the 2026 Plan

The following is a summary of the material features of the 2026 Plan.

Eligibility

The Administrator may grant awards to any director, employee or consultant of the Company or its subsidiaries. Only employees are eligible to receive incentive stock options.

Administration

The 2026 Plan will be administered by the Board of Directors (the “Board”) or one more committees or subcommittees of the Board, which will be comprised, unless otherwise determined by the Board, solely of not less than two members who will be non-employee directors (a “Committee”), or any officer that has been delegated administrative authority pursuant to the 2026 Plan for the duration such delegation is in effect (collectively, the “Administrator”). The Administrator will have the authority to make all determinations and interpretations under, prescribe all forms for use with, and adopt rules for the administration of the 2026 Plan, subject to the 2026 Plan’s express terms and conditions. The Administrator will also set the terms and conditions of all awards under the 2026 Plan, including any vesting and vesting acceleration conditions.

Share Reserve

The maximum aggregate number of ordinary shares of the Company (“Shares”) that may be issued under the 2026 Plan is the sum of (A) 5,000,000, plus (B) an increase commencing on January 1, 2027, and continuing annually on each anniversary thereof through and including January 1, 2036, equal to the lesser of (i) 750,000 Shares and (ii) such smaller number of Shares as determined by the Board or the Committee.

12,500,000 Shares may be issued upon the exercise of incentive stock options.

Shares issuable under the 2026 Plan may be authorized, but unissued, or reacquired shares. Shares underlying any awards under the 2026 Plan that are settled in cash, forfeited, canceled, repurchased, held back upon exercise of an option or settlement of an award to cover the exercise price or tax withholding satisfied without the issuance of stock or otherwise terminated (other than by exercise) will be added back to the shares available for issuance under the 2026 Plan, although shares shall not again become available for issuance as incentive stock options. Additionally, shares issued as “substitute awards” (as defined in the 2026 Plan) will not count against the 2026 Plan’s Share limit, except substitute awards that are incentive stock options will count against the incentive stock option limit.

The Share reserve described herein may be subject to certain adjustments in the event of certain changes in the capitalization of the Company (see Equitable Adjustments below).

Annual Limitation on Awards to Non-Employee Directors

The 2026 Plan contains a limitation whereby the value of all awards under the 2026 Plan and all other cash compensation paid by the Company to any non-employee director may not exceed $750,000 for the first calendar year a non-employee director is initially appointed to the Board, and $500,000 in any other calendar year.

Types of Awards

The 2026 Plan provides for the grant of stock options, stock appreciation rights, restricted stock, restricted stock units, performance awards, dividend equivalent awards, and other stock- or cash-based awards (collectively, “awards”).

Stock Options.    The 2026 Plan permits the granting of both options intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) and options that do not so qualify. Options granted under the 2026 Plan will be nonqualified options if they fail to qualify as incentive stock options or exceed the annual limit on incentive stock options. Incentive stock options may only be granted to employees of the Company and its subsidiaries. Nonqualified options may be granted to any persons eligible to receive awards under the 2026 Plan.

The exercise price of each option will be determined by the Administrator, but such exercise price may not be less than 100% of the fair market value of one Share on the date of grant or, in the case of an incentive stock option granted to a 10% or greater stockholder, 110% of such Share’s fair market value. The term of each option will be set by the Administrator and may not exceed ten (10) years from the date of grant (or five (5) years for an incentive stock option granted to a 10% or greater stockholder). The Administrator will determine at what time or times each option may be exercised, including the ability to accelerate the vesting of such options.

Stock Appreciation Rights.    The Administrator may award stock appreciation rights subject to such conditions and restrictions as it may determine. Stock appreciation rights entitle the recipient to Shares or cash, equal to the value of the appreciation in the Company’s Share price over the exercise price, as set by the Administrator and which will be at least equal to the fair market value of a Share on the grant date. The term of each stock appreciation right will be set by the Administrator and may not exceed ten years from the date of grant. The Administrator will determine at what time or times each stock appreciation right may be exercised, including the ability to accelerate the vesting of such stock appreciation rights.

Restricted Stock.    A restricted stock award is an award of shares of Shares that vests in accordance with the terms and conditions established by the Administrator. The Administrator will determine the persons to whom grants of restricted stock awards are made, the number of restricted shares to be awarded, the price (if any) to be paid for the restricted shares, the time or times within which awards of restricted stock may be subject to forfeiture, the vesting schedule and rights to acceleration thereof, and all other terms and conditions of restricted stock awards. Unless otherwise provided in the applicable award agreement, a participant generally will have the rights and privileges of a stockholder as to such restricted shares, including without limitation the right to vote such restricted shares and the right to receive cash dividends, if applicable.

Restricted Stock Units.    Restricted stock units are the right to receive Shares at a future date in accordance with the terms of such grant upon the attainment of certain conditions specified by the Administrator. Restrictions or conditions could include, but are not limited to, the attainment of performance goals, continuous service with the Company or its subsidiaries, the passage of time or other restrictions or conditions. The Administrator determines the persons to whom grants of restricted stock units are made, the number of restricted stock units to be awarded, the time or times within which awards of restricted stock units may be subject to forfeiture, the vesting schedule, and rights to acceleration thereof, and all other terms and conditions of the restricted stock unit awards. The value of the restricted stock units may be paid in Shares, cash, other securities, other property, or a combination of the foregoing, as determined by the Administrator.

The holders of restricted stock units will have no voting rights. Prior to settlement or forfeiture, restricted stock units awarded under the 2026 Plan may, at the Administrator’s discretion, provide for a right to dividend equivalents.

Performance Awards.    The Administrator has the authority to grant stock options, stock appreciation rights, restricted stock, or restricted stock units as a performance award, which means that such awards vest at least in part upon the attainment of one or more specified performance criteria. For each performance period, the Administrator will have the sole authority to select the length of such performance period, the types of performance awards to be granted, the performance criteria that will be used to establish the performance goals, and the level(s) of performance which shall result in a performance award being earned. At any time, the Administrator may adjust or modify the calculation of a performance goal for a performance period, to appropriately reflect any circumstance or event that occurs during a performance period and that in the Administrator’s sole discretion, warrants adjustment or modification. Depending on the type of performance award granted, the previously discussed terms and conditions will also apply to a performance award.

Performance criteria for a performance award may be based on the attainment of specific levels of performance of the Company (and/or one or more subsidiaries, divisions, business segments or operational units, or any combination of the foregoing) and may include, without limitation, any of the following: (i) net earnings or net income (before or after taxes); (ii) basic or diluted earnings per share (before or after taxes); (iii) revenue or revenue growth (measured on a net or gross basis); (iv) gross profit or gross profit growth; (v) operating profit (before or after taxes); (vi) return measures (including, but not limited to, return on assets, capital, invested capital, equity, or sales); (vii) cash flow (including, but not limited to, operating cash flow, free cash flow, net cash provided by operations and cash flow return on capital); (viii) financing and other capital raising transactions (including, but not limited to, sales of the Company’s equity or debt securities); (ix) earnings before or after taxes, interest, depreciation and/or amortization; (x) gross or operating margins; (xi) productivity ratios; (xii) share price (including, but not limited to, growth measures and total shareholder return); (xiii) expense targets; (xiv) margins; (xv) productivity and operating efficiencies; (xvi) customer satisfaction; (xvii) customer growth; (xviii) working capital targets; (xix) measures of economic value added; (xx) inventory control; (xxi) enterprise value; (xxii) sales; (xxiii) debt levels and net debt; (xxiv) combined ratio; (xxv) timely launch of new facilities; (xxvi) client retention; (xxvii) employee retention; (xxviii) timely completion of new product rollouts; (xxix) cost targets; (xxx) reductions and savings; (xxxi) productivity and efficiencies; (xxxii) strategic partnerships or transactions; and (xxxiii) personal targets, goals or completion of projects. Any one or more of the performance criteria may be used on an absolute or relative basis to measure the performance of the Company and/or one or more subsidiaries as a whole or any business unit(s) of the Company and/or one or more subsidiaries or any combination thereof, or any of the above performance criteria may be compared to the performance of a selected group of comparison or peer companies, or a published or special index that the Administrator deems appropriate, or as compared to various stock market indices.

Dividend Equivalents.    An award of dividend equivalents entitles the holder to be credited with an amount equal to all dividends paid on one Share while the holder’s tandem award is outstanding. Dividend equivalents may be paid currently or credited to an account for the participant, settled in cash or Shares, and subject to the same restriction on transferability and forfeitability as the award with respect to which the dividend equivalents are granted.

Other Stock- or Cash-Based Awards.    Other stock-based awards may be granted either alone, in addition to, or in tandem with, other awards granted under the 2026 Plan and/or cash awards made outside of the 2026 Plan. The Administrator shall have authority to determine the service providers to whom and the time or times at which other stock-based awards shall be made, the amount of such other stock-based awards, and all other conditions of the other stock-based awards including any dividend and/or voting rights. The Administrator may grant cash awards in such amounts and subject to such performance or other vesting criteria and terms and conditions as the Administrator may determine.

Repricing

Notwithstanding anything to the contrary in the 2026 Plan, unless a repricing is approved by shareholders, in no case may the Administrator (i) amend an outstanding option or stock appreciation right to reduce the exercise price of the award, (ii) cancel, exchange, or surrender an outstanding option or stock appreciation right in exchange for cash or other awards for the purpose of repricing the award, or (iii) cancel, exchange, or surrender an outstanding option or stock appreciation right in exchange for an option or stock appreciation right with an exercise price that is less than the exercise price of the original award.

Equitable Adjustments

In the event of a merger, consolidation, recapitalization, stock split, reverse stock split, reorganization, split-up, spin-off, combination, repurchase or other change in corporate structure affecting the Shares, the Administrator will adjust (i) the number and class of shares which may be delivered under the 2026 Plan (or number and kind of other securities or other property); (ii) the number, class and price (including the exercise or strike price of options and stock appreciation rights) of Shares subject to outstanding awards, (iii) any applicable performance criteria, performance period, and other terms and conditions of outstanding performance awards, and (iv) the 2026 Plan’s numerical limits.

Change in Control

In the event of a change in control (as defined in the 2026 Plan), each outstanding award shall be assumed or an equivalent award substituted by the acquiring or successor corporation or a parent of the acquiring or successor corporation. Unless determined otherwise by the Administrator, if a successor refuses to assume or substitute for the award, (A) the participant will fully vest in and have the right to exercise the award, (B) all applicable restrictions will lapse, and (C) all performance objectives and other vesting criteria will be deemed achieved at targeted levels.

Term

The 2026 Plan will become effective when approved by our Board, and, unless terminated earlier, the 2026 Plan will continue in effect for a term of ten (10) years.

Amendment and Termination

Our Board may amend, alter, suspend or terminate the 2026 Plan at any time. No amendment or termination of the 2026 Plan will materially impair the rights of any participant, unless mutually agreed otherwise between the participant and the Company. Approval of the stockholders shall be required for any amendment, where required by applicable law, as well as (i) to increase the number of shares available for issuance under the 2026 Plan and (ii) to change the persons or class of persons eligible to receive awards under the 2026 Plan.

Recoupment Policy

All awards granted under the 2026 Plan, all amounts paid under the 2026 Plan, and all Shares issued under the 2026 Plan shall be subject to reduction, recoupment, clawback, or recovery by the Company in accordance with applicable laws and with Company policy.

Form S-8

The Company intends to file with the SEC a registration statement on Form S-8 covering the shares of Company Common Stock issuable under the 2026 Plan.

Material United States Federal Income Tax Considerations

The following is a general summary under current law of the material U.S. federal income tax considerations related to awards and certain transactions under the 2026 Plan, based upon the current provisions of the Code and regulations promulgated thereunder. This summary deals with the general federal income tax principles that apply and is provided only for general information. It does not describe all federal tax consequences under the 2026 Plan, nor does it describe state, local, or foreign income tax consequences or federal employment tax consequences. The rules governing the tax treatment of such awards are quite technical, so the following discussion of tax consequences is necessarily general in nature and is not complete. In addition, statutory provisions are subject to change, as are their interpretations, and their application may vary in individual circumstances. This summary is not intended as tax advice to participants, who should consult their own tax advisors.

The 2026 Plan is not qualified under the provisions of Section 401(a) of the Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended. The Company’s ability to realize the benefit of any tax deductions described below depends on the Company’s generation of taxable income as well as the requirement of reasonableness and the satisfaction of the Company’s tax reporting obligations.

Incentive Stock Options.    No taxable income is generally realized by the optionee upon the grant or exercise of an incentive stock option. If shares of Company Common Stock issued to an optionee pursuant to the exercise of an incentive stock option are sold or transferred after two years from the date of grant and after one year from the date of exercise, then generally (i) upon sale of such shares, any amount realized in excess of the option exercise price (the amount paid for the shares) will be taxed to the optionee as a long-term capital gain, and any loss sustained will be a long-term capital loss, and (ii) neither the Company nor its subsidiaries will be entitled to any deduction for federal income tax purposes; provided that such incentive stock option otherwise meets all of the technical requirements of an incentive stock option. The exercise of an incentive stock option will give rise to an item of tax preference that may result in alternative minimum tax liability for the optionee.

If the shares of Company Common Stock acquired upon the exercise of an incentive stock option are disposed of prior to the expiration of the two-year and one-year holding periods described above (a “disqualifying disposition”), generally (i) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares of Company Common Stock at exercise (or, if less, the amount realized on a sale of such shares of Company Common Stock) over the option exercise price thereof, and (ii) the Company or its subsidiaries will be entitled to deduct such amount. Special rules will apply where all or a portion of the exercise price of the incentive stock option is paid by tendering shares of Company Common Stock.

If an incentive stock option is exercised at a time when it no longer qualifies for the tax treatment described above, the option is treated as a nonqualified option. Generally, an incentive stock option will not be eligible for the tax treatment described above if it is exercised more than three months following termination of employment (or one year in the case of termination of employment by reason of disability). In the case of termination of employment by reason of death, the three-month rule does not apply.

Nonqualified Options.    No income is generally realized by the optionee at the time a nonqualified option is granted. Generally, (i) at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the option exercise price and the fair market value of the shares of Company Common Stock issued on the date of exercise, and the Company or its subsidiaries receive a tax deduction for the same amount, and (ii) at disposition, appreciation or depreciation after the date of exercise is treated as either short-term or long-term capital gain or loss depending on how long the shares of Company Common Stock have been held. Special rules will apply where all or a portion of the exercise price of the nonqualified option is paid by tendering shares of Company Common Stock. Upon exercise, the optionee will also be subject to Social Security taxes on the excess of the fair market value of the shares of Company Common Stock over the exercise price of the option.

Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Dividend Equivalent Awards and Other Stock-and Cash-Based Awards.    The current federal income tax consequences of other awards authorized under the 2026 Plan generally follow certain basic patterns: (i) stock appreciation rights are taxed and deductible in substantially the same manner as nonqualified options; (ii) nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value of the shares of Company Common Stock over the price paid, if any, only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant through a Section 83(b) election); and (iii) restricted stock units, dividend equivalents, and other stock- or cash-based awards are generally subject to tax at the time of payment. The Company or its subsidiaries generally should be entitled to a federal income tax deduction in an amount equal to the ordinary income recognized by the participant at the time the participant recognizes such income.

The participant’s basis for the determination of gain or loss upon the subsequent disposition of shares of Company Common Stock acquired from a stock appreciation right, restricted stock, restricted stock unit, dividend equivalent award, or other stock-based award will be the amount paid for such shares plus any ordinary income recognized when the shares were originally delivered, and the participant’s capital gain holding period for those shares will begin on the day after they are transferred to the participant.

Performance Awards.    The tax consequences of performance awards will generally mirror those of the underlying award type, each of which is discussed above.

Parachute Payments.    The vesting of any portion of an award that is accelerated due to the occurrence of a change in control (such as a sale event) may cause all or a portion of the payments with respect to such accelerated awards to be treated as “parachute payments” as defined in the Code. Any such parachute payments may be non-deductible to either the Company or its subsidiaries, in whole or in part, and may subject the recipient to a non-deductible 20% federal excise tax on all or a portion of such payment (in addition to other taxes ordinarily payable).

Section 409A.    The foregoing description assumes that Section 409A of the Code does not apply to an award under the 2026 Plan. In general, stock options and stock appreciation rights are exempt from Section 409A if the exercise price per share is at least equal to the fair market value per share of the underlying stock at the time the option or stock appreciation right was granted. Restricted stock awards are not generally subject to Section 409A. Restricted stock units are subject to Section 409A unless they are settled within two and one-half months after the end of the later of (1) the end of the Company’s fiscal year in which vesting occurs or (2) the end of the calendar year in which vesting occurs. If an award is subject to Section 409A and the provisions for the exercise or settlement of that award do not comply with Section 409A, then the participant would be required to recognize ordinary income whenever a portion of the award vested (regardless of whether it had been exercised or settled). This amount would also be subject to a 20% federal tax and premium interest in addition to the federal income tax at the participant’s usual marginal rate for ordinary income.

New Plan Benefits

No awards have been previously granted under the 2026 Plan and no awards have been granted that are contingent on stockholder approval of the 2026 Plan. The awards that are to be granted to any participant or group of participants are indeterminable at the date of this Proxy Statement because participation and the types of awards that may be granted under the 2026 Plan are subject to the discretion of the Administrator. Consequently, no new plan benefits table is included in this Proxy Statement.

Vote Required for Approval

Approval of the Equity Incentive Plan Proposal requires the affirmative vote of a majority of the shares present that are entitled to vote and present in person or represented by proxy at the Special Meeting. Abstentions and non-votes will not have an effect on the Equity Incentive Plan Proposal. The Equity Incentive Plan Proposal will not be submitted if the Business Combination Proposal is not approved. As of the date hereof, the Sponsor owns approximately 98.66% of the issued and outstanding HUDA Common Shares. As a result, the Sponsor owns sufficient shares to approve the Equity Incentive Plan Proposal.

Recommendation of the HUDA Board

THE HUDA BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT HUDA STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE 2026 EQUITY INCENTIVE PLAN.

PROPOSAL 6: THE INSIDER LETTER AMENDMENT PROPOSAL

Overview

On October 14, 2022, HUDA and its initial stockholders, directors, and officers (collectively, the “Insiders”), along with the Sponsor, entered into a letter agreement (the “Insider Letter”). The Insider Letter sets forth certain obligations of the Insiders, including agreements to (i) vote all of their HUDA Common Shares in favor of a proposed business combination, (ii) waive redemption rights with respect to their HUDA Common Shares, (iii) waive any right to liquidating distributions from the Trust Account with respect to their HUDA Founder Shares, private shares, and common stock underlying the private units and private rights if HUDA fails to complete a business combination within the required timeframe, and (iv) adhere to certain transfer restrictions (lock-ups) for their HUDA securities.

On November 22, 2024, HUDA, Pubco, Aiways Europe, the Sponsor, and certain of the Insiders entered into an amendment to the Insider Letter (the “Insider Letter Amendment”). The Insider Letter Amendment, which will become effective upon the Closing, updates and supplements the Insider Letter to reflect the terms of the Business Combination Agreement.

Reasons for the Amendment

The Insider Letter was executed at the time of the Initial Public Offering, which was prior to any discussion of the Business Combination Agreement. As such, the Insider Letter did not contemplate the post-combination structure involving Pubco and Aiways Europe. The Insider Letter Amendment ensures that:

•Additional Parties and Assignment:    Pubco and Aiways Europe are formally added as parties to the Insider Letter. After the Closing, Pubco will assume all of HUDA’s rights and obligations under the Insider Letter, effectively substituting Pubco as the “Company” party to the agreement.

•Consistency with the Business Combination Terms:    References in the Insider Letter to HUDA securities will be appropriately adjusted so that the lock-up, transfer restrictions, and other obligations apply to the corresponding Pubco Ordinary Shares and equivalent securities that the Insiders receive as a result of the transactions. The amendment incorporates defined terms and references from the Business Combination Agreement to ensure a seamless alignment between the Insider Letter obligations and the terms of the Business Combination.

•Revised Lock-Up and Release Provisions:    The amendment provides for the release from lock-up restrictions of up to an aggregate of 3,000,000 Pubco Ordinary Shares issued in exchange for certain HUDA securities (including founder shares, private units, private shares, and private rights), as well as any Pubco Ordinary Shares issued in satisfaction of certain loans provided by the Sponsor to HUDA, from the lock-up restrictions once the Closing has occurred such release from lock-up to be effected in the following order of priority: (i) first, the Pubco Ordinary Shares issued pursuant to the Business Combination Agreement in satisfaction of the Converted Sponsor Loans, (ii) second, the Pubco Ordinary Shares issued in exchange for the Private Units, (iii) third, the Pubco Ordinary Shares issued in exchange for the Private Shares, (iv) fourth, the Pubco Ordinary Shares issued in exchange for the Private Rights and (v) fifth, the Pubco Ordinary Shares issued in exchange for the Founder Shares.

Effect of Proposal on Current Stockholders

If the Insider Letter Amendment Proposal is approved by HUDA stockholders and HUDA and the Insiders enter into the Insider Letter Amendment, up to 3,000,000 Pubco Ordinary Shares would be released from lock-up restrictions. Combined with 3,000,000 Pubco Ordinary Shares to be received by certain Aiways Europe shareholders that are not subject to lock-up restrictions, these unrestricted shares could assist Pubco in meeting Nasdaq’s listing standards and improve secondary market liquidity and trading. However, this would also mean additional shares traded in the market, which could have a negative effect on the HUDA stockholders.

Vote Required for Approval

Approval of the Insider Letter Amendment Proposal requires the affirmative vote of a majority of the shares present that are entitled to vote and present in person or represented by proxy at the Special Meeting. Abstentions and non-votes will not have an effect on the Insider Letter Amendment Proposal. The Insider Letter Amendment Proposal will not be submitted if the Business Combination Proposal is not approved. As of the date hereof, the Sponsor owns approximately 98.66% of the issued and outstanding HUDA Common Shares. As a result, the Sponsor owns sufficient shares to approve the Insider Letter Amendment Proposal.

Recommendation of the HUDA Board

THE HUDA BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT HUDA STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE INSIDER LETTER AMENDMENT PROPOSAL.

PROPOSAL 7: THE ADJOURNMENT PROPOSAL

Purpose of the Adjournment Proposal/Overview

The Adjournment Proposal, if adopted, will allow the HUDA Board to adjourn the Special Meeting to a later date or dates, if necessary or desirable at the determination of the HUDA Board. In no event will the HUDA Board adjourn the Special Meeting beyond the date by which it may properly do so under the HUDA Charter and applicable law.

Consequences if the Adjournment Proposal is not Approved

If the Adjournment Proposal is not approved by HUDA stockholders, the HUDA Board may not be able to adjourn the Special Meeting to a later date in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal or any other proposal.

Required Vote and Recommendation of the Board

Approval of the Adjournment Proposal requires the affirmative vote of a majority of the shares present that are entitled to vote and present in person or represented by proxy at the Special Meeting. Abstentions and non-votes will not have an effect on the Adjournment Proposal. The Adjournment Proposal will not be submitted if the Business Combination Proposal is not approved. As of the date hereof, the Sponsor owns approximately 98.66% of the issued and outstanding HUDA Common Shares. As a result, the Sponsor owns sufficient shares to approve the Adjournment Proposal.

Adoption of the Adjournment Proposal is not conditioned upon the adoption of any of the other proposals.

THE HUDA BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT HUDA STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE ADJOURNMENT PROPOSAL.

Material U.S. Federal Income Tax Consequences of the Business Combination

Subject to the limitations and qualifications set forth herein, the following is a summary of the material U.S. federal income tax consequences to holders of HUDA Common Stock (which in this section we refer to as “Common Stock”) and HUDA Rights (collectively, “HUDA Securities”) with respect to (i) an election by the holders of shares of HUDA Common Stock to have HUDA redeem such shares for cash, (ii) the Business Combination and (iii) the post-Business Combination ownership and disposition of Pubco Ordinary Shares and Pubco Rights (collectively, “Pubco Securities”) acquired pursuant to the Business Combination. Except as indicated below, and subject to the limitations and qualifications set forth herein, this summary is the opinion of iLead Law Group, P.C. This summary applies only to holders of HUDA Securities and Pubco Securities that hold their HUDA Securities and Pubco Securities as capital assets for U.S. federal income tax purposes (generally, property held for investment).

This summary is general in nature and does not constitute tax advice. This summary does not discuss all aspects of U.S. federal income taxation that might be relevant to a particular holder of HUDA Securities or Pubco Securities in light of such holder’s individual circumstances or status, nor does it address all of the tax consequences that might be applicable to holders of HUDA Securities or Pubco Securities subject to special rules, such as:

•dealers in securities or foreign currency;

•broker-dealers;

•traders in securities that elect to use a mark-to-market method of accounting;

•tax-exempt organizations;

•financial institutions, banks or trusts;

•mutual funds;

•life insurance companies, real estate investment trusts and regulated investment companies;

•holders that actually or constructively own 10% or more (by vote or value) of HUDA’s or Pubco’s stock;

•holders that hold HUDA Securities or Pubco Securities as part of a hedge, straddle, constructive sale, conversion transaction or other integrated investment;

•U.S. Holders (as defined below) that have a functional currency other than the U.S. dollar;

•holders that received HUSA Securities or Pubco Securities through the exercise of employee stock options, through a tax-qualified retirement plan or otherwise as compensation;

•U.S. expatriates;

•controlled foreign corporations;

•persons subject to special tax accounting rules as a result of any item of gross income with respect to HUDA Securities or Pubco Securities being taken into account in an applicable financial statement;

•passive foreign investment companies; or

•pass-through entities or investors in pass-through entities.

This summary is based on the Code, applicable Treasury regulations thereunder, and judicial and administrative interpretations thereof, all as in effect as of the date of this proxy statement/prospectus, and all of which may change, possibly with retroactive effect. Any such change could impact the conclusions discussed below. This summary does not address U.S. federal taxes other than those pertaining to U.S. federal income taxation (such as estate or gift taxes, the alternative minimum tax or the Medicare tax on investment income), nor does it address any aspects of U.S. state or local or non-U.S. taxation.

None of HUDA or Pubco has sought or intends to seek any rulings from the U.S. Internal Revenue Service (the “IRS”) regarding the subjects addressed in this summary. There can be no assurance that the IRS will not take positions inconsistent with the consequences discussed below or that any such positions would not be sustained by a court.

If a partnership (or any entity or arrangement characterized as a partnership for U.S. federal income tax purposes) holds HUDA Securities or Pubco Securities, the tax treatment of such partnership and any person treated as a partner of such partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships that hold HUDA Securities or Pubco Securities and persons that are treated as partners of such partnerships should consult their own tax advisors as to the particular U.S. federal income tax consequences to them of an exercise of redemption rights, the Business Combination and of acquiring, owning and disposing of Pubco Securities.

ALL HOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX CONSEQUENCES OF AN EXERCISE OF REDEMPTION RIGHTS, THE BUSINESS COMBINATION AND OTHER EVENTS DESCRIBED BELOW, INCLUDING THE EFFECTS OF U.S. FEDERAL, STATE AND LOCAL AND NON-U.S. TAX LAWS

U.S. Federal Income Tax Treatment of Pubco

Tax Residence of Pubco for U.S. Federal Income Tax Purposes

Although Pubco is incorporated in the British Virgin Islands, following the closing of the Business Combination the IRS may assert that it should be treated as a U.S. corporation for U.S. federal income tax purposes pursuant to Section 7874 of the Code. For U.S. federal income tax purposes, a corporation is generally considered a U.S. “domestic” corporation if it is created or organized in or under the laws of the U.S., any state thereof, or the District of Columbia. Because Pubco is not so created or organized (but is instead incorporated only in the British Virgin Islands), it would generally be classified as a foreign corporation (that is, a corporation other than a U.S. “domestic” corporation) under these general rules. Section 7874 of the Code provides an exception to these general rules under which a corporation created or organized only under foreign law may, in certain circumstances, be treated as a U.S. corporation for U.S. federal income tax purposes. The Section 7874 rules are complex and require analysis of all relevant facts, and there is limited guidance and significant uncertainties as to their application.

Under Code Section 7874, a corporation created or organized outside the U.S. (i.e., a foreign corporation) will nevertheless be treated as a U.S. corporation for U.S. federal income tax purposes when (i) the foreign corporation directly or indirectly acquires substantially all of the assets held directly or indirectly by a U.S. corporation (including the indirect acquisition of assets of the U.S. corporation by acquiring the outstanding shares of the U.S. corporation), (ii) the shareholders of the acquired U.S. corporation hold, by vote or value, at least 80%, or in certain circumstances 60%, of the shares of the foreign acquiring corporation after the acquisition by reason of holding shares in the U.S. acquired corporation (the “Section 7874 Percentage”) as determined for purposes of Section 7874 (the “Ownership Test”), and (iii) the foreign corporation’s “expanded affiliated group” does not have “substantial business activities” in the foreign corporation’s country of creation or organization relative to such expanded affiliated group’s worldwide activities (the “Substantial Business Activities Exception”). In order to satisfy the Substantial Business Activities Exception, at least 25% of the employees (by headcount and compensation), real and tangible assets, and gross income of the foreign acquiring corporation’s “expanded affiliated group” must be based, incurred, located, and derived, respectively, in the country in which the foreign acquiring corporation is created or organized. The Section 7874 Regulations further provide for a number of special rules that aggregate multiple acquisitions of U.S. corporations for purposes of Code Section 7874 that are made as part of a plan or made over a 36-month period, making it more likely that Code Section 7874 will apply to a foreign acquiring corporation.

Pubco will indirectly acquire substantially all of the assets of HUDA through the Business Combination. It is unclear whether Pubco, including its “expanded affiliated group,” would satisfy the substantial business activities test upon consummation of the Business Combination. As a result, Section 7874 of the Code may apply to cause Pubco to be treated as a U.S. corporation for U.S. federal income tax purposes following the Business Combination depending on the satisfaction of the Ownership Test.

Based upon the terms of the Business Combination, the rules for determining share ownership under Code Section 7874 and the Section 7874 Regulations, and certain factual assumptions, HUDA and Pubco currently expect that the Section 7874 Percentage of HUDA stockholders in Pubco should be substantially less than 80% after the Business Combination. Accordingly, Pubco is not expected to be treated as a U.S. corporation for U.S. federal income tax purposes under Section 7874 of the Code. The calculation of the Section 7874 Percentage is complex, is subject to detailed regulations (the application of which is uncertain in various respects and could be impacted by changes in U.S. tax laws and regulations with possible retroactive effect), and is subject to certain factual uncertainties.

Whether the Ownership Test is satisfied must be finally determined after completion of the Business Combination, by which time there could be adverse changes to the relevant facts and circumstances. Moreover, former holders of HUDA Common Stock may be deemed to own an amount of Pubco Ordinary Shares in respect to certain redemptions by former holders of HUDA Common Stock prior to the Business Combination for purposes of determining the ownership percentage of former holders of HUDA Common Stock under Section 7874 of the Code. As a result, none of HUDA’s, Pubco’s or the Company’s counsel is able to opine as to the status of Pubco as a foreign corporation under Section 7874 of the Code. Accordingly, there can be no assurance that the IRS will not challenge the status of Pubco as a foreign corporation under Code Section 7874 or that such challenge would not be sustained by a court.

If Pubco were to be treated as a U.S. corporation for U.S. federal income tax purposes, Pubco and certain Pubco shareholders would be subject to significant adverse tax consequences, including a higher effective corporate income tax rate on Pubco, and the gross amount of any dividend payments to Pubco’s non-U.S. Holders (as defined below) could be subject to 30% U.S. withholding tax, depending on the application of any income tax treaty that might apply to reduce the withholding tax. In particular, holders of Pubco Securities would be treated as holders of securities issued by a U.S. corporation for U.S. federal income tax purposes.

However, even if the Section 7874 Percentage was such that Pubco were still respected as a foreign corporation under Code Section 7874, Pubco may be limited in using its equity to engage in future acquisitions of U.S. corporations over a 36-month period following the Business Combination. If Pubco were to be treated as acquiring substantially all of the assets of a U.S. corporation within a 36-month period after the Business Combination, the Section 7874 Regulations would exclude certain shares of Pubco attributable to the Business Combination for purposes of determining the Section 7874 Percentage of that subsequent acquisition, making it more likely that Code Section 7874 would apply to such subsequent acquisition.

The remainder of this discussion assumes that Pubco will not be treated as a U.S. corporation for U.S. federal income tax purposes under Section 7874 of the Code.

Utilization of HUDA’s Tax Attributes and Certain Other Adverse Tax Consequences to Pubco and Pubco’s Shareholders.

Following the acquisition of a U.S. corporation by a foreign corporation, Code Section 7874 can limit the ability of the acquired U.S. corporation and its U.S. affiliates to use U.S. tax attributes (including net operating losses and certain tax credits) to offset U.S. taxable income resulting from certain transactions, as well as result in certain other adverse tax consequences, even if the acquiring foreign corporation is respected as a foreign corporation for purposes of Code Section 7874. Specifically, Code Section 7874 can apply in this manner if (i) the foreign corporation acquires, directly or indirectly, substantially all of the properties held directly or indirectly by a U.S. corporation, (ii) after the acquisition, the former shareholders of the acquired U.S. corporation hold at least 60% (by either vote or value) but less than 80% (by vote and value) of the shares of the foreign acquiring corporation by reason of holding shares in the acquired U.S. corporation, and (iii) the foreign corporation’s “expanded affiliated group” does not meet the Substantial Business Activities Exception.

Based upon the terms of the Business Combination, the rules for determining share ownership under Section 7874 of the Code and the Section 7874 Regulations, and certain factual assumptions, HUDA and Pubco currently expect that the Section 7874 Percentage should be substantially less than 60% after the Business Combination. Accordingly, the limitations and other rules described above are not expected to apply to Pubco or HUDA after the Business Combination.

If the Section 7874 Percentage applicable to the Business Combination is at least 60% but less than 80%, Pubco and certain of Pubco’s shareholders may be subject to adverse tax consequences including, but not limited to, restrictions on the use of tax attributes with respect to “inversion gain” recognized over a 10-year period following the transaction, disqualification of dividends paid from preferential “qualified dividend income” rates, and the requirement that any U.S. corporation owned by Pubco include as “base erosion payments” that may be subject to a minimum U.S. federal income tax any amounts treated as reductions in gross income paid to certain related foreign persons. Furthermore, certain “disqualified individuals” (including officers and directors of a U.S. corporation) may be subject to an excise tax on certain stock-based compensation at a rate of 20%.

The determination of the Section 7874 Percentage is subject to detailed regulations (the application of which is uncertain in various respects and would be impacted by future changes in tax laws and regulations, with possible retroactive effect) and is subject to certain factual uncertainties. Whether the Section 7874 Percentage is less than 60% must be finally determined after completion of the Business Combination, by which time there could be adverse changes to the relevant facts and circumstances. There can be no assurance that the IRS will not challenge whether Pubco is subject to the above rules or that such a challenge would not be sustained by a court. If the IRS successfully applied these rules to Pubco, significant adverse tax consequences could result for Pubco and for certain Pubco shareholders, including a higher effective corporate tax rate on Pubco.

The remainder of this discussion assumes that the limitations and other rules described above will not apply to Pubco or its subsidiaries after the Business Combination.

U.S. Holders

The section applies to you if you are a U.S. Holder. For purposes of this summary, a U.S. Holder means a beneficial owner of HUDA Securities or Pubco Securities that is, for U.S. federal income tax purposes:

•an individual who is a citizen or resident of the United States;

•a corporation (or other entity that is treated as a corporation for U.S. federal income tax purposes) organized in or under the laws of the United States or any state therein or the District of Columbia;

•an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•a trust (i) that is subject to the primary supervision of a court within the United States and all substantial decisions of which are controlled by one or more U.S. persons or (ii) that has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person.

Redemption of Shares of Common Stock

Subject to the discussion below regarding stockholders who elect to participate in the redemption and also participate in the Merger, the U.S. federal income tax consequences to a U.S. Holder that exercises its redemption rights to receive cash from the Trust Account in exchange for all or a portion of its shares of Common Stock in connection with the Business Combination will depend on whether the redemption qualifies as a sale or exchange of Common Stock under Section 302(a) of the Code. Whether the redemption qualifies as a sale or exchange of the shares of Common Stock or is treated as a distribution with respect to the shares of Common Stock will depend on the total amount of Common Stock treated as held by the U.S. Holder (including any shares constructively owned by the U.S. Holder, as discussed below) relative to all of Common Stock outstanding both before and after the redemption (including any shares of Common Stock owned by Pubco after the Business Combination). The redemption of shares of Common Stock will generally be treated as a sale or exchange (rather than as a distribution) if the redemption (i) is “substantially disproportionate” with respect to the U.S. Holder, (ii) results in a “complete termination” of the U.S. Holder’s interest in HUDA or (iii) is “not essentially equivalent to a dividend” with respect to the U.S. Holder. These tests are explained more fully below.

In determining whether any of the foregoing tests are satisfied, a U.S. Holder generally should take into account not only shares actually owned by such U.S. Holder, but also shares of Common Stock constructively owned by it through Pubco. A U.S. Holder may constructively own, in addition to shares owned directly, shares owned by certain family members of such U.S. Holder (in the case of an individual) and entities in which the U.S. Holder has an interest or that have an interest in such U.S. Holder (if not an individual), as well as any shares the U.S. Holder has a right to acquire by exercise of an option, which would generally include shares of Common Stock or Pubco Ordinary Shares which could be acquired pursuant to the exercise of HUDA rights.

In order to meet the “substantially disproportionate” test, the percentage of outstanding voting stock actually or constructively owned by a U.S. Holder immediately following the redemption generally must be less than 80% of the percentage of the voting stock actually or constructively owned by such U.S. Holder immediately prior to the redemption (for this purpose, the shares outstanding after the redemption should take into account shares issued by Pubco in the Business Combination and redemptions by other holders of Common Stock). There will be a complete termination of a U.S. Holder’s interest if either (i) all of the shares of Common Stock actually and constructively owned by the U.S. Holder are redeemed or (ii) all of the shares of Common Stock actually owned by the U.S. Holder are redeemed and the U.S. Holder is eligible to waive, and effectively waives in accordance with specific rules, the attribution of shares owned by certain family members and the U.S. Holder does not constructively own any other shares. A redemption will not be essentially equivalent to a dividend if the redemption results in a “meaningful reduction” of the U.S. Holder’s proportionate interest in HUDA. Whether a redemption will result in a meaningful reduction in a U.S. Holder’s proportionate interest in HUDA will depend on such holder’s particular facts and circumstances. However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a minority stockholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction”. HUDA expects that a U.S. Holder that exercises its redemption rights to receive cash from the Trust Account in exchange for all or a portion of its shares of Common Stock in connection with the Business Combination generally will qualify as a sale or exchange of Common Stock under Section 302(a) of the Code. However, a U.S. Holder should consult with its tax advisors as to the tax consequences of a redemption in light of its particular circumstances.

If the redemption qualifies as a sale of stock by the U.S. Holder under Section 302(a) of the Code, the U.S. Holder generally will be required to recognize gain or loss in an amount equal to the difference, if any, between the amount of cash received and the tax basis of the shares of Common Stock redeemed. Such gain or loss should be treated as capital gain or loss and generally would be long-term capital gain or loss if the U.S. Holder’s holding period for such shares exceeds one year. It is unclear, however, whether the redemption rights of a U.S. Holder with respect to the Common Stock may suspend the running of the applicable holding period for this purpose. Net short-term capital gain generally is taxed at regular ordinary income tax rates. Long-term capital gain recognized by non-corporate U.S. Holders may be taxed at reduced rates. The deductibility of capital losses is subject to limitations.

If a redemption does not qualify as a sale or exchange, the U.S. Holder will be treated as receiving a distribution from HUDA. Such distribution generally will constitute a dividend for U.S. federal income tax purposes to the extent paid from HUDA’s current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. Holder’s adjusted tax basis in such U.S. Holder’s Common Stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the Common Stock. Special rules apply to dividends received by U.S. Holders that are taxable corporations. After the application of those rules, any remaining tax basis of the U.S. Holder in the redeemed shares of Common Stock will be added to the U.S. Holder’s adjusted tax basis in its remaining shares, or, if it has none, to the U.S. Holder’s adjusted tax basis in its Pubco shares or possibly in other shares constructively owned by such U.S. Holder.

Notwithstanding the foregoing, if a U.S. Holder elects to participate in the redemption with respect to a portion, but not all, of its HUDA Common Stock, it is possible that such redemption may be treated as integrated with the Merger rather than as a separate transaction. As discussed in further detail below, it is intended that the (i) Merger, together with other relevant portions of the transactions contemplated by the Business Combination Agreement, qualifies as a Section 351 Transaction and (ii) the Merger qualifies as a Section 368(a) Reorganization. If the Merger qualifies as a Section 368(a) Reorganization, and if the redemption is treated as integrated with the Merger (rather than as a separate transaction), cash received by such U.S. Holder in the redemption may also be treated as taxable boot received in the Section 368(a) Reorganization (which, depending on the circumstances applicable to such U.S. Holder, may be treated either as (i) capital gain (but not loss) in a manner similar to that described above but not in excess of the amount of cash received or (ii) dividend income to the extent of (although not entirely clear) Pubco’s current and accumulated earnings and profits, taxable as described above.

If the Merger does not qualify as a Section 368(a) Reorganization but qualifies as part of a Section 351 Transaction, it is possible that such cash may be treated as taxable boot received in to the Section 351 Transaction, in which case gain (but not loss) may be recognized on the Merger and redemption in an amount equal to the lesser of (A) the aggregate amount of gain realized by such holder (generally, the sum of the excess (if any) of (x) the value of the Pubco Ordinary Shares received in the Merger and the amount of cash received in the redemption over (y) such U.S. Holder’s adjusted basis in the HUDA Common Stock exchanged therefor pursuant to the Merger and/or the redemption, computed on an asset-by-asset basis) and (B) the sum of the amount of cash received). Under this possible characterization, such U.S. Holder may be required to recognize an amount of gain or income (if any) that is different than if the redemption of HUDA Common Stock was treated as a separate transaction from the exchange pursuant to the Merger and would not be entitled to recognize any loss with respect to its redeemed HUDA Common Stock.

U.S. Holders of Common Stock are urged to consult with their own tax advisors regarding the tax consequences of a redemption of all or a portion of their Common Stock pursuant to an exercise of redemption rights.

Federal Income Tax Consequences of the Business Combination to HUDA, Holders of HUDA Common Stock, Aiways Europe and Holders of AE’s Ordinary Shares

Tax Consequences to HUDA

HUDA will not recognize any taxable gain or loss as a result of the Business Combination, whether or not (i) the Merger, together with other relevant portions of the transactions contemplated by the Business Combination Agreement, qualifies as a Section 351 Transaction and/or (ii) the Merger qualifies as a Section 368(a) Reorganization as described below under “Tax Consequences to Holders of HUDA Common Stock.”

Tax Consequences to Holders of HUDA Common Stock.

It is intended that (i) the Merger, together with other relevant portions of the transactions contemplated by the Business Combination Agreement, qualifies as a Section 351 Transaction and (ii) the Merger qualifies as a Section 368(a) Reorganization. Subject to the limitations and qualifications set forth herein, it is the opinion of iLead Law Group, P.C. opinion that the Merger, taken together with other relevant portion of the transactions contemplated in the Business Combination Agreement, should qualify as an integrated transaction described in Section 351(a) of the Code.

However, the provisions of Section 351 and 368(a) of the Code are complex and qualification as a non-recognition transaction under either of these provisions are subject to factual and legal uncertainties and could be adversely affected by events or actions that occur prior to or following the Business Combination. Accordingly, the tax treatment of the Merger is inherently uncertain. In particular, there are significant factual and legal uncertainties as to whether the Merger qualifies as a Section 368(a) Reorganization. For example, under Section 368(a) of the Code, the acquiring corporation (or, in the case of certain reorganizations structured similarly to the Merger, its corporate parent) must continue, either directly or indirectly through certain controlled corporations, either a significant line of the acquired corporation’s historic business or use a significant portion of the acquired corporation’s historic business assets in a business. However, there is an absence of guidance directly on point as to how the provisions of Section 368(a) of the Code apply in the case of an acquisition of a corporation with investment-type assets, such as HUDA. In addition, the Merger’s ability to qualify as a Section 368(a) Reorganization could be adversely affected by events or actions that occur prior to or at the time of the Merger, some of which are outside the control of HUDA. For example, the requirements for Section 368(a) Reorganization treatment could be affected by the magnitude of HUDA Common Stock redemptions that occur in connection with the Business Combination. As a result, HUDA’s counsel is unable to opine as to whether the Merger qualifies as a reorganization within the meaning of Section 368(a) of the Code.

If the Merger qualifies as part of a Section 351 Transaction and as a Section 368(a) Reorganization, no gain or loss should be recognized by a U.S. Holder of Common Stock who exchanges such Common Stock solely for Pubco Ordinary Shares pursuant to the Merger. In such case, the aggregate adjusted tax basis of the Pubco Ordinary Shares received by a U.S. Holder in the Business Combination should be equal to the aggregate adjusted tax basis of the shares of Common Stock surrendered by such U.S. Holder in the Business Combination. In addition, the holding period of such Pubco Ordinary Shares should include the period during which the shares of Common Stock, surrendered in the Business Combination, were held by such U.S. Holder, although the running of the holding period for the shares of Common Stock may be suspended as a result of any redemption rights with respect thereto.

In the event that the Merger does not qualify as part of a Section 351 Transaction or as a Section 368(a) Reorganization, generally, the Merger will be treated as a taxable sale or exchange of Common Stock by U.S. Holders in exchange for Pubco Ordinary Shares. In such case, subject to the discussion of backup withholding below, a U.S. Holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. Holder’s adjusted tax basis in its shares of Common Stock. Any such capital gain or loss generally will be long term capital gain or loss if the U.S. Holder’s holding period in the shares of Common Stock exceeds one year. Long-term capital gains recognized by non-corporate U.S. Holders will be eligible to be taxed at reduced rates. The deductibility of capital losses realized by a U.S. Holder on a taxable sale or exchange of Common Stock is subject to certain limitations.

Generally the amount of gain or loss recognized by a U.S. Holder on a taxable sale or exchange of Common Stock pursuant to the Merger will be an amount equal to the difference between (i) the fair market value of the Pubco Ordinary Shares received by the U.S. Holder in the Merger and (ii) the U.S. Holder’s adjusted tax basis in Common Stock surrendered thereof. A U.S. Holder’s adjusted tax basis in the shares of Common Stock generally will equal the U.S. Holder’s acquisition cost of such shares, reduced by any prior distributions with respect to such shares treated as a return of basis.

U.S. Holders who hold different blocks of HUDA Securities (generally, HUDA Securities purchased or acquired on different dates or at different prices) should consult their tax advisors to determine how the above rules apply to them, and the discussion above does not specifically address all of the consequences to U.S. Holders who hold different blocks of HUDA Securities.

Neither HUDA nor Pubco has sought or intends to seek any rulings from the IRS regarding the U.S. federal income tax consequences of the Business Combination, including the tax consequences described herein, and no assurance can be given that the IRS will agree with the views expressed herein, or that a court will not sustain any challenge by the IRS with respect to conclusions expressed herein in the event of litigation.

Tax Consequences to Aiways Europe

Aiways Europe will not recognize any taxable gain or loss as a result of the Business Combination, whether or not (i) the Merger, together with other relevant portions of the transactions contemplated by the Business Combination Agreement, qualifies as a Section 351 Transaction and/or (ii) the Merger qualifies as a Section 368(a) Reorganization as described above under “Tax Consequences to Holders of HUDA Common Stock.”

Tax Consequences to Holders of Aiways Europe’s Ordinary Shares

The tax consequences to holders of Aiways Europe’s Ordinary Shares will generally correspond to the tax treatment of holders of HUDA Common Stock as described above under “Tax Consequences to Holders of HUDA Common Stock.” Thus, for example, if the Merger qualifies as part of a Section 351 Transaction and a Section 368(a) Reorganization, no gain or loss should be recognized by a U.S. Holder of Aiways Europe’s Ordinary Shares who exchanges such Aiways Europe’s Ordinary Shares solely for Pubco Ordinary Shares pursuant to the Merger. In such case, the aggregate adjusted tax basis of the Pubco Ordinary Shares received by a U.S. Holder in the Business Combination should be equal to the aggregate adjusted tax basis of Aiways Europe’s Ordinary Shares surrendered by such U.S. Holder in the Business Combination. In addition, the holding period of such Pubco Ordinary Shares should include the period during which Aiways Europe’s Ordinary Shares, surrendered in the Business Combination, were held by such U.S. Holder.

In the event that the Merger does not qualify as part of a Section Transaction or as a Section 368(a) Reorganization, generally, the Merger will be treated as a taxable sale or exchange of Aiways Europe’s Ordinary Shares by U.S. Holders in exchange for Pubco Ordinary Shares. In such case, subject to the discussion of backup withholding below, a U.S. Holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. Holder’s adjusted tax basis in Aiways Europe’s Ordinary Shares. Any such capital gain or loss generally will be long term capital gain or loss if the U.S. Holder’s holding period in Aiways Europe’s Ordinary Shares exceeds one year. Long-term capital gains recognized by non-corporate U.S. Holders will be eligible to be taxed at reduced rates. The deductibility of capital losses realized by a U.S. Holder on a taxable sale or exchange of Aiways Europe’s Ordinary Shares is subject to certain limitations.

Tax Consequences of the Merger Under Section 367(a) of the Code

Section 367(a) of the Code and the Treasury regulations promulgated thereunder provide that, where a U.S. person exchanges stock or securities in a U.S. corporation for stock or securities in a foreign corporation in a transaction that qualifies as a tax-deferred transaction (including as a Section 368(a) Reorganization or as a Section 351 Transaction), the U.S. person is required to recognize any gain (but not loss) realized on such exchange unless certain additional requirements are satisfied.

In general, for the Merger to meet these additional requirements, certain reporting requirements must be satisfied and (i) no more than 50% of both the total voting power and the total value of the stock of the transferee foreign corporation is received, in the aggregate, by the “U.S. transferors” (as defined in the Treasury regulations and computed taking into account direct, indirect and constructive ownership) in the transaction; (ii) no more than 50% of each of the total voting power and the total value of the stock of the transferee foreign corporation is owned, in the aggregate, immediately after the transaction by “U.S. persons” (as defined in the Treasury regulations) that are either officers or directors of the transferred U.S. corporation or “five-percent target shareholders” (as defined in the Treasury regulations and computed taking into account direct, indirect and constructive ownership); and (iii) the “active trade or business test” as defined in Treasury regulations Section 1.367(a)-3(c)(3) must be satisfied. As of the date hereof, neither HUDA nor Pubco has made a determination as to whether any of these conditions are expected to be met. Accordingly, even if the Merger qualifies as part of a Section 351 Transaction or a Section 368(a) Reorganization, no assurance can be given that a U.S. Holder participating in the Merger would not be required to recognize gain under Section 367(a) of the Code in connection with the Merger. Even if the requisite conditions are satisfied with respect to the Merger, a U.S. Holder that is a “five-percent transferee shareholder” is required to enter into a “gain recognition agreement” with the IRS to recognize gain under certain circumstances to avoid gain recognition under Section 367(a) of the Code at the closing of the Merger. All U.S. Holders of HUDA Securities that will own 5% or more of either the total voting power or the total value of the outstanding shares of Pubco after the Merger (taking into account, for this purpose, ownership of Pubco Ordinary Shares acquired in connection with the Merger and any Pubco Ordinary Shares not acquired in connection with the Merger) may want to enter into a valid “gain recognition agreement” under applicable Treasury regulations and are strongly urged to consult their own tax advisors to determine the particular consequences to them of the Merger.

Whether the requirements described above are met will depend on facts existing at the Effective Time, and the closing of the Merger is not conditioned upon the receipt of an opinion of counsel or ruling from the IRS that the Merger will not result in gain being recognized by U.S. Holders of HUDA securities under Section 367(a) of the Code. In addition, no assurance can be given that the IRS will not challenge the satisfaction of the relevant requirements under Section 367(a) of the Code and the Treasury regulations promulgated thereunder with respect to the Merger or that a court would not sustain such a challenge.

If the Merger qualifies as a Section 368(a) Reorganization or as part of a Section 351 Transaction but, at the Effective Time, any requirement for an exception to Section 367(a) of the Code is not satisfied, then a U.S. Holder of HUDA Securities generally would recognize gain (but not loss) in an amount equal to the excess, if any, of the fair market value as of the closing date of the Merger of the Pubco Securities received by such holder in the Merger over such U.S. Holder’s tax basis in the HUDA Securities surrendered by such U.S. Holder in the Merger. Any gain so recognized would generally be long-term capital gain if the U.S. Holder had held the HUDA Securities for more than one year at the Effective Time (or short-term capital gain otherwise). Long-term capital gain of non-corporate U.S. Holders (including individuals) currently is eligible for preferential U.S. federal income tax rates. A U.S. Holder’s initial tax basis in the Pubco Securities received in the Merger will equal the fair market value of such stock or warrants upon receipt. Although not free from doubt, a U.S. Holder’s holding period in the Pubco Securities received in the Merger generally includes the holding period for the HUDA Securities surrendered in exchange therefor.

The rules dealing with Section 367(a) of the Code discussed above are very complex and are affected by various factors in addition to those described above. Accordingly, you are strongly urged to consult your tax advisor concerning the application of these rules to your exchange of HUDA Securities under your particular circumstances, including whether you will be a “five-percent transferee shareholder” and the possibility of entering into a “gain recognition agreement” under applicable Treasury regulations.

Taxation of Distributions on Pubco Ordinary Shares

After the Business Combination, Pubco may make distributions with respect to its stock. Subject to the discussion below under “— Passive Foreign Investment Company Rules,” a U.S. Holder generally will be required to include in gross income as dividends the gross amount of any distribution (except certain distributions of common stock or rights to acquire common stock) paid on the Pubco Ordinary Shares to the extent the distribution is paid out of Pubco’s current and/or accumulated earnings and profits (as determined under U.S. federal income tax principles). Such dividends paid to corporate U.S. Holders generally will not qualify for the dividends received deduction in respect of dividends received from other U.S. corporations. Dividends paid to a non-corporate U.S. Holder generally will constitute “qualified dividend income” within the meaning of Section 1(h)(11) of the Code if Pubco is a “qualified foreign corporation” for such purpose, and provided certain requirements are met, such dividend will be subject to tax at reduced tax rates accorded to long-term capital gains. For these purposes, a non-U.S. corporation will be treated as a qualified foreign corporation if it is eligible for the benefits of a comprehensive income tax treaty with the United States that meets certain requirements. A non-U.S. corporation is also treated as a qualified foreign corporation with respect to dividends it pays on shares that are readily tradable on an established securities market in the United States. U.S. Treasury guidance indicates that shares listed on the Nasdaq (which Pubco Ordinary Shares are expected to be) will be considered readily tradable on an established securities market in the United States. There can be no assurance that Pubco Ordinary Shares will be considered readily tradable on an established securities market in any year. Pubco will not constitute a qualified foreign corporation for purposes of these rules if it is a passive foreign investment company for the taxable year in which it pays a dividend or for the preceding taxable year. See “— Passive Foreign Investment Company Rules.”

Non-corporate U.S. Holders that do not meet a minimum holding period requirement or that elect to treat the dividend income as “investment income” pursuant to Section 163(d)(4) of the Code (dealing with the deduction for investment interest expense) will not be eligible for the reduced rates of taxation applicable to qualified dividend income. In addition, the rate reduction will not apply to dividends if the recipient of a dividend is obligated to make related payments with respect to positions in substantially similar or related property. This disallowance applies even if the minimum holding period has been met.

Distributions in excess of Pubco’s current and accumulated earnings and profits generally will be applied against and reduce the U.S. Holder’s basis in its shares of Pubco (but not below zero), and any excess will be treated as gain from the sale or exchange of such shares as described below under “— Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Pubco Securities.”

Subject to certain conditions and limitations, non-refundable non-U.S. taxes (at a rate not in excess of any applicable tax treaty rate), if any, withheld on dividends paid by Pubco may be treated as foreign taxes eligible for credit against a U.S. Holder’s U.S. federal income tax liability under the U.S. foreign tax credit rules. However, as a result of recent changes to the U.S. foreign tax credit rules, a withholding tax generally will need to satisfy certain additional requirements in order to be considered a creditable tax for a U.S. Holder. Pubco has not determined whether these requirements have been met and, accordingly, no assurance can be given that any withholding tax on dividends paid by Pubco will be creditable. For purposes of calculating the U.S. foreign tax credit, dividends paid on Pubco Ordinary Shares will generally be treated as income from sources outside the United States and will generally constitute passive category income. In lieu of claiming a foreign tax credit, a U.S. Holder may deduct any non-U.S. income tax imposed with respect to their Pubco Ordinary Shares in computing their taxable income, subject to generally applicable limitations under U.S. federal income tax law. The rules governing the U.S. foreign tax credit are complex. U.S. Holders should consult their tax advisors regarding the availability of the U.S. foreign tax credit under their particular circumstances.

Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Pubco Securities

Subject to the discussion below under “— Passive Foreign Investment Company Rules,” a U.S. Holder generally will recognize capital gain or loss on the sale, taxable exchange or other taxable disposition of Pubco Securities in an amount equal to the difference between (i) the amount realized (i.e., the sum of the amount of cash and the fair market value of any property received in such sale or disposition) and (ii) the U.S. Holder’s adjusted tax basis in such Pubco Securities.

Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. Holder’s holding period in the Pubco Securities exceeds one year. Long-term capital gains recognized by non-corporate U.S. Holders generally will be eligible to be taxed at reduced rates. The deductibility of capital losses realized by a U.S. Holder on a sale or other taxable disposition of Pubco Securities is subject to certain limitations. In general, any such gain or loss will be treated as from sources within the United States for U.S. foreign tax credit purposes.

Passive Foreign Investment Company Rules

The tax treatment of U.S. Holders of Pubco Securities could be materially different from that described above, if Pubco is treated as a “passive foreign investment company,” or PFIC, for U.S. federal income tax purposes. An entity treated as a foreign corporation for U.S. federal income tax purposes generally will be a PFIC for U.S. federal income tax purposes for any taxable year if either:

•at least 75% of its gross income for such year is passive income (such as interest, dividends, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of assets giving rise to passive income); or

•at least 50% of the value of its assets (ordinarily based on an average of the quarterly values of the assets) during such year is attributable to assets that produce passive income or are held for the production of passive income.

For this purpose, Pubco will be treated as owning its proportionate share of the assets and earning its proportionate share of the income of any other entity treated as a corporation for U.S. federal income tax purposes in which Pubco own, directly or indirectly, 25% or more (by value) of the stock. As of the date hereof, Pubco has not made a determination as to its PFIC status for its current taxable year or any other taxable year. Whether Pubco is a PFIC is determined on an annual basis. The determination of whether Pubco is a PFIC is a factual determination that depends on, among other things, the composition of Pubco’s income and assets, and the market value of its shares and assets, including the composition of income and assets and the market value of shares and assets of certain subsidiaries, from time to time, and thus the determination can only be made annually after the close of each taxable year. Thus, no assurance can be given as to whether Pubco will be a PFIC in its current taxable year or for any future taxable year. In addition, none of HUDA’s or Pubco’s respective U.S. counsel expresses any opinion with respect to Pubco’s PFIC status for any taxable year.

Under the PFIC rules, if Pubco were considered a PFIC at any time that a U.S. Holder owns Pubco Securities, Pubco would generally continue to be treated as a PFIC with respect to such holder in a particular year unless, in the case of Pubco Ordinary Shares, (i) the U.S. Holder has made a valid “QEF election” (as described below) for the first taxable year in which the holder owned such holder’s Pubco Ordinary Shares in which Pubco was a PFIC, (ii) a valid mark-to-market election (as described below) is in effect for the particular year, or (iii) Pubco has ceased to be a PFIC and the U.S. Holder has made a purging election with respect to such Pubco Ordinary Shares under the PFIC rules. Under one type of purging election known as a “deemed sale” election, a U.S. Holder will be deemed to have sold its Pubco Ordinary Shares at their fair market value on the last day of the last taxable year in which Pubco is classified as a PFIC, and any gain from such deemed sale would be subject to the excess distribution rules described below. After the “deemed sale” election, the Pubco Ordinary Shares with respect to which the “deemed sale” election was made will not be treated as shares in a PFIC unless Pubco subsequently becomes a PFIC.

For each taxable year that Pubco is treated as a PFIC with respect to a U.S. Holder’s Pubco Securities, the U.S. Holder will be subject to special tax rules with respect to any “excess distribution” (as defined below) received and any gain realized from a sale or disposition (including a pledge of Pubco Ordinary Shares and under proposed regulations certain transfers of Pubco Ordinary Shares that would otherwise qualify as nonrecognition transactions for U.S. federal income tax purposes) of its Pubco Securities (collectively the “excess distribution rules”), unless, with respect to the Pubco Ordinary Shares, the U.S. Holder makes a timely and valid QEF or mark-to-market election as discussed below. Generally, distributions received by a U.S. Holder in a taxable year that are greater than 125% of the average annual distributions received by such U.S. Holder during the shorter of the three preceding taxable years or the portion of such U.S. Holder’s holding period for the Pubco Securities that preceded the taxable year of the distribution will be treated as excess distributions. Under these excess distribution rules:

•the excess distribution or gain will be allocated ratably over the U.S. Holder’s holding period for the Pubco Securities;

•the amounts allocated to the U.S. Holder’s taxable year in which the U.S. Holder recognized the gain or received the excess distribution and to the period in the U.S. Holder’s holding period before the first day of Pubco’s first taxable year in which Pubco is a PFIC will be treated as ordinary income; and

•the amount allocated to each other taxable year (or portions thereof) of the U.S. Holder and included in such holder’s holding period will be subject to the highest tax rate in effect for individuals or corporations, as applicable, for each such year without regard to the U.S. Holder’s other items of income and loss for such year, and the interest charge generally applicable to underpayments of tax will be imposed on the U.S. Holder with respect to the resulting tax attributable to each such year.

Under the excess distribution rules, the tax liability for amounts allocated to taxable years prior to the year of disposition or excess distribution cannot be offset by any net operating losses, and gains (but not losses) realized on the sale of the Pubco Securities cannot be treated as capital gains, even though the U.S. Holder holds the Pubco Securities as capital assets.

If Pubco is a PFIC for any taxable year, certain of the PFIC rules may impact U.S. Holders with respect to equity interests in subsidiaries and other entities which Pubco may hold, directly or indirectly, that are PFICs (collectively, “Lower-Tier PFICs”). There can be no assurance, however, that Pubco does not own, or will not in the future acquire, an interest in a subsidiary or other entity that is or would be treated as a Lower-Tier PFIC. U.S. Holders should consult their tax advisors regarding the application of the PFIC rules to any of Pubco’s subsidiaries.

If Pubco is a PFIC, a U.S. Holder of shares in Pubco may avoid taxation under the excess distribution rules described above in respect to the Pubco Ordinary Shares by making a timely and valid “qualified electing fund” (“QEF”) election (if eligible to do so). However, a U.S. Holder may make a QEF election with respect to its Pubco Ordinary Shares only if Pubco provides U.S. Holders on an annual basis with certain information specified under applicable U.S. Treasury regulations, including the information provided in a PFIC Annual Information Statement. There can be no assurance that Pubco will have timely knowledge of its status as a PFIC in the future or that Pubco will timely provide such information for any year. The failure to provide such information on an annual basis could prevent a U.S. Holder from making a QEF election or result in the invalidation or termination of a U.S. Holder’s prior QEF election.

A U.S. Holder that makes a timely and valid QEF election with respect to its Pubco Ordinary Shares would generally be required to include in income for each year that Pubco is treated as a PFIC the U.S. Holder’s pro rata share of Pubco’s ordinary earnings for the year (which would be subject to tax as ordinary income) and net capital gains for the year (which would be subject to tax at the rates applicable to long-term capital gains), without regard to the amount of any distributions made in respect of the Pubco Ordinary Shares. Thus, the U.S. Holder may be required to report taxable income as a result of QEF income inclusions without corresponding receipts of cash. Any net deficits or net capital losses of Pubco for a taxable year, however, would not be passed through and included on the tax return of the U.S. Holder. A U.S. Holder’s basis in the Pubco Ordinary Shares would be increased by the amount of income inclusions under the QEF rules. Dividends actually paid on the Pubco Ordinary Shares generally would not be subject to U.S. federal income tax to the extent of prior QEF income inclusions and would reduce the U.S. Holder’s basis in the Pubco Ordinary Shares by a corresponding amount. In addition, if Pubco were not a PFIC for any taxable year, such U.S. Holder will not be subject to the QEF inclusion regime with respect to its Pubco Ordinary Shares for such a taxable year. If Pubco owns any interests in a Lower-Tier PFIC, a U.S. Holder generally must make a separate QEF election for each Lower-Tier PFIC, subject to Pubco’s providing the relevant tax information for each Lower-Tier PFIC on an annual basis. There can be no assurance that Pubco will have timely knowledge of the status of any such Lower-Tier PFIC or provide such required information for any year. In addition, Pubco may not hold a controlling interest in any such Lower-Tier PFIC and thus there can be no assurance Pubco will be able to cause the Lower-Tier PFIC to provide such required information.

If a U.S. Holder does not make a QEF election effective from the first taxable year of a U.S. Holder’s holding period for the Pubco Ordinary Shares in which Pubco is a PFIC (or a mark-to-market election, as discussed below), then the U.S. Holder generally will remain subject to the excess distribution rules, adjusted to take into account the QEF income inclusions resulting from the QEF election. A U.S. Holder that first makes a QEF election in a later year may avoid the continued application of the excess distribution rules to its Pubco Ordinary Shares by making a purging election. Under one type of purging election known as a “deemed sale” election, the U.S. Holder will be deemed to have sold the Pubco Ordinary Shares at their fair market value on the first day of the taxable year in which the QEF election becomes effective, and any gain from such deemed sale would be subject to the excess distribution rules described above. As a result of such a “deemed sale” election, the U.S. Holder will have additional basis (to the extent of any gain recognized on the deemed sale) and, solely for purposes of the PFIC rules, a new holding period in the Pubco Ordinary Shares.

The QEF election is made on a shareholder-by-shareholder basis and, once made, can be revoked only with the consent of the IRS. A U.S. Holder that is eligible to make a QEF election with respect to its Pubco Ordinary Shares generally may do so by providing the appropriate information to the IRS in the U.S. Holder’s timely filed federal income tax return for the year in which the election becomes effective. Retroactive QEF elections generally may be made only by filing a protective statement with such return and if certain other conditions are met or with the consent of the IRS. U.S. Holders should consult their tax advisors regarding the availability and tax consequences of a retroactive QEF election under their particular circumstances.

Alternatively, if Pubco is a PFIC and Pubco Ordinary Shares constitute “marketable stock” (as defined below), a U.S. Holder may make a mark-to-market election for such holder’s Pubco Ordinary Shares with respect to such shares for the first taxable year in which it holds (or is deemed to hold) Pubco Ordinary Shares and each subsequent taxable year to elect out of the excess distribution rules discussed above. If a U.S. Holder makes a mark-to-market election with respect to its Pubco Ordinary Shares, such U.S. Holder generally will include in income for each year that Pubco is treated as a PFIC with respect to such Pubco Ordinary Shares an amount equal to the excess, if any, of the fair market value of the Pubco Ordinary Shares as of the close of the U.S. Holder’s taxable year over the adjusted basis in the Pubco Ordinary Shares as of the beginning of such taxable year. A U.S. Holder will be allowed a deduction for the excess, if any, of the adjusted basis of the Pubco Ordinary Shares over their fair market value as of the close of the taxable year. However, deductions will be allowed only to the extent of any net mark-to-market gains on the Pubco Ordinary Shares previously included in the U.S. Holder’s income for prior taxable years. Amounts included in income under a mark-to-market election, as well as gain on the actual sale or other disposition of the Pubco Ordinary Shares, will be treated as ordinary income. Ordinary loss treatment will also apply to the deductible portion of any mark-to-market loss on the Pubco Ordinary Shares. Any loss realized on the actual sale or disposition of the Pubco Ordinary Shares will be treated as ordinary loss to the extent of the net mark-to-market gains for such Pubco Ordinary Shares previously included in income, and any loss in excess of such prior inclusions generally would be treated as capital losses. A U.S. Holder’s basis in the Pubco Ordinary Shares will be adjusted to reflect any mark-to-market gain or loss. If a U.S. Holder makes a mark-to-market election, any distributions Pubco makes would generally be subject to the rules discussed above under “— Taxation of Distributions on Pubco Ordinary Shares,” except the lower rates applicable to qualified dividend income would not apply.

The mark-to-market election is available only for “marketable stock,” which is stock that is regularly traded on a qualified exchange or other market, as defined in applicable U.S. Treasury regulations. The Pubco Ordinary Shares are expected to be listed on Nasdaq, but there can be no assurance that Pubco Ordinary Shares will continue to be so listed or will be “regularly traded” for purposes of these rules. If made, a mark-to-market election would be effective for the taxable year for which the election was made and for all subsequent taxable years unless Pubco Ordinary Shares cease to qualify as “marketable stock” for purposes of the PFIC rules or the IRS consents to the revocation of the election. Because a mark-to-market election cannot be made for equity interests in any Lower-Tier PFICs, a U.S. Holder that does not make the applicable QEF elections generally will continue to be subject to the excess distribution rules with respect to its indirect interest in any Lower-Tier PFICs as described above, even if a mark-to-market election is made for Pubco Ordinary Shares.

If a U.S. Holder does not make a mark-to-market election (or a QEF election, as discussed above) effective from the first taxable year of a U.S. Holder’s holding period for the Pubco Ordinary Shares in which Pubco is a PFIC, then the U.S. Holder generally will remain subject to the excess distribution rules. A U.S. Holder that first makes a mark-to-market election with respect to the Pubco Ordinary Shares in a later year will continue to be subject to the excess distribution rules during the taxable year for which the mark-to-market election becomes effective, including with respect to any mark-to-market gain recognized at the end of that year. In subsequent years for which a valid mark-to-mark election remains in effect, the excess distribution rules generally will not apply. A U.S. Holder that is eligible to make a mark-to-market with respect to such holder’s Pubco Ordinary Shares may do so by providing the appropriate information on IRS Form 8621 and timely filing that form with the U.S. Holder’s tax return for the year in which the election becomes effective.

U.S. Holders should consult their tax advisors as to the availability and desirability of a mark-to-market election, as well as the impact of such election on interests in any Lower-Tier PFICs.

A U.S. Holder of a PFIC generally is required to file an IRS Form 8621 on an annual basis and to provide such other information as may be required by the U.S. Treasury Department. Failure to do so, if required, will extend the statute of limitations applicable to such U.S. Holder until such required information is furnished to the IRS. U.S. Holders should consult their tax advisors regarding any reporting requirements that may apply to them if Pubco is a PFIC.

The rules dealing with PFICs and with the QEF, purging, and mark-to-market elections are very complex and are affected by various factors in addition to those described above. U.S. Holders are strongly encouraged to consult their tax advisors regarding the application of the PFIC rules to their particular circumstances.

Non-U.S. Holders

For purposes of this summary, a non-U.S. Holder means a beneficial owner of HUDA Securities or Pubco Securities that is, for U.S. federal income tax purposes, neither a U.S. Holder nor an entity or arrangement classified as a partnership for U.S. federal income tax purposes.

Redemption of Shares of Common Stock

The U.S. federal income tax consequences to a non-U.S. Holder that exercises its redemption rights to receive cash from the Trust Account in exchange for all or a portion of the shares of Common Stock generally will depend on the U.S. federal income tax characterization of such redemption as either a sale or distribution, as described above under “— U.S. Holders — Redemption of Shares of Common Stock.”

If the redemption qualifies as a sale or exchange of the shares of Common Stock, the non-U.S. Holder will be treated in the same manner as described in the taxable sale or exchange of Common Stock discussion below under “— Non-U.S. Holders — The Receipt of Pubco Securities in the Business Combination.”

If the redemption is treated as a distribution with respect to the shares of Common Stock, the non-U.S. Holder will be treated as receiving a corporate distribution from HUDA. Subject to the discussion of backup withholding and FATCA below, the portion of the redemption proceeds characterized as a distribution, to the extent paid from HUDA’s current or accumulated earnings and profits (as determined under U.S. federal income tax principles), will constitute dividends for U.S. federal income tax purposes and, provided such dividends are not effectively connected with the non-U.S. Holder’s conduct of a trade or business within the United States, the applicable withholding agent will be required to withhold tax from the gross amount of the dividend at a rate of 30%, unless such non-U.S. Holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate. The amount of the distribution in excess of HUDA’s current and accumulated earnings and profits will first constitute a return of capital that will be applied against and reduce (but not below zero) the non-U.S. Holder’s adjusted tax basis in the Common Stock, and thereafter treated as gain realized from the sale or exchange of Common Stock, which will be treated in the same manner as described in the taxable sale or exchange of Common Stock discussion below under “— Non-U.S. Holders — The Receipt of Pubco Securities in the Business Combination.” Dividends paid by HUDA to a non-U.S. Holder that are effectively connected with such non-U.S. Holder’s conduct of a trade or business within the United States generally will not be subject to U.S. withholding tax, provided such non-U.S. Holder complies with certain certification and disclosure requirements. Instead, such dividends generally will be subject to U.S. federal income tax, net of certain deductions, at the same graduated individual or corporate rates applicable to U.S. Holders (subject to an exemption or reduction in such tax as may be provided by an applicable income tax treaty). If the non-U.S. Holder is a corporation, dividends that are effectively connected income may also be subject to a “branch profits tax” at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty). Because it may not be certain at the time a non-U.S. Holder is redeemed whether such non-U.S. Holder’s redemption will be treated as a sale of Common Stock or a distribution constituting a dividend, and because such determination will depend in part on a non-U.S. Holder’s particular circumstances, HUDA or the applicable withholding agent may not be able to determine whether (or to what extent) a non-U.S. Holder is treated as receiving a dividend for U.S. federal income tax purposes. Therefore, HUDA or the applicable withholding agent will likely withhold tax at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty) on the gross amount of any consideration paid to a non-U.S. Holder in redemption of such non-U.S. Holder’s Common Stock, unless (i) HUDA or the applicable withholding agent has established special procedures allowing non-U.S. Holders to certify that they are exempt from such withholding tax and (ii) such non-U.S. Holders certify that they meet the requirements of such exemption (e.g., because such non-U.S. Holders are not treated as receiving a dividend under the Section 302 tests described under “— U.S. Holders — Redemption of Common Stock” above). However, there can be no assurances that HUDA or any applicable withholding agent will establish such special certification procedures. If HUDA or an applicable withholding agent withholds excess amounts from the amount payable to a non-U.S. Holder, such non-U.S. Holder generally may obtain a refund of any such excess amounts by timely filing an appropriate claim for refund with the IRS. Non-U.S. Holders should consult their own tax advisors regarding the application of the foregoing rules in light of their particular facts and circumstances and any applicable procedures or certification requirements.

Non-U.S. Holders of Common Stock are urged to consult with their own tax advisors regarding the tax consequences of a redemption of all or a portion of their Common Stock pursuant to an exercise of redemption rights.

The Receipt of Pubco Securities in the Business Combination

The U.S. federal income tax consequences to the non-U.S. Holders as a result of the Business Combination generally are the same as to the U.S. Holders as described above in section entitled “— U.S. Holders — The Receipt of Pubco Securities in the Business Combination.” However, different U.S. federal income tax consequences will apply to the non-U.S. Holders as a result of the Business Combination if HUDA is a “United States real property holding corporation” within the meaning of Section 897(c)(2) (“USRPHC”) at any time during the shorter of (i) the five-year period ending on the date the Business Combination occurs and (ii) the period during which the non-U.S. Holders held HUDA Securities ending on the date the Business Combination occurs (except, in the case where shares of Common Stock are regularly traded on an established securities market, the non-U.S. Holder has owned, directly or constructively, 5% or less of the applicable HUDA Securities at any time within the shorter of the five-year period preceding the

Business Combination or such non-U.S. Holder’s holding period for such HUDA Securities (the “regularly traded exception”)). Generally, if HUDA is a USRPHC during the shorter of the two time periods described above and the regularly traded exception does not apply, then even if the Merger qualifies as part of a Section 351 Transaction or a Section 368(a) Reorganization, a non-U.S. Holder’s gain (or loss) realized on its transfer of the HUDA Securities in exchange for Pubco Securities would be subject to tax in the United States in the same manner as if such non-U.S. Holder was engaged in a trade or business within the United States and such gain (or loss) was effectively connected with the conduct of such trade or business, unless certain exceptions apply. HUDA will be classified as a USRPHC if the fair market value of its “United States real property interests” equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business, as determined for U.S. federal income tax purposes. HUDA does not believe that it has been or will be a USRPHC, but there can be no assurance in this regard. Non-U.S. Holders are urged to consult their tax advisors regarding HUDA status as a USRPHC and the U.S. federal income tax consequences of the Business Combination to them if HUDA is a USRPHC.

In the event that the Merger does not qualify as part of a Section 351 Transaction or Section 368(a) Reorganization, generally, the Merger will be treated as a taxable sale or exchange of Common Stock by non-U.S. Holders in exchange for the Pubco Ordinary Shares. In such case, or if a non-U.S. Holder is otherwise required to recognize gain for U.S. federal income tax purposes in connection with the Merger, subject to the discussion of backup withholding and FATCA below, any gain realized by a non-U.S. Holder on the taxable exchange of its HUDA Securities for Pubco Securities in the Business Combination generally will not be subject to U.S. federal income tax unless:

•the gain is effectively connected with the conduct of a trade or business by the non-U.S. Holder within the United States (or, under certain income tax treaties, is attributable to a United States permanent establishment or fixed base maintained by the non-U.S. Holder), in which case the non-U.S. Holder will generally be subject to U.S. federal income tax on that gain on a net income basis in the same manner as if the non-U.S. Holder were a U.S. person as defined under the Code (see the discussion above entitled “— U.S. Holders — The Receipt of Pubco Securities in the Business Combination” in the event the Business Combination does not qualify for Section 351), and a corporate non-U.S. Holder may be subject to the branch profits tax at a 30% rate (or lower rate as may be specified by an applicable income tax treaty);

•the non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year in which the Business Combination occurs and certain other conditions are met, in which non-U.S. Holder will be subject to a 30% tax on the amount by which its capital gains allocable to U.S. sources, including gain from the taxable sale or exchange of HUDA Securities pursuant to the Business Combination, exceeds any capital losses allocable to U.S. sources, except as otherwise required by an applicable income tax treaty; or

•HUDA is or has been a USRPHC at any time during the shorter of the five-year period ending on the date of the Business Combination or the period that the non-U.S. Holder held such HUDA Securities disposed of, and, in the case where shares of Common Stock are regularly traded on an established securities market, the non-U.S. Holder has owned, directly or constructively, more than 5% of the applicable HUDA Securities at any time within the shorter of the five-year period preceding the Business Combination or such non-U.S. Holder’s holding period for such HUDA Securities.

With respect to the third bullet point above (if applicable to a particular non-U.S. Holder), gain recognized by such non-U.S. Holder on the taxable sale or exchange of HUDA Securities pursuant to the Business Combination will be subject to tax on net basis at generally applicable U.S. federal income tax rates. In addition, Pubco generally would be required to withhold U.S. federal income tax at a rate of 15% of the amount realized by such non-U.S. Holder. There can be no assurance that Common Stock will be treated as regularly traded on an established securities market for this purpose. HUDA does not believe that it has been or will be a “United States real property holding corporation” for U.S. federal income tax purposes but there can be no assurance in this regard.

None of HUDA or Pubco has sought or intends to seek any ruling from the IRS regarding the U.S. federal income tax consequences of the Business Combination, including the tax consequences described herein, and no assurance can be given that the IRS will agree with the views expressed herein, or that a court will not sustain any challenge by the IRS with respect to conclusions expressed herein in the event of litigation.

Ownership and Disposition of Pubco Securities

Assuming that Pubco is not treated as a U.S. corporation under the rules discussed above, a non-U.S. Holder of Pubco Securities will not be subject to U.S. federal income tax or, subject to the discussion below under “— Information Reporting and Backup Withholding,” U.S. federal withholding tax on any dividends received (or deemed received) on Pubco Securities or any gain recognized on a sale or other disposition of Pubco Securities (including, any distribution to the extent it exceeds the adjusted basis in the non-U.S. Holder’s Pubco Securities) unless the dividend or gain is effectively connected with the non-U.S. Holder’s conduct of a trade or business in the United States, and if required by an applicable tax treaty, is attributable to a permanent establishment maintained by the non-U.S. Holder in the United States.

Dividends and gains that are effectively connected with a non-U.S. Holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base in the United States) generally will be subject to U.S. federal income tax at the same regular U.S. federal income tax rates applicable to a comparable U.S. Holder and, in the case of a non-U.S. Holder that is a corporation for U.S. federal income tax purposes, also may be subject to an additional branch profits tax at a 30% rate or a lower applicable tax treaty rate.

Information Reporting Requirements and Backup Withholding

Information returns will be filed with the IRS in connection with cash proceeds paid in connection with the redemption of Common Stock and information reporting requirements may apply to dividends paid (or deemed paid) on Pubco Securities or the proceeds received on the disposition of Pubco Securities effected within the United States (and in certain cases, outside of the United States), in each case other than U.S. Holders that are exempt recipients (such as corporations). A U.S. Holder may also be subject to backup withholding and may be required to provide a correct taxpayer identification number and certain certification that it is not subject to backup withholding in order to avoid such backup withholding. For example, a U.S. Holder may be required to provide a valid IRS Form W-9. A non-U.S. Holder may have to comply with certification procedures to establish that it is not a United States person for U.S. federal income tax purposes or otherwise establish an exemption in order to avoid information reporting and backup withholding requirements or to claim a reduced rate of withholding under an applicable income tax treaty. For example, a non-U.S. Holder who is an individual may be required to provide a valid IRS Form W-8BEN, a non-U.S. Holder that is an entity may be required to provide a valid IRS Form W-8BEN-E, and, in the event of income treated as effectively connected to a U.S. trade or business, a non-U.S. Holder (whether an individual or an entity) may be required to provide a valid IRS Form W-8ECI. The amount of any backup withholding from a payment to a holder will be allowed as a credit against such holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is furnished by such holder to the IRS in a timely manner.

Foreign Account Tax Compliance Act

Sections 1471 through 1474 of the Code and the Treasury regulations and administrative guidance promulgated thereunder (commonly referred to as the “Foreign Account Tax Compliance Act” or “FATCA”) generally impose withholding at a rate of 30% in certain circumstances on certain “withholdable payments” in respect of securities which are held by or through certain foreign financial institutions (including investment funds), unless any such institution (i) enters into, and complies with, an agreement with the IRS to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution that are owned by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments, or (ii) if required under an intergovernmental agreement between the United States and an applicable foreign country, reports such information to its local tax authority, which will exchange such information with the U.S. authorities. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. For this purpose, withholdable payments generally include U.S.-source payments otherwise subject to nonresident withholding tax (e.g., a U.S. source dividend, including constructive dividends) and also include the entire gross proceeds from the sale or other disposition of property that produces U.S.-source interest or dividends, e.g., stock of U.S. corporations, even if the payment would otherwise not be subject to U.S. nonresident withholding tax (e.g., because it is capital gain). The IRS issued proposed Treasury Regulations on December 13, 2018 that, if finalized in their proposed form, would eliminate the application of this regime with respect to payments of gross proceeds from dispositions of property that produces U.S.-source interest or dividends, e.g., stock of U.S. corporations (but not dividends). Pursuant to these proposed Treasury Regulations, the corporation and any other withholding agent may (but are not required to) rely on the proposed change to FATCA withholding until final regulations are issued or until such proposed regulations are rescinded. Accordingly, the entity through which shares of Common Stock are held will affect the determination of whether such withholding is required. Similarly, “withholdable payments” (e.g., dividends, including constructive dividends) in respect of, HUDA Securities held by an investor that is a non-financial non-U.S. entity that does not qualify under certain exceptions will generally be subject to withholding at a rate of 30% under FATCA, unless such entity either (i) certifies to the applicable withholding agent that such entity does not have any “substantial United States owners” or (ii) provides certain information regarding the entity’s “substantial United States owners”, which will in turn be provided to the U.S. Department of Treasury. Holders should consult their tax advisors regarding the possible implications of FATCA on their investment in HUDA Securities.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial data presents the combination of the financial information of HUDA and Aiways Europe adjusted to give effect to the Business Combination and related transactions and is provided to aid you in your analysis of the financial aspects of the Business Combination.

The unaudited pro forma condensed combined financial statements are based on the HUDA historical financial statements and Aiways Europe historical financial statements as adjusted to give effect to the Business Combination. The unaudited pro forma condensed combined balance sheet gives pro forma effect to the Business Combination as if they had been consummated on June 30, 2026. The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2026 and for the year ended December 31, 2025 gives effect to the Transactions as if they had occurred on January 1, 2025, the beginning of the earliest period presented.

The unaudited pro forma condensed combined financial statements were prepared in accordance with Article 11 of SEC Regulation S-X. The adjustments presented in the unaudited pro forma condensed combined financial statements have been identified and presented to provide relevant information necessary for an understanding of the combined company reflecting the Business Combination.

The unaudited pro forma condensed combined financial statements are provided for illustrative purposes only and are not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the combined company. Accordingly, a pro forma adjustment was required to eliminate this activity between the companies.

The unaudited pro forma condensed combined balance sheet as of June 30, 2026 have been prepared using, and should be read in conjunction with, the following:

•HUDA’s unaudited condensed balance sheet as of June 30, 2026 and the related notes included in HUDA’s current report on Form 10-Q filed with the U.S. Securities and Exchange Commission (the “SEC”) on August 14, 2026 (the “HUDA 2026Q2 10-Q”); and

•Aiways Europe’s audited balance sheet as of December 31, 2025 and the related notes included elsewhere in this Proxy Statement/Prospectus.

The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2026 has been prepared using, and should be read in conjunction with, the following:

•HUDA’s unaudited condensed statement of operations for the six months ended June 30, 2026, and the related notes included in HUDA’s current report on Form 10-Q filed with the SEC on August 14, 2026 (the “HUDA 2026Q2 10-Q”); and

•Aiways Europe’s audited statement of loss and comprehensive loss for the year ended December 31, 2025 and the related notes included elsewhere in this Proxy Statement/Prospectus.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2025 has been prepared using, and should be read in conjunction with, the following:

•HUDA’s audited statement of operations for the year ended December 31, 2025 and the related notes included in HUDA’s current report on Form 10-K filed with the SEC on April 24, 2026 (the “HUDA 2025 10-K”); and

•Aiways Europe’s audited statement of loss and comprehensive loss for the year ended December 31, 2025 and the related notes included elsewhere in this Proxy Statement/Prospectus.

Such unaudited pro forma financial information has been prepared on a basis consistent with the financial statements of Aiways Europe. This information should be read together with HUDA’s and Aiways Europe’s financial statements and related notes thereto, the sections titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of HUDA,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Aiways Europe” and other financial information included in the Proxy Statement/Prospectus, including the Business Combination Agreement and the descriptions of certain items thereof set forth in the Proxy Statement/Prospectus.

Description of the Business Combination

On November 22, 2024, HUDA, Merger Sub, and Aiways Europe entered into the Business Combination Agreement, pursuant to which Merger Sub shall be merged with and into HUDA with HUDA being the surviving entity, at which time the separate corporate existence of Merger Sub shall cease and HUDA shall continue as the surviving corporation.

Accounting for the Business Combination

The Business Combination is expected to be accounted for as a reverse recapitalization in accordance with U.S. GAAP. Under this method of accounting, HUDA will be treated as the “acquired” company for financial reporting purposes. This determination was primarily based on the fact that subsequent to the Business Combination, Aiways Europe’s stockholders are expected to have a majority of the voting power of Pubco, Aiways Europe will comprise all of the ongoing operations of Pubco, Aiways Europe directors will be the governing body of Pubco, and Aiways Europe’s senior management will comprise all of the senior management of Aiways Europe. Accordingly, for accounting purpose, the Business Combination will be treated as the equivalent of Aiways Europe issuing stock for the net assets of HUDA, accompanied by a recapitalization. The net assets of HUDA will be stated at historical cost, with no goodwill or other intangible assets recorded. There will be no accounting effect or change in the carrying amount of the assets and liabilities as a result of the recapitalization. Operations prior to the Business Combination will be those of Aiways Europe.

Basis of Pro Forma Presentation

The historical financial information has been adjusted to give pro forma effect to events that are related and/or directly attributable to the Business Combination, are factually supportable, and as it relates to the unaudited pro forma condensed combined statement of operations, are expected to have a continuing impact on them results of Pubco. The adjustments presented on the unaudited pro forma condensed combined financial statements have been identified and presented to provide relevant information necessary for an accurate understanding of Pubco upon consummation of the Business Combination.

The unaudited pro forma condensed combined financial information is for illustrative purposes only. The financial results may have been different had the companies always been combined. You should not rely on the unaudited pro forma condensed combined financial information as being indicative of the historical financial position and results that would have been achieved had the companies always been combined or the future financial position and results that Pubco will experience. Aiways Europe and HUDA have not had any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The unaudited pro forma condensed combined financial information has been prepared assuming that an aggregate of $25,747,589 was removed from the Trust Account to pay the holders who exercised the redemption rights with respect to an aggregate 2,319,068 HUDA Common Shares in connection with the Second Extension Amendment, Third Extension Amendment, Fourth Extension Amendment and Fifth Extension Amendment for extension of HUDA’s life held on April 15, 2024, July 5, 2024, October 15, 2025 and July 17, 2026, respectively). Following the Second Extension Amendment, the Third Extension Amendment, Fourth Extension Amendment and Fifth Extension Amendment, there were 28,203 outstanding HUDA Common Shares held by Public Stockholders. Additionally, for purposes of the unaudited pro forma financial statements set forth below, an adjustment is made for the issuance of shares to the Sponsor in exchange for expenses incurred subsequent to June 30, 2026.

The unaudited pro forma combined financial information included herein has been prepared using the assumptions below with respect to the potential redemption into cash of HUDA Common Shares:

•Assuming No Redemptions (Scenario 1):    This presentation assumes that no Public Stockholders exercise their right to redeem their Common Shares for their pro rata share of the Trust Account, and thus, the full amount held in the Trust Account as of the Closing is available for the Business Combination;

•Assuming 25% Redemptions (Scenario 2):    This presentation assumes that 25% of Public Stockholders exercise their right to redeem their Public Shares (excluding the Redeemed Public Shares) for their pro rata share of the Trust Account, and thus, the 75% amount held in the Trust Account as of the Closing is available for the Business Combination;

•Assuming 50% Redemptions (Scenario 3):    This presentation assumes that 50% of Public Stockholders exercise their right to redeem their Public Shares (excluding the Redeemed Public Shares) for their pro rata share of the Trust Account, and thus, the 50% amount held in the Trust Account as of the Closing is available for the Business Combination;

•Assuming 75% Redemptions (Scenario 4):    This presentation assumes that 75% of Public Stockholders exercise their right to redeem their Public Shares (excluding the Redeemed Public Shares) for their pro rata share of the Trust Account, and thus, the 25% amount held in the Trust Account as of the Closing is available for the Business Combination; and

•Assuming 100% Redemptions (Scenario 5):    For purposes of this presentation, it is assumed that all remaining issued and outstanding shares of common stock held by Public Stockholders are redeemed in full at an estimated per share redemption price of $11.03, calculated based on the Trust Account balance of approximately $415,000 as of July 17, 2026, after giving effect to estimated taxes and permitted withdrawals.

Included in the shares outstanding and weighted average shares outstanding as presented in the pro forma condensed combined financial statements are (i) the issuance of 38,540,000 Pubco Ordinary Shares to the shareholders of Aiways Europe, (ii) the issuance of 2,143,697 Pubco Ordinary Shares in exchange for the Sponsor’s currently-held HUDA Common Shares and HUDA Rights prior to the effective time of the Business Combination and settlement of all HUDA closing expenses other than pre-closing tax liabilities and loans conversion. The underwriter representative shares and UPO issuable based on the Engagement letter between HUDA and Chardan dated March 14, 2021, shall be considered a part of the HUDA Closing Expenses as defined in the Business Combination Agreement, dated as of November 22, 2024, by and among HUDA, EuroEV Holdings Limited (“Pubco”), Aiways Merger Sub, Inc., Aiways Automobile Europe GmbH (the “Company”), and Aiways Tech Limited (the “BCA”). (iii) the conversion of each HUDA Common Share issued and outstanding immediately prior to the effective time of the Business Combination into one validly issued Pubco Ordinary Share, (iv) the conversion of each HUDA Right issued and outstanding immediately prior to the effective time of the Business Combination into fifth (1/5) of one Pubco Ordinary Share, (v) the issuance of 136,906 Pubco Ordinary Shares as HUDA’s deferred representative shares to Chardan, (vi) the issuance of 2,460,000 Pubco Ordinary Shares to financial advisors, (vii) the issuance of 3,450,000 Pubco Ordinary Shares to PIPE investors, and (viii) in the maximum redemption scenario, the redemption of all the remaining issued and outstanding HUDA Common Shares held by Public Stockholders are redeemed at a redemption price of $11.03 per share based on the amount held in the Trust Account of approximately $415,000 as of July 17, 2026, and after giving effect to estimate taxes and permitted withdrawls.

As a result of the Business Combination and immediately following the closing of the Business Combination, assuming no Public Stockholders elect to redeem their shares for cash, former Aiways Europe shareholders will own approximately 80.2% of the outstanding Pubco Ordinary Shares, the former stockholders, units and right holders of HUDA will own approximately 7.6% of the outstanding Pubco Ordinary Shares.

If all HUDA Common Shares subject to possible redemption are redeemed for cash, which assumes the full redemption of HUDA Common Shares held by Public Stockholders after giving effect to payments of estimated transaction expenses and payments to redeeming stockholders, former Aiways Europe shareholders will own approximately 80.2% of the outstanding Pubco Ordinary Shares, the former HUDA stockholders, units and right holders will own approximately 7.6% of the outstanding Pubco Ordinary Shares.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF JUNE 30, 2026

(in $, except for number of shares)

			Scenario 1			Scenario 2			Scenario 3			Scenario 4			Scenario 5
	(A)	(B)	Assuming No Redemptions into Cash			Assuming 25% Redemptions into Cash			Assuming 50% Redemptions into Cash			Assuming 75% Redemptions into Cash			Assuming 100% Redemptions into Cash
Account	HUDA	AE	Transaction Accounting Adjustments	Note	Pro Forma Combined	Transaction Accounting Adjustments	Note	Pro Forma Combined	Transaction Accounting Adjustments	Note	Pro Forma Combined	Transaction Accounting Adjustments	Note	Pro Forma Combined	Transaction Accounting Adjustments	Note	Pro Forma Combined
ASSETS
Current assets:
Cash	349,795	11,625	415,275	(1)	24,726,695	265,245	(1)	24,576,665	115,215	(1)	24,426,635	(34,815)	(1)	24,276,605	(184,845)	(1)	24,126,575
			(50,000)	(4)		(50,000)	(4)		(50,000)	(4)		(50,000)	(4)		(50,000)	(4)
			3,000,000	(14)		3,000,000	(14)		3,000,000	(14)		3,000,000	(14)		3,000,000	(14)
			1,000,000	(15)		1,000,000	(15)		1,000,000	(15)		1,000,000	(15)		1,000,000	(15)
			1,000,000	(16)		1,000,000	(16)		1,000,000	(16)		1,000,000	(16)		1,000,000	(16)
			8,000,000	(17)		8,000,000	(17)		8,000,000	(17)		8,000,000	(17)		8,000,000	(17)
			1,000,000	(18)		1,000,000	(18)		1,000,000	(18)		1,000,000	(18)		1,000,000	(18)
			5,000,000	(19)		5,000,000	(19)		5,000,000	(19)		5,000,000	(19)		5,000,000	(19)
			5,000,000	(20)		5,000,000	(20)		5,000,000	(20)		5,000,000	(20)		5,000,000	(20)
Accounts receivable, net	—	322,826	—		322,826	—		322,826	—		322,826	—		322,826	—		322,826
Accounts receivables from related parties	—	293,490	—		293,490	—		293,490	—		293,490	—		293,490	—		293,490
Inventories	—	489,951	—		489,951	—		489,951	—		489,951	—		489,951	—		489,951
Other current assets	5,000	404,996	—		409,996	—		409,996	—		409,996	—		409,996	—		409,996
Bridge loan to third party for business combination transaction	—	1,502,599	(1,502,599)	(13)	—	(1,502,599)	(13)	—	(1,502,599)	(13)	—	(1,502,599)	(13)	—	(1,502,599)	(13)	—
Total current assets	354,795	3,025,487	22,862,676		26,242,958	22,712,646		26,092,928	22,562,616		25,942,898	22,412,586		25,792,868	22,262,556		25,642,838

Non-current assets:
Property and equipment, net	—	95,354	—		95,354	—		95,354	—		95,354	—		95,354	—		95,354
Operating lease right-of-use assets, net	26,959	242,835	—		274,739	—		274,739	—		274,739	—		274,739	—		274,739
Intangible assets, net	—	75,157	—		75,157	—		75,157	—		75,157	—		75,157	—		75,157
Deferred initial public offering (“IPO”) costs	—	855,260	—		855,260	—		855,260	—		855,260	—		855,260	—		855,260
Marketable securities held in Trust Account	414,071	—	(414,071)	(1)	—	(414,071)	(1)	—	(414,071)	(1)	—	(414,071)	(1)	—	(414,071)	(1)	—
Interest receivable on cash and marketable securities held in the Trust Account	1,204	—	(1,204)	(1)	—	(1,204)	(1)	—	(1,204)	(1)	—	(1,204)	(1)	—	(1,204)	(1)	—
Total non-current assets	442,234	1,268,606	(415,275)		1,295,565	(415,275)		1,295,565	(415,275)		1,295,565	(415,275)		1,295,565	(415,275)		1,295,565
Total assets	797,029	4,294,093	22,447,401		27,538,523	22,297,371		27,388,493	22,147,341		27,238,463	21,997,311		27,088,433	21,847,281		26,938,403

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET — (Continued)

AS OF JUNE 30, 2026

(in $, except for number of shares)

			Scenario 1			Scenario 2			Scenario 3			Scenario 4			Scenario 5
	(A)	(B)	Assuming No Redemptions into Cash			Assuming 25% Redemptions into Cash			Assuming 50% Redemptions into Cash			Assuming 75% Redemptions into Cash			Assuming 100% Redemptions into Cash
Account	HUDA	AE	Transaction Accounting Adjustments	Note	Pro Forma Combined	Transaction Accounting Adjustments	Note	Pro Forma Combined	Transaction Accounting Adjustments	Note	Pro Forma Combined	Transaction Accounting Adjustments	Note	Pro Forma Combined	Transaction Accounting Adjustments	Note	Pro Forma Combined
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Long-term borrowings-current portion	—	5,093,340	—		5,093,340	—		5,093,340	—		5,093,340	—			—		—
Notes payable-related party	1,234,779	—	(1,234,779)	(5)	—	(1,234,779)	(5)	—	(1,234,779)	(5)	—	(1,234,779)	(5)	—	(1,234,779)	(5)	—
Accounts payable	947,341	516,559	(947,341)	(6)	516,559	(947,341)	(6)	516,559	(947,341)	(6)	516,559	(947,341)	(6)	516,559	(947,341)	(6)	516,559
Notes payable – bridge loan	1,500,000	—	(1,500,000)	(13)	—	(1,500,000)	(13)	—	(1,500,000)	(13)	—	(1,500,000)	(13)	—	(1,500,000)	(13)	—
Warranty liabilities – current portion	—	250,931	—		250,931	—		250,931	—		250,931	—		250,931	—		250,931
Accrued expenses and other liabilities	—	3,187,919	—		3,187,919	—		3,187,919	—		3,187,919	—		3,187,919	—		3,187,919
Loan due to a third party	—	1,000,000	—		1,000,000	—		1,000,000	—		1,000,000	—		1,000,000	—		1,000,000
Excise tax payable	725,989	—	—		725,989	—		725,989	—		725,989	—		725,989	—		725,989
Income tax payable	940,000	—	—		940,000	—		940,000	—		940,000	—		940,000	—		940,000
Operating lease liabilities – current	13,883	148,862	—		162,745	—		162,745	—		162,745	—		162,745	—		162,745
Debt due to related parties	—	1,311,600	1,918,204	(4)	3,229,804	1,918,204	(4)	3,229,804	1,918,204	(4)	3,229,804	1,918,204	(4)	3,229,804	1,918,204	(4)	3,229,804
Total current liabilities	5,361,992	11,509,211	(1,763,916)		15,107,287	(1,763,916)		15,107,287	(1,763,916)		15,107,287	(1,763,916)		15,107,287	(1,763,916)		15,107,287

Non-current liabilities:
Operating lease liabilities – non current	5,103	113,411	—		122,037	—		122,037	—		122,037	—		122,037	—		122,037
Warranty liabilities – non-current portion	—	45,029	—		45,029	—		45,029	—		45,029	—		45,029	—		45,029
Deferred underwriting commissions	2,723,060	—	(2,723,060)	(2)	—	(2,723,060)	(2)	—	(2,723,060)	(2)	—	(2,723,060)	(2)		(2,723,060)	(2)	—
Total non-current liabilities	2,728,163	158,440	(2,723,060)		163,543	(2,723,060)		163,543	(2,723,060)		163,543	(2,723,060)		163,543	(2,723,060)		163,543
Total liabilities	8,090,155	11,667,651	(4,486,976)		15,270,830	(4,486,976)		15,270,830	(4,486,976)		15,270,830	(4,486,976)		15,270,830	(4,486,976)		15,270,830

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET — (Continued)

AS OF JUNE 30, 2026

(in $, except for number of shares)

			Scenario 1			Scenario 2			Scenario 3			Scenario 4			Scenario 5
	(A)	(B)	Assuming No Redemptions into Cash			Assuming 25% Redemptions into Cash			Assuming 50% Redemptions into Cash			Assuming 75% Redemptions into Cash			Assuming 100% Redemptions into Cash
Account	HUDA	AE	Transaction Accounting Adjustments	Note	Pro Forma Combined	Transaction Accounting Adjustments	Note	Pro Forma Combined	Transaction Accounting Adjustments	Note	Pro Forma Combined	Transaction Accounting Adjustments	Note	Pro Forma Combined	Transaction Accounting Adjustments	Note	Pro Forma Combined
Redeemable Common Stock
Common stock subject to possible redemption	600,120	—	(600,120)	(1)	—	(600,120)	(1)	—	(600,120)	(1)	—	(600,120)	(1)	—	(600,120)	(1)	—

Shareholders’ deficit
Common stock, par value $0.0001, 200,000,000 shares authorized; 2,082,825 shares issued and outstanding as of December 31, 2023	209	—	(209)	(3)	—	(209)	(3)	—	(209)	(3)	—	(209)	(3)	—	(209)	(3)	—
Ordinary shares	—	2,376,540	(2,376,540)	(7)	—	(2,376,540)	(7)	—	(2,376,540)	(7)	—	(2,376,540)	(7)	—	(2,376,540)	(7)	—
Common stock – Class A, par value $0.0001	—	—	140	(2)	4,939	140	(2)	4,938	140	(2)	4,938	140	(2)	4,937	140	(2)	4,936
			209	(3)		209	(3)		209	(3)		209	(3)		209	(3)
			4	(4)		4	(4)		4	(4)		4	(4)		4	(4)
			12	(5)		12	(5)		12	(5)		12	(5)		12	(5)
			9	(6)		9	(6)		9	(6)		9	(6)		9	(6)
			3,854	(7)		3,854	(7)		3,854	(7)		3,854	(7)		3,854	(7)
			106	(8)		105	(8)		104	(8)		104	(8)		103	(8)
			82	(9)		82	(9)		82	(9)		82	(9)		82	(9)
			82	(10)		82	(10)		82	(10)		82	(10)		82	(10)
			82	(11)		82	(11)		82	(11)		82	(11)		82	(11)
			14	(12)		14	(12)		14	(12)		14	(12)		14	(12)
			60	(14)		60	(14)		60	(14)		60	(14)		60	(14)
			20	(15)		20	(15)		20	(15)		20	(15)		20	(15)
			20	(16)		20	(16)		20	(16)		20	(16)		20	(16)
			100	(17)		100	(17)		100	(17)		100	(17)		100	(17)
			20	(18)		20	(18)		20	(18)		20	(18)		20	(18)
			63	(19)		63	(19)		63	(19)		63	(19)		63	(19)
			63	(20)		63	(20)		63	(20)		63	(20)		63	(20)

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET — (Continued)

AS OF JUNE 30, 2026

(in $, except for number of shares)

			Scenario 1			Scenario 2			Scenario 3			Scenario 4			Scenario 5
	(A)	(B)	Assuming No Redemptions into Cash			Assuming 25% Redemptions into Cash			Assuming 50% Redemptions into Cash			Assuming 75% Redemptions into Cash			Assuming 100% Redemptions into Cash
Account	HUDA	AE	Transaction Accounting Adjustments	Note	Pro Forma Combined	Transaction Accounting Adjustments	Note	Pro Forma Combined	Transaction Accounting Adjustments	Note	Pro Forma Combined	Transaction Accounting Adjustments	Note	Pro Forma Combined	Transaction Accounting Adjustments	Note	Pro Forma Combined
Additional paid-in capital	—	34,307,415	600,120	(1)	83,291,070	450,090	(1)	83,141,041	300,060	(1)	82,991,012	150,030	(1)	82,840,982	—	(1)	82,690,953
			2,722,920	(2)		2,722,920	(2)		2,722,920	(2)		2,722,920	(2)		2,722,920	(2)
			(7,893,455)	(3)		(7,893,455)	(3)		(7,893,455)	(3)		(7,893,455)	(3)		(7,893,455)	(3)
			399,996	(4)		399,996	(4)		399,996	(4)		399,996	(4)		399,996	(4)
			1,234,767	(5)		1,234,767	(5)		1,234,767	(5)		1,234,767	(5)		1,234,767	(5)
			947,332	(6)		947,332	(6)		947,332	(6)		947,332	(6)		947,332	(6)
			2,376,540	(7)		2,376,540	(7)		2,376,540	(7)		2,376,540	(7)		2,376,540	(7)
			385,396,146	(7)		385,396,146	(7)		385,396,146	(7)		385,396,146	(7)		385,396,146	(7)
			(385,400,000)	(7)		(385,400,000)	(7)		(385,400,000)	(7)		(385,400,000)	(7)		(385,400,000)	(7)
			(31,473,271)	(8)		(31,402,764)	(8)		(31,332,256)	(8)		(31,261,749)	(8)		(31,191,241)	(8)
			31,473,165	(8)		31,402,658	(8)		31,332,152	(8)		31,261,645	(8)		31,191,138	(8)
			8,199,918	(9)		8,199,918	(9)		8,199,918	(9)		8,199,918	(9)		8,199,918	(9)
			8,199,918	(10)		8,199,918	(10)		8,199,918	(10)		8,199,918	(10)		8,199,918	(10)
			8,199,918	(11)		8,199,918	(11)		8,199,918	(11)		8,199,918	(11)		8,199,918	(11)
			(1,369,060)	(12)		(1,369,060)	(12)		(1,369,060)	(12)		(1,369,060)	(12)		(1,369,060)	(12)
			1,369,046	(12)		1,369,046	(12)		1,369,046	(12)		1,369,046	(12)		1,369,046	(12)
			2,999,940	(14)		2,999,940	(14)		2,999,940	(14)		2,999,940	(14)		2,999,940	(14)
			999,980	(15)		999,980	(15)		999,980	(15)		999,980	(15)		999,980	(15)
			999,980	(16)		999,980	(16)		999,980	(16)		999,980	(16)		999,980	(16)
			7,999,900	(17)		7,999,900	(17)		7,999,900	(17)		7,999,900	(17)		7,999,900	(17)
			999,980	(18)		999,980	(18)		999,980	(18)		999,980	(18)		999,980	(18)
			4,999,938	(19)		4,999,938	(19)		4,999,938	(19)		4,999,938	(19)		4,999,938	(19)
			4,999,938	(20)		4,999,938	(20)		4,999,938	(20)		4,999,938	(20)		4,999,938	(20)
Accumulated deficit	(7,893,455)	(44,057,513)	7,893,455	(3)	(71,028,316)	7,893,455	(3)	(71,028,316)	7,893,455	(3)	(71,028,316)	7,893,455	(3)	(71,028,316)	7,893,455	(3)	(71,028,316)
			(2,368,204)	(4)		(2,368,204)	(4)		(2,368,204)	(4)		(2,368,204)	(4)		(2,368,204)	(4)
			(8,200,000)	(9)		(8,200,000)	(9)		(8,200,000)	(9)		(8,200,000)	(9)		(8,200,000)	(9)
			(8,200,000)	(10)		(8,200,000)	(10)		(8,200,000)	(10)		(8,200,000)	(10)		(8,200,000)	(10)
			(8,200,000)	(11)		(8,200,000)	(11)		(8,200,000)	(11)		(8,200,000)	(11)		(8,200,000)	(11)
			(2,599)	(13)		(2,599)	(13)		(2,599)	(13)		(2,599)	(13)		(2,599)	(13)
Total shareholders’ deficit	(7,893,455)	(7,373,558)	27,534,497		12,267,693	27,384,467		12,117,663	27,234,437		11,967,633	27,084,407		11,817,603	26,934,377		11,667,573
Total liabilities and shareholders’ deficit	797,029	4,294,093	22,447,401		27,538,523	22,297,371		27,388,493	22,147,341		27,238,463	21,997,311		27,088,433	21,847,281		26,938,403

See accompanying notes to the unaudited pro forma condensed combined financial statements

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2026

(in $, except for number of shares and per share amounts)

			Scenario 1			Scenario 2			Scenario 3			Scenario 4			Scenario 5
	(A)	(B)	Assuming No Redemptions into Cash			Assuming 25% Redemptions into Cash			Assuming 50% Redemptions into Cash			Assuming 75% Redemptions into Cash			Assuming 100% Redemptions into Cash
Account	HUDA	AE	Transaction Accounting Adjustments	Note	Pro Forma Combined	Transaction Accounting Adjustments	Note	Pro Forma Combined	Transaction Accounting Adjustments	Note	Pro Forma Combined	Transaction Accounting Adjustments	Note	Pro Forma Combined	Transaction Accounting Adjustments	Note	Pro Forma Combined
Revenues	—	399,926	—		399,926	—		399,926	—		399,926	—		399,926	—		399,926
Cost of revenues	—	(277,318)	—		(277,318)	—		(277,318)	—		(277,318)	—		(277,318)	—		(277,318)
Gross profit	—	122,608	—		122,608	—		122,608	—		122,608	—		122,608	—		122,608
Other operating income	—	12,874	—		12,874	—		12,874	—		12,874	—		12,874	—		12,874
Payroll expenses	—	(1,244,711)	—		(1,244,711)	—		(1,244,711)	—		(1,244,711)	—		(1,244,711)	—		(1,244,711)
Depreciation and amortization	—	(364,950)	—		(364,950)	—		(364,950)	—		(364,950)	—		(364,950)	—		(364,950)
General and administrative expenses	(243,338)	—	(2,368,204)	(1)	(27,211,542)	(2,368,204)	(1)	(27,211,542)	(2,368,204)	(1)	(27,211,542)	(2,368,204)	(1)	(27,211,542)	(2,368,204)	(1)	(27,211,542)
			(8,200,000)	(2)		(8,200,000)	(2)		(8,200,000)	(2)		(8,200,000)	(2)		(8,200,000)	(2)
			(8,200,000)	(3)		(8,200,000)	(3)		(8,200,000)	(3)		(8,200,000)	(3)		(8,200,000)	(3)
			(8,200,000)	(4)		(8,200,000)	(4)		(8,200,000)	(4)		(8,200,000)	(4)		(8,200,000)	(4)
Reveral of overpaid franchise expenses	191,583	—	—		191,583	—		191,583	—		191,583	—		191,583	—		191,583
Total operating expenses	(51,755)	(1,609,661)	(26,968,204)		(28,629,620)	(26,968,204)		(28,629,620)	(26,968,204)		(28,629,620)	(26,968,204)		(28,629,620)	(26,968,204)		(28,629,620)
Other operating expenses	—	(1,907,711)	—		(1,907,711)	—		(1,907,711)	—		(1,907,711)	—		(1,907,711)	—		(1,907,711)
Operating loss	(51,755)	(3,381,890)	(26,968,204)		(30,401,849)	(26,968,204)		(30,401,849)	(26,968,204)		(30,401,849)	(26,968,204)		(30,401,849)	(26,968,204)		(30,401,849)
Interest earned on marketable securities held in Trust Account	7,231	—	—		7,231	—		7,231	—		7,231	—		7,231	—		7,231
Interest earned on cash account	3,184	41	—		3,225	—		3,225	—		3,225	—		3,225	—		3,225
Interest expenses	—	(673,736)	—		(673,736)	—		(673,736)	—		(673,736)	—		(673,736)	—		(673,736)
Currency translation (loss) gain	—	(10,917)	(2,599)	(5)	(13,516)	(2,599)	(5)	(13,516)	(2,599)	(5)	(13,516)	(2,599)	(5)	(13,516)	(2,599)	(5)	(13,516)
Other income, net	—	57,192	—		57,192	—		57,192	—		57,192	—		57,192	—		57,192
Loss before income taxes	(41,340)	(4,009,310)	(26,970,803)		(31,021,453)	(26,970,803)		(31,021,453)	(26,970,803)		(31,021,453)	(26,970,803)		(31,021,453)	(26,970,803)		(31,021,453)
Provision for income taxes	(3,000)	—	—		(3,000)	—		(3,000)	—		(3,000)	—		(3,000)	—		(3,000)
Net loss	(44,340)	(4,009,310)	(26,970,803)		(31,024,453)	(26,970,803)		(31,024,453)	(26,970,803)		(31,024,453)	(26,970,803)		(31,024,453)	(26,970,803)		(31,024,453)

Net loss per common share
– basic and diluted					(0.64)			(0.64)			(0.64)			(0.64)			(0.65)

Weighted average common shares outstanding
– basic and diluted					48,127,866			48,120,815			48,113,765			48,106,714			48,099,663

See accompanying notes to the unaudited pro forma condensed combined financial statements

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2025
(in $, except for number of shares and per share amounts)

			Scenario 1			Scenario 2			Scenario 3			Scenario 4			Scenario 5
	(A)	(B)	Assuming No Redemptions into Cash			Assuming 25% Redemptions into Cash			Assuming 50% Redemptions into Cash			Assuming 75% Redemptions into Cash			Assuming 100% Redemptions into Cash
Account	HUDA	AE	Transaction Accounting Adjustments	Note	Pro Forma Combined	Transaction Accounting Adjustments	Note	Pro Forma Combined	Transaction Accounting Adjustments	Note	Pro Forma Combined	Transaction Accounting Adjustments	Note	Pro Forma Combined	Transaction Accounting Adjustments	Note	Pro Forma Combined
Revenues	—	399,926	—		399,926	—		399,926	—		399,926	—		399,926	—		399,926
Cost of revenues	—	(277,318)	—		(277,318)	—		(277,318)	—		(277,318)	—		(277,318)	—		(277,318)
Gross profit	—	122,608	—		122,608	—		122,608	—		122,608	—		122,608	—		122,608
Other operating income	—	12,874	—		12,874	—		12,874	—		12,874	—		12,874	—		12,874
Payroll expenses	—	(1,244,711)	—		(1,244,711)	—		(1,244,711)	—		(1,244,711)	—		(1,244,711)	—		(1,244,711)
Depreciation and amortization	—	(364,950)	—		(364,950)	—		(364,950)	—		(364,950)	—		(364,950)	—		(364,950)
General and administrative expenses	(575,512)	—	(2,368,204)	(1)	(27,543,716)	(2,368,204)	(1)	(27,543,716)	(2,368,204)	(1)	(27,543,716)	(2,368,204)	(1)	(27,543,716)	(2,368,204)	(1)	(27,543,716)
			(8,200,000)	(2)		(8,200,000)	(2)		(8,200,000)	(2)		(8,200,000)	(2)		(8,200,000)	(2)
			(8,200,000)	(3)		(8,200,000)	(3)		(8,200,000)	(3)		(8,200,000)	(3)		(8,200,000)	(3)
			(8,200,000)	(4)		(8,200,000)	(4)		(8,200,000)	(4)		(8,200,000)	(4)		(8,200,000)	(4)
Franchise tax expense	(353,850)	—	191,583	(5)	(162,267)	191,583		(162,267)	191,583		(162,267)	191,583		(162,267)	191,583		(162,267)
Total operating expenses	(929,362)	(1,609,661)	(26,776,621)		(29,315,644)	(26,776,621)		(29,315,644)	(26,776,621)		(29,315,644)	(26,776,621)		(29,315,644)	(26,776,621)		(29,315,644)
Other operating expenses	—	(1,907,711)	—		(1,907,711)	—		(1,907,711)	—		(1,907,711)	—		(1,907,711)	—		(1,907,711)
Operating loss	(929,362)	(3,381,890)	(26,776,621)		(31,087,873)	(26,776,621)		(31,087,873)	(26,776,621)		(31,087,873)	(26,776,621)		(31,087,873)	(26,776,621)		(31,087,873)
Interest earned on marketable securities held in Trust Account	40,060	—	—		40,060	—		40,060	—		40,060	—		40,060	—		40,060
Interest earned on cash account	2,105	41	—		2,146	—		2,146	—		2,146	—		2,146	—		2,146
Interest expenses	—	(673,736)	—		(673,736)	—		(673,736)	—		(673,736)	—		(673,736)	—		(673,736)
Currency translation (loss) gain	—	(10,917)	(2,599)	(6)	(13,516)	(2,599)	(6)	(13,516)	(2,599)	(6)	(13,516)	(2,599)	(6)	(13,516)	(2,599)	(6)	(13,516)
Other income, net	—	57,192	—		57,192	—		57,192	—		57,192	—		57,192	—		57,192
Loss before income taxes	(887,197)	(4,009,310)	(26,779,220)		(31,675,727)	(26,779,220)		(31,675,727)	(26,779,220)		(31,675,727)	(26,779,220)		(31,675,727)	(26,779,220)		(31,675,727)
Provision for income taxes	6,000	—	—		6,000	—		6,000	—		6,000	—		6,000	—		6,000
Net loss	(881,197)	(4,009,310)	(26,779,220)		(31,669,727)	(26,779,220)		(31,669,727)	(26,779,220)		(31,669,727)	(26,779,220)		(31,669,727)	(26,779,220)		(31,669,727)

Net loss per common share
–basic and diluted					(0.66)			(0.66)			(0.66)			(0.66)			(0.66)

Weighted average common shares outstanding
–basic and diluted					48,127,866			48,120,815			48,113,765			48,106,714			48,099,663

See accompanying notes to the unaudited pro forma condensed combined financial statements

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Note 1 — Basis of Presentation

The Business Combination is expected to be accounted for as a reverse recapitalization in accordance with U.S. GAAP. Under this method of accounting, HUDA will be treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purpose, the Business Combination will be treated as the equivalent of Aiways Europe issuing stock for the net assets of HUDA, accompanied by a recapitalization. The net assets of HUDA will be stated at historical cost, with no goodwill or other intangible assets recorded. There will be no accounting effect or change in the carrying amount of the assets and liabilities as a result of the recapitalization. Operations prior to the Business Combination will be those of Aiways Europe.

The unaudited pro forma condensed combined balance sheet as of June 30, 2026 gives pro forma effect to the Business Combination as if it had been consummated on June 30, 2026. The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2026 and for the year ended December 31, 2025 give pro forma effect to the Business Combination as if it had been consummated on January 1, 2025, the beginning of the earliest period presented in the unaudited pro forma condensed combined statements of operations. These periods are presented on the basis that Aiways Europe is the acquirer for accounting purposes.

The unaudited pro forma condensed combined balance sheet as of June 30, 2026 has been prepared using, and should be read in conjunction with, the following:

•HUDA’s unaudited condensed balance sheet as of June 30, 2026 and the related notes included in HUDA’s current report on Form 10-Q filed with the U.S. Securities and Exchange Commission (the “SEC”) on August 14, 2026 (the “HUDA 2026Q2 10-Q”); and

•Aiways Europe’s audited balance sheet as of December 31, 2025 and the related notes included elsewhere in this Proxy Statement/Prospectus.

The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2026 has been prepared using, and should be read in conjunction with, the following:

•HUDA’s unaudited statement of operations for the six months ended June 30, 2026, and the related notes included in HUDA’s current report on Form 10-Q filed with the SEC on August 14, 2026 (the “HUDA 2026Q2 10-Q”); and

•Aiways Europe’s audited statement of loss and comprehensive loss for the year ended December 31, 2025 and the related notes included elsewhere in this Proxy Statement/Prospectus.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2025 has been prepared using, and should be read in conjunction with, the following:

•HUDA’s audited statement of operations for the year ended December 31, 2025 and the related notes included in HUDA’s current report on Form 10-K filed with the SEC on April 24, 2026 (the “HUDA 2025 10-K”); and

•Aiways Europe’s audited statement of loss and comprehensive loss for the year ended December 31, 2025 and the related notes included elsewhere in this Proxy Statement/Prospectus.

Management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The pro forma adjustments reflecting the consummation of the Business Combination are based on information available as of the date hereof and certain assumptions and methodologies that management believes are reasonable under the circumstances. The unaudited condensed combined pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, the actual adjustments may materially differ from the pro forma adjustments. Management considers this basis of presentation to be reasonable under the circumstances.

The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the post-combination company. They should be read in conjunction with the historical financial statements and notes thereto of HUDA and Aiways Europe included in the HUDA 2025 10-K and elsewhere in this Proxy Statement/Prospectus.

The unaudited pro forma combined financial information included herein has been prepared using the assumptions below with respect to the potential redemption into cash of HUDA Common Shares:

•Assuming No Redemptions (Scenario 1):    This presentation assumes that no Public Stockholders exercise their right to redeem their Public Shares (excluding the Redeemed Public Shares) for their pro rata share of the Trust Account, and thus, the full amount held in the Trust Account as of the Closing is available for the Business Combination;

•Assuming 25% Redemptions (Scenario 2):    This presentation assumes that 25% of Public Stockholders exercise their right to redeem their Public Shares (excluding the Redeemed Public Shares) for their pro rata share of the Trust Account, and thus, the 75% amount held in the Trust Account as of the Closing is available for the Business Combination;

•Assuming 50% Redemptions (Scenario 3):    This presentation assumes that 50% of Public Stockholders exercise their right to redeem their Public Shares (excluding the Redeemed Public Shares) for their pro rata share of the Trust Account, and thus, the 50% amount held in the Trust Account as of the Closing is available for the Business Combination;

•Assuming 75% Redemptions (Scenario 4):    This presentation assumes that 75% of Public Stockholders exercise their right to redeem their Public Shares (excluding the Redeemed Public Shares) for their pro rata share of the Trust Account, and thus, the 25% amount held in the Trust Account as of the Closing is available for the Business Combination; and

•Assuming 100% Redemptions (Scenario 5):    For purposes of this presentation, it is assumed that all remaining issued and outstanding shares of common stock held by Public Stockholders are redeemed in full at an estimated per share redemption price of $11.03, calculated based on the Trust Account balance of approximately $415,000 as of July 17, 2026, after giving effect to estimated taxes and permitted withdrawals.

The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the Business Combination.

The pro forma adjustments reflecting the consummation of the Business Combination are based on certain currently available information and certain assumptions and methodologies that Aiways Europe believes are reasonable under the circumstances. The unaudited condensed pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments, and it is possible the difference may be material. Management believe that their assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination based on information available to management at this time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information does not reflect the deferred income tax effects of the pro forma adjustments as any change in the deferred tax balance would be offset by an increase in the valuation allowance. Upon Closing the Business Combination, it is likely that Pubco’s deferred tax assets, net of valuation allowance, will not change. The pro forma combined provision for income taxes does not necessarily reflect the amounts that would have resulted had Pubco filed consolidated income tax returns during the periods presented.

The pro forma basic and diluted loss per share amounts presented in the unaudited pro forma condensed combined statements of operations are based upon the number of Pubco’s ordinary shares outstanding, assuming the Business Combination occurred on January 1, 2025.

Note 2 — Accounting Policies

Upon consummation of the Business Combination, management will perform a comprehensive review of the two entities’ accounting policies. As a result of the review, management may identify differences between the accounting policies of the two entities which, when conformed, could have a material impact on the financial statements of Pubco. Based on its initial analysis, management did not identify any differences that would have a material impact on the unaudited pro forma condensed combined financial information. As a result, the unaudited pro forma condensed combined financial information does not assume any differences in accounting policies.

Note 3 — Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Business Combination and has been prepared for informational purposes only.

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X. HUDA has elected not to present Management’s Adjustments and will only be presenting Transaction Accounting Adjustments in the following unaudited pro forma condensed combined financial information.

Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The transaction accounting adjustments included in the unaudited pro forma condensed combined balance sheet as of June 30, 2026 are as follows:

(A)Derived from HUDA’s unaudited condensed balance sheet as of June 30, 2026;

(B)Derived from Aiways Europe’s audited balance sheet as of December 31, 2025;

(1)Reflects the reclassification of cash held in the Trust Account that becomes available for redemption payment following the Business Combination;

(2)Reflects the settlement of the $2,723,060 deferred underwriting commissions that becomes due and payable upon the consummation of the Business Combination; Pursuant to the BCA, the Sponsor and the Sponsor Guarantor will be responsible for the deferred underwriting commissions in the amount of $2,723,060 as of June 30, 2026, as pre-closing expenses subject to the terms and limitations of HUDA”s liabilities under the Underwriting Agreement dated October 14, 2022. The extent of HUDA’s liability for the deferred underwriting commissions, however, remains governed by the terms of the Underwriting Agreement dated October 14, 2022, and the Sponsor’s involvement does not modify HUDA’s contractual obligations under such agreement.

(3)Reflects the elimination of the historical accumulated deficit of HUDA, the accounting acquiree, into Aiways Europe’s additional paid-in capital upon the consummation of the Business Combination, and the conversion of 2,082,825 issued and outstanding HUDA Common Shares into 2,082,825 Pubco Ordinary Shares;

(4)Reflects the settlement of the preliminary estimated transaction fees of $2.4 million represents transaction costs expected to be incurred by HUDA and Aiways Europe, for legal, Merger & Acquisition consulting fee, accounting, advisory, and printing fees incurred as part of the Business Combination and charge accumulated deficit as the costs are not attributable to raising equity for the transaction. None of these fees has been incurred as of the pro forma balance sheet date. The estimated transaction costs exclude the deferred underwriting commissions included in (2) above;

(5)Reflects the settlement of HUDA’s working capital loans from the Sponsor of approximately $1.1 million;

(6)Reflects the settlement of HUDA’s accounts payable;

(7)Reflects recapitalization of Aiways Europe through (a) the contribution of all share capital in Aiways Europe to Pubco, (b) the issuance of 38,540,000 Pubco Ordinary Shares in connection with the Business Combination, excluding the above mentioned newly issued shares in exchange for advancing HUDA funds for working capital purpose;

(8)Reflects the conversion of each HUDA Right issued and outstanding immediately prior to the effective time of the Business Combination into one fifth (1/5) of one Pubco Ordinary Share;

(9)Reflects the issuance of 820,000 Pubco Ordinary Shares to the financial advisor Byland Capital Management (“Byland”);

(10)Reflects the issuance of 820,000 Pubco Ordinary Shares to the financial advisor Bitsea Technology Holding Limited (“Bitsea”);

(11)Reflects the issuance of 820,000 Pubco Ordinary Shares to the financial advisor New York Fortune Corp. (“NYFC”);

(12)Reflects the issuance of 136,906 Pubco Ordinary Shares as HUDA’s deferred representative shares to Chardan;

(13)Reflects intercompany transactions that need to be eliminated. The non-interest bearing promissory notes recorded on HUDA’s balance sheet are used to pay for merger and acquisition related transaction expenses and shall be repaid by HUDA to Aiways Europe either: (i) in cash payment that equals to the paid principal outstanding, or (ii) HUDA’s common stock, at a fixed conversion price of $10 per share, at Aiways Europe’s choice. Shares issuable shall be identical to HUDA’s existing common stock;

(14)Reflects the issuance of 600,000 Pubco Ordinary Shares to the PIPE Investor Hong Kong Chunfeng Co., Limited (“HKCF”);

(15)Reflects the issuance of 200,000 Pubco Ordinary Shares to the PIPE Investor Elephant Investments Development Centre Limited (“EIDC”);

(16)Reflects the issuance of 200,000 Pubco Ordinary Shares to the PIPE Investor Suzhou Yayi Technology Development Co., Limited (“SZYY”);

(17)Reflects the issuance of 1,000,000 Pubco Ordinary Shares to the PIPE Investor XABRO (“XABRO”);

(18)Reflects the issuance of 200,000 Pubco Ordinary Shares to the PIPE Investor Parkway System Inc (“PSI”);

(19)Reflects the issuance of 625,000 Pubco Ordinary Shares to the PIPE Investor BDO Finance Limited (“BDO”); and

(20)Reflects the issuance of 625,000 Pubco Ordinary Shares to the PIPE Investor Hainan Development Investment Company Limited (“HDI”).

Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

The transaction accounting adjustments included in the unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2026 are as follows:

(A)Derived from HUDA’s unaudited condensed statements of operations for the six months ended June 30, 2026;

(B)Derived from AE’s audited statement of operations for the year ended December 31, 2025;

(1)Reflects the preliminary estimated transaction fees of $2.4 million represents transaction costs expected to be incurred by HUDA and Aiways Europe, for legal, Merger & Acquisition consulting fee, accounting, advisory, and printing fees incurred as part of the Business Combination;

(2)Reflects the issuance of 820,000 Pubco Ordinary Shares to the financial advisor Byland;

(3)Reflects the issuance of 820,000 Pubco Ordinary Shares to the financial advisor Bitsea;

(4)Reflects the issuance of 820,000 Pubco Ordinary Shares to the financial advisor NYFC; and

(5)Reflects the foreign exchange gain generated from the elimination of intercompany transactions between HUDA and Aiways Europe in relation to the non-interest bearing promissory notes recorded on HUDA’s balance sheet used to pay for merger and acquisition related transaction expenses.

Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

The transaction accounting adjustments included in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2025 are as follows:

(A)Derived from HUDA’s audited statements of operations for the year ended December 31, 2025;

(B)Derived from AE’s audited statement of operations for the year ended December 31, 2025;

(1)Reflects the preliminary estimated transaction fees of $2.4 million represents transaction costs expected to be incurred by HUDA and Aiways Europe, for legal, Merger & Acquisition consulting fee, accounting, advisory, and printing fees incurred as part of the Business Combination;

(2)Reflects the issuance of 820,000 Pubco Ordinary Shares to the financial advisor Byland;

(3)Reflects the issuance of 820,000 Pubco Ordinary Shares to the financial advisor Bitsea;

(4)Reflects the issuance of 820,000 Pubco Ordinary Shares to the financial advisor NYFC;

(5)Reflects the reverse of over-accrued franchise tax expense; and

(6)Reflects the foreign exchange gain generated from the elimination of intercompany transactions between HUDA and Aiways Europe in relation to the non-interest bearing promissory notes recorded on HUDA’s balance sheet used to pay for merger and acquisition related transaction expenses.

The following presents the calculation of basic and diluted weighted average shares outstanding assuming five alternative levels of conversion for the six months ended June 30, 2026.

	Scenario 1	Scenario 2	Scenario 3	Scenario 4	Scenario 5
	Assuming No Redemptions into Cash	Assuming 25% Redemptions into Cash	Assuming 50% Redemptions into Cash	Assuming 75% Redemptions into Cash	Assuming 100% Redemptions into Cash
Weighted average shares calculation, basic and diluted
HUDA Sponsor	2,143,697	2,143,697	2,143,697	2,143,697	2,143,697
HUDA Public Stockholders and Rights Holders
Aiways Europe’s Shareholders	38,540,000	38,540,000	38,540,000	38,540,000	38,540,000
HUDA IPO Underwriter (Chardan)	136,906	136,906	136,906	136,906	136,906
Financial Advisor (Byland)	820,000	820,000	820,000	820,000	820,000
Financial Advisor (Bitsea)	820,000	820,000	820,000	820,000	820,000
Financial Advisor (NYFC)	820,000	820,000	820,000	820,000	820,000
PIPE Investor (HKCF)	600,000	600,000	600,000	600,000	600,000
PIPE Investor (EIDC)	200,000	200,000	200,000	200,000	200,000
PIPE Investor (SZYY)	200,000	200,000	200,000	200,000	200,000
PIPE Investor (XABRO)	1,000,000	1,000,000	1,000,000	1,000,000	1,000,000
PIPE Investor (PSI)	200,000	200,000	200,000	200,000	200,000
PIPE Investor (BDO)	625,000	625,000	625,000	625,000	625,000
PIPE Investor (HDI)	625,000	625,000	625,000	625,000	625,000
Weighted average shares outstanding for EPS calculation	48,127,866	48,120,815	48,113,765	48,106,714	48,099,663

	Scenario 1	Scenario 2	Scenario 3	Scenario 4	Scenario 5
	Assuming No Redemptions into Cash	Assuming 25% Redemptions into Cash	Assuming 50% Redemptions into Cash	Assuming 75% Redemptions into Cash	Assuming 100% Redemptions into Cash
Percentage of shares owned by HUDA Sponsor	4.4%	4.4%	4.4%	4.4%	4.4%
Percentage of shares owned by HUDA Public Stockholders and Rights Holders	2.9%	2.9%	2.9%	2.9%	2.9%
Percentage of shares owned by Aiways Europe	80.2%	80.2%	80.2%	80.2%	80.2%
Percentage of shares owned by HUDA IPO Underwriter (Chardan)	0.3%	0.3%	0.3%	0.3%	0.3%
Percentage of shares owned by Financial Advisor (Byland)	1.7%	1.7%	1.7%	1.7%	1.7%
Percentage of shares owned by Financial Advisor (Bitsea)	1.7%	1.7%	1.7%	1.7%	1.7%
Percentage of shares owned by Financial Advisor (NYFC)	1.7%	1.7%	1.7%	1.7%	1.7%
Percentage of shares owned by PIPE Investor (HKCF)	1.2%	1.2%	1.2%	1.2%	1.2%
Percentage of shares owned by PIPE Investor (EIDC)	0.4%	0.4%	0.4%	0.4%	0.4%
Percentage of shares owned by PIPE Investor (SZYY)	0.4%	0.4%	0.4%	0.4%	0.4%
Percentage of shares owned by PIPE Investor (XABRO)	2.1%	2.1%	2.1%	2.1%	2.1%
Percentage of shares owned by PIPE Investor (PSI)	0.4%	0.4%	0.4%	0.4%	0.4%
Percentage of shares owned by PIPE Investor (BDO)	1.3%	1.3%	1.3%	1.3%	1.3%
Percentage of shares owned by PIPE Investor (HDI)	1.3%	1.3%	1.3%	1.3%	1.3%

See accompanying notes to the unaudited pro forma condensed combined financial statements

INFORMATION RELATED TO PUBCO

Pubco was incorporated under the laws of the British Virgin Islands on October 16, 2024. Pubco owns no material assets other than 100% of the shares in the Merger Sub and does not operate any business.

On October 16, 2024, Pubco issued one ordinary share with a par value of $1.00 to Yanmin Zhang for a total consideration of $1.00. This share represents all of the share of Pubco that is currently issued and outstanding and will be surrendered for nil consideration immediately following adoption of Pubco A&R M&A and the issuance of new securities as contemplated hereby. For descriptions of Pubco securities, please see the section of this proxy statement/prospectus entitled “Description of Pubco Securities.”

Prior to the consummation of the Business Combination, the sole director of Pubco is Yanmin Zhang, and the sole shareholder of Pubco is Yanmin Zhang.

PIPE Investment

On November 26, 2025, December 15, 2025 and December 16, 2025, Pubco, Aiways Europe and HUDA entered into subscription agreements with three accredited investors pursuant to which such investors agreed to subscribe for an aggregate of 1,000,000 Pubco Ordinary Shares at a purchase price of $5.00 per share, for an aggregate purchase price of $5.0 million, to be issued at the Closing. On June 12, 2026, Pubco, Aiways Europe and HUDA entered into an additional subscription agreement with an accredited investor pursuant to which such investor agreed to subscribe for an additional 200,000 Pubco Ordinary Shares at a purchase price of $5.00 per share, for an aggregate purchase price of $1.0 million, to be issued at the Closing. Subsequently, on June 6, 2026 and July 9, 2026, Pubco, Aiways Europe and HUDA entered into three additional subscription agreements with three accredited investors pursuant to which such investors agreed to subscribe for an aggregate of 2,250,000 Pubco Ordinary Shares at a purchase price of $8.00 per share, for an aggregate purchase price of $18.0 million. Collectively, the foregoing subscription agreements provide for aggregate gross proceeds of $24.0 million and the issuance of an aggregate of 3,450,000 Pubco Ordinary Shares upon the Closing.

The securities issued pursuant to the PIPE Subscription Agreements will have a dilutive effect on the non-redeeming Public Shareholders. Please see “Summary — Pro Forma Capitalization” for more information on the dilutive effects of the PIPE Investment.

Pursuant to the PIPE Subscription Agreements, Pubco has also agreed to file with the SEC (at Pubco’s sole cost and expense), within thirty (30) calendar days after the consummation of the PIPE Investment (such deadline subject to extension in the event of customary circumstances), a registration statement registering the resale of the PIPE Shares, and to use its commercially reasonable efforts to have the registration statement declared effective as soon as practicable after the filing thereof. The PIPE Investment is expected to close substantially concurrently with the closing of the Business Combination, subject to the satisfaction of certain closing conditions, including, but not limited to: (i) that no suspension of the qualification of the PIPE Shares for offering or sale or trading in any jurisdiction, or initiation or threatening of any proceedings for any of such purposes, shall have occurred and be continuing; (ii) all material conditions precedent to the Closing set forth in the Business Combination Agreement shall have been satisfied (as determined in good faith by the parties to the Business Combination Agreement) or waived by the parties thereto in accordance with the requirements of the Business Combination Agreement (other than those conditions which, by their nature, are to be satisfied at the Closing); (iii) the accuracy of the representations and warranties made by the parties, subject to customary bring-down standards, and the material performance by the parties of their covenants, and other customary closing conditions. The PIPE Shares that PIPE Investors will receive shall be subject to the six-month lock-up following the Closing, subject to certain customary exceptions.

OTHER INFORMATION RELATED TO HUDA

References in this section to “we,” “our,” “us” “the Company” or “HUDA” generally refer to Hudson Acquisition I Corp.

Introduction

Hudson Acquisition I Corp. (“HUDA” or the “Company”) was incorporated in the State of Delaware on January 13, 2021. The Company’s business purpose is to effect a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (our “Initial Business Combination”). The Company has selected December 31 as its fiscal year end.

As of June 30, 2026, the Company had not commenced core operations. All activity for the period from January 13, 2021 (inception) through June 30, 2026 relates to the Company’s formation and raising funds through the initial public offering (“Initial Public Offering”), which is described below, and efforts in identifying a target to consummate an Initial Business Combination. The Company will not generate any operating revenues until after the completion of an Initial Business Combination, at the earliest. The Company generates non-operating income in the form of interest income from the proceeds derived from the Initial Public Offering.

Initial Public Offering and Listing

The registration statement pursuant to which the Company registered its securities offered in the Initial Public Offering was declared effective on October 14, 2022. On October 18, 2022, the Company consummated its Initial Public Offering and sold 6,000,000 units (the “Units”) at a price to the public of $10.00 per Unit, resulting in total gross proceeds of $60,000,000 (before underwriting discounts and commissions and offering expenses). Each Unit consists of one share of common stock of the Company, par value $0.0001 per share (“Common Stock”) and one right to receive one-fifth (1/5) of a share of the Common Stock upon the consummation of an Initial Business Combination (“Right”).

Simultaneously with the closing of the Initial Public Offering, the Company’s sponsor, Hudson SPAC Holding LLC (the “Sponsor”) should have purchased a total of 340,000 units (the “Initial Private Placement Units”) at a price of $10.00 per the Initial Private Placement Unit (the “Private Placement”).

On October 21, 2022, the Company closed the sale of 845,300 units (the “OA Units”) at $10.00 per unit as a result of the underwriters’ partial exercise of their over-allotment option (the “Overallotment Offering”) in connection with the previously announced Initial Public Offering pursuant to the underwriting agreement by and between the Company and Chardan dated October 14, 2022. Each OA Unit consists of one share of Common Stock of the Company, par value $0.0001 per share and one right to receive one-fifth (1/5) of one share of the Common Stock upon the consummation of an Initial Business Combination (the “Right”). Such OA Units were registered pursuant to the Company’s registration statement. As a result of the Overallotment Offering, the Company received gross proceeds of $8,453,000 (before deducting certain underwriting discount and fees), part of which was placed in the Trust Account. On October 21, 2022, simultaneously with the consummation of the Overallotment Offering, the Company completed the private placement of additional 31,500 units (the “Overallotment Private Placement Units”) pursuant to the Unit Private Placement Agreement dated October 14, 2022 by and between the Company and the Sponsor, in connection with the underwriters’ partial exercise of the over-allotment option, at a purchase price of $10.00 per Overallotment Private Placement Unit, generating gross proceeds of $315,000, a portion of which was placed in the Trust Account.

In connection with HUDA’s initial public offering, HUDA entered into an engagement agreement with Chardan on March 14, 2021, granting Chardan an option (the “Unit Purchase Option” or “UPO”) to purchase up to 2% of the total number of units sold in the public offering (or such lesser number permitted by FINRA), including any units sold under the over-allotment option. The UPO was issued for an aggregate purchase price of $100 with an option to purchase 57,044 HUDA Units after partial over-allotment. The option is exercisable, in whole or in part, at $11.50 per unit at any time from the closing of HUDA’s initial business combination until the fifth anniversary of the date of the offering. As of the date of this proxy statement/prospectus, no option has been exercised.

The initial underwriting compensation terms required a 5.5% underwriting discount of the gross proceeds, out of which 3.5% was deferred until consummation of the business combination. However, according to an amendment to the engagement agreement signed on December 10, 2021, the underwriting compensation was revised to 6.0% of the gross proceeds, consisting of 2.0% in cash, 0.5% paid in shares at $2.00 per share and 3.5% deferred until the completion of a business combination. Due to partial exercise of the over-allotment, HUDA agreed to issue 136,906 representative shares to Chardan upon the completion of HUDA’s initial business combination.

Following the closing of the Initial Public Offering and Overallotment, an amount of $69,479,795 was placed in a Trust Account in the United States maintained by Continental Stock Transfer& Trust Company, as trustee. The funds held in the Trust Account were invested only in United States government Treasury bills, bonds or notes having a maturity of 185 days or less, or in money market funds meeting the applicable conditions under Rule 2a-7 promulgated under the Investment Company Act and that invest solely in U.S. treasuries, so that the Company is not deemed to be an investment company under the Investment Company Act. Except with respect to interest earned on the funds held in the Trust Account that may be released to the Company to pay for income or other tax obligations, the remaining proceeds will not be released from the Trust Account until the earlier of the completion of an Initial Business Combination or the Company’s liquidation. The proceeds held in the Trust Account may be used as consideration to pay the sellers of a target business with which the Company will complete the Initial Business Combination to the extent not used to pay redeeming stockholders. Any amounts not paid as consideration to the sellers of the target business may be used to finance operations of the target business.

No compensation of any kind (including finder’s, consulting or other similar fees) will be paid to any of the Company’s existing officers, directors, stockholders, or any of their affiliates, prior to, or for any services they render in order to effectuate, the consummation of the Initial Business Combination (regardless of the type of transaction that it is). However, such individuals will receive reimbursement for any out-of-pocket expenses incurred by them in connection with activities on the Company’s behalf, such as identifying potential target businesses, performing business due diligence on suitable target businesses and business combinations as well as traveling to and from the offices, plants or similar locations of prospective target businesses to examine their operations. Since the role of present management after our Initial Business Combination is uncertain, the Company has no ability to determine what remuneration, if any, will be paid to those persons after the Initial Business Combination.

The Company intends to use the excess working capital available for miscellaneous expenses such as paying fees to consultants to assist with the search for a target business and for director and officer liability insurance premiums, with the balance being held in reserve in the event due diligence, legal, accounting and other expenses of structuring and negotiating business combinations exceed estimates, as well as for reimbursement of any out-of-pocket expenses incurred by insiders, officers and directors in connection with activities on the Company’s behalf as described below.

The allocation of the net proceeds available to the Company outside of the Trust Account, along with the interest earned on the funds held in the Trust Account available to pay for income and other tax liabilities, represents the best estimate of the intended uses of these funds. In the event that the assumptions prove to be inaccurate, the Company may reallocate some of such proceeds within the above-described categories. If the estimate of the costs of undertaking due diligence and negotiating the Initial Business Combination is less than the actual amount necessary to do so, or the amount of interest available to the Company from the Trust Account is insufficient as a result of the volatile interest rate environment, the Company may be required to raise additional capital, the amount, availability and cost of which is currently unascertainable. In this event, the Company could seek such additional capital through loans or additional investments from the Sponsor or third parties. The Sponsor has agreed to loan the Company up to an aggregate of $1,000,000 to be used for working capital purposes pursuant to a Promissory Note. As of June 30, 2026, the Company had $1,234,779 in borrowings under the Promissory Note. If the Company is unable to obtain the necessary funds, the Company may be forced to cease searching for a target business and liquidate without completing the Initial Business Combination.

The Company will likely use substantially all of the net proceeds of the Initial Public Offering, including the funds held in the Trust Account, in connection with the Initial Business Combination and to pay expenses relating thereto, including the deferred underwriting discounts payable to the underwriters. To the extent that the Company’s capital stock is used in whole or in part as consideration to effect the Initial Business Combination, the proceeds held in the Trust Account which are not used to consummate an Initial Business Combination will be disbursed to the combined company and will, along with any other net proceeds not expended, be used as working capital to finance the operations of the target business. Such working capital funds could be used in a variety of ways including continuing or expanding the target business’ operations, for strategic acquisitions.

On November 22, 2024, the Company executed the Business Combination Agreement with Aiways Europe. Consistent with our strategy, we have identified and used general criteria and guidelines that we believe are important in evaluating the targets businesses, and we conducted a thorough due diligence review that encompassed, among other things, meetings with incumbent management and employees, document reviews and inspection of facilities, as applicable, as well as a review of financial and other information in related to the Aiways Automobile Combination.

To the extent that the Company is unable to consummate an Initial Business Combination, the Company will pay the costs of liquidation from the remaining assets outside of the Trust Account. If such funds are insufficient, the Sponsor has agreed to pay the funds necessary to complete such liquidation and has agreed not to seek repayment of such expenses.

If no business combination is completed prior to the mandatory liquidation date, the proceeds then on deposit in the Trust Account including interest earned on the funds held in the Trust Account and not previously released to the Company to pay taxes (less $100,000 of interest to pay dissolution expenses), will be used to fund the redemption of the public shares. The Sponsor, directors, director nominees and officers will enter into a letter agreement with the Company, pursuant to which they have agreed to waive their rights to liquidating distributions from the Trust Account with respect to any HUDA Founder Shares held by them if the Company fails to complete the Initial Business Combination within such time period.

In connection with the shares purchased by the founders, the founders waive any and all right, title, interest or claim of any kind in or to any distributions by the Company from the Trust Account which will be established for the benefit of the Company’s public stockholders and into which substantially all of the proceeds of the Initial Public Offering will be deposited (the “Trust Account”), in the event of a liquidation of the Company upon the Company’s failure to timely complete an Initial Business Combination.

Extension Amendment and Overpayment of Redemption Proceeds

On July 17, 2023, the Company held the Special Meeting. On June 28, 2023, the record date for the Special Meeting, there were 8,928,125 shares of common stock outstanding, in which 8,556,625 were entitled to vote at the Special Meeting, approximately 84% of which were represented in person or by proxy at the Special Meeting. The stockholders approved the proposal to amend the Company’s Certificate of Incorporation to give the Company the option to extend the date by which the Company must effect a Business Combination beyond July 18, 2023 up to nine (9) times for an additional (1) month each time to April 18, 2024 upon the deposit into the Trust Account of $80,000 for each calendar month. This amendment increased the time the Company has to consummate an Initial Business Combination from the original maximum amount of 15 months to 18 months from the Initial Public Offering date. In connection with the votes to approve the proposals above, the holders of 4,427,969 shares of common stock of the Company properly exercised their right to redeem their shares for approximately $10.43 per share. Following such redemptions, $46,169,982 was withdrawn from the trust account on July 25, 2023 and 2,417,331 Public Shares remained outstanding as of December 31, 2023.

On July 17, 2023, the Company filed a certificate of amendment (the “Certificate of Amendment”) to the Company’s Second Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) with the Secretary of State of the State of Delaware. The Certificate of Amendment amends the Certificate of Incorporation to (i) give the Company the option to extend the date by which the Company must effect a Business Combination beyond July 18, 2023 up to nine (9) times for an additional (1) month each time to April 18, 2024 upon the deposit into the Trust Account of $80,000 for each calendar month and (ii) eliminate the limitation that the Company may not redeem public shares to the extent that such redemption would result in the Company having net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Securities Exchange Act of 1934 of less than $5,000,001).

On April 17, 2024, the Company filed a Certificate of Amendment to the Company’s Certificate of Incorporation with the Secretary of State of the State of Delaware. The Certificate of Amendment amends the Certificate of Incorporation to (i) give the Company the option to extend the date by which the Company must effect a Business Combination beyond April 18, 2024, up to nine (9) times for an additional (1) month each time to January 18, 2025, upon the deposit into the Trust Account of $25,000 for each calendar month and (ii) to remove the geographic limitations for a Business Combination., which requires the deletion of Section J of the Sixth Article in the Charter: “J. At no time, the Corporation shall undertake a Business Combination with any entity being based in or having the majority of its operations in China (including Hong Kong and Macau).” In connection with the vote to approve the Extension Amendment, the holders of 2,315,868 shares of Public Shares properly exercised their right to redeem their shares (and did not withdraw their redemption) for cash at a redemption price of approximately $11.10 per share, for an aggregate redemption amount of $25,712,132. Following such redemptions, 101,463 Public Shares remained outstanding.

On July 5, 2024, the Company held the Special Meeting. On June 4, 2024, the record date for the Special Meeting, there were 1,816,463 shares of common stock outstanding, and 2,184,288 shares of common stock and units entitled to be voted at the Special Meeting, approximately 98% of which were represented in person or by proxy at the Special Meeting. The stockholders approved the proposal to amend the Company’s Second Amended and Restated Certificate of Incorporation pursuant to an amendment to the Charter in the form set forth in Annex A to the Proxy Statement to extend the date by which the Company must effect a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses from January 18, 2025, up to nine (9) times for an additional one (1) month each time to October 18, 2025, and will no longer require monthly deposits into the Trust Account as of July 5, 2024. The stockholders also approved an amendment to the Charter to amend the Company’s Second Amended and Restated Certificate of Incorporation pursuant to the Charter in the form set forth in forth in Annex B to the Proxy Statement to amend Article Sixth of the Charter by adding a definition of IPO Rights, and Sixth (A)(ii) by adding “and IPO Rights” and (“and rights”) to read: “or (ii) provide its holders of IPO Shares and IPO Rights with the opportunity to sell their shares and rights to the Corporation by means of a tender offer (“Tender Offer”)”.

On July 10, 2024, the Company filed a Certificate of Amendment to the Company’s Second Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware. The Certificate of Amendment amends the Certificate of Incorporation to (i) give the Company the option to extend the date by which the Company must effect a Business Combination beyond January 18, 2025, up to nine (9) times for an additional (1) month each time to October 18, 2025, and will no longer require monthly deposits into the Trust Account as of July 5, 2024.

In connection with the vote to approve the Extension Amendment, the holders of 3,200 shares of Public Shares properly exercised their right to redeem their shares for cash at a redemption price of approximately $11.08 per share, for an aggregate redemption amount of $35,457. Following such redemptions, 98,263 Public Shares remained outstanding as of December 31, 2024.

On October 15, 2025, HUDA held a special meeting of its stockholders, where the stockholders approved the proposal to amend HUDA’s Third Amended and Restated Certificate of Incorporation pursuant to an amendment to its Charter to extend the date by which HUDA must effect a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses from October 18, 2025, up to nine (9) times for an additional one (1) month each time to July 18, 2026, and does not require monthly deposits into the Trust Account.

In connection with the vote to approve the Extension Amendment, the holders of 61,492 shares of Public Shares properly exercised their right to redeem their shares for cash at a redemption price of approximately $10.89 per share, for an aggregate redemption amount of $681,347. Following such redemptions, 36,771 Public Shares remained outstanding as of October 15, 2025.

On July 17, 2026, HUDA held a special meeting of its stockholders, where the stockholders approved the proposal to amend HUDA’s Amended and Restated Certificate of Incorporation pursuant to an amendment to its Charter to extend the date by which HUDA must effect a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses from July 18, 2026, up to nine (9) times for an additional one (1) month each time to April 18, 2027, and does not require monthly deposits into the Trust Account.

In connection with the vote to approve the Extension Amendment, the holders of 8,568 shares of Public Shares properly exercised their right to redeem their shares for cash at a redemption price of approximately $11.01 per share, for an aggregate redemption amount of $95,095. Following such redemptions, 28,203 Public Shares remained outstanding as of July 17, 2026.

The redemptions have reduced the amount of cash available to the Company for the business combination and are expected to increase the relative ownership of the sponsor and non-redeeming shareholders.

Risks and Uncertainties

Management continues to evaluate the impact of the COVID-19 pandemic, Russia-Ukraine war, and the Middle East geopolitical tension on the economy and the capital markets and has concluded that, while it is reasonably possible that such events could have negative effects on the Company’s financial position and outlook for an Initial Business Combination, the specific impacts are not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

The current challenging economic climate may lead to adverse changes in cash flows, working capital levels and/or debt balances, which may also have a direct impact on the Company’s future operating results and financial position after any such Initial Business Combination in the future. The ultimate duration and magnitude of the impact and the efficacy of government interventions on the economy and the financial effect on the Company is not known at this time. The extent of such impact will depend on future developments, which are highly uncertain and not in the Company’s control.

Liquidity and Capital Resources

As of June 30, 2026, the Company had a working capital deficit of $5,007,197, the Company also has an accumulated deficit of $7,893,455. The Company may raise additional capital through loans or additional investments from the Sponsor or its stockholders, officers, directors, or third parties. The Company’s officers and directors and the Sponsor may but are not obligated to (except as described above), loan the Company funds, from time to time, in whatever amount they deem reasonable in their sole discretion, to meet the Company’s working capital needs. Based on the foregoing, the Company believes it will have sufficient working capital and borrowing capacity from the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors to meet its needs through the earlier of the consummation of a Business Combination or at least one year from the date that the financial statements were issued.

In connection with the Company’s assessment of going concern considerations in accordance with Financial Accounting Standard Board Accounting Standards Update (“ASU”) 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” the Company has until April 18, 2027, assuming the monthly extension requirements are satisfied, to consummate a Business Combination (the “Combination Period”). Following the first extension, the Company was able to extend the date by which an Initial Business Combination must be consummated beyond July 18, 2023 up to nine times for an additional one month each time to April 18, 2024 upon the deposit into the Trust Account of $80,000 in each calendar month. Following the second extension, the Company was able to extend the date by which an Initial Business Combination must be consummated beyond April 18, 2024 up to an additional nine times for an additional one month each time to January 18, 2025 upon the deposit into the Trust Account of $25,000 each calendar month. Following the third extension, the Company is able to extend the date by which an Initial Business Combination must be consummated beyond January 18, 2025, up to an additional nine times for an additional one month each time to October 18, 2025, with extension payments in connection with the first and second extension ending on July 5, 2024. Following the fourth extension, the Company is able to extend the date by which an Initial Business Combination must be consummated beyond October 18, 2025, up to an additional nine times for an additional one month each time to July 18, 2026, with no further extension payments. Following the fifth extension, the Company is able to extend the date by which an Initial Business Combination must be consummated beyond July 18, 2026, up to an additional nine times for an additional one month each time to April 18, 2027, with no further extension payments. It is uncertain that the Company will be able to consummate a Business Combination by this time. If a Business Combination is not consummated by April 18, 2027, there will be a mandatory liquidation and subsequent dissolution of the Company. Management has determined that the liquidity condition and mandatory liquidation, should a Business Combination not occur, and potential subsequent dissolution raises substantial doubt about the Company’s ability to continue as a going concern. Management intends to complete a Business Combination prior to the end of the Combination Period. No adjustments have been made to the carrying amounts of assets or liabilities should the Company be required to liquidate after the end of the Combination Period.

Business combination and related agreement

On November 22, 2024, the Company executed the Business Combination Agreement with Aiways Automobile Europe GmbH, a German limited liability company engaged in the business of developing electric powered vehicles and vehicle (“Aiways”). Consistent with our strategy, we have identified and used general criteria and guidelines that we believe are important in evaluating the targets businesses, and we conducted a thorough due diligence review that encompassed, among other things, meetings with incumbent management and employees, document reviews and inspection of facilities, as applicable, as well as a review of financial and other information in related to the Aiways Automobile Combination.

Nasdaq Compliance

On July 23, 2024, the Company received a notice from The NASDAQ Stock Market (“Nasdaq”) that its securities will be delisted from The Nasdaq Global Market. On December 15, 2023, the staff of Nasdaq (the “Staff”) notified the Company that the market value of its listed securities had been below the minimum $50,000,000 required for continued listing as set forth in Listing Rule 5450(b)(2)(A) (the “Rule”) for the previous 30 consecutive trading days. Therefore, in accordance with Listing Rule 5810(c)(3)(C), the Company was provided 180 calendar days, or until June 12, 2024, to regain compliance with the Rule. However, the Company did not regain compliance with the Rule.

In addition, based on the Staff’s review of the Company’s Definitive Proxy Statement filed June 24, 2024, the Staff determined that the Company does not comply Listing Rule 5450(b)(2)(A), requiring a minimum 1,100,000 Publicly Held Shares, and Listing Rule 5450(b)(2)(C), requiring a minimum of $15 million Market Value of Publicly Held Shares requirement.

Based on the Company’s equity information as of July 22, 2024, the Company does not comply with the requirement for continued listing on the Nasdaq Capital Market under Listing Rule 5550. Additionally, the Staff has concerns that the Company may also no longer comply with the minimum 400 Total Holders requirement of Listing Rule 5450(a)(2) due to the substantial number of shareholder redemptions and low number of shares remaining outstanding. Finally, the Company failed to timely file its Form 10-K for the year ended December 31, 2023, and its Form 10-Q for the period ended March 31, 2024, as required by Listing Rule 5250(c)(1). Accordingly, these matters each serve as additional and separate basis for delisting.

Under Listing Rule 5810, a company that fails to comply with the continued listing requirements is normally afforded a compliance period or the ability to submit a plan of compliance in order to be granted time to regain compliance. However, given that the Company fails to comply with multiple continued listing requirements by such significant margins, and that each of these requirements is related to the security’s liquidity necessary to maintain a fair and orderly market, the Staff has determined to apply more stringent criteria pursuant to its discretionary authority set forth in Listing Rule 5101. Accordingly, the Staff has concluded that continued listing is inappropriate and to delist the Company’s securities in order to maintain the quality of and public confidence in the Nasdaq market, to prevent fraudulent and manipulative acts and practices, to promote just and equitable principles of trade, and to protect investors and the public interest.

Accordingly, the Staff has determined that the Company’s securities will be delisted from The Nasdaq Global Market. In that regard, unless the Company requests an appeal of this determination by July 30, 2024, trading of the Company’s ordinary shares, warrants, and units will be suspended at the opening of business on August 1, 2024, and a Form 25-NSE will be filed with the Securities and Exchange Commission (the “SEC”), which will remove the Company’s securities from listing and registration on The Nasdaq Stock Market. The Company may appeal the Staff’s determination to a Hearings Panel, pursuant to the procedures set forth in the Nasdaq Listing Rule 5800 Series.

In response to the Nasdaq delisting notice, the Company has taken the following actions:

•On July 23, 2024, the Company applied to transfer from Nasdaq Global Market to Nasdaq Capital Market.

•On July 24, 2024, the Company requested a hearing and paid the $20,000 fee for the hearing.

•On July 24, 2024, the Company received hearing instructions from Nasdaq, and has secured the hearing date for August 22, 2024.

The Company submitted its written submission to Nasdaq on August 2, 2024.

The Company has also confirmed with Nasdaq that, in the event that the Company is delisted, the delisting will not preclude the combined entity (the de-SPAC entity) from receiving initial listing approval for listing on the Nasdaq Stock Market. In fact, the combined entity will be held to the same quantitative initial listing standards irrespective of the listing status of the SPAC as a business combination resulting in a change of control and/or a de-SPAC business combination necessitates initial listing approval.

The Company filed its Form 10-K for the year ended December 31, 2023 on July 23, 2024. The Company filed its Form 10-Q for the three months ended March 31, 2024 on August 2, 2024.

On August 12, 2024, the Company received a notification from Nasdaq that it has cured its filing discrepancies under Listing Rule 5250(c)(1).

The Company has come up with a series of action plans to regain compliance, and presented its case to Nasdaq Panel on its hearing on August 22, 2024.

In connection with the foregoing, and the information presented to the Nasdaq Panel, Nasdaq issued a letter to the Company on September 27, 2024, which stated, in pertinent part, that based on the information presented to the panel, the Company’s request for an exception to complete its plan of compliance has been granted. Thus, the Panel has granted the Company’s request for continued listing on the Exchange, subject to the following:

1.On or before October 4, 2024, the Company shall provide a detailed update to the Panel on the status of its merger with Aiways and the status of all completed transfers of HUDA Founder Shares and Private Placement Shares. Additionally, the Company shall provide the Panel and Nasdaq Listing Qualifications Staff with copies of all agreements related to the share transfers. The Panel requests Nasdaq Staff to review the agreements related to the shares transfer and to indicate to the Panel whether any additional deficiencies arise from the transactions. The Company must promptly respond to any requests from Nasdaq Staff for additional information. To date, the Company has completed this first request from Nasdaq.

2.On or before November 22, 2024, the Company must complete the transfer of the remainder of the HUDA Founder Shares and Private Placement Shares and shall provide the Panel with a list of all transferees, a description of how the Company identified the transferee, and a detailed description of any differences in the agreements between each of these transfers and with the agreements for the initial transfers. The Company is in the process of completing this request, and expects to complete this request on or before November 22, 2024.

3.On or before January 20, 2025, the Company must complete the proposed Business Combination and demonstrate, by means of a listing approval from Nasdaq Staff, compliance with IM-5101-2 and all applicable initial listing requirements for listing the combined company on the Capital Market. The Company expects to complete the proposed Business Combination on or before January 20, 2025.

The Company is advised that January 20, 2025, represents the full extent of the Panel’s discretion to grant continued listing while the Company is non-compliant with Listing Rule IM-5101-2.

On January 22, 2025, the Nasdaq Hearings Panel (“Panel”) determined to delist the securities of HUDA from the Nasdaq Stock Market. Under the terms of the Panel’s September 27, 2024 decision, HUDA was required to regain compliance with the minimum total holders requirement of Listing Rule 5450(a)(2); the requirement to maintain a minimum 1,100,000 Publicly Held Shares of Listing Rule 5450(b)(2)(A); the minimum market value of listed securities requirement in Listing Rule 5450(b)(2)(A); and the minimum market value of publicly held shares requirement in Listing Rule 5450(b)(2)(C), by the time of completing a business combination. As HUDA failed to meet the listing requirements within the specified timeframe, accordingly, the Panel determined to delist the HUDA’s securities from Nasdaq and suspended trading in those securities effective at the open of business on January 24, 2025. Nasdaq will complete the delisting by filing a Form 25 Notification of Delisting with the SEC, after applicable appeal periods have lapsed. Nasdaq allowed HUDA to request that the Nasdaq Listing and Hearing Review Council (“NLHRC”) review this decision; management of HUDA decided not to appeal the decision. On July 2, 2025, the Nasdaq Stock Market announced that it will delist the common stock, unit, and rights of Hudson Acquisition I Corp. Nasdaq will file a Form 25 with the Securities and Exchange Commission to complete the delisting. The delisting will become effective ten days after the Form 25 is filed. The Form 25 was filed with the SEC on July 11, 2025.

Contingent Issuances or Other Equity Obligations

Representative’s Shares

HUDA has agreed to issue to Chardan (HUDA’s IPO underwriter) or its designee an aggregate of 120,000 shares of common stock (138,000 shares if the over-allotment option is exercised in full), which HUDA refer to herein as the “Representative Shares”, as deferred underwriting discounts in connection with this offering, which will be issued upon the completion of the initial business combination. If the business combination is not consummated, such Representative Shares will be forfeited by Chardan. The representative will not to transfer, assign or sell any of its Representative Shares until the earlier of (1) six months after the completion of our initial business combination; or (2) after the date of the consummation of our initial business combination, and subsequently, HUDA consummate a liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares for cash, securities or other property. Any permitted transferees will be subject to the same restrictions and other agreements of the representative with respect to any representative shares. The Representative Shares will be subject to the same concessions as those applied to the insider shares in accordance with the terms of a business combination.

The Representative Shares have been deemed compensation by FINRA and are therefore subject to a lock-up for a period of 180 days beginning on the date of commencement of sales of the offering pursuant to Rule 5110(e)(1) of FINRA’s Rules. Pursuant to FINRA Rule 5110(e)(1), these securities may not be sold, transferred, assigned, pledged or hypothecated nor may they be the subject of any hedging, short sale, derivative, put or call transaction that would result in the economic disposition of the securities by any person for a period of 180 days beginning on the date of commencement of sales of the offering except to any underwriter and selected dealer participating in the offering and their bona fide officers or partners, associated persons or affiliates.

Unit Purchase Option

HUDA has agreed to sell to Chardan (and/or its designees), for $100, an option (the “UPO”) to purchase up to a total of 50,000 units exercisable (or up to 57,500 if the over-allotment is exercised in full), in whole or in part, at $11.50 per unit, commencing on the consummation of our initial business combination. The UPO may be exercised for cash or on a cashless basis, at the holder’s option, and expires five years from the commencement of sales in this offering. The UPO and the 50,000 units, consisting of 50,000 shares of common stock and the rights to receive 6,250 shares of common stock, have been deemed compensation by FINRA and are therefore subject to a lock-up for a period of 180 days beginning on the date of commencement of sales in this offering pursuant to Rule 5110(e)(1), during which time the option may not be sold, transferred, assigned, pledged or hypothecated, or be subject of any hedging, short sale, derivative or put or call transaction that would result in the economic disposition of the securities. The option grants to holders demand and “piggy-back” rights of the securities directly and indirectly issuable upon exercise of the option. Notwithstanding the foregoing, Chardan and its related persons may not (i) have more than one demand registration right at our expense, (ii) exercise their demand registration rights more than five (5) years from the commencement of sales of this offering, and (iii) exercise their “piggy-back” registration rights more than seven (7) years from the commencement of sales of this offering. HUDA will bear all fees and expenses attendant to registering the securities, other than underwriting commissions which will be paid for by the holders themselves. The exercise price and number of units issuable upon exercise of the option may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the option will not be adjusted for issuances of shares of common stock at a price below its exercise price. HUDA will have no obligation to net cash settle the exercise of the UPO. The holder of the UPO will not be entitled to exercise the UPO or the rights underlying the UPO unless a registration statement covering the securities underlying the UPO is effective or an exemption from registration is available. If the holder is unable to exercise the UPO or underlying rights, the UPO or rights, as applicable, will expire and become worthless.

Effecting A Merger

•        Fair Market Value of Target Business

Subject to and upon the terms and conditions of this Agreement, in full payment for the Purchased Shares, Pubco shall issue and deliver to the Sellers an aggregate number of Pubco Ordinary Shares (the “Exchange Shares”) with an aggregate value (the “Exchange Consideration”) equal to the sum of (i) Four Hundred and Ten Million U.S. Dollars ($410,000,000), plus (ii) the amount of any Transaction Financing that is made into the Company or its Subsidiaries prior to the Closing, for all of the Company Shares as of immediately prior to the Effective Time, with each Pubco Ordinary Share valued at Ten U.S. Dollars ($10.00) per Pubco Ordinary Share, and with each Seller receiving its pro rata share of the applicable Exchange Shares based on the number of Purchased Shares owned by such Seller, divided by the total number of Company Shares as of immediately prior to the Effective Time (such percentage being each such Seller’s “Pro Rata Share”).

Sponsor’s Business

Hudson SPAC Holding LLC (the “Sponsor”), a Delaware limited liability company, was formed in December 2020 with a sole purpose of being the sponsor of HUDA. The Sponsor has not invested, transacted, or otherwise participated in any business activities other than those obligated as the Sponsor of HUDA. PX Capital Partners LP, of which Mr. Pengfei Xie is the General Partner, is the sole member of the Sponsor and none of the HUDA officers and directors (or trusts for the benefit of their family members) holds any direct or indirect interest in the Sponsor.

Experience and Other SPACs

The Sponsor has no promoters. With no affiliates other than those disclosed, the Sponsor has not been involved in any special purpose acquisition companies other than HUDA.

In August 2012, Mr. Xie founded PX Global Advisors, LLC, a New York-based investment advisory firm focusing on public equity, private equity, venture capital and hedge fund investments in North America and the UK. Mr. Xie has been the sole member and Chief Investment Officer since its inception. Mr. Xie holds a Master of Business Administration degree from the Massachusetts Institute of Technology and a Bachelor of Science from Peking University. Mr. Xie also serves as a member of the MIT Sloan School Executive Board (Americas) and a board member of the Peking University Education Foundation (USA).

Over the past twenty eight years, Mr. Xie has gained extensive experience in financial market analysis, investment advisory and other investment activities. Mr. Xie started his career as a Fixed Income Analyst at a New York-based hedge fund in 1997. Later in 1999, he joined General Motors Asset Management Corp. as an Analyst and was later promoted to the Fund Manager position with the responsibility of overseeing and managing the company’s Global Portable Alpha Fund and the Multi-Sector Bond Fund. From 2004 to 2009, Mr. Xie served as Senior Analyst focusing on Credit and

Fixed Income strategies and later as the Global Head of Relative Value and a member of the Investment Committee of EIM Management (USA). In April 2009, Mr. Xie became the Managing Director of Investments of EIM and later in 2012 joined the Advisory Board of EIM. Since August 2012, Mr. Xie has been serving as the Managing Member and Chief Investment Officer of PX Global Advisors, LLC, an investment advisory firm founded by him. Mr. Xie’s representative investment portfolio includes Green for Life (“GFL”), Elroy Air, Peloton Interactive, and Afterpay Limited.

Material Role and Responsibilities of Sponsor

Mr. Pengfei Xie serves as the Chief Financial Officer after the death of the prior CFO of HUDA and reports to the Chief Executive Officer of HUDA in managing the financial aspects of HUDA’s activities. In his previous role as the Senior Advisor, Mr. Xie provided advices to HUDA’s management and board of directors on general matters related to HUDA’s IPO and business combination.

Sponsor Transfer Shares

In March 2021, HUDA’s sponsor paid $25,000, or approximately $0.0087 per share to cover certain offering and formation costs in consideration of 2,875,000 Founder Shares. Prior to the initial investment in HUDA of $25,000 by the Sponsor, HUDA had no assets, tangible or intangible. The purchase price of the founder shares was determined by dividing the amount of cash contributed to HUDA by the number of founder shares issued. On January 24, 2022, the sponsor entered into a Share Surrender Agreement with HUDA, pursuant to which the sponsor surrendered 1,150,000 founder shares for no consideration. The purpose of this surrender was to align the sponsor’s ownership percentage with the anticipated capital structure of HUDA. This surrender did not involve any payment, compensation, or additional consideration to the sponsor. According to the Engagement Letter with Chardan, dated March 14th, 2021, in connection with the partial exercise of the over-allotment option, 13,675 Founder Shares were further forfeited. As a result of the twice surrender, the Sponsor currently holds 1,711,325 shares of HUDA issued and outstanding Common Stocks. The remaining Founder Shares represent 20% of the outstanding shares after the Initial Public Offering. The sponsor purchased the Founder Shares at a price approximately $0.0087 per share. As a result of this surrender, the effective purchase price per remaining founder share increased to approximately $0.0146 per share.

HUDA has agreed to issue to Chardan or its designee an aggregate of 120,000 shares of common stock (138,000 shares if the over-allotment option is exercised in full), 13675 shares since Chardan exercised partial over-allotment, which we refer to herein as the “Representative Shares”, as deferred underwriting discounts in connection with HUDA’s IPO, which will be issued upon the completion of the initial business combination. If the business combination is not consummated, such Representative Shares will be forfeited by Chardan. In the Business Combination Agreement, the Sponsor has taken the responsibility of using its founder Share to satisfy the HUDA’s obligation to issue the new shares to Chardan.

Additionally, HUDA has entered into various agreements that could result in the transfer of sponsor-held founder shares upon the completion of the initial business combination.

HUDA signed Board Member Agreements with its current independent HUDA Board members with a lump sum annual compensation of 20,000 shares for the 2024 service. HUDA signed Employment Agreements with Warren Wang, Pengfei Xie and Yang Wang, stipulating that the employee is entitled to a one-time compensation of 20,000 shares for Warren Wang and Pengfei Xie and 10,000 shares for Yang Wang upon the completion of HUDA’s initial business combination. Pengfei Xie has voluntarily forfeited his compensation. No additional equity or cash compensation has been approved or granted to HUDA’s directors or executive officers for services rendered during 2025 or 2026 as of the date of this prospectus. None of HUDA’s officers or directors have received any cash compensation for services rendered to HUDA.

Name	Number of Shares Granted
Warren Wang	20,000
Lixin Wu	20,000
Hon Man Yun (Estate)	20,000
Rodobaldo Duartes	20,000
Chiang Hsien	20,000
Hong Chen	20,000
Yang Wang	10,000

The sponsor has committed to satisfying these board member and employee share compensation obligations from its remaining founder shares, meaning that HUDA itself will not issue new shares for these compensations.

As of this proxy statement and prospectus, the sponsor holds 1,711,325 shares issued and outstanding HUDA Common Stocks, plus 371,500 Private Placement Units that the sponsor purchased simultaneously with the consummation of the IPO at a price of $10.00 per Private Placement Unit. Sponsor has transferred 1,163,675 shares of Common Stocks that have resulted in surrender and has committed to transfer a portion of its founder shares, which may affect its post-business combination ownership percentage. Other than the arrangements disclosed above, there are no additional agreements, understandings, or commitments that would result in further transfers, surrenders, or cancellations of sponsor securities.

Sponsor Loans and Related Party Transactions

•Private Placement Units

Simultaneously with the closing of the Initial Public Offering, the Sponsor should have purchased a total of 340,000 units at a price of $10.00 per the Initial Private Placement Unit. On October 21, 2022, HUDA closed the sale of 845,300 units at $10.00 per unit as a result of the underwriters’ partial exercise of their over-allotment option in connection with the previously announced Initial Public Offering pursuant to the underwriting agreement by and between HUDA and Chardan dated October 14, 2022. Each OA Unit consists of one share of Common Stock of HUDA, par value $0.0001per share and one right to receive one-fifth (1/5) of one share of the Common Stock upon the consummation of an Initial Business Combination. Such OA Units were registered pursuant to HUDA’s registration statement. As a result of the Overallotment Offering, HUDA received gross proceeds of $8,453,000 (before deducting certain underwriting discount and fees), part of which was placed in the Trust Account. On October 21, 2022, simultaneously with the consummation of the Overallotment Offering, HUDA completed the private placement of additional 31,500 units pursuant to the Unit Private Placement Agreement dated October 14, 2022 by and between HUDA and the Sponsor, in connection with the underwriters’ partial exercise of the over-allotment option, at a purchase price of $10.00 per Overallotment Private Placement Unit, generating gross proceeds of $315,000, a portion of which was placed in the Trust Account.

•Promissory Note — Related Party

On April 5, 2021, as further amended on April 28, 2021 and September 8, 2022, HUDA entered into a promissory note with the Sponsor for principal amount up to $1,000,000 (the “Working Capital Note”). The promissory note is non-interest bearing and matures on the earlier of: (i) the date of the consummation of HUDA’s Initial Business Combination or (ii) the date of the liquidation of HUDA. The principal balance may be prepaid at any time. A maximum of $1,000,000 of such loans may be converted into Units, at the price of $10.00 per Unit at the option of the Sponsor.

On May 6, 2021, HUDA made a drawdown of $300,000 on the promissory note. On April 15 and August 19, 2022, HUDA made additional drawdowns of $100,000 and $100,000 on the promissory note, respectively.

On December 1, 2022, the Sponsor applied the outstanding balance on the Promissory Note of $500,000 towards the payments for Private Placement Units.

On July 20, 2023, HUDA and the Sponsor amended and restated the promissory note, dated as of April 5, 2021, providing for loans up to $1,000,000 in the aggregate. The promissory note bears no interest and all unpaid principal under the promissory note will be due and payable in full upon the earlier of (i) the date of the consummation of HUDA’s Initial Business Combination or (ii) the date of the liquidation of HUDA. At the election of the Sponsor, up to $1.0 million of the loans under the promissory note may be settled in Units at a conversion rate of $10.00 per Unit, with each private unit comprised of one share of common stock of HUDA and one right to one-fifth of a share of HUDA’s common stock. During the year ended December 31, 2023, the Company made draws of $403,708.

In connection with the approval of the extension amendment proposal, on July 18, 2023, the Sponsor entered into a non-interest bearing, unsecured promissory note issued by HUDA in favor of the Sponsor (the “Extension Note”), providing for loans up to the aggregate principal amount of $720,000. On July 24, 2023, pursuant to the Second Amended and Restated Certificate of Incorporation, as amended by the Certificate of Amendment, $80,000 was deposited into the Trust Account for a one-month extension. $80,000 will be deposited into the Trust Account each month HUDA determines to extend the date by which it must consummate an Initial Business Combination. HUDA elected to extend such date until April 18, 2024, therefore, an aggregate deposit of $720,000 of the proceeds of the Extension Note will be made into the Trust Account. The Extension Note bears no interest and all unpaid principal under the Extension Note will be due and payable in full upon the earlier of (i) the date of the consummation of HUDA’s Initial Business Combination or (ii) the date of the liquidation of HUDA. The Extension Note balance was $240,000 as of June 30, 2026 and December 31, 2025, respectively.

On November 22, 2024, the Company executed the Business Combination Agreement with Aiways Automobile Europe GmbH. Pursuant to the Business Combination Agreement, upon the completion of the business combination, EuroEV Holding (the “Pubco”) will be the only surviving entity and all the Company’s common stocks will be dissolved in exchange for the Pubco common stock at 1:1 ratio. Concurrent with the business combination, the Company, Pubco, the Sponsor and Pengfei Xie (the “Sponsor Guarantor”) agreed that the Company’s obligations under any loans made by the Sponsor to the Company prior to the closing, up to an aggregate of $1,500,000 (the “Converted Sponsor Loans”) will be converted into Pubco Ordinary Shares at the closing at a conversion price of $10.00 per Pubco Ordinary Share. Upon execution of the Business Combination Agreement, all the Company’s previous and future loans from the Sponsor will only be converted into Pubco Ordinary Shares.

During the six months ended June 30, 2026, the Company made draws of $118,802. As of June 30, 2026 and December 31, 2025, there was $1,234,779 and $1,115,977, respectively, outstanding balance on the Convertible notes payable — related party account.

Liquidation if No Business Combination

If HUDA is unable to complete its initial business combination by April 18, 2027, HUDA will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than five business days thereafter, redeem 100% of the outstanding public shares which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining holders of Common Stock and HUDA’s board of directors, proceed to commence a voluntary liquidation and thereby a formal dissolution of the company, subject (in the case of (ii) and (iii) above) to HUDA’s obligations to provide for claims of creditors and the requirements of applicable law.

In connection with HUDA’s redemption of 100% of its issued and outstanding public shares for a portion of the funds held in the Trust Account, each Public Stockholder will receive a full pro rata portion of the amount then in the Trust Account, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to HUDA and less up to $50,000 for liquidation expenses. Holders of HUDA Rights and HUDA Warrants will receive no proceeds in connection with the liquidation with respect to such HUDA Rights and HUDA Warrants, which will expire worthless.

The holders of the insider shares and Private Units will not participate in any redemption distribution with respect to their insider shares or Private Units, until all of the claims of any redeeming stockholders and creditors are fully satisfied (and then only from funds held outside the Trust Account).

If HUDA is unable to conclude its initial business combination and it expends all of the net proceeds of the IPO not deposited in the Trust Account, without taking into account any interest earned on the Trust Account, HUDA expects that the per-share redemption price will be approximately $11.03. The proceeds deposited in the Trust Account could become subject to claims of HUDA’s creditors that are in preference to the claims of HUDA’s stockholders. In addition, if HUDA is forced to file a bankruptcy or winding-up petition or an involuntary bankruptcy or winding-up petition is filed against HUDA that is not dismissed, the proceeds held in the Trust Account could be subject to applicable bankruptcy or insolvency law, and may be included in HUDA’s bankruptcy or insolvency estate and subject to the claims of third parties with priority over the claims of HUDA’s stockholders. Therefore, the actual per-share redemption price may be less than approximately $11.03.

HUDA will pay the costs of liquidating the Trust Account from the up to $50,000 of interest earned on the funds held in the Trust Account that is available to HUDA for liquidation expenses.

Employees

HUDA currently has two executive officer (its Chief Executive Officer and Chief Financial Officer) and one board secretary. They are not obligated to devote any specific number of hours to HUDA matters but intends to devote as much of his time as he deems necessary to HUDA’s affairs until HUDA has completed its initial business combination. The amount of time he will devote in any time period will vary based on whether a target business has been selected for HUDA’s initial business combination and the stage of the business combination process HUDA is in. HUDA does not intend to have any full-time employees prior to the consummation of its initial business combination.

Facilities

HUDA maintains its principal executive offices at 31 Hudson Yards, Suite 1051, New York, NY 10001. Such space, utilities and secretarial and administrative services are provided to HUDA by the Sponsor. HUDA pays $20,000 per month to the Sponsor. HUDA considers the current office space adequate for its current operations.

Officers and Directors

HUDA’s current directors and executive officers, their ages and positions are as follows:

Name	Age	Position
Warren Wang	56	Chief Executive Officer
Pengfei Xie	57	Chief Financial Officer
Rodobaldo Duartes	58	Independent Director
Chiang Hsien	65	Independent Director
Lixin Wu	62	Independent Director
Hong Chen	59	Independent Director

On April 10, 2025, Rodobaldo Duartes, previously served as a director of the Board of HUDA, notified the Board of Directors of HUDA of his intention to resign as a director of the Company, effective as of April 10, 2025. Mr. Duartes’s resignation was not the result of any dispute or disagreement with the Company or the Company’s Board of Directors on any matter relating to the operations, policies or practices of the Company. The Board of Directors accepted Mr. Duartes’s resignation on April 14, 2025. With the resignation of Mr. Duartes, his service as member of the Audit Committee, Nomination Committee, and as Chair of the Compensation Committee also ended. Mr. Hong Chen will serve as a member of the Audit Committee, a member of the Nomination Committee, and the Chair of the Compensation Committee, on an interim basis, effective as of April 10, 2025, until the next General Shareholder Meeting nominates new board member(s).

Below is a summary of the business experience of each HUDA’s current executive officers and directors:

Warren Wang, HUDA’s Chief Executive Officer and Chairman of the Board is a results-driven chief executive officer with over 20 years of experience in financing, listing, and capital operations (including 15 years of working on Wall Street). He is well-versed in the Chinese and American Capital Markets and the practical integration of the globalized industrial chain. Mr. Wang has expertise in managing and planning domestic and overseas corporate financing listing and investment, international merger and acquisition fund collaboration, Sino-US cross-border investment, and mergers & acquisitions. Mr. Wang is also Knowledgeable in finance, advanced technologies, high-end manufacturing, education, environmental protection, and modern service industries. Mr. Wang skillfully applies the capital operation methods including private equity financing (PE), convertible debt financing, domestic and overseas direct listing financing (IPO), backdoor listing (Reverse Mergers), application of VIE in the overseas legal system, SPAC (special purpose Acquisitions and listings), and various methods of company mergers and acquisitions. Mr. Wang graduates from Peking University, with an EMBA degree from Guanghua School of Management. Prior to serving as the CEO of HUDA, Mr. Wang is also CEO and board member of some other private investment management companies, including PX SPAC Capital Inc., PX Capital US Inc. Mr. Wang was also the CEO of SSLJ.com, another NASDAQ-listed public company from 2018-2019. Before that, Mr. Wang worked as a well-known financial advisor at Wall Street IPO Consulting Inc. from 2011 to 2018.

Pengfei Xie, HUDA’s Chief Financial Officer, also serves as a member of the MIT Sloan School Executive Board (Americas) and a Board member for the Peking University Education Foundation (USA). Mr. Xie, over the past twenty years, has gained extensive experience in financial market analysis and investment advisory services. Mr. Xie started his career as a Fixed Income Analyst at a New York-based hedge fund in 1997. Later in 1999, he joined General Motors Asset Management Corp. as an Analyst and was later promoted to the Fund Manager position with the responsibility of overseeing and managing the company’s Global Portable Alpha Fund and the Multi-Sector Bond Fund.

From 2006 to 2009, Mr. Xie served as Senior Analyst focusing on Credit and Fixed Income strategies and later as the Head of Relative Value and a member of the Investment Committee of EIM Management (USA). In April 2009, Mr. Xie became the Managing Director of Investments of EIM and later in 2012 joined the Advisory Board of EIM. Since August 2012 till now, Mr. Xie has been serving as the Managing Member and Chief Investment Officer of PX Global Advisors, LLC, an investment advisory firm founded by him. Mr. Xie’s representative investment portfolio includes Elroy Air Inc., Peloton Interactive, Inc., and Afterpay Limited. Mr. Xie holds a Master of Business Administration degree from the Massachusetts Institute of Technology and a Bachelor of Science from Peking University.

Rodobaldo “Rolo” Duartes, HUDA’s independent director, is the founder and managing partner of DoubleDay Engineering, LLC (“DoubleDay”), an engineering development firm specializing in infrastructure development, commercial real-estate investment, and federal contracting. Mr. Duartes is a Registered Professional Engineer (P.E.), with over 25 years of experience in construction, development, forensics engineering and management. Prior to founding DoubleDay, Mr. Duartes was an Executive Vice President of Sales for Univision Communications, a leading Hispanic media company in the U.S., where he oversaw 65 sales executives and over $600 million in Madison Avenue agency business. He was an M&A investment banker at Bear Stearns from 1999 to 2002. Mr. Duartes earned a B.S. in Electrical Engineering from the University of Florida, an M.B.A. from Columbia Business School, and an M.P.A. from the Kennedy School of Government at Harvard University.

Chiang Hsien, HUDA’s independent director, has over 30 years of experience in investment and asset management. Since 2020, Mr. Hsien has been working as an independent consultant for various corporations on a part-time basis. From 2016 to 2019, he was an advisor to the Chairman of the Pacific Millennium Group, a leading packaging supplier in China. From 2013 to 2016, Mr. Hsien was a Partner and Chief Representative in Asia for Lingohr & Partner Asset Management, a German asset management company. From 2008 to 2012, Mr. Hsien was Chief Representative and Director of Allianz Global Investors Hong Kong Ltd., and CEO of the Shanghai Representative Office. Allianz Global Investors is a global asset management company and a subsidiary of Allianz SE. From 2003 to 2008, Mr. Hsien was Chief Executive Officer and Director of Guotai Junan-Allianz Asset Management, which is one of the first joint-venture mutual fund management companies established in China. From 2000 to 2003, Mr. Hsien was Chief Executive Officer and Managing Director of Dresdner Securities Investment Trust Enterprise Taiwan (now Allianz Asset Management Taiwan). Mr. Hsien has a Bachelor of Arts Degree from University of International Relations Beijing (China), an MBA degree from the Christian Albrecht University of Kiel in Germany and attended Executive Programs at INSEAD and at Harvard University.

Lixin Wu, HUDA’s independent director, is an investment manager with over 15 years of experiences in real estate, automotive trading and financing firms. He is the President of Bauing Group USA Ltd., the U.S. subsidiary of Bauing Group (SZ.2047) since 2016, a Chinese leading integrated design enterprise. Mr. Wu is also the Managing Director of CASB Ventures LLC since 2000. CASB LLC is an angel investment fund focusing on high tech companies. Mr. Wu earned a Bachelor of Science in Physics from Peking University in China and a Master of Science in Physics from Worcester Polytechnic Institute in Massachusetts, U.S.

Hong Chen, HUDA’s independent director, was a member of the first graduating class of Guanghua School of Management’s MBA program, Peking University. Mr. Chen is also an apprentice to Professor Cao Fengqi, a well-known Chinese financial expert. Mr. Chen has held key positions in many technology and investment companies, where he accumulated extensive experience in corporate management and investment experience in capital markets in Hong Kong and mainland China. Mr. Chen has been the chairman at Grand Cartel Securities Co., Ltd since 2014. Prior to that, Mr. Chen served as the chairman of China Internet Education Group from 2008 to 2014. He held the position of Chief Executive Officer at Peking University Business Network from 2002 to 2008 and at Shenzhen Chenrun Investment Company from 1998 to 2002. In the past two decades, he has led and participated in dozens of Chinese companies’ listings and capital operations in Hong Kong. The value of his mergers and acquisitions has been over tens of billions of RMB yuan.

Fiduciary Duties of Each Officer and Director Owed to Other Companies

Position	Individual	Entity	Entity’s Business	Affiliation
CEO	Warren Wang	Wall Street IPO Consulting LLC	Consulting in IPO readiness	CEO
		PX SPAC Capital Inc.	Consulting in business management	Managing Partner
		Vessel Global Capital LLC	Financial Advisory	CEO
CFO	Pengfei Xie	PX Capital Partners, L.P.	Private Equity	General Partner
		PX Global Advisors LLC	Consulting in investment	Sole owner and CEO
		Hudson SPAC Holding LLC	Investment holding company and the sponsor of Hudson Acquisition I Corp., also the wholly-owned subsidiary of PX Capital Partners L.P.	Sole owner and CEO
Independent Director	Lixin Wu	Washington Investment First LLC	Investment	Managing Partner
		YW Capital Inc.	Investment	President
		Royal Park LLC	Recreation	Partner
		Bauing Group USA Ltd.	Construction and interior design, the US subsidiary of Shenzhen Bauing Construction Group Co. Ltd.	President
		CASB Ventures LLC	Technology-oriented venture capital fund	Managing Director
Independent Director	Chiang Hsien	N/A	N/A	N/A
Independent Director	Rodobaldo Duartes	Doubleday Engineering	Engineering service company with focuses on the construction and forensic industries	Founder and Managing Partner
		Ciel Partners LLC	Real Estate Private Equity	Affiliated partner
Independent Director	Hong Chen	Wave Sync Corp.	Public listed company (OTC: WAYS) in Fintech.	CEO

Director Independence

Nasdaq requires that a majority of HUDA’s board of directors must be composed of “independent directors,” which is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship, which, in the opinion of the company’s board of directors would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director.

The independent directors on HUDA’s board of directors are Lixin Wu, Chiang Hsien, Hong Chen and Rodobaldo Duartes. HUDA’s independent directors have regularly scheduled meetings at which only independent directors are present. Any affiliated transactions will be on terms no less favorable to HUDA than could be obtained from independent parties. Any affiliated transactions must be approved by a majority of HUDA’s independent and disinterested directors.

Committees of the Board of Directors

HUDA’s board of directors have two standing committees: an audit committee and a compensation committee. Subject to phase-in rules and a limited exception, NASDAQ rules and Rule 10A-3 of the Exchange Act require that the audit committee of a listed company be comprised solely of independent directors, and NASDAQ rules require that the compensation committee of a listed company each be comprised solely of independent directors.

Audit Committee

HUDA has established an audit committee of its board of directors. Messrs. Chen, Hsien and Wu serve as members of HUDA’s audit committee, and Mr. Lixin Wu is the chair of the audit committee. With the resignation of Mr. Duartes, Mr. Hong Chen will serve as a member of the Audit Committee, on an interim basis, effective as of April 10, 2025, Chen until the next General Shareholder Meeting nominates new board member(s).

Under Nasdaq listing standards and applicable SEC rules, HUDA is required to have at least three members of the audit committee, all of whom must be independent. Each of Messrs. Hsien, Hong Chen and Wu meets the independent director standard under NASDAQ listing standards and under Rule 10-A-3(b)(1) of the Exchange Act.

Each member of the audit committee is financially literate and the board of directors has determined that Mr. Lixin Wu qualifies as an “audit committee financial expert” as defined in applicable SEC rules.

HUDA has adopted an audit committee charter, which provides the principal functions of the audit committee, including:

•the appointment, compensation, retention, replacement, and oversight of the work of the independent registered public accounting firm engaged by HUDA;

•pre-approving all audit and permitted non-audit services to be provided by the independent registered public accounting firm engaged by HUDA, and establishing pre-approval policies and procedures;

•setting clear hiring policies for employees or former employees of the independent registered public accounting firm, including but not limited to, as required by applicable laws and regulations;

•setting clear policies for audit partner rotation in compliance with applicable laws and regulations;

•obtaining and reviewing a report, at least annually, from the independent registered public accounting firm describing (i) the independent registered public accounting firm’s internal quality-control procedures, (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the audit firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm and any steps taken to deal with such issues and (iii) all relationships between the independent registered public accounting firm and HUDA to assess the independent registered public accounting firm’s independence.

•reviewing and approving any related party transaction required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC prior to HUDA entering into such transaction; and

•reviewing with management, the independent registered public accounting firm, and HUDA’s legal advisors, as appropriate, any legal, regulatory or compliance matters, including any correspondence with regulators or government agencies and any employee complaints or published reports that raise material issues regarding HUDA’s financial statements or accounting policies and any significant changes in accounting standards or rules promulgated by the Financial Accounting Standards Board, the SEC or other regulatory authorities.

Compensation Committee

HUDA has established a compensation committee of HUDA’s board of directors. Messrs. Chen and Hsien serve as members of HUDA’s compensation committee. With the resignation of Mr. Duartes, Mr. Hong Chen will serve as the Chair of the Compensation Committee, on an interim basis, effective as of April 10, 2025, until the next General Shareholder Meeting nominates new board member(s). Under Nasdaq listing standards and applicable SEC rules, HUDA is required to have at least two members of the compensation committee, all of whom must be independent. Messrs. Chen and Hsien are independent and Mr. Hong Chen chairs the compensation committee.

HUDA has adopted a compensation committee charter, which details the principal functions of the compensation committee, including:

•reviewing and approving on an annual basis the corporate goals and objectives relevant to HUDA’s Chief Executive Officer’s compensation, if any is paid by HUDA, evaluating HUDA’s Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of HUDA’s Chief Executive Officer based on such evaluation;

•reviewing and approving on an annual basis the compensation, if any is paid by HUDA, of all of HUDA’s other officers;

•reviewing on an annual basis HUDA’s executive compensation policies and plans;

•implementing and administering HUDA’s incentive compensation equity-based remuneration plans;

•assisting management in complying with HUDA’s proxy statement and annual report disclosure requirements;

•approving all special perquisites, special cash payments and other special compensation and benefit arrangements for HUDA’s officers and employees;

•if required, producing a report on executive compensation to be included in HUDA’s annual proxy statement; and

•reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

Notwithstanding the foregoing, as indicated above, other than the payment to HUDA’s sponsor or its affiliate of $20,000 per month for office space, utilities and secretarial and administrative support, reimbursement of expenses, no compensation of any kind, including finders, consulting or other similar fees, will be paid to any of HUDA’s existing stockholders, officers, directors or any of their respective affiliates, prior to, or for any services they render in order to effectuate the consummation of an Initial Business Combination. Accordingly, it is likely that prior to the consummation of an Initial Business Combination, the compensation committee will only be responsible for the review and recommendation of any compensation arrangements to be entered into in connection with such Initial Business Combination. The charter will also provide that the compensation committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other adviser and will be directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the compensation committee will consider the independence of each such adviser, including the factors required by Nasdaq and the SEC.

Nominating and Corporate Governance Committee

HUDA has established a nominating and corporate governance committee of HUDA’s board of directors. Messrs. Duartes and Hsien serve as members of HUDA’s nominating and corporate governance committee. With the resignation of Mr. Duartes, Mr. Hong Chen will serve as a member of the Nomination Committee, on an interim basis, effective as of April 10, 2025,until the next General Shareholder Meeting nominates new board member(s). Messrs. Duartes, Hong Chen and Hsien are independent under the Nasdaq rules and Mr. Hsien chairs the nominating and corporate governance committee.

The guidelines for selecting nominees, which are specified in the Nominating Committee Charter, generally provide that persons to be nominated:

•should have demonstrated notable or significant achievements in business, education or public service;

•should possess the requisite intelligence, education and experience to make a significant contribution to the board of directors and bring a range of skills, diverse perspectives and backgrounds to its deliberations; and

•should have the highest ethical standards, a strong sense of professionalism and intense dedication to serving the interests of the stockholders.

The nominating and corporate governance committee will consider a number of qualifications relating to management and leadership experience, background and integrity and professionalism in evaluating a person’s candidacy for membership on the board of directors. The nominating and corporate governance committee may require certain skills or attributes, such as financial or accounting experience, to meet specific board needs that arise from time to time and will also consider the overall experience and makeup of its members to obtain a broad and diverse mix of board members. The board of directors will also consider director candidates recommended for nomination by HUDA’s stockholders during such times as they are seeking proposed nominees to stand for election at the next annual meeting of stockholders (or, if applicable, a special meeting of stockholders). HUDA’s stockholders that wish to nominate a director for election to the Board should follow the procedures set forth in HUDA’s bylaws. The nominating and corporate governance committee does not distinguish among nominees recommended by stockholders and other persons.

Compensation Committee Interlocks and Insider Participation

None of HUDA’s officers currently serves, or in the past years has served, as a member of the compensation committee of any entity that has one or more officers serving on HUDA’s board of directors.

Code of Ethics

HUDA has adopted a Code of Ethics applicable to our directors, officers and employees. These documents will be able to be reviewed by accessing HUDA’s public filings at the SEC’s web site at www.sec.gov. In addition, a copy of the Code of Ethics will be provided without charge upon request. HUDA intends to disclose any amendments to or waivers of certain provisions of its Code of Ethics in a Current Report on Form 8-K.

Executive Compensation

HUDA signed a board member Agreement with current independent Board members with a lump sum annual compensation of 20,000 shares for the 2024 service. HUDA signed Employment Agreement with Warren Wang, Pengfei Xie and Yang Wang, stipulating that the employee is entitled to a one-time compensation of 20,000 shares for Warren wang and Pengfei Xie, 10,000 shares for Yang Wang upon the completion of the initial business combination. Pengfei Xie has voluntarily forfeited his compensation. No additional equity or cash compensation has been approved or granted to HUDA’s directors or executive officers for services rendered during 2025 or 2026 as of the date of this prospectus.

None of HUDA’s officers or directors have received any cash compensation for services rendered to HUDA. HUDA’s sponsor, officers and directors, or any of their respective affiliates, will be reimbursed for any reasonable out-of-pocket expenses incurred in connection with activities on the company’s behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. HUDA’s audit committee will review on a quarterly basis all payments that were made by the company to its sponsor, officers, directors or the company’s or the director’s affiliates.

By issuing a letter dated January 17, 2025, Sponsor agreed to assume HUDA’s equity compensation liabilities to its board directors and management team, leaving HUDA and/or the surviving company after HUDA’s initial combination (Pubco) no compensation liabilities to HUDA’s management team. Sponsor has reserved 130,000 HUDA Founder Shares for the management teams. Pengfei Xie has voluntarily forfeited his compensation. A total of 130,000 HUDA Founder Shares shall be given to 7 recipients in accordance with the respective agreements.

Name	Number of Shares Given
Warren Wang	20,000
Lixin Wu	20,000
Hon Man Yun (Estate)	20,000
Rodobaldo Duartes	20,000
Chiang Hsien	20,000
Hong Chen	20,000
Yang Wang	10,000

After the completion of our initial business combination, our directors or members of our management teams will resign from their current positions. No directors or members of our management team will be paid consulting, management or other fees from the combined company. We do not intend to take any action to ensure that members of our management team maintain their positions with the combined company after the consummation of our initial business combination.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS OF HUDSON ACQUISITION I CORP.

In this section, references to “HUDA,” the “Company,” “our,” “us” or “we” refer to HUDA. References to HUDA’s “management” or HUDA’s “management team” refer to HUDA’s officers and directors. The following discussion and analysis of the Company’s financial condition and results of operations should be read in conjunction with the audited condensed financial statements and the notes thereto contained elsewhere in this proxy statement/prospectus. Certain information contained in the discussion and analysis set forth below includes forward-looking statements that involve risks and uncertainties.

Overview

We are a blank check company formed in Delaware on January 13, 2021 for the purpose of effecting an Initial Business Combination. We do not have any operations and have generated no operating revenues to date. Our activities since inception have consisted of organizational activities, activities related to our initial public offering, maintaining our status as a public company, identifying and evaluating prospective target businesses, negotiating business combination terms, and preparing for the proposed transaction with Aiways Europe.

We expect to continue to incur significant costs in the pursuit of our acquisition plans. We cannot assure you that our plans to complete an Initial Business Combination will be successful.

Business Combination Deadline and Extension Amendments Since our Initial Public Offering, we have held multiple stockholder votes to extend the deadline by which we must complete an Initial Business Combination:

July 17, 2023:    Stockholders approved an extension to April 18, 2024, with monthly deposits of $80,000 into the trust account. In connection with this vote, holders of 4,427,969 shares redeemed their shares for approximately $10.43 per share, leaving approximately $25 million in the trust account.

April 17, 2024:    Stockholders approved an extension to January 18, 2025, with monthly deposits of $25,000. In connection with this vote, holders of 2,315,868 shares redeemed their shares for approximately $11.10 per share.

July 10, 2024:    Stockholders approved an extension to October 18, 2025, with no further monthly deposit requirements. Holders of 3,200 shares redeemed their shares for approximately $11.08 per share.

October 15, 2025:    Stockholders approved an extension to July 18, 2026, with no further monthly deposit requirements. Holders of 61,492 shares redeemed their shares for approximately $10.89 per share.

July 17, 2026:    Stockholders approved an extension to April 18, 2027, with no further monthly deposit requirements. Holders of 8,568 shares redeemed their shares for approximately $11.01 per share.

If we do not consummate an Initial Business Combination by April 18, 2027, we will be required to cease all operations except for the purpose of winding up, redeem the outstanding public shares and dissolve and liquidate.

Proposed Business Combination with Aiways Europe

On November 22, 2024, we entered into a Business Combination Agreement with EUROEV Holdings Limited (“Pubco”), Aiways Merger Sub, Inc., Aiways Automobile Europe GmbH (“Aiways Europe”) and Aiways Tech Limited. The proposed transaction remains subject to stockholder approval, effectiveness of the registration statement, and the satisfaction or waiver of customary closing conditions. As disclosed in the Form F-4 filed on March 23, 2026, Pubco has applied to list its ordinary shares on Nasdaq under the symbol “EUEV” in connection with the closing.

Nasdaq Delisting

On January 22, 2025, the Nasdaq Hearings Panel determined to delist our securities from Nasdaq, and trading in our securities was suspended effective January 24, 2025. Nasdaq filed a Form 25 on July 11, 2025. The delisting has reduced the liquidity of our securities and may adversely affect our ability to complete financing transactions and consummate our Initial Business Combination.

Results of Operations

We have neither engaged in any operations nor generated any revenues to date. Our only activities from inception through June 30, 2026 were organizational activities and those necessary to prepare for our initial public offering, described below, and identifying a target for an Initial Business Combination. We do not expect to generate any operating revenues until after the completion of our Initial Business Combination. We generate non-operating income in the form of interest income on marketable securities held after the initial public offering. We incur expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses.

For the six months ended June 30, 2026, we had a net loss of $44,340, consisting principally of $243,338 of general and administrative expenses and $3,000 of income tax expense, partially offset by a $191,583 reversal of franchise tax expense, $7,231 of interest earned on marketable securities held in the Trust Account and $3,184 of interest earned on the operating cash account.

For the six months ended June 30, 2025, we had a net loss of $360,472, consisting principally of $22,793 of interest earned on marketable securities held in the Trust Account and $1 of interest earned on operating cash, offset by $395,266 of general and administrative expenses and the net income-tax effect disclosed in the financial statements.

Factors That May Adversely Affect Our Results of Operations

Our results of operations and our ability to complete an Initial Business Combination may be adversely affected by various factors that could cause economic uncertainty and volatility in the financial markets, many of which are beyond our control. Our business could be impacted by, among other things, downturns in the financial markets or in economic conditions, increases in oil prices, inflation, increases in interest rates, supply chain disruptions, declines in consumer confidence and spending, the ongoing effects of the COVID-19 pandemic, including resurgences and the emergence of new variants, and geopolitical instability, such as the military conflict in the Ukraine. We cannot at this time fully predict the likelihood of one or more of the above events, their duration or magnitude or the extent to which they may negatively impact our business and our ability to complete an Initial Business Combination.

Liquidity and Capital Resources

Initial Public Offering and Private Placement

On October 18, 2022, we consummated our Initial Public Offering of 6,000,000 units at $10.00 per unit, generating gross proceeds of $60,000,000. On October 21, 2022, we issued an additional 845,300 units upon the underwriters’ partial exercise of the over-allotment option, generating additional gross proceeds of $8,453,000. Simultaneously with the closing of the Initial Public Offering and the over-allotment closing, the Sponsor purchased 371,500 private placement units for aggregate gross proceeds of $3,715,000.

Following the closing of the Initial Public Offering and partial exercise of the overallotment, an amount of $69,479,795 was placed in a Trust Account in the United States maintained by Continental Stock Transfer & Trust Company, as trustee.

Current Liquidity Position

For the six months ended June 30, 2026, net cash used in operating activities was $115,619. The principal components included the $44,340 net loss, $7,231 of interest earned on the Trust Account, $9,855 of amortization expense, $3,135 of interest expense adjustments, $3,599 of lease payments, a $129,832 increase in accounts payable and accrued expenses, a $200,000 decrease in franchise tax payable and a $3,000 increase in income tax payable.

For the six months ended June 30, 2025, net cash used in operating activities was $171,984, including a net loss of $360,472 and $22,793 of interest earned on marketable securities held in the Trust Account, partially offset by changes in working capital and other non-cash adjustments detailed in the statement of cash flows.

For the six months ended June 30, 2025, net cash provided by investing activities was $51,760, consisting of cash withdrawn from the Trust Account.

For the six months ended June 30, 2026, net cash provided by financing activities was $118,802, consisting of proceeds from convertible notes payable to related parties.

For the six months ended June 30, 2025, net cash provided by financing activities was $51,466, consisting of $171,985 of related-party borrowings, partially offset by $120,519 of repayments.

As of June 30, 2026, the Company had cash held in the trust account of $414,071. We intend to use substantially all of the funds held in the trust account, including any amounts representing interest earned in the trust account to complete our Initial Business Combination. We may withdraw interest to pay taxes. To the extent that our capital stock or debt is used, in whole or in part, as consideration to complete our Initial Business Combination, the remaining proceeds held in the trust account will be used as working capital to finance the operations of the target business or businesses, make other acquisitions and pursue our growth strategies.

As of June 30, 2026, the Company had $349,795 cash held outside of the trust account. We intend to pay the outstanding tax liabilities since the funds are basically from clawbacked income tax related to redemption overpayment, and should be characterized as withdraw from trust account.

Redemption Impact on Public Float and Cash Available In connection with the stockholder votes to extend the deadline to complete an Initial Business Combination, we have experienced significant redemptions of our public shares:

•July 2023: 4,427,969 shares redeemed

•April 2024: 2,315,868 shares redeemed

•July 2024: 3,200 shares redeemed

•October 2025: 61,492 shares redeemed

As a result, as of June 30, 2026, only 36,771 public shares remained outstanding, representing a reduction of over 99% of the public shares originally issued in the Initial Public Offering. These redemptions have substantially reduced the amount of cash available in the trust account and have significantly diminished our public float.

Trust Account Depletion

The aggregate amount held in the trust account has decreased materially as a result of the redemptions described above. As of June 30, 2026, the trust account balance was $414,071, compared to approximately $69.5 million immediately following the Initial Public Offering. While we have withdrawn an aggregate of $674,843 from the trust account to pay tax obligations, the primary driver of the reduction has been the payment of redemption proceeds to redeeming public stockholders.

Franchise and Income Tax Withdrawals from Trust Account

Since the completion of its IPO on October 14, 2022, and through June 30, 2026, we withdrew $672,843 from the Trust Account in total to pay its liabilities related to the income taxes and Delaware franchise taxes. Through June 30, 2026, we remitted $215,265, $236,286 and $216,450 to the Delaware franchise tax authorities to pay its outstanding Delaware franchise tax of the fiscal year 2022, 2023 and 2024, respectively, which resulted in $4,842 in excess of the total withdrawn from the Trust Account not remitted to the tax payments, but held in HUDA’s operating account for upcoming tax payments, including the 2025 franchise tax, and not used for operating expenses. On September 30, 2025, HUDA regained the Certificate of Good Standing from the State of Delaware. The Company subsequently applied the remaining $4,842 toward its 2025 Delaware franchise tax liability and paid the balance, resulting in full payment of the 2025 Delaware franchise tax of $8,416.72.

Historically, a portion of the withdrawn funds was temporarily used for operating expenses before being remitted to the applicable taxing authority. Management determined that such temporary use of funds was not in accordance with the terms of the Trust Agreement. During 2025, the Sponsor funded a substantial portion of HUDA’s outstanding franchise tax liabilities directly with its own funds in the aggregate amount of approximately $452,736. As a result, all prior tax-related withdrawals from the Trust Account have now been fully restored for their intended purpose, and the prior temporary use of certain withdrawn funds for operating expenses has been fully cured. The Trust Account’s per-share redemption value remains intact and no public stockholders have suffered any economic loss as a result of the prior administrative error.

Notwithstanding the remedial actions that fully restored the Trust Account balance, management has identified a prior instance of non-compliance attributable to internal control oversight. The excess funds withdrawn from the Trust Account were applied toward the Company’s necessary operating obligations, including: auditing services ($110,500), accounting services ($60,000), EDGAR filing fees ($24,000), legal counsel ($124,500), trust and custodial services ($55,000), transfer agent and solicitor fees ($38,000), and administrative and office costs ($20,000).

As a remedial action to prevent any similar administrative error in the future, the management has significantly enhanced internal controls by implementing the following measures: (i) mandatory dual authorization for all Trust Account withdrawals, requiring written approval from both the Chief Financial Officer and the Chairman of the Audit Committee; (ii) in September 2025, a dedicated segregated bank account was established exclusively for tax-related transactions. Funds in this account are restricted from being used for general operating expenses and are subject to dual oversight by the CEO and CFO; (iii) the requirement for a formal tax reconciliation prepared by a third-party professional prior to any tax-related withdrawal; (iv) enhanced quarterly board oversight of all trust fund activity; (v) continuous monitoring and regular internal reviews; and (vi) the promotion of a robust culture of transparency and compliance.

These actions collectively demonstrate the Company’s commitment to maintaining robust internal controls and compliance with all applicable regulations.

As of June 30, 2026, the remaining outstanding pre-closing tax liabilities are $1,665,989, including $940,000 of the income taxes, and $725,989 of the excise taxes. The Company intends to cover such liabilities from the funds in its operating account preserved funds for taxes. The Sponsor fully intends to pay these remaining tax liabilities pursuant to the BCA at or prior to the Closing of Business Combination. This pre-closing tax payments will get reimbursed by Pubco within one month upon Closing of the Business Combination.

The amount funds that the Sponsor used to pay remaining outstanding pre-closing tax liabilities for HUDA constitute a direct payment on behalf of the HUDA. Following the consummation of the Business Combination, Pubco will reimburse the Sponsor, without interest, for these amounts the Sponsor advanced to pay HUDA’s remaining outstanding pre-closing tax liabilities. Such reimbursement represents a repayment of pre-closing tax liabilities of the HUDA that were advanced by the Sponsor to facilitate the completion of the business combination, and does not constitute merger consideration or compensation to the Sponsor, its affiliates, or any promoters, as contemplated by Item 1603(a)(6) of Regulation S-K.

As a result of these remedial actions, no loss has been incurred by public investors and there has been no diminution of the Trust Account balance available for redemption. All pre-closing tax liabilities have been or will be fully satisfied prior to the consummation of the Business Combination. HUDA has also strengthened its internal review and approval procedures to prevent any similar administrative error in the future.

To finance transaction costs and working capital needs, our Sponsor and its affiliates have provided financing through promissory notes and working capital advances. As of June 30, 2026, the principal amount outstanding under related-party promissory notes was $1,234,779. Under the Business Combination Agreement, obligations under Sponsor loans made prior to closing, up to an aggregate of $1.5 million, may be converted into Pubco ordinary shares at $10.00 per share at the closing of the proposed business combination.

Dependence on Transaction Closing

Our liquidity and capital resources are critically dependent upon the successful completion of the proposed Business Combination with Aiways Europe. If the Business Combination is not consummated by April 18, 2027, we will be required to cease all operations, redeem the outstanding public shares, and dissolve and liquidate. In that event, our rights will expire worthless, our founder shares will become worthless, and our public stockholders may receive less than the amount currently held in the trust account on a per-share basis.

Pursuant to Section 1(j) of the Investment Management Trust Agreement, the Company is permitted, upon written request, to withdraw interest income earned on the trust property to pay income or franchise taxes, provided that such withdrawals do not reduce the per-share amount of the principal initially deposited in the Trust Account.

Since the completion of its IPO on October 14, 2022, and through June 30, 2026, we withdrew $672,843 from the Trust Account in total to pay its liabilities related to the income taxes and Delaware franchise taxes. Through June 30, 2026, we remitted $215,265, $236,286 and $216,450 to the Delaware franchise tax authorities to pay its outstanding Delaware franchise tax of the fiscal year 2022, 2023 and 2024, respectively, which resulted in $4,842 in excess of the total withdrawn from the Trust Account not remitted to the tax payments, but held in HUDA’s operating account for upcoming tax payments, including the 2025 franchise tax, and not used for operating expenses. On September 30, 2025, HUDA regained the Certificate of Good Standing from the State of Delaware. The Company subsequently applied the remaining $4,842 toward its 2025 Delaware franchise tax liability and paid the balance, resulting in full payment of the 2025 Delaware franchise tax of $8,416.72.

Of the franchise taxes paid by HUDA, $452,736 was contributed directly by the Sponsor using personal funds, not from the Trust Account or the Company’s operating account. This effectively restored the intended use of the prior withdrawals, as the Company was able to utilize an equivalent amount to pay its tax obligations. Accordingly, the issue relating to the temporary use of Trust Account funds has been fully resolved. The Trust Account’s per-share redemption value remains intact and no public stockholders have suffered any economic loss as a result of the prior administrative error.

Notwithstanding the remedial actions that fully restored the Trust Account balance, management has identified a prior instance of non-compliance attributable to internal control oversight. The excess funds withdrawn from the Trust Account were applied toward the Company’s necessary operating obligations, including: auditing services ($110,500), accounting services ($60,000), EDGAR filing fees ($24,000), legal counsel ($124,500), trust and custodial services ($55,000), transfer agent and solicitor fees ($38,000), and administrative and office costs ($20,000).

As a remedial action to prevent any similar administrative error in the future, the management has significantly enhanced internal controls by implementing the following measures: (i) mandatory dual authorization for all Trust Account withdrawals, requiring written approval from both the Chief Financial Officer and the Chairman of the Audit Committee; (ii) in September 2025, a dedicated segregated bank account was established exclusively for tax-related transactions. Funds in this account are restricted from being used for general operating expenses and are subject to dual oversight by the CEO and CFO; (iii) the requirement for a formal tax reconciliation prepared by a third-party professional prior to any tax-related withdrawal; (iv) enhanced quarterly board oversight of all trust fund activity; (v) continuous monitoring and regular internal reviews; and (vi) the promotion of a robust culture of transparency and compliance.

These actions collectively demonstrate the Company’s commitment to maintaining robust internal controls and compliance with all applicable regulations.

Going Concern

We have until April 18, 2027 to consummate an Initial Business Combination. If we are unable to do so, we will be required to liquidate. Because we have no operating revenues, limited cash outside the trust account and a mandatory liquidation date if a business combination is not completed, management has determined that these conditions raise substantial doubt about our ability to continue as a going concern. No adjustments have been made to the carrying amounts of assets or liabilities should we be required to liquidate after the end of the combination period.

Off-Balance Sheet Arrangements

We did not have any off-balance sheet arrangements as of June 30, 2026.

Contractual Obligations

Other than our obligations under related-party promissory notes, a three-year operating lease for a Lexus vehicle effective October 29, 2024, and our deferred underwriting commissions and representative shares payable upon completion of our Initial Business Combination, we do not have material long-term debt, capital lease obligations or other long-term contractual commitments.

As of June 30, 2026, deferred underwriting commissions and representative shares totaled $2,723,060, consisting of cash commissions of $2,395,855 and representative shares issuable in connection with the Initial Public Offering.

Critical Accounting Estimates

The preparation of our financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Our significant accounting estimates include the valuation allowance for deferred tax assets.

BUSINESS OF AIWAYS EUROPE

In this section, references to “Aiways Europe,” “AE,” the “Company,” “our,” “us” or “we” refer to Aiways Automobile Europe GmbH. References to “management” or “management team” refer to Aiways Europe’s officers and directors.

Overview

Aiways Automobile Europe GmbH (“Aiways Europe” or “AE”) is dedicated to the development and distribution of battery electric vehicles (“BEVs”), bringing advanced technologies and affordability to the European market. Since commencing its operations in 2020, Aiways Europe has been importing, distributing, and supporting BEVs from Aiways China in 16 European countries.

Our operations encompass the following areas:

1.Importing electrical vehicles from China to Europe;

2.Distributing electrical vehicles across 16 European countries, with direct-to-customer sales in Germany;

3.Managing customer relationships and providing aftersales support and parts to ensure ongoing engagement and satisfaction;

4.Operating a technical center in Munich, Germany focused on calibrating and adapting our vehicles to meet customer expectations and standards in Europe;

5.Preparing to launch local manufacturing to increase operational and tax efficiency and attain product diversity, and supply chains in order to reduce reliance on imports from China.

Since 2020, Aiways Europe has been operating as the exclusive distributor of Aiways vehicles within Europe, earning revenue through commissions by selling electrical vehicles made in China to importers and dealers in its European network. To date, Aiways Europe has sold approximately 6,000 vehicles through its importers, dealers and directly, and has received positive feedback from both customers and the automotive press in general.

Despite strong market demand for our products, in 2022 and 2023, global shortages of chips and automotive components severely constrained production capacity of our supplier. Additionally, Aiways China has suspended its manufacturing since February 2023 due to lack of sufficient cash to fund its supply chain. Subsequently, Aiways China reduced its staff considerable and is currently focused on a plan for a re-start either as a body in white (which refers to the vehicle’s bare metal shell, before any other parts such as chassis, engine or interior are added) supplier to Aiways Europe or as a manufacturer of fully built vehicles. Aiways Europe has been informed by Aiways China that it will need approximately 63.177 million RMB (approximately $8.63 million) in order to resume production, including (i) approximately 4.613 million RMB (approximately $0.97 million) for the recovery from single equipment malfunctions (which is needed in order to provide bodies in white) and (ii) approximately 58.564 million RMB (approximately $8 million) for full production line recovery.

Between 2020 to 2021, Aiways Europe sold its Aiways U5 model. Aiways Europe achieved notable success, ranking as the top-selling new energy vehicle (NEV) brand from China in Europe in 2021. Aiways ranked third among Chinese brands with European ties, just behind SAIC’s MG and Geely’s Volvo in 2021, measured by the number of cars sold. During the period of 2021 to 2022, Aiways Europe expanded its operations to 16 territories, including France, Germany, Spain, Italy and Israel. Aiways Europe has built a robust system that consists of EV distribution (i.e. dealers and sales outlets) and aftersales support networks (i.e., networks of auto repair shops) throughout European markets. In April 2023, Aiways Europe introduced the U6 SUV coupe, receiving positive reviews from the automotive press across Europe. At the time, Aiways Europe was informed by Aiways China of an imminent production restart, even though the manufacturing slowdown had initially been communicated as a temporary issue. However, this slowdown ultimately became a full halt, leading to the shipping of fewer than 500 cars that year; only 45 U6 models were delivered to Europe that year, 20 of which were delivered as demos outside of Germany.

During the current shutdown, Aiways Europe’s operations include servicing existing customers and delivering on warranty commitments as well as developing a plan to restart its distribution business through an approach of European production through assembly lines with components provided by Chinese suppliers, to find new suppliers in the same business area (EVs from China) and to branch out to light vehicles (L6 and L7 vehicles), which are limited in speed to a maximum of 90km/h and therefore have lower homologation (i.e. approval for registration and driving on public roads in Europe) requirements. In order to diversify its supply of vehicles and restart production, Aiways Europe has recently executed two contracts with new suppliers and now has contracted with three suppliers: Aiways Shangrao, UPower and ZhiDou.

UPower is a company based in Shanghai, China, which develops light commercial vehicles (“LCVs”) and has them manufactured by a third party in China. ZhiDou is a company based in Lanzhou City, Gansu Province in China, which develops and manufactures L7e type vehicle (light vehicles). For more details on the UPower Agreement and ZhiDou Agreement, please see “— Material Contracts”. During 2025, we sold a total of 53 vehicles and started the selling process of both ZhiDo and UPower vehicles. We believe that our agreements with UPower and ZhiDou will be sufficient to supply additional vehicles for our resale to restart the business in February 2026.

Additionally, on June 30, 2024, Aiways Cayman and Aiways Europe entered into an agreement (“2024 Agreement”), pursuant to which Aiways Europe will order vehicles of U5 and U6 for the European market from Aiways Cayman, starting in 2026. In addition, Aiways Europe has received an offer from a third party to outsource EV manufacturing in Europe and are currently working through the process of establishing a collaboration, which would require the production of unpainted car bodies (i.e., the steel and aluminum frame of the vehicle before painting and before any parts like steering, brakes, seats have been assembled) to be resumed in the plant in Shangrao, Jiangxi province, China.

Growth Opportunities

Historically, Aiways Europe was dependent on the production of Aiways vehicles in China. As Aiways China halted its manufacture of vehicles, Aiways Europe became unable to sell any vehicles. However, in its next stage of development, which has already commenced, Aiways Europe will no longer depend on Aiways China’s production of vehicles, but will utilize different sources, while also assembling Aiways vehicles in Europe.

Aiways Europe expects that the growth in battery electric vehicles (BEVs) in Europe to continue, as per a report by Schmidt, an auto research company. Aiways Europe also anticipated that light commercial vehicles will see a similar trend in electrification. Germany, the biggest vehicle market, is planning to increase support for BEVs in 2025. In 2026, the number of BEVs sold will need to increase significantly for Europe to keep their planned goals of electrification. We therefore expect a very robust market in 2026 for BEVs, when most of the increase of volume for Aiways Europe is planned.

At the same time, Aiways Europe has received indications from Aiways China that they think they will be able to re-start production in early 2026. Given the previous success with the U5 and U6, we believe that we can re-start sales with new and improved product and achieve volumes that are contingent with our plans. A part of the volume will go to dealers as demonstrator vehicles, which will cover a large portion of our initial volumes. However, our ability to reach these volumes will depend on receiving such volumes from our suppliers and their ability to manufacture and ship these products in the assume quality and volumes.

Recent Developments

In November 2025, Aiways Europe re-started its business by sourcing vehicles from vendors in China and that several such vehicles have arrived in Europe and been tested by customers.

History and Corporate Structure

Aiways Europe was incorporated in 2019 as a wholly owned subsidiary of Gumpert Aiways Automobile GmbH, which is a 90% non-wholly owned subsidiary of Aiways Automobile Co., Ltd. (formerly known as Jiangxi AI-WAYS Entity Co., LTD), making it one of the first Chinese BEV startups to enter the European market. Sales operations began in 2020 with the notable sale of 500 U5 models to rental companies SIXT and Hertz for use in Corsica, France, a major European tourist destination. This marked the start of Aiways Europe’s rapid expansion over the subsequent two years, as it signed distribution agreements with distributors in key European markets and began selling vehicles in countries across the European continent in 2021 and 2022.

In June 2020, Aiways Europe became a wholly-owned subsidiary of Shanghai Aiways Automobile Import and Export Ltd (“Aiways Shanghai”). Aiways Europe took the role of the European outpost of U5 and, later, U6 vehicles, being a distributor as well as the technical center in Europe with input to product definition, to engineering, and with its own testing of vehicles and adjustments of calibration based on European standards. In September 2021, as part of the restructuring of Aiways Holdings Limited, our parent company (“Aiways Cayman”), Aiways Europe became directly owned by Aiways Hong Kong Holding Limited (“Aiways Hong Kong”).

On May 29, 2024, Aiways Hong Kong, entered into a Share Purchase Agreement (the “Purchase Agreement”) with Aiways Tech Limited (“Aiways Tech”), AIWAYS FUQIANG HOLDINGS LIMITED (“Aiways Fuqiang”), KEY WE LIMITED PARTNERSHIP (“Key We”), KEY JUNE LIMITED PARTNERSHIP (“Key June”), and FU DING INVESTMENT LIMITED (“Fu Ding”, together with Aiways Tech, Aiways Fuqiang, Key We and Key June, the “Debt Holders”).

Pursuant to the Purchase Agreement, the outstanding principal plus accrued interests owed to Aiways Fuqiang, Key We, Key June and Fu Ding were converted into equity interest in Aiways Europe, and Aiways Tech transferred to Aiways Fuqiang, Key We, Key June and Fu Ding 50,672, 21,840, 18,984 and 69,281 shares of Aiways Europe, respectively. The restructuring consummated on May 29, 2024. We believe that the restructuring has solidified Aiways Europe’s financial position. For more information on this reorganization, please see “Business about Aiways Europe — History and Corporate Structure” beginning on page 196 of this proxy statement.

On May 30, 2024, Aiways Technology Limited, the wholly-owned subsidiary of Aiways Cayman (“Aiways Technology”) and Aiways Tech entered into a licensing agreement, pursuant to which, Aiways Technology licensed certain intellectual property rights related to car manufacturing and research to Aiways Tech. On the same day, Aiways Tech and Aiways Europe also entered into a licensing agreement, pursuant to which substantially the same intellectual property rights are further licensed to Aiways Europe for exclusive use in the European market. Accordingly, Aiways Europe is permitted to utilize the licensed intellectual properties in its operation in Europe.

As of the date of this prospectus, our current shareholder structure is as follows:

Our Industry

The global automotive industry is currently going through a major change due to the rapid shift towards BEVs, which are generally expected to replace internal combustion engines (“ICEs”) within the next 5 – 10 years as the major form of propulsion due to cost advantages on both purchasing price and total cost of ownership as well as governmental incentives to lower CO2 emissions. Another major industry development is that new entrants into the automotive industry from China compete solely on BEVs and have the largest homegrown BEV market with accompanying economies of scale in battery production.

The global automotive industry is rapidly transitioning toward BEVs driven by environmental concerns and technological advancements. Aiways Europe operates within this evolving landscape:

1.Transition Dynamics:

•We believe that the car industry will make a major shift from ICEs to BEVs over the next 5 to 10 years. While certain geographies may continue to favor ICE vehicles, we believe that the increasing adoption of solar power and expanded charging infrastructure will significantly reduce the number of such regions. According to forecasts by Schmidt Automotive Research, a UK-established and Germany-based European automotive industry market consultancy and publisher, BEV may reach 60% of sales in Western Europe by 2030 (CAGR of 23% compared to the 2024 end of year forecast).

•The European automotive sector, in particular, is grappling with the dual impact of the aftermath of the pandemic and the transition to BEVs. Major corporations such as Volkswagen, Stellantis, BMW, and Mercedes are struggling to adapt their extensive product lines to BEV technology, impacting their market competitiveness.

2.Competition and Market Penetration:

•In Europe, Chinese BEV startups generally have yet to gain a notable market share and many are facing operational challenges, and difficulties in achieving high sales volumes. According to Schmidt Automotive Research, for example, a very successful BEV startup in China sold less than 1000 units from January to July 2024 in Europe; in comparison, a major European car manufacturer sold nearly 200,000 BEVs in Europe during the same period.

•In China, Chinese domestic manufacturers have gained substantial market share and currently outsell European brands, offering cheaper and technologically advanced options compared to European international automakers. As a result, according to Schmidt Automotive Research, China accounts in 2024 for approximately 40% of the global registration of NEVs, including “plug-in hybrid electric vehicles” (PHEVs) (a class of electric vehicles which are driven by electrical motors and have a combustion engine on board to recharge the battery).

3.Cost and Pricing Issues:

•The global automotive industry has seen a general increase in car prices in recent years. This trend is especially pronounced in the BEV sector, where European OEMs have initially introduced new electric drivetrains in luxury models before making them more widely available. Even if this has now reversed, it led to the fact that car prices and particularly BEV prices are high.

•According to the International Energy Agency, a body of the United Nations (“IEA”), while the total cost of ownership (TCO) for battery electric vehicles (BEVs) is already lower than ICEs, in Europe, their upfront purchase price remains higher compared to internal combustion engine (ICE) vehicles. As such, there is significant demand for affordable BEVs, but this demand has yet to be fully met. Historically, high battery costs have limited the production of low-cost BEVs with adequate range (500km and above) and charging performance (at a power of 200kW and above).

•According to the IEA, 60% of BEVs sold in China in 2023 were already cheaper than their average ICE equivalents when BEVs remain 10 to 60% more expensive than their ICE equivalent in Europe and the United States.

4.Battery Technology:

•Batteries account for a large part of the cost of a BEV and there is no technology which will be imminently available to further reduce this cost dramatically. However, by working on the current battery setup in small steps of improvement, in particular by Chinese cell manufacturers, costs have been reduced in recent years. If this progress continues, we believe that BEVs will be cheaper than ICE vehicles while featuring similar performance (driving range and horsepower) with ICE vehicles within the next few years.

5.Infrastructure Development:

•The development of charging infrastructure is critical for the wide adoption of BEVs. While historically, inadequate charging infrastructure has been a bottleneck in a wider adoption of BEVs, the situation is improving significantly across most of continental Europe. Governments and private entities are investing in expanding both public and private charging networks, which is helping to alleviate “range anxiety” (the fear of not being able to make it to your destination due to running out of electricity) and support the growing number of BEVs on the road. According to Schmidt Automotive Research, quoting the EU’s AFIR charging infrastructure act, “‘trans-European transport (TEN-T) network’ fast chargers of at least 150kW are required to be in place every 60km from 2025.”

6.European Legal environment:

•European Tariffs: Recently, in November 2024, the EU imposed tariffs of up to 36% in addition to the 10% existing custom duties on Chinese electric vehicles (EVs) in order to counter what the EU claims are unfair subsidies from the Chinese government, which allow Chinese manufacturers to sell EVs at lower prices in Europe. These tariffs could raise the price of Chinese EVs in Europe, potentially slowing sales of Chinese EVs in the short term, while encouraging more local production or partnerships.

•CO2 Regulation: The Corporate Average Fuel Economy (CAFE) regulation sets an average CO2 emission limit that manufacturers must not exceed, providing a significant incentive to adopt electric vehicles. Currently, the limit is 120 g/km (according to the industry standard for determining pollutant levels, the Worldwide Harmonised Light vehicles Test Procedure ), but will drop to 93.6 g/km, according to the Worldwide Harmonized Light Vehicles Test Procedure (“WLTP”) in 2025. According to Schmidt Automotive Research, this reduction will strongly motivate OEMs to accelerate the deployment of BEVs on the road.

These challenges underscore the complexity of the global transition to BEVs and highlight the opportunities for innovation and growth within the sector. We believe Aiways Europe is strategically positioned to address these challenges. We believe Aiways Europe is poised to provide the right level of charging speed and has secured a path to local production in Europe to avoid high tariffs, with its sophisticated understanding of European market, a management and operation team with local expertise, an established network of distributors, competitive pricing and lower costs by sourcing from manufacturers and suppliers in China, and supply of materials, including batteries of the advanced technology, we believe Aiways Europe is poised to provide the right level of charging speed and has secured a path to local production in Europe to avoid high tariffs.

Market Opportunities

1.Growing BEV Market:

•The transition to BEVs is accelerating globally, with increasing demand driven by environmental regulations and technological advancements. Aiways is well-positioned to capitalize on this trend with its competitive product offerings and cost-effective manufacturing strategy.

•Additionally, we believe that we will be able to engage in the opportunity to sell CO2 ‘credits’ to manufacturers which sell too many ICE vehicles in a CO2 exchange group, as we did in 2021. This opportunity has opened up due to the volume of the BEVs of some European competitors not being as high as they assumed, and the European Union allowing for a CO2 credit exchange programme.

2.High Demand for Affordable BEVs:

•There is a significant market gap for affordable BEVs, as many consumers would opt for BEVs but are unable to pay the current market prices. Aiways Europe’ focus on cost efficiency and localized production enables us to address this demand effectively, offering competitive pricing without compromising on quality.

•There has been a recent increase in demand for plug in hybrid vehicles, and this solution is generally seen as a step towards the switch to BEVs, favoured in particular in countries with incentives for PHEVs (e.g. Germany) or rural areas where the charging network is not yet fully established (e.g. rural China).

3.Expansion Potential:

•With our established distribution channels and a strong brand presence in key European markets, we are well-positioned to expand further as supply constraints are resolved. Our strategic plans for local production will enhance our ability to meet growing market needs promptly.

4.Technological Advancements:

•Ongoing improvements in battery technology and charging infrastructure present opportunities for innovation and market growth. Our commitment to incorporating the latest advancements into our products ensures that we remain at the forefront of the BEV market in Europe.

These strengths and opportunities highlight out strategic advantages and potential for growth in the evolving automotive landscape.

Our Competitive Strengths

Aiways Europe distinguishes itself in the automotive landscape through the following strengths:

1.Cost Efficiency:

•Unlike traditional OEMs, Aiways Europe benefits from a cost-effective as well as high quality supply base in China, which, assuming resumption of operations, will optimize product costs while maintaining high-quality standards. This allows us to offer competitive pricing while ensuring product quality.

2.European Market Expertise and established Distribution Network:

•Aiways Europe has a local team with deep knowledge of the European automotive market and consumer preferences for the ideal sales process in every country. This ensures that Aiways Europe can use the most relevant sales partner and sales method per market. We have developed robust distribution channels across 16 European countries, including key markets such as Germany, France, and Spain. Although marketing activities were limited recently due to supply constraints, we have maintained customer engagement and aftersales support, positioning us for reengagement and expansion when production resumes.

3.Localized R&D and Manufacturing:

•Our European R&D unit enables us to adapt product definitions to meet European requirements efficiently. This ensures that our products meet European standards and are tailored to local preferences, such as avoiding intrusive warning sounds This localized approach, combined with cost-effective manufacturing in China, allows us to offer targeted products at competitive prices. We are also planning to leverage existing plants or third-party assemblers in Europe, potentially starting production within 6 months of our anticipated month of Closing, ahead of many competitors. This production could either be Aiways Europe products or another product from one of the third party suppliers that we are currently negotiating with.

4.Experienced Management Team:

•Our management team is led by our Managing Director, Alexander Klose, a veteran with experience from BMW, Ford, Jaguar Land Rover, and Volvo. Our team includes leaders with deep automotive expertise, such as our tech center head, CFO, and aftersales manager, as well as a business development manager with a background in tech startups. This diverse leadership ensures strategic insight and operational excellence.

5.Strong Industry Relationships:

•Our long-standing presence in Europe has fostered strong connections with key manufacturing players and distribution partners. This network facilitates quicker market entry and adaptability compared to competitors who are still in the planning stages of their production facilities.

Our Strategies

Aiways Europe’s strategy is to become a European BEV OEM deeply rooted in the European marketplace and inside the tariff barriers, developing product that is spot on customer demand, with a supply, manufacturing and engineering base in innovative and cost leading China.

Product — best fit to the demands of the European customer base and European style, while also being the lowest cost vehicle in its class:

•We will use batteries at China cost level (the lowest-cost Lithium iron phosphate battery or Sodium-ion battery) and adapt faster to latest trends particularly in battery development than European competitors.

•We are developing our own software for our vehicles, based on Android Automotive, a standard operating system, to fully tap into the cost reduction and software defined vehicle capabilities of China.

•We are extending our product line-up in the same way of styling as the U5 and U6 products of Aiways, which has proven to being attractive for European consumers. The expansion will be in particular into the low cost L6 and L7 segments, which are supposed to replace the sub AA vehicles, i.e. the segment of smallest cars, in Europe as well as into the LCV space. In the LCV, L6/L7 segments, we have entered into agreements (with UPower and ZhiDou, respectively) to supply us with vehicles commencing in the second half of 2025. We expect to ask for first supplies to be delivered in early 2027.

Distribution — avoiding duties, building on traditional dealers, and embracing new formats:

•We are in advanced planning for local production in Europe. Production in the Aiways plant in Shangrao is anticipated to resume within 2027 and will deliver at least car bodies for the European production.

•For distribution to customers, we will rely on our current and new dealer network of traditional car dealers. We believe the distribution will be effective by lowering the standards required for signage and brand specific buildings.

•Aiways Europe is engaging with a new revenue model, in particular, the subscription model (similar to leasing, but with shorter holding periods). Aiways Europe is seeking to capitalize the new opportunities in the European car market by combining subscription, leasing, and sales of new cars and leasing of used cars.

Aftersales — radically reducing costs and improving customer satisfaction with full Over The Air (“OTA”) software updates:

•The U6, which has not commenced sales, is equipped with a full OTA diagnosis and update capability. Aiways Europe will extend this capability and implement all customer processes in this manner in order to reduce cost of warranty and increase customer satisfaction by remote diagnosis in the event of any issue with the vehicle.

•Aiways Europe has established a full-service network throughout Europe, comprising of a parts delivery warehouse and system, roadside assistance and selected workshops in key countries. We plan to expand the workshop coverage throughout Europe.

Competition

Competition in the European automotive industry is intense and constantly evolving. We believe that new regulatory requirements for occupant safety and vehicle emissions, along with advancements in powertrain technology and consumer electronic components, are driving the industry toward electric vehicles. Shifting customer needs and expectations further accelerate this transition. We believe the key competitive factors in our markets include:

•Pricing;

•Technological innovation, particularly in battery technology;

•Vehicle performance, quality, and safety;

•Service and charging infrastructure;

•User experience, during usage and in aftersales;

•Design and styling; and

•Manufacturing efficiency.

The European automotive market is already highly competitive, and we expect competition to intensify in the future. In addition to traditional domestic car manufacturers, the market will face growing competition from international automakers, joint ventures, and new electric vehicle manufacturers.

The car manufacturers active in BEVs in Europe can be divided in four categories

•European Manufacturers:    VW Group, Stellantis, Renault, Mercedes, BMW, and Volvo, are well-established players in both ICE and BEV manufacturing. These companies operate numerous plants in Europe and command high sales volumes. However, they face challenges transitioning from ICE to BEV production.

•Korean and Japanese Manufacturers:    Toyota, Hyundai, Kia, and others from Korea and Japan are similarly engaged in both ICE and BEV production. They share similar challenges with transitioning their manufacturing base from ICE to BEV models.

•Challenger:    Tesla, the first to offer an all-BEV lineup in Europe, does not face the transition challenges of ICE-focused manufacturers, giving it a unique edge in the market.

•Chinese New Entrants:    Brands like MG (SAIC Group), BYD, XPeng, Nio, Great Wall, and Polestar (Geely Group) are aggressively entering the European market, capitalizing on their focus on BEV production without needing to transition from ICE.

In Europe, Aiways competes primarily within the growing electric SUV and crossover segments, which account for 61.4% of European BEV sales in the first half of 2024 according to Schmidt Automotive Research.

Tesla remains a key competitor in the European market, with the Model Y competing directly with the Aiways U5 in the electric SUV segment. The Model Y’s established presence and Tesla’s extensive charging network offer strong competition, although Aiways will differentiate itself by introducing affordable pricing and a design tailored to the practical needs of European customers.

Volkswagen’s ID.4 and ID.5 are significant competitors, representing the push of traditional European automakers into the EV market. These models demonstrate robust sales performance and established brand recognition. Similarly, Hyundai’s Ioniq 5 and Kia’s EV6 compete in the same segments, combining advanced design with compelling performance. Skoda’s Enyaq iV and Renault’s Mégane E-Tech Electric further highlight the competition from well-established European manufacturers leveraging their local market presence, with these models known for their practicality and alignment with European tastes. Despite this strong competition, the Aiways U5 and U6 effectively challenge these rivals by offering a compelling balance of competitive range, high-quality interiors, sleek modern design, and accessible pricing, making them attractive alternatives for European consumers seeking innovation and value.

Emerging brands like Nio and Xpeng are gradually entering the European market with technologically advanced electric vehicles that emphasize user experience and connectivity. Models such as Nio’s ES6 and Xpeng’s G6 target similar customer segments as the Aiways U5 and U6, focusing on modern design and innovative features. However, given their relatively low sales performance in Europe, Aiways views these brands more as allies in shaping the market. Together, they contribute to increasing awareness and acceptance of alternative Chinese EV brands as viable and competitive options for European consumers.

The Aiways U5 and U6, the two vehicles that Aiways Europe plans to sell, stand out in this competitive landscape by emphasizing innovation, simplicity, and cost-effectiveness. With a strong focus on electric efficiency, spacious interiors, and modern features like AI-enhanced connectivity, Aiways is building a reputation as a smart choice for European consumers who prioritize value, sustainability, and forward-thinking design.

Our products

We aim to initially focus on the launch of a new light vehicle brand in Europe and have finalized an agreement with a Chinese supplier called ZhiDou for an adapted product for the European market. L6 and L7 vehicles (light vehicles) represent a growing niche in Europe which, Aiways Europe believes, is poised to become as significant as the A segment (i.e., the city cars, or the smallest category of cars defined.)

Aiways Europe has defined the vehicle characteristics and the different trim lines for the vehicles and ZhiDou is currently implementing all changes in the product and the production line for a start of production in April 2026. In the first half of the year 2026, we anticipate that no production will be provided by Aiways China and we will fully rely on UPower and ZhiDou for production. Each of these manufacturers have fully operating plants that we anticipate will fulfill all of our 2026 production needs, assuming we are able to obtain the necessary funding for this production. However, in 2026, we will be required to supply vehicles and chassis for assembly in Europe and would require a further $15 million funding in order to fulfill this supply. We currently expect that Aiways China will be able to resume productions in 2026. However, we are also in negotiation with other third parties in the event that Aiways China will not be able to do so.

Aiways ZhiDou (still to be named)

We have likewise concluded a deal with UPower to exclusively distribute in Europe starting in early 2026. These vehicles are particularly attractive for a start in 2025 as they do not carry any of the new European tariffs and therefore do not require local manufacturing.

UPower is a start-up company that has developed a light commercial vehicle in two variants. The vehicle is homologated for Europe and had a start of production in March 2025. The production is performed by a large Chinese manufacturer of busses, called Kinglong.

Aiways UPower LCV (still to be named)

We are currently negotiating with several other suppliers to complete our product lineup and gain additional technological boost in software development.

In addition, Aiways Europe anticipates that it will restart the sale of upgraded versions of both the U5 and U6 offering better onboard experience, faster charging speed and extended range.

Aiways U5

The Aiways U5 is a mid-size all-electric SUV that combines practicality, performance, and safety. Measuring 4680 mm in length, 1865 mm in width, and featuring a 2800 mm wheelbase, the U5 offers generous interior space. Its cargo capacity starts at 496 liters, expandable to 1555 liters with the rear seats folded, making it ideal for both daily commuting and long trips.

Powered by a 63 kWh battery, the U5 offers a driving range of 400 km (WLTP) following a full charge, with an energy consumption of approximately 16.6 kWh/100 km. The front-wheel-drive layout, combined with a 150-kW electric motor, delivers 310 Nm of torque, allowing it to accelerate from 0-100 km/h in 7.5 seconds. The U5 also features a MacPherson strut front suspension and multi-link rear suspension, ensuring a smooth ride.

Safety and tech are at the forefront of the vehicle features, including six airbags, Blind Spot Detection, Emergency Brake Assist, and Adaptive Cruise Control. The U5 also includes advanced driving aids like Traffic Jam Assist and Parking Assistant. The infotainment system is centered around a 12.3-inch touchscreen, providing access to vehicle controls and an 8-speaker audio system.

Aiways U6

The Aiways U6 is a vehicle with a sportier styling than the U5, with its fastback SUV design. The U6 is slightly larger than the U5, at 4805 mm in length and 1880 mm in width. It features a 472-liter boot that can be expanded to 1260 liters with the seats down. Designed for drivers who prioritize style and performance, the U6 maintains its sleek appearance with a panoramic glass roof and enhanced aerodynamics.

Sharing the same 63 kWh battery but using a 160 kW motor developed by Aiways, the U6 achieves a range of up to 405 km (WLTP) while boasting slightly better energy efficiency at 15.9 kWh/100 km. The U6 accelerates from 0-100 km/h in 6.9 seconds, offering a dynamic driving experience. Built on Aiways’ More Adaptable Structure (MAS) platform, it incorporates lightweight materials and advanced tech, such as Active Lane Assist that allows the car to change lanes by simply using the blinkers while using Ai-Drive.

Aiways Europe’s objective is to always have an entry price positioning at least 10 to 15% cheaper than European competition with better equipped products.

In the future, we aim to import smaller vehicles from other Chinese OEMs. We have also started working on the design of rugged version of the U5 and a sleek version of the U6.

We estimate that in the future, less than 50% of our revenue will come from Aiways products, the majority coming from other manufacturers with running production, such as ZhiDou or UPower. As further described below, we have signed an exclusive distribution contract with UPower and a non-exclusive distribution contract with ZhiDou. In first three quarters of 2026, we anticipate that we will be solely reliant on these suppliers, and in late 2026, we plan to source vehicles from other suppliers, including Aiways China.

Material Contracts

UPower Agreement

On April 7, 2025, Aiways Europe entered into a distribution agreement (the “UPower Agreement”), pursuant to which UPower agrees to sell to Aiways Europe as the distributor, and Aiways Europe agrees to buy from UPower, electric commercial vehicles (developed and designed by UPower), which Aiways Europe may sell by itself or through its authorized dealers in the Denmark, Sweden, Finland, Norway, Iceland, Estonia, Latvia and Lithuania for the period of five years commencing on April 7, 2025. Pursuant to the exclusivity provisions of the UPower Agreement, UPower may not sell the goods and/or provide after sales services contemplated under the UPower Agreement in the countries above, without prior written consent of Aiways Europe, subject to certain conditions. Notwithstanding the provisions and limitations on exclusivity, UPower is permitted to sell the goods contemplated under the UPower Agreement, in the countries above, to certain customers, including customers who purchase of 100 or more electric vehicles for its own use and not for distribution or resale, diplomatic and consular agencies, international authorities or agencies and associated organizations, among others. Pursuant to the UPower Agreement, Aiways Europe shall strive to achieve certain sales target during the term of the agreement, and both parties shall meet to discuss the actual sales performance generally on a quarterly basis and annually; should Aiways Europe fail to achieve the sales targets for two consecutive quarter, UPower shall have the right to discontinue the exclusivity period by a written notice. If the exclusive distribution is terminated, Aiways Europe may continue to sell the products in the countries above, and if Aiways Europe achieved the sales targets after the failure above, upon determination and notice by UPower, the exclusivity may be resumed. Should Aiways Europe fail to achieve the sales targets for three consecutive sales quarters, UPower shall have the right to terminate the UPower Agreement.

ZhiDou Agreement

On April 16, 2025, Aiways Europe and ZhiDou entered into certain Foreign Sales Framework Contract (“ZhiDou Agreement”), pursuant to which ZhiDou agrees to sell to Aiways Europe as the distributor, and Aiways Europe agrees to buy from ZhiDou certain models of EVs (developed and designed by ZhiDou), which products and goods Aiways Europe may sell by itself or through its authorized dealers in Europe, except Greece and Italy for the period of two years commencing on April 15, 2025 and ending on April 15, 2027. The ZhiDou Agreement provides that ZhiDou may provide employees of Aiways Europe certain training in connection with sales and marketing of the goods and the agreement also contains customary provisions on protection of the intellectual properties of ZhiDou.

Restart of production in China

Aiways Europe expects the production of Aiways in the Shangrao plant to re-start during the second half of 2026. Due to the local manufacturing model that Aiways Europe will apply, the plant is required to re-start only in the stamping and welding facility to manufacture bodies in white with e-coating.

As of March 2025, Aiways China has already re-started part of the production to manufacture spare parts for doors and other smaller parts. It is expected that during 2026, Aiways China will be able to re-start full body in white production and deliver these for local assembly in Europe.

Both the local assembly in Europe and the re-start of body in white in China will require funding. Pursuant to our current agreements with Aiways China, Aiways China is responsible for funding such restart and operations. However, Aiways Europe, understanding that this funding may not be fulfilled by Aiways China, has incorporated contingency funding into its business plan for 2026 to ensure that the IP licensed to Aiways Europe (Aiways vehicles) may be utilized and start of production for the parts necessary for Aiways Europe can be secured. This funding is contingent and dependent on the Closing of the Business Combination along with a PIPE investment.

Based on our current projections, we will need an aggregate of $40 million to achieve our full growth plan over the next three years, which consists of the sale of 170,000 vehicles through both local manufacturing in Europe, as well as importing vehicles from other partners such as ZhiDou and UPower.

If we can obtain an aggregate of $20 million in financing, we will not be able to invest in local manufacturing; however, we would be able to expand from ZhiDou and UPower to other suppliers and to expand volume. In this case, we would project sale of 54,000 vehicles by 2027.

At a minimum, in order to start commence production with ZhiDou and UPower, we would require an investment of $6 million.

If this funding is unavailable, or if the anticipated timeline is extended, our business plan may need to be updated to accommodate this development.

The local assembly will require additional funds for initial investment into tooling, arrangement of assembly processes as well as software development, which has been incorporated in our financial plans.

The production capacity of the Shangrao plant as well as the capacity of the local assembly plant in Europe are commensurate with the plans the company has developed for the next 2 years. The company has an agreement with Aiways China that reserves the necessary production capacity in the plant.

Customer Service

Customer service in the car industry is comprised of several areas:

•Maintenance of vehicles

•Mechanical repairs, either during warranty or after warranty, and quality assurance for any issues that might become apparent in these repairs

•Mechanical upgrades, e.g. towing hitches

•Crash repair, mainly for body parts

•Roadside assistance or other assistance services

•Other services, e.g. software upgrades, connectivity services

Aiways Europe provides all these services to its end users. In the case where any mechanical intervention is required (repairs or upgrades), this is done through third party suppliers, who have been authorized by Aiways Europe or the distributors in a region. In Germany, an independent repair chain, AutoTeileUnger (“ATU”), has been contracted for vehicle servicing. Similar arrangements with local repair networks are in place across other European countries through importers.

BEVs are much less mechanically complicated than ICE vehicles. Therefore, there is also much less wear and tear of mechanical components, some of which simply do not exist in a BEV vehicle (e.g., no exhaust, no multi speed gearbox, etc.). Aiways Europe has therefore opted not to have scheduled maintenance of its vehicles and believes that there will also be fewer warranty claims on these vehicles.

For software matters, in the model year 2026 (i.e. manufactured in 2025) of the U6, it is contemplated that OTA will be fully implemented. More software issues will be fixable OTA, or will at least be diagnosed OTA. This should lead to much improved customer satisfaction and less cost for warranty. This OTA approach also allows the company to provide further services to its customers. Currently, we provide a navigation service with a third party supplier, which is linked to the cars via our cloud and allows navigation specifically catering for the charging requirements and locations of the Aiways vehicles. The OTA services also enable us to preheat vehicles remotely, stop and start charging (as might be necessary to avoid surcharges).

For technical issues encountered by our customers, we have a multi-tiered support team, including the local repair shops (available for general and easier problems), technical supports by regional importer our BEVs whose experts can answer more technical questions, technical support center in Munich, whose experts who will first diagnose the problems and, if unable, replicate the problem at the center in Munich attempting to find the solution; if this still fails, we will send an expert to our customer to diagnose the issues in person. The team has access to a fleet of vehicles to replicate faults and develop solutions. Additionally, technical intellectual property, including software, drawings, and processes, is available to ensure efficient problem resolution and product modifications when necessary. To enhance service efficiency, a dedicated parts warehouse is maintained in Europe, significantly reducing lead times for parts delivery to the market.

The warranty coverage of a vehicle is an important decision item for customers. The Aiways Europe warranty coverage includes:

•Motors:    8 years or 150,000 kilometers.

•Other Components:    5 years or 150,000 kilometers.

•Paint:    4 years or 150,000 kilometers.

•Corrosion:    10 years, with no mileage limit.

This comprehensive warranty and support structure, coupled with the European parts warehouse, ensures reliable service and quicker response times for parts, providing long-term peace of mind for customers.

Aiways Europe is following up on any quality issues that might arise over time and have to be covered by warranty. In cooperation with Aiways China, these issues will either be dealt with by engineering changes to the vehicle or by changes in the manufacturing process or manufacturing process control of suppliers.

Research and Development (“R&D”)

Aiways Cayman has a main R&D center in Shanghai, China. This R&D center has developed the two vehicles which Aiways Europe has been marketing. The technical center of Aiways Europe has worked with the R&D center of Aiways Cayman to define the requirements of the vehicles and adapt the vehicles to the European requirements as well as testing the vehicles in that European environment.

In the latest restructuring of the company, Aiways Europe entered into a licensing agreement with Aiways Technology, pursuant to which Aiways Technology is entitled to utilize the intellectual properties that Aiways Tech holds. This allows Aiways Europe to contribute to the further development of the vehicles, in particular the areas which Aiways Europe deems important in the current market environment:

•Battery flexibility:    adjust the battery such that new cells can easily incorporated and the battery can be kept up to date without major investments for each different cell type

•EE Architecture:    develop new EE architecture that allows for less costly wire harness and electronics and a full over the air diagnosis and update system

•Customer benefit feedback adjustment:    Customer feedback will be a major driver of the R&D efforts, in particular with regards to the customer interface. Based on the EE structure the UX will be used for any upgrades to help customer get a better experience rather than just new features.

It is a specific decision of Aiways Europe not to invest into any base research, for example, to develop our own batteries. Aiways Europe focused in the past and will focus in the future on using the latest technology in our vehicles supplied by third party suppliers, particularly in China. Aiways Europe will build a separate group of staff for R&D in China to manage these activities, including the Aiways R&D center which will be one of the third-party suppliers. Agreements are already in place for such next step developments.

Aiways Europe believes that combining the product definition capabilities in Europe — which is much closer to the customer than any of its competitors — with the Chinese cost base of R&D and with the innovative power especially in the area of batteries and UX software will give it a clear competitive advantage over peers in either China or Europe.

Our Operations

Aiways Europe has been selling products of the Aiways brand to end customers directly in Germany, and to end customers via various intermediaries in the other countries. These intermediaries are importers and dealers (sales to private customers) as well as leasing companies, large fleets and rental companies.

Currently, our products include the model U5, a mid-size SUV and the Model U6, a mid-size SUV-Coupe. Both vehicles have been sold in several different trim levels with one battery size of 63kWh, offering a range of 400 km, according to the WLTP standard. We intend to expand the driving range of our vehicles by adding different battery sizes to U5 and U6, as well as by sourcing other vehicles from other Chinese manufacturers.

Our business process for both of our current vehicle models can be depicted in the below chart:

Prior to suspension of production, vehicles were shipped directly from China, typically departing from Shanghai and arriving at the port of Zeebrugge in Bruges, Belgium. From there, transportation to final destinations is managed by various means, including boat, truck, or train.

At present, Aiways Europe sources cars and components solely from Aiways China. Aiways has finalized supply arrangements with other suppliers to expand its product lines and become less dependent on one single supplier.

To enhance efficiency and mitigate the impact of tariffs, a Semi-Knock-Down (“SKD”) model is being implemented in preparation for local manufacturing. This approach involves shipping vehicle parts, which count for the largest part of the production cost, to an assembly location in Europe, where vehicles are then assembled before being distributed across European markets.

The SKD strategy offers several advantages:

•Tariff Reduction:    Local assembly helps to reduce the impact of import tariffs.

•European Quality Assurance:    The “Made in Europe” label underscores a commitment to high-quality standards and local expertise.

•Market Adaptation:    Local assembly facilitates quicker adaptation to European market needs and preferences.

•Competitive Pricing:    This model enables the delivery of high-quality vehicles at competitive prices, with a reduced or zero of the punitive tariffs.

•Faster start of production of Aiways:    the model only requires the Aiways plant to manufacture e-coated bodies (full vehicle chassis coated with a first corrosion proofing), which is much easier to implement than a full vehicle production.

In Germany, a comprehensive distribution network has been established through a website and 50 agent locations. Plans are underway to expand this network to at least 100 dealerships within the first year of restarting production.

The distribution strategy focuses on:

•Opportunity:    European OEMs are downsizing their distribution networks, opening opportunities for partnerships with high-performing independent dealers.

•Granularity:    Partnering with these dealers allows for access to both major cities and regional areas, broadening market reach.

•Stock Financing:    Dealers will handle inventory purchases themselves, reducing financial burdens.

•Cost Efficiency:    Collaborating with established dealers leverages their existing infrastructure, avoiding the need for new flagship stores.

•Speed:    This approach enables rapid market coverage in high-demand areas.

Engagement with major online car distribution platforms is in progress to generate leads for dealers, and agreements with subscription customers and leasing companies will be renewed to improve product accessibility.

To support this network, we plan to hire more employees for direct sales and roadshows. A dedicated customer success team will use AI to manage common inquiries and address key issues. Additionally, we plan to build a key account team with focuses on fleet sales, primarily targeting Germany in the initial years.

In other European countries, importers have exclusivity for private sales within their territories and can appoint dealers or agents. Importers are selected based on their distribution capabilities, and while they do not have exclusive rights to fleet sales, opportunities across the distribution network will be pursued.

Our products require a number of raw materials that currently are in abundant supply, but could become scarce with further expansion in BEV production or for other reasons. We could also face parts supply issues, as was the case in certain prior years due to increased demand caused by the further digitization of our products or for other reasons. Labor shortage could be an issue for our further growth particularly in Europe, where shortage of skilled workers has been an issue for a number of years. As we source from more than one supplier, we believe we accounted for any such supply issues, but due to the fact that these suppliers are currently based in China, they could all face similar challenges to supply of raw materials or parts.

Our Customers & Revenue Model

Aiways Europe’s revenue model is based on three main pillars:

1. Sales to Distributors:

•Country Distributors:    Previously, Aiways Europe only collected a fee for facilitating transactions between Aiways China and European importers. Moving forward, Aiways Europe has contracted to be the sole importer of Aiways vehicles for Europe pursuant to an IP licensing agreement and a supply agreement, purchasing vehicles (or bodies to be assembled in Europe) directly from Aiways Cayman and selling them to distributors across different markets.

•Local Distributors (Dealers):    In Germany, Aiways Europe initially operated with an agency model, where test drive centers earned commissions on sales without bearing the cost of maintaining stock. With many OEMs streamlining their distribution networks, there is increasing opportunity to partner with independent dealers. As a result, Aiways Europe plans to transition to a traditional dealer network in Germany, selling vehicles directly to these dealers, enabling Aiways Europe to sell inventory to dealers even prior to a customer order.

2. Direct-to-Customer Sales:

•In Germany, Aiways Europe will sell directly to private and fleet customers (customers who purchase five or more vehicles). In the rest of the European markets, Aiways Europe also has the ability to sell directly to fleet customers.

3. Aftersales & Accessories:

•Repairs and Accessories:    Vehicle repairs, including crash repairs and post-warranty service, serves as an additional profit center. Accessories will be offered directly to customers or through distributors and aftersales partners.

Historically, our car sales revenue has been generated exclusively from Aiways vehicles, including brokering transactions for Aiways China and aftersales activities. In the future, we plan to import and sell additional Chinese brands and are currently in advanced discussions regarding the import of L6 and L7 vehicles.

To date, our revenue split has comprised of direct sales to end customers (60% to 80%), facilitating transactions between Aiways China and distributors (10% to 25%) and aftersales activities (10% to 15%).

Based on its current business plan, Aiways Europe anticipates that sales to retailers and distributors will represent approximately 78% of our revenues, approximately 19% will be generated by direct sales to fleets and rental, and aftersales and options will represent approximately 3% of our revenues.

Employees

We believe that we maintain a good working relationship with our employees and to date, we have not experienced any labor disputes. Our number of employees were nine as of December 31, 2025. As of the date of this proxy statement, all of our employees are located in Munich, Germany. The following tables show our labor force as of December 31, 2025.

Function	Number of Employees
Research and development	1
Sales and Marketing	2
IT1After-sales	3
General and administrative	3
Total	9

Properties

The company leases a property that serves as office and technical center in Munich.

Lessor	Lessee	Location	Area (Square Meter)	Annual Rent	Term	Use
Fidcap group	AE	Munich, Tölzer Str 30	848	120,000 Euro	Fixed to August 2027	Offices and Engineering center

The table summarizes the asset categories and their total values as follows:

Categories	Description	Units/Sets on September 30, 2024	Net Book Value on September 30, 2024
IT software/intangible assets	SAP, E-COC, CGI 360° Visualizer Interior/Exterior	6	129,020.65 EUR
Demo Cars	using for leasing, test-driving, training, Fleet & Marketing	39	626,210.35 EUR
Operating/business equipment	repair, diagnose tools	63	41,165.50 EUR
IT technology incl, laptops	laptops for employee & diagnose	62	17,395.21 EUR
office equipment	office locking system, equipment & furniture	6	1,759.70 EUR
Assets in total		176	815,551.41 EUR

Intellectual Property

Aiways Europe has received the license for the intellectual properties held by Aiways Tech, in particular the intellectual properties for the two vehicles that Aiways Europe will be manufacturing and marketing in the future. The intellectual properties covers the technical details of, drawings of, knowledge to further develop and improve these vehicles, as well as engineering measures to manufacture these vehicles. The license is for a time of 15 years, and includes all the countries of geographical Europe. The license also includes the branding of Aiways, which Aiways Europe will hold indefinitely.

Insurance

We maintain comprehensive liability insurance coverage for our business operations and products, which includes logistic insurance, vehicle fleet insurance, trade and craft insurance, and directors’ and officers’ insurance policies. We offer our personnel statutory social insurance in accordance with German labor law. This insurance encompasses health insurance, pension insurance, unemployment insurance, accident insurance, and long-term care insurance. Furthermore, we provide additional occupational pension schemes to improve employee coverage. We do not maintain business interruption insurance or key-man insurance. Nevertheless, we are confident that our insurance coverage is adequate to protect our critical assets, facilities, and liabilities, and that it adheres to industry standards.

Environmental Matters

Aiways Europe is not manufacturing vehicles, nor is it repairing vehicles, which we delegate to ATU, our third-party partner in car repairing. It therefore does not have to comply with any specific environmental requirements.

The homologation of the vehicles (the approval for registration and use on public roads in Europe) includes certain rules that require an environmental assessment of the vehicle. This comprises of emissions during use (which are zero) as well as gas emissions from material used in the vehicle. As the vehicles have already been homologated, all of these regulations have been confirmed to be met by the Aiways vehicles.

Legal Proceedings

Aiways Europe is not involved in any lawsuits, administrative procedures, arbitration or government investigations.

REGULATORY ENVIRONMENT

Overview

A large number of laws, rules and regulations at international, supranational, national, state and municipal levels may affect, directly or indirectly, our business, our operations or our industry. Such laws, rules and regulations include laws on vehicle approval, vehicle emissions and renewable energies, environmental laws, reuse and recycling requirements, anti-subsidies, data protection and privacy, artificial intelligence laws, data sharing and cybersecurity laws, consumer protection laws, product warranty and product liability laws, intellectual property and copyright laws, labor and employment protection laws, sanction and export control regulations relating to certain countries, persons, groups and/or entities, projects and/or activities, competition and antitrust laws, tax laws, anti-money laundering and anti-corruption laws and criminal laws. A brief overview of the most significant laws, rules and regulations on the EU level that are most relevant for our business operations or industry is provided below. The most EU regulations described below are also applicable/adopted in the European Free Trade Area (EFTA). Please note, this brief overview is not exhaustive, and there are a large number of other laws, rules and regulations which also apply to our industry and our business operations.

Vehicle Approval

With respect to vehicles and associated components, the EU has adopted comprehensive legislation on product-related regulatory and technical standards and significant licensing, certification, approval, permit and other homologation requirements. Our vehicles and associated components must particularly comply with the following EU legislation:

The EU implemented a legal framework for the type-approval of motor vehicles and their trailers, and of systems, components and separate technical units intended for such vehicles. Regulation (EU) 2018/858 of 30 May 2018 aims for a high level of safety, health and environmental protection and therefore provides for product-related regulatory and technical standards. With regard to applicable technical standards, the European legislation refers to rules set by the UN/ECE. The UN/ECE regulations, for example, provide for standards on electrical safety and on electromagnetic compatibility.

According to Regulation (EU) 2018/858, there are alternative approval schemes: individual vehicle, national small series, and whole vehicle type approvals. The alternative approval schemes provides vehicle manufacturers with appropriate flexibility as it allows to apply for different procedures for different vehicle volumes.

In order to prove compliance with Regulation (EU) 2018/858, manufacturer of vehicles must adhere to specific procedural requirements. With regard to the approval of vehicle types, the procedure is as follows: First, the manufacturer must submit specified documentation to the approval authority in the European country where the type of vehicle is first marketed, including technical specifications, and other supporting evidence that the type of vehicle complies with all relevant EU standards. Second, for the purpose of granting EU type-approvals, the approval authority verifies compliance with the technical requirements of the regulation by means of appropriate tests that are performed by its technical services. The required tests are performed on vehicles, systems, components and separate technical units that are representative of the type to be approved. The manufacturer must make available to the approval authorities and provide to the technical services concerned the vehicles, systems, components or separate technical units that are required under the relevant regulatory acts listed in Annex II of the Regulation for the performance of the required tests. If the vehicle meets all the criteria, the manufacturer receives a Type Approval Certificate. This is a formal document that certifies the vehicle conforms to EU regulations and can be sold across the EU.

Once a type of vehicle is approved, manufacturers must establish a system to ensure that the production vehicles continuously meet the approved type’s standards. This is known as Conformity of Production (CoP). To verify compliance, the authorities conduct periodic checks of production facilities. This may involve official inspections to confirm that the vehicles produced are consistent with the approved model.

Furthermore, the regulation provides for market surveillance to confirm the compliance of vehicles, systems, components and separate technical units on the market. Accordingly, the competent national approval authorities verify a statistically relevant number of samples of vehicles and certificates of conformity in their compliance with the requirements set out in the regulation. If non-compliance is detected during market surveillance, the manufacturer must take corrective action. This could include recalls, modifications, or other actions to bring the vehicles back into compliance.

Moreover, vehicles must bear an individual vehicle identification number (VIN), which must be submitted to the competent authority as the affixing of a VIN is a requirement for registration of vehicles. Therefore, it is necessary to implement a process for transmitting VINs to the competent authority. In addition, according to Regulation (EU) 2018/858, from 5 July 2026, the member states must make accessible to the public, by vehicle identification number, the certificate of conformity of each vehicle as structured data in electronic format in the common secure electronic exchange system.

Moreover, in November 2019, the EU passed Regulation (EU) 2019/2144, introducing requirements on the implementation of safety technologies as standard equipment, such as intelligent speed assistance, alcohol interlock installation facilitation, advanced driver distraction warning and reversing detection. The regulation aims for safety and the protection of vehicle occupants and vulnerable road users and has applied since 6 July 2022. In addition, the European legislation provides for a legal framework for automated and fully automated vehicles within the EU by means of this regulation.

Emission Regulatory Requirements and Incentives

In 2021, the European Commission announced a “Zero Pollution Action Plan”, aiming to reduce air pollution to levels that are not harmful to people and the environment by 2050. This goal is part of the European Green Deal. Therefore, the EU sets air quality standards and emission reduction goals which aim to contribute to improving air quality in the EU, including rules on greenhouse gas emissions across economic sectors. A core element of the EU’s efforts to reduce air pollution from road vehicles is legislation that sets increasingly stringent emission limits for new vehicles.

Apart from the implementation of the “Euro 6” regulatory framework in 2014, setting up defined maximum emission volumes regarding carbon monoxide, hydrocarbons, nitrogen oxides, ammonia and particulates, the EU has implemented mandatory CO2 targets for vehicle fleets, cf. Regulation (EU) 2019/1242. Accordingly, vehicle manufacturers must ensure their fleet’s average emissions do not exceed a specific target regarding their new vehicle fleets that are registered in the EU. Non-compliance results in penalties, calculated based on CO2/km over the limit. Regulation (EU) 2019/631 allows vehicle manufacturers to collaborate with other Original Equipment Manufacturers (OEMs) by pooling their fleets to meet CO₂ emission targets collectively, rather than individually. For example, within such a pool, if one manufacturer achieves a lower CO₂ emissions level than required (such as us), it can trade or transfer the excess credits to another manufacturer within the same pool to help them meet their target. This gives us an opportunity to potentially team up with other OEMs and trade our excess credits.

In April 2024, the EU passed a regulation laying down new requirements on emissions from vehicles and battery durability (“Euro 7”). The requirements of the regulation will apply successively from November 2026. Starting with Euro 7, the standard also includes limits for non-exhaust particle emissions from tire wear. The test procedure is based on the test conditions defined in UN Regulation No. 117. In addition, the regulation sets out requirements for the durability of traction batteries for electric cars, and all vehicles must be equipped with an on-board fuel consumption monitoring system (OBFCM) that stores real-world consumption data. Therefore, the existing exemption for electric vehicles regarding OBFCM will cease to apply under Euro 7. Furthermore, vehicle manufacturers must issue an Environmental Vehicle Passport providing information on the environmental performance of a vehicle.

Additionally, the EU member states offer national incentives to further promote electric mobility on the national level.

Clean Energy Transition

Under the European Green Deal, renewable energy is a pillar of the clean energy transition. The EU is actively promoting Europe’s transition to a low-carbon society and is updating its rules in order to facilitate the necessary private and public investment in the clean energy transition. The low-carbon transition aims to create a sustainable energy sector. The implementation of sustainable means of transport plays an important role in the EU’s energy and climate objectives.

Given the need to speed up the EU’s clean energy transition, the Renewable Energy Directive was revised in 2023. The amending Directive entered into force on 20 November 2023. There is an 18-month period to transpose most of the directive’s provisions into national law, with a shorter deadline of July 2024 for some provisions related to permitting for renewables.

The amended Renewable Energy Directive sets an overall renewable energy target of at least 42.5% binding at EU level by 2030 — but aiming for 45%. In addition to the new headline target to double the existing share of renewable energy sources, a policy framework will facilitate electrification in different sectors, with new, increased sector-specific targets for renewables in particular, with a framework promoting electric vehicles and smart recharging. In particular, the amended Renewable Energy Directive provides measures that encourage the expansion of charging infrastructure powered by renewable energy.

The EU aims to contribute to the decarbonisation of the Union transport sector by using renewable electricity in the transport sector. For this purpose, the EU sets a binding target for the share of renewables in the EU’s overall energy consumption and gives its member states a choice regarding the transport sector as follows: The EU member states can choose between a binding target of a 14.5% reduction in greenhouse gas intensity in transport from the use of renewables by 2030; or a binding share of at least 29% of renewables within the final consumption of energy in the transport sector by 2030. Moreover, the directive aims to increase the use of renewable electricity in the transportation sector by applying higher multipliers when calculating the relevant energy mix under the directive. The amended Renewable Energy Directive can affect EV manufacturers’ operations, because the Directive encourages the use of renewable energy in industrial sectors, including the manufacturing of vehicles. The impact of the amended Renewable Energy Directive in the present context is limited, however, the amended Renewable Energy Directive supports EVs by promoting the use of renewable energy sources for charging infrastructure, aiming for a higher share of renewables in the transportation sector. The most significant impact will result from the fleet emission limits as described above.

Industrial Environmental Regulations

A comprehensive EU regulatory regime applies to the manufacturing, use and disposal of chemicals and pollutants, regulating, in particular, air pollutants, chemicals, heavy metals, persistent organic pollutants, soil contamination and biocides. The production of EV products, as well as end products, must comply with these regulations, as must related logistics and transport.

Regulation (EC) No. 1907/2006 of 18 December 2006 concerning the Registration, Evaluation, Authorisation and Restriction of Chemicals (“REACH”) generally obligates companies to manage the risks related to chemical substances. It requires manufacturers and importers of chemicals to identify and manage risks related to the substances they manufacture and market, to submit a registration dossier for substances produced or imported in certain quantities, and to provide downstream users with risk/safety information. The so-called “substances of very high concern” may require government authorization for use. Moreover, restrictions may be imposed in the future, any of which could affect operations. In the context of EV vehicle homologation, risks arise from stricter EU requirements applicable to materials used in EV products compared to other jurisdictions (in particular: China), which may require suppliers to alter the composition of such materials.

Complementing REACH, Regulation (EC) No. 1272/2008 of 16 December 2008 on classification, labelling and packaging of substances and mixtures (“CLP”) requires suppliers of substances and mixtures, including manufacturers, downstream users and distributors, to apply harmonized criteria to the classification and labeling of substances and mixtures.

Substance restrictions may lead to marketing prohibitions of articles in the EU that contain certain substances, which may, for example, become relevant with respect to legacy parts, designed before a REACH restriction was adopted.

Reuse, Repurposing, Recycling and Recovery

There are a number of new and upcoming EU regulatory requirements regarding reuse, repurposing, recycling and recovery of vehicles and related components. Batteries, including electric vehicle batteries, are important components of our vehicles. In this respect, the new Batteries Regulation (EU) 2023/1542 (“Batteries Regulation”) introduces a number of complex product design requirements with regard to the circularity of all types of batteries placed on the EU market. Most of these are already applicable since 2024. According to the new rules, batteries must have a low carbon footprint, use minimal harmful substances, and be collected, reused, recycled and repurposed to a high degree in the EU. The Batteries Regulation also imposes burdensome administrative “red-tape” requirements for producers (e.g., registration in national registers and reporting). Those regulations require our attention as well as financial, organizational and administrative resources, e.g. engaging recyclers for the recycling of batteries at the end of their lives.

EU Anti-Subsidies Investigation against Chinese EVs

On October 4, 2023, the European Commission (“the Commission”) initiated an anti-subsidy investigation concerning new battery electric vehicles (“BEVs”), principally designed for the transport of nine or less persons, including the driver, including those with an internal combustion range extender (an auxiliary power unit), falling under CN code ex 8703 80 10 (TARIC code 8703 80 10 10) and originating in the People’s Republic of China. The investigation has revealed that in China, BEVs’ value chains benefitted from unfair subsidies which pose a threat of injury to the EU industry. On October 30, 2024, the Commission imposed final countervailing duties (“CVDs”) on imports of BEVs from China for a period of five years, as announced in the Commission Implementing Regulation (EU) 2024/2754.

Pursuant to Article 1(2) of the Commission Implementing Regulation (EU) 2024/2754, imports into the European Union (“EU” or “the Union”) from non-sampled cooperating producers will be subject to a countervailing duty of 20.7%. Imports of cooperating sampled BEVs will be subject to individual duty rates applicable to each Chinese producer (i.e., BYD 17.0%; Geely 18.8%; SAIC 35.3%; Tesla 7.8%). The residual duty assigned to all other producers is 35.3%. According to the Commission’s official communication, it remains open to negotiating price undertakings with individual exporters, as is permitted under EU and WTO rules.1

While the CVDs imposed as a result of the investigation concern imports of BEVs from China, it is important to bear in mind that the Regulation (EU) 2016/1037 of the European Parliament on protection against subsidized imports from countries not members of the European Union (“AS BR”) sets out the rules addressing CVDs’ circumvention risks, where, for example, producers would import Chinese-originating parts instead of BEVs to assemble them in the EU, thereby circumventing the applicable CVDs.

In this connection, please do note that an assembly operation in the EU will be deemed to circumvent the countervailing duties, where: (i) the operation started or substantially increased since, or just prior to, the initiation of the anti-dumping investigation and the parts concerned are from the country subject to measures; (ii) the parts constitute 60% or more of the total value of the parts of the assembled product, except that in no case shall circumvention be considered to be taking place where the value added to the parts brought in, during the assembly or completion operation, is greater than 25% of the manufacturing cost; and (iii) the remedial effects of the duty are being undermined in terms of the prices and/or quantities of the assembled product and like or similar products still benefit from the subsidy.

We are working with our supplier for the production and assembly of our cars in Europe to avoid/minimize the risk of the countervailing duty.

Antitrust Law

Antitrust laws include regulations on merger control, the prohibition of anticompetitive agreements as well as collusive behavior between two or more entities as well as the prohibition of an abuse of a dominant position. They are supplemented in the European Union (EU) by a prohibition of the granting of state aid that distorts or threatens to distort competition. National (like the Department of Justice, the Federal Trade Commission, or the German Bundeskartellamt) or supranational competition authorities (like the European Commission) have been established to enforce these laws by investigating suspected or alleged infringements. Most of these authorities and courts have the right to impose fines, hold violators responsible for violations or to block or impose conditions on business transactions and business behavior.

____________

1European Commission–EU imposes duties on unfairly subsidized electric vehicles from China while discussions on price undertakings continue, accessible at https://ec.europa.eu/commission/presscorner/detail/en/ip_24_5589.

The European Commission and national competition authorities such as the Bundeskartellamt enforce EU competition law and national competition law within the EU. Article 101 of the Treaty on the Functioning of the EU (TFEU) prohibits anticompetitive behavior of two or more entities unless they are exempted by Article 101(3) TFEU and Article 102 TFEU prohibits the abuse of a dominant position. Article 107 (1) TFEU prohibits the granting of anticompetitive state aid.

Article 101 TFEU also applies to vertical arrangements regarding the distribution of goods and the provision of services. Regulation (EU) No. 461/2010 governs the application of Article 101(3) TFEU to vertical agreements and concerted practices in the motor vehicle sector, as amended by Regulation (EU) 2023/822. In particular, Regulation (EU) No. 461/2010 concerns vertical arrangements regarding the sale of new vehicles, spare parts as well as repair and maintenance services.

While the rules regarding the anticompetitive behavior of two or more entities are aligned all over the EU, EU member states have the right to adopt stricter rules regarding the abuse of a dominant position and e.g. Germany has made extensive use of this possibility. A certain cooperation between the European Commission and EU member state authorities also exist with respect to merger control. Transactions between larger parties will require clearance by the European Commission; transactions between smaller parties may require clearance from individual member state authorities only.

Data Protection and Privacy, AI, Data Sharing and Cybersecurity

Regulations governing data protection and privacy, as well as regulations on artificial intelligence (AI), data sharing and cybersecurity can have a significant impact on our business. Compliance with such rules requires our attention, as well as financial, organizational and administrative resources.

Data Protection and Privacy

The EU General Data Protection Regulation (Regulation (EU) 2016/679) (“GDPR”) is widely considered the strictest data protection law in the world. It is a regulation, which means it is directly applicable, binding law throughout the member states of the EU and the European Economic Area (“EEA”). The GDPR applies to the processing of personal data in the context of activities of establishments in the EEA, regardless of whether the processing takes place in the EEA or not. The GDPR also applies to the processing of personal data by entities not established in the EEA when their processing activities are related to the offering of goods and services to EEA data subjects or the monitoring of their behavior. In summary, the GDPR:

•Foresees principles (such as lawfulness, fairness and transparency, purpose limitation, data minimization, etc.) for the processing of personal data;

•Requires that processing of personal data has a legal basis (whether consent or a statutory justification reason);

•Provides for far-reaching rights of data subjects (e.g., for access to personal data processed and erasure);

•Imposes various obligations on entities (controllers or processors) processing personal data (e.g., data protection by design and default, entering into data processing agreements and joint controller agreements, maintaining records of processing activities, providing for risk appropriate technical and organizational measures, breach notification obligations, conducting data protection impact assessments, designation of data protection officer);

•Restricts transfers from the EEA to third countries;

•Gives supervisory authority far-reaching enforcement rights (including administrative fines up to 20 million euro, or in the case of an undertaking, up to 4% of the total worldwide annual turnover of the preceding financial year, whichever is higher) and individuals the right to claim material or non-material damages as a result of an infringement of the GDPR.

The ePrivacy Directive (Directive 2002/58/EC) is aimed at ensuring the privacy and confidentiality of electronic communications. It is a directive, which means that it had to be implemented into the national law of the EU member states. The ePrivacy Directive addresses specific issues related to electronic communication services. It also contains restrictive rules for unsolicited communication as part of electronic direct marketing efforts and sets forth strict requirements for the use of cookies and other tracking technologies (including requiring consent for cookies that are not strictly necessary to provide the electronic communication service, such as a website).

Artificial Intelligence (AI)

The EU enacted the first-ever comprehensive legal framework for AI worldwide. The AI Act (Regulation (EU) 2024/1689 laying down harmonized rules on artificial intelligence) provides AI developers and deployers with clear requirements and obligations regarding specific uses of AI. The AI Act entered into force on 1 August 2024, and will be fully applicable two years later, with some exceptions: prohibitions will take effect after six months, the governance rules and the obligations for general-purpose AI models become applicable after 12 months and the rules for AI systems — embedded into regulated products — will apply after 36 months. In summary, the AI Act will:

•Prohibit certain AI systems, such as cognitive behavioral manipulation, emotion recognition used at the workplace and social scoring by governments or companies;

•Impose strict requirements on high-risk AI systems, including risk-mitigation systems, high quality of data sets, activity logs, detailed documentation, clear user information, human oversight, and a high level of robustness, accuracy and cybersecurity;

•Outline transparency obligations on other AI systems. For instance, when employing AI systems, such as chatbots or “deep fakes”, companies should inform users that they are interacting with a machine;

•Introduce specific rules for general-purpose AI models and foundation models in order to guarantee transparency. General-purpose AI models will have to comply with requirements on technical documentation, EU copyright law, and rules regarding content used for training. Powerful models that could pose systemic risks will have to comply with additional obligations related to managing risks and monitoring serious incidents, performing model evaluation and adversarial testing; and

•Foresee fines for violations of the AI Act that could reach up to 35 million euro or, if the offender is an undertaking, up to 7% of its total worldwide annual turnover for the preceding financial year, whichever is higher.

Data Sharing

Apart from data protection and regulating AI, the EU also aims to enhance the EU’s data economy and foster a competitive data market by making data (in particular industrial data) more accessible and usable. A key part of the EU’s data strategy is the Data Act (Regulation (EU) 2023/2854), which is a regulation that will become applicable on 12 September 2025 (with some provisions becoming effective at a later date). The Data Act is aimed at giving users of connected products and related services (which includes connected cars) greater control over the data they generate. In addition, it lays down general conditions for situations where a business has a legal obligation to share data with another business. The Data Act aims to create a fair data economy by:

•Facilitating access to and use of data for users of connected products and related services;

•Prescribing conditions under which data holders must grant access;

•Prohibiting unfair contractual terms for access to and use of data;

•Facilitating switching between data processing services (such as cloud and edge services) and stating interoperability requirements; and

•Establishing safeguards against unlawful data transfers by data processing services.

Cybersecurity

Cybersecurity is another pillar of the EU’s digital agenda, as part of which the EU has enacted the NIS 2 Directive (Directive (EU) 2022/2555 on measures for a high common level of cybersecurity across the Union) which is a directive that was to be transposed into the national law of the EU member states by 17 October 2024. This updated framework for EU cybersecurity strengthens the requirements for sectors deemed essential and important to critical infrastructure (including manufacturers of motor vehicles), significantly expanding its scope compared to the former Directive (EU) 2016/1148 (“NIS 1”).

In March 2021, the United Nations announced UN R155 — a regulation on cybersecurity and cybersecurity management systems. The regulation requires that, from July 2022, all new vehicle types and, from July 2024, all registered vehicles must prove that their product development is based on a systematic approach to risks associated with cyber threats to their cars. UN R156 (Uniform provisions concerning the approval of vehicles with regard to software update and software updates management system) complements UN R155 by focusing on software updates and software integrity within vehicles. These regulations have been adopted by the EU.

Representative (“Class”) Actions and Consumer Safety Regulation

The risks of companies to be targeted by collective consumer actions in EU member states has increased after the transposition of Directive (EU) 2020/1828 (“Representative Actions Directive”). We note that this is a general risk in the EU and does not specifically pertain to EV companies.

The aim of the Representative Actions Directive is to protect the collective interests of consumers in areas such as data protection, financial services, energy and telecommunications. It obligates EU member states to establish a mechanism by which consumers can assert their collective interests through representative legal actions brought by representative organizations (referred to as “qualified entities”).

Against the backdrop of already increasing exposure of companies to ESG-related litigation risks, the Representative Actions Directive further raises litigation risk in the EU, in particular for companies providing goods or services to consumers in the EU: In the case of non-compliance with relevant laws and regulations, companies may be confronted not only by regulatory oversight measures, but also with representative civil litigation. Nevertheless, we do not consider the risk for companies from these types of litigations to rise to a level of risk posed by class actions in the US.

In this connection, we note that the EU legislates to protect consumer safety and consumer rights. In particular, the Directive (EU) 2019/771 of 20 May 2019 (“Sale of Goods Directive”) harmonizes consumer rights in the EU, e.g., regarding the remedies available to consumers for lack of conformity of goods. Accordingly, the seller is liable to the consumer for any lack of conformity which exists at the time when the goods were delivered, and which becomes apparent within two years of that time. The Sale of Goods Directive prescribes rules on the main effects of and modalities for the right of termination, where the consumer terminates the contract due to the lack of conformity, in particular the obligation for the parties to return what they have received.

Sanctions

Sanctions are predominantly regulated by European legislation. There are, however, areas that must/can be further developed by EU member states. As a consequence, there is a complex set of separate and overlapping regulations, guidance, and restrictions regarding sanctions. Governments assert jurisdiction across borders, and a single transaction can be subject to multiple regimes. There are four key principles of sanctions: Always know (i) who you are dealing with, (ii) where they are located, (iii) what goods or services you are providing or sourcing and (iv) how the goods or services will be used.

EU sanctions regulations are directly applicable in all EU member states, thus no implementation by EU member states, such as enactments of national laws, is required. EU sanctions apply to (i) nationals of EU member states, wherever they are located, (ii) entities legally organized under the laws of an EU member state, wherever they conduct business, (iii) anyone physically present in the territory of the EU, including its airspace, (iv) any person on board an aircraft or vessel under EU jurisdiction, (v) any legal or natural person in respect of any business done in whole or part within the EU. The enforcement of compliance with sanctions falls within the responsibility of EU member states. (Criminal) fines for corporations differ significantly per EU member state. Sanctions regulations impose restrictions on specified countries, specified parties/persons or on specified activities. In addition to the EU financial sanctions list (a consolidated list of persons, groups and entities subject to EU financial sanctions), some EU member states have adopted national lists of designated persons and organizations, e.g., the Netherlands and France. On the contrary, Germany currently does not impose bilateral sanctions on other states.

Following Russia’s annexation of Crimea in 2014 and Russia’s invasion of Ukraine in February 2022, the EU has adopted a series of sanctions that significantly restrict business relations with Russia (and Belarus) — further sanctions are expected. The sanctions packages are designed to weaken Russia’s economic base by depriving the country of critical technologies and markets and significantly reducing its ability to wage war. Sanctions are aimed not only at direct exports to Russia or trade with Russian goods and companies, but also at all actions aimed at circumventing the EU sanctions against Russia. In this context, as of March 20, 2024, exporters shall contractually prohibit re-exportation to Russia and re-exportation for use in Russia when selling, supplying, transferring or exporting listed goods to non-EU member states. A few exceptions apply. EU sanctions against Russia require companies to increase their due diligence obligations.

AIWAYS EUROPE’S MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL
CONDITION AND RESULTS OF OPERATIONS AIWAYS EUROPE

In this section, references to “Aiways Europe,” “AE,” the “Company,” “our,” “us” or “we” refer to Aiways Automobile Europe GmbH. References to “management” or “management team” refer to Aiways Europe’s officers and directors. You should read the following discussion and analysis of our financial condition and results of operations in conjunction with our consolidated financial statements and the related notes included elsewhere in this prospectus. In addition to historical financial information, this discussion contains forward-looking statements that involve risks and uncertainties. Our actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth under “Risk Factors” and elsewhere in this prospectus.

Overview

Since our commencement of operations in 2020, we have been dedicated to the distribution and further development of battery electric vehicles (“BEVs”), bringing cutting-edge technologies and affordability to the European market. Our operations have included importing, distributing, and supporting BEVs from the Chinese manufacturer in European countries.

We have been operating as the exclusive distributor of Aiways vehicles within Europe, earning revenue by selling electrical vehicles made in China to importers and dealers and directly in our European network. To date, we have sold approximately 6,000 vehicles through our importers, dealers and directly.

In 2021, we completed our first full year of operations in Europe, offering our Aiways U5 model, achieving notable success, ranking as the top-selling Chinese new energy vehicle (NEV) brand in Europe. When considering Chinese brands with European ties, Aiways ranked third, just behind SAIC’s MG and Geely’s Volvo. During this period, we expanded to 16 territories, including Israel. We have built a robust system that consists of EV distribution (through dealers and sales outlets) and after-sale support (through certified workshops) networks throughout European markets.

In 2022, a global shortage of chips and essential components had a severe impact on our sales, reducing shipments to just 3,500 units — far below expectations. Expansion into new territories, such as Norway, the Baltics, Austria, and parts of Eastern Europe, was put on hold, despite advanced negotiations.

In April 2023, we introduced the U6 SUV coupe, receiving positive reviews from the automotive press across Europe. The event generated 1,000 qualified leads in Germany alone, and demo vehicles were delivered to markets across our network to initiate local marketing efforts. At the time, Aiways Europe was informed by Aiways China of an imminent production restart, even though the manufacturing slowdown had initially been communicated as a temporary issue. However, this slowdown ultimately became a full halt, leading to the shipping of fewer than 500 cars that year; only 45 U6 models were delivered to Europe that year, 20 of which were delivered as demos outside of Germany. Since the shutdown began, we have no longer been able to source new vehicles from our supplier Aiways China. For this reason we focused on servicing the customer base on behalf of Aiways China — in particular warranty operations — and prepare for a re-start and new suppliers. As a result of this slowdown, our revenue significantly decreased by 92.4%, from EUR11.0 million for the year ended December 31, 2023 to EUR0.8 million ($1.0 million) for the year ended December 31, 2024, respectively, and further decreased to EUR0.34 million ($0.4 million) for the year ended December 31, 2025.

Aiways Europe expects the production of Aiways in the Shangrao plant to re-start during the second half of 2027. Due to the local manufacturing model that Aiways Europe will apply, the plant is required to re-start only in the stamping and welding facility to manufacture bodies in white with e-coating.

As of March 2025, Aiways China has already re-started part of the production to manufacture spare parts for doors and other smaller parts. It is expected that during 2027, Aiways Europe will be able to re-start full body in white production and deliver these for local assembly in Europe.

Both the local assembly in Europe and the re-start in China will require funding. While funds may be available from Aiways China, Aiways Europe has allocated contingency funding to support the commencement of the body in white production as well as to support the sourcing in China for production in Europe.

The local assembly will require additional funds for initial investment into tooling, arrangement of assembly processes as well as software development, which has been incorporated in our financial plans.

The production capacity of the Shangrao plant as well as the capacity of the local assembly plant in Europe are commensurate with the plans the company has developed for the next 2 years. The company has an agreement with Aiways China that reserves the necessary production capacity in the plant.

Key Factors Affecting Results of Operations

The following factors are the principal factors that have affected and will continue to affect our business, financial condition, results of operations and prospects:

Ability to Fund Operations

Based on our current projections, we will need an aggregate of $40 million to achieve our full growth plan over the next three years, which consists of the sale of 170,000 vehicles through both local manufacturing in Europe, as well as importing vehicles from other partners such as ZhiDou and UPower.

If we can obtain an aggregate of $20 million in financing, we will not be able to invest in local manufacturing; however, we would be able to expand from ZhiDou and UPower to other suppliers and to expand volume. In this case, we would project sale of 54,000 vehicles by 2027.

At a minimum, in order to start commence production with ZhiDou and UPower, we would require an investment of $6 million.

Restart of production of Aiways vehicles in China

Aiways Europe expects the production of Aiways in the Shangrao plant to re-start during the second half of 2025. Due to the local manufacturing model that Aiways Europe will apply, the plant is required to re-start only in the stamping and welding facility to manufacture bodies in white with e-coating.

As of March 2025, Aiways China has already re-started part of the production to manufacture spare parts for doors and other smaller parts. It is expected that during 2026, Aiways Europe will be able to re-start full body in white production and deliver these for local assembly in Europe in 2026.

Our ability to attract new customers and grow our customer base

To date, we only have a small customer base in Europe. While we believe that we have an advantage over other suppliers of vehicles, particularly of Chinese vehicles, we may not be able to attract as many customers as we plan due to persistent brand loyalty in the automotive world, negative news about China, inadequate choice of dealers and insufficient service support, among other potential obstacles.

Regulatory treatment of BEVs in Europe

A large number of laws, rules and regulations at international, supranational, national, state and municipal levels may affect, directly or indirectly, our business, our operations or our industry. Such laws, rules and regulations include laws on vehicle approval, vehicle emissions and renewable energies, environmental laws, reuse and recycling requirements, anti-subsidies, data protection and privacy, artificial intelligence laws, data sharing and cybersecurity laws, consumer protection laws, product warranty and product liability laws, intellectual property and copyright laws, labor and employment protection laws, sanction and export control regulations relating to certain countries, persons, groups and/or entities, projects and/or activities, competition and antitrust laws, tax laws, anti-money laundering and anti-corruption laws and criminal laws.

Key Components of Results of Operations

Revenue

We derive our revenue mainly from sales of vehicles and spare parts and providing sales facilitating services. The following table sets forth the breakdown of our revenue for the periods indicated:

	For the Years Ended December 31,
	2024	2025
	EUR	EUR	$
Revenue from sales of vehicles and spare parts	640,378	322,742	378,770
Services and Others	196,668	18,027	21,156
	837,046	340,769	399,926

Our revenue recognition policies by type are as follows:

(i)     Product sales revenue

We generate revenue from sales of vehicles and spare parts sales (collectively, “products”) to both individual and distributor customers. We typically receive purchase orders from our customers, which will set forth the terms and conditions, including the transaction price, products to be delivered, terms of delivery, terms of payment, and warranty services within an agreed-upon period. The terms serve as the basis of the performance obligations that we must fulfill in order to recognize revenue. The sales proceeds are collected by us according to credit period policy granted to each customer.

Performance obligation is fulfilled upon successful delivery of products to customers based on CIF term at which point the title to that asset passes to the customers. The fixed transaction price for products is written in contracts, or agreed upon in purchase orders, either in writing or oral form, which reflects their stand-alone selling prices. Once the products are delivered to the location designated by our customers, the control of products has been transferred, which indicates that the customer has the ability to direct the use of and obtain substantially all of the remaining benefits from the asset. This type of revenue is recognized based on the product value specified in the contract or order at a point in time when the control of products has transferred. We consider ourself the principal because we are in control of establishing the transaction price and bearing inventory risk. Therefore, such revenue is reported on a gross basis. The amount of revenue recognized to our results of operations can be found below.

Furthermore, we provide an agreed-upon period warranty of the products to the customer which is clearly stipulated in the sales contract and the customer does not have the option to purchase a warranty of the service. And the customer can’t benefit from the warranty on its own, therefore, this is an assurance-type warranty instead of a separate performance obligation, and we estimate the probability of the warranty and account for it under ASC 460 by accruing the estimated liability.

(ii)    Services and others

Sales facilitating services

We also generate revenue from providing sales facilitating services between our related party and customers (including but not limited to vehicle sales, import inspection and customs clearance transportation services) and earns a fixed percentage of sales amount as commission. We fulfil our performance obligation by completing the required facilitating services at which point the control of sales facilitating services’ underlying products are transferred, which indicates that customers have the ability to direct the use of and obtain substantially all of the remaining benefits from the asset. The transaction price is fixed when the contract was signed by both parties. This type of revenue is recognized based on a fixed percentage of underlying products sales amount specified in the contract at a point in time when the control of products has been transferred. We consider ourself the principal because we are in control of establishing the transaction price and bearing inventory risk. Therefore, such revenues are reported on a gross basis.

Cost of Revenue

Our cost of vehicle sales includes costs of purchased vehicles, spare parts and logistic cost, etc. Cost of vehicle sales also includes reserves for estimated warranty costs and charges to write-down the carrying value of the inventory when it exceeds its estimated net realizable value and to provide for on-hand inventory that is obsolete.

Operating Expenses

The following table sets forth a breakdown of our operating expenses by natures for the periods indicated:

	For the Years Ended December 31,
	2024	2025
	EUR	EUR	$
Payroll expenses	1,915,315	1,060,592	1,244,711
Depreciation and amortization	495,380	310,966	364,950
Other operating expenses	1,497,060	1,625,521	1,907,711
	3,907,755	2,997,079	3,517,372

Our operating expenses primarily consist of: (i) compensation paid to sales and marketing staff, administrative staff and management team; (ii) professional fees for agent, external legal, accounting and other consulting services; (iii) advertising expenses in relation to operating and brand marketing, as well as business development events and activities; (iv) depreciation and amortization; and (v) other expenses.

Results of Operations

The summary of our results of operations for the periods indicated should be read together with our financial statements and the related notes included elsewhere in this prospectus. Our results of operations in any historical period are not necessarily indicative of the results that may be expected for any future period.

Year Ended December 31, 2025 Compared with Year Ended December 31, 2024

The following table sets forth a summary of our results of operations for the years ended December 31, 2024 and 2025.

	For the Years Ended December 31,
	2024	2025
	EUR	EUR	$
Revenues	837,046	340,769	399,926
Cost of revenues	(669,417)	(236,297)	(277,318)
Gross profit	167,629	104,472	122,608
Other operating income	4,126	10,970	12,874
Operating expenses:
Payroll expenses	(1,915,315)	(1,060,592)	(1,244,711)
Depreciation and amortization	(495,380)	(310,966)	(364,950)
Total operating expenses	(2,410,695)	(1,371,558)	(1,609,661)
Other operating expenses	(1,497,060)	(1,625,521)	(1,907,711)
Operating loss	(3,736,000)	(2,881,637)	(3,381,890)
Other income, net	90,722	48,732	57,192
Interest income	10,527	35	41
Interest expenses	(289,045)	(574,076)	(673,736)
Foreign currency exchange loss	(22)	(9,302)	(10,917)
Loss before income taxes	(3,923,818)	(3,416,248)	(4,009,310)
Income tax expense	—	—	—
Net loss attributable to our ordinary shareholders	(3,923,818)	(3,416,248)	(4,009,310)

Comprehensive loss
Net loss	(3,923,818)	(3,416,248)	(4,009,310)
Other comprehensive loss
Foreign currency translation adjustment	—	—	—
Comprehensive loss attributable to our ordinary shareholders	(3,923,818)	(3,416,248)	(4,009,310)

Revenues

Our revenue decreased by EUR0.5 million, or 59.3%, from EUR0.8 million for the year ended December 31, 2024 to EUR0.3 million ($0.4 million) for the year ended December 31, 2025, which was primarily due to the global shortage of chips and essential components and financial constraints of our suppliers which finally led to the reducing manufacturing slowdown.

Cost of Revenues

Our cost of revenue decreased by EUR0.4 million, or 64.7%, from EUR0.7 million for the year ended December 31, 2024 to EUR0.2 million ($0.3 million) for the year ended December 31, 2025, which was in line with the decrease of our business volume.

Operating Expenses

Our operating expenses decreased by EUR0.9 million, or 23.3%, from EUR3.9 million for the year ended December 31, 2024 to EUR3.0 million ($3.5 million) for the year ended December 31, 2025, which was primarily due to the combined impact of: (i) a decrease of payroll expenses in the amount of EUR0.9 million; (ii) a decrease of depreciation and amortization in the amount of EUR0.2 million; and (iii) an increase of other operating expenses in the amount of EUR0.1 million.

Operating Loss

As a result of the foregoing, our operating loss decreased by EUR0.9 million, or 22.9%, from EUR3.7 million for the year ended December 31, 2024 to EUR2.9 million ($3.4 million) for the year ended December 31, 2025.

Other Income, Net

Our other income, net decreased from EUR0.09 million for the year ended December 31, 2024 to EUR0.05 million ($0.06 million) for the year ended December 31, 2025.

Interest Expenses

Our interest expenses increased from EUR0.3 million for the year ended December 31, 2024 to EUR0.6 million ($0.7 million) for the year ended December 31, 2025, which was primarily in relation to interest on long-term bank borrowings and other borrowings from both related parties and third-parties.

Net Loss

As a result of the foregoing, our net loss decreased by EUR0.5 million, or 12.9%, from EUR3.9 million for the year ended December 31, 2024 to EUR3.4 million ($4.0 million) for the year ended December 31, 2025.

Taxation

We are subject to corporate income tax at a rate of 15% on taxable income, regardless of whether the income is distributed or retained. A 5.5% solidarity surcharge is imposed on corporate income tax, resulting in an effective tax rate of 15.825%.

Critical Accounting Estimates

We prepare our financial statements in conformity with U.S. GAAP, which requires us to make judgments, estimates and assumptions. Since the use of estimates is an integral component of the financial reporting process, actual results could differ from our expectations as a result of changes in our estimates. Some of our accounting policies require a higher degree of judgment than others in their application and require us to make significant accounting estimates. The following descriptions of critical accounting policies, judgments and estimates should be read in conjunction with our financial statements and accompanying notes and other disclosures included elsewhere in this prospectus.

Revenue Recognition

Contracts with our customers may include multiple performance obligations. For such arrangements, we allocate transaction price to each performance obligation based on its relative standalone selling price. We generally determine standalone selling prices based on the prices charged to customers. If the standalone selling price is not directly observable, it is estimated using expected cost plus a margin or adjusted market assessment approach, depending on the availability of observable information. Assumptions and estimations have been made in estimating the relative selling price of each distinct performance obligation, and changes in judgments on these assumptions and estimates may impact the revenue recognition.

Expected credit losses

We accounts for the impairment of financial instruments in accordance with ASU No. 2016-13, “Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments” (“ASC Topic 326”), effective from January 1, 2020. The Company estimate expected credit losses on accounts receivable by using an aging method in which the Company apply loss rates to outstanding accounts receivable balances. The loss rates are based on historical loss experience and are adjusted for current conditions and reasonable and supportable forecasts that affect the collectability of the remaining balances.

Property and Equipment, Net

Property and equipment are stated at cost less accumulated depreciation. Depreciation is calculated on a straight-line basis over the estimated useful lives of those assets as follows:

Category	Estimated useful life
Leasehold improvements	Shorter of the estimated useful life or remaining lease term
Vehicles	4 years
Computer and network equipment	3 years
Office furniture and equipment	3 – 8 years

Intangible Assets, Net

Intangible assets are carried at cost less accumulated amortization and impairment, if any. Intangible assets are amortized using the straight-line method over the estimated useful lives from 3 to 5 years. The estimated useful lives of amortized intangible assets are reassessed if circumstances occur that indicate the original estimated useful lives have changed.

Category	Estimated useful life
Software	3 – 5 years

Warranty Costs

We provided a standard warranty on all vehicles sold. We accrue a warranty reserve for all vehicles sold, which includes our best estimate of the projected costs to repair or replace items under warranty. These estimates are based on actual claims incurred to date and an estimate of the nature, frequency and costs of future claims.

Impairment of Long-Lived Assets Other Than Goodwill

Long-lived assets are evaluated for impairment whenever events or changes in circumstances (such as a significant adverse change to market conditions that will impact the future use of the assets) indicate that the carrying amount may not be fully recoverable or that the useful life is shorter than we had originally estimated. When these events occur, we evaluate the impairment by comparing carrying value of the assets to an estimate of future undiscounted cash flows expected to be generated from the use of the assets and their eventual disposition. If the sum of the expected future undiscounted cash flows is less than the carrying value of the assets, we recognize an impairment loss based on the excess of the carrying value of the assets over the fair value of the assets.

Income Taxes

Deferred tax assets and liabilities are recognized for the tax consequences attributable to differences between carrying amounts of existing assets and liabilities in our financial statements and their respective tax basis, and operating loss carry-forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred taxes of a change in tax rates is recognized in our financial statements of comprehensive income in the period of change. Valuation allowances are established when necessary to reduce the amount of deferred tax assets if it is considered more likely than not that amount of the deferred tax assets will not be realized.

Leases

Right-of-use assets and liabilities are recognized at lease commencement date based on the present value of remaining lease payments over the lease terms. We consider only payments that are fixed and determinable at the time of lease commencement. As most of our leases do not provide an implicit rate, we use our incremental borrowing rate as the discount rate for the lease. Our incremental borrowing rate is estimated to approximate the interest rate on a collateralized basis with similar terms and payments. The right-of-use asset is initially measured at cost, which comprises the initial amount of the lease liability adjusted for lease payments made at or before the lease commencement date, plus any initial direct costs incurred less any lease incentives received. Our lease terms may include options to extend or terminate the lease. Renewal options are considered within the right-of-use assets and lease liability when it is reasonably certain that we will exercise that option.

Liquidity and Capital Resources

Cash Flows and Working Capital

Our principal sources of liquidity have been cash generated from our operations and short-term bank borrowings. As of December 31, 2025, we had cash amounting to EUR0.01 million ($0.01 million). Our cash is primarily denominated in EUR, and represent cash on hand, time deposits and highly-liquid investments placed with banks or other financial institutions, which are unrestricted as to withdrawal and use and have original maturities of three months or less. Based upon our current financial condition, we do not have sufficient cash to operate our business at the current level for the next 12 months.

We intend to finance our future working capital requirements and capital expenditures from cash generated by operating activities and funds raised from financing activities, including the net proceeds we will receive from this Business Combination. Our future capital requirements will depend on many factors, including our growth rate, the timing and extent of spending to support our research and development efforts, the expansion of sales and marketing activities and the timing of introductions of new solutions, products or services. We may in the future enter into arrangements to acquire or invest in complementary businesses, assets or technologies.

If our existing cash resources are insufficient to meet our working capital requirements, we may seek to issue equity or equity-linked securities or debt securities, or obtain financing from banks and other third parties. In the event that we need to borrow funds or issue additional equity or other securities, there is no assurance that any such additional financing will be available on terms acceptable to us, if at all. In addition, any future borrowings may result in additional restrictions on our business, and any issuance of additional equity or other securities may result in dilution to investors. The incurrence of debt would divert cash from working capital and capital expenditures to fulfill debt obligations and could result in operating and financial covenants that impede our ability to pay dividends to our shareholders. If we are unable to raise additional capital when desired, or if we cannot expand our operations or otherwise capitalize on our business opportunities because we lack sufficient capital, our business, results of operations, and financial condition would be adversely affected.

The following table sets forth a summary of our cash flows for the periods indicated:

	For the Years Ended December 31,
	2024	2025
	EUR	EUR	$
Net cash used in operating activities	(1,343,590)	(690,435)	(810,294)
Net cash (used in) provided by investing activities	(949,766)	138,860	162,966
Net cash provided by financing activities	1,241,638	520,587	610,961
Net changes in cash	(1,051,718)	(30,988)	(36,367)
Cash at beginning of year	1,092,611	40,893	47,992
Cash at end of year	40,893	9,905	11,625

Operating Activities

For the year ended December 31, 2025, net cash used in operating activities was EUR0.7 million ($0.8 million), primarily due to net loss of EUR3.4 million ($4.0 million), partially offset by (i) depreciation of plant and equipment of EUR0.3 million ($0.3 million); (ii) provision for expected credit losses of EUR0.6 million ($0.7 million), and changes in operating assets and liabilities, primarily including (i) a decrease of inventories of EUR0.4 million ($0.5 million); (ii) an increase of accrued expenses and other payables of EUR0.5 million ($0.6 million); and (iii) an increase of the current portion of long-term borrowings of EUR0.5 million ($0.6 million).

For the year ended December 31, 2024, net cash used in operating activities was EUR1.3 million ($1.6 million), primarily due to net loss of EUR3.9 million ($4.6 million), adjusted for non-cash operating activities of (i) depreciation of plant and equipment of EUR0.4 million ($0.5 million); (ii) amortization of intangible assets of EUR0.1 million ($0.1 million); and (iii) lease expenses of EUR0.3 million ($0.3 million), among others. The amount was further adjusted by changes in operating assets and liabilities that had a positive effect on cash flow, primarily including (i) a decrease of accounts receivables of EUR0.4 million ($0.5 million); (ii) a decrease of inventories of EUR0.4 million ($0.5 million); (iii) a decrease of accounts receivable from related parties of EUR0.8 million ($1.0 million); (iv) a decrease of operating lease liabilities of EUR0.2 million ($0.3 million); and (v) a decrease of warrant liabilities of EUR0.2 million ($0.3 million), partially offset by an increase of other current assets of EUR0.2 million ($0.2 million).

Investing Activities

For the year ended December 31, 2025, net cash provided by investing activities was EUR0.1 million ($0.2 million), which was mainly due to proceeds from disposal of property and equipment of EUR0.1 million ($0.2 million), partially offset by purchases of property and equipment of EUR1.4 thousand ($1.6 thousand).

For the year ended December 31, 2024, net cash used in investing activities was EUR0.9 million ($1.1 million), which was mainly due to combined impact of: (i) bridge loan to a third party for business combination transaction of EUR1.4 million ($1.6 million); (ii) proceeds from disposal of property and equipment of EUR0.4 million ($0.5 million).

Financing Activities

For the year ended December 31, 2025, net cash provided by financing activities was EUR0.5 million ($0.6 million), which was mainly from (i) proceeds from a loan from a third party of EUR0.3 million ($0.3 million); and (ii) proceeds from loans from related parties of EUR0.2 million ($0.3 million).

For the year ended December 31, 2024, net cash provided by financing activities was EUR1.2 million ($1.5 million), which was mainly from (i) proceeds from long-term borrowings of EUR0.2 million ($0.2 million); (ii) repayments of short-term borrowings of EUR0.04 million ($0.05 million); (iii) proceeds from loans from related parties of EUR0.2 million ($0.2 million); and (iv) proceeds from loan from a third party of EUR0.9 million ($1.1 million).

Capital Expenditures

Our capital expenditures are primarily incurred for purchase of intangible assets and purchase of property and equipment. Our capital expenditures were EUR0.01 million and EUR1.4 thousand ($1.6 thousand) for the years ended December 31, 2024 and 2025, respectively. We will continue to incur capital expenditures as needed to support the expected growth of our business.

Contractual Obligations

The following table sets forth our contractual obligations as of December 31, 2025:

	Payment Due by Years Ending
	Within 1 year	1-3 years	More than 3 years	Total
	in EUR
Current portion of long-term borrowings	4,339,928	—	—	4,339,928
Operating lease liabilities	146,652	100,974	—	247,626
Total	4,486,580	100,974	—	4,587,554

Contingencies

We believe that there are no contingencies arising from our normal course of business or any legal proceedings that require recognition or disclosure in our financial statements.

Off-Balance Sheet Arrangements

We have not entered into any financial guarantees or other commitments to guarantee the payment obligations of any third parties. We have not entered into any derivative contracts that are indexed to our shares and classified as shareholder’s equity or that are not reflected in our financial statements. Furthermore, we do not have any retained or contingent interest in assets transferred to an unconsolidated entity that serves as credit, liquidity or market risk support to such entity. We do not have any variable interest in any unconsolidated entity that provides financing, liquidity, market risk or credit support to us or engages in leasing, hedging or product development services with us.

Internal Control Over Financial Reporting

Prior to the completion of the Business Combination, Aiways Europe was a private company with limited accounting personnel and other resources with which to address our internal control and procedures over financial reporting. In the course of auditing our financial statements for the years ended December 31, 2024 and 2025, we identified two material weaknesses in our internal control over financial reporting as of December 31, 2024 and 2025. As defined in the standards established by the PCAOB, a “material weakness” is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the annual or interim financial statements will not be prevented or detected on a timely basis.

The material weaknesses that have been identified relate to the lack of: (i) sufficient competent financial reporting and accounting personnel with appropriate understanding of U.S. GAAP and the SEC rules and regulations; and (ii) a sound internal control system and internal audit department.

We have taken remedial actions and plan to take further steps to strengthen our internal control over financial reporting. To address the material weakness identified, we are in the process of adopting a number of measures, including: (i) recruiting additional employees and external consultants with extensive knowledge of U.S. GAAP and the SEC financial reporting requirements within the finance and accounting department; and (ii) strengthening internal control by building an internal control system, strengthening management’s focus on internal control and improving employees’ awareness of internal control, as well as building an internal audit department. For details, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Aiways Europe — Internal Control Over Financial Reporting” in this proxy statement/prospectus. The implementation of these measures, however, may not fully remediate the material weaknesses identified in our internal control over financial reporting, and we cannot conclude that they have been fully remediated. Our failure to remediate the material weaknesses or our failure to discover and address any other material weaknesses or deficiencies could result in inaccuracies in our financial statements and impair our ability to comply with applicable financial reporting requirements and related regulatory filings on a timely basis.

The process of designing and implementing an effective financial reporting system is a continuous effort that requires us to anticipate and react to changes in our business and the economic and regulatory environments, and to devote significant resources to maintain a financial reporting system that is adequate to satisfy our reporting obligation. However, we cannot assure you that all of these measures will be sufficient to remediate our material weakness in time, or at all. For details, see “Risk Factors — Risks Related to Pubco’s Securities — If Pubco fails to maintain an effective system of internal control over financial reporting after the completion of the Business Combination, Pubco may be unable to accurately report its financial results or prevent fraud, and investor confidence in Pubco and the market price of Pubco Ordinary Shares may be adversely affected” in this proxy statement/prospectus.

As a company with less than $1.235 billion in revenue for our last fiscal year, we qualify as an “emerging growth company” pursuant to the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section 404 of the Sarbanes-Oxley Act of 2002 in the assessment of the emerging growth company’s internal control over financial reporting.

Quantitative and Qualitative Disclosures About Market Risk

Concentration of Credit Risks

Financial instruments that potentially subject us to significant concentration of credit risk primarily include cash. The carrying amounts of cash represent the maximum exposure to credit risk. As of December 31, 2024 and 2025, we had EUR0.04 million and EUR0.01 million ($0.01 million) in cash, respectively, which was mainly held in cash and demand deposits with several financial institutions. In the event of bankruptcy of one of these financial institutions, we may not be able to claim our cash and demand deposits back in full. We continue to monitor the financial strength of these financial institutions.

Accounts receivable are typically unsecured and denominated in EUR, derived from revenue earned from customers, which are exposed to credit risk. The risk is mitigated by credit evaluations we perform on our customers and ongoing monitoring process of outstanding balances. We maintain an allowance for credit losses and actual losses have generally been within management’s expectations.

Concentration of Customer Risk

The success of our business going forward will rely in part on our ability to continue to obtain and expand business from existing customers while also attracting new customers. We have a diversified base of customers. Our five largest customers accounted, in the aggregate, for 91% and 94% of total revenue for the years ended December 31, 2024 and 2025, respectively. Our largest customer accounted for 35% and 60% of total revenue for the years ended December 31, 2024 and 2025, respectively. Certain customers are distributors disaggregated by territories in Germany, European Union and other countries.

The following table sets forth a summary of single customers who represent 10% or more of the Company’s total accounts receivable:

	As of December 31, 2024	As of December 31, 2025
Customer A	33%	33%
Customer B	20%	21%
Customer C	13%	12%
Customer D	11%	* %

____________

*        Less than 10%

Concentration of supplier risk

We have been operating as the exclusive distributor of Aiways vehicles within Europe and our supply chain are dependent upon vehicles provided by our related parties. There can be no assurance that we will be able to secure the vehicles supply from Aiways China due to global shortages of chips and automotive components and financial constraints of our suppliers which severely constrained production capacity. Any failure of the production capacity and purchase from our related parties may result in a reduction in, or interruption of, sales to our customers. A significant portion of our total vehicles and spare parts are purchased from our related parties, which accounted for 100% and 5% of our purchases for the years ended December 31, 2024 and 2025, respectively.

The following table sets forth a summary of single supplier who represent 10% or more of the Company’s total accounts payable:

	As of December 31, 2024	As of December 31, 2025
Supplier A	13%	42%
Supplier B	12%	NA
Supplier C	10%	NA
Supplier D	10%	NA
Supplier E	* %	27%
Supplier F	NA	11%

____________

*        Less than 10%

Foreign currency exchange rate risk

Foreign currency risk arises from future commercial transactions and recognized assets and liabilities. Although we operate businesses in different countries and regions, most of our revenue-generating transactions are denominated in EUR, which is the functional currency of us and the reporting currency of our financial statements.

The value of the EUR, Renminbi, Hong Kong dollar against the U.S. dollar and other currencies may fluctuate and is affected by, among other things, changes in political and economic conditions and the foreign exchange policy adopted by the government. It is difficult to predict how market forces or U.S. government policy may impact the exchange rate between the EUR, Renminbi, Hong Kong dollar and the U.S. dollar in the future.

Interest rate risk

We are exposed to interest rate risk on our interest-bearing assets and liabilities. As part of our asset and liability risk management, we review and take appropriate steps to manage our interest rate exposures on our interest-bearing assets and liabilities. We have not been exposed to material risks due to changes in market interest rates, and not used any derivative financial instruments to manage the interest risk exposure during the periods presented.

Recent Accounting Pronouncements

For detailed discussions on recent accounting pronouncements, see Note 2 to our financial statements included elsewhere in this proxy statement/prospectus.

MANAGEMENT OF PUBCO AFTER THE BUSINESS COMBINATION

References in this section to “we,” “our,” “us,” “Pubco,” and the “Company” generally refer to EUROEV Holdings Limited and its consolidated subsidiaries, prior to the merger and its consolidated subsidiaries after giving effect to the merger.

Management and Board of Directors

The following persons are expected to serve as Pubco’s executive officers and directors immediately after the consummation of the Business Combination. The biographical information concerning the executive officers and directors has been set forth as below as of the date of this proxy statement/prospectus.

Name	Age	Position
David Zhao	64	Chief Executive Officer and Director Nominee
Ichi Shih	54	Chief Financial Officer
Alexander Carsten Klose-Mozer(1)	62	Executive Director Nominee
Helene Souillard(1)	52	Independent Director Nominee
Jiesheng Zhu(1)	42	Independent Director Nominee
Lizi Chen(1)	37	Independent Director Nominee

____________

(1)      Has accepted appointment as a director of Pubco, effective upon the consummation of the Business Combination.

Executive Officers

David Zhao will serve the Chief Executive Officer and director of Pubco following the consummation of the Business Combination. Mr. Zhao has over three decades experiences in business management and international trade. Since August 2021, Mr. Zhao has served as Chairman of Bourbon Vehicules Electriques SAS, a company which he founded in 2021 and which is engaged in the sales and leasing of Chinese new energy vehicles and then development of local renewable energy projects. Since December 2025, Mr. Zhao served as Chairman of Shanghai Qide Exhibition Equipment Co., Ltd., a company which he founded in 2025 and which is a service provider and equipment supplier for international cosmetics brands. Since March 2006, Mr. Zhao served as Chairman of Hong Kong Baisheng International Development Co., Ltd., a company which he founded in 2006 and which is international trade. From September 1987 to August 1994, Mr. Zhao served as Lecturer in Chinese Humanities and Language at University of La Reunion. Mr. Zhao received his bachelor’s degree in International Trade and Economics from University of International Business and Economics in China in 1984 and received his master’s degree in Business Administration and International Development from HEC Paris in France in 2013.

Ichi Shih will serve the Chief Financial Officer of Pubco following the consummation of the Business Combination. Ms. Shih has over 20 years of experience building and advising corporations through internal financial management, M&A transactions, and capital market transaction across several global regions. From 1995 to 1998, Ms. Ichi Shih worked as an Equity Lending Assistant of Societe Générale in New York. From 1998 to 2000, She worked as Financial Analyst of Goldman Sachs & Co. in New York. From 2003 to 2007, she worked as Senior Associate of Westminster Securities in New York. From 2007 to 2009, she worked as Vice President of Brean Murray in New York. From 2009 to 2011, she worked as CFO of China Valves Technologies in both Hongkong and U.S. From 2012 to 2014, she worked as Senior Vice President of Glory Sky Group in Hong Kong. In 2015, she worked as Listing Advisor of Nasdaq Dubai in Dubai and Shanghai. From 2016 to 2017, she worked as CFO of Cubetech Global Asset in Beijing. From 2017 to 2018, she worked as CFO of ProMed Clinical Research Organization Inc. in Beijing. From 2018 until now, she has worked as a Partner of Cathay Securities Inc. in Beijing and New York. Ms. Ichi Shih received her Bachelor’s degree in Accounting and International Business from Stern School of Business at New York University in 1995 and Master’s degree in International Finance and Business from School of International and Public Affairs at Columbia University in 2002. Ms. Ichi Shih holds a CPA Certificate from American Institute of Certified Public Accountants.

Director Nominees

Dr. Alexander Carsten Klose-Mozer will serve as a director of the Pubco following the consummation of the Business Combination. He has been serving as the Managing Director and Executive Vice President Overseas of Aiways Europe since October 2018. Dr. Klose-Mozer co-founded JZWcars.com, a used car trade-in platform for new and used car dealers in Shanghai, China in April 2014 and served as its CEO from April 2014 to September 2018.

From September 2011 to April 2014, Dr. Klose-Mozer was the owner of Aleko Ltd, a consulting company in Shanghai. From January 2007 to June 2011, Dr. Klose-Mozer served as the CEO of Volvo Car China. From June 1999 to June 2007, Dr. Klose-Mozer served in management roles at Ford Motor Company, including the Regional President Asia-Pacific for Volvo, Jaguar and Land Rover from June 2002 to June 2007 and was also responsible for the marketing and sales for Volvo, Jaguar, Land Rover and Aston Martin globally from June 1999 to June 2004. Prior to joining Ford Motor Company, Dr. Klose-Mozer served in BMW AG in Munich, Germany. Between October 1994 to June 1997, Dr. Klose-Mozer was a consultant at The Boston Consulting Group in Munich, Germany. Dr. Klose-Mozer received his PhD degree in Business Administration from University of Munich in June 1994, a Master’s degree in Business Administration from University of Munich in June 1990, and a Master’s degree in Electrical Engineering from Technical University Munich and University of Stuttgart in June 1987. Based on Dr. Klose-Mozer’s experiences in leading Aiways Europe and extensive experiences serving in senior management roles at leading car companies, we believe Dr. Klose-Mozer is qualified as a director at Pubco.

Helene Souillard will serve as a director of the Pubco following the consummation of the Business Combination. She founded Souillard Law Firm, a law firm specialized in international investments, business law and intellectual property, among others, in 2013 and has served as Managing Partner since then. From 2009 to 2012, Ms. Souillard served as Head of International Department at LEXIATEAM Law Firm, where she specialized in advisory and litigation in multi-sector business law, such as commercial contracts, M&A, corporate law, employment law, leases, IP, aerospace, defense, ICT, and real estate. Ms. Souillard is a licensed attorney in France. Ms. Souillard received her bachelor’s degree in Public Law from University of Montpelier in 1996, a master’s degree in Private Law from University of La Reunion in 2004, a master’s degree in Business & International Law from University of La Reunion in 2005, and studied as a PhD candidate in Private Law at University of La Reunion & ECUPL (Shanghai) from 2006 to 2011. We believe Ms. Souillard’s extensive experiences in international business laws and compliance qualifies her to serve a director at Pubco.

Jiesheng Zhu will serve as a director of the Pubco following the consummation of the Business Combination. He has been serving as the general manager at Raychon+ Ltd., a technical services and consulting company in automotive industry in Germany, since October 2020. Since November 2012, Mr. Zhu has been a freelance engineer working on projects including development of plastic and metal components, packaging for Mercedes, AMG, BMW and other companies in the automotive industry. From August 2008 to October 2012, Mr. Zhu was a development engineer at Mercedes Benz Technology Ltd. Mr. Zhu received his Master’s degree in Engineering from Jena University of Applied Sciences in April 2008. Mr. Zhu received a Diploma with a focus on Engineering from Jena University of Applied Sciences in November 2006. Mr. Zhu received a Bachelor’s degree in Engineering from Beijing Institute of Machinery in June 2004. Based on Mr. Zhu’s experiences in engineering and serving in management roles at companies in engineering and automotive industries, we believe Mr. Zhu is qualified as a director at the Pubco.

Lizi Chen will serve as a director of the Pubco following the consummation of the Business Combination. Since August 2022, Mr. Chen has been a business owner of Pokeplus Inc., a company which he founded in 2022 and which is engaged in the business of franchise restaurants. From January 2016 to January 2022, he served as Adjunct Lecturer at Baruch College in New York, where he taught courses in fundamentals of business, statistical market theories and financial forecasting and modeling. From January 2017 to June 2022, he was the founder and trade broker at LCYW Consulting Inc in New York, where he provided consulting services to business owners in the U.S. in connection with their supply chain matters and negotiations with manufacturers in China. Mr. Chen received his bachelor’s degree in Applied Mathematics and Statistics & Psychology from Stony Brook University in 2011 and master’s degree in in Finance from Baruch College in 2017. We believe Mr. Chen’s extensive experiences in international business, finance and entrepreneurship qualifies him to serve a director at Pubco.

Involvement in Certain Legal Proceedings

We are not aware of any of our directors or officers being involved in any legal proceedings in the past ten years relating to any matters in bankruptcy, insolvency, criminal proceedings (other than traffic and other minor offenses), or being subject to any of the items set forth under Item 401(f) of Regulation S-K under the Securities Act.

On October 10, 2002, in the First Intermediate People’s Court of Beijing, China, Mr. Xiaohua Zhu, the Chief Executive Officer of Aiways Holding Limited, a majority shareholder of Aiways Europe before the Closing, was convicted of accepting bribes for illicitly accepting the share option of 1 million Hong Kong dollars by a certain listed company in Hong Kong as a senior advisor. He was also held liable for 3 million Hong Kong dollars accepted by Mr. Zhu’s ex-wife from the actual control person of a business-related company. Mr. Zhu was sentenced to fifteen years in prison and was ordered to forfeit of all personal property. Mr. Zhu appealed to the Higher People’s Court of Beijing, which was rejected by the Higher People’s Court of Beijing, and the original verdict was upheld. Mr. Zhu never pleaded guilty.

Indemnification Agreements

Pubco will enter into indemnification agreements with its directors and executive officers immediately prior to the consummation of the Business Combination. Under these indemnification agreements, Pubco will agree to indemnify its directors and executive officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of them being Pubco’s directors or executive officers.

Board of Directors

The business and affairs of Pubco shall be managed by, or under the direction or supervision of, the directors of Pubco. The directors of Pubco have all the powers necessary for managing, and for directing and supervising, the business and affairs of Pubco. The directors may pay all expenses incurred preliminary to and in connection with the incorporation of Pubco and may exercise all such powers of Pubco as are not by the BVI Act or by Pubco A&R M&A required to be exercised by the shareholders. The Pubco Board will consist of five directors upon the consummation of the Business Combination. David Zhao will serve as the chairman of the Pubco Board. The Board will meet on a regular basis and additionally as required.

Pursuant to Pubco A&R M&A, the directors shall be elected by resolution of shareholders at the annual general meeting and shall hold office until the earlier of the next annual general meeting and until their successors are elected and qualified, except in the event of the earlier of death, resignation or removal. A director may be removed from office (a) with or without cause, by resolution of shareholders passed at a meeting of shareholders called for the purpose of removing the director or for purposes including the removal of the director; or (b) with cause, by resolution of directors by all directors other than the director being removed passed at a meeting of directors called for the purpose of removing the director or for purposes including the removal of the director. The directors may at any time appoint any person to be a director either to fill a vacancy or as an addition to the existing directors. A vacancy in relation to directors occurs if a director dies or otherwise ceases to hold office prior to the expiration of his term of office.

Director Independence

The Board has determined that each of Helene Souillard, Jiesheng Zhu, and Lizi Chen will qualify as independent directors as defined under the listing rules of Nasdaq. In addition, we will be subject to the rules of the SEC and Nasdaq relating to the memberships, qualifications and operations of the audit committee, as discussed below.

Board Oversight of Risk

One of the core functions of the Board is to be informed to oversee our risk management process. We do not anticipate having a standing risk management committee, but rather anticipate administering this oversight function directly through the Board as a whole, as well as through various standing committees of the Board that address risks inherent in their respective areas of oversight.

Committees of the Board of Directors

Upon the consummation of the business combination, the Board will establish an audit committee, a compensation committee, and a nominating and corporate governance committee. The Board will adopt a charter for each of the committees, which will comply with the applicable requirements of current Nasdaq rules. The charter of each committee will be available on Pubco’s website.

Audit Committee

Upon the effectiveness of the consummation of business combination, Pubco will establish an audit committee of the board of directors. Helene Souillard, Jiesheng Zhu, and Lizi Chen will serve as members of the audit committee. Each of Helene Souillard, Jiesheng Zhu, and Lizi Chen is “independent” in accordance with applicable law, including the rules of Nasdaq and the more rigorous SEC independence requirements for audit committee members set forth in Rule 10A-3 under the Exchange Act, as determined by the Board after consideration of all factors determined to be relevant rules and regulations of Nasdaq and the SEC. Each member of the audit committee can read and understand fundamental financial statements in accordance with Nasdaq audit committee requirements.

Lizi Chen will serve as chairman of the audit committee. Each member of the audit committee meets the financial literacy requirements of Nasdaq listing standards, and our board of directors has determined that Lizi Chen qualifies as an “audit committee financial expert” as defined in applicable SEC rules.

The purpose of the audit committee will be to assist our board of directors in overseeing and monitoring:

•the quality and integrity of our financial statements,

•internal control over financial reporting and disclosure controls and procedures,

•our compliance with legal and regulatory requirements,

•our independent registered public accounting firm’s qualifications and independence,

•the performance of our internal audit function, and

•the performance of our independent registered public accounting firm.

Compensation Committee

Upon the effectiveness of the consummation of Business Combination, Pubco will establish a compensation committee of the board of directors. Helene Souillard, Jiesheng Zhu, and Lizi Chen will serve as members of our compensation committee. Each of Helene Souillard, Jiesheng Zhu, and Lizi Chen is independent. Jiesheng Zhu will serve as chair of the compensation committee.

The purpose of the compensation committee is to assist our board of directors in discharging its responsibilities relating to:

•reviewing and approving our compensation program and compensation of our executive officers and directors;

•monitoring our incentive and equity-based compensation plans,

•preparing the compensation committee report under the rules and regulations of the SEC,

•reviewing and evaluating on an annual basis the performance of the compensation committee, and

•recommending such changes as deemed necessary with the Board.

The composition and function of compensation committee will comply with all applicable requirements of the Sarbanes-Oxley Act, SEC rules and regulations and Nasdaq’s listing rules, and so will to future requirements to the extent they become applicable to Pubco.

Nominating and Corporate Governance Committee

Upon the effectiveness of the consummation of Business Combination, Pubco will establish a nominating and corporate governance committee of the board of directors. Helene Souillard, Jiesheng Zhu, and Lizi Chen will serve on our nominating and corporate governance committee. Each of Helene Souillard, Jiesheng Zhu, and Lizi Chen is independent. Helene Souillard will serve as chairman of the nominating and corporate governance committee.

The primary purposes of our nominating and corporate governance committee will be to assist the board in:

•screening and recommending individuals to be elected by the Board to fill vacancies and newly created directorships, and the nominees to be elected as directors at any meeting of shareholders, based on, among other things, their independence, character, ability to exercise sound judgment, diversity, age, demonstrated leadership, and relevant skills and experience, including financial literacy, and experience in the context of the needs of the Board. The Committee is committed to actively seeking out highly qualified women and individuals from minority groups to include in the pool from which Board candidates are chosen,

•identifying individuals qualified to become a new member of the board of directors, consistent with criteria approved by the board of directors,

•reviewing the qualifications of incumbent directors to determine whether to recommend them for re-election and selecting, or recommending that the board of directors select, the director nominees for the next annual meeting of shareholders,

•identifying members of the board of directors qualified to fill vacancies on any board of directors committee and recommending that the board of directors appoint the identified member or members to the applicable committee,

•reviewing and recommending to the board of directors the corporate governance principles applicable to us,

•overseeing the evaluation of the board of directors and management, and

•handling such other matters that are specifically delegated to the committee by the board of directors from time to time.

Director Nominations

Our nominating and corporate governance committee will screen and recommend to the shareholders candidates of directors for nomination for election at the annual general meeting of the shareholders.

In general, in identifying and evaluating nominees for director, our nominating and corporate governance committee considers educational background, diversity of professional experience, knowledge of our business, integrity, professional reputation, independence, character, and the ability to exercise sound judgement, and relevant skills and experience, including financial literacy, and experience in the context of the needs of the Board.

Compensation of Directors and Executive Officers

In the fiscal year ended December 31, 2025, the aggregate cash compensation paid by Aiways Europe to executive officers was approximately $620,450. During the same period, Aiways Europe did not have any directors. This amount consisted only of cash and did not include any share-based compensation or benefits in kind. Each of Aiways Europe’s officers is entitled to reimbursement for all necessary and reasonable expenses properly incurred in the course of employment or service. Aiways Europe pays amounts for pension, retirement or other benefits for its directors and officers, pursuant to a German government-mandated multi-employer defined contribution plan.

As of the date of this proxy statement/prospectus, Pubco has not paid compensation to its executive officers and directors.

Code of Business Conduct

We will adopt a new code of business conduct (the “Code of Business Conduct”) that applies to all directors, executive officers and employees. It will be available on our website upon the effectiveness of the registration statement of which this proxy statement/prospectus forms a part. Our Code of Business Conduct is a “code of ethics,” as defined in Item 406(b) of Regulation S-K. Copies of the Code of Business Conduct and charters for each of our board committees will be provided without charge upon request from us and will be posted on our website. We will make any legally required disclosures regarding amendments to, or waivers of, provisions of our code of ethics on our Internet website.

Corporate Governance Guidelines

Our board of directors will adopt corporate governance guidelines in accordance with the corporate governance rules of Nasdaq that serve as a flexible framework within which our board of directors and its committees operate. These guidelines will cover a number of areas including board membership criteria and director qualifications, director independence, director responsibilities, roles of the chairman of the board and chief executive officer, meetings of independent directors, committee responsibilities and assignments, board member access to management and independent advisors, director communications with third parties, director compensation, director orientation and continuing education, evaluation of senior management and management succession planning. A copy of our corporate governance guidelines will be posted on our website.

EXECUTIVE COMPENSATION

Executive Compensation of HUDA

HUDA signed Board member Agreement with current independent Board members with a lump sum annual compensation of 20,000 shares for the 2024 service. HUDA signed Employment Agreement with Warren Wang, Pengfei Xie and Yang Wang, stipulating that the employee is entitled to a one-time compensation of 20,000 shares for Warren wang and Pengfei Xie, 10,000 shares for Yang Wang upon the completion of the initial business combination. None of our officers or directors have received any cash compensation for services rendered to us. Our sponsor, officers and directors, or any of their respective affiliates, will be reimbursed for any reasonable out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Our audit committee will review on a quarterly basis all payments that were made by us to our sponsor, officers, directors or our or their affiliates.

By issuing a letter dated January 17, 2025, Sponsor agreed to assume HUDA’s equity compensation liabilities to its board directors and management team, leaving HUDA and/or the surviving company after HUDA’s initial combination (Pubco) no compensation liabilities to HUDA’s management team. Sponsor has reserved 130,000 shares of common stock for the management teams. Pengfei Xie has voluntarily forfeited his compensation. A total of 130,000 shares of HUDA common stock shall be given to 7 recipients in accordance with the respective agreements.

Name	Number of Shares Given
Warren Wang	20,000
Lixin Wu	20,000
Hon Man Yun (Estate)	20,000
Rodobaldo Duartes	20,000
Chiang Hsien	20,000
Hong Chen	20,000
Yang Wang	10,000

After the completion of our initial business combination, our directors or members of our management teams will resign from their current positions. No directors or members of our management team will be paid consulting, management or other fees from the combined company. We do not intend to take any action to ensure that members of our management team maintain their positions with the combined company after the consummation of our initial business combination.

Executive and Director Compensation Update (Fiscal Year 2025)

Upon issuing the assumption of compensation liabilities by Sponsor on January 17, 2025, the Sponsor formally agreed to assume all of the Company’s existing equity compensation liabilities owed to its board of directors and management team. Consequently, neither the SPAC nor the surviving company following the initial business combination (“Pubco”) will retain any outstanding compensation liabilities toward the management team.

There have been no increases in compensation liabilities for the fiscal year 2025. Because the existing agreements stipulate one-time equity payments upon the consummation of the Business Combination and no new compensation arrangements have been entered into, the Company has not incurred additional salary or equity obligations during this period for services rendered to us.

The Sponsor, officers, and directors (including their affiliates) continue to be eligible for reimbursement of reasonable out-of-pocket expenses incurred in connection with activities on our behalf, such as target identification and due diligence. As of December 31, 2025, no such expenses have been incurred. The Audit Committee continues to review all payments made to the Sponsor, officers, directors, or their affiliates on a quarterly basis.

Executive Compensation of Aiways Europe

In the fiscal year ended December 31, 2025, the aggregate cash compensation paid by Aiways Europe to executive officers was approximately $620,450. During the same period, Aiways Europe did not have any directors. The executive officers of Aiways Europe did not include any non-cash compensation or any share-based compensation or benefits in kind. Each of Aiways Europe’s officers is entitled to reimbursement for all necessary and reasonable expenses properly incurred in the course of employment or service.

BENEFICIAL OWNERSHIP OF SECURITIES

Beneficial Ownership of HUDA

The following table sets forth information regarding the beneficial ownership of our common stock as of July 17, 2026, by:

•each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;

•each of our executive officers and directors that beneficially owns shares of our common stock; and

•all our executive officers and directors as a group.

In the table below, percentage ownership is based on 2,111,028 shares of our common stock, consisting of (i) 28,203 shares of our redeemable common stock, and (ii) 2,082,825 shares of our non-redeemable common stock, issued and outstanding as of July 17, 2026. Voting power represents the combined voting power of shares of redeemable common stock and non-redeemable common stock owned beneficially by such person. On all matters to be voted upon, the holders of the shares of redeemable common stock and shares of non-redeemable common stock vote together as a single class. Currently, all of the shares of non-redeemable common stock are convertible into redeemable common stock on a one-for-one basis.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned(2)	Approximate Percentage of Outstanding Common Stock
Warren Wang	—	—
Pengfei Xie(3)	—	—
Rodobaldo Duartes	—	—
Chiang Hsien	—	—
Lixin Wu Hong Chen	—	—
All executive officers and directors as a group (6 individuals)	—	—
HUDA SPAC Holding, LLC(3)	2,082,825	98.66%

____________

(1)Unless otherwise noted, the business address of each of the following entities or individuals is c/o Hudson Acquisition I Corp., 31 Hudson Yards, Office 51, New York, New York 10001.

(2)Interests shown consist of HUDA Founder Shares and Private Placement Units.

(3)Our sponsor is the record holder of such shares. Mr. Pengfei Xie, our Chief Financial Officer, is the General Partner of the sole member of our sponsor, and as such, has voting and investment discretion with respect to the common stock held of record by our sponsor and may be deemed to have beneficial ownership of the common stock held directly by our sponsor. None of our officers and directors (or trusts for the benefit of their family members) holds any direct or indirect interest in our sponsor. Each such person disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest they may have therein, directly or indirectly.

Beneficial Ownership of Pubco

The following table sets forth information regarding the expected beneficial ownership of Pubco Ordinary Shares immediately following the consummation of the Business Combination by:

•each person who will become an executive officer or a director of Pubco upon consummation of the Business Combination;

•all of the executive officers and directors of Pubco as a group upon consummation of the Business Combination; and

•each person known by Pubco who will be the beneficial owner of 5% or more of the outstanding Pubco Ordinary Shares, immediately following the consummation of the Business Combination.

Except as otherwise noted herein, the number and percentage of Pubco Ordinary Shares beneficially owned is determined in accordance with Rule 13d-3 of the Exchange Act, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any Pubco Ordinary

Shares as to which the holder has sole or shared voting power or investment power and also any Pubco Ordinary Shares which the holder has the right to acquire within 60 days of through the exercise of any option or any other right. The expected beneficial ownership of Pubco Ordinary Shares following the consummation of the Business Combination reflects certain securities purchase agreements entered into by certain existing shareholders of Aiways Europe and certain purchasers, pursuant to which such purchasers are entitled to receive Pubco Ordinary Shares from such shareholders of Aiways Europe upon the Closing, in consideration of certain payments they made.

The expected beneficial ownership percentages set forth in the following table assume two scenarios:

•Scenario 1 — Assuming No Redemption:    Assuming a scenario of no redemption from HUDA Public Stockholders, the expected beneficial ownership of Pubco Ordinary Shares immediately following the consummation of the Business Combination has been determined based on the following: (1) none of the investors set forth in the table below has purchased or purchases Pubco Ordinary Shares (post-Business Combination), and (2) there will be an aggregate of 48,118,899 Pubco Ordinary Shares issued and outstanding upon the consummation of the Business Combination, consisting of (i) 38,540,000 Pubco Ordinary Shares to be issued to the shareholders of Aiways Europe, (ii) 2,143,697 Pubco Ordinary Shares to be issued to HUDA Sponsor, (iii) 1,397,263 Pubco Ordinary Shares to be issued to HUDA Stockholders and HUDA Rights Holders, (iv) 2,460,000 Pubco Ordinary Shares to be issued to certain financial advisors, (v) 3,450,000 Pubco Ordinary Shares to be issued to certain PIPE investors, and (vi) 136,906 Pubco Ordinary Shares to be issued to Chardan.

•Scenario 2 — Assuming Maximum Redemption:    Assuming that the HUDA Public Stockholders holding approximately 100% of the HUDA Public Shares exercise redemption rights with respect to their HUDA Public Shares, the expected beneficial ownership of Pubco Ordinary Shares immediately following the consummation of the Business Combination has been determined based on the following: (1) none of the investors set forth in the table below has purchased or purchases Pubco Ordinary Shares (post-Business Combination), and (2) there will be an aggregate of 48,090,696 Pubco Ordinary Shares issued and outstanding upon the consummation of the Business Combination, consisting of (i) 38,540,000 Pubco Ordinary Shares to be issued to the shareholders of Aiways Europe, (ii) 2,143,697 Pubco Ordinary Shares to be issued to HUDA Sponsor, (iii) 1,369,060 Pubco Ordinary Shares to be issued to HUDA Rights Holders, (iv) 2,460,000 Pubco Ordinary Shares to be issued to certain financial advisors, (v) 3,450,000 Pubco Ordinary Shares to be issued to certain PIPE investors, and (vi) 136,906 Pubco Ordinary Shares to be issued to Chardan.

	Post-Business Combination (Assuming No Redemption)		Post-Business Combination (Assuming Maximum Redemption)
	Number of Pubco Ordinary Shares Beneficially Owned	% of Total Pubco Ordinary Shares	Number of Pubco Ordinary Shares Beneficially Owned	% of Total Pubco Ordinary Shares
Directors and Executive Officers(1)
David Zhao	96,954	0.2%	96,954	0.2%
Ichi Shih	—	—%	—	—%
Alexander Carsten Klose-Mozer	—	—%	—	—%
Helene Souillard	—	—	—	—
Jiesheng Zhu	—	—	—	—
Lizi Chen
Directors and executive officers as a group	—	—%	—	—%

Principal Shareholders:
Xing Sha Investment Limited(2)	4,620,123	9.6%	4,620,123	9.6%
HZAC Investment Limited(3)	2,704,153	5.6%	2,704,153	5.6%
AIWAYS FUQIANG Holdings Limited(4)	2,681,474	5.6%	2,681,474	5.6%
Winsight Developments Limited(5)	3,626,072	7.5%	3,626,072	7.5%
Qiang Fu(6)	2,718,709	5.6%	2,718,709	5.6%
Yanmin Zhang(7)	4,946,685	10.3%	4,946,685	10.3%

____________

*Less than 1.0%

(1)Except as indicated otherwise below, the business address of Pubco’s directors and executive officers is Toelzer Strasse 30, Gebaeude 6419, 81379 Munich, Germany.

(2)Aiways Tech Limited is a Hong Kong company. Yanmin Zhang is the director of Aiways Tech Limited. As such he may be deemed to be beneficial owner of such Pubco Ordinary Shares. To the extent Mr. Xu is deemed to beneficially own such Pubco Ordinary Shares, Mr. Zhang disclaims beneficial ownership of these Pubco Ordinary Shares for all other purposes. The business address of Aiways Tech Limited is Suite 603, 6/F Laws Commercial Plaza 788 Cheung Sha Wan Rd Kowloon, Hong Kong. ZYM Investment Limited is a British Virgin Islands company. Yanmin Zhang is the director of ZYM Investment Limited. As such he may be deemed to be beneficial owner of such Pubco Ordinary Shares. To the extent Mr. Zhang is deemed to beneficially own such Pubco Ordinary Shares, Mr. Zhang disclaims beneficial ownership of these Pubco Ordinary Shares for all other purposes. Winsight Developments Limited is a British Virgin Islands company. Yanmin Zhang is the director of Winsight Developments Limited. As such he may be deemed to be beneficial owner of such Pubco Ordinary Shares. To the extent Mr. Zhang is deemed to beneficially own such Pubco Ordinary Shares, Mr. Zhang disclaims beneficial ownership of these Pubco Ordinary Shares for all other purposes. The address of Mr. Zhang is Huaihai West Road, No. 666, Zhongshan Wanbo Center, 12th Floor, Room 1206, Changning District, Shanghai, China.

(3)HZAC Investment Limited is a British Virgin Islands company. Luxiang Zhang is the director of HZAC Investment Limited. As such he may be deemed to be beneficial owner of such Pubco Ordinary Shares. To the extent Mr. Zhang is deemed to beneficially own such Pubco Ordinary Shares, Mr. Zhang disclaims beneficial ownership of these Pubco Ordinary Shares for all other purposes. The business address of HZAC Investment Limited is Huaihai West Road, No. 666, Zhongshan Wanbo Center, 12th Floor, Room 1206, Changning District, Shanghai, China.

(4)AIWAYS FUQIANG Holdings Limited is a British Virgin Islands company. Qiang Fu is the director of AIWAYS FUQIANG Holdings Limited. As such he may be deemed to be beneficial owner of such Pubco Ordinary Shares. To the extend Mr. Fu is deemed to beneficially own such Pubco Ordinary Shares, Mr. Fu disclaims beneficial ownership of these Pubco Ordinary Shares for all other purposes. The business address of AIWAYS FUQIANG Holdings Limited is Coastal Building, Wickham’s Cay II, P. O. Box 2221, Road Town, Tortola, British Virgin Islands.

(5)Winsight Developments Limited is a British Virgin Islands company. Yanmin Zhang is the director of Winsight Developments Limited. As such he may be deemed to be beneficial owner of such Pubco Ordinary Shares. To the extent Mr. Zhang is deemed to beneficially own such Pubco Ordinary Shares, Mr. Zhang disclaims beneficial ownership of these Pubco Ordinary Shares for all other purposes. The business address of Winsight Developments Limited is Huaihai West Road, No. 666, Zhongshan Wanbo Center, 12th Floor, Room 1206, Changning District, Shanghai, China.

(6)The address of the holder is Dongan road 800, 8-1201, Xuhui, Shanghai, P.R. China.

(7)The address of the holder is Huaihai West Road, No. 666, Zhongshan Wanbo Center, 12th Floor, Room 1206, Changning District, Shanghai, China.

Comparison of Corporate Governance and Shareholder Rights

Pubco is a BVI business company. The business and affairs of Pubco are governed by the memorandum and articles of association of Pubco and the BVI Act. While HUDA is a Delaware corporation, Pubco A&R M&A will differ in certain material respects from the HUDA’s certificate of incorporation, as amended. As a result, when you become a shareholder of Pubco, your rights will differ in some regards as compared to when you were a shareholder of HUDA.

Below is a summary chart outlining important similarities and differences in the corporate governance and shareholder rights associated with each of HUDA and Pubco according to the organizational documents of HUDA and Pubco. You also should review Pubco A&R M&A.

Provision	HUDA	Pubco	Aiways Europe
Structure of the board

HUDA’s board consists of a single class of directors serving one-year terms, with each director continuing as a holdover until their successor is elected and qualified or until their earlier termination. The board, currently composed of five directors (one Chairman/CEO and four independent committee chairs), can be adjusted in size by board resolution, with no requirement for directors to be Delaware residents or stockholders.

The minimum number of the board of directors of Pubco shall be three (3). The directors of Pubco shall be elected by resolution of shareholders at the annual general meeting and shall hold office until the earlier of the next annual general meeting and until their successors are elected and qualified, except in the event of the earlier of death, resignation or removal.

As a German limited liability company (GmbH), Aiways Europe may have one or several managing directors (Geschäftsführer). The shareholder(s) of Aiways Europe may resolve on the appointment or removal of a managing director by resolution with a majority of the votes cast in a shareholders’ meeting. There is, in general, no requirement that a managing director must be German resident or national.

Provision	HUDA	Pubco	Aiways Europe
Removal of directors

Directors may be removed by stockholders for cause only, requiring the affirmative vote of holders of a majority of the voting power of all then outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class.

A director may be removed from office: (a) with or without cause, by resolution of shareholders passed at a meeting of shareholders called for the purpose of removing the director or for purposes including the removal of the director; or (b) with cause, by resolution of directors by all directors other than the director being removed passed at a meeting of directors called for the purpose of removing the director or for purposes including the removal of the director.

The shareholder(s) of Aiways Europe may resolve on the removal of a managing director, with or without cause, by resolution with a majority of the votes cast in a shareholders’ meeting.

If Aiways Europe has concluded a service or other agreement with a managing director and the removal consists of a breach of that agreement, the respective managing director may be entitled to challenge the removal resolution, to request for a restoration of his/her managing director position or may have other claims against Aiways Europe.

Vacancies on the board

Vacancies on HUDA’s board, including those resulting from newly created directorships, may be filled by a majority vote of the remaining directors, even if they constitute less than a quorum. The appointed directors serve until the next annual election and until their successors are elected and qualified. However, if a vacancy is specifically created by stockholders removing a director, such vacancy may be filled by the stockholders rather than the board.

The directors may at any time appoint any person to be a director either to fill a vacancy or as an addition to the existing directors. Where the directors appoint a person as director to fill a vacancy, the term shall not exceed the term that remained when the person who has ceased to be a director ceased to hold office unless re-elected by the shareholders.

If Aiways Europe has no managing director, then Aiways Europe will be represented by its shareholder(s). In addition, the shareholder(s) of Aiways Europe may at any time resolve on the appointment of one or several new managing director(s) to fill a vacancy.

SPAC Provisions

HUDA, as a SPAC, must complete a business combination by April 18, 2027, which shall no longer require monthly deposits into the Trust Account as of July 5, 2024. Any proposed business combination requires majority approval from common stockholders present and voting, with IPO shareholders having conversion rights if they vote against the combination.

		Pubco A&R M&A do not contain SPAC-related provisions.	The articles of association (Gesellschaftsvertrag) of Aiways Europe does not contain SPAC-related provisions.

Provision	HUDA	Pubco	Aiways Europe
Changes to share class rights

Any amendment or repeal of provisions in the Certificate of Incorporation or Trust Agreement that affects share class rights requires the affirmative vote of holders of 65% of Corporation’s common stock, voting in person or by proxy, at a stockholder meeting specifically called for such purpose.

The rights conferred upon the holders of the shares of any class may only be varied, whether or not Pubco is in liquidation, with the consent in writing of the holders of a majority of the issued shares of that class or by a resolution approved at a duly convened and constituted meeting of the shares of that class by the affirmative vote of a majority of the votes of the Shares of that class which were present at the meeting and were voted.

The articles of association of Aiways Europe do not differentiate different share classes. If different share classes (with different rights for each share class) are to be created, the articles of association of Aiways Europe will need to be amended. Please refer to the requirements for the amendment of the articles of association described below.

Action by written consent

Any action required or permitted to be taken at a board meeting may be taken without a meeting if a consent in writing or by electronic transmission, setting forth the action taken, is signed by all directors entitled to vote on the subject matter. Board meetings may also be held by conference telephone or voice communication as permitted by Delaware law. Any action requiring stockholder approval may be taken without a meeting, without prior notice, and without a vote, if a written consent or electronic transmission setting forth the action is signed or emailed by holders of outstanding stock having the minimum number of votes that would be necessary to authorize such action at a meeting where all shares entitled to vote were present and voted.

Resolutions of shareholders of Pubco may be passed in writing by a majority of the votes of the shares entitled to vote on such resolution.

The managing director(s) of Aiways Europe represents Aiways Europe in and out of court with the representation power granted to him/her. The presentation power is registered with the commercial register of the competent court. The shareholders’ meeting may resolve on a list of transactions, for the conclusion of which the managing director(s) shall obtain the prior (written) consent of the shareholders’ meeting. However, in general, such prior (written) consent requirement does not have effect towards a bona fide (gutgläubig) third party. Statutory law or jurisprudence may require consent of the shareholder(s) for certain actions/measures of the Company.

Provision	HUDA	Pubco	Aiways Europe
Calling of special or extraordinary general meetings

Special meetings may be called by resolution of the board of directors, the Chairman, or the President. These meetings may be held wholly or partially by remote communication, with written or printed notice delivered 10-60 days before the meeting, stating the place, day, hour, purpose, and means of remote communication if applicable.

The directors may but shall not be obliged to call at least one meeting a year and shall designate such meeting as the annual general meeting, all other meetings shall be regarded as extraordinary general meetings. Upon the written request of shareholders entitled to exercise 30% or more of the voting rights in respect of the matter for which the meeting is requested the board shall convene a meeting of shareholders.

A shareholders’ meeting may be called by one managing director by sending a registered letter to each shareholder with a notice period of at least 2 weeks, stating the place, date, time and agenda of the meeting. In urgent cases, the period can be reasonably reduced to one week. If all shareholders agree, a shareholders’ meeting can be convened at any time and at any place.

Election of directors

HUDA has established a Nomination Committee chaired by Independent Director Chiang Hsien, with Mr. Duartes serving as the other committee member. Both members meet Nasdaq independence requirements. The committee evaluates nominees based on specific criteria including: notable achievements in business, education, or public service; requisite intelligence and experience to contribute meaningfully to board deliberations; and highest ethical standards.

The directors shall be elected by resolution of shareholders at the annual general meeting and shall hold office until the earlier of the next annual general meeting and until their successors are elected and qualified, except in the event of the earlier of death, resignation or removal. Each director then in office shall resign at each annual general meeting with effect from the end of such meeting. Directors that have previously served on the board may be re-elected.

A managing director is appointed by resolution with a majority of the votes cast in a shareholders’ meeting. His/her position as the managing director ends when he/she is removed by resolution of a shareholders’ meeting, he/she resigns from this position (Amtsniederlegung) or due to death or other reasons. A managing director who has previously been appointed as a managing director may be re-appointed.

While stockholders can nominate directors at annual meetings or special meetings, such nominations must comply with the general meeting procedures: 10-60 days advance notice, proper meeting notice delivery requirements, and standard voting processes as outlined in the Bylaws. For annual meetings, the date/time/place is set by the board; for special meetings, these can be called by board resolution, Chairman, or President. The committee considers stockholder recommendations equally with other candidates, with all nominations subject to the meeting and voting requirements under the by laws.

Provision	HUDA	Pubco	Aiways Europe
Amendments to the organizational documents

HUDA’s organizational documents can be amended through two distinct processes. For the Certificate of Incorporation and Trust Agreement, amendments require an affirmative vote from holders of 65% of the Corporation’s common stock, necessitating a specially called meeting where stockholders can vote in person or by proxy. In contrast, Bylaws amendments are more flexible, allowing changes through either a majority vote of stockholders at a meeting with proper notice or by a majority resolution of the Board of Directors. Importantly, stockholders retain the ultimate authority to change or repeal any bylaws previously adopted by the directors, ensuring a balance of power within the organization’s governance structure.

Subject to the provisions of the BVI Act and the provisions of Pubco A&R M&A, Pubco may by resolution of shareholders or by resolution of directors amend its memorandum of association or articles of association.

The articles of association of Aiways Europe may be amended by resolution with a majority of three quarters of the votes cast in a shareholders’ meeting. A resolution to increase those obligations which the shareholders are bound to under the articles of association may by passed only with the consent of all the involved shareholders. The resolution requires notarization. The amendment of the articles of association becomes effective upon registration with the commercial register of the competent court.

Issuance of preferred shares	HUDA does not have preferred shares. HUDA is only authorized to issue 200,000,000 shares of common stock, with a par value of $0.0001 per share.

Subject to the provisions, if any, in the Pubco A&R M&A (and to any direction that may be given by Pubco in general meeting), and the BVI Act, and without prejudice to any rights attached to any existing shares, the directors of Pubco may allot, issue, grant options over or otherwise dispose of shares with or without preferred, deferred or other rights or restrictions, whether in regard to a dividend or other distribution, voting, return of capital or otherwise and to such persons, at such times and on such other terms as they think proper, and may also (subject to the BVI Act and the Pubco A&R M&A) vary such rights.

The articles of association of Aiways Europe do not foresee any preferred shares. If such preferred shares are to be issued/introduced, the articles of association must be amended. Please see above the requirements for the amendment of the articles of association.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

HUDA Related Person Transactions and Related Party Policy

Private Placement Units

Simultaneously with the closing of the Initial Public Offering, the Sponsor should have purchased a total of 340,000 units (the “Initial Private Placement Units”) at a price of $10.00 per the Initial Private Placement Unit (the “Private Placement”) (see Note 3). On October 21, 2022, the Company closed the sale of 845,300 units (the “OA Units”) at $10.00 per unit as a result of the underwriters’ partial exercise of their over-allotment option (the “Overallotment Offering”) in connection with the previously announced Initial Public Offering pursuant to the underwriting agreement by and between the Company and Chardan dated October 14, 2022. Each OA Unit consists of one share of Common Stock of the Company, par value $0.0001 per share and one right to receive one-fifth (1/5) of one share of the Common Stock upon the consummation of an Initial Business Combination (the “Right”). Such OA Units were registered pursuant to the Company’s registration statement. As a result of the Overallotment Offering, the Company received gross proceeds of $8,453,000 (before deducting certain underwriting discount and fees), part of which was placed in the Trust Account. On October 21, 2022, simultaneously with the consummation of the Overallotment Offering, the Company completed the private placement of additional 31,500 units (the “Overallotment Private Placement Units”) pursuant to the Unit Private Placement Agreement dated October 14, 2022 by and between the Company and the Sponsor, in connection with the underwriters’ partial exercise of the over-allotment option, at a purchase price of $10.00 per Overallotment Private Placement Unit, generating gross proceeds of $315,000, a portion of which was placed in the Trust Account.

Promissory Note — Related Party

On April 5, 2021, as further amended on April 28, 2021 and September 8, 2022, the Company entered into a promissory note with the Sponsor for principal amount up to $1,000,000. The promissory note is non-interest bearing and matures on the earlier of: (i) the date of the consummation of the Company’s Initial Business Combination or (ii) the date of the liquidation of the Company. The principal balance may be prepaid at any time. A maximum of $1,000,000 of such loans may be converted into Units, at the price of $10.00 per Unit at the option of the Sponsor.

On May 6, 2021, the Company made a drawdown of $300,000 on the promissory note. On April 15 and August 19, 2022, the Company made additional drawdowns of $100,000 and $100,000 on the promissory note, respectively.

On December 1, 2022, the Sponsor applied the outstanding balance on the Promissory Note of $500,000 towards the payments for Private Placement Units.

On July 20, 2023, the Company and the Sponsor amended and restated the promissory note, dated as of April 5, 2021, providing for loans up to $1,000,000 in the aggregate. The promissory note bears no interest and all unpaid principal under the promissory note will be due and payable in full upon the earlier of (i) the date of the consummation of the Company’s Initial Business Combination or (ii) the date of the liquidation of the Company. At the election of the Sponsor, up to $1.0 million of the loans under the promissory note may be settled in Units at a conversion rate of $10.00 per Unit, with each private unit comprised of one share of common stock of the Company and one right to one-fifth of a share of the Company’s common stock. As of December 31, 2024 and December 31, 2023, $560,021 and $643,708, respectively, was outstanding under the promissory note.

In connection with the approval of the extension amendment proposal, on July 18, 2023, the Sponsor entered into a non-interest bearing, unsecured promissory note issued by the Company in favor of the Sponsor (the “Extension Note”), providing for loans up to the aggregate principal amount of $720,000. On July 24, 2023, pursuant to the Second Amended and Restated Certificate of Incorporation, as amended by the Certificate of Amendment, $80,000 was deposited into the Trust Account for a one-month extension. $80,000 will be deposited into the Trust Account each month the Company determines to extend the date by which it must consummate an Initial Business Combination. The Company elected to extend such date until April 18, 2024, therefore, an aggregate deposit of $720,000 of the proceeds of the Extension Note will be made into the Trust Account. The Extension Note bears no interest and all unpaid principal under the Extension Note will be due and payable in full upon the earlier of (i) the date of the consummation of the Company’s Initial Business Combination or (ii) the date of the liquidation of the Company. The Extension Note balance was $240,000 as of December 31, 2025 and 2024, respectively.

As of December 31, 2025 and 2024, there was $1,115,977 and $560,021, respectively, outstanding balance on the Note payable–related party account.

Administrative Support Agreement

Commencing on October 14, 2022, the Company has agreed to pay the Sponsor or its affiliate a total of $20,000 per month for office space, utilities, and secretarial and administrative support. Upon completion of our Initial Business Combination or our liquidation, we will cease paying these monthly fees. For the years ended December 31, 2024, the Company incurred $240,000 and $240,000, respectively, on administrative support fees.

AE Related Person Transactions

The following table sets forth significant related party transactions of Aiways Europe during the fiscal years ended December 31, 2024 and 2025, respectively.

a) Related parties

Name of related parties	Relationship with the Company
Shangrao Aiways Yiwei Automobile Import and Export Co., Ltd. (“SR Aiways”)	Affiliate of the Company
Shanghai Aiways Automobile Import and Export Co., Ltd. (“SH Aiways”)	Affiliate of the Company
AIWAYS GROUP (“AIWAYS GROUP”)	Affiliate of the Company
AIWAYS Holdings Limited (“AIWAYS Holdings”)	The ultimate shareholder of the Company
AIWAYS FUQIANG Holding Limited (“AIWAYS FUQIANG”)	One of the existing ultimate shareholders of AIWAYS Holdings
KEY JUNE Limited Partnership (“KEY JUNE”)	One of the existing ultimate shareholders of AIWAYS Holdings
KEY WE Limited Partnership (“KEY WE”)	One of the existing ultimate shareholders of AIWAYS Holdings
Aiways Tech Limited	Shareholder of the Company
Aiways International Trade Co., Limited (“Aiways International”)	Affiliate of the Company
Aiways Merger Sub. Inc.	Affiliate of the Company
Shanghai Aixiang Energy Technology Co., Ltd.	Affiliate of the Company
Shangrao WOFE	Affiliate of the Company

b) Accounts receivable from related parties

Name of Related Party	Nature	As of December 31,
		2024	2025
		EUR	EUR	$
SR Aiways	Accounts receivable from sales facilitating services	286,240	249,337	292,622
Aiways Merger Sub. Inc.	Payment on behalf	—	740	868
		286,240	250,077	293,490

c) Accounts payables to related parties

		As of December 31,
Name of Related Party	Nature	2024	2025
		EUR	EUR	$
SR Aiways	Accounts payable from purchase of vehicles and spare parts	78,736	55,202	64,785
		78,736	55,202	64,785

d) Debt due to related parties

		As of December 31,
Name of Related Party	Nature	2024	2025
		EUR	EUR	$
SR Aiways	Payment on behalf	—	74,092	86,953
Shangrao WOFE	Payment on behalf	271,883	606,650	711,965
AIWAYS Holdings	Borrowings(1)	2,128	173,670	203,819
AIWAYS Holdings	Payment on behalf	—	46,829	54,959
SH Aiways	Payment on behalf	21,000	21,000	24,646
Aiways International	Payment on behalf	33,489	33,489	39,303
Aiways International	Borrowings(2)	—	82,286	96,571
Shanghai Aixiang Energy Technology Co., Ltd.	Payment on behalf	—	24,369	28,599
		328,500	1,062,385	1,246,815

____________

Notes:

(1)Balances of AIWAYS Holdings as of December 31, 2025 bore a weighted average interest rate of 8% per annum, and were denominated in $. The principal and accrued interest of the borrowings are due on demand.

(2)Balance of Aiways International as of December 31, 2025 bore a interest rate of 8% per annum, and was denominated in $. The principal and accrued interest of the borrowing are due on demand.

e) Related party transactions

		For the years ended December 31,
Name of Related Party	Nature	2024	2025
		EUR	EUR	$
SR Aiways	Purchase of vehicles and spare parts	165,508	2,271	2,665
SH Aiways	Purchase of vehicles	21,000	—	—
		186,508	2,271	2,665

Related Party Policy Following the Business Combination

Upon consummation of the Business Combination, Pubco will adopt a written related person transaction policy that sets forth the following policies and procedures for the review and approval or ratification of related person transactions.

A “Related Person Transaction” is a transaction, arrangement or relationship in which Pubco or any of its subsidiaries was, is or will be a participant, the amount of which involved exceeds $120,000, and in which any related person had, has or will have a direct or indirect material interest.

A “Related Person” means:

•any person who is, or at any time during the applicable period was, one of the Pubco’s officers or one of Pubco’s directors;

•any person who is known by Pubco to be the beneficial owner of more than five percent (5%) of its voting shares;

•any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, daughter-in-law, brother-in-law or sister-in-law of a director, officer or a beneficial owner of more than five percent (5%) of its voting shares, and any person (other than a tenant or employee) sharing the household of such director, officer or beneficial owner of more than five percent (5%) of its voting shares; and

•any firm, corporation or other entity in which any of the foregoing persons is a partner or principal or in a similar position or in which such person has a ten percent (10%) or greater beneficial ownership interest.

Pubco will have policies and procedures designed to minimize potential conflicts of interest arising from any dealings it may have with its affiliates and to provide appropriate procedures for the disclosure of any real or potential conflicts of interest that may exist from time to time. Specifically, pursuant to its charter, the audit committee will have the responsibility to review related party transactions.

All of the transactions described in this section were entered into prior to the adoption of this policy. Certain of the foregoing disclosures are summaries of certain provisions of our related party agreements and are qualified in their entirety by reference to all of the provisions of such agreements. Because these descriptions are only summaries of the applicable agreements, they do not necessarily contain all of the information that you may find useful. Copies of certain of the agreements (or forms of the agreements) have been filed as exhibits to the registration statement of which this prospectus is a part and are available electronically on the website of the SEC at www.sec.gov.

DESCRIPTION OF PUBCO SECURITIES

The following description of the material terms of the share capital of Pubco following the closing of the Business Combination includes a summary of specified provisions of the Pubco A&R M&A that will be in effect upon closing of the Business Combination. This description is qualified by reference to the Pubco A&R M&A as will be in effect upon consummation of the Business Combination, substantially in the form attached to this proxy statement/prospectus as Annex B and incorporated in this proxy statement/prospectus by reference. In this section, the terms “Pubco,” “we,” “our” or “us” refer to EUROEV following the completion of the Business Combination, and all capitalized terms used in this section are as defined in the Pubco A&R M&A, unless elsewhere defined herein.

Pubco is a British Virgin Islands business company and its business and affairs are governed by the its memorandum and articles of association, the BVI Act and common law of the British Virgin Islands.

As of the date of this proxy statement/prospectus, Pubco is authorised to issue a maximum of 50,000 ordinary shares of a single class with a par value of US$1.00 each.

Following the completion of the Business Combination, Pubco will be authorised to issue a maximum of 500,000,000 shares of a single class with a par value of US$0.0001 each and will have up to 48,118,899 Pubco Ordinary Shares issued and outstanding (assuming no redemption), or up to 48,090,696 Pubco Ordinary Shares issued and outstanding (assuming maximum redemption). All of the Pubco Ordinary Shares issued and outstanding, and all of the Pubco Ordinary Shares to be issued pursuant to the Business Combination have been or will be issued as fully paid.

The following includes a summary of the material provisions of the Pubco A&R M&A after the completion of the Business Combination and the BVI Act in so far as they relate to the material terms of Pubco Ordinary Shares. The following summary is not complete and is subject to, and is qualified in its entirety by reference to, the provisions of the Pubco A&R M&A attached as Annex B to this proxy statement/prospectus.

Ordinary Shares

General

All of the issued Pubco Ordinary Shares are fully paid and non-assessable. We shall not issue certificates in respect of any shares issued by us. Our shareholders who are non-residents of the British Virgin Islands may freely hold and vote their ordinary shares.

Dividends

The directors of Pubco may, by resolution of directors, authorise a distribution by way of dividend at a time and of an amount they think fit if they are satisfied, on reasonable grounds, that, immediately after the distribution, the value of Pubco’s assets will exceed its liabilities and Pubco will be able to pay its debts as they fall due. Dividends may be paid in money, shares, or other property.

Voting Rights

Each Pubco Ordinary Share confers upon the shareholder the right to one vote on any resolution of shareholders. A resolution of shareholders means (a) a resolution approved at a duly convened and constituted meeting of the shareholders by the affirmative vote of a majority of the votes of the shares entitled to vote thereon which were present at the meeting and were voted; or (b) a resolution consented to in writing by a majority of the votes of the shares entitled to vote on such resolution.

At any meeting of the shareholders, the chairman is responsible for deciding in such manner as he considers appropriate whether any resolution proposed has been carried or not and the result of his decision shall be announced to the meeting and recorded in the minutes of the meeting. If the chairman has any doubt as to the outcome of the vote on a proposed resolution, he shall cause a poll to be taken of all votes cast upon such resolution. If the chairman fails to take a poll then any shareholder present in person or by proxy who disputes the announcement by the chairman of the result of any vote may immediately following such announcement demand that a poll be taken and the chairman shall cause a poll to be taken. If a poll is taken at any meeting, the result shall be announced to the meeting and recorded in the minutes of the meeting.

Directors’ Power to Issue Shares

Subject to the provisions, if any, in the Pubco A&R M&A (and to any direction that may be given by Pubco in general meeting), and the BVI Act, and without prejudice to any rights attached to any existing shares, the directors may allot, issue, grant options over or otherwise dispose of shares with or without preferred, deferred or other rights or restrictions, whether in regard to a dividend or other distribution, voting, return of capital or otherwise and to such persons, at such times and on such other terms as they think proper, and may also (subject to the BVI Act and the Pubco A&R M&A) vary such rights.

Transfer of Pubco Ordinary Shares

Under the BVI Act, the transfer of a registered share which is not listed on a recognized exchange is by a written instrument of transfer signed by the transferor and containing the name of the transferee. However, the instrument must also be signed by the transferee if registration would impose a liability on the transferee. The instrument of transfer must be sent to Pubco for registration. Subject to Pubco A&R M&A, Pubco shall on receipt of an instrument of transfer enter the name of the transferee of the share in the register of members unless the directors resolve to refuse or delay registration of the transfer for reasons that should be specified in a resolution of directors. The transfer of a registered share is effective when the name of the transferee is entered in the register of members.

The entry of the name of a person in the Pubco’s register of members is prima facie evidence that legal title in the share vests in that person.

The procedure is different for the transfer of shares that are listed on a recognized exchange. Such shares may be transferred without the need for a written instrument of transfer if the transfer is carried out in accordance with the laws, rules, procedures and other requirements applicable to shares listed on the recognized exchange and subject to Pubco A&R M&A.

Liquidation

Subject to the BVI Act, Pubco may by resolution of shareholders or by resolution of directors appoint an eligible individual as voluntary liquidator alone or jointly with one or more other voluntary liquidators.

Calls on Pubco Ordinary Shares and Forfeiture of Pubco Ordinary Shares

Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their Pubco Ordinary Shares. The Pubco Ordinary Shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption of Pubco Ordinary Shares

Pubco may purchase, redeem or otherwise acquire and hold its own shares save that Pubco may not purchase, redeem or otherwise acquire its own shares without the consent of shareholders whose shares are to be purchased, redeemed or otherwise acquired unless Pubco is permitted by the BVI Act or any other provision in the Pubco A&R M&A to purchase, redeem or otherwise acquire the shares without their consent.

Variations of Rights of Shares

The rights conferred upon the holders of the shares of any class may only be varied, whether or not Pubco is in liquidation, with the consent in writing of the holders of a majority of the issued shares of that class or by a resolution approved at a duly convened and constituted meeting of the shares of that class by the affirmative vote of a majority of the votes of the shares of that class which were present at the meeting and were voted.

The rights conferred upon the holders of the shares of any class shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking equally with such existing shares.

General Meetings of Shareholders

The Pubco Board, acting collectively by resolution of directors, may convene meetings of the shareholders at such times and in such manner and places within or outside the British Virgin Islands as the board considers necessary or desirable. The Pubco Board convening a meeting shall give not less than seven (7) calendar days’ notice of a meeting of Shareholders to: (a) those shareholders whose names on the date the notice is given appear as shareholders in the register of members of Pubco and are entitled to vote at the meeting; and (b) the directors, indicate in such notice the items on the agenda of the meeting and provide together therewith other relevant documents for the meeting, such as any documents to be considered, the meeting admission card (if any) and the proxy card (if any). A meeting of shareholders is duly constituted if, at the commencement of the meeting, there are present in person or by proxy not less than one third of the votes of the shares entitled to vote on resolutions of shareholders to be considered at the meeting.

Inspection of Books and Records

A member of Pubco is entitled, on giving written notice to Pubco, to inspect (a) the memorandum and articles of association of Pubco; (b) the register of members; (c) the register of directors; and (d) the minutes of meetings and resolutions of members and of those classes of members of which he is a member; and to make copies of or take extracts from the documents and records. Subject to Pubco A&R M&A, the directors may, if they are satisfied that it would be contrary to Pubco’s interests to allow a member to inspect any document, or part of a document, specified in (b), (c) and (d) above, refuse to permit the member to inspect the document or limit the inspection of the document, including limiting the making of copies or the taking of extracts from the records.

Where a company fails or refuses to permit a member to inspect a document or permits a member to inspect a document subject to limitations, that member may apply to the BVI High Court for an order that he should be permitted to inspect the document or to inspect the document without limitation. Pubco shall keep the following documents at the office of its registered agent: (a) the memorandum and the articles; (b) the register of members, or a copy of the register of members; (c) the register of directors, or a copy of the register of directors; and (d) copies of all notices and other documents filed by Pubco with the Registrar of Corporate Affairs in the BVI in the previous 10 years.

Enforceability of Civil Liability under British Virgin Islands Law

We are incorporated under the laws of the British Virgin Islands, and some of our officers and directors are residents outside the United States. Moreover, a majority of our consolidated assets are located outside the United States. Although we are incorporated outside the United States, we have agreed to accept service of process in the United States through our agent designated for that purpose. Nevertheless, substantially all of the consolidated assets owned by us are located outside the United States and any judgment obtained in the United States against us may not be enforceable outside the United States. There is no treaty between the United States and the British Virgin Islands providing for the reciprocal recognition and enforcement of judgments in civil and commercial matters and a final judgment for the payment of money rendered by any federal or state court in the United States based on civil liability, whether or not predicated solely upon the federal securities laws, would, therefore, not be automatically enforceable in the British Virgin Islands. There is uncertainty as to whether judgments of courts in the United States based upon the civil liability provisions of the federal securities laws of the United States would be recognized or enforceable in the British Virgin Islands. In making a determination as to enforceability of a judgment of the courts of the United States, the BVI courts would have regard to whether the judgment was final and conclusive and on the merits of the case, given by a court of law of competent jurisdiction, and was expressed to be for a fixed sum of money. In general, a foreign judgment would be enforceable in the unless procured by fraud, or the proceedings in which such judgments were obtained were not conducted in accordance with principles of natural justice, or the enforcement thereof would be contrary to public policy, or if the judgment would conflict with earlier judgment(s) from British Virgin Islands or earlier foreign judgment(s) recognized in British Virgin Islands, or if the judgment would amount to the direct or indirect enforcement of foreign penal, revenue or other public laws. Civil liability provisions of the federal and state securities law of the United States permit the award of punitive damages against us, our directors and officers. BVI courts would not recognize or enforce judgments against us, our directors and officers to the extent that doing so would amount to the direct or indirect enforcement of foreign penal, revenue or other public laws. It is uncertain as to whether a judgment of the courts of the United States under civil liability provisions of the federal securities law of the United States would be regarded by BVI courts as being pursuant to foreign, penal, revenue or other public laws. Such a determination has yet to be made by a BVI court in a reported decision.

In addition, holders of book-entry interests in our shares will be required to exchange such interests for certificated shares and to be registered as shareholders in our shareholder register in order to have standing to bring a shareholder suit and, if successful, to enforce a foreign judgment against us, our directors or our executive officers in the BVI.

A holder of book-entry interests in our shares may become a registered shareholder of Pubco by exchanging such holder’s interest in our shares for certificated shares and being registered in our shareholder register. The administrative process of becoming a registered shareholder could result in delays prejudicial to any legal proceeding or enforcement action.

Anti-Money Laundering — British Virgin Islands

In order to comply with legislation or regulations aimed at the prevention of money laundering, we are required to adopt and maintain anti-money laundering procedures and may require subscribers to provide evidence to verify their identity. Where permitted, and subject to certain conditions, we may also delegate the maintenance of our anti-money laundering procedures (including the acquisition of due diligence information) to a suitable person.

We reserve the right to request such information as is necessary to verify the identity of a subscriber. In the event of delay or failure on the part of the subscriber in producing any information required for verification purposes, we may refuse to accept the application, in which case any funds received will be returned without interest to the account from which they were originally debited. If any person resident in the British Virgin Islands knows or suspects that another person is engaged in money laundering or terrorist financing and the information for that knowledge or suspicion came to their attention in the course of their business the person will be required to report his belief or suspicion to the Financial Investigation Agency of the British Virgin Islands, pursuant to the Proceeds of Criminal Conduct Act 1997 (as amended). Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

Differences in Corporate Law

The BVI Act differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the BVI Act applicable to us and the laws applicable to companies incorporated in the State of Delaware.

Mergers and Similar Arrangements.    Under the BVI Act two or more companies, each a “constituent company,” may merge or consolidate. A merger involves the merging of two or more companies into one of the constituent companies (to the merger) with one constituent company continuing in existence to become the surviving company post-merger. A consolidation involves two or more companies consolidating into a new company.

A merger is effective on the date that the articles of merger (as described below) are registered by the Registrar of Corporate Affairs in the BVI, or on such later date, not exceeding 30 days from the date of registration as is stated in the articles of merger.

The BVI Act provides that any member of Pubco is entitled to payment of the fair value of his shares upon dissenting from a merger, unless Pubco is the surviving company of the merger and the member continues to hold the same or similar shares. The following is a summary of the position under the BVI Act.

A dissenter is in most circumstances required to give to Pubco written objection to the merger, which must include a statement that the dissenter proposes to demand payment for his shares if the merger takes place. This written objection must be given before the meeting of members at which the merger is submitted to a vote, or at the meeting but before the vote. However, no objection is required from a member to whom Pubco did not give notice of the meeting of members or where the proposed merger is authorized by written consent of the members without a meeting.

Within 20 days immediately following the written consent, or the meeting at which the merger was approved, Pubco shall give written notice of the consent or resolution to each member who gave written objection or from whom written objection was not required, except those members who voted for, or consented in writing to, the proposed merger.

A member to whom Pubco was required to give notice who elects to dissent shall, within 20 days immediately following the date on which the copy of the plan of merger or an outline of the merger is given to him, give to Pubco a written notice of his decision to elect to dissent, stating:

(a)his name and address;

(b)the number and classes of shares in respect of which he dissents (which must be all shares that he holds in Pubco); and

(c)a demand for payment of the fair value of his shares.

Upon the giving of a notice of election to dissent, the dissenter ceases to have any of the rights of a member except the right to be paid the fair value of his shares, and the right to institute proceedings to obtain relief on the ground that the action is illegal.

Pubco shall make a written offer to each dissenter to purchase his shares at a specified price that Pubco determines to be their fair value. Such offer must be given within 7 days immediately following the date of the expiration of the period within which members may give their notices of election to dissent, or within 7 days immediately following the date on which the merger is put into effect, whichever is later.

If Pubco and the dissenter fail, within 30 days immediately following the date on which the offer is made, to agree on the price to be paid for the shares owned by the dissenter, then within 20 days:

(a)Pubco and the dissenter shall each designate an appraiser;

(b)the two designated appraisers together shall designate an appraiser;

(c)the three appraisers shall fix the fair value of the shares owned by the dissenter as of the close of business on the day prior to the date of the meeting or the date on which the resolution was passed, excluding any appreciation or depreciation directly or indirectly induced by the action or its proposal, and that value is binding on Pubco and the dissenter for all purposes; and

(d)Pubco shall pay to the dissenter the amount in money upon the surrender by him of the certificates representing his shares, and such shares shall be cancelled.

Squeeze-out Provisions.

Members of a company holding 90% of the votes of the outstanding shares entitled to vote and members of a company holding 90% of the votes of the outstanding shares of each class of shares entitled to vote as a class, may give a written instruction to the company directing it to redeem the shares held by the remaining members.

Shareholders’ Suits.

Under the provisions of the BVI Act, the memorandum and articles of association of a company are binding as between the company and its members and between the members. In general, members are bound by the decision of the majority or special majorities as set out in the memorandum and articles of association or in the BVI Act. As for voting, the usual rule is that with respect to normal commercial matters members may act from self-interest when exercising the right to vote attached to their shares.

If the majority members have infringed a minority member’s rights, the minority may seek to enforce its rights either by derivative action or by personal action. A derivative action concerns the infringement of the company’s rights where the wrongdoers are in control of the company and are preventing it from taking action, whereas a personal action concerns the infringement of a right that is personal to the particular member concerned.

The BVI Act provides for a series of remedies available to members. Where a company incorporated under the BVI Act conducts some activity which breaches the BVI Act or the company’s memorandum and articles of association, the BVI High Court can issue a restraining or compliance order. Members can now also bring derivative, personal and Representative Actions under certain circumstances.

The traditional English basis for members’ remedies have also been incorporated into the BVI Act: where a member of a company considers that the affairs of the company have been, are being or are likely to be conducted in a manner likely to be oppressive, unfairly discriminating or unfairly prejudicial to him, he may apply to the BVI High Court for an order on such conduct.

Any member of a company may apply to the BVI High Court for the appointment of a liquidator for the company and the Court may appoint a liquidator for the company if it is of the opinion that it is just and equitable to do so.

The BVI Act provides that any member of a company is entitled to payment of the fair value of his shares upon dissenting from any of the following:

(a)a merger;

(b)a consolidation;

(c)any sale, transfer, lease, exchange or other disposition of more than 50 per cent in value of the assets or business of the company if not made in the usual or regular course of the business carried on by the company but not including (i) a disposition pursuant to an order of the court having jurisdiction in the matter; (ii) a disposition for money on terms requiring all or substantially all net proceeds to be distributed to the members in accordance with their respective interest within one year after the date of disposition; or (iii) a transfer pursuant to the power of the directors to transfer assets for the protection thereof;

(d)a redemption of 10 per cent, or fewer, of the issued shares of the company required by the holders of 90 percent, or more, of the shares of the company pursuant to the terms of the BVI Act; and

(e)an arrangement, if permitted by the BVI High Court.

Generally any other claims against a company by its members must be based on the general laws of contract or tort applicable in the BVI or their individual rights as members as established by the company’s memorandum and articles of association.

The BVI Act provides that if a company or a director of a company engages in, proposes to engage in or has engaged in, conduct that contravenes the BVI Act or the memorandum and articles of association of the company, the BVI High Court may, on the application of a member or a director of the company, make an order directing the company or director to comply with, or restraining the company or director from engaging in conduct that contravenes the BVI Act or the memorandum and articles of association.

Indemnification of Directors and Executive Officers and Limitation of Liability.    BVI law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the BVI High Court to be contrary to public policy (e.g. for purporting to provide indemnification against the consequences of committing a crime). An indemnity will be void and of no effect and will not apply to a person unless the person acted honestly and in good faith and in what he believed to be in the best interests of the company and, in the case of criminal proceedings, the person had no reasonable cause to believe that his conduct was unlawful. Under the Pubco A&R M&A, subject to the limitations hereinafter provided Pubco shall indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings any person who: (a) is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director of Pubco; or (b) is or was, at the request of Pubco, serving as a director of, or in any other capacity is or was acting for, another body corporate or a partnership, joint venture, trust or other enterprise. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation. In addition, we have entered into indemnification agreements with our directors and executive officers that provide such persons with additional indemnification beyond that provided in the Pubco A&R M&A.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Directors’ Fiduciary Duties.    Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director acts in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, the director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

Under BVI law, the directors owe fiduciary duties at both common law and under statute, including a statutory duty to act honestly, in good faith and with a view to our best interests. When exercising powers or performing duties as a director, the director is required to exercise the care, diligence and skill that a reasonable director would exercise in the circumstances taking into account, without limitation, the nature of the company, the nature of the decision and the position of the director and the nature of the responsibilities undertaken by him. In exercising the powers of a director, the directors must exercise their powers for a proper purpose and shall not act or agree to the company acting in a manner that contravenes Pubco A&R M&A or the BVI Act.

In certain circumstances, a shareholder has the right to seek various remedies against the company in the event the directors are in breach of their duties under the BVI Act. Pursuant to Section 184B of the BVI Act, if a company or director of a company engages in, proposes to engage in or has engaged in, conduct that contravenes the provisions of the BVI Act or the memorandum or articles of association of the company, the courts of the British Virgin Islands may, on application of a shareholder or director of the company, make an order directing the company or director to comply with, or restraining the company or director from engaging in conduct that contravenes the BVI Act or the memorandum or articles. Furthermore, pursuant to Section 184I(1) of the BVI Act, a shareholder of a company who considers that the affairs of the company have been, are being or likely to be, conducted in a manner that is, or any acts of the company have been, or are likely to be oppressive, unfairly discriminatory, or unfairly prejudicial to him in that capacity, may apply to the courts of the British Virgin Islands for an order which, inter alia, can require the company or any other person to pay compensation to the shareholders.

Shareholder Action by Written Consent.    Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. The Pubco A&R M&A provide that shareholders may approve corporate matters by way of a written resolution by a majority of the votes of the shares entitled to vote on such resolution.

Shareholder Proposals.    Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

The Pubco A&R M&A provide that, upon the written request of shareholders entitled to exercise 30% or more of the voting rights in respect of the matter for which the meeting is requested, the board shall convene a meeting of shareholders. As a British Virgin Islands company, we are not obliged by law to call shareholders’ annual general meetings.

Cumulative Voting.    Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. There are no prohibitions in relation to cumulative voting under the laws of the British Virgin Islands but the Pubco A&R M&A do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors.    Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under Pubco A&R M&A, directors may be removed from office (a) with or without cause, by resolution of shareholders passed at a meeting of shareholders called for the purpose of removing the director or for purposes including the removal of the director; or (b) with cause, by resolution of directors by all directors other than the director being removed passed at a meeting of directors called for the purpose of removing the director or for purposes including the removal of the director.

Transactions with Interested Shareholders.    The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting share within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

British Virgin Islands law has no comparable statute. As a result, we are not afforded the same statutory protections in the British Virgin Islands as we would be offered by the Delaware business combination statute. However, although British Virgin Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and not with the effect of constituting a fraud on the minority shareholders. See also “— Shareholders’ Suits” above. We have adopted a code of business conduct and ethics which requires employees to fully disclose any situations that could reasonably be expected to give rise to a conflict of interest, and sets forth relevant restrictions and procedures when a conflict of interest arises to ensure the best interest of Pubco.

Dissolution; Winding up.    Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board.

Under BVI law, the liquidation of a company may be a voluntary solvent liquidation or an insolvent liquidation under the Insolvency Act.

Voluntary Liquidation

If the liquidation is a solvent liquidation, the provisions of the BVI Act governs the liquidation. A company may only be liquidated under the BVI Act as a solvent liquidation if it has no liabilities or it is able to pay its debts as they fall due and the value of its assets exceeds its liabilities. Under Pubco A&R M&A, Pubco may by resolution of shareholders or by resolution of directors appoint an eligible individual as voluntary liquidator alone or jointly with one or more other voluntary liquidators.

Liquidation under the Insolvency Act

The Insolvency Act governs an insolvent liquidation. Pursuant to the Insolvency Act, a company is insolvent if (a) it fails to comply with the requirements of a statutory demand that has not be set aside pursuant to the Insolvency Act, execution or other process issued on a judgement, decree or order of court in favor of a creditor of the company is returned wholly or partly unsatisfied or either the value of the company’s liabilities exceeds its assets or the company is unable to pay its debts as they fall due. The liquidator must be either the Official Receiver in BVI or a BVI licensed insolvency practitioner. An individual resident outside the BVI may be appointed to act as liquidator jointly with a BVI licensed insolvency practitioner or the Official Receiver. The members of the company may appoint an insolvency practitioner as liquidator of the company or the court may appoint an Official Receiver or an eligible insolvency practitioner. The application to the court can be made by one or more of the following: (a) the company (b) a creditor (c) a member (d), the supervisor of a creditors’ arrangement in respect of the company, the Financial Services Commission and the Attorney General in the BVI.

The court may appoint a liquidator if:

(a)the company is insolvent;

(b)the court is of the opinion that it is just and equitable that a liquidator should be appointed; or

(c)the court is of the opinion that it is in the public interest for a liquidator to be appointed.

An application under (a) above by a member may only be made with leave of the court, which shall not be granted unless the court is satisfied that there is prima facie case that the company is insolvent. An application under (c) above may only be made by the Financial Services Commission or the Attorney General and they may only make an application under (c) above if the company concerned is, or at any time has been, a regulated person (i.e. a person that holds a prescribed financial services license) or the company is carrying on, or at any time has carried on, unlicensed financial services business.

Order of Preferential Payments upon Liquidation

Upon the insolvent liquidation of a company, the assets of a company shall be applied in accordance with the following priorities: (a) in paying, in priority to all other claims, the costs and expenses properly incurred in the liquidation in accordance with the prescribed priority; (b) after payment of the costs and expenses of the liquidation, in paying the preferential claims admitted by the liquidator (wages and salary, amounts to the BVI Social Security Board, pension contributions, government taxes) — preferential claims rank equally between themselves and, if the assets of the company are insufficient to meet the claims in full, they shall be paid ratably; (c) after the payment of preferential claims, in paying all other claims admitted by the liquidator, including those of non-secured creditors — the claims of non-secured creditors of the company shall rank equally among themselves and if the assets of the company are insufficient to meet the claims in full, such non-secured creditors shall be paid ratably; (d) after paying all admitted claims, paying any interest payable under the BVI Insolvency Act; and finally (e) any surplus assets remaining after payment of the costs, expenses and claims above shall be distributed to the members in accordance with their rights and interests in the company. Part VIII of the Insolvency Act provides for various applications which may be made by a liquidator to set aside transactions which have unfairly diminished the assets which are available to creditors.

The appointment of a liquidator over the assets of a company does not affect the right of a secured creditor to take possession of and realize or otherwise deal with assets of the company over which that creditor has a security interest. Accordingly, a secured creditor may enforce its security directly without recourse to the liquidator, in priority to the order of payments described above. However, so far as the assets of a company in liquidation available for payment of the claims of unsecured creditors are insufficient to pay the costs and expenses of the liquidation and the preferential creditors, those costs, expenses and claims have priority over the claims of charges in respect of assets that are subject to a floating charge created by a company and shall be paid accordingly out of those assets.

Voidable Transactions

In the event of the insolvency of a company, there are four types of voidable transaction provided for in the Insolvency Act:

(a)Unfair Preferences:    Under section 245 of the Insolvency Act a transaction entered into by a company, if it is entered into within the hardening period at a time when the company is insolvent, or it causes the company to become insolvent (an “insolvency transaction”), and which has the effect of putting the creditor into a position which, in the event of the company going into insolvent liquidation, will be better than the position it would have been in if the transaction had not been entered into, will be deemed an unfair preference. A transaction is not an unfair preference if the transaction took place in the ordinary course of business. It should be noted that this provision applies regardless of whether the payment or transfer is made for value or at an undervalue.

(b)Undervalue Transactions:    Under section 246 of the Insolvency Act the making of a gift or the entering into of a transaction on terms that the company is to receive no consideration, or where the value of the consideration for the transaction, in money or money’s worth, is significantly less than the value, in money or money’s worth, of the consideration provided by the company will (if it is an insolvency transaction entered into within the hardening period) be deemed an undervalue transaction. A company does not enter into a transaction at an undervalue if it is entered into in good faith and for the purposes of its business and, at the time the transaction was entered into, there were reasonable grounds for believing the transaction would benefit the company.

(c)Voidable Floating Charges:    Under section 247 of the Insolvency Act a floating charge created by a company is voidable if it is an insolvency transaction created within the hardening period. A floating charge is not voidable to the extent that it secures: (i) money advanced or paid to the company, or at its direction, at the same time as, or after, the creation of the charge; (ii) the amount of any liability of the company discharged or reduced at the same time as, or after, the creation of the charge; (iii) the value of assets sold or supplied, or services supplied, to the company at the same time as, or after, the creation of the charge; and (iv) the interest, if any, payable on the amount referred to in (i) to (iii) pursuant to any agreement under which the money was advanced or paid, the liability was discharged or reduced, the assets were sold or supplied or the services were supplied.

(d)Extortionate Credit Transactions:    Under section 248 of the Insolvency Act an insolvency transaction entered into by a company for, or involving the provision of, credit to the company, may be regarded as an extortionate credit transaction if, having regard to the risk accepted by the person providing the credit, the terms of the transaction are or were such to require grossly exorbitant payments to be made in respect of the provision of the credit, or the transaction otherwise grossly contravenes ordinary principles of fair trading and such transaction takes place within the hardening period.

The “hardening period” (known in the Insolvency Act as the “vulnerability period”) in respect of each voidable transaction provision set out above is as follows:

(a)for the purposes of sections 245, 246 and 247 of the Insolvency Act the period differs depending on whether the person(s) that the transaction is entered into with, or the preference is given to, are “connected persons” of the company within the meaning of the Insolvency Act:

(i)in the case of “connected persons” the “hardening period” is the period beginning two years prior to the “onset of insolvency” and ending on the appointment of a liquidator of the company;

(ii)in the case of any other person, the “hardening period” is the period beginning six months prior to the “onset of insolvency” and ending on the appointment of a liquidator of the company; and

(b)for the purposes of section 248 of the Insolvency Act the “hardening period” is the period beginning five years prior to the “onset of insolvency” and ending on the appointment of a liquidator of the company regardless of whether the person(s) that the transaction is entered into with is a connected person.

The onset of insolvency for these purposes is the date on which an application for the appointment of a liquidator was filed (if the liquidator was appointed by the court) or the date of the appointment of the liquidator (where the liquidator was appointed by the members).

A conveyance made by a person with intent to defraud creditors is voidable at the instance of the person thereby prejudiced. There is no requirement that the relevant transaction was entered into at a time when one party was insolvent or became insolvent as a result of the transaction, and there is no requirement that the transferring party subsequently went into liquidation. However, no conveyance entered into for valuable consideration and in good faith to a person who did not have notice of the intention to defraud may be impugned.

The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so. Under the BVI Act and Pubco A&R M&A, we may by resolution of shareholders or by resolution of directors appoint an eligible individual as voluntary liquidator alone or jointly with one or more other voluntary liquidators.

Variation of Rights of Shares.    Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under BVI law and Pubco A&R M&A, the rights conferred upon the holders of the shares of any class may only be varied, whether or not Pubco is in liquidation, with the consent in writing of the holders of a majority of the issued shares of that class or by a resolution approved at a duly convened and constituted meeting of the shares of that class by the affirmative vote of a majority of the votes of the shares of that class which were present at the meeting and were voted. The rights conferred upon the holders of the shares of any class shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking equally with such existing shares.

Amendment of Governing Documents.    Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. The Pubco A&R M&A provide that we may amend our memorandum of association or articles of association by resolutions of shareholders or, by resolutions of directors, save that no amendment may be made by resolution of directors (a) to restrict the rights or powers of the members to amend the memorandum or articles; (b) to change the percentage of members required to pass a resolution to amend the memorandum or articles; or (c) in circumstances where the memorandum or articles cannot be amended by the members; or (d) to clause 9 of Pubco A&R M&A.

Rights of Non-resident or Foreign Shareholders.    There are no limitations imposed by Pubco A&R M&A on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in Pubco A&R M&A governing the ownership threshold above which shareholder ownership must be disclosed.

APPRAISAL RIGHTS

No appraisal or dissenters’ rights are available to holders of shares of HUDA’s Common Stock or HDUA Rights in connection with the Business Combination Proposal, the Pubco Memorandum and Articles Proposal, the Organizational Documents Advisory Proposals the Pubco Director Election Proposal,, the Equity Incentive Plan Proposal, the Insider Letter Amendment Proposal or the Adjournment Proposal.

TICKER SYMBOL AND DIVIDENDS

Ticker Symbol and Market Price

HUDA’s Units, HUDA’s common stock and HUDA’s Rights were previously listed on Nasdaq Global Markets under the symbols “HUDAU,”“HUDA” and “HUDAR,” respectively. The closing price of the HUDA Units, HUDA Common Stock, and the HUDA Rights on July 22, 2024, the last trading day before all HUDA’s securities were halted of trading, was US$13.40, US$12.56, and US$0.22, respectively.

On January 22, 2025, the Nasdaq Hearings Panel (“Panel”) determined to delist the securities of HUDA from the Nasdaq Stock Market. Under the terms of the Panel’s September 27, 2024 decision, HUDA was required to regain compliance with the minimum total holders requirement of Listing Rule 5450(a)(2); the requirement to maintain a minimum 1,100,000 Publicly Held Shares of Listing Rule 5450(b)(2)(A); the minimum market value of listed securities requirement in Listing Rule 5450(b)(2)(A); and the minimum market value of publicly held shares requirement in Listing Rule 5450(b)(2)(C), by the time of completing a business combination. As HUDA failed to meet the listing requirements within the specified timeframe, accordingly, the Panel determined to delist the HUDA’s securities from Nasdaq and suspended trading in those securities effective at the open of business on January 24, 2025. Nasdaq will complete the delisting by filing a Form 25 Notification of Delisting with the SEC, after applicable appeal periods have lapsed. Nasdaq allowed HUDA to request that the Nasdaq Listing and Hearing Review Council (“NLHRC”) review this decision; management of HUDA decided not to appeal the decision. On July 2, 2025, the Nasdaq Stock Market announced that it will delist the common stock, unit, and rights of Hudson Acquisition I Corp. Nasdaq will file a Form 25 with the Securities and Exchange Commission to complete the delisting. The delisting will become effective ten days after the Form 25 is filed. The Form 25 was filed with the SEC on July 11, 2025.

There is currently no public market for the equity securities of HUDA, Aiways Europe or Pubco.

Dividends

HUDA, Pubco, and Aiways Europe have not paid any cash dividends on their equity securities to date and do not intend to pay cash dividends prior to the completion of the Business Combination. The payment of cash dividends by Pubco in the future will be dependent upon the revenues and earnings, if any, capital requirements and general financial condition subsequent to the completion of the Business Combination. Following the completion of the Business Combination, the Pubco Board will consider whether or not to institute a dividend policy. It is presently intended that Pubco will retain its earnings for use in business operations and, accordingly, it is not anticipated that the Pubco Board will declare dividends in the foreseeable future.

OTHER SHAREHOLDER COMMUNICATIONS

Shareholders and interested parties may communicate with HUDA’s board of directors, any committee chairperson or the non-management directors as a group by writing to the board or committee chairperson in care of Hudson Acquisition I Corp., 31 Hudson Yards, Office 51, New York, NY10001, or +1 347-410-4710. Following the Business Combination, such communications should be sent in care of Pubco by calling +49 89 693135266 or writing to the principal executive offices of EUROEV Holdings Limited at Building 6419 Toelzer Strasse 30, 81379 Munich. Each communication will be forwarded, depending on the subject matter, to the board of directors, the appropriate committee chairperson or all non-management directors.

LEGAL MATTERS

The validity of the Pubco Ordinary Shares and to issue Pubco Ordinary Shares in exchange for HUDA existing Common Stock will be passed upon by Harney Westwood & Riegels, Pubco’s legal counsel to the BVI law. Certain U.S. federal income tax consequences of the Business Combination will be passed upon by iLead Law Group, P.C., HUDA’s U.S. counsel.

EXPERTS

The financial statements of Aiways Automobile Europe GmbH. as of December 31, 2025 and 2024 and for each of the years in the two-year period ended December 31, 2025 have been audited by WWC, P.C., an independent registered public accounting firm, as stated in their report thereon and included in this proxy statement/prospectus and Registration Statement in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

The financial statements of Hudson Acquisition I Corp. as of December 31, 2025 and for the year ended December 31, 2025 have been audited by HCL,PLLC, an independent registered public accounting firm, to the extent set forth in their report appearing elsewhere in this proxy statement/prospectus and are included herein in reliance upon the authority of HCL,PLLC, as experts in accounting and auditing.

The financial statements of Hudson Acquisition I Corp. as of December 31, 2024 and for the year ended December 31, 2024 have been audited by WWC, P.C., an independent registered public accounting firm, to the extent set forth in their report appearing elsewhere in this proxy statement/prospectus and are included herein in reliance upon the authority of WWC, P.C., as experts in accounting and auditing.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS

Pursuant to the rules of the SEC, the Company, and servicers that it employs to deliver communications to its stockholders are permitted to deliver to two or more stockholders sharing the same address a single copy of this Proxy Statement. Upon written or oral request, we will deliver a separate copy of this Proxy Statement to any stockholder at a shared address to which a single copy of this Proxy Statement was delivered and who wishes to receive separate copies in the future. Stockholders receiving multiple copies of this Proxy Statement may likewise request delivery of single copies of Proxy Statements in the future. Stockholders may notify us of their requests by calling or writing at our principal executive offices at (347)-410-4710, warren@pxadvisors.com and 31 Hudson Yards, Suite 1051, New York, NY 10001.

SOLICITATION OF PROXIES

HUDA will pay the cost of soliciting proxies for the Special Meeting. HUDA has engaged Equity Stock Transfer (“Equity”) to assist in the solicitation of proxies for the Special Meeting. The Company has agreed to pay Equity a fee of $7,500. HUDA will reimburse Equity for reasonable out-of-pocket expenses and will indemnify Equity and its affiliates against certain claims, liabilities, losses, damages, and expenses. HUDA will also reimburse banks, brokers and other custodians, nominees and fiduciaries representing beneficial owners of shares of the Public Shares for their expenses in forwarding soliciting materials to beneficial owners of Public Shares and in obtaining voting instructions from those owners. HUDA’s directors, officers and employees may also solicit proxies by telephone, by facsimile, by mail, on the Internet or in person. They will not be paid any additional amounts for soliciting proxies.

FUTURE SHAREHOLDER PROPOSALS

For any proposal to be considered for inclusion in Pubco’s proxy statement and form of proxy for submission to the stockholders at Pubco’s 2027 annual meeting of shareholders, assuming consummation of the Business Combination, it must be submitted in writing and comply with the requirements of Rule 14a-8 of the Exchange Act and the Bylaws. Since the 2027 annual meeting would be Pubco’s first annual meeting of stockholders, such proposals must be received by Pubco at its offices a reasonable time before Pubco begins to print and mail the 2027 annual meeting proxy materials in order to be considered for inclusion in Pubco’s proxy materials for the 2027 annual meeting.

WHERE YOU CAN FIND MORE INFORMATION

As a foreign private issuer, after the consummation of the Business Combination, Pubco will be required to file its Annual Report on Form 20-F with the SEC no later than four months following its fiscal year end. HUDA files reports, proxy statements and other information with the SEC as required by the Exchange Act. You can read HUDA’s SEC filings, including this proxy statement/prospectus, over the Internet at the SEC’s website at http://www.sec.gov.

Information and statements contained in this proxy statement/prospectus, or any annex to this proxy statement/prospectus, are qualified in all respects by reference to the copy of the relevant contract or other annex filed with this proxy statement/prospectus.

If you would like additional copies of this proxy statement/prospectus, or if you have questions about the Business Combination, you should contact HUDA’s proxy solicitor, Equity Stock Transfer LLC.

None of HUDA, Pubco, Aiways Europe has authorized anyone to give any information or make any representation about the Business Combination or their companies that is different from, or in addition to, that contained in this proxy statement/prospectus or in any of the materials that have been incorporated into this proxy statement/prospectus by reference. Therefore, if anyone does give you any such information, you should not rely on it. If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the securities offered by this proxy statement/prospectus or the solicitation of proxies is unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this proxy statement/prospectus does not extend to you. The information contained in this proxy statement/prospectus speaks only as of the date of this proxy statement/prospectus unless the information specifically indicates that another date applies.

INDEX TO FINANCIAL STATEMENTS

EUROEV HOLDINGS LIMITED

Page(s)
Report of Independent Registered Public Accounting Firm (PCAOB ID:1171)	F-2
Consolidated Balance Sheets as of December 31, 2024 and 2025	F-3
Consolidated Statements of Operations for the Period from October 16, 2024 (Inception) Through December 31, 2024 and for the year ended December 31, 2025	F-4
Consolidated Statement of Shareholder’s Deficit for the Period Ended December 31, 2024 and for the year ended December 31, 2025	F-5
Consolidated Statements of Cash Flows for the Period from October 16, 2024 (Inception) Through December 31, 2024 and for the year ended December 31, 2025	F-6
Notes to Consolidated Financial Statements for the Period Ended December 31, 2024 and for the year ended December 31, 2025	F-7

HUDSON ACQUISITION I CORP.

AIWAYS AUTOMOBILE EUROPE GMBH

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To:	The Board of Directors and Shareholders of EUROEV Holdings Limited

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of EUROEV Holdings Limited (the “Company”) as of December 31, 2025 and 2024 and the related consolidated statements of operations, shareholders’ deficit, and cash flows for the year ended December 31, 2025 and the period from October 16, 2024 (inception) through December 31, 2024, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2025 and 2024, and the results of its operations and its cash flows for the year ended December 31, 2025 and the period from October 16, 2024 (inception) through December 31, 2024, in conformity with accounting principles generally accepted in the United States of America.

Emphasis of matter — Going Concern

The accompanying financial statements have been prepared assuming that the Group will continue as a going concern. As described in Note 2, the Group has a significant working capital deficit, has incurred significant losses and needs to raise additional funds to meet its obligations and sustain its operations. These conditions raise substantial doubt about the Group’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ WWC, P.C.
Certified Public Accountants
PCAOB ID: 1171

We have served as the Company’s auditor since 2024.

San Mateo, California

July 30, 2026

EUROEV HOLDINGS LIMITED
CONSOLIDATED BALANCE SHEETS

	As of
	December 31, 2024	December 31, 2025
	EUR	EUR	$
LIABILITIES AND SHAREHOLDERS’ DEFICIT
Current liabilities:
Accrued expenses and other liabilities	—	92,081	108,066
Total current liabilities	—	92,081	108,066
Total liabilities	—	92,081	108,066

SHAREHOLDERS’ DEFICIT
Ordinary share (par value of $1.00 per share; 50,000 shares authorized; 1 share issued and outstanding as of December 31, 2025 and 2024)	1	1	1
Subscription receivable	(1)	(1)	(1)
Additional paid-in capital	1,526	28,051	32,710
Accumulated deficit	(1,526)	(120,132)	(140,776)
Total shareholders’ deficit	—	(92,081)	(108,066)
Total liabilities and deficit	—	—	—

The accompanying notes are an integral part of these consolidated financial statements.

EUROEV HOLDINGS LIMITED
CONSOLIDATED STATEMENTS OF OPERATIONS

	For the period from October 16, 2024 (inception) through December 31, 2024	For the year ended December 31, 2025
	EUR	EUR	$
Operating expenses
General and administrative expenses	(1,526)	(118,606)	(139,196)
Total Operating expenses	(1,526)	(118,606)	(139,196)
Net loss	(1,526)	(118,606)	(139,196)

Loss per shares:
Ordinary shares – basic and diluted	(1,526)	(118,606)	(139,196)

Weighted average shares outstanding used in calculating basic and diluted loss per shares:
Ordinary shares – basic and diluted	1	1	1

The accompanying notes are an integral part of these consolidated financial statements.

EUROEV HOLDINGS LIMITED
CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ DEFICIT

	Ordinary shares		Subscription receivable	Additional paid-in capital	Accumulated deficit	Total shareholders’ deficit
	Shares	Amount
Balance as of October 16, 2024 (inception) (EUR)	1	1	(1)	—	—	—
Net loss	—	—	—	—	(1,526)	(1,526)
Incorporation fees paid by the shareholder as paid in capital	—	—	—	1,526	—	1,526
Balance, December 31, 2024 (EUR)	1	1	(1)	1,526	(1,526)	—
Net loss	—	—	—	—	(118,606)	(118,606)
Expenses paid by shareholder on behalf of the company as paid in capital	—	—	—	26,525	—	26,525
Balance, December 31, 2025 (EUR)	1	1	(1)	28,051	(120,132)	(92,081)
Balance, December 31, 2025 ($)	1	1	(1)	32,710	(140,776)	(108,066)

The accompanying notes are an integral part of these consolidated financial statements.

EUROEV HOLDINGS LIMITED
STATEMENTS OF CASH FLOWS

	For the period from October 16, 2024 (inception) through December 31, 2024	For the year ended December 31, 2025
	EUR	EUR	$
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	(1,526)	(118,606)	(139,196)
Adjustments to reconcile net loss to net cash used in operating activities:
Expenses paid by shareholder on behalf of the Company as paid in capital	—	26,525	31,130
Changes in operating assets and liabilities:
Accrued expenses and other payables	—	92,081	108,066
Net cash used in operating activities	(1,526)	—	—

CASH FLOWS FROM FINANCING ACTIVITIES
Incorporation fees due from the shareholder	1,526	—	—
Net cash provided by financing activities	1,526	—	—

Net changes in cash	—	—	—
Cash at beginning of the period	—	—	—
Cash at end of the period	—	—	—

Supplemental disclosure of non-cash operating activities:
General and administrative expenses paid by the shareholder	1,526	26,525	31,130

The accompanying notes are an integral part of these consolidated financial statements.

EUROEV HOLDINGS LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

EUROEV Holdings Limited (the ‘‘Company’’) was incorporated under the laws of British Virgin Islands on October 16, 2024. The Company and its wholly subsidiaries, Aiways Merger Sub, Inc., a Delaware corporation, (collectively, the “Group”), were formed for the purpose of effecting a merger among Hudson Acquisition I Corp. (“HUDA”), and Aiways Automobile Europe GmbH (“Aiways Europe”) through a series of transactions (the “Business Combination”) pursuant to the definitive agreement entered into on November 22, 2024. As a result of the Business Combination, HUDA and Aiways Europe will be surviving entities and will become wholly owned subsidiaries of the Company, with the Company serving as a public listed company whose shares shall be traded on Nasdaq.

2. GOING CONCERN

The Group’s financial statements have been prepared on a going concern basis, which contemplates the realization of assets and liquidation of liabilities during the normal course of operations. The Group incurred net losses of EUR118,606 ($139,196) and EUR1,526 for the year ended December 31, 2025 and the period from October 16, 2024 (inception) through December 31, 2024, respectively. As of December 31, 2025, the Group had a working capital deficit and shareholders’ deficit of EUR92,081 ($108,066). The Group’s operating results for future periods are subject to numerous uncertainties and it is uncertain if the Group will be able to reduce or eliminate its net losses for the foreseeable future. These conditions raise substantial doubt about the Group’s ability to continue as a going concern.

Management plans to address this uncertainty through continued financial support from shareholders or related parties. The Group’s financial statements do not give effect to any adjustments relating to the carrying values and classification of assets and liabilities that would be necessary should the Group be unable to continue as a going concern. Accordingly, management has concluded that these plans do not alleviate the substantial doubt about the Company’s ability to continue as a going concern within one year after the date the financial statements are issued.

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The accompanying consolidated financial statements of the Company include the financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”). Significant accounting policies followed by the Company in the preparation of the accompanying financial statements are summarized below.

Principles of consolidation

The financial statements include the financial statements of the Company and its subsidiary. All transactions and balances among the Company have been eliminated upon consolidation.

A subsidiary is an entity in which the Company, directly or indirectly, controls more than one half of the voting power; has the power to appoint or remove the majority of the members of the board of directors (the “Board”); and to cast majority of votes at the meeting of the Board or to govern the financial and operating policies of the investee under a statute or agreement among the shareholders or equity holders.

All intercompany transactions and balances between the Company and its subsidiary have been eliminated upon consolidation.

Use of estimates

The preparation of the financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, related disclosures of contingent assets and liabilities at the balance sheet date, and the reported revenue and expenses during the reported period in the financial statements and accompanying notes. Actual results could differ from those estimates.

EUROEV HOLDINGS LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Convenience translation

Translations of balances in the consolidated balance sheets, consolidated statements of operations and consolidated statements of cash flows from EUR into $ as of and for the year ended December 31, 2025 are solely for the convenience of the reader and were calculated at the rate of $1.00 to EUR0.8521, representing the noon buying rate in The City of New York for cable transfers of EUR as certified for customs purposes by the Federal Reserve Bank of New York on December 31, 2025. No representation is made that the EUR amounts represent or could have been, or could be, converted, realized or settled into $ at that rate on December 31, 2025, or at any other rate.

Related party transactions

For the year ended December 31, 2025 and the period from October 16, 2024 (inception) through December 31, 2024, the Company’s shareholder paid expenses of EUR26,525 ($31,130) and EUR1,526, respectively, on behalf of the company as paid in capital.

Ordinary shares

The authorized number of ordinary shares of the Company is 50,000 shares with par value of $1.00 each. As of December 31, 2025 and 2024, the Company had issued one ordinary share.

Subsequent events

The Group has assessed all events from December 31, 2025 up through July 30, 2026, which is the date that these financial statements are available to be issued, there are not any material subsequent events that require disclosure in these financial statements.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To:The Board of Directors and Stockholders of
Hudson Acquisition I Corp.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Hudson Acquisition I Corp. (the “Company”) as of December 31, 2025, and the related statements of operations, changes in stockholders’ deficit, and cash flows for the year ended December 31, 2025, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2025, and the results of its operations and its cash flows for the year ended December 31, 2025, in conformity with accounting principles generally accepted in the United States of America.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has a significant working capital deficit, a significant accumulated stockholders’ deficit and needs to raise additional funds to meet its obligations and sustain its operations. As a Special Purpose Acquisition Company, the Company was formed to effect a merger, capital stock exchange, asset acquisition, or similar business combination with one or more businesses (a “Business Combination”). On January 22, 2025, the Company received written notice (the “Notice Letter”) from the Nasdaq Hearings Panel (the “Panel”) indicating that the Panel had determined to delist the Company’s securities from The Nasdaq Stock Market LLC (“Nasdaq”) and that trading in the Company’s securities would be suspended at the open of trading on January 24, 2025, which constitutes a subsequent event that may further impact its access to capital markets and ability to secure financing.

Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform audits of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal controls over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal controls over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ HCL, PLLC
Certified Public Accountants
PCAOB ID: 7222

We have served as the Company’s auditor since 2026.

Chicago, IL

April 24, 2026

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To:The Board of Directors and Stockholders of
Hudson Acquisition I Corp.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Hudson Acquisition I Corp. (the “Company”) as of December 31, 2024, and the related statements of operations, changes in stockholders’ deficit, and cash flows for each of the years in the two-year period ended December 31, 2024, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2024, and the results of its operations and its cash flows for the years for each of the years in the two-year period ended December 31, 2024, in conformity with accounting principles generally accepted in the United States of America.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has a significant working capital deficit, a significant accumulated stockholder deficit and needs to raise additional funds to meet its obligations and sustain its operations. As a Special Purpose Acquisition Company, the Company was formed to effect a merger, capital stock exchange, asset acquisition, or similar business combination with one or more businesses (a “Business Combination”). On January 22, 2025, the Company received written notice (the “Notice Letter”) from the Nasdaq Hearings Panel (the “Panel”) indicating that the Panel had determined to delist the Company’s securities from The Nasdaq Stock Market LLC (“Nasdaq”) and that trading in the Company’s securities would be suspended at the open of trading on January 24, 2025, which constitutes a subsequent event that may further impact its access to capital markets and ability to secure financing.

Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform audits of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal controls over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal controls over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ WWC, P.C.
Certified Public Accountants
PCAOB ID: 1171

We have served as the Company’s auditor since 2024.

San Mateo, California

May 23, 2025

HUDSON ACQUISITION I CORP.
BALANCE SHEETS

	As of December 31,
	2025	2024
ASSETS
Current assets:
Cash and cash equivalents	$346,611	$68,758
Prepaid expenses and other current assets	5,000	6,200
Total current assets	351,611	74,958

Marketable securities held in Trust Account	406,761	1,122,381
Interest receivable	1,283	4,217
Right-of-use assets, net	36,814	56,123
Total assets	$796,469	$1,257,679

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable and accrued liabilities	$817,509	$507,373
Franchise tax payable	200,000	298,886
Income tax payable	937,000	943,000
Excise tax payable	725,989	719,176
Notes payable – bridge loan	1,500,000	1,491,312
Convertible notes payable – related party	1,115,977	560,021
Short-term lease liabilities	13,605	13,066
Total current liabilities	5,310,080	4,532,834
Deferred underwriting commissions	2,723,060	2,723,060
Long-term lease liabilities	12,115	25,720
Total liabilities	8,045,255	7,281,614

Commitments and Contingencies (Note 5)
Common stock subject to possible redemption, 36,771 and 98,263 shares at redemption value of $11.03 and $9.21 per share as of December 31, 2025 and 2024, respectively	$595,889	$904,670

Stockholders’ deficit:
Common stock, par value $0.0001, 200,000,000 shares authorized; 2,082,825 shares issued and outstanding as of December 31, 2025 and 2024, respectively	$209	$209
Accumulated deficit	(7,844,884)	(6,928,814)
Total stockholders’ deficit	(7,844,675)	(6,928,605)
Total liabilities, redeemable common stock and stockholders’ deficit	$796,469	$1,257,679

The accompanying notes are an integral part of these audited financial statements.

HUDSON ACQUISITION I CORP.
STATEMENTS OF OPERATIONS

	For the Year Ended December 31,
	2025	2024
Operating expenses:
General and administrative expenses	$575,512	$993,775
Franchise tax expense	353,850	58,412
Loss from operations	(929,362)	(1,052,187)
Other income (expense):
Interest earned on marketable securities held in Trust Account	40,060	582,231
Interest earned on cash account	2,105	3,307
Loss on overpayment of franchise tax	—	(172,166)
Fair value adjustment on convertible debt	—	790
Other income (expense), net	42,165	414,162

Loss before income taxes	(887,197)	(638,025)
Provision for income taxes	6,000	(179,000)
Net loss	$(881,197)	$(817,025)

Net income attributable to common stock subject to possible redemption – as adjusted	46,060	597,539
Basic and diluted weighted-average shares outstanding, common stock subject to possible redemption	85,122	777,107
Basic and diluted net income per share, common stock subject to possible redemption – as adjusted	$0.54	$0.77
Net loss attributable to common stockholders	(927,257)	(1,414,564)
Weighted-average common shares outstanding, basic and diluted	2,082,825	2,082,825
Net loss per share common share, basic and diluted	$(0.45)	$(0.68)

The accompanying notes are an integral part of these audited financial statements.

HUDSON ACQUISITION I CORP.
STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT

	Common Stock		Accumulated Deficit	Stockholders’ Deficit
	Shares	Amount
Balance as of December 31, 2023	2,082,825	$209	$(4,728,997)	$(4,728,788)
Accretion of carrying value to redemption value	—	—	(1,125,315)	(1,125,315)
Excise tax payable attributable to redemption of common stock	—	—	(257,477)	(257,477)
Net income	—	—	(817,025)	(817,025)
Balance as of December 31, 2024	2,082,825	$209	$(6,928,814)	$(6,928,605)
Accretion of carrying value to redemption value	—	—	(28,060)	(28,060)
Excise tax payable attributable to redemption of common stock	—	—	(6,813)	(6,813)
Net loss	—	—	(881,197)	(881,197)
Balance as of December 31, 2025	2,082,825	$209	$(7,844,884)	$(7,844,675)

The accompanying notes are an integral part of these audited financial statements.

HUDSON ACQUISITION I CORP.
STATEMENTS OF CASH FLOWS

	For the Year Ended December 31,
	2025	2024
OPERATING ACTIVITIES
Net (loss)/income	$(881,197)	$(817,025)
Adjustments to reconcile net loss to net cash used in operating activities:	—
Interest earned on cash and marketable securities held in Trust Account	(40,060)	(582,231)
Change in fair value of convertible notes payable, related party	—	(790)
Amortization expenses	27,997	17,736
Interest expenses	1,331	123
Lease payments	(14,397)	(20,777)
Change in operating assets and liabilities:
Prepaid expenses and other current assets	1,200	5,548
Accounts payable and accrued expenses	310,137	(94,097)
Franchise tax payable	(98,886)	230,578
Income tax payable	(6,000)	179,000
Net cash used in operating activities	(699,875)	(1,081,935)

INVESTING ACTIVITIES
Investment of cash in Trust Account	—	(552,954)
Cash withdrawn from Trust Account	758,613	26,045,551
Net cash provided by investing activities	758,613	25,492,597

FINANCING ACTIVITIES
Redemption of common stock	(681,347)	(25,747,589)
Proceeds from receipt of clawbacked income tax related to redemption	344,506	—
Proceeds from bridge loan	—	1,476,882
Proceeds from convertible notes payable – related party	701,981	187,103
Repayment of convertible notes payable- related party	(146,025)	(270,000)
Net cash provided by (used in) financing activities	219,115	(24,353,604)
Net increase (decrease) in cash during period	277,853	57,058
Cash and cash equivalents, beginning of period	68,758	11,700
Cash and cash equivalents, end of period	$346,611	$68,758

SUPPLEMENTAL DISCLOSURE OF NON-CASH FINANCING ACTIVITIES
Change in value of common stock subject to possible redemption	$(28,060)	$24,622,274
Original debt discount on bridge loan	$—	$23,118
Lease liabilities arising from obtaining ROU assets	$—	$59,428

The accompanying notes are an integral part of these audited financial statements.

HUDSON ACQUISITION I CORP.
NOTES TO FINANCIAL STATEMENTS

NOTE 1 — NATURE OF THE ORGANIZATION AND BUSINESS

Hudson Acquisition I Corp. (“Hudson” or the “Company”) was incorporated in the State of Delaware on January 13, 2021. The Company’s business purpose is to effect a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (the “Initial Business Combination”). The Company has selected December 31 as its fiscal year end.

Throughout this report, the terms “our,” “we,” “us,” and the “Company” refer to Hudson Acquisition I Corp.

As of December 31, 2025, the Company had not commenced core operations. All activity for the period from January 13, 2021 (inception) through December 31, 2025 relates to the Company’s formation and raising funds through the initial public offering (“Initial Public Offering”), which is described below, and efforts in identifying a target to consummate an Initial Business Combination. The Company will not generate any operating revenues until after the completion of an Initial Business Combination, at the earliest. The Company generates non-operating income in the form of interest income from the proceeds derived from the Initial Public Offering.

The registration statement pursuant to which the Company registered its securities offered in the Initial Public Offering was declared effective on October 14, 2022. On October 18, 2022, the Company consummated its Initial Public Offering and sold 6,000,000 units (the “Units”) at a price to the public of $10.00 per Unit, resulting in total gross proceeds of $60,000,000 (before underwriting discounts and commissions and offering expenses). Each Unit consists of one share of common stock of the Company, par value $0.0001 per share (“Common Stock”) and one right to receive one-fifth (1/5) of a share of the Common Stock upon the consummation of an Initial Business Combination (“Right”).

Simultaneously with the closing of the Initial Public Offering, the Company’s sponsor, Hudson SPAC Holding LLC (the “Sponsor”) should have purchased a total of 340,000 units (the “Initial Private Placement Units”) at a price of $10.00 per the Initial Private Placement Unit (the “Private Placement”) (see Note 3).

October 21, 2022, the Company closed the sale of 845,300 units (the “OA Units”) at $10.00 per unit as a result of the underwriters’ partial exercise of their over-allotment option (the “Overallotment Offering”) in connection with the previously announced Initial Public Offering pursuant to the underwriting agreement by and between the Company and Chardan Capital Markets, LLC dated October 14, 2022. Each OA Unit consists of one share of Common Stock of the Company, par value $0.0001 per share and one right to receive one-fifth (1/5) of one share of the Common Stock upon the consummation of an Initial Business Combination (the “Right”). Such OA Units were registered pursuant to the Company’s registration statement. As a result of the Overallotment Offering, the Company received gross proceeds of $8,453,000 (before deducting certain underwriting discount and fees), part of which was placed in the Trust Account. On October 21, 2022, simultaneously with the consummation of the Overallotment Offering, the Company completed the private placement of additional 31,500 units (the “Overallotment Private Placement Units”) pursuant to the Unit Private Placement Agreement dated October 14, 2022 by and between the Company and the Sponsor, in connection with the underwriters’ partial exercise of the over-allotment option, at a purchase price of $10.00 per Overallotment Private Placement Unit, generating gross proceeds of $315,000, a portion of which was placed in the Trust Account.

Following the closing of the Initial Public Offering and Overallotment, an amount of $69,479,795 was placed in a Trust Account in the United States maintained by Continental Stock Transfer & Trust Company, as trustee. The funds held in the Trust Account were invested only in United States government Treasury bills, bonds or notes having a maturity of 185 days or less, or in money market funds meeting the applicable conditions under Rule 2a-7 promulgated under the Investment Company Act and that invest solely in U.S. treasuries, so that the Company is not deemed to be an investment company under the Investment Company Act. Except with respect to interest earned on the funds held in the Trust Account that may be released to the Company to pay for income or other tax obligations, the remaining proceeds will not be released from the Trust Account until the earlier of the completion of an Initial Business Combination or the Company’s liquidation. The proceeds held in the Trust Account may be used as consideration to pay the sellers of a target business with which the Company will complete the Initial Business Combination to the extent not used to pay redeeming stockholders. Any amounts not paid as consideration to the sellers of the target business may be used to finance operations of the target business.

HUDSON ACQUISITION I CORP.
NOTES TO FINANCIAL STATEMENTS

NOTE 1 — NATURE OF THE ORGANIZATION AND BUSINESS (cont.)

No compensation of any kind (including finder’s, consulting or other similar fees) will be paid to any of the Company’s existing officers, directors, stockholders, or any of their affiliates, prior to, or for any services they render in order to effectuate, the consummation of the Initial Business Combination (regardless of the type of transaction that it is). However, such individuals will receive reimbursement for any out-of-pocket expenses incurred by them in connection with activities on the Company’s behalf, such as identifying potential target businesses, performing business due diligence on suitable target businesses and business combinations as well as traveling to and from the offices, plants or similar locations of prospective target businesses to examine their operations. Since the role of present management after the Initial Business Combination is uncertain, the Company has no ability to determine what remuneration, if any, will be paid to those persons after the Initial Business Combination.

The Company intends to use the excess working capital available for miscellaneous expenses such as paying fees to consultants to assist with the search for a target business and for director and officer liability insurance premiums, with the balance being held in reserve in the event due diligence, legal, accounting and other expenses of structuring and negotiating business combinations exceed estimates, as well as for reimbursement of any out-of-pocket expenses incurred by insiders, officers and directors in connection with activities on the Company’s behalf as described below.

The allocation of the net proceeds available to the Company outside of the Trust Account, along with the interest earned on the funds held in the Trust Account available to pay for income and other tax liabilities, represents the best estimate of the intended uses of these funds. In the event that the assumptions prove to be inaccurate, the Company may reallocate some of such proceeds within the above-described categories. If the estimate of the costs of undertaking due diligence and negotiating the Initial Business Combination is less than the actual amount necessary to do so, or the amount of interest available to the Company from the Trust Account is insufficient as a result of the volatile interest rate environment, the Company may be required to raise additional capital, the amount, availability and cost of which is currently unascertainable. In this event, the Company could seek such additional capital through loans or additional investments from the Sponsor or third parties. The Sponsor has agreed to loan the Company up to an aggregate of $1,000,000 to be used for working capital purposes pursuant to a Promissory Note. As of June 30, 2026, the Company had $1,234,779 in borrowings under the Promissory Note (see Note 3). If the Company is unable to obtain the necessary funds, it may be forced to cease searching for a target business and liquidate without completing the Initial Business Combination.

The Company will likely use substantially all of the net proceeds of the Initial Public Offering, including the funds held in the Trust Account, in connection with the Initial Business Combination and to pay expenses relating thereto, including the deferred underwriting discounts payable to the underwriters. To the extent that the Company’s capital stock is used in whole or in part as consideration to effect the Initial Business Combination, the proceeds held in the Trust Account which are not used to consummate an Initial Business Combination will be disbursed to the combined company and will, along with any other net proceeds not expended, be used as working capital to finance the operations of the target business. Such working capital funds could be used in a variety of ways including continuing or expanding the target business’ operations, for strategic acquisitions.

On November 22, 2024, the Company executed the Business Combination Agreement with Aiways Automobile Europe GmbH, a German limited liability company engaged in the business of developing electric powered vehicles and vehicle (“Aiways”). Consistent with our strategy, we have identified and used general criteria and guidelines that we believe are important in evaluating the targets businesses, and we conducted a thorough due diligence review that encompassed, among other things, meetings with incumbent management and employees, document reviews and inspection of facilities, as applicable, as well as a review of financial and other information in related to the Aiways Automobile Combination.

To the extent that the Company is unable to consummate an Initial Business Combination, the Company will pay the costs of liquidation from the remaining assets outside of the Trust Account. If such funds are insufficient, the Sponsor has agreed to pay the funds necessary to complete such liquidation and has agreed not to seek repayment of such expenses.

HUDSON ACQUISITION I CORP.
NOTES TO FINANCIAL STATEMENTS

NOTE 1 — NATURE OF THE ORGANIZATION AND BUSINESS (cont.)

If no business combination is completed prior to the mandatory liquidation date, the proceeds then on deposit in the Trust Account including interest earned on the funds held in the Trust Account and not previously released to the Company to pay taxes (less $100,000 of interest to pay dissolution expenses), will be used to fund the redemption of the public shares. The Sponsor, directors, director nominees and officers will enter into a letter agreement with the Company, pursuant to which they have agreed to waive their rights to liquidating distributions from the Trust Account with respect to any Founder Shares held by them if the Company fails to complete the Initial Business Combination within such time period.

In connection with the shares purchased by the founders, the founders waive any and all right, title, interest or claim of any kind in or to any distributions by the Company from the Trust Account which will be established for the benefit of the Company’s public stockholders and into which substantially all of the proceeds of the Initial Public Offering will be deposited (the “Trust Account”), in the event of a liquidation of the Company upon the Company’s failure to timely complete an Initial Business Combination.

Extension Amendment

On July 17, 2023, the Company held the Special Meeting. On June 28, 2023, the record date for the Special Meeting, there were 8,928,125 shares of common stock outstanding, in which 8,556,625 were entitled to vote at the Special Meeting, approximately 84% of which were represented in person or by proxy at the Special Meeting. The stockholders approved the proposal to amend the Company’s Certificate of Incorporation to give the Company the option to extend the date by which the Company must effect a Business Combination beyond July 18, 2023 up to nine (9) times for an additional (1) month each time to April 18, 2024 upon the deposit into the Trust Account of $80,000 for each calendar month. This amendment increased the time the Company has to consummate an Initial Business Combination from the original maximum amount of 15 months to 18 months from the Initial Public Offering date. In connection with the votes to approve the proposals above, the holders of 4,427,969 shares of common stock of the Company properly exercised their right to redeem their shares for approximately $10.43 per share. Following such redemptions, $46,169,982 was withdrawn from the trust account on July 25, 2023 and 2,417,331 Public Shares remained outstanding as of December 31, 2023.
On July 17, 2023, the Company filed a certificate of amendment (the “Certificate of Amendment”) to the Company’s Second Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) with the Secretary of State of the State of Delaware. The Certificate of Amendment amends the Certificate of Incorporation to (i) give the Company the option to extend the date by which the Company must effect a Business Combination beyond July 18, 2023 up to nine (9) times for an additional (1) month each time to April 18, 2024 upon the deposit into the Trust Account of $80,000 for each calendar month and (ii) eliminate the limitation that the Company may not redeem public shares to the extent that such redemption would result in the Company having net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Securities Exchange Act of 1934 of less than $5,000,001.

On April 17, 2024, the Company filed a Certificate of Amendment to the Company’s Certificate of Incorporation with the Secretary of State of the State of Delaware. The Certificate of Amendment amends the Certificate of Incorporation to (i) give the Company the option to extend the date by which the Company must effect a Business Combination beyond April 18, 2024, up to nine (9) times for an additional (1) month each time to January 18, 2025, upon the deposit into the Trust Account of $25,000 for each calendar month and (ii) to remove the geographic limitations for a Business Combination., which requires the deletion of Section J of the Sixth Article in the Charter: “J. At no time, the Corporation shall undertake a Business Combination with any entity being based in or having the majority of its operations in China (including Hong Kong and Macau).” In connection with the vote to approve the Extension Amendment, the holders of 2,315,868 shares of Public Shares properly exercised their right to redeem their shares (and did not withdraw their redemption) for cash at a redemption price of approximately $11.10 per share, for an aggregate redemption amount of $25,712,132. Following such redemptions, 101,463 Public Shares remained outstanding.

On July 5, 2024, the Company held the Special Meeting. On June 4, 2024, the record date for the Special Meeting, there were 1,816,463 shares of common stock outstanding, and 2,184,288 shares of common stock and units entitled to be voted at the Special Meeting, approximately 98% of which were represented in person or by proxy at

HUDSON ACQUISITION I CORP.
NOTES TO FINANCIAL STATEMENTS

NOTE 1 — NATURE OF THE ORGANIZATION AND BUSINESS (cont.)

the Special Meeting. The stockholders approved the proposal to amend the Company’s Second Amended and Restated Certificate of Incorporation pursuant to an amendment to the Charter in the form set forth in Annex A to the Proxy Statement to extend the date by which the Company must effect a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses from January 18, 2025, up to nine (9) times for an additional one (1) month each time to October 18, 2025, and will no longer require monthly deposits into the Trust Account as of July 5, 2024. The stockholders also approved an amendment to the Charter to amend the Company’s Second Amended and Restated Certificate of Incorporation pursuant to the Charter in the form set forth in forth in Annex B to the Proxy Statement to amend Article Sixth of the Charter by adding a definition of IPO Rights, and Sixth (A)(ii) by adding “and IPO Rights” and (“and rights”) to read: “or (ii) provide its holders of 8 IPO Shares and IPO Rights with the opportunity to sell their shares and rights to the Corporation by means of a tender offer (“Tender Offer”)”.

On July 10, 2024, the Company filed a Certificate of Amendment to the Company’s Second Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware. The Certificate of Amendment amends the Certificate of Incorporation to give the Company the option to extend the date by which the Company must effect a Business Combination beyond January 18, 2025, up to nine (9) times for an additional (1) month each time to October 18, 2025, and will no longer require monthly deposits into the Trust Account as of July 5, 2024.

In connection with the vote to approve the Extension Amendment, the holders of 3,200 shares of Public Shares properly exercised their right to redeem their shares for cash at a redemption price of approximately $11.08 per share, for an aggregate redemption amount of $35,457. Following such redemptions, 98,263 Public Shares remained outstanding as of December 31, 2024.

On October 15, 2025, the Company held the Special Meeting. On September 25, 2025, the record date for the Special Meeting, there were 2,181,088 shares of common stock outstanding, and 2,181,088 shares of common stock entitled to be voted at the Special Meeting, approximately 96% of which were represented in person or by proxy at the Special Meeting. The stockholders approved the proposal to amend the Company’s Third Amended and Restated Certificate of Incorporation pursuant to an amendment to the Charter in the form set forth in Annex A to the Proxy Statement to extend the date by which the Company must effect a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses from October 18, 2025, up to nine (9) times for an additional one (1) month each time to July 18, 2026, and does not require monthly deposits into the Trust Account.

On October 15, 2025, the Company filed a Certificate of Amendment to the Company’s Third Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware. The Certificate of Amendment amends the Certificate of Incorporation to give the Company the option to extend the date by which the Company must effect a Business Combination beyond October 18, 2025, up to nine (9) times for an additional (1) month each time to July 18, 2026, and will no longer require monthly deposits into the Trust Account.

In connection with the vote to approve the Extension Amendment, the holders of 61,492 shares of Public Shares properly exercised their right to redeem their shares for cash at a redemption price of approximately $11.08 per share, for an aggregate redemption amount of $681,347. Following such redemptions, 36,771 Public Shares remained outstanding as of December 31, 2025.

Risks and Uncertainties

Management continues to evaluate the impact of the COVID-19 pandemic, Russia-Ukraine war, and the Middle East geopolitical tension on the economy and the capital markets and has concluded that, while it is reasonably possible that such events could have negative effects on the Company’s financial position and outlook for an Initial Business Combination, the specific impacts are not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

HUDSON ACQUISITION I CORP.
NOTES TO FINANCIAL STATEMENTS

NOTE 1 — NATURE OF THE ORGANIZATION AND BUSINESS (cont.)

The current challenging economic climate may lead to adverse changes in cash flows, working capital levels and/or debt balances, which may also have a direct impact on the Company’s future operating results and financial position after any such Initial Business Combination in the future. The ultimate duration and magnitude of the impact and the efficacy of government interventions on the economy and the financial effect on the Company is not known at this time. The extent of such impact will depend on future developments, which are highly uncertain and not in the Company’s control.

Liquidity and Capital Resources

As of December 31, 2025, the Company had a working capital deficit of $4,958,469, the Company also has an accumulated deficit of $7,844,884. The Company may raise additional capital through loans or additional investments from the Sponsor or its stockholders, officers, directors, or third parties. The Company’s officers and directors and the Sponsor may but are not obligated to (except as described above), loan the Company funds, from time to time, in whatever amount they deem reasonable in their sole discretion, to meet the Company’s working capital needs. Based on the foregoing, the Company believes it will have sufficient working capital and borrowing capacity from the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors to meet its needs through the earlier of the consummation of a Business Combination or at least one year from the date that the financial statements were issued.

In connection with the Company’s assessment of going concern considerations in accordance with Financial Accounting Standard Board Accounting Standards Update (“ASU”) 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” the Company has until July 18, 2026, assuming the monthly extension requirements are satisfied, to consummate a Business Combination (the “Combination Period”). Following the first extension, the Company was able to extend the date by which an Initial Business Combination must be consummated beyond July 18, 2023 up to nine times for an additional one month each time to April 18, 2024 upon the deposit into the Trust Account of $80,000 in each calendar month. Following the second extension, the Company was able to extend the date by which an Initial Business Combination must be consummated beyond April 18, 2024 up to an additional nine times for an additional one month each time to January 18, 2025 upon the deposit into the Trust Account of $25,000 each calendar month. Following the third extension, the Company is able to extend the date by which an Initial Business Combination must be consummated beyond January 18, 2025, up to an additional nine times for an additional one month each time to October 18, 2025, with extension payments in connection with the first and second extension ending on July 5, 2024. Following the fourth extension, the Company is able to extend the date by which an Initial Business Combination must be consummated beyond October 18, 2025, up to an additional nine times for an additional one month each time to July 18, 2026, with no further extension payments. It is uncertain that the Company will be able to consummate a Business Combination by this time. If a Business Combination is not consummated by July 18, 2026, there will be a mandatory liquidation and subsequent dissolution of the Company. Management has determined that the liquidity condition and mandatory liquidation, should a Business Combination not occur, and potential subsequent dissolution raises substantial doubt about the Company’s ability to continue as a going concern. Management intends to complete a Business Combination prior to the end of the Combination Period. No adjustments have been made to the carrying amounts of assets or liabilities should the Company be required to liquidate after the end of the Combination Period.

Business combination and related agreement

On November 22, 2024, the Company executed the Business Combination Agreement with Aiways Automobile Europe GmbH, a German limited liability company engaged in the business of developing electric powered vehicles and vehicle (“Aiways”). Consistent with our strategy, we have identified and used general criteria and guidelines that we believe are important in evaluating the targets businesses, and we conducted a thorough due diligence review that encompassed, among other things, meetings with incumbent management and employees, document reviews and inspection of facilities, as applicable, as well as a review of financial and other information in related to the Aiways Automobile Combination.

HUDSON ACQUISITION I CORP.
NOTES TO FINANCIAL STATEMENTS

NOTE 1 — NATURE OF THE ORGANIZATION AND BUSINESS (cont.)

Nasdaq Compliance

On July 23, 2024, the Company received a notice from The NASDAQ Stock Market (“Nasdaq”) that its securities will be delisted from The Nasdaq Global Market. On December 15, 2023, the staff of Nasdaq (the “Staff”) notified the Company that the market value of its listed securities had been below the minimum $50,000,000 required for continued listing as set forth in Listing Rule 5450(b)(2)(A) (the “Rule”) for the previous 30 consecutive trading days. Therefore, in accordance with Listing Rule 5810(c)(3)(C), the Company was provided 180 calendar days, or until June 12, 2024, to regain compliance with the Rule. However, the Company did not regain compliance with the Rule. 9.

In addition, based on the Staff’s review of the Company’s Definitive Proxy Statement filed June 24, 2024, the Staff determined that the Company does not comply Listing Rule 5450(b)(2)(A), requiring a minimum 1,100,000 Publicly Held Shares, and Listing Rule 5450(b)(2)(C), requiring a minimum of $15 million Market Value of Publicly Held Shares requirement.

Based on the Company’s equity information as of July 22, 2024, the Company does not comply with the requirement for continued listing on the Nasdaq Capital Market under Listing Rule 5550. Additionally, the Staff has concerns that the Company may also no longer comply with the minimum 400 Total Holders requirement of Listing Rule 5450(a)(2) due to the substantial number of shareholder redemptions and low number of shares remaining outstanding. Finally, the Company failed to timely file its Form 10-K for the year ended December 31, 2023, and its Form 10-Q for the period ended March 31, 2024, as required by Listing Rule 5250(c)(1). Accordingly, these matters each serve as additional and separate basis for delisting.

Under Listing Rule 5810, a company that fails to comply with the continued listing requirements is normally afforded a compliance period or the ability to submit a plan of compliance in order to be granted time to regain compliance. However, given that the Company fails to comply with multiple continued listing requirements by such significant margins, and that each of these requirements is related to the security’s liquidity necessary to maintain a fair and orderly market, the Staff has determined to apply more stringent criteria pursuant to its discretionary authority set forth in Listing Rule 5101. Accordingly, the Staff has concluded that continued listing is inappropriate and to delist the Company’s securities in order to maintain the quality of and public confidence in the Nasdaq market, to prevent fraudulent and manipulative acts and practices, to promote just and equitable principles of trade, and to protect investors and the public interest.

Accordingly, the Staff has determined that the Company’s securities will be delisted from The Nasdaq Global Market. On July 11, 2025 a Form 25-NSE was filed with the Securities and Exchange Commission (the “SEC”), which removed the Company’s securities from listing and registration on The Nasdaq Stock Market.

In response to the Nasdaq delisting notice, the Company has taken the following actions:

•On July 23, 2024, the Company applied to transfer from Nasdaq Global Market to Nasdaq Capital Market.

•On July 24, 2024, the Company requested a hearing and paid the $20,000 fee for the hearing.

•On July 24, 2024, the Company received hearing instructions from Nasdaq, and has secured the hearing date for August 22, 2024.

The Company submitted its written submission to Nasdaq on August 2, 2024. The Company has also confirmed with Nasdaq that, in the event that the Company is delisted, the delisting will not preclude the combined entity (the de-SPAC entity) from receiving initial listing approval for listing on the Nasdaq Stock Market. In fact, the combined entity will be held to the same quantitative initial listing standards irrespective of the listing status of the SPAC as a business combination resulting in a change of control and/or a de-SPAC business combination necessitates initial listing approval.

The Company filed its Form 10-K for the year ended December 31, 2023 on July 23, 2024. The Company filed its Form 10-Q for the three months ended March 31, 2024 on August 2, 2024.

HUDSON ACQUISITION I CORP.
NOTES TO FINANCIAL STATEMENTS

NOTE 1 — NATURE OF THE ORGANIZATION AND BUSINESS (cont.)

On August 12, 2024, the Company received a notification from Nasdaq that it has cured its filing discrepancies under Listing Rule 5250(c)(1). The Company has come up with a series of action plans to regain compliance, and presented its case to Nasdaq Panel on its hearing on August 22, 2024.

In connection with the foregoing, and the information presented to the Nasdaq Panel, Nasdaq issued a letter to the Company on September 27, 2024, which stated, in pertinent part, that based on the information presented to the panel, the Company’s request for an exception to complete its plan of compliance has been granted. Thus, the Panel has granted the Company’s request for continued listing on the Exchange, subject to the following:

1.On or before October 4, 2024, the Company shall provide a detailed update to the Panel on the status of its merger with Aiways and the status of all completed transfers of Founder Shares and Private Placement Shares. Additionally, the Company shall provide the Panel and Nasdaq Listing Qualifications Staff with copies of all agreements related to the share transfers. The Panel requests Nasdaq Staff to review the agreements related to the shares transfer and to indicate to the Panel whether any additional deficiencies arise from the transactions. The Company must promptly respond to any requests from Nasdaq Staff for additional information. To date, the Company has completed this first request from Nasdaq.

2.On or before November 22, 2024, the Company must complete the transfer of the remainder of the Founder Shares and Private Placement Shares and shall provide the Panel with a list of all transferees, a description of how the Company identified the transferee, and a detailed description of any differences in the agreements between each of these transfers and with the agreements for the initial transfers. The Company is in the process of completing this request, and expects to complete this request on or before November 22, 2024.

3.On or before January 20, 2025, the Company must complete the proposed Business Combination and demonstrate, by means of a listing approval from Nasdaq Staff, compliance with IM-5101-2 and all applicable initial listing requirements for listing the combined company on the Capital Market.

On January 22, 2025, the Nasdaq Hearings Panel (“Panel”) has determined to delist the securities of HUDA from the Nasdaq Stock Market. Under the terms of the Panel’s September 27, 2024 decision, Hudson was required to regain compliance with the minimum total holders requirement of Listing Rule 5450(a)(2); the requirement to maintain a minimum 1,100,000 Publicly Held Shares of Listing Rule 5450(b)(2)(A); the minimum market value of listed securities requirement in Listing Rule 5450(b)(2)(A); and the minimum market value of publicly held shares requirement in Listing Rule 5450(b)(2)(C), by the time of completing a business combination. As HUDA failed to meet the listing requirements within the specified timeframe, accordingly, the Panel has determined to delist the HUDA’s securities from Nasdaq and will suspend trading in those securities effective at the open of business on January 24, 2025. On July 11, 2025, Nasdaq filed a Form 25 Notification of Delisting with the SEC, after applicable appeal periods have lapsed, which removed the Company’s securities from listing and registration on The Nasdaq Stock Market.

NOTE 2 — BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”). Significant accounting policies followed by the Company in the preparation of the accompanying financial statements are summarized below.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth

HUDSON ACQUISITION I CORP.
NOTES TO FINANCIAL STATEMENTS

NOTE 2 — BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of financial statement in conformity with U.S. GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statement and the reported amounts of revenues and expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statement, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents. Cash and cash equivalents include deposits held at financial institutions, and investments in government money market funds. Government money market funds are short-term, highly liquid investments that are readily convertible to known amounts of cash and present an insignificant risk of changes in value. These investments are measured at cost, which approximates fair value, and are included within “Cash and cash equivalents” on the consolidated balance sheets.

The Company closed its bank operating account in April 2025 and opened an investment account in September 2025. All cash and cash equivalents balance of $346,611 are invested in Government Money Market as of December 31, 2025.

Marketable Securities Held in Trust Account

The Company classifies its Marketable Securities as held-to-maturity in accordance with ASC Topic 320 “Investments — Debt and Equity Securities.” Held-to-maturity securities are those securities which the Company has the ability and intent to hold until maturity. Held-to-maturity treasury securities are recorded at amortized cost on the accompanying balance sheets and adjusted for the amortization or accretion of premiums or discounts. When the Company’s investments held in the Trust Account are comprised of money market securities, the investments are classified as trading securities. Gains and losses resulting from the change in fair value of these securities is included in interest earned on investments held in the Trust Account in the accompanying statement of operations. The estimated fair values of investments held in the Trust Account are determined using available market information.

HUDSON ACQUISITION I CORP.
NOTES TO FINANCIAL STATEMENTS

NOTE 2 — BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Since the completion of its IPO on October 14, 2022, and through December 31, 2025, the Company withdrew $672,843 from the Trust Account in total to pay its liabilities related to the income taxes and Delaware franchise taxes. Through December 31, 2025, the Company remitted $215,265, $236,286 and $216,450 to the Delaware franchise tax authorities to pay its outstanding Delaware franchise tax of the fiscal year 2022, 2023 and 2024, respectively, which resulted in $4,842 in excess of the total withdrawn from the Trust Account not remitted to the tax payments, but held in HUDA’s operating account for upcoming tax payments, including the 2025 franchise tax, but not used for operating expenses. On September 30, 2025, HUDA regained the Certificate of Good Standing from the State of Delaware.

The Company continues to incur further tax liabilities and intends to cover such liabilities from the funds in its operating account and, if necessary, from the proceeds from the promissory note to Sponsor, without additional withdrawals from the Trust Account, until the excess of the funds withdrawn from the Trust Account over the amounts remitted to the government authorities is cured.

Offering Costs

Offering costs consist of professional fees, filing, regulatory and other costs incurred through the balance sheet date that are directly related to the Initial Public Offering.

Common Stock Subject to Possible Redemption

The Company accounts for its common stock subject to possible redemption in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” Common stock subject to mandatory redemption is classified as a liability instrument and is measured at fair value. Conditionally redeemable common stock (including common stock that feature redemption rights that is either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) is classified as temporary equity. At all other times, common stock is classified as stockholders’ equity. The Company’s common stock features certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. Accordingly, common stock subject to possible redemption is presented at redemption value as temporary equity, outside of the stockholders’ deficit (equity) section of the Company’s balance sheet.

The Company recognizes changes in redemption value immediately as they occur and adjusts the carrying value of redeemable ordinary shares to equal the redemption value at the end of each reporting period. Increases or decreases in the carrying amount of redeemable ordinary shares are affected by charges against additional paid-in capital and accumulated deficit.

As of December 31, 2025 and 2024, the common stock subject to possible redemption reflected on the balance sheet is reflected in the following table:

Common stock subject to possible redemption, December 31, 2023	$25,526,944
Less:
Redemption of common stock in connection with Trust Extension	(25,747,589)
Add:
Accretion of carrying value to redemption value	1,125,315
Common stock subject to possible redemption, December 31, 2024	$904,670
Less:
Redemption of common stock in connection with Trust Extension	(681,347)
Add:
Accretion of carrying value to redemption value	28,060
Clawbacked income tax to prior redemption of common stock	344,506
Common stock subject to possible redemption, December 31, 2025	$595,889

HUDSON ACQUISITION I CORP.
NOTES TO FINANCIAL STATEMENTS

NOTE 2 — BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Income Taxes

The Company follows the asset and liability method of accounting for income taxes under ASC 740, “Income Taxes.” Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unpaid tax liabilities as income tax expense. The Company is subject to income tax examinations by major taxing authorities since inception.

Net Income (Loss) per Share of Common Stock

The Company has two outstanding classes of shares, which are referred to as redeemable common stock and non-redeemable common stock. Earnings and losses are shared pro rata between the two classes of stock. The 36,771 and 98,263 redeemable shares of common stock for which the outstanding Public Rights are exercisable were excluded from diluted earnings and losses per share for the years ended December 31, 2025 and 2024, respectively because they are contingently exercisable, and the contingencies have not yet been met. As a result, diluted net income (loss) per share of common stock is the same as basic net income (loss) per share of common stock for the period. The table below presents a reconciliation of the numerator and denominator used to compute basic and diluted net income (loss) per share for each class of shares.

	For the Year Ended December 31,
	2025	2024
Common stock subject to possible redemption
Numerator: Earnings allocable to common stock subject to redemption
Net income attributable to common stock subject to possible redemption, as adjusted	$46,060	$597,539
Denominator: Weighted average common shares subject to redemption
Basic and diluted weighted average shares outstanding, common stock subject to possible redemption	85,122	777,107
Basic and diluted net income per share, common stock subject to possible redemption	$0.54	$0.77

Non-Redeemable common stock
Numerator: Net loss minus net earnings – Basic and diluted
Net loss	$(881,197)	$(817,025)
Less: net income attributable to common stock subject to redemption	(46,060)	(597,539)
Net loss attributable to non-redeemable common stock, as adjusted	$(927,257)	$(1,414,564)
Denominator: Weighted average non-redeemable common shares
Weighted-average non-redeemable common shares outstanding, basic and diluted	2,082,825	2,082,825
Basic and diluted net loss per share, non-redeemable common stock	$(0.45)	$(0.68)

HUDSON ACQUISITION I CORP.
NOTES TO FINANCIAL STATEMENTS

NOTE 2 — BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of a cash account in a financial institution, which, at times, may exceed the Federal Depository Insurance Coverage of $250,000. As of December 31, 2025, the Company has not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the accompanying balance sheets, primarily due to their short-term nature.

Fair Value Measurements

Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. U.S. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:

•Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;

•Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

•Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.

Leases

The Company accounts for leases under Accounting Standards Update (“ASU”) 2016-02, Leases (Topic 842), and was adopted as of the beginning of the periods presented. The core principle of this standard is that a lessee should recognize the assets and liabilities that arise from leases, by recognizing in the balance sheet a liability to make lease payments (the lease liability) and a right-of-use asset representing its right to use the underlying asset for the lease term. In accordance with the guidance of Topic 842, leases are classified as finance or operating leases, and both types of leases are recognized on the balance sheet.

The Company recognizes right-of-use assets and lease liabilities for leases with terms greater than 12 months. Leases are classified as either finance or operating leases. This classification dictates whether lease expense is recognized based on an effective interest method or on a straight-line basis over the term of the lease. As of December 31, 2025, the Company has one operating lease.

The Company’s right-of-use asset relates to a three-year lease on a Lexus vehicle, which includes an option to purchase at the end of the leases. However, the company has no intention of purchasing the vehicle at the end of the lease term and will return the vehicle to the dealer.

HUDSON ACQUISITION I CORP.
NOTES TO FINANCIAL STATEMENTS

NOTE 2 — BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

The Company’s lease is capitalized at the present value of the minimum lease payments not yet paid. The Company uses the Company’s incremental borrowing rate for a period comparable to the lease term in order to calculate net present value of the lease liability.

Unit Purchase Option

At the closing of the Initial Public Offering, the Company sold to the underwriter, for an aggregate of $100, an option (the “UPO”) to purchase 57,500 Units, including over-allotment. The over-allotment option was not exercised in full on October 21, 2022, therefore, the UPO was reduced pro-rata to 57,044 Units, and had a fair value of $25,099. The UPO will be exercisable at any time, in whole or in part, between the close of the business combination and fifth anniversary of the date of the Initial Public Offering at a price per Unit equal to $11.50 (or 115% of the public unit offering price). The Company accounts for the Unit Purchase Option, inclusive of the receipt of $100 cash payment, as an offering cost of the Initial Public Offering resulting in a charge directly to stockholders’ (deficit) equity. The Unit Purchase Option and such units purchased pursuant to the Unit Purchase Option, as well as the common stock underlying such units, the rights included in such units, the shares of common stock that are issuable for the rights included in such units, have been deemed compensation by FINRA and are therefore subject to a 180-day lock-up pursuant to FINRA Rule 5110(e)(1). The Unit Purchase Option grants to holders demand and “piggy back” rights for periods of five and seven years, respectively, from the effective date of the registration statement with respect to the registration under the Securities Act of the securities directly and indirectly issuable upon exercise of the Unit Purchase Option. The Company will bear all fees and expenses attendant to registering the securities, other than underwriting commissions which will be paid for by the holders themselves. The exercise price and number of units issuable upon exercise of the Unit Purchase Option may be adjusted in certain circumstances including in the event of a stock dividend, or the Company’s recapitalization, reorganization, merger or consolidation. However, the option will not be adjusted for issuances of common stock at a price below its exercise price.

Representative Shares

The Company agreed to issue to the underwriter at the closing of the Initial Public Offering up to 136,906 representative shares (“Representative Shares”), due to the partial exercise of the over-allotment, which will be issued upon the completion of the Initial Business Combination. The representative shares had an initial fair value of $327,205 and are included as deferred underwriting commissions in the accompanying balance sheets.

Recent Accounting Pronouncements

The Company is an “emerging growth company” (“EGC”) as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). Under the JOBS Act, EGCs can delay adopting new or revised accounting standards issued subsequent to the enactment of the JOBS Act until such time as those standards apply to private companies.

In March 2024, the FASB issued ASU No. 2024-02, Codification Improvements-Amendments to Remove References to the Concepts Statements (“ASU 2024-02”). The amendments in this Update affect a variety of Topics in the Codification. The amendments apply to all reporting entities within the scope of the affected accounting guidance. This update contains amendments to the Codification that remove references to various Concepts Statements. In most instances, the references are extraneous and not required to understand or apply the guidance. In other instances, the references were used in prior statements to provide guidance in certain topical areas. ASU 2024-02 is effective for public business entities for fiscal years beginning after December 15, 2024. For all other entities, the amendments are effective for fiscal years beginning after December 15, 2025. Early adoption is permitted for both interim and annual financial statements that have not yet been issued or made available for issuance. The Company does not expect to adopt this guidance early and does not expect the adoption of this ASU to have a material impact on its future consolidated financial statements.

In November 2024, the FASB issued ASU 2024-03, “Reporting Comprehensive Income — Expense Disaggregation Disclosures”, which focuses on improving the disclosures about a public business entity’s expenses and address requests from investors for more detailed information about the types of expenses (including purchases

HUDSON ACQUISITION I CORP.
NOTES TO FINANCIAL STATEMENTS

NOTE 2 — BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

of inventory, employee compensation, depreciation, amortization, and depletion) in commonly presented expense captions (such as cost of sales, SG&A, and research and development). ASU 2024-03 is effective for annual reporting periods beginning after December 15, 2026, and interim reporting periods beginning after December 15, 2027. Early adoption is permitted. The Company is currently evaluating the impact of adopting the standard and does not expect that the adoption of this guidance will have a material impact on its financial position, results of operations and cash flows.

In January 2025, the FASB issued ASU 2025-01, “Income Statement — Reporting Comprehensive Income — Expense Disaggregation Disclosures”. The amendment in ASU 2025-01 amends the effective date of ASC 2024-03 to clarify that all public business entities are required to adopt the guidance in annual reporting periods beginning after December 15, 2026, and interim periods within annual reporting periods beginning after December 15, 2027. Early adoption of is permitted. The Company is currently evaluating the impact of this amendment and does not expect that the adoption of this guidance will have a material impact on its financial position, results of operations and cash flows.

In July 2025, the FASB issued ASU 2025-05, “Financial Instruments — Credit Losses (Topic 326)”. The amendments in this update provide: (1) all entities with a practical expedient and (2) entities other than public business entities with an accounting policy election when estimating expected credit losses for current accounts receivable and current contract assets arising from transactions accounted for under Topic 606: (1) as for practical expedient, in developing reasonable and supportable forecasts as part of estimating expected credit losses, all entities may elect a practical expedient that assumes that current conditions as of the balance sheet date do not change for the remaining life of the asset; and (2) as for accounting policy election, an entity other than a public business entity that elects the practical expedient is permitted to make an accounting policy election to consider collection activity after the balance sheet date when estimating expected credit losses. ASU 2025-05 is effective for annual reporting periods beginning after December 15, 2025, and interim reporting periods within those annual reporting periods. Early adoption is permitted in both interim and annual reporting periods in which financial statements have not yet been issued or made available for issuance. The Company is currently evaluating the impact of adopting the standard and does not expect that the adoption of this guidance will have a material impact on its financial position, results of operations and cash flows.

Recent accounting standards that have been issued by FASB that do not require adoption until a future date are not expected to have a material impact on the financial statements upon adoption. The Company does not discuss recent standards that are not anticipated to have an impact on or are unrelated to its financial position, results of operations, cash flows or disclosures.

Management does not believe that any other recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statement.

NOTE 3 — RELATED PARTY TRANSACTIONS

The Company’s related parties are its sponsor, Hudson SPAC Holding LLC and Pengfei Xie, the Company’s founder and Chief Financial Officer.

Private Placement Units

Simultaneously with the closing of the Initial Public Offering, the Sponsor should have purchased a total of 340,000 units (the “Initial Private Placement Units”) at a price of $10.00 per the Initial Private Placement Unit (the “Private Placement”) (see Note 3). On October 21, 2022, the Company closed the sale of 845,300 units (the “OA Units”) at $10.00 per unit as a result of the underwriters’ partial exercise of their over-allotment option (the “Overallotment Offering”) in connection with the previously announced Initial Public Offering pursuant to the underwriting agreement by and between the Company and Chardan Capital Markets, LLC dated October 14, 2022. Each OA Unit consists of one share of Common Stock of the Company, par value $0.0001 per share and one right to receive one-fifth (1/5) of one share of the Common Stock upon the consummation of an Initial Business Combination (the “Right”). Such OA

HUDSON ACQUISITION I CORP.
NOTES TO FINANCIAL STATEMENTS

NOTE 3 — RELATED PARTY TRANSACTIONS (cont.)

Units were registered pursuant to the Company’s registration statement. As a result of the Overallotment Offering, the Company received gross proceeds of $8,453,000 (before deducting certain underwriting discount and fees), part of which was placed in the Trust Account. On October 21, 2022, simultaneously with the consummation of the Overallotment Offering, the Company completed the private placement of additional 31,500 units (the “Overallotment Private Placement Units”) pursuant to the Unit Private Placement Agreement dated October 14, 2022 by and between the Company and the Sponsor, in connection with the underwriters’ partial exercise of the over-allotment option, at a purchase price of $10.00 per Overallotment Private Placement Unit, generating gross proceeds of $315,000, a portion of which was placed in the Trust Account.

Promissory Note — Related Party

On April 5, 2021, as further amended on April 28, 2021 and September 8, 2022, the Company entered into a promissory note with the Sponsor for principal amount up to $1,000,000. The promissory note is non-interest bearing and matures on the earlier of: (i) the date of the consummation of the Company’s Initial Business Combination or (ii) the date of the liquidation of the Company. The principal balance may be prepaid at any time. A maximum of $1,000,000 of such loans may be converted into Units, at the price of $10.00 per Unit at the option of the Sponsor.

On May 6, 2021, the Company made a drawdown of $300,000 on the promissory note. On April 15 and August 19, 2022, the Company made additional drawdowns of $100,000 and $100,000 on the promissory note, respectively.

On December 1, 2022, the Sponsor applied the outstanding balance on the Promissory Note of $500,000 towards the payments for Private Placement Units.

On July 20, 2023, the Company and the Sponsor amended and restated the promissory note, dated as of April 5, 2021, providing for loans up to $1,000,000 in the aggregate. The promissory note bears no interest and all unpaid principal under the promissory note will be due and payable in full upon the earlier of (i) the date of the consummation of the Company’s Initial Business Combination or (ii) the date of the liquidation of the Company. At the election of the Sponsor, up to $1.0 million of the loans under the promissory note may be settled in Units at a conversion rate of $10.00 per Unit, with each private unit comprised of one share of common stock of the Company and one right to one-fifth of a share of the Company’s common stock. During the year ended December 31, 2023, the Company made draws of $403,708.

In connection with the approval of the extension amendment proposal, on July 18, 2023, the Sponsor entered into a non-interest bearing, unsecured promissory note issued by the Company in favor of the Sponsor (the “Extension Note”), providing for loans up to the aggregate principal amount of $720,000. On July 24, 2023, pursuant to the Second Amended and Restated Certificate of Incorporation, as amended by the Certificate of Amendment, $80,000 was deposited into the Trust Account for a one-month extension. $80,000 will be deposited into the Trust Account each month the Company determines to extend the date by which it must consummate an Initial Business Combination. The Company has elected to extend such date until April 18, 2024, and an aggregate deposit of $720,000 of the proceeds of the Extension Note were made into the Trust Account. The Extension Note bears no interest and all unpaid principal under the Extension Note will be due and payable in full upon the earlier of (i) the date of the consummation of the Company’s Initial Business Combination or (ii) the date of the liquidation of the Company. The Extension Note balance was $240,000 as of December 31, 2025 and 2024, respectively.

On November 22, 2024, the Company executed the Business Combination Agreement with Aiways Automobile Europe GmbH. Pursuant to the Business Combination Agreement, upon the completion of the business combination, EuroEV Holding (the “Pubco”) will be the only surviving entity and all the Company’s common stocks will be dissolved in exchange for the Pubco common stock at 1:1 ratio. Concurrent with the business combination, the Company, Pubco, the Sponsor and Pengfei Xie (the “Sponsor Guarantor”) agreed that the Company’s obligations under any loans made by the Sponsor to the Company prior to the closing, up to an aggregate of $1,500,000 (the “Converted Sponsor Loans”) will be converted into Pubco Ordinary Shares at the closing at a conversion price of $10.00 per Pubco Ordinary Share. Upon execution of the Business Combination Agreement, all the Company’s previous and future loans from the Sponsor will only be converted into Pubco Ordinary Shares

HUDSON ACQUISITION I CORP.
NOTES TO FINANCIAL STATEMENTS

NOTE 3 — RELATED PARTY TRANSACTIONS (cont.)

During the year ended December 31,2025, the Company paid back $146,025 and made draws of $701,981. As of December 31, 2025 and 2024, there was $1,115,977 and $560,021, respectively, outstanding balance on the Convertible notes payable — related party account.

Administrative Support Agreement

Commencing on October 14, 2022, the Company has agreed to pay the Sponsor or its affiliate a total of $20,000 per month for office space, utilities, and secretarial and administrative support. Upon completion of the Initial Business Combination or the Company’s liquidation, the Company will cease paying these monthly fees. For the years ended December 31, 2025 and 2024, the Company incurred $240,000 and $240,000, respectively, on administrative support fees.

NOTE 4 — COMMITMENTS AND CONTINGENCIES

Registration Rights

The holders of the (i) the Founder Shares, which were issued in a private placement prior to the closing of the Initial Public Offering, and (ii) Private Placement Units, which were sold simultaneously with the closing of the Initial Public Offering, are entitled to registration rights pursuant to a registration rights agreement to be signed prior to or on the effective date of the Initial Public Offering. The holders of the majority of these securities are entitled to make up to three demands that the Company register such securities. The holders of the majority of the Founder Shares can elect to exercise these registration rights at any time commencing three months prior to the date on which the Founder Shares are to be released from escrow. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our consummation of our Initial Business Combination.

Underwriting Agreement

The underwriters received a cash underwriting discount of $0.20 per Unit, or $1,369,060 and were paid offering expenses of $100,000 upon closing of the Initial Public Offering including the overallotment. As of December 31, 2025 and 2024, the Company had recorded deferred underwriting commissions of $2,723,060 payable only upon completion of the Initial Business Combination, which consisted of commissions and representative shares issuable in connection with the Initial Public Offering. The Company agreed to issue to the underwriter at the closing of the Initial Public Offering up to 136,906 representative shares (“Representative Shares”), due to the partial exercise of the over-allotment, which will be issued upon the completion of the Initial Business Combination. The representative shares had an initial fair value of $327,205.

Excise Tax

The Inflation Reduction Act of 2022 imposes a 1% Excise Tax on the repurchase of corporate stock by a publicly traded U.S. corporation following December 31, 2022. For purposes of the Excise Tax, a repurchase will generally include redemptions, corporate buybacks and other transactions in which the corporation acquires its stock from a shareholder in exchange for cash or property, subject to exceptions for de minimis transactions and certain reorganizations.

As a result, subject to certain rules, the Excise Tax will apply to any redemption by a U.S.-domiciled SPAC taking place after December 31, 2022, including redemptions (i) by shareholders in connection with the SPAC’s Initial Business Combination or a proxy vote to extend the lifespan of the SPAC, (ii) by SPACs if the SPAC does not complete a de-SPAC transaction within the required time set forth in its constituent documents, or (iii) in connection with the wind-up and liquidation of the SPAC. The financial responsibility for such Excise Tax resides with the Company and the Sponsor. This amount of 1% has been included in the accompanying financial statements.

HUDSON ACQUISITION I CORP.
NOTES TO FINANCIAL STATEMENTS

NOTE 4 — COMMITMENTS AND CONTINGENCIES (cont.)

At this time, it has been determined that the IR Act tax provisions have an impact to the Company’s accompanying financial statements as there were redemptions by the public stockholders in 2023 and 2024; as a result, the Company recorded $719,176 and $461,700 excise tax liability as of December 31, 2024 and 2023, respectively. The Company will continue to monitor for updates to the Company’s business along with guidance issued with respect to the IR Act to determine whether any adjustments are needed to the Company’s tax provision in future periods.

During the second quarter of 2024, the IRS issued final regulations with respect to the timing and payment of the excise tax. Pursuant to those regulations, the Company would need to file a return and remit payment for any liability incurred during the period from January 1, 2023 to December 31, 2023 on or before October 31, 2024.

The Company was unable to pay its obligation in full and it will be subject to additional interest and penalties which are currently estimated at 10% interest per annum and a 5% underpayment penalty per month or portion of a month up to 25% of the total liability for any amount that is unpaid from November 1, 2024 until paid in full.

In connection with the Company’s First and Second Extension Meetings, Continental stock transfer & trust (referred as “CST”), acting as trustee of the Trust Account, distributed redemption proceeds to redeeming public stockholders based on estimated per-share redemption prices. These prices did not account for certain tax amounts that the Company was entitled to withdraw from the Trust Account to pay income tax liabilities. As a result, the redemption prices were higher than they should have been, and stockholders were inadvertently overpaid. After discovering the error, the Company calculated that the total overpayment across all three extensions was $819,949. Starting from July 2025, the Company is in the process of engaging CST to notify the affected stockholders and request the return of the overpaid amounts. This overpayment issue does not impact the redemption rights of current public stockholders, and the Trust Account remains sufficient to fund redemptions in connection with the Business Combination. As of December 31, 2025, the Company has received $344,506 overpayment amount, which, together with the remaining amount held by the Continental, will be applied at or around Closing to satisfy HUDA’s outstanding tax liabilities.

Unit Purchase Option

At the closing of the Initial Public Offering, the Company sold to the underwriter, for an aggregate of $100, an option (the “UPO”) to purchase 57,500 Units, including over-allotment. The over-allotment option was not exercised in full on October 21, 2022, therefore, the UPO was reduced pro-rata to 57,044 Units. The UPO will be exercisable at any time, in whole or in part, between the close of the business combination and fifth anniversary of the date of the Initial Public Offering at a price per Unit equal to $11.50 (or 115% of the public unit offering price). The Company accounts for the Unit Purchase Option, inclusive of the receipt of $100 cash payment, as an expense of the Initial Public Offering resulting in a charge directly to stockholders’ (deficit) equity. The Unit Purchase Option and such units purchased pursuant to the Unit Purchase Option, as well as the common stock underlying such units, the rights included in such units, the shares of common stock that are issuable for the rights included in such units, have been deemed compensation by FINRA and are therefore subject to a 180-day lock-up pursuant to FINRA Rule 5110(e)(1). The Unit Purchase Option grants to holders demand and “piggy back” rights for periods of five and seven years, respectively, from the effective date of the registration statement with respect to the registration under the Securities Act of the securities directly and indirectly issuable upon exercise of the Unit Purchase Option. The Company will bear all fees and expenses attendant to registering the securities, other than underwriting commissions which will be paid for by the holders themselves. The exercise price and number of units issuable upon exercise of the Unit Purchase Option may be adjusted in certain circumstances including in the event of a stock dividend, or the Company’s recapitalization, reorganization, merger or consolidation. However, the option will not be adjusted for issuances of common stock at a price below its exercise price.

Agreement with Aiways Automobile Europe GmbH (the bridge loan)

On May 14, 2024, the Company set forth the terms of a proposed business combination transaction, between HUDA and Aiways Automobile Europe GmbH (“Aiways”) via a Letter Agreement. In connection with the proposed transaction, on May 18, 2024, the Company executed a non-interest bearing promissory note agreement with Aiways.

HUDSON ACQUISITION I CORP.
NOTES TO FINANCIAL STATEMENTS

NOTE 4 — COMMITMENTS AND CONTINGENCIES (cont.)

In the agreement, Aiways agreed to issue a promissory note in the amount of $1,000,000 to the Company. Aiways made a payment of $1,000,000 to the Company on June 30, 2024. The Company recorded the receipt of the payment as notes payable-bridge loan account in the accompanying balance sheets.

On August 31, 2024, the Company executed a non-interest bearing promissory note agreement with Aiways. Pursuance to the agreement, Aiways agreed to issue a promissory note in the amount of $500,000 to the Company. The note should be repaid by the Company on or before the date on which the Company consummates an initial business combination at its election and without penalty. On September 25, 2024, the Company received the cash proceeds from Aiways in the amount of $476,882 which represented a principal of $500,000 and an original issuing discount of $23,118. The original issuing discount is recorded in balance sheet in a contra liability account net against the bridge loan from target company for de-SPAC transaction. The original issuing discount is amortized over the term of the loan. An amortization expense of $8,688 and $14,430 were recorded for the years ended December 31, 2025 and 2024, respectively. The principal of $500,000 was recorded in the balance sheet under the notes payable-bridge loan account.

As of December 31, 2025, the balance in the bridge loan from target company for de-SPAC transaction account was $1,500,000.

NOTE 5 — COMMON STOCK SUBJECT TO POSSIBLE REDEMPTION

The Company’s common stock features certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. Accordingly, common stock subject to possible redemption is presented at redemption value as temporary equity, outside of the stockholders’ equity section of the Company’s balance sheets in accordance with ASC 480, “Distinguishing Liabilities from Equity”.

NOTE 6 — STOCKHOLDERS’ DEFICIT

Authorized Shares

The total number of shares of capital stock, par value of $0.0001 per share, which the Company is authorized to issue is 200,000,000 shares of common stock. Except as otherwise required by law, the holders of the Common Stock shall exclusively possess all voting power with respect to the Company.

Founder’s Shares

At inception, January 13, 2021, the Company issued 2,875,000 Founder Shares of common stock for total receivable of approximately of $25,000 received on May 11, 2021. These Founder Shares included up to 375,000 shares of which were subject to forfeiture by the stockholder if the underwriters did not fully exercise their over-allotment option. On December 10, 2021, pursuant to the Underwriter Addendum, the aggregate number of Founder Shares were reduced to 1,725,000. All share and per-share amounts have been retroactively restated to reflect the share surrender. In connection with the partial exercise of the over-allotment option on October 21, 2022, 13,675 Founder Shares were forfeited. The remaining Founder Shares represent 20% of the outstanding shares after the Initial Public Offering. As of December 31, 2025 and 2024, there were 2,082,825 shares outstanding.

Initial Public Offering

Simultaneously with the closing of the Initial Public Offering, the Sponsor purchased a total of 340,000 Initial Private Placement Units at a price of $10.00 per Unit.

On October 21, 2022, simultaneously with the consummation of the Overallotment Offering, the Company completed the private placement of additional 31,500 units (the “Overallotment Private Placement Units”) pursuant to the Unit Private Placement Agreement dated October 14, 2022 by and between the Company and the Sponsor, in connection with the underwriters’ partial exercise of the over-allotment option, at a purchase price of $10.00 per Overallotment Private Placement Unit, generating gross proceeds of $315,000, a portion of which was placed in the Trust Account.

HUDSON ACQUISITION I CORP.
NOTES TO FINANCIAL STATEMENTS

NOTE 6 — STOCKHOLDERS’ DEFICIT (cont.)

Rights

Except in cases where the Company is not the surviving company in the Initial Business Combination, each holder of a public right will automatically receive one-fifth (1/5) of a share of common stock upon consummation of the Initial Business Combination. In the event the Company will not be the surviving company upon completion of the Initial Business Combination, each holder of a right will be required to affirmatively convert his, her or its rights in order to receive the one-fifth (1/5) of a share underlying each right upon consummation of the Initial Business Combination. The Company will not issue fractional shares in connection with an exchange of rights. Fractional shares will either be rounded down to the nearest whole share or otherwise addressed in accordance with the applicable provisions of the Delaware General Corporation Law. As a result, holders of Rights must hold such Rights in multiples of 5 in order to receive shares for all of the holder’s rights upon closing of an Initial Business Combination. If the Company is unable to complete an Initial Business Combination within the required time period and redeems the public shares for the funds held in the Trust Account, holders of rights will not receive any of such funds for their rights and the rights will expire worthless.

NOTE 7 — INCOME TAXES

The Company accounts for income taxes under ASC 740 - Income Taxes (“ASC 740”), which provides for an asset and liability approach of accounting for income taxes. Under this approach, deferred tax assets and liabilities are recognized based on anticipated future tax consequences, using currently enacted tax laws, attributed to temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts calculated for income tax purposes.

The sources of income (loss) before provision for income taxes are as follows for the years ending December 31, 2025 and 2024:

	For the Year Ended December 31,
	2025	2024
Domestic	(887,197)	(638,025)
Foreign	—	—
Total	(887,197)	(638,025)

The provision for income taxes comprised of the following for the year ended December 31, 2025 and 2024:

	For the Year Ended December 31,
	2025	2024
Current:
Federal	$(4,000)	$120,000
State and local	(2,000)	59,000
Foreign	—	—
Total current	(6,000)	179,000
Deferred:
Federal	—	—
State and local	—	—
Foreign	—	—
Total deferred	—	—
Total provision for income taxes	$(6,000)	$179,000

For the year ended December 31, 2025 and 2024, the effective tax rate differs from the U.S. statutory rate primarily due to the valuation allowance on the start-up costs.

HUDSON ACQUISITION I CORP.
NOTES TO FINANCIAL STATEMENTS

NOTE 7 — INCOME TAXES (cont.)

The tax effects of temporary differences that gave rise to significant portions of the deferred tax assets and liabilities as of December 31, 2025 and 2024 were as follows:

	December 31, 2025	December 31, 2024
Deferred tax assets:
Start-up costs	$1,146,761	$854,681
Valuation allowance	(1,146,761)	(854,681)
Net deferred tax assets (liabilities)	$—	$—

In assessing the realization of the deferred tax assets, management considers whether it is more likely than not that some portion of all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the period in which temporary differences representing net future deductible amounts become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. After consideration of all of the information available, management believes that significant uncertainty exists with respect to future realization of the deferred tax assets and has therefore established a full valuation allowance. For the years ended December 31, 2025 and 2024, the change in the valuation allowance was $1,146,761 and $854,681, respectively.

NOTE 8 — FAIR VALUE MEASUREMENTS

The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:

Level 1:

Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2:

Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3:	Unobservable inputs based on assessment of the assumptions that market participants would use in pricing the asset or liability.

The following table presents information about the Company’s assets that are measured at fair value on a recurring basis as of December 31, 2025 and 2024, and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

Description:	Level	December 31, 2025	December 31, 2024
Assets:
Cash and marketable securities held in Trust Account	1	$406,761	$1,122,381

Liabilities:
Convertible notes payable to related party at fair value	3	$1,115,977	$560,021

HUDSON ACQUISITION I CORP.
NOTES TO FINANCIAL STATEMENTS

NOTE 8 — FAIR VALUE MEASUREMENTS (cont.)

The marketable securities held in the Trust Account are considered trading securities as they are generally used with the objective of generating profits on short-term differences in price and therefore, the realized and unrealized gain and loss are recorded in the statements of operations and comprehensive loss for the periods presented.

Additionally, there was $1,283 and $4,217 of interest accrued, but not yet credited to the Trust Account, which was recorded in the balance sheets in interest receivable on cash and marketable securities held in Trust Account as of December 31, 2025 and 2024, respectively.

During the year ended December 31,2025, the Company paid back $146,025 and made draws of $701,981. As of December 31, 2025 and 2024, there was $1,115,977 and $560,021, respectively, outstanding balance on the Convertible notes payable — related party account.

The following table presents information about the change in fair value of the Company’s Level 3 convertible note during the years ended December 31, 2025 and 2024:

	Year Ended December 31,
	2025	2024
Fair value – beginning of period	$560,021	$643,708
Additions (repayments), net	539,256	(82,897)
Change in fair value	—	(790)
Fair value – end of period	$1,115,977	$560,021

Transfers to/from Levels 1, 2 and 3 are recognized at the end of the reporting period in which a change in valuation technique or methodology occurs. There were no transfers to or from the various Levels during the years ended December 31, 2025 and 2024.

NOTE 9 — LEASE

The Company accounts for leases under Accounting Standards Update (“ASU”) 2016-02, Leases (Topic 842), and was adopted as of the beginning of the periods presented. The Company elected available practical expedients to not reassess prior conclusions about lease identification, classification, and initial direct costs of any expired or existing leases. The Company has one three-year operating lease for a Lexus vehicle with an effective date of October 29, 2024, and will be expired in October 2027. This lease offers a purchase option at the end of the lease term and the Company has determined not to exercise it. The vehicle lease was classified as an operating lease. The Company recognized a lease liability and a right-of-use (ROU) asset for this lease as of the effective date. The lease liability is initially and subsequently recognized based on the present value of the contract’s fixed future lease payments.

Management determined that the Company’s incremental borrowing rate is the risk free rate for the three year treasury bond on the effective date.

Components of lease expense are as follows:

	December 31, 2025	December 31, 2024
Amortization of ROU Asset – operating lease	$22,614	$3,305
Interest in lease liabilities – operating lease	1,330	135
Lease expense	20,639	20,639
Total lease expense	$44,583	$24,079

HUDSON ACQUISITION I CORP.
NOTES TO FINANCIAL STATEMENTS

NOTE 9 — LEASE (cont.)

Supplemental balance sheet information related to leases is as follows:

	December 31, 2025	December 31, 2024
Operating lease right-of-use assets, gross	$59,428	$59,428
Accumulated amortization	(22,614)	(3,305)
Operating lease right-of-use assets, net	$36,814	$56,123
Operating lease liabilities, current portion	13,605	13,066
Operating lease liabilities, less current portion	12,115	25,720
Total Operating lease liabilities	$25,720	$38,786

Future minimum lease payments are $26,744 as of December 31, 2025.

NOTE 10 — SUBSEQUENT EVENTS

The Company has evaluated subsequent events through the date the financial statements are available to be issued. There are no subsequent events identified that would require disclosure in the financial statements.

HUDSON ACQUISITION I CORP.
CONDENSED BALANCE SHEETS
(UNAUDITED)

	June 30, 2026	December 31, 2025
	(Unaudited)	(Audited)
ASSETS
Current assets:
Cash and cash equivalents	$349,795	$346,611
Prepaid expenses and other current assets	5,000	5,000
Total current assets	354,795	351,611

Marketable securities held in Trust Account	414,071	406,761
Interest receivable in cash and marketable securities held in the Trust Account	1,204	1,283
Right-of-use assets, net	26,959	36,814
Total assets	$797,029	$796,469

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable and accrued liabilities	$947,341	$817,509
Franchise tax payable	—	200,000
Income tax payable	940,000	937,000
Excise tax payable	725,989	725,989
Notes payable – bridge loan	1,500,000	1,500,000
Convertible notes payable – related party	1,234,779	1,115,977
Short-term lease liabilities	13,883	13,605
Total current liabilities	5,361,992	5,310,080
Deferred underwriting commissions	2,723,060	2,723,060
Long-term lease liabilities	5,103	12,115
Total liabilities	8,090,155	8,045,255

Commitments and Contingencies (Note 4)
Common stock subject to possible redemption, 36,771 shares at redemption value of $11.03 and $11.03 per share as of June 30, 2026 and December 31, 2025, respectively	$600,120	$595,889

Stockholders’ deficit:
Common stock, par value $0.0001, 200,000,000 shares authorized; 2,082,825 shares issued and outstanding as of June 30, 2026 and December 31, 2025	209	209
Accumulated deficit	(7,893,455)	(7,844,884)
Total stockholders’ deficit	(7,893,246)	(7,844,675)
Total liabilities, redeemable common stock and stockholders’ deficit	$797,029	$796,469

The accompanying notes are an integral part of these unaudited financial statements.

HUDSON ACQUISITION I CORP.
STATEMENTS OF OPERATIONS
(UNAUDITED)

	For the Three Months Ended June 30, 2026	For the Three Months Ended June 30, 2025	For the Six Months Ended June 30, 2026	For the Six Months Ended June 30, 2025
Operating expenses:
General and administrative	$153,678	$86,208	$243,338	$395,266
Reversal of over-accrued franchise tax expense	(191,583)	—	(191,583)	—
Income (loss) from operations	37,905	(86,208)	(51,755)	(395,266)

Other income:
Interest earned on marketable securities held in Trust Account	3,643	11,350	7,231	22,793
Interest earned on cash account	1,631	—	3,184	1
Other income, net	5,274	11,350	10,415	22,794

Income (loss) before income taxes	43,179	(74,858)	(41,340)	(372,472)
Provision for (benefit from) income taxes	(1,000)	(3,000)	(3,000)	12,000
Net income (loss)	$42,179	$(77,858)	$(44,340)	$(360,472)

Net income attributable to common stock subject to possible redemption – as adjusted	2,643	8,350	4,231	34,793
Basic and diluted weighted-average shares outstanding, common stock subject to possible redemption	36,771	98,263	36,771	98,263
Basic and diluted net income per share, common stock subject to possible redemption – as adjusted	$0.07	$0.08	$0.12	$0.35
Net income (loss) attributable to non-redeemable common stockholders	39,536	(86,208)	(48,571)	(395,265)
Weighted-average common shares outstanding, basic and diluted	2,082,825	2,082,825	2,082,825	2,082,825
Basic and diluted net income (loss) per share, non-redeemable common stock	$0.02	$(0.04)	$(0.02)	$(0.19)

The accompanying notes are an integral part of these unaudited financial statements.

HUDSON ACQUISITION I CORP.
STATEMENTS OF STOCKHOLDERS’ DEFICIT
(UNAUDITED)

	Common Stock		Accumulated Deficit	Total Stockholder’s Deficit
	Shares	Amount
Balance, January 1, 2026	2,082,825	$209	$(7,844,884)	$(7,844,675)
Accretion of common stock subject to possible redemption	—	—	(1,588)	(1,588)
Net loss	—	—	(86,519)	(86,519)
Balance, March 31, 2026	2,082,825	209	(7,893,455)	(7,893,246)
Accretion of common stock subject to possible redemption	—	—	(2,643)	(2,643)
Net income	—	—	42,179	42,179
Balance, June 30, 2026	2,082,825	209	(7,893,455)	(7,893,246)

	Common Stock		Accumulated Deficit	Total Stockholder’s Deficit
	Shares	Amount
Balance, January 1, 2025	2,082,825	$209	$(6,928,814)	$(6,928,605)
Accretion of common stock subject to possible redemption	—	—	(8,443)	(8,443)
Net loss	—	—	(282,614)	(282,614)
Balance, March 31, 2025	2,082,825	209	(7,219,871)	(7,219,662)
Accretion of common stock subject to possible redemption	—	—	(8,351)	(8,351)
Net loss	—	—	(77,858)	(77,858)
Balance, June 30, 2025	2,082,825	209	(7,306,080)	(7,305,871)

The accompanying notes are an integral part of these unaudited financial statements.

HUDSON ACQUISITION I CORP.
STATEMENTS OF CASH FLOWS
(UNAUDITED)

	For the Six Months Ended June 30, 2026	For the Six Months Ended June 30, 2025
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(44,340)	$(360,472)
Adjustments to reconcile net loss to net cash used in operating activities:
Interest earned on marketable securities held in Trust Account	(7,231)	(22,793)
Amortization expenses	9,855	18,276
Interest expenses	(3,135)	(2,869)
Lease payments	(3,599)	(3,599)
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	—	1,200
Accounts payable and accrued expenses	129,832	210,273
Franchise tax payable	(200,000)	—
Income tax payable	3,000	(12,000)
Net cash used in operating activities	$(115,619)	$(171,984)

CASH FLOWS FROM INVESTING ACTIVITIES:
Cash withdrawn from Trust Account for payment to redeeming stockholders	—	—
Investment of cash in Trust Account	—	—
Withdrawal of interest from Trust Account	—	51,760
Net cash provided by investing activities	$—	$51,760

CASH FLOWS FROM FINANCING ACTIVITIES:
Redemption of common stock	—	—
Advances from target company for de-SPAC transaction	—	—
Proceeds from convertible notes payable – related party	118,802	171,985
Repayment of borrowing from related parties	—	(120,519)
Net cash provided by (used in) financing activities	$118,802	$51,466

NET CHANGE IN CASH	3,184	(68,758)
Cash – Beginning of period	346,611	68,758
Cash – End of period	$349,795	$—

SUPPLEMENTAL CASH FLOW INFORMATION:
Non-cash investing and financing activities:
Accretion of common stock subject to possible redemption	$(4,231)	$(16,794)

The accompanying notes are an integral part of these unaudited financial statements.

HUDSON ACQUISITION I CORP.

NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

NOTE 1 — NATURE OF THE ORGANIZATION AND BUSINESS

Hudson Acquisition I Corp. (“Hudson” or the “Company”) was incorporated in the State of Delaware on January 13, 2021. The Company’s business purpose is to effect a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (the “Initial Business Combination”). The Company has selected December 31 as its fiscal year end.

Throughout this report, the terms “our,” “we,” “us,” and the “Company” refer to Hudson Acquisition I Corp.

As of June 30, 2026, the Company had not commenced core operations. All activity from January 13, 2021 (inception) through June 30, 2026 related to the Company’s formation, its Initial Public Offering, maintaining its status as a public company, identifying and evaluating prospective target businesses, and preparing for the proposed transaction with Aiways Europe. The Company will not generate operating revenues until after completion of an Initial Business Combination, at the earliest, and generates non-operating income primarily from interest earned on funds held in the Trust Account.

The registration statement pursuant to which the Company registered its securities offered in the Initial Public Offering was declared effective on October 14, 2022. On October 18, 2022, the Company consummated its Initial Public Offering and sold 6,000,000 units (the “Units”) at a price to the public of $10.00 per Unit, resulting in total gross proceeds of $60,000,000 (before underwriting discounts and commissions and offering expenses). Each Unit consists of one share of common stock of the Company, par value $0.0001 per share (“Common Stock”) and one right to receive one-fifth (1/5) of a share of the Common Stock upon the consummation of an Initial Business Combination (“Right”).

Simultaneously with the closing of the Initial Public Offering, the Company’s sponsor, Hudson SPAC Holding LLC (the “Sponsor”) should have purchased a total of 340,000 units (the “Initial Private Placement Units”) at a price of $10.00 per the Initial Private Placement Unit (the “Private Placement”) (see Note 3).

October 21, 2022, the Company closed the sale of 845,300 units (the “OA Units”) at $10.00 per unit as a result of the underwriters’ partial exercise of their over-allotment option (the “Overallotment Offering”) in connection with the previously announced Initial Public Offering pursuant to the underwriting agreement by and between the Company and Chardan Capital Markets, LLC dated October 14, 2022. Each OA Unit consists of one share of Common Stock of the Company, par value $0.0001 per share and one right to receive one-fifth (1/5) of one share of the Common Stock upon the consummation of an Initial Business Combination (the “Right”). Such OA Units were registered pursuant to the Company’s registration statement. As a result of the Overallotment Offering, the Company received gross proceeds of $8,453,000 (before deducting certain underwriting discount and fees), part of which was placed in the Trust Account. On October 21, 2022, simultaneously with the consummation of the Overallotment Offering, the Company completed the private placement of additional 31,500 units (the “Overallotment Private Placement Units”) pursuant to the Unit Private Placement Agreement dated October 14, 2022 by and between the Company and the Sponsor, in connection with the underwriters’ partial exercise of the over-allotment option, at a purchase price of $10.00 per Overallotment Private Placement Unit, generating gross proceeds of $315,000, a portion of which was placed in the Trust Account.

Following the closing of the Initial Public Offering and Overallotment, an amount of $69,479,795 was placed in a Trust Account in the United States maintained by Continental Stock Transfer & Trust Company, as trustee. The funds held in the Trust Account were invested only in United States government Treasury bills, bonds or notes having a maturity of 185 days or less, or in money market funds meeting the applicable conditions under Rule 2a-7 promulgated under the Investment Company Act and that invest solely in U.S. treasuries, so that the Company is not deemed to be an investment company under the Investment Company Act. Except with respect to interest earned on the funds held in the Trust Account that may be released to the Company to pay for income or other tax obligations, the remaining proceeds will not be released from the Trust Account until the earlier of the completion of an Initial Business Combination or the Company’s liquidation. The proceeds held in the Trust Account may be used as consideration to pay the sellers of a target business with which the Company will complete the Initial Business Combination to the extent not used to pay redeeming stockholders. Any amounts not paid as consideration to the sellers of the target business may be used to finance operations of the target business.

HUDSON ACQUISITION I CORP.

NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

NOTE 1 — NATURE OF THE ORGANIZATION AND BUSINESS (cont.)

No compensation of any kind (including finder’s, consulting or other similar fees) will be paid to any of the Company’s existing officers, directors, stockholders, or any of their affiliates, prior to, or for any services they render in order to effectuate, the consummation of the Initial Business Combination (regardless of the type of transaction that it is). However, such individuals will receive reimbursement for any out-of-pocket expenses incurred by them in connection with activities on the Company’s behalf, such as identifying potential target businesses, performing business due diligence on suitable target businesses and business combinations as well as traveling to and from the offices, plants or similar locations of prospective target businesses to examine their operations. Since the role of present management after the Initial Business Combination is uncertain, the Company has no ability to determine what remuneration, if any, will be paid to those persons after the Initial Business Combination.

The Company intends to use the excess working capital available for miscellaneous expenses such as paying fees to consultants to assist with the search for a target business and for director and officer liability insurance premiums, with the balance being held in reserve in the event due diligence, legal, accounting and other expenses of structuring and negotiating business combinations exceed estimates, as well as for reimbursement of any out-of-pocket expenses incurred by insiders, officers and directors in connection with activities on the Company’s behalf as described below.

The allocation of the net proceeds available to the Company outside of the Trust Account, along with the interest earned on the funds held in the Trust Account available to pay for income and other tax liabilities, represents the best estimate of the intended uses of these funds. In the event that the assumptions prove to be inaccurate, the Company may reallocate some of such proceeds within the above-described categories. If the estimate of the costs of undertaking due diligence and negotiating the Initial Business Combination is less than the actual amount necessary to do so, or the amount of interest available to the Company from the Trust Account is insufficient as a result of the volatile interest rate environment, the Company may be required to raise additional capital, the amount, availability and cost of which is currently unascertainable. In this event, the Company could seek such additional capital through loans or additional investments from the Sponsor or third parties. The Sponsor has agreed to loan the Company up to an aggregate of $1,000,000 to be used for working capital purposes pursuant to a Promissory Note. As of June 30, 2026, the Company had $1,234,779 in borrowings under the Promissory Note (see Note 3). If the Company is unable to obtain the necessary funds, it may be forced to cease searching for a target business and liquidate without completing the Initial Business Combination.

The Company will likely use substantially all of the net proceeds of the Initial Public Offering, including the funds held in the Trust Account, in connection with the Initial Business Combination and to pay expenses relating thereto, including the deferred underwriting discounts payable to the underwriters. To the extent that the Company’s capital stock is used in whole or in part as consideration to effect the Initial Business Combination, the proceeds held in the Trust Account which are not used to consummate an Initial Business Combination will be disbursed to the combined company and will, along with any other net proceeds not expended, be used as working capital to finance the operations of the target business. Such working capital funds could be used in a variety of ways including continuing or expanding the target business’ operations, for strategic acquisitions.

On November 22, 2024, the Company executed the Business Combination Agreement with Aiways Automobile Europe GmbH, a German limited liability company engaged in the business of developing electric powered vehicles and vehicle (“Aiways”). Consistent with our strategy, we have identified and used general criteria and guidelines that we believe are important in evaluating the targets businesses, and we conducted a thorough due diligence review that encompassed, among other things, meetings with incumbent management and employees, document reviews and inspection of facilities, as applicable, as well as a review of financial and other information in related to the Aiways Automobile Combination.

To the extent that the Company is unable to consummate an Initial Business Combination, the Company will pay the costs of liquidation from the remaining assets outside of the Trust Account. If such funds are insufficient, the Sponsor has agreed to pay the funds necessary to complete such liquidation and has agreed not to seek repayment of such expenses.

HUDSON ACQUISITION I CORP.

NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

NOTE 1 — NATURE OF THE ORGANIZATION AND BUSINESS (cont.)

If no business combination is completed prior to the mandatory liquidation date, the proceeds then on deposit in the Trust Account including interest earned on the funds held in the Trust Account and not previously released to the Company to pay taxes (less $100,000 of interest to pay dissolution expenses), will be used to fund the redemption of the public shares. The Sponsor, directors, director nominees and officers will enter into a letter agreement with the Company, pursuant to which they have agreed to waive their rights to liquidating distributions from the Trust Account with respect to any Founder Shares held by them if the Company fails to complete the Initial Business Combination within such time period.

In connection with the shares purchased by the founders, the founders waive any and all right, title, interest or claim of any kind in or to any distributions by the Company from the Trust Account which will be established for the benefit of the Company’s public stockholders and into which substantially all of the proceeds of the Initial Public Offering will be deposited (the “Trust Account”), in the event of a liquidation of the Company upon the Company’s failure to timely complete an Initial Business Combination.

Extension Amendment

On July 17, 2023, the Company held the Special Meeting. On June 28, 2023, the record date for the Special Meeting, there were 8,928,125 shares of common stock outstanding, in which 8,556,625 were entitled to vote at the Special Meeting, approximately 84% of which were represented in person or by proxy at the Special Meeting. The stockholders approved the proposal to amend the Company’s Certificate of Incorporation to give the Company the option to extend the date by which the Company must effect a Business Combination beyond July 18, 2023 up to nine (9) times for an additional (1) month each time to April 18, 2024 upon the deposit into the Trust Account of $80,000 for each calendar month. This amendment increased the time the Company has to consummate an Initial Business Combination from the original maximum amount of 15 months to 18 months from the Initial Public Offering date. In connection with the votes to approve the proposals above, the holders of 4,427,969 shares of common stock of the Company properly exercised their right to redeem their shares for approximately $10.43 per share. Following such redemptions, $46,169,982 was withdrawn from the trust account on July 25, 2023 and 2,417,331 Public Shares remained outstanding as of December 31, 2023.

On July 17, 2023, the Company filed a certificate of amendment (the “Certificate of Amendment”) to the Company’s Second Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) with the Secretary of State of the State of Delaware. The Certificate of Amendment amends the Certificate of Incorporation to (i) give the Company the option to extend the date by which the Company must effect a Business Combination beyond July 18, 2023 up to nine (9) times for an additional (1) month each time to April 18, 2024 upon the deposit into the Trust Account of $80,000 for each calendar month and (ii) eliminate the limitation that the Company may not redeem public shares to the extent that such redemption would result in the Company having net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Securities Exchange Act of 1934 of less than $5,000,001.

On April 17, 2024, the Company filed a Certificate of Amendment to the Company’s Certificate of Incorporation with the Secretary of State of the State of Delaware. The Certificate of Amendment amends the Certificate of Incorporation to (i) give the Company the option to extend the date by which the Company must effect a Business Combination beyond April 18, 2024, up to nine (9) times for an additional (1) month each time to January 18, 2025, upon the deposit into the Trust Account of $25,000 for each calendar month and (ii) to remove the geographic limitations for a Business Combination., which requires the deletion of Section J of the Sixth Article in the Charter: “J. At no time, the Corporation shall undertake a Business Combination with any entity being based in or having the majority of its operations in China (including Hong Kong and Macau).” In connection with the vote to approve the Extension Amendment, the holders of 2,315,868 shares of Public Shares properly exercised their right to redeem their shares (and did not withdraw their redemption) for cash at a redemption price of approximately $11.10 per share, for an aggregate redemption amount of $25,712,132. Following such redemptions, 101,463 Public Shares remained outstanding.

On July 5, 2024, the Company held the Special Meeting. On June 4, 2024, the record date for the Special Meeting, there were 1,816,463 shares of common stock outstanding, and 2,184,288 shares of common stock and units entitled to be voted at the Special Meeting, approximately 98% of which were represented in person or by proxy at

HUDSON ACQUISITION I CORP.

NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

NOTE 1 — NATURE OF THE ORGANIZATION AND BUSINESS (cont.)

the Special Meeting. The stockholders approved the proposal to amend the Company’s Second Amended and Restated Certificate of Incorporation pursuant to an amendment to the Charter in the form set forth in Annex A to the Proxy Statement to extend the date by which the Company must effect a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses from January 18, 2025, up to nine (9) times for an additional one (1) month each time to October 18, 2025, and will no longer require monthly deposits into the Trust Account as of July 5, 2024. The stockholders also approved an amendment to the Charter to amend the Company’s Second Amended and Restated Certificate of Incorporation pursuant to the Charter in the form set forth in forth in Annex B to the Proxy Statement to amend Article Sixth of the Charter by adding a definition of IPO Rights, and Sixth (A)(ii) by adding “and IPO Rights” and (“and rights”) to read: “or (ii) provide its holders of 8 IPO Shares and IPO Rights with the opportunity to sell their shares and rights to the Corporation by means of a tender offer (“Tender Offer”)”.

On July 10, 2024, the Company filed a Certificate of Amendment to the Company’s Second Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware. The Certificate of Amendment amends the Certificate of Incorporation to (i) give the Company the option to extend the date by which the Company must effect a Business Combination beyond January 18, 2025, up to nine (9) times for an additional (1) month each time to October 18, 2025, and will no longer require monthly deposits into the Trust Account as of July 5, 2024.

In connection with the vote to approve the Extension Amendment, the holders of 3,200 shares of Public Shares properly exercised their right to redeem their shares for cash at a redemption price of approximately $11.08 per share, for an aggregate redemption amount of $35,457. Following such redemptions, 98,263 Public Shares remained outstanding as of December 31, 2024.

On October 15, 2025, the Company held the Special Meeting. On September 25, 2025, the record date for the Special Meeting, there were 2,181,088 shares of common stock outstanding, and 2,181,088 shares of common stock entitled to be voted at the Special Meeting, approximately 96% of which were represented in person or by proxy at the Special Meeting. The stockholders approved the proposal to amend the Company’s Third Amended and Restated Certificate of Incorporation pursuant to an amendment to the Charter in the form set forth in Annex A to the Proxy Statement to extend the date by which the Company must effect a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses from October 18, 2025, up to nine (9) times for an additional one (1) month each time to July 18, 2026, and does not require monthly deposits into the Trust Account.

On October 15, 2025, the Company filed a Certificate of Amendment to the Company’s Third Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware. The Certificate of Amendment amends the Certificate of Incorporation to give the Company the option to extend the date by which the Company must effect a Business Combination beyond October 18, 2025, up to nine (9) times for an additional (1) month each time to July 18, 2026, and will no longer require monthly deposits into the Trust Account.

In connection with the vote to approve the Extension Amendment, the holders of 61,492 shares of Public Shares properly exercised their right to redeem their shares for cash at a redemption price of approximately $11.08 per share, for an aggregate redemption amount of $681,347. Following such redemptions, 36,771 Public Shares remained outstanding as of December 31, 2025 and June 30, 2026.

On July 17, 2026, the Company held a special meeting of its stockholders. The stockholders approved a proposal to amend the Company’s Amended and Restated Certificate of Incorporation to give the Company the option to extend the date by which it must consummate an Initial Business Combination beyond July 18, 2026, up to nine (9) times for an additional one (1) month each time, to April 18, 2027, with no further monthly deposits into the Trust Account. On July 17, 2026, the Company filed the related Certificate of Amendment with the Secretary of State of the State of Delaware. In connection with the vote to approve the extension amendment, holders of 8,568 Public Shares exercised their right to redeem their shares for cash, leaving 28,203 Public Shares outstanding following such redemptions.

HUDSON ACQUISITION I CORP.

NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

NOTE 1 — NATURE OF THE ORGANIZATION AND BUSINESS (cont.)

Risks and Uncertainties

Management continues to evaluate the impact of the COVID-19 pandemic, Russia-Ukraine war, and the Middle East geopolitical tension on the economy and the capital markets and has concluded that, while it is reasonably possible that such events could have negative effects on the Company’s financial position and outlook for an Initial Business Combination, the specific impacts are not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

The current challenging economic climate may lead to adverse changes in cash flows, working capital levels and/or debt balances, which may also have a direct impact on the Company’s future operating results and financial position after any such Initial Business Combination in the future. The ultimate duration and magnitude of the impact and the efficacy of government interventions on the economy and the financial effect on the Company is not known at this time. The extent of such impact will depend on future developments, which are highly uncertain and not in the Company’s control.

Liquidity and Capital Resources

As of June 30, 2026, the Company had a working capital deficit of $5,007,197 and an accumulated deficit of $7,893,455. The Company may raise additional capital through loans or additional investments from the Sponsor or its stockholders, officers, directors, or third parties. The Company’s officers and directors and the Sponsor may but are not obligated to (except as described above), loan the Company funds, from time to time, in whatever amount they deem reasonable in their sole discretion, to meet the Company’s working capital needs. Based on the foregoing, the Company believes it will have sufficient working capital and borrowing capacity from the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors to meet its needs through the earlier of the consummation of a Business Combination or at least one year from the date that the financial statements were issued.

In connection with the Company’s assessment of going concern considerations in accordance with Financial Accounting Standard Board Accounting Standards Update (“ASU”) 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” the Company has until July 18, 2026, assuming the monthly extension requirements are satisfied, to consummate a Business Combination (the “Combination Period”). Following the first extension, the Company was able to extend the date by which an Initial Business Combination must be consummated beyond July 18, 2023 up to nine times for an additional one month each time to April 18, 2024 upon the deposit into the Trust Account of $80,000 in each calendar month. Following the second extension, the Company was able to extend the date by which an Initial Business Combination must be consummated beyond April 18, 2024 up to an additional nine times for an additional one month each time to January 18, 2025 upon the deposit into the Trust Account of $25,000 each calendar month. Following the third extension, the Company is able to extend the date by which an Initial Business Combination must be consummated beyond January 18, 2025, up to an additional nine times for an additional one month each time to October 18, 2025, with extension payments in connection with the first and second extension ending on July 5, 2024. Following the fourth extension, the Company is able to extend the date by which an Initial Business Combination must be consummated beyond October 18, 2025, up to an additional nine times for an additional one month each time to July 18, 2026, with no further extension payments. It is uncertain that the Company will be able to consummate a Business Combination by this time. If a Business Combination is not consummated by July 18, 2026, there will be a mandatory liquidation and subsequent dissolution of the Company. Management has determined that the liquidity condition and mandatory liquidation, should a Business Combination not occur, and potential subsequent dissolution raises substantial doubt about the Company’s ability to continue as a going concern. Management intends to complete a Business Combination prior to the end of the Combination Period. No adjustments have been made to the carrying amounts of assets or liabilities should the Company be required to liquidate after the end of the Combination Period.

Business combination and related agreement

On November 22, 2024, the Company executed the Business Combination Agreement with Aiways Automobile Europe GmbH, a German limited liability company engaged in the business of developing electric powered vehicles and vehicle (“Aiways”). Consistent with our strategy, we have identified and used general criteria and guidelines that

HUDSON ACQUISITION I CORP.

NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

NOTE 1 — NATURE OF THE ORGANIZATION AND BUSINESS (cont.)

we believe are important in evaluating the targets businesses, and we conducted a thorough due diligence review that encompassed, among other things, meetings with incumbent management and employees, document reviews and inspection of facilities, as applicable, as well as a review of financial and other information in related to the Aiways Automobile Combination.

Nasdaq Compliance

On July 23, 2024, the Company received a notice from The NASDAQ Stock Market (“Nasdaq”) that its securities will be delisted from The Nasdaq Global Market. On December 15, 2023, the staff of Nasdaq (the “Staff”) notified the Company that the market value of its listed securities had been below the minimum $50,000,000 required for continued listing as set forth in Listing Rule 5450(b)(2)(A) (the “Rule”) for the previous 30 consecutive trading days. Therefore, in accordance with Listing Rule 5810(c)(3)(C), the Company was provided 180 calendar days, or until June 12, 2024, to regain compliance with the Rule. However, the Company did not regain compliance with the Rule. 9.

In addition, based on the Staff’s review of the Company’s Definitive Proxy Statement filed June 24, 2024, the Staff determined that the Company does not comply Listing Rule 5450(b)(2)(A), requiring a minimum 1,100,000 Publicly Held Shares, and Listing Rule 5450(b)(2)(C), requiring a minimum of $15 million Market Value of Publicly Held Shares requirement.

Based on the Company’s equity information as of July 22, 2024, the Company does not comply with the requirement for continued listing on the Nasdaq Capital Market under Listing Rule 5550. Additionally, the Staff has concerns that the Company may also no longer comply with the minimum 400 Total Holders requirement of Listing Rule 5450(a)(2) due to the substantial number of shareholder redemptions and low number of shares remaining outstanding. Finally, the Company failed to timely file its Form 10-K for the year ended December 31, 2023, and its Form 10-Q for the period ended March 31, 2024, as required by Listing Rule 5250(c)(1). Accordingly, these matters each serve as additional and separate basis for delisting.

Under Listing Rule 5810, a company that fails to comply with the continued listing requirements is normally afforded a compliance period or the ability to submit a plan of compliance in order to be granted time to regain compliance. However, given that the Company fails to comply with multiple continued listing requirements by such significant margins, and that each of these requirements is related to the security’s liquidity necessary to maintain a fair and orderly market, the Staff has determined to apply more stringent criteria pursuant to its discretionary authority set forth in Listing Rule 5101. Accordingly, the Staff has concluded that continued listing is inappropriate and to delist the Company’s securities in order to maintain the quality of and public confidence in the Nasdaq market, to prevent fraudulent and manipulative acts and practices, to promote just and equitable principles of trade, and to protect investors and the public interest.

Accordingly, the Staff has determined that the Company’s securities will be delisted from The Nasdaq Global Market. In that regard, unless the Company requests an appeal of this determination by July 30, 2024, trading of the Company’s ordinary shares, warrants, and units will be suspended at the opening of business on August 1, 2024, and a Form 25-NSE will be filed with the Securities and Exchange Commission (the “SEC”), which will remove the Company’s securities from listing and registration on The Nasdaq Stock Market. The Company may appeal the Staff’s determination to a Hearings Panel, pursuant to the procedures set forth in the Nasdaq Listing Rule 5800 Series.

In response to the Nasdaq delisting notice, the Company has taken the following actions:

•On July 23, 2024, the Company applied to transfer from Nasdaq Global Market to Nasdaq Capital Market.

•On July 24, 2024, the Company requested a hearing and paid the $20,000 fee for the hearing.

•On July 24, 2024, the Company received hearing instructions from Nasdaq, and has secured the hearing date for August 22, 2024.

HUDSON ACQUISITION I CORP.

NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

NOTE 1 — NATURE OF THE ORGANIZATION AND BUSINESS (cont.)

The Company submitted its written submission to Nasdaq on August 2, 2024. The Company has also confirmed with Nasdaq that, in the event that the Company is delisted, the delisting will not preclude the combined entity (the de-SPAC entity) from receiving initial listing approval for listing on the Nasdaq Stock Market. In fact, the combined entity will be held to the same quantitative initial listing standards irrespective of the listing status of the SPAC as a business combination resulting in a change of control and/or a de-SPAC business combination necessitates initial listing approval.

The Company filed its Form 10-K for the year ended December 31, 2023 on July 23, 2024. The Company filed its Form 10-Q for the three months ended March 31, 2024 on August 2, 2024.

On August 12, 2024, the Company received a notification from Nasdaq that it has cured its filing discrepancies under Listing Rule 5250(c)(1). The Company has come up with a series of action plans to regain compliance, and presented its case to Nasdaq Panel on its hearing on August 22, 2024.

In connection with the foregoing, and the information presented to the Nasdaq Panel, Nasdaq issued a letter to the Company on September 27, 2024, which stated, in pertinent part, that based on the information presented to the panel, the Company’s request for an exception to complete its plan of compliance has been granted. Thus, the Panel has granted the Company’s request for continued listing on the Exchange, subject to the following:

1.On or before October 4, 2024, the Company shall provide a detailed update to the Panel on the status of its merger with Aiways and the status of all completed transfers of Founder Shares and Private Placement Shares. Additionally, the Company shall provide the Panel and Nasdaq Listing Qualifications Staff with copies of all agreements related to the share transfers. The Panel requests Nasdaq Staff to review the agreements related to the shares transfer and to indicate to the Panel whether any additional deficiencies arise from the transactions. The Company must promptly respond to any requests from Nasdaq Staff for additional information. To date, the Company has completed this first request from Nasdaq.

2.On or before November 22, 2024, the Company must complete the transfer of the remainder of the Founder Shares and Private Placement Shares and shall provide the Panel with a list of all transferees, a description of how the Company identified the transferee, and a detailed description of any differences in the agreements between each of these transfers and with the agreements for the initial transfers. The Company is in the process of completing this request, and expects to complete this request on or before November 22, 2024.

3.On or before January 20, 2025, the Company must complete the proposed Business Combination and demonstrate, by means of a listing approval from Nasdaq Staff, compliance with IM-5101-2 and all applicable initial listing requirements for listing the combined company on the Capital Market.

On January 22, 2025, the Nasdaq Hearings Panel (“Panel”) has determined to delist the securities of HUDA from the Nasdaq Stock Market. Under the terms of the Panel’s September 27, 2024 decision, Hudson was required to regain compliance with the minimum total holders requirement of Listing Rule 5450(a)(2); the requirement to maintain a minimum 1,100,000 Publicly Held Shares of Listing Rule 5450(b)(2)(A); the minimum market value of listed securities requirement in Listing Rule 5450(b)(2)(A); and the minimum market value of publicly held shares requirement in Listing Rule 5450(b)(2)(C), by the time of completing a business combination. As HUDA failed to meet the listing requirements within the specified timeframe, accordingly, the Panel has determined to delist the HUDA’s securities from Nasdaq and will suspend trading in those securities effective at the open of business on January 24, 2025. On July 11, 2025, Nasdaq filed a Form 25 Notification of Delisting with the SEC, after applicable appeal periods have lapsed, which removed the Company’s securities from listing and registration on The Nasdaq Stock Market.

HUDSON ACQUISITION I CORP.

NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

NOTE 2 — BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information and in accordance with the instructions to Form 10-Q and Article 8 of Regulation S-X of the Securities and Exchange Commission (the “SEC”). Certain information or footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted, pursuant to the rules and regulations of the SEC for interim financial reporting. Accordingly, they do not include all the information and footnotes necessary for a complete presentation of financial position, results of operations, or cash flows. In the opinion of management, the accompanying unaudited condensed financial statements include all adjustments, consisting of a normal recurring nature, which are necessary for a fair presentation of the financial position, operating results and cash flows for the periods presented.

The accompanying unaudited condensed financial statements should be read in conjunction with the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on April 24, 2026. The interim results for the six months ended June 30, 2026 are not necessarily indicative of the results to be expected for the year ending December 31, 2026 or for any future period.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of financial statement in conformity with U.S. GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statement and the reported amounts of revenues and expenses during the reporting period.

HUDSON ACQUISITION I CORP.

NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

NOTE 2 — BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statement, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents. Cash and cash equivalents include deposits held at financial institutions, and investments in government money market funds. Government money market funds are short-term, highly liquid investments that are readily convertible to known amounts of cash and present an insignificant risk of changes in value. These investments are measured at cost, which approximates fair value, and are included within “Cash and cash equivalents” on the consolidated balance sheets.

The Company closed its bank operating account in April 2025 and opened an investment account in September 2025. All cash and cash equivalents balance of $349,795 are invested in Government Money Market as of June 30, 2026.

Marketable Securities Held in Trust Account

The Company classifies its Marketable Securities as held-to-maturity in accordance with ASC Topic 320 “Investments — Debt and Equity Securities.” Held-to-maturity securities are those securities which the Company has the ability and intent to hold until maturity. Held-to-maturity treasury securities are recorded at amortized cost on the accompanying balance sheets and adjusted for the amortization or accretion of premiums or discounts. When the Company’s investments held in the Trust Account are comprised of money market securities, the investments are classified as trading securities. Gains and losses resulting from the change in fair value of these securities is included in interest earned on investments held in the Trust Account in the accompanying statement of operations. The estimated fair values of investments held in the Trust Account are determined using available market information.

Since the completion of its IPO on October 14, 2022, and through June 30, 2025, the Company withdrew $672,843 from the Trust Account in total to pay its liabilities related to the income taxes and Delaware franchise taxes. Through June 30, 2026, the Company remitted $215,265, $236,286 and $216,450 to the Delaware franchise tax authorities to pay its outstanding Delaware franchise tax of the fiscal year 2022, 2023 and 2024, respectively, which resulted in $4,842 in excess of the total withdrawn from the Trust Account not remitted to the tax payments, but held in HUDA’s operating account for upcoming tax payments, including the 2025 franchise tax, but not used for operating expenses. On September 30, 2025, HUDA regained the Certificate of Good Standing from the State of Delaware. The Company subsequently applied the remaining $4,842 toward its 2025 Delaware franchise tax liability and paid the balance, resulting in full payment of the 2025 Delaware franchise tax of $8,416.72.

The Company continues to incur further tax liabilities and intends to cover such liabilities from the funds in its operating account and, if necessary, from the proceeds from the promissory note to Sponsor, without additional withdrawals from the Trust Account, until the excess of the funds withdrawn from the Trust Account over the amounts remitted to the government authorities is cured.

Offering Costs

Offering costs consist of professional fees, filing, regulatory and other costs incurred through the balance sheet date that are directly related to the Initial Public Offering.

HUDSON ACQUISITION I CORP.

NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

NOTE 2 — BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Common Stock Subject to Possible Redemption

The Company accounts for its common stock subject to possible redemption in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” Common stock subject to mandatory redemption is classified as a liability instrument and is measured at fair value. Conditionally redeemable common stock (including common stock that feature redemption rights that is either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) is classified as temporary equity. At all other times, common stock is classified as stockholders’ equity. The Company’s common stock features certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. Accordingly, common stock subject to possible redemption is presented at redemption value as temporary equity, outside of the stockholders’ deficit (equity) section of the Company’s balance sheet.

The Company recognizes changes in redemption value immediately as they occur and adjusts the carrying value of redeemable ordinary shares to equal the redemption value at the end of each reporting period. Increases or decreases in the carrying amount of redeemable ordinary shares are affected by charges against additional paid-in capital and accumulated deficit.

As of June 30, 2026 and December 31, 2025, the common stock subject to possible redemption reflected on the condensed balance sheet is reflected in the following table:

Common stock subject to possible redemption, December 31, 2024	$904,670
Less:
Redemption of common stock in connection with Trust Extension	(681,347)
Add:
Accretion of carrying value to redemption value	28,060
Clawbacked income tax to prior redemption of common stock	344,506
Common stock subject to possible redemption, December 31, 2025	$595,889
Less:
Redemption of common stock	—
Add:
Accretion of carrying value to redemption value	4,231
Common stock subject to possible redemption, June 30, 2026	$600,120

Income Taxes

The Company follows the asset and liability method of accounting for income taxes under ASC 740, “Income Taxes.” Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unpaid tax liabilities as income tax expense. The Company is subject to income tax examinations by major taxing authorities since inception.

Net (Loss) Income per Share of Common Stock

The Company has two outstanding classes of shares, which are referred to as redeemable common stock and non-redeemable common stock. Earnings and losses are shared pro rata between the two classes of stock. The 36,771 and 98,263 redeemable shares of common stock for which the outstanding Public Rights are exercisable were excluded from

HUDSON ACQUISITION I CORP.

NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

NOTE 2 — BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

diluted earnings and losses per share for the six months ended June 30, 2026 and 2025, respectively because they are contingently exercisable, and the contingencies have not yet been met. As a result, diluted net (loss) income per share of common stock is the same as basic net (loss) income per share of common stock for the period. The table below presents a reconciliation of the numerator and denominator used to compute basic and diluted net (loss) income per share for each class of shares.

	Three Months Ended June 30,
	2026	2025
Common stock subject to possible redemption
Numerator: Earnings allocable to common stock subject to redemption
Interest earned on marketable securities held in Trust Account, net of taxes	$2,643	$8,350
Net income attributable to common stock subject to possible redemption	$2,643	$8,350
Denominator: Weighted average common shares subject to redemption
Basic and diluted weighted average shares outstanding, common stock subject to possible redemption	36,771	98,263
Basic and diluted net income per share, common stock subject to possible redemption	$0.07	$0.08

Non-Redeemable common stock
Numerator: Net income less earnings – Basic and diluted
Net income (loss)	$42,179	$(77,858)
Less: net income attributable to common stock subject to redemption	2,643	8,350
Net income attributable to non-redeemable common stock	$39,536	$(86,208)
Denominator: Weighted average non-redeemable common shares
Weighted-average non-redeemable common shares outstanding, basic and diluted	2,082,825	2,082,825
Basic and diluted net income per share, non-redeemable common stock	$0.02	$(0.04)

	Six Months Ended June 30,
	2026	2025
Common stock subject to possible redemption
Numerator: Earnings allocable to common stock subject to redemption
Interest earned on marketable securities held in Trust Account, net of taxes	$4,231	$34,793
Net income attributable to common stock subject to possible redemption	$4,231	$34,793
Denominator: Weighted average common shares subject to redemption
Basic and diluted weighted average shares outstanding, common stock subject to possible redemption	36,771	98,263
Basic and diluted net income per share, common stock subject to possible redemption	$0.12	$0.35

Non-Redeemable common stock
Numerator: Net loss minus net earnings – Basic and diluted
Net loss	$(44,340)	$(360,472)
Less: net income attributable to common stock subject to redemption	4,231	34,793
Net loss attributable to non-redeemable common stock	$(48,571)	$(395,265)
Denominator: Weighted average non-redeemable common shares
Weighted-average non-redeemable common shares outstanding, basic and diluted	2,082,825	2,082,825
Basic and diluted net loss per share, non-redeemable common stock	$(0.02)	$(0.19)

HUDSON ACQUISITION I CORP.

NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

NOTE 2 — BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of a cash account in a financial institution, which, at times, may exceed the Federal Depository Insurance Coverage of $250,000. As of June 30, 2026, the Company has not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the accompanying balance sheet, primarily due to their short-term nature.

Fair Value Measurements

Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. U.S. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:

•Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;

•Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

•Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.

Leases

The Company accounts for leases under Accounting Standards Update (“ASU”) 2016-02, Leases (Topic 842), and was adopted as of the beginning of the periods presented. The core principle of this standard is that a lessee should recognize the assets and liabilities that arise from leases, by recognizing in the balance sheet a liability to make lease payments (the lease liability) and a right-of-use asset representing its right to use the underlying asset for the lease term. In accordance with the guidance of Topic 842, leases are classified as finance or operating leases, and both types of leases are recognized on the balance sheet.

The Company recognizes right-of-use assets and lease liabilities for leases with terms greater than 12 months. Leases are classified as either finance or operating leases. This classification dictates whether lease expense is recognized based on an effective interest method or on a straight-line basis over the term of the lease. As of June 30, 2026, the Company has one operating lease.

The Company’s right-of-use asset relates to a three-year lease on a Lexus vehicle, which includes an option to purchase at the end of the leases. However, the company has no intention of purchasing the vehicle at the end of the lease term and will return the vehicle to the dealer.

F-51

HUDSON ACQUISITION I CORP.

NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

NOTE 2 — BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

The Company’s lease is capitalized at the present value of the minimum lease payments not yet paid. The Company uses the Company’s incremental borrowing rate for a period comparable to the lease term in order to calculate net present value of the lease liability.

Unit Purchase Option

At the closing of the Initial Public Offering, the Company sold to the underwriter, for an aggregate of $100, an option (the “UPO”) to purchase 57,500 Units, including over-allotment. The over-allotment option was not exercised in full on October 21, 2022, therefore, the UPO was reduced pro-rata to 57,044 Units, and had a fair value of $25,099. The UPO will be exercisable at any time, in whole or in part, between the close of the business combination and fifth anniversary of the date of the Initial Public Offering at a price per Unit equal to $11.50 (or 115% of the public unit offering price). The Company accounts for the Unit Purchase Option, inclusive of the receipt of $100 cash payment, as an offering cost of the Initial Public Offering resulting in a charge directly to stockholders’ (deficit) equity. The Unit Purchase Option and such units purchased pursuant to the Unit Purchase Option, as well as the common stock underlying such units, the rights included in such units, the shares of common stock that are issuable for the rights included in such units, have been deemed compensation by FINRA and are therefore subject to a 180-day lock-up pursuant to FINRA Rule 5110(e)(1). The Unit Purchase Option grants to holders demand and “piggy back” rights for periods of five and seven years, respectively, from the effective date of the registration statement with respect to the registration under the Securities Act of the securities directly and indirectly issuable upon exercise of the Unit Purchase Option. The Company will bear all fees and expenses attendant to registering the securities, other than underwriting commissions which will be paid for by the holders themselves. The exercise price and number of units issuable upon exercise of the Unit Purchase Option may be adjusted in certain circumstances including in the event of a stock dividend, or the Company’s recapitalization, reorganization, merger or consolidation. However, the option will not be adjusted for issuances of common stock at a price below its exercise price.

Representative Shares

The Company agreed to issue to the underwriter at the closing of the Initial Public Offering up to 136,906 representative shares (“Representative Shares”), due to the partial exercise of the over-allotment, which will be issued upon the completion of the Initial Business Combination. The representative shares had an initial fair value of $327,205 and are included as deferred underwriting commissions in the accompanying balance sheets.

Recent Accounting Pronouncements

The Company is an “emerging growth company” (“EGC”) as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). Under the JOBS Act, EGCs can delay adopting new or revised accounting standards issued subsequent to the enactment of the JOBS Act until such time as those standards apply to private companies.

In March 2024, the FASB issued ASU No. 2024-02, Codification Improvements-Amendments to Remove References to the Concepts Statements (“ASU 2024-02”). The amendments in this Update affect a variety of Topics in the Codification. The amendments apply to all reporting entities within the scope of the affected accounting guidance. This update contains amendments to the Codification that remove references to various Concepts Statements. In most instances, the references are extraneous and not required to understand or apply the guidance. In other instances, the references were used in prior statements to provide guidance in certain topical areas. ASU 2024-02 is effective for public business entities for fiscal years beginning after December 15, 2024. For all other entities, the amendments are effective for fiscal years beginning after December 15, 2025. Early adoption is permitted for both interim and annual financial statements that have not yet been issued or made available for issuance. The Company does not expect to adopt this guidance early and does not expect the adoption of this ASU to have a material impact on its future consolidated financial statements.

In November 2024, the FASB issued ASU 2024-03, “Reporting Comprehensive Income — Expense Disaggregation Disclosures”, which focuses on improving the disclosures about a public business entity’s expenses and address requests from investors for more detailed information about the types of expenses (including purchases

HUDSON ACQUISITION I CORP.

NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

NOTE 2 — BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

of inventory, employee compensation, depreciation, amortization, and depletion) in commonly presented expense captions (such as cost of sales, SG&A, and research and development). ASU 2024-03 is effective for annual reporting periods beginning after December 15, 2026, and interim reporting periods beginning after December 15, 2027. Early adoption is permitted. The Company is currently evaluating the impact of adopting the standard and does not expect that the adoption of this guidance will have a material impact on its financial position, results of operations and cash flows.

In January 2025, the FASB issued ASU 2025-01, “Income Statement — Reporting Comprehensive Income — Expense Disaggregation Disclosures”. The amendment in ASU 2025-01 amends the effective date of ASC 2024-03 to clarify that all public business entities are required to adopt the guidance in annual reporting periods beginning after December 15, 2026, and interim periods within annual reporting periods beginning after December 15, 2027. Early adoption of is permitted. The Company is currently evaluating the impact of this amendment and does not expect that the adoption of this guidance will have a material impact on its financial position, results of operations and cash flows.

In July 2025, the FASB issued ASU 2025-05, “Financial Instruments — Credit Losses (Topic 326)”. The amendments in this update provide: (1) all entities with a practical expedient and (2) entities other than public business entities with an accounting policy election when estimating expected credit losses for current accounts receivable and current contract assets arising from transactions accounted for under Topic 606: (1) as for practical expedient, in developing reasonable and supportable forecasts as part of estimating expected credit losses, all entities may elect a practical expedient that assumes that current conditions as of the balance sheet date do not change for the remaining life of the asset; and (2) as for accounting policy election, an entity other than a public business entity that elects the practical expedient is permitted to make an accounting policy election to consider collection activity after the balance sheet date when estimating expected credit losses. ASU 2025-05 is effective for annual reporting periods beginning after December 15, 2025, and interim reporting periods within those annual reporting periods. Early adoption is permitted in both interim and annual reporting periods in which financial statements have not yet been issued or made available for issuance. The Company is currently evaluating the impact of adopting the standard and does not expect that the adoption of this guidance will have a material impact on its financial position, results of operations and cash flows.

Recent accounting standards that have been issued by FASB that do not require adoption until a future date are not expected to have a material impact on the financial statements upon adoption. The Company does not discuss recent standards that are not anticipated to have an impact on or are unrelated to its financial position, results of operations, cash flows or disclosures.

Management does not believe that any other recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statement.

NOTE 3 — RELATED PARTY TRANSACTIONS

The Company’s related parties are its sponsor, Hudson SPAC Holding LLC and Pengfei Xie, the Company’s founder and Chief Financial Officer.

Private Placement Units

Simultaneously with the closing of the Initial Public Offering, the Sponsor should have purchased a total of 340,000 units (the “Initial Private Placement Units”) at a price of $10.00 per the Initial Private Placement Unit (the “Private Placement”) (see Note 3). On October 21, 2022, the Company closed the sale of 845,300 units (the “OA Units”) at $10.00 per unit as a result of the underwriters’ partial exercise of their over-allotment option (the “Overallotment Offering”) in connection with the previously announced Initial Public Offering pursuant to the underwriting agreement by and between the Company and Chardan Capital Markets, LLC dated October 14, 2022. Each OA Unit consists of one share of Common Stock of the Company, par value $0.0001 per share and one

HUDSON ACQUISITION I CORP.

NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

NOTE 3 — RELATED PARTY TRANSACTIONS (cont.)

right to receive one-fifth (1/5) of one share of the Common Stock upon the consummation of an Initial Business Combination (the “Right”). Such OA Units were registered pursuant to the Company’s registration statement. As a result of the Overallotment Offering, the Company received gross proceeds of $8,453,000 (before deducting certain underwriting discount and fees), part of which was placed in the Trust Account. On October 21, 2022, simultaneously with the consummation of the Overallotment Offering, the Company completed the private placement of additional 31,500 units (the “Overallotment Private Placement Units”) pursuant to the Unit Private Placement Agreement dated October 14, 2022 by and between the Company and the Sponsor, in connection with the underwriters’ partial exercise of the over-allotment option, at a purchase price of $10.00 per Overallotment Private Placement Unit, generating gross proceeds of $315,000, a portion of which was placed in the Trust Account.

Promissory Note — Related Party

On April 5, 2021, as further amended on April 28, 2021 and September 8, 2022, the Company entered into a promissory note with the Sponsor for principal amount up to $1,000,000. The promissory note is non-interest bearing and matures on the earlier of: (i) the date of the consummation of the Company’s Initial Business Combination or (ii) the date of the liquidation of the Company. The principal balance may be prepaid at any time. A maximum of $1,000,000 of such loans may be converted into Units, at the price of $10.00 per Unit at the option of the Sponsor.

On May 6, 2021, the Company made a drawdown of $300,000 on the promissory note. On April 15 and August 19, 2022, the Company made additional drawdowns of $100,000 and $100,000 on the promissory note, respectively.

On December 1, 2022, the Sponsor applied the outstanding balance on the Promissory Note of $500,000 towards the payments for Private Placement Units.

On July 20, 2023, the Company and the Sponsor amended and restated the promissory note, dated as of April 5, 2021, providing for loans up to $1,000,000 in the aggregate. The promissory note bears no interest and all unpaid principal under the promissory note will be due and payable in full upon the earlier of (i) the date of the consummation of the Company’s Initial Business Combination or (ii) the date of the liquidation of the Company. At the election of the Sponsor, up to $1.0 million of the loans under the promissory note may be settled in Units at a conversion rate of $10.00 per Unit, with each private unit comprised of one share of common stock of the Company and one right to one-fifth of a share of the Company’s common stock. During the year ended December 31, 2023, the Company made draws of $403,708.

In connection with the approval of the extension amendment proposal, on July 18, 2023, the Sponsor entered into a non-interest bearing, unsecured promissory note issued by the Company in favor of the Sponsor (the “Extension Note”), providing for loans up to the aggregate principal amount of $720,000. On July 24, 2023, pursuant to the Second Amended and Restated Certificate of Incorporation, as amended by the Certificate of Amendment, $80,000 was deposited into the Trust Account for a one-month extension. $80,000 will be deposited into the Trust Account each month the Company determines to extend the date by which it must consummate an Initial Business Combination. The Company has elected to extend such date until April 18, 2024, and an aggregate deposit of $720,000 of the proceeds of the Extension Note were made into the Trust Account. The Extension Note bears no interest and all unpaid principal under the Extension Note will be due and payable in full upon the earlier of (i) the date of the consummation of the Company’s Initial Business Combination or (ii) the date of the liquidation of the Company. The Extension Note balance was $240,000 as of June 30, 2026 and December 31, 2025, respectively.

On November 22, 2024, the Company executed the Business Combination Agreement with Aiways Automobile Europe GmbH. Pursuant to the Business Combination Agreement, upon the completion of the business combination, EuroEV Holding (the “Pubco”) will be the only surviving entity and all the Company’s common stocks will be dissolved in exchange for the Pubco common stock at 1:1 ratio. Concurrent with the business combination, the Company, Pubco,

HUDSON ACQUISITION I CORP.

NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

NOTE 3 — RELATED PARTY TRANSACTIONS (cont.)

the Sponsor and Pengfei Xie (the “Sponsor Guarantor”) agreed that the Company’s obligations under any loans made by the Sponsor to the Company prior to the closing, up to an aggregate of $1,500,000 (the “Converted Sponsor Loans”) will be converted into Pubco Ordinary Shares at the closing at a conversion price of $10.00 per Pubco Ordinary Share. Upon execution of the Business Combination Agreement, all the Company’s previous and future loans from the Sponsor will only be converted into Pubco Ordinary Shares.

During the six months ended June 30, 2026, the Company made draws of $118,802. As of June 30, 2026 and December 31, 2025, there was $1,234,779 and $1,115,977, respectively, outstanding balance on the Convertible notes payable — related party account.

Administrative Support Agreement

Commencing on October 14, 2022, the Company has agreed to pay the Sponsor or its affiliate a total of $20,000 per month for office space, utilities, and secretarial and administrative support. Upon completion of the Initial Business Combination or the Company’s liquidation, the Company will cease paying these monthly fees. For the six months ended June 30, 2026 and for the years ended December 31, 2025, the Company incurred $120,000 and $240,000, respectively, on administrative support fees.

NOTE 4 — COMMITMENTS AND CONTINGENCIES

Registration Rights

The holders of the (i) the Founder Shares, which were issued in a private placement prior to the closing of the Initial Public Offering, and (ii) Private Placement Units, which were sold simultaneously with the closing of the Initial Public Offering, are entitled to registration rights pursuant to a registration rights agreement to be signed prior to or on the effective date of the Initial Public Offering. The holders of the majority of these securities are entitled to make up to three demands that the Company register such securities. The holders of the majority of the Founder Shares can elect to exercise these registration rights at any time commencing three months prior to the date on which the Founder Shares are to be released from escrow. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our consummation of our Initial Business Combination.

Underwriting Agreement

The underwriters received a cash underwriting discount of $0.20 per Unit, or $1,369,060 and were paid offering expenses of $100,000 upon closing of the Initial Public Offering including the overallotment. As of June 30, 2026 and December 31, 2025, the Company had recorded deferred underwriting commissions of $2,723,060 payable only upon completion of the Initial Business Combination, which consisted of commissions and representative shares issuable in connection with the Initial Public Offering. The Company agreed to issue to the underwriter at the closing of the Initial Public Offering up to 136,906 representative shares (“Representative Shares”), due to the partial exercise of the over-allotment, which will be issued upon the completion of the Initial Business Combination. The representative shares had an initial fair value of $327,205.

Excise Tax

The Inflation Reduction Act of 2022 imposes a 1% Excise Tax on the repurchase of corporate stock by a publicly traded U.S. corporation following December 31, 2022. For purposes of the Excise Tax, a repurchase will generally include redemptions, corporate buybacks and other transactions in which the corporation acquires its stock from a shareholder in exchange for cash or property, subject to exceptions for de minimis transactions and certain reorganizations.

As a result, subject to certain rules, the Excise Tax will apply to any redemption by a U.S.-domiciled SPAC taking place after December 31, 2022, including redemptions (i) by shareholders in connection with the SPAC’s Initial Business Combination or a proxy vote to extend the lifespan of the SPAC, (ii) by SPACs if the SPAC does not complete

HUDSON ACQUISITION I CORP.

NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

NOTE 4 — COMMITMENTS AND CONTINGENCIES (cont.)

a de-SPAC transaction within the required time set forth in its constituent documents, or (iii) in connection with the wind-up and liquidation of the SPAC. The financial responsibility for such Excise Tax resides with the Company and the Sponsor. This amount of 1% has been included in the accompanying financial statements.

At this time, it has been determined that the IR Act tax provisions have an impact to the Company’s accompanying financial statements as there were redemptions by the public stockholders in 2024 and 2025; as a result, the Company recorded $725,989 and $719,176 excise tax liability as of December 31, 2025 and 2024, respectively. As of June 30, 2026, there is no change in the balance. The Company will continue to monitor for updates to the Company’s business along with guidance issued with respect to the IR Act to determine whether any adjustments are needed to the Company’s tax provision in future periods.

During the second quarter of 2024, the IRS issued final regulations with respect to the timing and payment of the excise tax. Pursuant to those regulations, the Company would need to file a return and remit payment for any liability incurred during the period from January 1, 2023 to December 31, 2023 on or before October 31, 2024.

The Company was unable to pay its obligation in full and it will be subject to additional interest and penalties which are currently estimated at 10% interest per annum and a 5% underpayment penalty per month or portion of a month up to 25% of the total liability for any amount that is unpaid from November 1, 2024 until paid in full.

In connection with the Company’s First and Second Extension Meetings, Continental stock transfer & trust (referred as” CST”), acting as trustee of the Trust Account, distributed redemption proceeds to redeeming public stockholders based on estimated per-share redemption prices. These prices did not account for certain tax amounts that the Company was entitled to withdraw from the Trust Account to pay income tax liabilities. As a result, the redemption prices were higher than they should have been, and stockholders were inadvertently overpaid. After discovering the error, the Company calculated that the total overpayment across the first and second extensions was $819,949. Starting from July 2025, the Company is in the process of engaging CST to notify the affected stockholders and request the return of the overpaid amounts. This overpayment issue does not impact the redemption rights of current public stockholders, and the Trust Account remains sufficient to fund redemptions in connection with the Business Combination. As of June 30, 2026, the Company has received $344,506 overpayment amount.

Unit Purchase Option

At the closing of the Initial Public Offering, the Company sold to the underwriter, for an aggregate of $100, an option (the “UPO”) to purchase 57,500 Units, including over-allotment. The over-allotment option was not exercised in full on October 21, 2022, therefore, the UPO was reduced pro-rata to 57,044 Units. The UPO will be exercisable at any time, in whole or in part, between the close of the business combination and fifth anniversary of the date of the Initial Public Offering at a price per Unit equal to $11.50 (or 115% of the public unit offering price). The Company accounts for the Unit Purchase Option, inclusive of the receipt of $100 cash payment, as an expense of the Initial Public Offering resulting in a charge directly to stockholders’ (deficit) equity. The Unit Purchase Option and such units purchased pursuant to the Unit Purchase Option, as well as the common stock underlying such units, the rights included in such units, the shares of common stock that are issuable for the rights included in such units, have been deemed compensation by FINRA and are therefore subject to a 180-day lock-up pursuant to FINRA Rule 5110(e)(1). The Unit Purchase Option grants to holders demand and “piggy back” rights for periods of five and seven years, respectively, from the effective date of the registration statement with respect to the registration under the Securities Act of the securities directly and indirectly issuable upon exercise of the Unit Purchase Option. The Company will bear all fees and expenses attendant to registering the securities, other than underwriting commissions which will be paid for by the holders themselves. The exercise price and number of units issuable upon exercise of the Unit Purchase Option may be adjusted in certain circumstances including in the event of a stock dividend, or the Company’s recapitalization, reorganization, merger or consolidation. However, the option will not be adjusted for issuances of common stock at a price below its exercise price.

HUDSON ACQUISITION I CORP.

NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

NOTE 4 — COMMITMENTS AND CONTINGENCIES (cont.)

Agreement with Aiways Automobile Europe GmbH

On May 14, 2024, the Company set forth the terms of a proposed business combination transaction, between HUDA and Aiways Automobile Europe GmbH (“Aiways”) via a Letter Agreement. In connection with the proposed transaction, on May 18, 2024, the Company executed a non-interest bearing promissory note agreement with Aiways. In the agreement, Aiways agreed to issue a promissory note in the amount of $1,000,000 to the Company. Aiways made a payment of $1,000,000 to the Company on June 30, 2024. The Company recorded the receipt of the payment as notes payable-bridge loan account in the accompanying balance sheets.

On August 31, 2024, the Company executed a non-interest bearing promissory note agreement with Aiways. Pursuance to the agreement, Aiways agreed to issue a promissory note in the amount of $500,000 to the Company. The note should be repaid by the Company on or before the date on which the Company consummates an initial business combination at its election and without penalty. On September 25, 2024, the Company received the cash proceeds from Aiways in the amount of $476,882 which represented a principal of $500,000 and an original issuing discount of $23,118. The original issuing discount is recorded in balance sheet in a contra liability account net against the bridge loan from target company for de-SPAC transaction. The original issuing discount is amortized over the term of the loan. An amortization expense of nil and $8,688 were recorded for the six months ended June 30, 2026 and for the year ended December 31, 2025, respectively. The principal of $500,000 was recorded in the balance sheet under the notes payable-bridge loan account.

As of June 30, 2026, the balance in the bridge loan from target company for de-SPAC transaction account was $1,500,000.

NOTE 5 — COMMON STOCK SUBJECT TO POSSIBLE REDEMPTION

The Company’s common stock features certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. Accordingly, common stock subject to possible redemption is presented at redemption value as temporary equity, outside of the stockholders’ equity section of the Company’s balance sheets in accordance with ASC 480, “Distinguishing Liabilities from Equity”.

NOTE 6 — STOCKHOLDERS’ DEFICIT

Authorized Shares

The total number of shares of capital stock, par value of $0.0001 per share, which the Company is authorized to issue is 200,000,000 shares of common stock. Except as otherwise required by law, the holders of the Common Stock shall exclusively possess all voting power with respect to the Company.

Founder’s Shares

At inception, January 13, 2021, the Company issued 2,875,000 Founder Shares of common stock for total receivable of approximately of $25,000 received on May 11, 2021. These Founder Shares included up to 375,000 shares of which were subject to forfeiture by the stockholder if the underwriters did not fully exercise their over-allotment option. On December 10, 2021, pursuant to the Underwriter Addendum, the aggregate number of Founder Shares were reduced to 1,725,000. All share and per-share amounts have been retroactively restated to reflect the share surrender. In connection with the partial exercise of the over-allotment option on October 21, 2022, 13,675 Founder Shares were forfeited. The remaining Founder Shares represent 20% of the outstanding shares after the Initial Public Offering. As of June 30, 2026 and December 31, 2024, there were 2,082,825 shares outstanding.

Initial Public Offering

Simultaneously with the closing of the Initial Public Offering, the Sponsor purchased a total of 340,000 Initial Private Placement Units at a price of $10.00 per Unit.

HUDSON ACQUISITION I CORP.

NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

NOTE 6 — STOCKHOLDERS’ DEFICIT (cont.)

On October 21, 2022, simultaneously with the consummation of the Overallotment Offering, the Company completed the private placement of additional 31,500 units (the “Overallotment Private Placement Units”) pursuant to the Unit Private Placement Agreement dated October 14, 2022 by and between the Company and the Sponsor, in connection with the underwriters’ partial exercise of the over-allotment option, at a purchase price of $10.00 per Overallotment Private Placement Unit, generating gross proceeds of $315,000, a portion of which was placed in the Trust Account.

Rights

Except in cases where the Company is not the surviving company in the Initial Business Combination, each holder of a public right will automatically receive one-fifth (1/5) of a share of common stock upon consummation of the Initial Business Combination. In the event the Company will not be the surviving company upon completion of the Initial Business Combination, each holder of a right will be required to affirmatively convert his, her or its rights in order to receive the one-fifth (1/5) of a share underlying each right upon consummation of the Initial Business Combination. The Company will not issue fractional shares in connection with an exchange of rights. Fractional shares will either be rounded down to the nearest whole share or otherwise addressed in accordance with the applicable provisions of the Delaware General Corporation Law. As a result, holders of Rights must hold such Rights in multiples of 5 in order to receive shares for all of the holder’s rights upon closing of an Initial Business Combination. If the Company is unable to complete an Initial Business Combination within the required time period and redeems the public shares for the funds held in the Trust Account, holders of rights will not receive any of such funds for their rights and the rights will expire worthless.

NOTE 7 — FAIR VALUE MEASUREMENTS

The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:

The following table presents information about the Company’s assets that are measured at fair value on a recurring basis as of June 30, 2026 and December 31, 2025 and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

Description:	Level	June 30, 2026	December 31, 2025
Assets:
Cash and marketable securities held in Trust Account	1	$414,071	$406,761

Liabilities:
Convertible notes payable to related party at fair value	3	$1,234,779	$1,115,977

The marketable securities held in the Trust Account are considered trading securities as they are generally used with the objective of generating profits on short-term differences in price and therefore, the realized and unrealized gain and loss are recorded in the statements of operations and comprehensive loss for the periods presented.

Additionally, there was $1,204 and $1,283 of interest accrued, but not yet credited to the Trust Account, which was recorded in the balance sheets in interest receivable on cash and marketable securities held in Trust Account as of June 30, 2026 and December 31, 2025, respectively.

HUDSON ACQUISITION I CORP.

NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

NOTE 8 — LEASE

During the six months ended June 30, 2026, the Company made draws of $118,802. As of June 30, 2026 and December 31, 2025, there was $1,234,779 and $1,115,977, respectively, outstanding balance on the Convertible notes payable — related party account.

Transfers to/from Levels 1, 2 and 3 are recognized at the end of the reporting period in which a change in valuation technique or methodology occurs. There were no transfers to or from Level 3 assets or liabilities during the six months ended June 30, 2026 and the year ended December 31, 2025.

Management determined that the Company’s incremental borrowing rate is the risk free rate for the three-year treasury bond on the effective date.

Components of lease expense are as follows:

	June 30, 2026	December 31, 2025
Amortization of ROU Asset – operating lease	$32,469	$22,614
Interest in lease liabilities – operating lease	464	1,330
Lease expense	10,320	20,639
Total lease expense	$43,253	$44,583

Supplemental balance sheet information related to leases is as follows:

	June 30, 2026	December 31, 2025
Operating lease right-of-use assets, gross	$59,428	$59,428
Accumulated amortization	(32,469)	(22,614)
Operating lease right-of-use assets, net	$26,959	$36,814
Operating lease liabilities, current portion	13,883	13,605
Operating lease liabilities, non-current portion	5,103	12,115
Total Operating lease liabilities	$18,986	$25,720

Future minimum lease payments were $19,545 as of June 30, 2026.

NOTE 9 — SUBSEQUENT EVENTS

The Company has evaluated subsequent events through the date the financial statements are available to be issued. Other than below, there are no subsequent events identified that would require disclosure in the financial statements.

On July 17, 2026, HUDA held a special meeting of its stockholders, where the stockholders approved the proposal to amend HUDA’s Amended and Restated Certificate of Incorporation pursuant to an amendment to its Charter to extend the date by which HUDA must effect a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses from July 18, 2026, up to nine (9) times for an additional one (1) month each time to April 18, 2027, and does not require monthly deposits into the Trust Account.

In connection with the vote to approve the Extension Amendment, the holders of 8,568 shares of Public Shares properly exercised their right to redeem their shares for cash at a redemption price of approximately $11.01 per share, for an aggregate redemption amount of $95,095. Following such redemptions, 28,203 Public Shares remained outstanding as of July 17, 2026.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To:  The Board of Directors and Shareholders of
Aiways Automobile Europe GmbH

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Aiways Automobile Europe GmbH (the “Company”) as of December 31, 2024 and 2025 and the related statements of operations and comprehensive loss, changes in shareholders’ deficit, and cash flows for each of the years in the two-year period ended December 31, 2025, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2024 and 2025, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2025, in conformity with accounting principles generally accepted in the United States of America.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As described in Note 1, the Company has a significant working capital deficit, accumulated deficit, and has incurred significant losses from operations and needs to raise additional funds to meet its obligations and sustain its operations. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ WWC, P.C.
Certified Public Accountants
PCAOB ID: 1171

We have served as the Company’s auditor since 2024.
San Mateo, California

July 30, 2026

AIWAYS AUTOMOBILE EUROPE GMBH

BALANCE SHEETS

AS OF DECEMBER 31, 2024 AND 2025

(In EUR, except for share and per share data, or otherwise stated)

	As of December 31,
	2024	2025
	EUR	EUR	US$
ASSETS
Current assets:
Cash	40,893	9,905	11,625
Accounts receivable, net	771,881	275,073	322,826
Accounts receivable from related parties	286,240	250,077	293,490
Inventories, net	829,843	417,477	489,951
Bridge loan to third party for business combination transaction	1,381,442	1,280,333	1,502,599
Prepayments and other current assets	665,496	345,087	404,996
Total current assets	3,975,795	2,577,952	3,025,487

Non-current assets:
Property and equipment, net	593,197	81,249	95,354
Operating lease right-of-use assets, net	312,082	206,915	242,835
Intangible assets, net	114,088	64,040	75,157
Deferred transaction costs	—	728,749	855,260
Total non-current assets	1,019,367	1,080,953	1,268,606
Total assets	4,995,162	3,658,905	4,294,093

LIABILITIES AND SHAREHOLDERS’ DEFICIT
Current liabilities:
Long-term borrowings-current portion	3,794,912	4,339,928	5,093,340
Accounts payable	642,732	440,149	516,559
Warranty liabilities-current portion	302,871	213,813	250,931
Accrued expenses and other liabilities	1,402,216	2,449,600	2,874,850
Loan due to third parties	943,886	1,118,838	1,313,069
Operating lease liabilities-current	106,197	126,842	148,862
Accounts payable to related parties	78,736	55,202	64,785
Due to related parties	328,500	1,062,385	1,246,815
Total current liabilities	7,600,050	9,806,757	11,509,211

Non-current liabilities:
Operating lease liabilities-non-current	223,477	96,635	113,411
Warranty liabilities-non-current portion	38,242	38,368	45,029
Total non-current liabilities	261,719	135,003	158,440
Total liabilities	7,861,769	9,941,760	11,667,651

Shareholders’ deficit:
Ordinary shares (EUR 1 par value, 2,025,000 shares authorized, 2,025,000 shares issued and outstanding as of December 31, 2025 and 2024, respectively)	2,025,000	2,025,000	2,376,540
Additional paid-in capital	29,232,630	29,232,630	34,307,415
Accumulated deficit	(34,124,237)	(37,540,485)	(44,057,513)
Total shareholders’ deficit	(2,866,607)	(6,282,855)	(7,373,558)
Total liabilities and deficit	4,995,162	3,658,905	4,294,093

The accompanying notes are an integral part of these financial statements.

AIWAYS AUTOMOBILE EUROPE GMBH

STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

FOR THE YEARS ENDED DECEMBER 31, 2024 AND 2025

(In EUR, except for share and per share data, or otherwise stated)

	For the years ended December 31,
	2024	2025
	EUR	EUR	US$
Revenues	837,046	340,769	399,926
Cost of revenues	(669,417)	(236,297)	(277,318)
Gross profit	167,629	104,472	122,608
Other operating income	4,126	10,970	12,874
Payroll expenses	(1,915,315)	(1,060,592)	(1,244,711)
Depreciation and amortization	(495,380)	(310,966)	(364,950)
Total operating expenses	(2,410,695)	(1,371,558)	(1,609,661)
Other operating expenses	(1,497,060)	(1,625,521)	(1,907,711)
Operating loss	(3,736,000)	(2,881,637)	(3,381,890)
Other income, net	90,722	48,732	57,192
Interest income	10,527	35	41
Interest expenses	(289,045)	(574,076)	(673,736)
Foreign currency exchange loss	(22)	(9,302)	(10,917)
Loss before income taxes	(3,923,818)	(3,416,248)	(4,009,310)
Income tax expense	—	—	—
Net loss attributable to the Company’s ordinary shareholders	(3,923,818)	(3,416,248)	(4,009,310)

Comprehensive loss
Net loss	(3,923,818)	(3,416,248)	(4,009,310)
Other comprehensive loss
Foreign currency translation adjustment	—	—	—
Comprehensive loss attributable to the Company’s ordinary shareholders	(3,923,818)	(3,416,248)	(4,009,310)

Loss per share:
Ordinary shares – basic and diluted	(1.94)	(1.69)	(1.98)

Weighted average shares outstanding used in calculating basic and diluted loss per share:
Ordinary shares – basic and diluted	2,025,000	2,025,000	2,025,000

The accompanying notes are an integral part of these financial statements.

AIWAYS AUTOMOBILE EUROPE GMBH

STATEMENTS OF CHANGES IN SHAREHOLDERS’ DEFICIT

FOR THE YEARS ENDED DECEMBER 31, 2024 AND 2025

(In EUR, except for share and per share data, or otherwise stated)

	Ordinary shares	Ordinary shares	Additional paid-in capital	Accumulated deficit	Total shareholders’ deficit
	Shares	Amount	EUR	EUR	EUR
Balance, December 31, 2023 (EUR)	2,025,000	2,025,000	2,266,449	(30,200,419)	(25,908,970)
Net loss	—	—	—	(3,923,818)	(3,923,818)
Conversion of due to related parties into additional paid-in capital	—	—	26,966,181	—	26,966,181
Balance, December 31, 2024 (EUR)	2,025,000	2,025,000	29,232,630	(34,124,237)	(2,866,607)
Net loss	—	—	—	(3,416,248)	(3,416,248)
Balance, December 31, 2025 (EUR)	2,025,000	2,025,000	29,232,630	(37,540,485)	(6,282,855)
Balance, December 31, 2025 ($)		2,376,540	34,307,415	(44,057,513)	(7,373,558)

The accompanying notes are an integral part of these financial statements.

AIWAYS AUTOMOBILE EUROPE GMBH

STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2024 AND 2025

(In EUR, except for share and per share data, or otherwise stated)

	For the years ended December 31,
	2024	2025
	EUR	EUR	$
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	(3,923,818)	(3,416,248)	(4,009,310)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation of property and equipment	438,510	260,918	306,213
Amortization of intangible assets	56,870	50,048	58,736
Provision for expected credit losses	—	598,735	702,675
Provision for inventories	59,748	15,165	17,798
Non-cash lease amortization	267,001	138,639	162,707
(Gain)/Loss on disposal of property and equipment	(90,146)	112,170	131,642
Unrealized foreign currency transaction loss	—	9,302	10,917

Changes in operating assets and liabilities:
Accounts receivable	401,840	(101,927)	(119,622)
Accounts receivable from related parties	835,025	36,163	42,441
Other receivables from related parties	513,752	—	—
Inventories, net	407,099	397,201	466,155
Prepayment and other current assets	208,990	218,121	255,987
Accounts payable	(125,359)	(202,583)	(237,750)
Accrued expenses and other payables	8,425	536,390	629,510
Long-term borrowings-current portion	—	545,016	639,631
Operating lease liabilities	(233,417)	(139,669)	(163,916)
Warranty liabilities	(246,846)	(88,932)	(104,371)
Due to related parties	—	364,590	427,883
Accounts payable to related parties	78,736	(23,534)	(27,620)
Net cash used in operating activities	(1,343,590)	(690,435)	(810,294)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(310)	(1,393)	(1,635)
Purchases of intangible assets	(10,325)	—	—
Proceeds from disposal of property and equipment	442,311	140,253	164,601
Bridge loan to a third party for business combination transaction	(1,381,442)	—	—
Net cash (used in)/provide by investing activities	(949,766)	138,860	162,966

CASH FLOWS FROM FINANCING ACTIVITIES
Repayments of short-term bank borrowing	(42,259)	—	—
Proceeds from long-term bank borrowing	161,550	—	—
Loan from third parties	943,886	266,759	313,068
Proceeds from loans from related parties	178,461	253,828	297,893
Net cash provided by financing activities	1,241,638	520,587	610,961

Net changes in cash	(1,051,718)	(30,988)	(36,367)
Cash at beginning of year	1,092,611	40,893	47,992
Cash at end of year	40,893	9,905	11,625

Supplemental disclosure of non-cash information
Right-of-use assets obtained in exchange for operating lease liabilities	344,718	—	—
Conversion of due to related parties into additional paid-in capital	26,966,181	—	—
Prepayments paid by related parties on behalf of the Company	276,714	—	—
Expenses paid by related parties on behalf of the Company	—	364,589	427,883
Deferred transaction costs paid by related parties on behalf of the Company	—	728,749	855,260

The accompanying notes are an integral part of these financial statements.

AIWAYS AUTOMOBILE EUROPE GMBH
NOTES TO THE FINANCIAL STATEMENTS
(In EUR, except for share and per share data, or otherwise stated)

1. ORGANIZATION, BUSINESS OPERATION AND GOING CONCERN CONSIDERATION

Aiways Automobile Europe GmbH (the ‘‘Company’’) was incorporated in Germany in August 2019. The Company is dedicated to the development and distribution of battery electric vehicles (“BEVs”), bringing advanced technologies and affordability to the European market.

Going concern

The Company’s financial statements have been prepared on a going concern basis, which contemplates the realization of assets and liquidation of liabilities during the normal course of operations. As of December 31, 2025, the Company had cash of EUR9,905 ($11,625) and a negative working capital of EUR7.2 million ($8.5 million) and has generated a net loss from continuing operations of EUR3.4 million ($4 million), suffered an accumulated deficit of EUR37.5 million($44.1 million) for the year ended December 31, 2025. These conditions raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are issued.

The Company intends to continue implementing various measures to boost revenue and control the cost and expenses within an acceptable level and other funding measures including: (1) further enhance the customers bases; (2) strictly control and reduce operating expenses; (3) seek for certain credit facilities and (4) further financial support from shareholders or related parties.

The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty. The accompanying financial statements have been prepared on the basis the Company and do not include any adjustments that might be necessary if the Company is unable to continue as a going concern. Accordingly, management has concluded that these plans do not alleviate the substantial doubt about the Company’s ability to continue as a going concern within one year after the date the financial statements are issued.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The accompanying financial statements of the Company include the financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”). Significant accounting policies followed by the Company in the preparation of the accompanying financial statements are summarized below.

Revision to previously issued financial statements

The financial statements as of December 31, 2024 are being revised to correct an error related to prepayments made by related parties on behalf of the Company, amounting to EUR276,714, which were previously omitted due to a delay in reconciliation with related parties. It has been revised to account for the prepayments as other current assets and the corresponding payables to related parties as due to related parties as of December 31, 2024. The impacts of the revision on the previously issued financial statements are not considered material to the financial statements taken as a whole. The revisions to the balance sheet as of December 31, 2024 are summarized as follows:

BALANCE SHEETS	As of December 31, 2024
	As previously reported	Adjusted	As adjusted
	EUR	EUR	EUR
ASSETS
Prepayments and other current assets	388,782	276,714	665,496
Total current assets	3,699,081	276,714	3,975,795
Total assets	4,718,448	276,714	4,995,162

LIABILITIES
Due to related parties	51,786	276,714	328,500
Total current liabilities	7,323,336	276,714	7,600,050
Total liabilities	7,585,055	276,714	7,861,769

AIWAYS AUTOMOBILE EUROPE GMBH
NOTES TO THE FINANCIAL STATEMENTS
(In EUR, except for share and per share data, or otherwise stated)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

	For the year ended December 31, 2024
STATEMENTS OF CASH FLOWS	As previously reported	Adjusted	As adjusted
	EUR	EUR	EUR
Supplemental disclosure of non-cash information
Related parties paid on behalf for prepayment	—	276,714	276,714

Use of estimates

The preparation of the financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, related disclosures of contingent assets and liabilities at the balance sheet date, and the reported revenue and expenses during the reported period in the financial statements and accompanying notes. Significant accounting estimates reflected in the Company’s financial statements mainly include, but are not limited to, sales return allowance, warranty costs, lower of cost and net realizable value of inventories, allowance of credit loss, the useful lives of property and equipment and intangible assets, impairment of long-lived assets and valuation of deferred tax assets. Actual results could differ from those estimates.

Foreign currency

The Company’s functional currency and reporting currency is the Euro (“EUR”). The determination of the respective functional currency is based on the criteria set out by ASC 830, Foreign Currency Matters, (“ASC 830”).

Transactions denominated in currencies other than in the functional currency are translated into the functional currency using the exchange rates prevailing at the transaction dates. Monetary assets and liabilities denominated in foreign currencies are translated into functional currency using the applicable exchange rates at the balance sheet date. Non-monetary items that are measured in terms of historical cost in foreign currency are re-measured using the exchange rates at the dates of the initial transactions. Exchange gains or losses arising from foreign currency transactions are included in the statements of comprehensive income.

Convenience translation

Translations of balances in the balance sheets, statements of comprehensive loss and statements of cash flows from EUR into $ as of and for the year ended December 31, 2025 are solely for the convenience of the reader and were calculated at the rate of $1.00 to EUR0.8521, representing the noon buying rate in The City of New York for cable transfers of EUR as certified for customs purposes by the Federal Reserve Bank of New York on December 31, 2025. No representation is made that the EUR amounts represent or could have been, or could be, converted, realized or settled into $ at that rate, or at any other rate.

Cash

Cash represents cash on hand and time deposits placed with banks or other financial institutions, which are unrestricted as to withdrawal and use, and which have original maturities of three months or less.

Expected credit losses

The Company accounts for the impairment of financial instruments in accordance with ASU No. 2016-13, “Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments” (“ASC Topic 326”), effective from January 1, 2020. The Company estimate expected credit losses on accounts receivable by using an aging method in which the Company apply loss rates to outstanding accounts receivable balances. The loss rates are based on historical loss experience and are adjusted for current conditions and reasonable and supportable forecasts that affect the collectability of the remaining balances.

AIWAYS AUTOMOBILE EUROPE GMBH
NOTES TO THE FINANCIAL STATEMENTS
(In EUR, except for share and per share data, or otherwise stated)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Accounts receivable and allowance for credit losses

The Company pools financial assets based on similar risk characteristics to estimate expected credit losses. The Company considers factors in assessing the collectability of its receivables, such as the age of the amounts due, the customer’s payment history, credit-worthiness and other specific circumstances related to the accounts. The Company adjusts the allowance percentage periodically when there are significant differences between estimated bad debts and actual bad debts. The Company estimates expected credit losses on financial assets individually when those assets do not share similar risk characteristics. For receivables evaluated individually, when it is determined that foreclosure is probable or when the debtor is experiencing financial difficulty at the reporting date and repayment is expected to be provided substantially through the operation or sale of collateral, expected credit losses are based on the fair value of the collateral at the reporting date, adjusted for selling costs as appropriate. The Company closely monitors its accounts receivable including timely account reconciliations, detailed reviews of past due accounts, updated credit limits, and monthly analysis of the adequacy of their reserve for credit losses.

Inventories, net

Inventories are stated at the lower of cost or net realizable value. Cost of inventory are determined using the first-in-first-out method. The Company records inventory reserves for obsolete and slow-moving inventory. Inventory reserves are based on inventory obsolescence trends, historical experience and application of the specific identification method. For the years ended December 31, 2024 and 2025, EUR59,748 and EUR15,165(US$17,798) inventory reserves were recognized, respectively.

Property and equipment, net

Property and equipment are stated at cost less accumulated depreciation and impairment loss, if any. Property and equipment are depreciated at rates sufficient to write off their costs less impairment and residual value, if any, over their estimated useful lives on a straight-line basis. Leasehold improvements are amortized over the shorter of the lease term or the estimated useful lives of the related assets.

Category	Estimated useful life
Leasehold improvements	Shorter of the estimated useful life or remaining lease term
Vehicles	4 years
Computer and network equipment	3 years
Office furniture and equipment	3 – 8 years

Intangible assets

Intangible assets are carried at cost less accumulated amortization and impairment, if any. Intangible assets are amortized using the straight-line method over the estimated useful lives from 3 to 5 years. The estimated useful lives of amortized intangible assets are reassessed if circumstances occur that indicate the original estimated useful lives have changed. No impairment charge was recognized for the years ended December 31, 2024 and 2025, respectively.

Category	Estimated useful life
Software	3 – 5 years

Deferred transaction costs

Deferred transaction costs represent legal and other direct costs related to the proposed Business Combination. These costs are deferred and will be recorded against the proceeds of the Business Combination upon its consummation. Should the Business Combination not be completed, these costs will be expensed immediately.

AIWAYS AUTOMOBILE EUROPE GMBH
NOTES TO THE FINANCIAL STATEMENTS
(In EUR, except for share and per share data, or otherwise stated)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Warranty costs

The Company provides a standard warranty on all vehicles sold. The Company accrues a warranty reserve for all vehicles sold by the Company, which includes the Company’s best estimate of the projected costs to repair or replace items under warranty. These estimates are based on actual claims incurred to date and an estimate of the nature, frequency and costs of future claims. These estimates are inherently uncertain given the Company’s relatively short history of sales, and changes to the historical or projected warranty experience may cause material changes to the warranty reserve when the Company accumulates more actual data and experience in the future.

The portion of the warranty reserve expected to be incurred within the next 12 months is included within the current portion of warranty liabilities, while the remaining balance is included within the non-current portion of warranty liabilities on the balance sheets.

The following table shows a reconciliation in the current reporting period related to carried-forward warranty liabilities.

	For the years ended December 31,
	2024	2025
	EUR	EUR	$
Warranty liabilities – beginning of year	587,959	341,113	400,330
Provision for warranty	21,900	9,600	11,267
Warranty costs incurred	(268,746)	(98,532)	(115,637)
Warranty liabilities – end of year	341,113	252,181	295,960
Warranty liabilities-current portion	302,871	213,813	250,931
Warranty liabilities-non-current portion	38,242	38,368	45,029

Impairment of long-lived assets

Long-lived assets are evaluated for impairment whenever events or changes in circumstances (such as a significant adverse change to market conditions that will impact the future use of the assets) indicate that the carrying amount may not be fully recoverable or that the useful life is shorter than the Company had originally estimated. When these events occur, the Company evaluates the impairment by comparing carrying value of the assets to an estimate of future undiscounted cash flows expected to be generated from the use of the assets and their eventual disposition. If the sum of the expected future undiscounted cash flows is less than the carrying value of the assets, the Company recognizes an impairment loss based on the excess of the carrying value of the assets over the fair value of the assets

During the year ended December 31, 2025, there was a triggering event of negative cash flow and consecutive operating losses that indicated the carrying amounts of the Company’s long-lived assets may not be recoverable. In accordance with ASC 360, with regard to the long-lived assets, the Company performed an undiscounted cash flow analysis and concluded that the carrying value of the asset group was fully recoverable. While the Company believes the expectations and assumptions about the future are reasonable, they are inherently uncertain. No impairment charges were recognized during the year ended December 31, 2024 and 2025.

Fair value of financial instruments

Fair value is defined as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities required or permitted to be either recorded or disclosed at fair value, the Company considers the principal or most advantageous market in which it would transact, and it also considers assumptions that market participants would use when pricing the asset or liability.

AIWAYS AUTOMOBILE EUROPE GMBH
NOTES TO THE FINANCIAL STATEMENTS
(In EUR, except for share and per share data, or otherwise stated)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Accounting guidance establishes a fair value hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. Accounting guidance establishes three levels of inputs that may be used to measure fair value:

Level 1 —	Observable inputs that reflect quoted prices (unadjusted) for identical assets or liabilities in active markets.
Level 2 —	Other inputs that are directly or indirectly observable in the marketplace.
Level 3 —	Unobservable inputs which are supported by little or no market activity.

The fair value guidance ASC 820 Fair Value Measurements and Disclosures, (“ASC 820’’) describes three main approaches to measuring the fair value of assets and liabilities: (1) market approach; (2) income approach and (3) cost approach. The market approach uses prices and other relevant information generated from market transactions involving identical or comparable assets or liabilities. The income approach uses valuation techniques to convert future cash flow amounts to a single present value amount. The measurement is based on the value indicated by current market expectations about those future amounts. The cost approach is based on the amount that would currently be required to replace an asset.

Financial assets and liabilities of the Company primarily consist of cash, accounts receivable, receivables from related parties, short-term and long-term borrowings, accounts payable, liabilities to related parties, accrued expenses and other liabilities and operating lease liabilities. As of December 31, 2024 and 2025, the carrying values of these financial assets and liabilities approximate their fair values.

Revenue recognition

The Company generates revenue from sales of vehicles and spare parts and sales facilitating services. Revenue represents the amount of consideration the Company is entitled to upon the transfer of promised goods or services in the ordinary course of the Company’s activities and is recorded net of VAT. The Company adopts the five steps for the revenue recognition: (i) identify the contracts with a customer, (ii) identify the performance obligations in the contract, (iii) determinate the transaction price, (iv) allocate the transaction price to the performance obligations in the contract and (v) recognize revenue when (or as) the entity satisfies a performance obligation.

Consistent with the criteria of ASC 606 “Revenue from Contracts with Customers”, the Company recognizes revenue when performance obligations are satisfied by transferring control of a promised good or service to a customer. For performance obligations that are satisfied at a point in time, the Company also considers the following indicators to assess whether control of a promised good or service is transferred to the customer: (i) right to payment, (ii) legal title, (iii) physical possession, (iv) significant risks and rewards of ownership and (v) acceptance of the good or service. For performance obligations satisfied over time, the Company recognizes revenue over time by measuring the progress toward complete satisfaction of a performance obligation.

When either party to a contract has performed, the Company presents the contract in the balance sheets as a contract asset or a contract liability, depending on the relationship between the entity’s performance and the customer’s payment.

Revenue recognition policies by type are as follows:

(i) Revenue from sales of vehicles and spare parts

The Company generates revenue from sales of vehicles and spare parts sales (collectively, “products”) to both individual and distributor customers. The Company typically receives purchase orders from its customers, which will set forth the terms and conditions, including the transaction price, products to be delivered, terms of delivery, terms

AIWAYS AUTOMOBILE EUROPE GMBH
NOTES TO THE FINANCIAL STATEMENTS
(In EUR, except for share and per share data, or otherwise stated)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

of payment, and warranty services within an agreed-upon period. The terms serve as the basis of the performance obligations that the Company must fulfill in order to recognize revenue. The sales proceeds are collected by the Company according to credit period policy granted to each customer.

Performance obligation is fulfilled upon successful delivery of products to customers based on cost insurance and freight term at which point the title to that asset passes to the customers. The fixed transaction price for products is written in contracts, or agreed upon in purchase orders, either in writing or oral form, which reflects their stand-alone selling prices. Once the products are delivered to the location designated by its customers, the control of products has been transferred, which indicates that the customer has the ability to direct the use of and obtain substantially all of the remaining benefits from the asset. This type of revenue is recognized based on the product value specified in the contract or order at a point in time when the control of products has transferred. The Company considers itself the principal because it is in control of establishing the transaction price and bearing inventory risk. Therefore, such revenue is reported on a gross basis. The amount of revenue recognized to the Company’s results of operations can be found below.

Furthermore, the Company provides an agreed-upon period warranty of the products to the customer which is clearly stipulated in the sales contract and the customer does not have the option to purchase a warranty of the service. And the customer can’t benefit from the warranty on its own, therefore, this is an assurance-type warranty instead of a separate performance obligation, and the Company estimates the probability of the warranty and account for it under ASC 460 by accruing the estimated liability.

(ii) Services and others

Sales facilitating services

The Company also generates revenue from providing sales facilitating services between its related party and customers (including but not limited to vehicle sales, import inspection and customs clearance transportation services) and earns a fixed percentage of sales amount as commission. The Company fulfils its performance obligation by completing the required facilitating services at which point the control of sales facilitating services’ underlying products are transferred, which indicates that customers have the ability to direct the use of and obtain substantially all of the remaining benefits from the asset. The transaction price is fixed when the contract was signed by both parties. This type of revenue is recognized based on a fixed percentage of underlying products sales amount specified in the contract at a point in time when the control of products has been transferred. The Company considers itself the principal because it is in control of establishing the transaction price and bearing inventory risk. Therefore, such revenues are reported on a gross basis.

The following table presents the Company’s revenues disaggregated by service lines for the years ended December 31, 2024 and 2025:

	For the years ended December 31,
	2024	2025
	EUR	EUR	$
Revenue from sales of vehicles and spare parts	640,378	322,742	378,770
Services and others	196,668	18,027	21,156
Total revenues	837,046	340,769	399,926

AIWAYS AUTOMOBILE EUROPE GMBH
NOTES TO THE FINANCIAL STATEMENTS
(In EUR, except for share and per share data, or otherwise stated)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

The following table presents the Company’s revenues disaggregated by territories for the years ended December 31, 2024 and 2025:

	For the years ended December 31,
	2024	2025
	EUR	EUR	$
Germany	347,195	250,750	294,280
European Union	475,536	78,108	91,668
Other countries	14,315	11,911	13,978
Total revenues	837,046	340,769	399,926

Cost of revenues

Cost of vehicle sales includes costs of purchased vehicles, spare parts and logistic cost. Cost of vehicle sales also includes reserves for estimated warranty costs and charges to write-down the carrying value of the inventory when it exceeds its estimated net realizable value and to provide for on-hand inventory that is obsolete.

Value-added taxes

The German value-added tax (“VAT”) applies to imports, business transactions and services generated in Germany (European Unit). Except for tax-exempt sales, the Company is usually subject to VAT at a rate of 19% for goods or services. Actual VAT payment is based on the amount of sales output VAT minus import VAT which is usually calculated based on declared value, custom duty and related freight expenses.

Income taxes

Current income taxes are recorded in accordance with the regulations of the relevant tax jurisdiction. The Company accounts for income taxes under the asset and liability method in accordance with ASC 740, Income Tax, (“ASC 740”). Under this method, deferred tax assets and liabilities are recognized for the tax consequences attributable to differences between carrying amounts of existing assets and liabilities in the financial statements and their respective tax basis, and operating loss carry-forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred taxes of a change in tax rates is recognized in the statements of comprehensive loss in the period of change. Valuation allowances are established when necessary to reduce the amount of deferred tax assets if it is considered more likely than not that amount of the deferred tax assets will not be realized.

The Company records liabilities related to uncertain tax positions when, despite the Company’s belief that the Company’s tax return positions are supportable, the Company believes that it is more likely than not that those positions may not be fully sustained upon review by tax authorities. Accrued interest and penalties related to unrecognized tax benefits are classified as income tax expense. The Company did not recognize uncertain tax positions as of December 31, 2024 and 2025.

Leases

At inception of a contract, the Company assesses whether a contract is, or contains, a lease. A contract is or contains a lease if it conveys the right to control the use of an identified asset for a period of time in exchange of a consideration. To assess whether a contract is or contains a lease, the Company assesses whether the contract involves the use of an identified asset, whether it has the right to obtain substantially all the economic benefits from the use of the asset and whether it has the right to control the use of the asset.

AIWAYS AUTOMOBILE EUROPE GMBH
NOTES TO THE FINANCIAL STATEMENTS
(In EUR, except for share and per share data, or otherwise stated)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

The right-of-use of asset (“ROU”) is initially measured at cost, which comprises the initial amount of the lease liability adjusted for any lease payments made at or before the commencement date, plus any initial direct costs incurred and less any lease incentive received. Operating lease liabilities are recognized based on the present value of the lease payments not yet paid, discounted using the average borrowing rate of the Company’s outstanding loans.

The lease assets for operating leases consist of the amount of the measurement of the lease liabilities and any prepaid lease payments. Operating lease expense is recognized on a straight-line basis over the lease term by adding interest expense determined using the effective interest method to the amortization of the operating lease right-of-use assets. Interest expense is determined using the effective interest method. The Company’s lease agreements do not contain any material residual value guarantees or material restrictive covenants.

The Company’s lease terms may include options to extend or terminate the lease. Renewal options are considered within the ROU assets and lease liabilities when it is reasonably certain that the Company will exercise that option. Lease expenses for lease payments are recognized on a straight-line basis over the lease term. For operating leases with a term of one year or less, the Company has elected not to recognize a lease liability or ROU asset on its balance sheet. Instead, it recognizes the lease payments as expenses on a straight-line basis over the lease term. Short-term lease costs are immaterial to its statements of operations and cash flows.

The Company reviews the impairment of its ROU assets consistent with the approach applied for its other long-lived assets. The Company reviews the recoverability of its long-lived assets when events or changes in circumstances occur that indicate that the carrying value of the asset may not be recoverable. The assessment of possible impairment is based on its ability to recover the carrying value of the asset from the expected undiscounted future pre-tax cash flows of the related operations. The Company has elected to include the carrying amount of operating lease liabilities in any tested asset group and include the associated operating lease payments in the undiscounted future pre-tax cash flows. No impairment charges were recognized during the years ended December 31, 2024 and 2025.

Operating lease assets are included within operating lease right-of-use assets, and the corresponding operating lease liabilities are included within operating lease liabilities on the balance sheets as of December 31, 2024 and 2025.

Segment reporting

ASC 280, Segment Reporting, (“ASC 280”), establishes standards for companies to report in their financial statements information about operating segments, products, services, geographic areas, and major customers.

Based on the criteria established by ASC 280, our chief operating decision maker (“CODM”) has been identified as our Chief Executive Officer, who reviews revenues and gross profit when making decisions about allocating resources and assessing performance of the company. As a whole and hence, the Company have only one reportable segment. The Company does not distinguish between markets or segments for the purpose of internal reporting. The CODM considers year-over-year fluctuations and budget-to-actual variances of these results when assessing performance and making operating decisions. Gross profit is the measure of segment profit or loss used by the CODM. As the Company’s long-lived assets are substantially located in the Germany, no geographical segments are presented.

For the operating results of segment provided to and reviewed by CODM, please refer to the statements of operations and comprehensive loss.

Loss per share

Net loss is not allocated to other participating securities if based on their contractual terms they are not obligated to share the income. Basic loss per share is computed by dividing net loss attributable to ordinary shareholders by the weighted-average number of ordinary equivalent shares outstanding during the year. Diluted loss per share is calculated by dividing net loss attributable to ordinary shareholders, as adjusted for the effect of dilutive ordinary equivalent shares, if any, by the weighted average number of ordinary and dilutive ordinary equivalent shares outstanding during

AIWAYS AUTOMOBILE EUROPE GMBH
NOTES TO THE FINANCIAL STATEMENTS
(In EUR, except for share and per share data, or otherwise stated)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

the year. Ordinary equivalent shares were excluded from the computation of diluted net loss per share as the result of the computation was anti-dilutive. Ordinary equivalent shares consist of ordinary shares issuable upon the exercise of share options using the treasury stock method. As of December 31, 2024 and 2025, there was no dilution impact.

Accounting pronouncements adopted

In November 2023, the FASB issued ASU 2023-07, “Segment Reporting: Improvements to Reportable Segment Disclosures,” which focuses on improving reportable segment disclosure requirements, primarily through enhanced disclosures about significant segment expenses. A public entity shall disclose for each reportable segment the significant expense categories and amounts that are regularly provided to the CODM and included in reported segment profit or loss. ASU 2023-07 also requires public entities to provide in interim periods all disclosures about a reportable segment’s profit or loss and assets that are currently required annually. Entities are permitted to disclose more than one measure of a segment’s profit or loss if such measures are used by the CODM to allocate resources and assess performance, as long as at least one of those measures is determined in a way that is most consistent with the measurement principles used to measure the corresponding amounts in the consolidated financial statements. ASU 2023-07 is applied retrospectively to all periods presented in financial statements, unless it is impracticable. This update will be effective for the Company’s fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024. Early adoption is permitted. The Company’s adopted this standard as of January 1, 2024. The adoption of this ASU did not have a material significant impact on the Company’s consolidated financial statements.

Recent accounting pronouncements

The Company is an emerging growth company (‘‘EGC’’) as defined by the Jumpstart Our Business Startups Act (‘‘JOBS Act’’). The JOBS Act provides that an EGC can take advantage of extended transition periods for complying with new or revised accounting standards. This allows an EGC to delay adoption of certain accounting standards until those standards would otherwise apply to private companies. The Company elected to take advantage of the extended transition periods. However, this election will not apply should the Company cease to be classified as an EGC.

In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures. ASU 2023-09 expands existing income tax disclosures for rate reconciliations by requiring disclosure of certain specific categories and additional reconciling items that meet quantitative thresholds and expands disclosures for income taxes paid by requiring disaggregation by certain jurisdictions. ASU 2023-09 is effective for annual periods beginning after December 15, 2024. Early adoption is permitted. The Company will adopt ASU 2023-09 in accordance with its EGC election to not to opt out of the extended transition period, which defers adoption until the standard applies to private companies for annual periods beginning after December 15, 2025, and the Company does not expect the adoption of this ASU to have a material impact on its future consolidated financial statements.

In November 2024, the FASB issued ASU 2024-03, “Reporting Comprehensive Income — Expense Disaggregation Disclosures”, which focuses on improving the disclosures about a public business entity’s expenses and address requests from investors for more detailed information about the types of expenses (including purchases of inventory, employee compensation, depreciation, amortization, and depletion) in commonly presented expense captions (such as cost of sales, SG&A, and research and development). ASU 2024-03 is effective for annual reporting periods beginning after December 15, 2026, and interim reporting periods beginning after December 15, 2027. Early adoption is permitted. The Company is currently evaluating the impact of adopting the standard and does not expect that the adoption of this guidance will have a material impact on its financial position, results of operations and cash flows.

In July 2025, the FASB issued ASU 2025-05, Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses for Accounts Receivable and Contract Assets. This standard introduces a practical expedient that companies can choose to apply when determining allowances for credit losses. Specifically, it permits companies to assume that the current conditions as of the balance sheet remain unchanged throughout the remaining life of the asset.

AIWAYS AUTOMOBILE EUROPE GMBH
NOTES TO THE FINANCIAL STATEMENTS
(In EUR, except for share and per share data, or otherwise stated)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

The amendment is effective for annual reporting periods beginning after December 15, 2025, and requires prospective application. The Company is in the process of evaluating the impact of the amendments on the consolidated financial statements.

The Company does not believe that any other recently issued, but not effective, accounting standards, if currently adopted, would have a material effect on the Company’s financial statements. The Company does not discuss recent pronouncements that are not anticipated to have an impact on or are unrelated to its financial condition, results of operations, cash flows or disclosures.

3. CONCENTRATION OF RISKS

(a) Concentration of credit risks

Financial instruments that potentially subject the Company to significant concentration of credit risk primarily cash and accounts receivables. The carrying amounts of cash represent the maximum exposure to credit risk. As of December 31, 2024 and 2025, the Company has EUR40,875 and EUR9,488 ($11,135) in cash, respectively, which is mainly held in cash and demand deposits with several financial institutions. In the event of bankruptcy of one of these financial institutions, the Company may not be able to claim its cash and demand deposits back in full. The Company continues to monitor the financial strength of the financial institutions.

Accounts receivable are typically unsecured and denominated in EUR, derived from revenue earned from customers, which are exposed to credit risk. The risk is mitigated by credit evaluations the Company performs on its customers and its ongoing monitoring process of outstanding balances. The Company maintains an allowance for credit losses and actual losses have generally been within management’s expectations.

(b) Concentration of customer risk and supplier risk

(i) Customer risk

The success of the Company’s business going forward will rely in part on Company’s ability to continue to obtain and expand business from existing customers while also attracting new customers. The Company has a diversified base of customers. The Company’s five largest customers accounted, in the aggregate, for 91% and 94% of total revenues for the years ended December 31, 2024 and 2025, respectively. The Company’s largest customer accounted for 35% and 60% of total revenues for the years ended December 31, 2024 and 2025, respectively. Certain customers are distributors disaggregated by territories in Germany, European Union and other countries.

The following table sets forth a summary of single customers who represent 10% or more of the Company’s total accounts receivable:

	As of December 31,
	2024	2025
	EUR	EUR
Customer A	33%	33%
Customer B	20%	21%
Customer C	13%	12%
Customer D	11%	* %

____________

*        Less than 10%

AIWAYS AUTOMOBILE EUROPE GMBH
NOTES TO THE FINANCIAL STATEMENTS
(In EUR, except for share and per share data, or otherwise stated)

3. CONCENTRATION OF RISKS (cont.)

(ii) Supplier risk

The Company has been operating as the exclusive distributor of Aiways vehicles within its designated territory and its supply chain are dependent upon vehicles provided by its related parties. There can be no assurance that the Company will be able to secure the vehicles supply from its related parties due to global shortages of chips and automotive components severely constrained production capacity. Any failure of the production capacity and purchase from its related parties may result in a reduction in, or interruption of, sales to its customers. A significant portion of the Company’s total vehicles and spare parts are purchased from its related parties accounted for 100% and 5% of the Company’s purchase for the years ended December 31, 2024 and 2025, respectively.

The following table sets forth a summary of single supplier who represent 10% or more of the Company’s total accounts payable:

	As of December 31,
	2024	2025
	EUR	EUR
Supplier A	13%	42%
Supplier B	12%	NA
Supplier C	10%	NA
Supplier D	10%	NA
Supplier E	* %	27%
Supplier F	NA	11%

____________

*        Less than 10%

(c) Foreign currency exchange rate risk

Foreign currency risk arises from future commercial transactions and recognized assets and liabilities. Although the Company operates businesses in different countries and regions, most of our revenue-generating transactions are denominated in EUR, which is the functional currency of the Company and the reporting currency of the Company’s financial statements.

The value of the EUR, Renminbi, Hong Kong dollar against the U.S. dollar and other currencies may fluctuate and is affected by, among other things, changes in political and economic conditions and the foreign exchange policy adopted by the government. It is difficult to predict how market forces or U.S. government policy may impact the exchange rate between the EUR, Renminbi, Hong Kong dollar and the U.S. dollar in the future.

(d) Interest rate risk

The Company is exposed to interest rate risk on its interest-bearing assets and liabilities. As part of its asset and liability risk management, the Company reviews and takes appropriate steps to manage its interest rate exposures on its interest-bearing assets and liabilities. The Company has not been exposed to material risks due to changes in market interest rates, and not used any derivative financial instruments to manage the interest risk exposure during the periods presented.

AIWAYS AUTOMOBILE EUROPE GMBH
NOTES TO THE FINANCIAL STATEMENTS
(In EUR, except for share and per share data, or otherwise stated)

4. CASH

Cash consisted of the following:

	As of December 31,
	2024	2025
	EUR	EUR	$
Cash on hand	18	417	489
Cash at bank	40,832	9,307	10,923
Other cash	43	181	212
Cash	40,893	9,905	11,625

5. ACCOUNTS RECEIVABLE, NET

Accounts receivable and the allowance for credit losses consisted of the following:

	As of December 31,
	2024	2025
	EUR	EUR	$
Accounts receivable	771,881	873,808	1,025,501
Allowance for credit losses	—	(598,735)	(702,675)
Accounts receivable, net	771,881	275,073	322,826

As of December 31, 2024 and 2025, the accounts receivable balance stated above were due from third party customers.

An analysis of the allowance for credit losses was as follows:

	For the years ended December 31,
	2024	2025
	EUR	EUR	$
Balance at beginning of the year	—	—	—
Provision for expected credit losses	—	598,735	702,675
Balance at the end of the year	—	598,735	702,675

6. INVENTORIES, NET

Inventories consisted of the following:

	As of December 31,
	2024	2025
	EUR	EUR	$
Purchased vehicle	695,748	112,659	132,217
Purchased spare parts	373,843	356,960	418,928
Subtotal	1,069,591	469,619	551,145
Less: provision for impairment of inventories	(239,748)	(52,142)	(61,194)
Inventories, net	829,843	417,477	489,951

Inventories consist of purchased vehicles and spare parts for immediate sale and after-sale service.

AIWAYS AUTOMOBILE EUROPE GMBH
NOTES TO THE FINANCIAL STATEMENTS
(In EUR, except for share and per share data, or otherwise stated)

6. INVENTORIES, NET (cont.)

The movement of provision for impairment of inventories during the years are as follow:

	As of December 31,
	2024	2025
	EUR	EUR	$
Balance at beginning of the year	(270,000)	(239,748)	(281,368)
Addition	(59,748)	(15,165)	(17,798)
Charged to cost of revenues during the year	90,000	202,771	237,972
Balance at end of the year	(239,748)	(52,142)	(61,194)

7. BRIDGE LOAN TO THIRD PARTY FOR BUSINESS COMBINATION TRANSACTION

On May 14, 2024 and August 31, 2024, Hudson Acquisition I Corp. (“HUDA”) set forth the terms of a proposed business combination transaction, between HUDA and the Company via a Letter Agreement. In connection with the proposed transaction, on May 18, 2024 and August 31, 2024, HUDA executed two non-interest bearing promissory note (“Note”) agreements and issued two Notes in the amount of $1,000,000 and $500,000 to the Company, respectively.

8. PREPAYMENT AND OTHER CURRENT ASSETS

Prepayment and other current assets consisted of the following:

	As of December 31,
	2024	2025
	EUR	EUR	$
VAT recoverable amounts	338,831	298,496	350,317
Prepayment	276,714	—	—
Prepaid expenses	3,158	—	—
Security deposits	46,591	46,591	54,679
Others	202	—	—
Prepayment and other current assets	665,496	345,087	404,996

9. PROPERTY AND EQUIPMENT, NET

Property and equipment consisted of the following:

	As of December 31,
	2024	2025
	EUR	EUR	$
At cost:
Vehicles	1,227,617	367,732	431,570
Computer and network equipment	308,800	295,107	346,337
Office furniture and equipment	46,958	48,350	56,745
Leasehold improvements	—	—	—
Subtotal	1,583,375	711,189	834,652
Less: Accumulated depreciation	(990,178)	(629,940)	(739,298)
Property and equipment, net	593,197	81,249	95,354

Depreciation expense was EUR438,510 and EUR260,918($306,213) for the years ended December 31, 2024 and 2025, respectively. As the Company disposed certain property and equipment, the Company has written off accumulated depreciation of EUR379,487 and EUR621,156 (US$728,989) for the years ended December 31, 2024 and 2025, respectively. No impairment charges on property and equipment for the years ended December 31, 2024 and 2025.

F-77

AIWAYS AUTOMOBILE EUROPE GMBH
NOTES TO THE FINANCIAL STATEMENTS
(In EUR, except for share and per share data, or otherwise stated)

10. INTANGIBLE ASSETS, NET

The following table presents the Company’s intangible assets as of the respective balance sheet dates:

	As of December 31,
	2024	2025
	EUR	EUR	$
Purchased software	571,187	571,187	670,345
Less: accumulated amortization	(457,099)	(507,147)	(595,188)
Balance at the end of the year	114,088	64,040	75,157

The intangible assets are amortized using the straight-line method, which is the Company’s best estimate of how these assets will be economically consumed over their respective estimated useful lives of 3 – 5 years.

Amortization expense was EUR56,870 and EUR50,048($58,736) for the years ended December 31, 2024 and 2025, respectively.

The annual estimated amortization expenses for the intangible assets for each of the next three years are as follows:

	EUR	$
2026	41,819	49,080
2027	22,221	26,077
2028	—	—

11. DEFERRED TRANSACTION COSTS

Deferred transaction costs consisted of the following:

	As of December 31,
	2024	2025
	EUR	EUR	$
Legal fees	—	637,569	748,251
Others	—	91,180	107,009
Total	—	728,749	855,260

12. BORROWINGS

Borrowings were as follows as of the respective balance sheet dates:

	As of December 31,
	2024	2025
	EUR	EUR	$
Long-term borrowings:
– Current portion	3,794,912	4,339,928	5,093,340

The long-term borrowings outstanding as of December 31, 2024 and 2025 bore a weighted average interest rate of 12.5% per annum, respectively, and were denominated in EUR, which was obtained from financial institutions in the Germany. The first borrowing in the amount of EUR 687,019, has a term commencing on October 12, 2022 and maturing on October 11, 2025. The second borrowing, in the amount of EUR 3,652,909, has a term commencing on November 1, 2022 and maturing on October 31, 2025. The principal and accrued interest of the borrowings have matured and remain unpaid as of December 31, 2025.

AIWAYS AUTOMOBILE EUROPE GMBH
NOTES TO THE FINANCIAL STATEMENTS
(In EUR, except for share and per share data, or otherwise stated)

13. ACCRUED EXPENSES AND OTHER LIABILITIES

Accrued expenses and other liabilities consisted of the following:

	As of December 31,
	2024	2025
	EUR	EUR	$
Deposits	966,845	885,355	1,039,053
Payroll and welfare payables	173,906	355,730	417,485
Professional service fee payables	150,213	789,874	926,996
Operating support service fee payables	—	296,774	348,294
Others	111,252	121,867	143,022
Accrued expenses and other liabilities	1,402,216	2,449,600	2,874,850

14. LOAN DUE TO THIRD PARTIES

Loan due to third parties consisted of the following:

	As of December 31,
	2024	2025
	EUR	EUR	$
Loan from Byland Capital Management LLC(1)	943,886	852,079	1,000,000
Loan from other third parties(2)(3)	—	266,759	313,069
Total	943,886	1,118,838	1,313,069

____________

(1)In connection with the Letter Agreement mentioned in Note 7, the Company, HUDA and Byland Capital Management LLC (“Byland”) entered into a Payment Agreement. In the Payment Agreement, Byland granted a credit of $1,000,000 to the Company, the Company utilized the credit and instructed Byland to make $1,000,000 payment to HUDA on behalf of the Company. The difference between the balance and contract amount is foreign exchange gain.

(2)On May 1, 2025 and May 30, 2025, the Company entered into two borrowing contracts with independent individual with the principal amount of $116,347 and $55,000, respectively. Both contracts bore an interest rate of 8% per annum with a six-month period, and were denominated in $.

(3)On January 2, 2025, April 28, 2025 and May 19, 2025, the Company entered into three borrowing contracts with a third party with the principal amount of EUR70,000, EUR3,000 and EUR35,000, and due on June 20, 2025, June 20, 2025 and June 2, 2025, respectively, bearing an interest rate of 6% per annum. As of December 31, 2025, all the above borrowing contracts were due.

15. LEASES

The Company entered into operating lease agreements for office spaces and employee dormitories. None of the amounts disclosed below for these leases contains variable payments, residual value guarantees or options that were recognized as part of the right-of-use assets and lease liabilities. As the Company’s leases did not provide an impliit discount rate, the Company used the company’s weighted average incremental borrowing rate based on the information available at commencement date in determining the present value of lease payments.

As of December 31, 2024 and 2025, the Company recognized operating lease liabilities, including current and noncurrent, in the amount of EUR329,674 and EUR223,477 ($262,273), respectively, and the corresponding operating lease right-of-use assets of EUR312,082 and EUR206,915 ($242,835), respectively.

Operating lease expenses for the years ended December 31, 2024 and 2025 were EUR267,000 and EUR138,639($162,707), respectively.

AIWAYS AUTOMOBILE EUROPE GMBH
NOTES TO THE FINANCIAL STATEMENTS
(In EUR, except for share and per share data, or otherwise stated)

15. LEASES (cont.)

Operating lease commitments

The Company’s maturity analysis of operating lease liabilities as of December 31, 2025 is as follows:

	Operating Leases
	EUR	$
2026	146,652	172,111
2027	100,974	118,503
2028	—	—
Total lease payment	247,626	290,614
Less: imputed interest	(24,149)	(28,341)
Present value of operating lease liabilities	223,477	262,273
Less: current obligation	(126,842)	(148,862)
Operating lease liabilities – non-current as of December 31, 2025	96,635	113,411

Supplemental disclosure related to operating leases were as follows:

	For the years ended December 31,
	2024	2025
Cash paid for amounts included in the measurement of lease liabilities
Operating cash flows for operating leases	267,001	138,639
Weighted average remaining lease term of operating leases	2.67 years	1.67 years
Weighted average discount rate of operating leases	12.50%	12.50%

16. TAXATION

The Company is subject to corporate income tax at a rate of 15% on taxable income, regardless of whether the income is distributed or retained. A 5.5% solidarity surcharge is imposed on corporate income tax, resulting in an effective tax rate of 15.825%.

The reconciliation of tax computed by applying the statutory income tax rate of 15% for the years ended December 31, 2024 and 2025 to income tax expense were as follows:

	For the years ended December 31,
	2024	2025
	EUR	EUR
Statutory income tax rate	15.00%	15.00%
Effect of change in valuation allowance	(15.00)%	(15.00)%
Effective tax rate	0.00%	0.00%

AIWAYS AUTOMOBILE EUROPE GMBH
NOTES TO THE FINANCIAL STATEMENTS
(In EUR, except for share and per share data, or otherwise stated)

16. TAXATION (cont.)

For the purpose of presentation in the balance sheets, deferred income tax assets and liabilities have been offset, and included in other assets on the accompanying balance sheets. Significant components of deferred tax assets and liabilities are as follows:

	As of December 31,
	2024	2025
	EUR	EUR	$
Deferred tax assets
Provision for credit loss	—	1,631	1,914
Provision for impairment of inventories	35,962	7,821	9,179
Warranty liabilities	51,167	37,827	44,394
Tax losses	5,118,636	5,582,744	6,551,908
Valuation allowance	(5,205,765)	(5,630,023)	(6,607,395)
Total deferred tax assets	—	—	—

Realization of the net deferred tax assets is dependent on factors including future reversals of existing taxable temporary differences and adequate future taxable income, exclusive of reversing deductible temporary differences and tax loss or credit carry forwards. The Company’s losses arising in Germany will not expire for deduction against future taxable profit.

The following table presents the movements of the valuation allowance:

	As of December 31,
	2024	2025
	EUR	EUR	$
Balance at beginning of year	4,658,757	5,205,765	6,109,486
Addition	547,008	424,258	497,909
Balance at end of year	5,205,765	5,630,023	6,607,395

17. RELATED PARTY TRANSACTIONS

a) Related parties

Name of related parties	Relationship with the Company
Shangrao Aiways Yiwei Automobile Import and Export Co., Ltd. (“SR Aiways”)	Affiliate of the Company
Shanghai Aiways Automobile Import and Export Co., Ltd. (“SH Aiways”)	Affiliate of the Company
AIWAYS GROUP (“AIWAYS GROUP”)	Affiliate of the Company
AIWAYS Holdings Limited (“AIWAYS Holdings”)	The ultimate shareholder of the Company
AIWAYS FUQIANG Holding Limited (“AIWAYS FUQIANG”)	One of the existing ultimate shareholders of AIWAYS Holdings
KEY JUNE Limited Partnership (“KEY JUNE”)	One of the existing ultimate shareholders of AIWAYS Holdings
KEY WE Limited Partnership (“KEY WE”)	One of the existing ultimate shareholders of AIWAYS Holdings
Aiways Tech Limited	Shareholder of the Company
Aiways International Trade Co., Limited (“Aiways International”)	Affiliate of the Company
Aiways Merger Sub. Inc.	Affiliate of the Company
Shanghai Aixiang Energy Technology Co., Ltd.	Affiliate of the Company
Shangrao WOFE	Affiliate of the Company

AIWAYS AUTOMOBILE EUROPE GMBH
NOTES TO THE FINANCIAL STATEMENTS
(In EUR, except for share and per share data, or otherwise stated)

17. RELATED PARTY TRANSACTIONS (cont.)

b) Accounts receivable from related parties

Name of Related Party	Nature	As of December 31,
		2024	2025
		EUR	EUR	$
SR Aiways	Vendor reimbursement receivable	286,240	249,337	292,622
Aiways Merger Sub. Inc.	Payment on behalf		740	868
Total		286,240	250,077	293,490

During the years ended December 31, 2025 and 2024, the Company billed EUR571,070, and EUR207,182 to SR Aiways, respectively, as vendor reimbursement for repair costs. These amounts were recognized as a reduction of cost of goods sold.

c) Accounts payable to related parties

Name of Related Party	Nature	As of December 31,
		2024	2025
		EUR	EUR	$
SR Aiways	Accounts payable from purchase of vehicles and spare parts	78,736	55,202	64,785
Total		78,736	55,202	64,785

d) Due to related parties

Name of Related Party	Nature	As of December 31,
		2024	2025
		EUR	EUR	$
SR Aiways	Payment on behalf	—	74,092	86,953
Shangrao WOFE	Payment on behalf	271,883	606,650	711,965
AIWAYS Holdings	Borrowings(1)	2,128	173,670	203,819
AIWAYS Holdings	Payment on behalf	—	46,829	54,959
SH Aiways	Payment on behalf	21,000	21,000	24,646
Aiways International	Payment on behalf	33,489	33,489	39,303
Aiways International	Borrowings(2)	—	82,286	96,571
Shanghai Aixiang Energy Technology Co., Ltd.	Payment on behalf	—	24,369	28,599
Total		328,500	1,062,385	1,246,815

____________

Notes:

(1)Balances of AIWAYS Holdings as of December 31, 2025 bore a weighted average interest rate of 8% per annum, and were denominated in $. The principal and accrued interest of the borrowings are due on demand.

(2)Balance of Aiways International as of December 31, 2025 bore a interest rate of 8% per annum, and was denominated in $. The principal and accrued interest of the borrowing are due on demand.

AIWAYS AUTOMOBILE EUROPE GMBH
NOTES TO THE FINANCIAL STATEMENTS
(In EUR, except for share and per share data, or otherwise stated)

17. RELATED PARTY TRANSACTIONS (cont.)

e) Related party transactions

Name of Related Party	Nature	As of December 31,
		2024	2025
		EUR	EUR	$
SH Aiways	Purchase of vehicles	21,000	—	—
SR Aiways	Purchase of vehicles and spare parts	165,508	2,271	2,665
Total		186,508	2,271	2,665

18. COMMITMENT AND CONTIGENCIES

Except those have been disclosed elsewhere in these financial statements, there are no other capital commitments and purchase commitments.

19. SUBSEQUENT EVENTS

The Company has assessed all events from December 31, 2025 up through July 30, 2026, which is the date that these financial statements are available to be issued, there are not any material subsequent events that require disclosure in these financial statements.

Annex A

EXECUTION COPY

BUSINESS COMBINATION AGREEMENT

by and among

HUDSON ACQUISITION I CORP.,
as HUDA,

EUROEV HOLDINGS LIMITED,
as Pubco,

AIWAYS MERGER SUB, INC.,
as Merger Sub,

AIWAYS AUTOMOBILE EUROPE GMBH,
as the Company,

AIWAYS TECH LIMITED,
as the Signing Seller

and

THE OTHER SHAREHOLDERS OF THE COMPANY NAMED HEREIN,
as the Joining Sellers

Dated as of November 22, 2024

Annex A Page Nos.
ARTICLE I. MERGER		A-2
1.1.	Merger	A-2
1.2.	Effective Time	A-2
1.3.	Effect of the Merger	A-3
1.4.	Organizational Documents of Surviving Corporation	A-3
1.5.	Directors and Officers of the Surviving Corporation	A-3
1.6.	Effect of Merger on Issued Securities of HUDA	A-3
1.7.	Effect of Merger on Merger Sub and Pubco Capital Shares	A-4
1.8.	Surrender of HUDA Certificates	A-4
1.9.	Lost, Stolen or Destroyed HUDA Certificates	A-4
1.10.	Tax Consequences	A-4
1.11.	Taking of Necessary Action; Further Action	A-4

ARTICLE II. SHARE EXCHANGE		A-4
2.1.	Exchange of Company Shares	A-4
2.2.	Exchange Consideration	A-5
2.3.	Surrender of Purchased Shares and Disbursement of Exchange Consideration	A-5
2.4.	Fractional Shares	A-5
2.5.	Termination of Certain Agreements	A-5
2.6.	Voting Agreement	A-5

ARTICLE III. CLOSING		A-5
3.1.	Closing	A-5
3.2.	Closing Statement	A-6

ARTICLE IV. REPRESENTATIONS AND WARRANTIES OF HUDA		A-6
4.1.	Organization and Standing	A-6
4.2.	Authorization; Binding Agreement	A-6
4.3.	Governmental Approvals	A-7
4.4.	Non-Contravention	A-7
4.5.	Capitalization	A-7
4.6.	SEC Filings; HUDA Financials; Internal Controls; Listing	A-8
4.7.	Absence of Certain Changes	A-9
4.8.	Compliance with Laws	A-9
4.9.	Actions; Orders; Permits	A-9
4.10.	Taxes and Returns	A-9
4.11.	Employees and Employee Benefit Plans	A-10
4.12.	Properties	A-10
4.13.	Material Contracts	A-10
4.14.	Transactions with Affiliates	A-10
4.15.	Investment Company Act; JOBS Act	A-11
4.16.	Finders and Brokers	A-11
4.17.	Certain Business Practices	A-11
4.18.	Insurance	A-11
4.19.	Information Supplied	A-11
4.20.	Independent Investigation	A-12
4.21.	Trust Account	A-12
4.22.	Exclusivity of Representations and Warranties	A-12

Annex A-i

Annex A Page Nos.
ARTICLE V. REPRESENTATIONS AND WARRANTIES OF PUBCO		A-13
5.1.	Incorporation and Standing	A-13
5.2.	Authorization; Binding Agreement	A-13
5.3.	Governmental Approvals	A-13
5.4.	Non-Contravention	A-13
5.5.	Capitalization	A-14
5.6.	Merger Shares and Exchange Shares; Pubco Warrants	A-14
5.7.	Pubco and Merger Sub Activities	A-15
5.8.	Investment Company Act; JOBS Act	A-15
5.9.	Finders and Brokers	A-15
5.10.	Information Supplied	A-15
5.11.	Independent Investigation	A-15
5.12.	Exclusivity of Representations and Warranties	A-16

ARTICLE VI. REPRESENTATIONS AND WARRANTIES OF THE COMPANY		A-16
6.1.	Incorporation and Standing	A-16
6.2.	Authorization; Binding Agreement	A-16
6.3.	Capitalization	A-16
6.4.	Subsidiaries	A-17
6.5.	Governmental Approvals	A-17
6.6.	Non-Contravention	A-17
6.7.	Financial Statements	A-18
6.8.	Absence of Certain Changes	A-19
6.9.	Compliance with Laws	A-19
6.10.	Company Permits	A-19
6.11.	Litigation	A-19
6.12.	Material Contracts	A-19
6.13.	Intellectual Property	A-20
6.14.	Taxes and Returns	A-22
6.15.	Real Property	A-22
6.16.	Personal Property	A-23
6.17.	Title to and Sufficiency of Assets	A-23
6.18.	Employee Matters	A-23
6.19.	Benefit Plans	A-24
6.20.	Environmental Matters	A-24
6.21.	Transactions with Related Persons	A-25
6.22.	Insurance	A-25
6.23.	Top Customers and Suppliers	A-26
6.24.	Certain Business Practices	A-26
6.25.	Investment Company Act	A-26
6.26.	Finders and Brokers	A-26
6.27.	Information Supplied	A-26
6.28.	Independent Investigation	A-27
6.29.	Exclusivity of Representations and Warranties	A-27

ARTICLE VII. REPRESENTATIONS AND WARRANTIES OF THE SELLERS		A-27
7.1.	Organization and Standing	A-27
7.2.	Authorization; Binding Agreement	A-27
7.3.	Ownership	A-28
7.4.	Governmental Approvals	A-28

Annex A-ii

Annex A Page Nos.
7.5.	Non-Contravention	A-28
7.6.	No Litigation	A-28
7.7.	Investment Representations	A-28
7.8.	Finders and Brokers	A-29
7.9.	Information Supplied	A-30
7.10.	Independent Investigation	A-30
7.11.	Exclusivity of Representations and Warranties	A-30

ARTICLE VIII. COVENANTS		A-30
8.1.	Access and Information	A-30
8.2.	Conduct of Business of the Company, Pubco, Merger Sub and the Sellers	A-31
8.3.	Conduct of Business of HUDA	A-33
8.4.	Annual and Interim Financial Statements	A-35
8.5.	HUDA Public Filings	A-35
8.6.	No Solicitation	A-35
8.7.	No Trading	A-36
8.8.	Notification of Certain Matters	A-36
8.9.	Efforts	A-36
8.10.	Further Assurances	A-37
8.11.	The Registration Statement	A-37
8.12.	Public Announcements	A-40
8.13.	Confidential Information	A-40
8.14.	Post-Closing Board of Directors and Executive Officers	A-41
8.15.	Indemnification of Directors and Officers; Tail Insurance	A-41
8.16.	Use of Proceeds; Payment of HUDA Expenses	A-42
8.17.	Redemptions; Transaction Financing	A-42
8.18.	Nasdaq Capital Market Listing	A-43
8.19.	HUDA Extensions	A-43
8.20.	HUDA Bridge Advance	A-43
8.21.	Company Shareholder Approval	A-43
8.22.	Delivery of Share Transfer Agreement	A-43
8.23.	HUDA Rights Amendment	A-44

ARTICLE IX. CLOSING CONDITIONS		A-44
9.1.	Conditions to Each Party’s Obligations	A-44
9.2.	Conditions to Obligations of the Company Entities and the Sellers	A-45
9.3.	Conditions to Obligations of HUDA	A-46
9.4.	Frustration of Conditions	A-47

ARTICLE X. TERMINATION AND EXPENSES		A-47
10.1.	Termination	A-47
10.2.	Effect of Termination	A-48
10.3.	Fees and Expenses	A-48

ARTICLE XI. TRUST WAIVER		A-49
11.1.	Waiver of Claims Against Trust	A-49

ARTICLE XII. MISCELLANEOUS		A-49
12.1.	No Survival	A-49
12.2.	Notices	A-50
12.3.	Binding Effect; Assignment	A-51
12.4.	Third Parties	A-51

Annex A-iii

Annex A Page Nos.
12.5.	Governing Law; Jurisdiction	A-51
12.6.	WAIVER OF JURY TRIAL	A-52
12.7.	Specific Performance	A-52
12.8.	Severability	A-52
12.9.	Amendment	A-52
12.10.	Waiver	A-52
12.11.	Entire Agreement	A-52
12.12.	Interpretation	A-53
12.13.	Counterparts	A-53
12.14.	No Recourse	A-53

ARTICLE XIII DEFINITIONS		A-54
13.1.	Certain Definitions	A-54
13.2.	Section References	A-61

INDEX OF ANNEXES AND EXHIBITS

Exhibit	Description
Exhibit A	Form of Seller Joinder
Exhibit B	Form of Lock-Up Agreement
Exhibit C	Sponsor Agreement
Exhibit D	Insider Letter Amendment
Exhibit E	Share Transfer Agreement

Annex A-iv

BUSINESS COMBINATION AGREEMENT

This Business Combination Agreement (this “Agreement”) is made and entered into as of November 22, 2024 (the “Signing Date”) by and among (i) Hudson Acquisition I Corp., a Delaware corporation (together with its successors, “HUDA”), (ii) EUROEV Holdings Limited, a British Virgin Islands business company (“Pubco”), (iii) Aiways Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Pubco (“Merger Sub”), (iv) Aiways Automobile Europe GmbH, a German limited liability company (the “Company”), (v) Aiways Tech Limited, a Hong Kong company (the “Signing Seller”), and (vi) each of the other holders of the Company’s shares that, after the Registration Statement Effective Date (as defined below), execute and deliver to the Pubco, HUDA and the Company a joinder agreement in substantially the form attached as Exhibit A hereto (each, a “Seller Joinder”) to become party to this Agreement, which Seller Joinder shall be accepted in writing and executed and delivered by the Pubco, HUDA and the Company, and which Seller Joinder shall contain an acknowledgement by such holder of Company Shares that it has received the Registration Statement (collectively, the “Joining Sellers” and, together with the Signing Seller, the “Sellers”). HUDA, Pubco, Merger Sub, the Company and the Sellers are sometimes referred to herein individually as a “Party” and, collectively, as the “Parties”.

RECITALS:

WHEREAS, certain capitalized terms used herein are defined in Article XIII hereof;

WHEREAS, the Company, directly and indirectly through its Subsidiaries, engages in the business of developing, manufacturing and selling electric vehicles;

WHEREAS, Pubco is a newly-incorporated British Virgin Islands business company that is owned entirely by one or more directors or executive officers of the Company who are not U.S. citizens or residents, and Merger Sub is a newly-incorporated Delaware corporation that is wholly owned by Pubco;

WHEREAS, the Parties desire and intend to effect a business combination transaction whereby: (a) Pubco will acquire all of the shares of the Company from the Sellers in exchange for ordinary shares of Pubco, such that the Company becomes a wholly owned subsidiary of Pubco and the Sellers become shareholders of Pubco (the “Share Exchange”); and (b) Merger Sub will merge with and into HUDA, with HUDA continuing as the surviving entity, as a result of which, (i) HUDA shall become a wholly owned subsidiary of Pubco; and (ii) each issued and outstanding security of HUDA immediately prior to the effective time of the Merger shall no longer be outstanding and shall automatically be cancelled, in exchange for the right of the holder thereof to receive a substantially equivalent security of Pubco (the “Merger” and, together with the Share Exchange and the other transactions contemplated by this Agreement and the Ancillary Documents, the “Transactions”), all upon the terms and subject to the conditions set forth in this Agreement and in accordance with the provisions of applicable Law;

WHEREAS, the Signing Seller has advanced to the Company, and the Company has advanced to HUDA, an aggregate of One Million Five Hundred Thousand U.S. Dollars ($1,500,000) (the “HUDA Bridge Advance”), the proceeds of which have been and are to be used in relation to maintaining HUDA as a public company and the consummation of the Transactions;

WHEREAS, at or prior to the Closing, each Seller and Parent Shareholder, except for such Sellers and Parent Shareholders that will not be Pubco Insiders immediately after the Closing and that are expected as of immediately after the Closing to hold an aggregate of 3,000,000 Pubco Ordinary Shares (subject to adjustment in accordance with Section 8.18 below) (such Sellers and Parent Shareholders that are not required to sign Lock-Up Agreements, the “Unlocked Company Shareholders”), will enter into a Lock-Up Agreement with Pubco and HUDA in substantially the form attached as Exhibit B hereto (the “Lock-Up Agreements”), which Lock-Up Agreements will become effective as of the Closing;

WHEREAS, simultaneously with the execution and delivery of this Agreement, HUDA, the Company, Pubco, the Sponsor and Pengfei Xie (the “Sponsor Guarantor”) have entered into a letter agreement, a copy of which is attached as Exhibit C hereto (the “Sponsor Agreement”), pursuant to which, (a) the Sponsor and the Sponsor Guarantor agreed to jointly and severally, (i) pay for all HUDA Closing Expenses (other than HUDA Pre-Closing Tax Liabilities) at or prior to the Closing, (ii) pay for any HUDA Pre-Closing Tax Liabilities that are required to be paid or satisfied in full at or prior to the Closing in order the consummate the transactions contemplated by this Agreement (the “Required HUDA Pre-Closing Tax Liabilities”), which payment will be repaid by Pubco to the Sponsor in cash without interest within one (1) month after the Closing, (iii) indemnify Pubco, HUDA and the Company and

Annex A-1

their respective Representatives to the extent that any HUDA Closing Expenses (other than HUDA Pre-Closing Tax Liabilities) have not been paid or otherwise fully satisfied as of the Closing (whether or not set forth on the Closing Statement), and (iv) immediately repay the amount the HUDA Bridge Advance (the “Bridge Advance Amount”) to the Company upon any termination of this Agreement by the Company pursuant to Section 10.1(d), (b) HUDA’s obligations under any loans made by the Sponsor to HUDA prior to the Closing, up to an aggregate of One Million Five Hundred Thousand U.S. Dollars ($1,500,000) (the “Converted Sponsor Loans”), will be converted into Pubco Ordinary Shares at the Closing at a conversion price of Ten U.S. Dollars ($10.00) per Pubco Ordinary Share, and (c) the Sponsor agreed to provide reasonable support for the Transaction Financing, subject to the terms and conditions set forth therein;

WHEREAS, simultaneously with the execution and delivery of this Agreement, HUDA, the Company and Pubco have entered into an amendment to the Insider Letter Agreement with the Sponsor, HUDA’s directors and officers and each other holder of Founder Shares, HUDA Private Units and HUDA Private Shares, a copy of which is attached as Exhibit D hereto (the “Insider Letter Amendment”), pursuant to which, among other matters, (a) the Company and Pubco are given rights to enforce the terms of the Insider Letter Agreement, including the voting provisions and transfer restrictions set forth therein, (b) effective as of the Closing Pubco shall assume and be assigned the rights and obligations of HUDA under the Insider Letter and (c) up to an aggregate of 3,000,000 Pubco Ordinary Shares issued pursuant to this Agreement in exchange for the Founder Shares, HUDA Private Units, HUDA Private Shares and HUDA Rights, when added together with the Pubco Ordinary Shares issued pursuant to this Agreement in satisfaction of the Converted Sponsor Loans, will be released from the lock-up periods applicable thereunder;

WHEREAS, simultaneously with the Closing, HUDA, Pubco, the Sponsor, the other “Holders” under the Founder Registration Rights Agreement and the Pubco Insiders, including the Signing Seller, will execute and deliver an amendment and restatement of the Founder Registration Rights Agreement, in form and substance reasonably acceptable to HUDA, Pubco and the Company (the “Amended Registration Rights Agreement”), to, among other matters, have Pubco assume the registration obligations of HUDA under the Founder Registration Rights Agreement, have such rights apply to the Pubco Ordinary Shares, and to provide the Pubco Insiders with registration rights thereunder; and

WHEREAS, the boards of directors of HUDA, Pubco and Merger Sub have each (a) determined that the Transactions are fair, advisable and in the best interests of their respective companies and shareholders, and (b) approved this Agreement and the Transactions, upon the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated in this Agreement as if fully set forth below, and the representations, warranties, covenants and agreements contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledges and agreed, and intending to be legally bound hereby, the Parties hereby agree as follows:

ARTICLE I
MERGER

1.1 Merger. At the Effective Time, immediately following the consummation of the Share Exchange, and subject to and upon the terms and conditions of this Agreement, and in accordance with the applicable provisions of the DGCL, HUDA and Merger Sub shall consummate the Merger, pursuant to which Merger Sub shall be merged with and into HUDA with HUDA being the surviving entity, at which time the separate corporate existence of Merger Sub shall cease and HUDA shall continue as the surviving corporation. HUDA, as the surviving corporation after the Merger, is hereinafter sometimes referred to as the “Surviving Corporation” (provided, that references to HUDA for periods after the Effective Time shall include the Surviving Corporation).

1.2 Effective Time. HUDA and Merger Sub shall cause the Merger to be consummated by filing a Certificate of Merger (the “Certificate of Merger”) with the Secretary of State of the State of Delaware in accordance with the relevant provisions of the Delaware General Corporation Law (“DGCL”), for the merger of Merger Sub with and into HUDA (the time of such filings, or such later time as may be specified in the Certificate of Merger, being the “Effective Time”). For the avoidance of doubt, the Effective Time shall in all events be after the time at which the Share Exchange has been consummated in accordance with Article II.

Annex A-2

1.3 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Certificate of Merger and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, agreements, powers and franchises, debts, Liabilities, duties, immunities and obligations of Merger Sub shall become the property, rights, privileges, agreements, powers and franchises, debts, Liabilities, duties, immunities and obligations of the Surviving Corporation (including all rights and obligations with respect to the Trust Account), which shall include the assumption by the Surviving Corporation of any and all agreements, covenants, duties and obligations of Merger Sub as set forth in this Agreement to be performed after the Effective Time, and all the property, rights, privileges, agreements, powers and franchises, debts, Liabilities, duties, immunities and obligations of HUDA (as the Surviving Corporation) shall continue unaffected by the Merger, and the Surviving Corporation shall continue its existence as a wholly owned Subsidiary of Pubco.

1.4 Organizational Documents of Surviving Corporation. At the Effective Time, certificate of incorporation and bylaws of HUDA, each as in effect immediately prior to the Effective Time, shall be amended and restated to read in their entirety in the form of the certificate of incorporation and bylaws of Merger Sub, in each case as in effect immediately prior to the Effective Time, respectively and, as so amended and restated, shall be the certificate of incorporation and bylaws of the Surviving Corporation until the same may be thereafter further amended and/or restated in accordance with their terms and the Delaware Act.

1.5 Directors and Officers of the Surviving Corporation. At the Effective Time, the board of directors and executive officers of HUDA shall resign and the board of directors and the executive officers of Merger Sub immediately prior to the Effective Time shall become the board of directors and executive officers of the Surviving Corporation, each to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation until their respective successors are duly elected or appointed and qualified.

1.6 Effect of Merger on Issued Securities of HUDA. At the Effective Time, by virtue of the Merger and without any action on the part of any Party or the holders of securities of HUDA, Pubco or Merger Sub (other than the filing of documents required by the Secretary of State of the State of Delaware or as otherwise required pursuant to applicable Law):

(a) HUDA Units. At the Effective Time, every issued and outstanding HUDA Unit shall be automatically detached, and the holder thereof shall be deemed to hold one (1) share of HUDA Common Stock and one (1) HUDA Right in accordance with the terms of the applicable HUDA Unit, which underlying HUDA Securities shall be converted in accordance with the applicable terms of this Section 1.6 below.

(b) HUDA Common Stock. At the Effective Time, every issued and outstanding share of HUDA Common Stock (other than those described in Section 1.6(d) below) that is not redeemed or converted in the Redemption shall become and be converted automatically into the right to receive one (1) Pubco Ordinary Share, following which, all shares of HUDA Common Stock shall cease to be outstanding and shall automatically be canceled and shall cease to exist. The holders of certificates previously evidencing shares of HUDA Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares, except as provided herein or by Law. Each certificate previously evidencing shares of HUDA Common Stock shall be exchanged for a certificate (if requested) representing the same number of Pubco Ordinary Shares upon the surrender of such certificate in accordance with Section 1.7. Each certificate formerly representing shares of HUDA Common Stock (other those described in Section 1.6(d) below) shall thereafter represent only the right to receive the same number of Pubco Ordinary Shares.

(c) HUDA Rights. At the Effective Time, each issued and outstanding HUDA Right shall be automatically converted into the number of Pubco Ordinary Shares that would have been received by the holder thereof if such HUDA Right had been converted upon the consummation of a Business Combination in accordance with HUDA’s Organizational Documents, the IPO Prospectus and the Rights Agreement into shares of HUDA Common Stock, but for such purposes treating it as if such Business Combination had occurred at the Effective Time and the shares of HUDA Common Stock issued upon conversion of the HUDA Rights had then automatically been converted into Pubco Ordinary Shares in accordance with Section 1.6(b) above. At the Effective Time, the HUDA Rights shall cease to be outstanding and shall automatically be canceled and retired and shall cease to exist. The holders of certificates previously evidencing HUDA Rights outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such HUDA Rights, except as provided herein or by Law. Each certificate formerly representing HUDA Rights shall thereafter represent only the right to receive Pubco Ordinary Shares as set forth herein.

Annex A-3

(d) Cancellation of Capital Stock Owned by HUDA. At the Effective Time, if there are any shares of capital stock of HUDA that are owned by HUDA as treasury shares or by any direct or indirect Subsidiary of HUDA, such shares shall be canceled and extinguished without any conversion thereof or payment therefor.

(e) Transfers of Ownership. If any certificate for securities of HUDA is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the certificate so surrendered will be properly endorsed (or accompanied by an appropriate instrument of transfer) and otherwise in proper form for transfer and that the person requesting such exchange will have paid to HUDA or any agent designated by it any transfer or other Taxes required by reason of the issuance of a certificate for securities of HUDA in any name other than that of the registered holder of the certificate surrendered, or established to the satisfaction of HUDA or any agent designated by it that such tax has been paid or is not payable.

(f) No Liability. Notwithstanding anything to the contrary in this Section 1.6, none of the Surviving Corporation, Pubco or any other Party hereto shall be liable to any Person for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

1.7 Effect of Merger on Merger Sub and Pubco Capital Shares. At the Effective Time, by virtue of the Merger and without any action on the part of any Party or any equityholder of HUDA, Pubco or Merger Sub, (a) all of the shares of Merger Sub Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into an equal number of shares of common stock of the Surviving Corporation, with the same rights, powers and privileges as the shares so converted and shall constitute the only outstanding shares of capital stock of the Surviving Corporation; and (b) all of the shares of Pubco issued and outstanding immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof or payment therefor.

1.8 Surrender of HUDA Certificates. All securities issued upon the surrender of HUDA Securities in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such securities, provided that any restrictions on the sale and transfer of HUDA Securities shall also apply to the Pubco Ordinary Shares so issued in exchange.

1.9 Lost, Stolen or Destroyed HUDA Certificates. In the event any certificates shall have been lost, stolen or destroyed, Pubco shall issue, in exchange for such lost, stolen or destroyed certificates, as the case may be, upon the making of an affidavit of that fact by the holder thereof, such securities, as may be required pursuant to Section 1.6; provided, however, that the Surviving Corporation may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against the Surviving Corporation with respect to the certificates alleged to have been lost, stolen or destroyed.

1.10 Tax Consequences. The Parties hereby agree and acknowledge that, for U.S. federal income Tax purposes, the Merger and the Share Exchange, taken together, are intended to qualify as an exchange described in Section 351 of the Code. The Parties hereby agree to file all Tax and other informational returns on a basis consistent with such characterization unless otherwise required pursuant to a determination within the meaning of Section 1313(a) of the Code. Each of the Parties acknowledge and agree that each (i) has had the opportunity to obtain independent legal and Tax advice with respect to the Transactions, and (ii) is responsible for paying its own Taxes, including any adverse Tax consequences that may result if the Merger and the Share Exchange, taken together, does not qualify under Section 351 of the Code.

1.11 Taking of Necessary Action; Further Action. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of HUDA and Merger Sub, the officers and directors of HUDA and Merger Sub are fully authorized in the name of their respective entities to take, and will take, all such lawful and necessary action, so long as such action is not inconsistent with this Agreement.

ARTICLE II
SHARE EXCHANGE

2.1 Exchange of Company Shares. Subject to and upon the terms and conditions of this Agreement, the Sellers shall sell to Pubco, and Pubco shall purchase from the Sellers, all of the issued and outstanding Company Shares held by the Sellers (collectively, the “Purchased Shares”), free and clear of all Liens (other than those imposed by the Company’s Organizational Documents or applicable securities Laws). At the Closing, immediately prior to

Annex A-4

the Effective Time, and subject to and upon the terms and conditions of this Agreement, the Sellers shall transfer the Purchased Shares in rem to Pubco, and Pubco shall accept such transfer, in accordance with the Share Transfer Agreement in substantially the form attached as Exhibit E hereto (the “Share Transfer Agreement”). At the Closing, except for such securities that are part of any Transaction Financing, the Company will terminate any issued and outstanding Company Convertible Securities that have not been converted or exercised prior to the Closing, without any consideration or payment therefor.

2.2 Exchange Consideration. Subject to and upon the terms and conditions of this Agreement, in full payment for the Purchased Shares, Pubco shall issue and deliver to the Sellers an aggregate number of Pubco Ordinary Shares (the “Exchange Shares”) with an aggregate value (the “Exchange Consideration”) equal to the sum of (i) Four Hundred and Ten Million U.S. Dollars ($410,000,000), plus (ii) the amount of any Transaction Financing that is made into the Company or its Subsidiaries prior to the Closing, for all of the Company Shares as of immediately prior to the Effective Time, with each Pubco Ordinary Share valued at Ten U.S. Dollars ($10.00) per Pubco Ordinary Share, and with each Seller receiving its pro rata share of the applicable Exchange Shares based on the number of Purchased Shares owned by such Seller, divided by the total number of Company Shares as of immediately prior to the Effective Time (such percentage being each such Seller’s “Pro Rata Share”).

2.3 Surrender of Purchased Shares and Disbursement of Exchange Consideration.

(a) At the Closing, Pubco shall cause the Exchange Shares to be issued to each Seller in exchange for such Seller’s Pro Rata Share of the Exchange Shares in accordance with Section 2.2.

(b) At the Closing, each Seller will execute the Share Transfer Agreement and submit to the acting notary public a joint instruction (including by email) and authorization to file with the competent commercial register an updated shareholders list of the Company reflecting Pubco as the holder of such Seller’s shares of the Company.

2.4 Fractional Shares. Notwithstanding anything to the contrary contained herein, no fraction of a Pubco Ordinary Share will be issued by Pubco by virtue of this Agreement or the transactions contemplated hereby, and each Person who would otherwise be entitled to a fraction of a Pubco Ordinary Share (after aggregating all fractional Pubco Ordinary Shares that would otherwise be received by such Person) shall instead have the number of Pubco Ordinary Shares issued to such Person rounded up in the aggregate to the nearest whole Pubco Ordinary Share.

2.5 Termination of Certain Agreements. The Company and the Sellers hereby agree that, effective at the Closing, (a) any shareholders, voting or similar agreement among the Company and any of the Sellers or among the Sellers with respect to the Company Shares, and (b) any registration rights agreement between the Company and its shareholders, in each case of clauses (a) and (b), shall automatically, and without any further action by any of the Parties, terminate in full and become null and void and of no further force and effect. Further, each Seller and the Company hereby waive any obligations of the parties under the Company Organizational Documents or any agreement described in clause (a) above with respect to the Transactions and the Ancillary Documents, and any failure of the parties to comply with the terms thereof in connection with the Transactions and the Ancillary Documents.

2.6 Voting Agreement. The Signing Seller hereby agrees to, and upon its execution of a Seller Joinder, each Joining Seller agrees to, during the Interim Period, at each meeting of Company Shareholders, and in each written consent or resolutions of any of the Company Shareholders in which such Seller is entitled to vote or consent, to be present for any such meeting and vote (in person or by proxy), or consent to any action by written consent or resolution with respect to, as applicable, (i) in favor of, and adopt, this Agreement and the Ancillary Documents, the performance by the Company of its obligations hereunder and thereunder and the consummation of the Transactions, (ii) in favor of the other matters set forth in this Agreement, including, to the extent such approval is required, any Transaction Financing, and (iii) in opposition to any Acquisition Proposal or Alternative Transaction.

ARTICLE III
CLOSING

3.1 Closing. Subject to the satisfaction or waiver (by the Party for whose benefit the applicable condition exists, in such Party’s sole discretion) of the conditions set forth in Article IX, the consummation of the Transactions (the “Closing”), shall take place (i) either remotely by electronic exchange of documents or at the offices of Womble Bond Dickinson (US) LLP (“WBD”), 888 Seventh Avenue, 39th Floor, New York, NY 10106, on a date and at a time

Annex A-5

to be agreed upon by HUDA and the Company, which date shall be no later than the second (2nd) Business Day after all the Closing conditions to this Agreement have been satisfied or waived at 10:00 a.m. local time, or (ii) at such other date, time or place as HUDA and the Company may agree (the date and time at which the Closing is actually held being the “Closing Date”).

3.2 Closing Statement. At least two (2) Business Days prior to the Closing Date, HUDA shall deliver to the Company a written statement (the “Closing Statement”) setting forth a good faith calculation of HUDA’s estimate of the HUDA Closing Expenses, and specifying the estimated amount of any HUDA Pre-Closing Tax Liabilities and Required HUDA Pre-Closing Tax Liabilities that have been or will be paid by the Sponsor and the Sponsor Guarantor prior to the Closing. Promptly upon delivering the Closing Statement to the Company, if requested by the Company, HUDA will meet with the Company to review and discuss the Closing Statement and HUDA will consider in good faith the Company’s comments to the Closing Statement and make any appropriate adjustments to the Closing Statement prior to the Closing, which adjusted Closing Statement, as mutually approved by the Company and HUDA both acting reasonably and in good faith, shall thereafter become the Closing Statement for all purposes of this Agreement.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF HUDA

Except as set forth in (i) the disclosure schedules delivered by HUDA to the Company, Pubco and the Sellers on the Signing Date (the “HUDA Disclosure Schedules”), the Section numbers of which are numbered to correspond to the Section numbers of this Agreement to which they refer, or (ii) the SEC Reports that are available on the SEC’s website through EDGAR on or after October 17, 2022 and at least two (2) Business Days prior to the Signing Date (excluding any risk factors, forward-looking statements or similar predictive statements) (the “Signing SEC Reports”), HUDA represents and warrants to the Company, Pubco and the Sellers, as of the Signing Date and as of the Closing (unless otherwise set forth below with respect to the representations and warranties which are given only as of a specific date), as follows:

4.1 Organization and Standing. HUDA is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware. HUDA has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. HUDA is duly qualified or licensed and in good standing to do business in each jurisdiction in which the character of the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary. HUDA has heretofore made available to the Company accurate and complete copies of its Organizational Documents, each as currently in effect. HUDA is not in violation of any provision of its Organizational Documents in any material respect.

4.2 Authorization; Binding Agreement. HUDA has all requisite corporate power and authority to execute and deliver this Agreement and each Ancillary Document to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby, subject to obtaining the Required HUDA Stockholder Approval. The execution and delivery of this Agreement and each Ancillary Document to which it is a party and the consummation of the transactions contemplated hereby and thereby (a) have been duly and validly authorized by the board of directors of HUDA and (b) other than the Required HUDA Stockholder Approval, no other corporate proceedings, other than as expressly set forth elsewhere in the Agreement, on the part of HUDA are necessary to authorize the execution and delivery of this Agreement and each Ancillary Document to which it is a party or to consummate the transactions contemplated hereby and thereby. HUDA’s board of directors, at a duly called and held meeting, has unanimously (i) determined that this Agreement and the transactions contemplated hereby, including the Merger, are advisable, fair to and in the best interests of HUDA and HUDA’s stockholders in accordance with the DGCL, (ii) approved and adopted this Agreement, (iii) recommended that HUDA’s stockholders vote in favor of the approval of this Agreement, the Merger, and the other Stockholder Approval Matters in accordance with the DGCL (the “HUDA Recommendation”) and (iv) directed that this Agreement and the Stockholder Approval Matters be submitted to the HUDA stockholders for their approval. This Agreement has been, and each Ancillary Document to which HUDA is a party shall be when delivered, duly and validly executed and delivered by HUDA and, assuming the due authorization, execution and delivery of this Agreement and such Ancillary Documents by the other parties hereto and thereto, constitutes, or when delivered shall constitute, the valid and binding obligation of HUDA, enforceable against HUDA in accordance with its terms, except to the extent that enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws of general application affecting the enforcement of creditors’ rights generally and subject to general principles of equity (collectively, the “Enforceability Exceptions”).

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4.3 Governmental Approvals. Except as otherwise described in Schedule 4.3, no Consent of or with any Governmental Authority, on the part of HUDA is required to be obtained or made in connection with the execution, delivery or performance by HUDA of this Agreement and each Ancillary Document to which it is a party or the consummation by HUDA of the transactions contemplated hereby and thereby, other than (a) pursuant to Antitrust Laws, (b) such filings as expressly contemplated by this Agreement, (c) any filings required with Nasdaq or the SEC with respect to the Transactions, (d) applicable requirements, if any, of the Securities Act, the Exchange Act, and/or any state “blue sky” securities Laws, and the rules and regulations thereunder, and (e) where the failure to obtain or make such Consents or to make such filings or notifications, would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on HUDA.

4.4 Non-Contravention. Except as otherwise described in Schedule 4.4, the execution and delivery by HUDA of this Agreement and each Ancillary Document to which it is, or is required to be, a party, the consummation by HUDA of the transactions contemplated hereby and thereby, and compliance by HUDA with any of the provisions hereof and thereof, will not (a) contravene, conflict with or violate any provision of HUDA’s Organizational Documents, (b) subject to obtaining the Consents from Governmental Authorities referred to in Section 4.3 hereof, and the waiting periods referred to therein having expired, and any condition precedent to such Consent or waiver having been satisfied, contravene, conflict with or violate any Law, Order or Consent applicable to HUDA or any of its properties or assets, or (c) (i) contravene, violate, conflict with or result in a breach of, (ii) constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, (iii) result in the termination, withdrawal, suspension, cancellation or modification of, (iv) accelerate the performance required by HUDA under, (v) result in a right of termination or acceleration under, (vi) give rise to any obligation to make payments or provide compensation under, (vii) result in the creation of any Lien upon any of the properties or assets of HUDA under, (viii) give rise to any obligation to obtain any third party Consent or provide any notice to any Person or (ix) give any Person the right to declare a default, exercise any remedy, claim a rebate, chargeback, penalty or change in delivery schedule, accelerate the maturity or performance, cancel, terminate or modify any right, benefit, obligation or other term under, any of the terms, conditions or provisions of, any Contract to which HUDA is a party or by which it or any of its properties or assets are bound, except for any deviations from any of the foregoing clauses (b) or (c) that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on HUDA.
4.5 Capitalization.

(a) HUDA is authorized to issue 200,000,000 shares of capital stock, of which 200,000,000 shares are HUDA Common Stock. The issued and outstanding HUDA Securities as of the Signing Date are set forth on Schedule 4.5(a). There are no issued or outstanding shares of HUDA preferred stock. All outstanding shares of HUDA Common Stock are duly authorized, validly issued, fully paid and non-assessable and not subject to or issued in violation of any purchase option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the DGCL, HUDA’s Organizational Documents or any Contract to which HUDA is a party. None of the outstanding HUDA Securities has been issued in violation of any applicable securities Laws. Prior to giving effect to the Transactions, HUDA does not have any Subsidiaries or own any equity interests in any other Person.

(b) Except as set forth in Schedule 4.5(a) or Schedule 4.5(b) there are no (i) outstanding options, warrants, puts, calls, convertible or exchangeable securities, “phantom” stock rights, stock appreciation rights, stock-based units, preemptive or similar rights, (ii) bonds, debentures, notes or other Indebtedness having general voting rights or that are convertible or exchangeable into securities having such rights or (iii) subscriptions or other rights, agreements, arrangements, Contracts or commitments of any character (other than this Agreement and the Ancillary Documents), (A) relating to the issued or unissued securities of HUDA or (B) obligating HUDA to issue, transfer, deliver or sell or cause to be issued, transferred, delivered, sold or repurchased any options or shares or securities convertible into or exchangeable for any capital shares, or (C) obligating HUDA to grant, extend or enter into any such option, warrant, call, subscription or other right, agreement, arrangement or commitment for such capital shares. Other than the Redemption or as expressly set forth in this Agreement, there are no outstanding obligations of HUDA to repurchase, redeem or otherwise acquire any shares of HUDA or to provide funds to make any investment (in the form of a loan, capital contribution or otherwise) in any Person. Except as set forth in Schedule 4.5(b), there are no stockholders’ agreements, voting trusts or other agreements or understandings to which HUDA is a party with respect to the voting of any shares of capital stock of HUDA.

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(c) All Indebtedness of HUDA as of the Signing Date, all Liabilities that are payable by HUDA as of the Signing Date (including upon the passage of time and those that are contingent and payable upon the consummation of the Business Combination) and all other Transaction Expenses of HUDA (including those that contingent and payable upon the consummation of the Business Combination) are disclosed on Schedule 4.5(c). Other than as set forth on Schedule 4.5(c), no Indebtedness of HUDA contains any restriction upon: (i) the prepayment of any of such Indebtedness, (ii) the incurrence of Indebtedness by HUDA or (iii) the ability of HUDA to grant any Lien on, or make any dividend or distribution of, its properties or assets.

(d) Since the date of formation of HUDA, and except as contemplated by this Agreement, HUDA has not declared or paid any distribution or dividend in respect of its shares and has not repurchased, redeemed or otherwise acquired any of its shares, and HUDA’s board of directors has not authorized any of the foregoing.

4.6 SEC Filings; HUDA Financials; Internal Controls; Listing.

(a) HUDA, since the IPO, has filed all forms, reports, schedules, statements, registration statements, prospectuses and other documents required to be filed or furnished by HUDA with the SEC under the Securities Act and/or the Exchange Act, together with any amendments, restatements or supplements thereto, and will file all such forms, reports, schedules, statements and other documents required to be filed subsequent to the Signing Date. Except to the extent available on the SEC’s web site through EDGAR, HUDA has delivered to the Company copies in the form filed with the SEC of all of the following: (i) HUDA’s annual reports on Form 10-K for each fiscal year of HUDA beginning with the first year HUDA was required to file such a form, (ii) HUDA’s quarterly reports on Form 10-Q for each fiscal quarter that HUDA filed such reports to disclose its quarterly financial results in each of the fiscal years of HUDA referred to in clause (i) above, (iii) all other forms, reports, registration statements (including HUDA’s Registration Statements on Form S-1, which was originally filed on April 29, 2022 and made effective on October 17, 2022), prospectuses and other documents (other than preliminary materials) filed by HUDA with the SEC since the beginning of the first fiscal year referred to in clause (i) above (the forms, reports, registration statements, prospectuses and other documents referred to in clauses (i), (ii) and (iii) above, whether or not available through EDGAR, are, collectively, the “SEC Reports”) and (iv) all certifications and statements required by (A) Rules 13a-14 or 15d-14 under the Exchange Act, and (B) 18 U.S.C. §1350 (Section 906 of SOX) with respect to any report referred to in clause (i) above (collectively, the “Public Certifications”). The SEC Reports (x) were prepared in all material respects in accordance with the requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations thereunder and (y) did not, as of their respective effective dates (in the case of SEC Reports that are registration statements filed pursuant to the requirements of the Securities Act) and at the time they were filed with the SEC (in the case of all other SEC Reports) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. As of the Signing Date, there are no outstanding or unresolved comment letters received from the SEC with respect to any SEC Reports. None of the SEC Reports filed on or prior to the Signing Date is subject to ongoing SEC review or investigation as of the Signing Date. The Public Certifications are each true as of their respective dates of filing. As used in this Section 4.6, the term “file” shall be broadly construed to include any manner permitted by SEC rules and regulations in which a document or information is furnished, supplied or otherwise made available to the SEC.

(b) The financial statements and notes of HUDA contained or incorporated by reference in the SEC Reports (the “HUDA Financials”), fairly present in all material respects the financial position and the results of operations, changes in shareholders’ equity, and cash flows of HUDA at the respective dates of and for the periods referred to in such financial statements, all in accordance with (i) GAAP methodologies applied on a consistent basis throughout the periods involved and (ii) Regulation S-X or Regulation S-K, as applicable (except as may be indicated in the notes thereto and for the omission of notes and audit adjustments in the case of unaudited quarterly financial statements to the extent permitted by Regulation S-X or Regulation S-K, as applicable), and (iii) audited in accordance with PCAOB standards.

(c) Except as and to the extent reflected or reserved against in the HUDA Financials, HUDA has not incurred any Liabilities or obligations of the type required to be reflected on a balance sheet in accordance with GAAP that is not adequately reflected or reserved on or provided for in the HUDA Financials, other than Liabilities of the type required to be reflected on a balance sheet in accordance with GAAP that have been incurred since HUDA’s formation in the ordinary course of business. HUDA does not maintain any “off-balance sheet arrangement” within the meaning of Item 303 of Regulation S-K of the Securities Act. No financial statements other than those of HUDA are required by GAAP to be included in the financial statements of HUDA.

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(d) Since the IPO, HUDA has not received from its independent auditors any written notification of any (i) “significant deficiency” in the internal controls over financial reporting of HUDA, (ii) “material weakness” in the internal controls over financial reporting of HUDA or (iii) fraud, whether or not material, that involves management or other employees of HUDA who have a significant role in the internal controls over financial reporting of HUDA.

(e) Except as not required in reliance on exemptions from various reporting requirements by virtue of HUDA’s status as an “emerging growth company” within the meaning of the Securities Act, as modified by the JOBS Act, since the IPO, (i) HUDA has established and maintained a system of internal controls over financial reporting (as defined in Rule 13a-15 and Rule 15d-15 under the Exchange Act) sufficient to provide reasonable assurance regarding the reliability of HUDA’s financial reporting and the preparation of HUDA’s financial statements for external purposes in accordance with GAAP and (ii) HUDA has established and maintained disclosure controls and procedures (as defined in Rule 13a-15 and Rule 15d-15 under the Exchange Act) designed to ensure that material information relating to HUDA is made known to HUDA’s principal executive officer and principal financial officer by others within HUDA, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared.

(f) HUDA has not taken any action prohibited by Section 402 of the Sarbanes-Oxley Act.

(g) Except as described on Schedule 4.6(g), since the IPO (A) the HUDA Public Units, HUDA Common Stock and the HUDA Rights have been listed on Nasdaq, (B) HUDA has not received any written deficiency notice from Nasdaq relating to the continued listing requirements of such HUDA Securities, (C) there are no Actions pending or, to the Knowledge of HUDA, threatened against HUDA by the Financial Industry Regulatory Authority with respect to any intention by such entity to suspend, prohibit or terminate the quoting of such HUDA Securities on Nasdaq and (D) such HUDA Securities are in compliance with all of the applicable corporate governance rules of Nasdaq.

(h) HUDA is a publicly held company subject to reporting obligations pursuant to Section 13 of the Exchange Act, and the HUDA Public Units, HUDA Common Stock and HUDA Public Rights are registered pursuant to Section 12(b) of the Exchange Act.

4.7 Absence of Certain Changes. As of the Signing Date, except as set forth in Schedule 4.7, HUDA has, since its formation, (a) conducted no business other than its formation, the public offering of its securities (and the related private offerings), public reporting and its search for an initial Business Combination as described in the IPO Prospectus (including the investigation of the Target Companies and the negotiation and execution of this Agreement) and related activities and (b) not been subject to a Material Adverse Effect.

4.8 Compliance with Laws. HUDA is, and has since its formation been, in compliance with all Laws applicable to it and the conduct of its business except for such noncompliance which would not reasonably be expected to have a Material Adverse Effect on HUDA, and HUDA has not received written notice alleging any violation of applicable Law in any material respect by HUDA.

4.9 Actions; Orders; Permits. There is no pending or, to the Knowledge of HUDA, threatened Action to which HUDA is subject which would reasonably be expected to have a Material Adverse Effect on HUDA and, to the Knowledge of HUDA, no pending or threatened investigations to which HUDA is subject. There is no material Action that HUDA has pending against any other Person. HUDA is not subject to any material Orders of any Governmental Authority, nor are any such Orders pending. HUDA holds all material Permits necessary to lawfully conduct its business as presently conducted, and to own, lease and operate its assets and properties, all of which are in full force and effect, except where the failure to hold such Consent or for such Consent to be in full force and effect would not reasonably be expected to have a Material Adverse Effect on HUDA.

4.10 Taxes and Returns.

(a) Except as set forth on Schedule 4.10(a), HUDA has or will have timely filed, or caused to be timely filed, all material Tax Returns required to be filed by it, which Tax Returns are true, accurate, correct and complete in all material respects, and has paid, collected or withheld, or caused to be paid, collected or withheld, all material Taxes required to be paid, collected or withheld, other than such Taxes for which adequate reserves in the HUDA Financials have been established in accordance with GAAP. Schedule 4.10(a) sets forth each jurisdiction where HUDA files or is required to file a Tax Return. There are no claims, assessments. audits, examinations, to the Knowledge of HUDA, investigations or other Actions pending against HUDA in respect of any material Tax, and HUDA has not been notified in writing of any material proposed Tax claims or assessments against HUDA (other than, in each case, claims or

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assessments for which adequate reserves in the HUDA Financials have been established in accordance with GAAP). There are no Liens with respect to any Taxes upon any of HUDA’s assets, other than Permitted Liens. HUDA has no outstanding waivers or extensions of any applicable statute of limitations to assess any material amount of Taxes. There are no outstanding requests by HUDA for any extension of time within which to file any Tax Return or within which to pay any Taxes shown to be due on any Tax Return. HUDA is not, and never has been, a member of any consolidated, combined, unitary or affiliated group of corporations for any Tax purposes.

(b) Since the date of its formation, HUDA has not (i) changed any Tax accounting methods, policies or procedures except as required by a change in Law, (ii) made, revoked, or amended any material Tax election, (iii) filed any amended Tax Returns or claim for refund or (iv) entered into any closing agreement affecting or otherwise settled or compromised any material Tax Liability or refund.

4.11 Employees and Employee Benefit Plans. Except as set forth on Schedule 4.11, HUDA does not (a) have any paid employees or (b) maintain, sponsor, contribute to or otherwise have any Liability under, any Benefit Plans. Except as set forth on Schedule 4.11, neither the execution and delivery of this Agreement or the Ancillary Documents nor the consummation of the Transactions and the Ancillary Documents will (i) result in any payment or benefit (including severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any director, officer or employee of HUDA or (ii) result in the acceleration of the time of payment or vesting of any such payment or benefit.

4.12 Properties. HUDA does not own, license or otherwise have any right, title or interest in any material Intellectual Property. HUDA does not own or lease any material real property or Personal Property.

4.13 Material Contracts.

(a) Except as set forth on Schedule 4.13(a), other than this Agreement and the Ancillary Documents, there are no Contracts to which HUDA is a party or by which any of its properties or assets may be bound, subject or affected, which (i) creates or imposes a Liability greater than $100,000, (ii) involves the engagement of a financial or similar professional advisor in respect of the Transactions, another business combination or any capital raising, in any case that would reasonably be expected to be applicable to the Transactions or would impose post-Closing obligations on Pubco or its Subsidiaries, other than customary confidentiality and indemnification provisions, (iii) may not be cancelled by HUDA on less than sixty (60) days’ prior notice without payment of a material penalty or termination fee or (iv) prohibits, prevents, restricts or impairs in any material respect any business practice of HUDA or any of its current or future Affiliates, any acquisition of material property by HUDA or any of its current or future Affiliates, or restricts in any material respect the ability of HUDA or any of its current or future Affiliates from engaging in business as currently conducted by it or from competing with any other Person (each, a “HUDA Material Contract”). All HUDA Material Contracts have been made available to the Company other than those that are exhibits to the Signing SEC Reports.

(b) With respect to each HUDA Material Contract: (i) the HUDA Material Contract (other than those set forth on Schedule 4.14) was entered into at arms’ length and in the ordinary course of business; (ii) the HUDA Material Contract is legal, valid, binding and enforceable in all material respects against HUDA and, to the Knowledge of HUDA, the other parties thereto, and is in full force and effect (except, in each case, as such enforcement may be limited by the Enforceability Exceptions); (iii) HUDA is not in breach or default in any material respect, and no event has occurred that with the passage of time or giving of notice or both would constitute such a breach or default in any material respect by HUDA, or permit termination or acceleration by the other party, under such HUDA Material Contract; and (iv) to the Knowledge of HUDA, no other party to any HUDA Material Contract is in breach or default in any material respect and no event has occurred that with the passage of time or giving of notice or both would constitute such a breach or default by such other party, or permit termination or acceleration by HUDA under any HUDA Material Contract.

4.14 Transactions with Affiliates. Schedule 4.14 sets forth a true, correct and complete list of the Contracts and arrangements that are in existence as of the Signing Date under which there are any existing or future Liabilities or obligations between HUDA, on the one hand, and any (a) present or former director, sponsor, officer, employee, manager, direct equityholder or Affiliate of HUDA, or any immediate family member of any of the foregoing, or (b) record or beneficial owner of more than five percent (5%) of HUDA’s outstanding capital stock as of the Signing Date, on the other hand.

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4.15 Investment Company Act; JOBS Act. HUDA is not an “investment company” or a Person directly or indirectly “controlled” by or acting on behalf of a person subject to registration and regulation as an “investment company”, in each case within the meaning of the Investment Company Act. HUDA constitutes an “emerging growth company” within the meaning of the JOBS Act.

4.16 Finders and Brokers. Except as set forth on Schedule 4.16, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission from HUDA, Pubco, the Target Companies, the Sellers or any of their respective Affiliates in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of HUDA. If applicable, Schedule 4.16 sets forth, as of the Signing Date, the amounts of any such fees or commissions that are due or would, upon the Closing, be due.

4.17 Certain Business Practices.

(a) Neither HUDA, nor, to the Knowledge of HUDA, any of its Representatives acting on its behalf, has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees, to foreign or domestic political parties or campaigns or violated any provision of the U.S. Foreign Corrupt Practices Act of 1977 or any other local or foreign anti-corruption or bribery Law, (iii) made any other unlawful payment or (iv) since the formation of HUDA, directly or indirectly, given or agreed to give any unlawful gift or similar benefit in any material amount to any customer, supplier, governmental employee or other Person who is or may be in a position to help or hinder HUDA or assist it in connection with any actual or proposed transaction.

(b) The operations of HUDA are and have been conducted at all times in material compliance with money laundering statutes in all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Authority, and no Action involving HUDA with respect to the any of the foregoing is pending or, to the Knowledge of HUDA, threatened.

(c) None of HUDA or any of its directors or officers, or, to the Knowledge of HUDA, any other Representative acting on behalf of HUDA is currently (i) identified on the specially designated nationals or other blocked person list or otherwise currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”), the U.S. Department of State, or other applicable Governmental Authority; (ii) organized, resident, or located in, or a national of a comprehensively sanctioned country; or (iii) in the aggregate, fifty percent (50%) or greater owned, directly or indirectly, or otherwise controlled, by a person identified in (i) or (ii); and HUDA has not, directly or indirectly, used any funds, or loaned, contributed or otherwise made available such funds to any Subsidiary, joint venture partner or other Person, in connection with any sales or operations in any other country sanctioned by OFAC or for the purpose of financing the activities of any Person currently subject to, or otherwise in violation of, any U.S. sanctions administered by OFAC or the U.S. Department of State in the last five (5) fiscal years.

4.18 Insurance. Schedule 4.18 lists all insurance policies (by policy number, insurer, coverage period, coverage amount, annual premium and type of policy) held by HUDA relating to HUDA or its business, properties, assets, directors (as related to HUDA), officers (as related to HUDA) and employees (as related to HUDA), copies of which have been provided to Pubco and the Company. All premiums due and payable under all such insurance policies have been timely paid and HUDA is otherwise in material compliance with the terms of such insurance policies. All such insurance policies are in full force and effect, and to the Knowledge of HUDA, there is no threatened termination of, or material premium increase with respect to, any of such insurance policies. There have been no insurance claims made by HUDA. HUDA has reported to its insurers all claims and pending circumstances that would reasonably be expected to result in a claim, except where such failure to report such a claim would not be reasonably be likely to result in a Material Adverse Effect on HUDA.

4.19 Information Supplied. None of the information supplied by HUDA expressly for inclusion or incorporation by reference: (a) in any current report on Form 8-K or 6-K, and any exhibits thereto or any other report, form, registration or other filing made with any Governmental Authority (including the SEC) with respect to the Transactions or any Ancillary Documents; (b) in the Registration Statement; or (c) in the mailings or other distributions to HUDA’s or Pubco’s shareholders and/or prospective investors with respect to the consummation of the Transactions or in any amendment to any of documents identified in (a) through (c), will, when supplied by HUDA or when such filing is made, if made by HUDA, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they

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are made, not misleading. None of the information supplied or to be supplied by HUDA expressly for inclusion or incorporation by reference in any of the Signing Press Release, the Signing Filing, the Closing Filing and the Closing Press Release will, when supplied by HUDA or when such filing is made, if made by HUDA, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, HUDA makes no representation, warranty or covenant with respect to any information supplied by or on behalf of Pubco, the Target Companies, the Sellers or any of their respective Affiliates.

4.20 Independent Investigation. HUDA has conducted its own independent investigation, review and analysis of the business, results of operations, condition (financial or otherwise) or assets of the Target Companies, Pubco and Merger Sub and acknowledges that it has been provided adequate access to the personnel, properties, assets, premises, books and records, and other documents and data of the Target Companies, Pubco and Merger Sub for such purpose. HUDA acknowledges and agrees that: (a) in making its decision to enter into this Agreement and to consummate the Transactions, it has relied solely upon its own investigation, and the express representations and warranties of the Company, the Sellers, Pubco and Merger Sub set forth in this Agreement (including the related portions of the Company Disclosure Schedules) and in any certificate delivered to HUDA pursuant hereto, and the information provided by or on behalf of the Company, the Sellers, Pubco or Merger Sub for the Registration Statement; and (b) none of the Company, the Sellers, Pubco, Merger Sub or their respective Representatives have made any representation or warranty as to the Target Companies, the Sellers, Pubco or Merger Sub or this Agreement, except as expressly set forth in this Agreement (including the related portions of the Company Disclosure Schedules) or in any certificate delivered to HUDA pursuant hereto.

4.21 Trust Account. As of the Signing Date, HUDA has an amount of funds in the Trust Account equal to at least One Million One Hundred and Nine Thousand U.S. Dollars ($1,109,000). The funds held in the Trust Account are invested in U.S. government securities or money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act and held in trust pursuant to the Trust Agreement. The Trust Agreement is in full force and effect and is a legal, valid and binding obligation of HUDA and the Trustee, enforceable in accordance with its terms, except as such enforcement may be limited by the Enforceability Exceptions. As of the Signing Date the Trust Agreement has not been terminated, repudiated, rescinded, amended, supplemented or modified, in any respect, and no such termination, repudiation, rescission, amendment, supplement or modification is contemplated. As of the Signing Date there are no separate Contracts, side letters or other arrangements or understandings (whether written or unwritten, express or implied) that would cause the description of the Trust Agreement in the Signing SEC Reports to be inaccurate in any material respect or that would entitle any Person (other than (i) in respect of deferred underwriting commissions set forth in Schedule 4.21 or Taxes, (ii) the holders of HUDA Securities prior to the Effective Time who shall have elected to redeem their HUDA Common Stock pursuant to HUDA’s Organizational Documents or in connection with an amendment thereof to extend HUDA’s deadline to consummate a Business Combination or (iii) if HUDA fails to complete a Business Combination within the allotted time period and liquidates the Trust Account, subject to the terms of the Trust Agreement, HUDA in limited amounts to permit HUDA to pay the expenses of the Trust Account’s liquidation and dissolution, and then HUDA’s public shareholders) to any portion of the funds in the Trust Account. Prior to the Closing, none of the funds held in the Trust Account have been released, except to pay Taxes from any interest income earned in the Trust Account, and to redeem HUDA Common Stock pursuant to HUDA’s Organizational Documents, or in connection with an amendment thereof to extend HUDA’s deadline to consummate a Business Combination. As of the Signing Date, there are no Actions pending or, to the Knowledge of HUDA, threatened with respect to the Trust Account.

4.22 Exclusivity of Representations and Warranties. Except as otherwise expressly provided in this Article IV (as modified by the HUDA Disclosure Schedules) or as set forth in an Ancillary Document, HUDA hereby expressly disclaims and negates any other express or implied representation or warranty whatsoever (whether at Law or in equity) with respect to HUDA, and any matter relating to it, including its affairs, the condition, value or quality of its assets, liabilities, financial condition or results of operations, or with respect to the accuracy or completeness of any other information made available to the Pubco, the Company, the Sellers or any of their respective Representatives by, or on behalf of, HUDA, and any such representations or warranties are expressly disclaimed. Without limiting the generality of the foregoing, except as expressly set forth in this Article IV (as modified by the HUDA Disclosure Schedules) or as set forth in an Ancillary Document, none of HUDA nor any other Person on behalf of HUDA has made or makes, any representation or warranty, whether express or implied, with respect to any projections, forecasts, estimates or budgets made available to Pubco, the Company, the Sellers or any of their respective Representatives of future revenues, future results of operations (or any component thereof), future cash flows or future financial condition (or any component

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thereof) of HUDA (including the reasonableness of the assumptions underlying any of the foregoing), whether or not included in any management presentation or in any other information made available to Pubco, the Company, the Sellers or any of their respective Representatives or any other Person, and any such representations or warranties are expressly disclaimed.

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF PUBCO

Pubco hereby represents and warrants to HUDA, the Company and the Sellers, as of the Signing Date and as of the Closing (unless otherwise set forth below with respect to the representations and warranties which are given only as of a specific date), as follows:

5.1 Incorporation and Standing. Pubco is a British Virgin Islands business company duly incorporated, validly existing and in good standing under the Laws of the British Virgin Islands, and Merger Sub is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware. Each of Pubco and Merger Sub has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Each of Pubco and Merger Sub is duly qualified or licensed and in good standing to do business in each jurisdiction in which the character of the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary. Pubco has heretofore made available to HUDA and the Company accurate and complete copies of the Organizational Documents of Pubco and Merger Sub, each as currently in effect. Neither Pubco nor Merger Sub is in violation of any provision of its Organizational Documents in any material respect.

5.2 Authorization; Binding Agreement. Each of Pubco and Merger Sub has all requisite corporate power and authority to execute and deliver this Agreement and each Ancillary Document to which it is a party, to perform its obligations hereunder and, subject to filing the Amended Pubco M&A, to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and each Ancillary Document to which it is a party and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by the board of directors and shareholders of Pubco and Merger Sub and no other corporate proceedings, other than as expressly set forth elsewhere in the Agreement (including the filing of the Amended Pubco M&A), on the part of Pubco or Merger Sub are necessary to authorize the execution and delivery of this Agreement and each Ancillary Document to which it is a party or to consummate the transactions contemplated hereby and thereby. This Agreement has been, and each Ancillary Document to which Pubco or Merger Sub is a party has been or shall be when delivered, duly and validly executed and delivered by such Party and, assuming the due authorization, execution and delivery of this Agreement and such Ancillary Documents by the other parties hereto and thereto, constitutes, or when delivered shall constitute, the valid and binding obligation of such Party, enforceable against such Party in accordance with its terms, subject to the Enforceability Exceptions.

5.3 Governmental Approvals. No Consent of or with any Governmental Authority, on the part of Pubco or Merger Sub is required to be obtained or made in connection with the execution, delivery or performance by such Party of this Agreement and each Ancillary Document to which it is a party or the consummation by such Party of the transactions contemplated hereby and thereby, other than (a) pursuant to Antitrust Laws, (b) such filings as are expressly contemplated by this Agreement, including the Amended Pubco M&A, (c) any filings required with Nasdaq or the SEC with respect to the Transactions, (d) applicable requirements, if any, of the Securities Act, the Exchange Act, and/or any state “blue sky” securities Laws, and the rules and regulations thereunder, and (e) where the failure to obtain or make such Consents or to make such filings or notifications, would not reasonably be expected to have a Material Adverse Effect on Pubco.

5.4 Non-Contravention. The execution and delivery by Pubco and Merger Sub of this Agreement and each Ancillary Document to which it is, or is required to be, a party, the consummation by such Party of the transactions contemplated hereby and thereby, and compliance by such Party with any of the provisions hereof and thereof, will not (a) subject to the filing of the Amended Pubco M&A, contravene, conflict with or violate any provision of such Party’s Organizational Documents, (b) subject to obtaining the Consents from Governmental Authorities referred to in Section 5.3 hereof, and the waiting periods referred to therein having expired, and any condition precedent to such Consent or waiver having been satisfied, contravene, conflict with or violate any Law, Order or Consent applicable to such Party or any of its properties or assets, or (c) (i) contravene, violate, conflict with or result in a breach of, (ii) constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, (iii) result in the termination, withdrawal, suspension, cancellation or modification of, (iv) accelerate the performance

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required by such Party under, (v) result in a right of termination or acceleration under, (vi) give rise to any obligation to make payments or provide compensation under, (vii) result in the creation of any Lien (other than a Permitted Lien) upon any of the properties or assets of such Party under, (viii) give rise to any obligation to obtain any third party Consent or provide any notice to any Person or (ix) give any Person the right to declare a default, exercise any remedy, claim a rebate, chargeback, penalty or change in delivery schedule, accelerate the maturity or performance, cancel, terminate or modify any right, benefit, obligation or other term under, any of the terms, conditions or provisions of, any material Contract of such Party, except for any deviations from any of the foregoing clauses (b) or (c) that would not reasonably be expected to have a Material Adverse Effect on Pubco.

5.5 Capitalization.

(a) As of the Signing Date, (i) the share capital of Pubco is $50,000 divided into 50,000 ordinary shares, par value $1.00 per share, of which one (1) Pubco Ordinary Share is issued and outstanding, which is owned by Yanmin Zhang, and (ii) Merger Sub is authorized to issue 1,000 shares of Merger Sub Common Stock, of which 1,000 shares are issued and outstanding, and all of which are owned by Pubco.

(b) All outstanding Pubco Ordinary Shares as of the Signing Date are, and as of the Closing Date all of the Pubco Ordinary Shares issued in connection with the consummation of the Transactions will be, duly authorized, validly issued, fully paid and non-assessable and not subject to or issued in violation of any purchase option, right of first refusal, preemptive right, subscription right or any similar right under any provision of applicable Law, the Organizational Documents of Pubco or Merger Sub or any Contract to which Pubco or Merger Sub is a party. None of the outstanding securities of Pubco or Merger Sub have been issued in violation of any applicable securities Laws.

(c) Prior to giving effect to the Transactions, Merger Sub does not have any Subsidiaries and Pubco does not have any Subsidiaries, other than Merger Sub, and, other than as set forth herein, neither Pubco nor Merger Sub own any equity interests in any other Person.

(d) There are no (i) outstanding options, warrants, puts, calls, convertible or exchangeable securities, “phantom” stock rights, stock appreciation rights, stock-based units, preemptive or similar rights, (ii) bonds, debentures, notes or other Indebtedness having general voting rights or that are convertible or exchangeable into securities having such rights or (iii) subscriptions or other rights, agreements, arrangements, Contracts or commitments of any character (other than this Agreement and the Ancillary Documents), (A) relating to the issued or unissued securities of Pubco or Merger Sub or (B) obligating Pubco or Merger Sub to issue, transfer, deliver or sell or cause to be issued, transferred, delivered, sold or repurchased any options or shares or securities convertible into or exchangeable for any capital shares, or (C) obligating Pubco or Merger Sub to grant, extend or enter into any such option, warrant, call, subscription or other right, agreement, arrangement or commitment for such capital shares. There are no outstanding obligations of Pubco or Merger Sub to repurchase, redeem or otherwise acquire any shares of Pubco or Merger Sub or to provide funds to make any investment (in the form of a loan, capital contribution or otherwise) in any Person. There are no shareholders’ agreements, voting trusts or other agreements or understandings to which Pubco or Merger Sub is a party with respect to the voting of any shares of Pubco or Merger Sub.

(e) There is no Indebtedness of Pubco or Merger Sub as of the Signing Date.

(f) Since the date of formation of Pubco and Merger Sub, and except as contemplated by this Agreement, neither Pubco nor Merger Sub has declared or paid any distribution or dividend in respect of its shares and has not repurchased, redeemed or otherwise acquired any of its shares, and neither Pubco’s or Merger Sub’s respective board of directors has not authorized any of the foregoing.

5.6 Merger Shares and Exchange Shares.

(a) All Merger Shares to be issued and delivered in accordance with Article I shall be, (i) upon issuance and delivery of such Merger Shares, duly authorized and validly issued and fully paid and non-assessable, free and clear of all Liens, and (ii) upon issuance and delivery of such Merger Shares, each holder thereof shall have good and valid title thereto, in each case of clauses (i) and (ii), other than restrictions arising from applicable securities Laws, the provisions of this Agreement and any Liens (incurred by the holder thereof, and (iii) the issuance and sale of such Merger Shares pursuant hereto will not be subject to or give rise to any preemptive rights or rights of first refusal.

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(b) All Exchange Shares to be issued and delivered in accordance with Article II to the Sellers shall be, (i) upon issuance and delivery of such Exchange Shares, duly authorized and validly issued and fully paid and non-assessable, free and clear of all Liens, and (ii) upon issuance and delivery of such Exchange Shares each Seller shall have good and valid title to its portion of such Exchange Shares, in each case of clauses (i) and (ii), other than restrictions arising from applicable securities Laws, the Lock-Up Agreements, the provisions of this Agreement and any Liens incurred by the Sellers, and (iii) the issuance and sale of such Exchange Shares pursuant hereto will not be subject to or give rise to any preemptive rights or rights of first refusal.

5.7 Pubco and Merger Sub Activities. Since their formation, Pubco and Merger Sub have not engaged in any business activities other than as contemplated by this Agreement and have no assets or Liabilities except those incurred in connection with this Agreement and the Ancillary Documents to which they are a party and the Transactions, or as set forth in the Disclosure Schedules, and, other than their respective Organizational Documents, this Agreement, the Ancillary Documents to which they are a party and the other agreements contemplated by this Agreement, Pubco and Merger Sub are not party to or bound by any Contract.

5.8 Investment Company Act; JOBS Act. Neither Pubco nor Merger Sub is an “investment company” or a Person directly or indirectly “controlled” by or acting on behalf of a person subject to registration and regulation as an “investment company”, in each case within the meaning of the Investment Company Act. Pubco constitutes an “emerging growth company” within the meaning of the JOBS Act.

5.9 Finders and Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission from HUDA, Pubco, the Target Companies or any of their respective Affiliates in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of Pubco or Merger Sub.

5.10 Information Supplied. None of the information supplied or to be supplied by Pubco or Merger Sub expressly for inclusion or incorporation by reference: (a) in any Current Report on Form 8-K or 6-K, and any exhibits thereto or any other report, form, registration or other filing made with any Governmental Authority (including the SEC) with respect to the Transactions or any Ancillary Documents; (b) in the Registration Statement; or (c) in the mailings or other distributions to HUDA’s or Pubco’s shareholders and/or prospective investors with respect to the consummation of the Transactions or in any amendment to any of documents identified in (a) through (c), will, when filed, made available, mailed or distributed, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. None of the information supplied or to be supplied by Pubco or Merger Sub expressly for inclusion or incorporation by reference in any of the Signing Press Release, the Signing Filing, the Closing Filing and the Closing Press Release will, when filed or distributed, as applicable, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, neither Pubco nor Merger Sub makes any representation, warranty or covenant with respect to any information supplied by or on behalf of HUDA, the Target Companies, the Sellers or any of their respective Affiliates.

5.11 Independent Investigation. Each of Pubco and Merger Sub has conducted its own independent investigation, review and analysis of the business, results of operations, condition (financial or otherwise) or assets of the Target Companies and HUDA and acknowledges that it has been provided adequate access to the personnel, properties, assets, premises, books and records, and other documents and data of the Target Companies and HUDA for such purpose. Each of Pubco and Merger Sub acknowledges and agrees that: (a) in making its decision to enter into this Agreement and to consummate the transactions contemplated hereby, it has relied solely upon its own investigation and the express representations and warranties of the Company, the Sellers and HUDA set forth in this Agreement (including the related portions of the Company Disclosure Schedules and the HUDA Disclosure Schedules) and in any certificate delivered to Pubco or Merger Sub pursuant hereto, and the information provided by or on behalf of the Company, the Sellers or HUDA for the Registration Statement; and (b) none of the Company, the Sellers, HUDA or their respective Representatives have made any representation or warranty as to the Target Companies, the Sellers, HUDA or this Agreement, except as expressly set forth in this Agreement (including the related portions of the Company Disclosure Schedules and the HUDA Disclosure Schedules) or in any certificate delivered to Pubco or Merger Sub pursuant hereto.

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5.12 Exclusivity of Representations and Warranties. Except as otherwise expressly provided in this Article V, Pubco and Merger Sub hereby expressly disclaim and negate any other express or implied representation or warranty whatsoever (whether at Law or in equity) with respect to Pubco and Merger Sub, and any matter relating to any of them, including their affairs, the condition, value or quality of their assets, liabilities, financial condition or results of operations, or with respect to the accuracy or completeness of any other information made available to the HUDA, the Company, the Sellers or any of their respective Representatives by, or on behalf of, Pubco or Merger Sub, and any such representations or warranties are expressly disclaimed. Without limiting the generality of the foregoing, except as expressly set forth in this Agreement, none of Pubco or Merger Sub nor any other Person on behalf of Pubco or Merger Sub has made or makes, any representation or warranty, whether express or implied, with respect to any projections, forecasts, estimates or budgets made available to HUDA, the Company, the Sellers or any of their respective Representatives of future revenues, future results of operations (or any component thereof), future cash flows or future financial condition (or any component thereof) of Pubco or Merger Sub (including the reasonableness of the assumptions underlying any of the foregoing), whether or not included in any management presentation or in any other information made available to HUDA, the Company, the Sellers or any of their respective Representatives or any other Person, and any such representations or warranties are expressly disclaimed.

ARTICLE VI
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in the disclosure schedules delivered by the Company to HUDA and Pubco on the Signing Date (the “Company Disclosure Schedules”), each Section of which qualifies the correspondingly numbered representation or warranty if specified therein and such other representation or warranty where its relevance as an exception to (or disclosure for purposes of) such other representation or warranty is reasonably apparent on the face of such disclosure, the Company hereby represents and warrants to HUDA and Pubco, as of the Signing Date and as of the Closing (unless otherwise set forth below with respect to the representations and warranties which are given only as of a specific date), as follows:

6.1 Incorporation and Standing. The Company is a company duly organized, validly existing and in good standing under the Laws of Germany and has all requisite corporate or other entity power and authority to own, lease and operate its properties and to carry on its business as now being conducted. The Company has provided to HUDA accurate and complete copies of the Organizational Documents of the Company, each as amended to date and as currently in effect. The Company is not in violation of any provision of its Organizational Documents in any material respect.

6.2 Authorization; Binding Agreement. The Company has all requisite corporate power and authority to execute and deliver this Agreement and each Ancillary Document to which it is or is required to be a party, to perform the Company’s obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby, subject to obtaining the Required Company Shareholder Approval. The execution and delivery of this Agreement and each Ancillary Document to which the Company is or is required to be a party and the consummation of the transactions contemplated hereby and thereby, (a) have been duly and validly authorized by the management of the Company in accordance with the Company Organizational Documents, the Laws of Germany and any other applicable Law, and (b) other than the Required Company Shareholder Approval, no other corporate proceedings on the part of the Company are necessary to authorize the execution and delivery of this Agreement and each Ancillary Document to which it is a party or to consummate the transactions contemplated hereby and thereby. Subject to obtaining the Required Company Shareholder Approval, this Agreement has been, and each Ancillary Document to which the Company is or is required to be a party shall be when delivered, duly and validly executed and delivered by the Company, and assuming the due authorization, execution and delivery of this Agreement and any such Ancillary Document by the other parties hereto and thereto, constitutes, or when delivered shall constitute, the legal, valid and binding obligation of the Company, in each case, enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions.

6.3 Capitalization.

(a) The registered share capital of the Company is EUR 2,025,000 divided into 2,025,000 shares. The registered share capital of the Company consists of 2,025,000 Company Shares, and there are no other issued or outstanding equity interests of the Company. The legal (registered) and beneficial owners of all of the Company Shares, as of the Signing Date, are set forth on Schedule 6.3(a), all of which Company Shares are owned by the Persons set forth therein free and clear of any Liens other than those imposed under the Company Organizational Documents

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and applicable securities Laws. After giving effect to the Share Exchange, Pubco shall own the Purchased Shares free and clear of any Liens other than those imposed under the Company Organizational Documents and applicable securities Laws and those incurred by Pubco. All of the shares and other equity interests of the Company have been duly authorized, are fully paid and not in violation of any purchase option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the Laws of Germany, any other applicable Law, the Company Organizational Documents or any Contract to which the Company is a party or by which the Company or its shares are bound. The Company does not, directly or indirectly, hold any of its shares or other equity interests in treasury.

(b) Except as set forth on Schedule 6.3(b), there are no Company Convertible Securities or preemptive rights or rights of first refusal or first offer, nor are there any Contracts, commitments, arrangements or restrictions to which any Target Company or, to the Knowledge of the Company, any of their respective shareholders are a party or bound relating to any equity securities of any Target Company, whether or not outstanding. There are no outstanding or authorized, phantom equity or similar rights with respect to the Company. Except as set forth on Schedule 6.3(b), there are no voting trusts, proxies, shareholder agreements or any other written agreements or understandings with respect to the voting of any Target Company’s equity interests. Except as set forth in the relevant Target Company’s Organizational Documents, there are no outstanding contractual obligations of any Target Company to repurchase, redeem or otherwise acquire any of its equity interests or securities, nor has any Target Company granted any registration rights to any Person with respect to its equity securities. All of the issued and outstanding securities of each Target Company have been granted, offered, sold and issued in compliance with all applicable securities Laws. As a result of the consummation of the Transactions, no equity interests of any Target Company are issuable and no rights in connection with any interests, warrants, rights, options or other securities of any Target Company accelerate or otherwise become triggered (whether as to vesting, exercisability, convertibility or otherwise).

(c) Except as disclosed in the Company Financials or as set forth on Schedule 6.3(c), since January 1, 2024, no Target Company has declared or paid any distribution or dividend in respect of its equity interests and has not repurchased, redeemed or otherwise acquired any equity interests of such Target Company, and the managers of such Target Company or of the Company have not authorized any of the foregoing.

6.4 Subsidiaries. The Company does not have any Subsidiaries and does not own or Control, directly or indirectly, any partnership interests, shares, or other equity interests in any Person or any voting rights or right to Control the policies and/or direction of any Person.

6.5 Governmental Approvals. Except as otherwise described in Schedule 6.5, no Consent of or with any Governmental Authority on the part of any Target Company is required to be obtained or made in connection with the execution, delivery or performance by the Company of this Agreement or any Ancillary Documents or the consummation by the Company of the transactions contemplated hereby or thereby other than (a) such filings as expressly contemplated by this Agreement, (b) pursuant to Antitrust Laws, (c) any filings required with Nasdaq or the SEC with respect to the Transactions, (d) applicable requirements, if any, of the Securities Act, the Exchange Act, and/or any state “blue sky” securities Laws, and the rules and regulations thereunder, and (e) where the failure to obtain or make such Consents or to make such filings or notifications, would not reasonably be expected to have a Material Adverse Effect on the Company.

6.6 Non-Contravention. Except as otherwise described in Schedule 6.6, the execution and delivery by the Company (or any other Target Company, as applicable) of this Agreement and each Ancillary Document to which any Target Company is, or is required to be a party, and the consummation by any Target Company of the transactions contemplated hereby and thereby and compliance by any Target Company with any of the provisions hereof and thereof, will not (a) contravene, conflict with or violate any provision of any Target Company Organizational Documents, (b) subject to obtaining the Consents from Governmental Authorities referred to in Section 6.5 hereof, the waiting periods referred to therein having expired, and any condition precedent to such Consent or waiver having been satisfied, contravene, conflict with or violate any Law, Order or Consent applicable to any Target Company or any of its properties or assets, or (c) (i) contravene, violate, conflict with or result in a breach of, (ii) constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, (iii) result in the termination, withdrawal, suspension, cancellation or modification of, (iv) accelerate the performance required by any Target Company under, (v) result in a right of termination or acceleration under, (vi) give rise to any obligation to make payments or provide compensation under, (vii) result in the creation of any Lien (other than a Permitted Lien) upon any of the properties or assets of any Target Company under, (viii) give rise to any obligation to obtain any third party

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Consent or provide any notice to any Person or (ix) give any Person the right to declare a default, exercise any remedy, claim a rebate, chargeback, penalty or change in delivery schedule, accelerate the maturity or performance, cancel, terminate or modify any right, benefit, obligation or other term under, any of the terms, conditions or provisions of any Company Material Contract, except in cases of clauses (b) and (c), as would not individually or in the aggregate reasonably be expected to have a Material Adverse Effect on the Company.

6.7 Financial Statements.

(a) As used herein, the term “Company Financials” means (i) the draft unaudited consolidated financial statements of the Target Companies as of and for each of the fiscal years ended December 31, 2023 and December 31 2022, consisting of the draft unaudited consolidated balance sheets of the Target Companies as of December 31, 2023 (the “Balance Sheet Date”) and December 31 2022, and the related draft unaudited consolidated income statements, changes in shareholder equity and statements of cash flows for the fiscal years then ended, and the related notes thereto (the “Draft Financials”), and (ii) when delivered in accordance with the requirements of Section 8.4(a), (A) the audited consolidated balance sheets of the Target Companies as of December 31, 2023 (and December 31, 2022, and the related consolidated audited income statements, changes in shareholder equity and statements of cash flows for the fiscal years then ended, and the related notes thereto, audited by a PCAOB qualified auditor in accordance with PCAOB auditing standards (the “Audited Company Financials”) and (B) the unaudited consolidated financial statements of the Target Companies, consisting of the consolidated balance sheet of the Target Companies as of June 30, 2024, and the related unaudited consolidated income statement, changes in shareholder equity and statement of cash flows for the six (6) month period then ended (the “Interim Company Financials”). True and correct copies of the Draft Financials have been provided to HUDA, and true and correct copies of the Audited Company Financials and the Interim Company Financials will be delivered to HUDA in accordance with the requirements of Section 8.4(a). The Company Financials (i) were and will be prepared from, and are and will be in accordance in all material respects with, the books and records of the Target Companies as of the times and for the periods referred to therein, (ii) were and will be prepared in accordance with GAAP, consistently applied throughout and among the periods involved (except that (A) the Draft Financials and the Interim Company Financials may exclude the footnote disclosures and other presentation items required for GAAP and (B) the Interim Company Financials exclude year-end adjustments which will not be material in amount), and (iii) fairly present in all material respects the consolidated financial position of the Target Companies as of the respective dates thereof and the consolidated results of the operations and cash flows of the Target Companies for the periods indicated. No Target Company has ever been subject to the reporting requirements of Sections 13(a) and 15(d) of the Exchange Act.

(b) Each Target Company maintains books and records reflecting its assets and Liabilities in all material respects and maintains proper and adequate internal accounting controls that are designed to provide reasonable assurance that (i) such Target Company does not maintain any off-the-book accounts and that such Target Company’s assets are used only in accordance with such Target Company’s management directives, (ii) transactions are executed with management’s authorization, (iii) transactions are recorded as necessary to permit preparation of the financial statements of such Target Company and to maintain accountability for such Target Company’s assets, (iv) access to such Target Company’s assets is permitted only in accordance with management’s authorization, and (v) adequate procedures are implemented to effect the collection of accounts, notes and other receivables on a timely basis. All of the financial books and records of the Target Companies are complete and accurate in all material respects and have been maintained in the ordinary course consistent with past practice and in accordance with applicable Laws. No Target Company has been subject to or involved in any material fraud that involves management or other employees who have a significant role in the internal controls over financial reporting of any Target Company. Since the Balance Sheet Date, no Target Company or its Representatives has received any written complaint, allegation, assertion or claim regarding the accounting or auditing practices, procedures, methodologies or methods of any Target Company or its internal accounting controls, including any material written complaint, allegation, assertion or claim that any Target Company has engaged in questionable accounting or auditing practices.

(c) As of the Signing Date, the Target Companies do not have any Indebtedness except as set forth on Schedule 6.7(d). Other than as set forth on Schedule 6.7(d), no Indebtedness of the Target Companies contains any restriction upon: (i) the prepayment of any of such Indebtedness, (ii) the incurrence of Indebtedness by the Target Companies or (iii) the ability of the Target Companies to grant any Lien on, or make any dividend or distribution of, its properties or assets.

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(d) Except as set forth on Schedule 6.7(d), no Target Company is subject to any Liabilities or obligations (whether or not required to be reflected on a balance sheet prepared in accordance with GAAP), including any off-balance sheet obligations or any “variable interest entities” (within the meaning of Accounting Standards Codification 810), except for those that are either (i) adequately reflected or reserved on or provided for in the consolidated balance sheet of the Target Companies as of the Balance Sheet Date contained in the Company Financials or (ii) not material and that were incurred after the Balance Sheet Date in the ordinary course of business consistent with past practice (other than Liabilities for breach of any Contract or violation of any Law).

6.8 Absence of Certain Changes. Except as set forth on Schedule 6.8 or for actions expressly contemplated by this Agreement, each Target Company, since the Balance Sheet Date through the Signing Date: (a) has conducted its business only in the ordinary course of business consistent with past practice and (b) has not been subject to a Material Adverse Effect.

6.9 Compliance with Laws. Except as set forth on Schedule 6.9, no Target Company is, or in the past two (2) years has been, in conflict or non-compliance with, or in default or violation of, any applicable Laws, except as would reasonably be expected to result in a Material Adverse Effect on the applicable Target Company, nor has any Target Company received in the past two (2) years any written or, to the Knowledge of the Company, oral notice of any material conflict or material non-compliance with, or material default or violation of, any applicable Laws by which it is bound.

6.10 Company Permits. Each Target Company, holds all Permits necessary to lawfully conduct in all material respects its business as presently conducted, and to own, lease and operate its assets and properties (collectively, the “Company Permits”). The Company has made available to HUDA true, correct and complete copies of all material Company Permits. Except as would not reasonably be expected to be material to the Target Companies taken as a whole, all of the Company Permits are in full force and effect, and no suspension or cancellation of any of the Company Permits is pending or, to the Knowledge of the Company, threatened. No Target Company is in violation in any material respect of the terms of any Company Permit, and since the Balance Sheet Date, no Target Company has received any written or, to the Knowledge of the Company, oral notice of any Actions relating to the revocation or modification of any material Company Permit, except in each case as would not reasonably be expected to be material to the Company.

6.11 Litigation. Except as described on Schedule 6.11, as of the Signing Date, there is no (a) Action of any nature currently pending or, to the Knowledge of the Company, threatened, against any Target Company (and no such Action has been brought or, to the Knowledge of the Company, threatened in the past two (2) years); or (b) Order now pending or outstanding or that was rendered by a Governmental Authority in the past two (2) years, in either case of (a) or (b) by or against any Target Company, its current or former directors, managers, officers or equity holders in their capacity as such, its business, equity securities or assets. In the past five (5) years, none of the current or former officers, managers, senior management or directors of any Target Company have been charged with, indicted for, arrested for, or convicted of any felony or any crime involving fraud.

6.12 Material Contracts.

(a) Schedule 6.12(a) sets forth a true, correct and complete list of, and the Company has made available to HUDA, true, correct and complete copies of, each Contract to which any Target Company is a party or by which any Target Company, or any of its properties or assets are bound (each Contract required to be set forth on Schedule 6.12(a), a “Company Material Contract”) that:

(i) contains covenants that limit in any material respect the ability of any Target Company (A) to compete in any line of business or with any Person or in any geographic area or to sell, or provide any service or product or solicit any Person, other than in respect of customary non-disclosure agreements entered into by any Target Company in the ordinary course of business or (B) to purchase or acquire an interest in any other Person;

(ii) relates to the formation, creation, operation, management or control of any joint venture, profit-sharing, partnership, limited liability company or other similar agreement or arrangement;

(iii) evidences Indebtedness (whether incurred, assumed, guaranteed or secured by any asset) of any Target Company having an outstanding principal amount in excess of $1,000,000, other than those incurred in the ordinary course of business of the Target Companies on behalf of a customers or any ordinary course transactions that are settled on a daily basis;

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(iv) involves the acquisition or disposition, directly or indirectly (by merger or otherwise), of assets with an aggregate value in excess of $1,000,000 (other than in the ordinary course of business consistent with past practice) or shares or other equity interests of any Target Company or another Person;

(v) relates to any merger, consolidation or other business combination with any other Person or the acquisition or disposition of any other entity or its business or material assets or the sale of any Target Company, its business or material assets;

(vi) by its terms, individually or with all related Contracts, calls for aggregate payments or receipts by the Target Companies under such Contract or Contracts of at least $1,000,000 per year or $2,000,000 in the aggregate;

(vii) is with any Top Customer or Top Vendor;

(viii) obligates any Target Company to provide continuing indemnification or a guarantee of obligations of a third party after the Signing Date in excess of $1,000,000;

(ix) is between any (A) Target Company and (B) any directors, managers, officers or employees of a Target Company (other than at-will employment, assignment of Intellectual Property or confidentiality arrangements entered into in the ordinary course of business) or any other Related Person, including all non-competition, severance and indemnification agreements;

(x) obligates any Target Company to make any capital commitment or expenditure in excess of $1,000,000 (including pursuant to any joint venture);

(xi) relates to a material settlement of any Action entered into in the within two (2) years prior to the Signing Date or under which any Target Company has outstanding obligations (other than customary confidentiality or non-disparagement obligations); or

(xii) that will be required to be filed with the Registration Statement under applicable SEC requirements or would otherwise be required to be filed by the Company as an exhibit for a Form S-1 pursuant to Items 601(b)(1), (2), (4), (9) or (10) of Regulation S-K under the Securities Act as if the Company was the registrant.

(b) Except as disclosed in Schedule 6.12(b), with respect to each Company Material Contract: (i) such Company Material Contract is valid and binding and enforceable in all respects against the Target Company party thereto and, to the Knowledge of the Company, each other party thereto, and is in full force and effect (except, in each case, as such enforcement may be limited by the Enforceability Exceptions), in each case, except as would not be reasonably expected to be, individually or in the aggregate, material to the Target Companies, taken as a whole; (ii) the consummation of the Transactions will not affect the validity or enforceability of any Company Material Contract; (iii) no Target Company is in breach or default in any material respect; (iv) to the Knowledge of the Company, no other party to such Company Material Contract is in breach or default in any material respect; (v) no Target Company has received written or, to the Knowledge of the Company, oral notice of an intention by any party to any such Company Material Contract to terminate such Company Material Contract; and (vi) no Target Company has waived any material rights under any such Company Material Contract.

6.13 Intellectual Property.

(a) Schedule 6.13(a)(i) sets forth as of the Signing Date all Patents and Patent applications, trademarks and service mark registrations and applications, copyright registrations and applications and domain name registrations owned by a Target Company (“Company Registered IP”), specifying as to each item, as applicable: (A) the title of the item, if applicable, (B) the owner of the item, (C) the jurisdictions in which the item is issued or registered or in which an application for issuance or registration has been filed and (D) the issuance, registration or application numbers and dates. Schedule 6.13(a)(ii) sets forth all Intellectual Property licenses, sublicenses and other agreements or permissions that are material to the Target Companies’ businesses as currently conducted (“Company IP Licenses”) (other than “shrink wrap,” “click wrap,” and “off the shelf” software agreements and other agreements for Software commercially available to the public generally with license, maintenance, support and other fees of less than $100,000 per year), under which a Target Company is a licensee or otherwise is authorized to use or practice any material Intellectual Property. Each Target Company owns, free and clear of all Liens (other than Permitted Liens) all Company IP. Except as set forth on Schedule 6.13(a)(iii), all material Company Registered IP is owned exclusively by

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the applicable Target Company without obligation to pay royalties, licensing fees or other fees, or otherwise account to any third party with respect to such Company Registered IP, except for fees and costs payable to file, apply for, register, patent or maintain Company Registered IP.

(b) To the Knowledge of the Company, each Target Company has a valid and enforceable license to use all material Intellectual Property that is the subject of the Company IP Licenses applicable to such Target Company. Other than Company IP, the Company IP Licenses include all of the licenses, sublicenses and other agreements or permissions for material Intellectual Property necessary to operate the Target Companies as presently conducted. Each Target Company has performed all material obligations imposed on it in the applicable Company IP Licenses, has made all material payments required under the applicable Company IP Licenses to date, and such Target Company is not in material breach or material default thereunder. The continued use by the Target Companies of the material Intellectual Property that is the subject of the Company IP Licenses in the same or similar manner that it is currently being used is not prohibited by such Company IP Licenses in material respects. To the Knowledge of the Company, all registrations for material Copyrights, Patents and Trademarks that are owned by any Target Company are valid and in force.

(c) To the Knowledge of the Company, no Action is pending or threatened against a Target Company that challenges the validity, enforceability, ownership, or right to use, sell, license or sublicense any material Intellectual Property currently owned, licensed, used or held for use by the Target Companies, except for any Action relating to applications for Intellectual Property. During the past two (2) years, no Target Company has received any written or to the Knowledge of the Company, oral notice or claim that is currently pending, asserting that any infringement, misappropriation, violation, dilution or unauthorized use of the Intellectual Property of any other Person in material respects is or may be occurring or has or may have occurred, in each case, as a consequence of the business activities of any Target Company. There are no Orders to which any Target Company is a party or is otherwise bound that (i) restrict the rights of a Target Company to use, transfer, license or enforce any material Intellectual Property owned by a Target Company, (ii) restrict the conduct of the business of a Target Company in any material respects in order to accommodate a third Person’s Intellectual Property, or (iii) grant any third Person any right with respect to any Intellectual Property owned by a Target Company. To the Knowledge of the Company, no Target Company is currently infringing, or has, in the past two (2) years, infringed, misappropriated or violated any Intellectual Property of any other Person in any material respect as a result of the ownership, use or license of any material Intellectual Property owned by a Target Company. To the Knowledge of the Company, no third party is infringing upon, misappropriating or otherwise violating any Intellectual Property owned by any Target Company and material to the Target Companies’ businesses as currently conducted (“Company IP”) in any material respect.

(d) All employees and independent contractors of a Target Company who develop material Intellectual Property for such Target Company have assigned to such Target Company such material Intellectual Property arising from the services performed for a Target Company by such Persons. To the Knowledge of the Company, no current or former officers, employees or independent contractors of a Target Company have claimed in writing any ownership interest in any material Intellectual Property owned by a Target Company. The Company has made available to HUDA true and complete copies of templates of written Contracts used by the Target Companies under which employees and independent contractors of a Target Company assigned the material Intellectual Property developed for a Target Company by such employees and independent contractors to such Target Company. Each Target Company has taken commercially reasonable security measures for the purposes of protecting the secrecy and confidentiality of the material Trade Secrets included in Company IP.

(e) To the Knowledge of the Company, during the past two (2) years, (i) no Person has obtained unauthorized access in any material respects to third party personal information and data regarding individuals that are protected by applicable data privacy Law, in the possession of a Target Company and (ii) nor has there been any other material compromise of the security, confidentiality or integrity of such information or data. Each Target Company has complied in all material respects with all applicable Laws relating to privacy, personal data protection, and the collection, processing and use of such personal information and its own privacy policies and guidelines.

(f) The consummation of any of the Transactions will not result in the material breach, material modification, cancellation, termination, suspension of, or acceleration of any payments by a Target Company under, or release of source code for software included in Company IP because of: (i) any Contract providing for the license granted by a Target Company to a third party to use material Intellectual Property owned by a Target Company, or (ii) any Company IP License. Following the Closing, the Company shall be permitted to exercise, directly or

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indirectly through its Subsidiaries, all of the Target Companies’ material rights under such Contracts or Company IP Licenses to the same or similar extent that the Target Companies would have been able to exercise had the Transactions not occurred, without the payment of any additional amounts or consideration other than ongoing fees, royalties or payments which the Target Companies would otherwise be required to pay in the absence of such transactions.

6.14 Taxes and Returns. Except as set forth on Schedule 6.14:

(a) Each Target Company has timely filed, or cause to be timely filed, all material Tax Returns required to be filed by it (taking into account all available extensions), which Tax Returns are true, accurate, correct and complete in all material respects, and has paid, collected or withheld, or caused to be paid, collected or withheld, all material Taxes required to be paid, collected or withheld, other than such Taxes for which adequate reserves in the Company Financials have been established.

(b) Within the past two (2) years, no claim has been made against a Target Company by a Governmental Authority in a jurisdiction where the Target Company does not file Tax Returns that it is or may be subject to taxation by that jurisdiction.

(c) No Target Company is being audited by any Tax authority or has been notified in writing or, to the Knowledge of the Company, orally by any Tax authority that any such audit is contemplated or pending. There are no claims, assessments, audits, examinations, investigations or other Actions pending against a Target Company in respect of any material Tax, and no Target Company has been notified in writing of any material proposed Tax claims or assessments against it (other than, in each case, claims or assessments for which adequate reserves in the Company Financials have been established).

(d) There are no Liens with respect to any Taxes upon any Target Company’s assets, other than Permitted Liens.

(e) Each Target Company has collected or withheld all material Taxes currently required to be collected or withheld by it, and all such Taxes have been paid to the appropriate Governmental Authorities or set aside in appropriate accounts for future payment when due.

(f) No Target Company has any outstanding waivers or extensions of any applicable statute of limitations to assess any material amount of Taxes. There are no outstanding requests by a Target Company for any extension of time within which to file any Tax Return or within which to pay any Taxes shown to be due on any Tax Return outside of the ordinary course of business.

(g) No Target Company has participated in, or sold, distributed or otherwise promoted, any “listed transaction,” as defined in U.S. Treasury Regulation section 1.6011-4.

(h) No Target Company has any Liability for the Taxes of another Person (other than another Target Company) (i) as a transferee or successor or (ii) by contract, indemnity or otherwise (excluding commercial agreements entered into in the ordinary course of business the primary purpose of which was not the sharing of Taxes). No Target Company is a party to or bound by any Tax indemnity agreement, Tax sharing agreement or Tax allocation agreement or similar agreement, arrangement or practice (excluding commercial agreements entered into in the ordinary course of business the primary purpose of which was not the sharing of Taxes) with respect to Taxes (including advance pricing agreement, closing agreement or other agreement relating to Taxes with any Governmental Authority) that will be binding on such Target Company with respect to any period following the Closing Date.

(i) No Target Company is treated as a domestic corporation (as such term is defined in Section 7701 of the Code) for U.S. federal income tax purposes.

6.15 Real Property. Schedule 6.15 contains a complete and accurate list of all premises currently leased or subleased by any Target Company for the operation of the business of a Target Company, and of all current leases, lease guarantees, agreements and documents related thereto as of the Signing Date, including all amendments, terminations and modifications thereof or waivers thereto (collectively, the “Company Real Property Leases”). The Company has provided to HUDA a true and complete copy of each of the Company Real Property Leases. The Company Real Property Leases are valid, binding and enforceable against the applicable Target Company party thereto and, to the Knowledge of the Company, each other party thereto, in accordance with their terms and are in full force and effect (except, in each case, as such enforcement may be limited by the Enforceability Exceptions). To the Knowledge of

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the Company, no event has occurred which (whether with or without notice, lapse of time or both or the happening or occurrence of any other event) would constitute a default on the part of a Target Company or any other party under any of the Company Real Property Leases, and no Target Company has received notice of any such condition. No Target Company owns or has ever owned any real property or any interest in real property (other than the leasehold interests in the Company Real Property Leases).

6.16 Personal Property. Except as set forth in Schedule 6.16, all items of Personal Property which is currently owned or leased by a Target Company with a book value or fair market value of greater than Five Hundred Thousand Dollars ($500,000) are in good operating condition and repair in all material respects (reasonable wear and tear excepted consistent with the age of such items), and are suitable for their intended use in the business of the Target Companies. The operation of each Target Company’s business as it is now conducted is not in any material respect dependent upon the right to use the Personal Property of Persons other than a Target Company, except for such Personal Property that is owned, leased or licensed by, or otherwise contracted to, a Target Company.

6.17 Title to and Sufficiency of Assets. Each Target Company has good and marketable title to, or a valid leasehold interest in or right to use, all of its assets which are material to the Business, and with respect to assets owned by any applicable Target Company, free and clear of all Liens other than (a) Permitted Liens, (b) the rights of lessors under leasehold interests, (c) Liens specifically identified on the consolidated balance sheet of the Target Companies and (d) Liens set forth on Schedule 6.17. The assets (including Intellectual Property rights and contractual rights) of the Target Companies constitute all of the assets, rights and properties that are used in the operation of the businesses of the Target Companies as it is now conducted or that are used or held by the Target Companies for use in the operation of their businesses and, taken together, are adequate and sufficient in all material respects for the operation of the businesses of the Target Companies as currently conducted.

6.18 Employee Matters.

(a) Except as set forth in Schedule 6.18(a), no Target Company is a party to any collective bargaining agreement or other Contract covering any group of employees, labor organization or other representative of any of the employees of any Target Company and, to the Knowledge of the Company, there are no activities or proceedings of any labor union or other party to organize or represent such employees. There has not occurred or, to the Knowledge of the Company, been threatened any strike, slow-down, picketing, work-stoppage, or other similar labor activity with respect to any such employees. Schedule 6.18(a) sets forth all material unresolved labor controversies (including unresolved grievances and age or other discrimination claims), if any, that are pending or, to the Knowledge of the Company, threatened between any Target Company and Persons employed by or providing services as independent contractors to a Target Company. No current officer or employee of a Target Company has, to the Knowledge of the Company, provided any Target Company written or oral notice of his or her plan to terminate his or her employment with any Target Company.

(b) Except as set forth in Schedule 6.18(b), each Target Company (i) is and has been in compliance in all material respects with all applicable Laws respecting employment and employment practices, terms and conditions of employment, health and safety and wages and hours, and other Laws relating to discrimination, disability, labor relations, hours of work, payment of wages and overtime wages, pay equity, immigration, workers compensation, working conditions, employee scheduling, occupational safety and health, family and medical leave, and employee terminations, and has not received written or, to the Knowledge of the Company, oral notice that there is any pending Action involving unfair labor practices against a Target Company, (ii) is not liable for any material past due arrears of wages or any material penalty for failure to comply with any of the foregoing, and (iii) is not liable for any material payment to any Governmental Authority with respect to unemployment compensation benefits, social security or other benefits or obligations for employees, independent contractors or consultants (other than routine payments to be made in the ordinary course of business and consistent with past practice). There are no material Actions pending or, to the Knowledge of the Company, threatened against a Target Company brought by or on behalf of any applicant for employment, any current or former employee, any Person alleging to be a current or former employee, or any Governmental Authority, relating to any such Law or regulation, or alleging breach of any express or implied contract of employment, wrongful termination of employment, or alleging any other discriminatory, wrongful or tortious conduct in connection with the employment relationship.

(c) Except as set forth on Schedule 6.18(c), (A) no employee is a party to a written employment Contract with a Target Company, and (B) the Target Companies have paid in full to all their employees all wages, salaries, commission, bonuses and other compensation due to their employees, including overtime compensation, and

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no Target Company has any obligation or Liability (whether or not contingent) with respect to severance payments to any such employees under the terms of any written or, to the Knowledge of the Company, oral agreement, or commitment or any applicable Law, custom, trade or practice.

(d) Except as set forth on Schedule 6.18(d), each independent contractor engaged by any Target Company is a party to a written contract with a Target Company and has entered into customary covenants regarding confidentiality in such Person’s Contract. For the purposes of applicable Law, including the Code, all independent contractors who are currently, or within the last two (2) years have been, engaged by a Target Company are bona fide independent contractors and not employees of a Target Company.

6.19 Benefit Plans.

(a) Set forth on Schedule 6.19(a) is a true and complete list of each material Foreign Plan of each Target Company (each, a “Company Benefit Plan”). Except as set forth on Schedule 6.19(a), no Target Company maintains or contributes to (or has an obligation to contribute to) any Benefit Plan, whether or not subject to ERISA, which is not a Foreign Plan.

(b) With respect to each material Company Benefit Plan which covers any current or former officer, director, manager, individual consultant or employee (or beneficiary thereof) of a Target Company, the Company has made available to HUDA accurate and complete copies, if applicable, of: (i) the current plan documents and related trust agreements or annuity Contracts (including any amendments thereto), and written descriptions of any material Company Benefit Plans which are not in writing; (ii) the most recent annual and periodic accounting of plan assets; (iii) the most recent actuarial valuation; and (iv) all material communications in the past two (2) years with any Governmental Authority concerning any matter that is still pending or for which any Target Company has any outstanding material Liability.

(c) With respect to each Company Benefit Plan: (i) such Company Benefit Plan has been administered and enforced in all material respects in accordance with its terms and the requirements of all applicable Laws, and has been maintained, where required, in good standing in all material respects with applicable regulatory authorities and Governmental Authorities; (ii) no breach of fiduciary duty that would result in material Liability to any Target Company has occurred; (iii) no Action that would result in a material Liability to the Target Companies is pending, to the Knowledge of the Company, threatened (other than routine claims for benefits arising in the ordinary course of administration); and (iv) all contributions, premiums and other payments (including any special contribution, interest or penalty) required to be made with respect to a Company Benefit Plan have been timely made. No Target Company has incurred any material obligation in connection with the termination of, or withdrawal from, any Company Benefit Plan.

(d) To the extent applicable, the present value of the accrued benefit liabilities (whether or not vested) under each Company Benefit Plan, determined as of the end of the applicable Target Company’s most recently ended fiscal year on the basis of reasonable actuarial assumptions, did not materially exceed the current value of the assets of such Company Benefit Plan allocable to such benefit liabilities.

(e) The consummation of the Transactions and the Ancillary Documents will not: (i) entitle any individual to severance pay, unemployment compensation or other benefits or compensation under any Company Benefit Plan or under any applicable Law; or (ii) accelerate the time of payment or vesting, or increase the amount of any compensation due, or in respect of, any director, manager, employee or independent contractor of any Target Company.

(f) Except to the extent required by applicable Law, no Target Company provides material health or life insurance benefits to any former or retired employee or is obligated to provide such benefits to any active employee following such employee’s retirement or other termination of employment or service.

6.20 Environmental Matters. Except as set forth in Schedule 6.20:

(a) Each Target Company is and has been in compliance in all material respects with all applicable Environmental Laws, including obtaining, maintaining in good standing, and complying in all material respects with all material Permits required for its business and operations by Environmental Laws (“Environmental Permits”). No material Action is pending or, to the Knowledge of the Company, threatened in writing to revoke, modify in any material respect, or terminate any such Environmental Permit.

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(b) No Target Company is the subject of any outstanding Order or Contract with any Governmental Authority in respect of any (i) Environmental Laws, (ii) Remedial Action, or (iii) Release or threatened Release of a Hazardous Material in each case that would reasonably be expected to give rise to any material Liability. No Target Company has assumed, contractually or by operation of Law, any outstanding material Liabilities or obligations under any Environmental Laws.

(c) No Action is pending to the Knowledge of the Company, threatened against any Target Company or any assets of a Target Company alleging either or both that a Target Company may be in material violation of any Environmental Law or Environmental Permit or may have any material Liability under any Environmental Law.

(d) No Target Company has manufactured, treated, stored, disposed of, arranged for or permitted the disposal of, generated, handled or Released any Hazardous Material, or owned or operated any property or facility, in a manner that has given or would reasonably be expected to give rise to any material Liability or obligation of any Target Company under applicable Environmental Laws. To the Knowledge of the Company, no fact, circumstance, or condition exists in respect of any Target Company or any property currently or formerly owned, operated, or leased by any Target Company or any property to which a Target Company arranged for the disposal or treatment of Hazardous Materials that could reasonably be expected to result in a Target Company incurring any material Environmental Liabilities.

(e) To the Knowledge of the Company, there is no investigation by any Governmental Authority of the business, operations, or currently owned, operated, or leased property of a Target Company pending or threatened in writing that could reasonably be expected to result in a Target Company incurring material Environmental Liabilities.

(f) The Company has provided to HUDA all material environmental site assessments, audits, studies, reports, analysis and results of investigations that have been performed in the past two (2) years in respect of the currently owned, leased, or operated properties of any Target Company, in each case that are in the Company’s possession.

6.21 Transactions with Related Persons. Except as set forth on Schedule 6.21, no Target Company nor any officer, manager or director of a Target Company or any of its Affiliates, nor any immediate family member of any of the foregoing (each of the foregoing, a “Related Person”) is presently, or in the past two (2) years, has been, a party to any material transaction with a Target Company, including any material Contract (a) providing for the furnishing of services by (other than as officers, managers, directors or employees of the Target Company), (b) providing for the rental of real property or Personal Property from or (c) otherwise requiring payments to (other than for services or expenses as directors, managers, officers or employees of the Target Company in the ordinary course of business consistent with past practice) any Related Person or any Person in which any Related Person has a position as an officer, manager, director, trustee or partner or in which any Related Person has any direct or indirect ownership interest (other than the ownership of securities representing no more than five percent (5%) of the outstanding voting power or economic interest of a publicly traded company), in each case, other than any Ancillary Document. Except as set forth on Schedule 6.21, or as contemplated by or provided for in any Ancillary Document, no Target Company has outstanding any Contract or other arrangement or commitment with any Related Person, and no Related Person owns any real property or Personal Property, or right, tangible or intangible (including Intellectual Property) which is used in the business of any Target Company. Except as set forth on Schedule 6.21, or as contemplated by or provided for in any Ancillary Document, the assets of the Target Companies do not include any material receivable or other material obligation from a Related Person, and the liabilities of the Target Companies do not include any material payable or other material obligation or commitment to any Related Person.

6.22 Insurance. Schedule 6.22 lists all insurance policies (by policy number, insurer, coverage period, coverage amount, annual premium and type of policy) held by a Target Company relating to a Target Company or its business, properties, assets, directors, managers, officers and employees, copies of which have been provided to HUDA. All premiums due and payable under all such insurance policies have been timely paid and the Target Companies are otherwise in material compliance with the terms of such insurance policies. To the Knowledge of the Company, each such insurance policy is legal, valid, binding, enforceable and in full force and effect. No Target Company has any self-insurance or co-insurance programs. In the past two (2) years, no Target Company has received any notice from, or on behalf of, any insurance carrier relating to or involving any adverse change or any change other than in the ordinary course of business, in the conditions of insurance, any refusal to issue an insurance policy or non-renewal of a policy.

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6.23 Top Customers and Suppliers. Schedule 6.23 lists, by dollar volume received by or paid to the Target Companies, as applicable, for the twelve (12) months ended on December 31, 2023, the ten (10) largest customers of the Target Companies (the “Top Customers”) and the ten largest suppliers of goods or services to the Target Companies (the “Top Vendors”), along with the amounts of such dollar volumes. No Top Vendor or Top Customer within the last twelve (12) months has cancelled or otherwise terminated, or, has given any Target Company any written notice to cancel or otherwise terminate, any material relationships of such Person with a Target Company. No Target Company has within the past twelve (12) months been engaged in any material dispute with any Top Vendor or Top Customer.

6.24 Certain Business Practices.

(a) Since January 1, 2021, no Target Company, nor any of the respective officers, managers or directors or, to the Company’s Knowledge, any other Representatives acting on their behalf, has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees, to foreign or domestic political parties or campaigns or violated any provision of the U.S. Foreign Corrupt Practices Act of 1977 or (iii) made any other unlawful payment. Since January 1, 2021, no Target Company, nor any of the respective officers, managers or directors or, to the Company’s Knowledge, any other Representatives acting on their behalf, has directly or knowingly indirectly, given or agreed to give any unlawful gift or similar benefit in any material amount to any customer, supplier, governmental employee or other Person who is or may be in a position to help or hinder any Target Company or assist any Target Company in connection with any actual or proposed transaction.

(b) Since January 1, 2021, the operations of each Target Company are and have been conducted at all times in compliance with money laundering statutes in all applicable jurisdictions that govern the operations of the Target Company, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Authority that have jurisdiction over the Target Companies, and no Action involving a Target Company with respect to the any of the foregoing is pending or, to the Knowledge of the Company, threatened.

(c) No Target Company or any of their respective directors, managers or officers, or, to the Knowledge of the Company, any other Representative acting on behalf of a Target Company is currently (i) identified on the specially designated nationals or other blocked person list or otherwise currently subject to any U.S. sanctions administered by OFAC, the U.S. Department of State, or other applicable Governmental Authority; (ii) organized, resident, or located in, or a national of a comprehensively sanctioned country; or (iii) in the aggregate, fifty percent (50%) or greater owned, directly or indirectly, or otherwise controlled, by a person identified in (i) or (ii); and no Target Company has, directly or, knowingly, indirectly, used any funds, or loaned, contributed or otherwise made available such funds to any Subsidiary, joint venture partner or other Person, in connection with any sales or operations in any country comprehensively sanctioned by OFAC or for the purpose of financing the activities of any Person currently subject to, or otherwise in violation of, any U.S. sanctions administered by OFAC or the U.S. Department of State in the last five (5) fiscal years.

6.25 Investment Company Act. No Target Company is an “investment company” or a Person directly or indirectly “controlled” by or acting on behalf of a person subject to registration and regulation as an “investment company”, in each case within the meaning of the Investment Company Act.

6.26 Finders and Brokers. Except as set forth in Schedule 6.26, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission from HUDA, Pubco, the Target Companies or any of their respective Affiliates in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of any Target Company.

6.27 Information Supplied. None of the information supplied or to be supplied by the any Target Company expressly for inclusion or incorporation by reference: (a) in any current report on Form 8-K or 6-K, and any exhibits thereto or any other report, form, registration or other filing made with any Governmental Authority (including the SEC) with respect to the Transactions or any Ancillary Documents; (b) in the Registration Statement; or (c) in the mailings or other distributions to HUDA’s or Pubco’s shareholders and/or prospective investors with respect to the consummation of the Transactions or in any amendment to any of documents identified in (a) through (c), will, when filed, made available, mailed or distributed, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. None of the information supplied or to be supplied

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by any Target Company expressly for inclusion or incorporation by reference in any of the Signing Press Release, the Signing Filing, the Closing Press Release and the Closing Filing will, when filed or distributed, as applicable, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, the Company makes no representation, warranty or covenant with respect to any information supplied by or on behalf of HUDA or its Affiliates.

6.28 Independent Investigation. The Company has conducted its own respective independent investigation, review and analysis of the business, results of operations, condition (financial or otherwise) or assets of HUDA, Pubco and Merger Sub and acknowledges that it has been provided adequate access to the personnel, properties, assets, premises, books and records, and other documents and data of HUDA, Pubco and Merger Sub for such purpose. The Company acknowledges and agrees that: (a) in making its decision to enter into this Agreement and to consummate the transactions contemplated hereby, it has relied solely upon its own investigation and the express representations and warranties of HUDA, Pubco and Merger Sub set forth in this Agreement (including the related portions of the HUDA Disclosure Schedules) and in any certificate delivered to the Company pursuant hereto, and the information provided by or on behalf of HUDA, Pubco or Merger Sub for the Registration Statement; and (b) none of HUDA, Pubco, Merger Sub or their respective Representatives have made any representation or warranty as to HUDA, Pubco or Merger Sub or this Agreement, except as expressly set forth in this Agreement (including the related portions of the HUDA Disclosure Schedules) or in any certificate delivered to Company pursuant hereto.

6.29 Exclusivity of Representations and Warranties. Except as otherwise expressly provided in this Article VI (as modified by the Company Disclosure Schedules) or as set forth in an Ancillary Document, the Company hereby expressly disclaims and negates any other express or implied representation or warranty whatsoever (whether at Law or in equity) with respect to any Target Company, and any matter relating to any of them, including their affairs, the condition, value or quality of their assets, liabilities, financial condition or results of operations, or with respect to the accuracy or completeness of any other information made available to Pubco, HUDA or any of their respective Representatives by, or on behalf of, the Company, and any such representations or warranties are expressly disclaimed. Without limiting the generality of the foregoing, except as expressly set forth in this Article VI (as modified by the Company Disclosure Schedules) or as set forth in an Ancillary Document, none of the Company nor any other Person on behalf of the Company has made or makes, any representation or warranty, whether express or implied, with respect to any projections, forecasts, estimates or budgets made available to Pubco, HUDA or any of their respective Representatives of future revenues, future results of operations (or any component thereof), future cash flows or future financial condition (or any component thereof) of the Target Companies (including the reasonableness of the assumptions underlying any of the foregoing), whether or not included in any management presentation or in any other information made available to Pubco, HUDA or any of their respective Representatives or any other Person, and any such representations or warranties are expressly disclaimed.

ARTICLE VII
REPRESENTATIONS AND WARRANTIES OF THE SELLERS

Each Seller hereby severally, and not jointly, represents and warrants to HUDA and Pubco, except as set forth in the Company Disclosure Schedules, as of the Signing Date (or with respect to a Joining Seller, as of the date such Person became a Joining Seller) and as of the Closing (or, if such representations and warranties are made with respect to a certain date, as of such date), as follows:

7.1 Organization and Standing. Such Seller, if not an individual person, is an entity duly organized, validly existing and in good standing under the Laws of the jurisdiction of its formation and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

7.2 Authorization; Binding Agreement. Such Seller has all requisite power, authority and legal right and capacity to execute and deliver this Agreement and each Ancillary Document to which it is a party, to perform such Seller’s obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. This Agreement has been, and each Ancillary Document to which such Seller is or is required to be a party has been or shall be when delivered, duly and validly executed and delivered by such Seller and assuming the due authorization, execution and delivery of this Agreement and any such Ancillary Document by the other parties hereto and thereto, constitutes, or when delivered shall constitute, the legal, valid and binding obligation of such Seller, enforceable against such Seller in accordance with its terms, subject to the Enforceability Exceptions.

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7.3 Ownership. Such Seller is as of the Signing Date (or with respect to a Joining Seller, as of the date such Person became a Joining Seller), and on the Closing Date will be, the record and beneficial owner and holder of, and the owner of good, valid and marketable title to, the Purchased Shares set forth opposite such Seller’s name on Schedule 6.3(a), free and clear of any and all Liens (other than those imposed by applicable securities Laws or the Company’s Organizational Documents). There are no proxies, voting rights, shareholders’ agreements or other agreements, to which such Seller is a party or by which such Seller is bound, with respect to the voting or transfer of any of such Seller’s Purchased Shares other than this Agreement. None of the Purchased Shares held by such Seller is subject to pre-emptive or similar rights, either pursuant to any Company Organizational Document, requirement of Law or any Contract, and no Person has any pre-emptive rights or similar rights to purchase or receive any Purchased Shares or other interests in the Company from such Seller. Upon delivery of such Seller’s Purchased Shares to Pubco on the Closing Date in accordance with this Agreement, the entire legal and beneficial interest in such Purchased Shares and good, valid and marketable title to such Purchased Shares, free and clear of all Liens (other than those imposed by applicable securities Laws or the Company’s Organizational Documents or those incurred by Pubco), will pass to Pubco.

7.4 Governmental Approvals. No Consent of or with any Governmental Authority on the part of such Seller is required to be obtained or made in connection with the execution, delivery or performance by such Seller of this Agreement or any Ancillary Documents or the consummation by such Seller of the transactions contemplated hereby or thereby other than (a) such filings as expressly contemplated by this Agreement, (b) pursuant to Antitrust Laws, (c) any filings required with Nasdaq or the SEC with respect to the Transactions, (d) applicable requirements, if any, of the Securities Act, the Exchange Act, and/or any state “blue sky” securities Laws, and the rules and regulations thereunder, and (e) where the failure to obtain or make such Consents or to make such filings or notifications, would not reasonably be expected to materially impair or delay the ability of Seller to consummate the Transactions.

7.5 Non-Contravention. The execution and delivery by such Seller of this Agreement and each Ancillary Document to which it is, or is required to be, a party or otherwise bound and the consummation by such Seller of the transactions contemplated hereby and thereby, and compliance by such Seller with any of the provisions hereof and thereof, will not, (a) if such Seller is an entity, contravene, conflict with or violate any provision of such Seller’s Organizational Documents, (b) contravene, conflict with or violate any Law, Order or Consent applicable to such Seller or any of its properties or assets or (c) (i) contravene, violate, conflict with or result in a breach of, (ii) constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, (iii) result in the termination, withdrawal, suspension, cancellation or modification of, (iv) accelerate the performance required by such Seller under, (v) result in a right of termination or acceleration under, (vi) give rise to any obligation to make payments or provide compensation under, (vii) result in the creation of any Lien upon any of the properties or assets of such Seller under, (viii) give rise to any obligation to obtain any third party consent or (ix) give any Person the right to declare a default, exercise any remedy, claim a rebate, chargeback, penalty or change in delivery schedule, accelerate the maturity or performance, cancel, terminate or modify any right, benefit, obligation or other term under, any of the terms, conditions or provisions of, any Contract to which such Seller is a party or such Seller or its properties or assets are otherwise bound, except for any deviations from any of the foregoing clauses (a), (b) or (c) that has not had and would not reasonably be expected to materially impair or delay the ability of such Seller to consummate the Transactions. If such Seller is an entity, the governing or managing body or persons of such Seller has authorized the execution and delivery of this Agreement by such Seller and has approved this Agreement and the Transactions.

7.6 No Litigation. There is no Action pending or, to the Knowledge of such Seller, threatened, nor any Order is outstanding, against or involving such Seller, whether at law or in equity, before or by any Governmental Authority, which would reasonably be expected to materially and adversely affect the ability of such Seller to consummate the transactions contemplated by, and discharge its obligations under, this Agreement and the Ancillary Documents to which such Seller is or is required to be a party.

7.7 Investment Representations.

(a) Such Seller: (a) is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D under the Securities Act; (b) is acquiring its portion of the Exchange Shares for itself for investment purposes only, and not with a view towards any resale or distribution of such Exchange Shares; (c) has been advised and understands that the Exchange Shares (i) are being issued in reliance upon one or more exemptions from the registration requirements of the Securities Act and any applicable state securities Laws, (ii) have not been and shall not be registered under the Securities Act or any applicable state securities Laws and, therefore, must be held indefinitely and cannot be

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resold unless such Exchange Shares are registered under the Securities Act and all applicable state securities Laws, unless exemptions from registration are available and such Seller has complied with the requirements set forth in Section 7.7(b), and (iii) are subject to additional restrictions on transfer pursuant to such Seller’s Lock-Up Agreement (if applicable); (d) is aware that an investment in Pubco is a speculative investment and is subject to the risk of complete loss; and (e) acknowledges that except as set forth in the Amended Registration Rights Agreement and unless otherwise agreed, Pubco is under no obligation hereunder to register the Exchange Shares under the Securities Act. Such Seller does not have any Contract with any Person to sell, transfer, or grant participations to such Person, or to any third Person, with respect to the Exchange Shares. By reason of such Seller’s business or financial experience, or by reason of the business or financial experience of such Seller’s “purchaser representatives” (as that term is defined in Rule 501(h) under the Securities Act), such Seller is capable of evaluating the risks and merits of an investment in Pubco and of protecting its interests in connection with this investment. Such Seller has carefully read and understands all materials provided by or on behalf of Pubco, HUDA or their respective Representatives to such Seller or such Seller’s Representatives pertaining to an investment in Pubco and has consulted, as such Seller has deemed advisable, with its own attorneys, accountants or investment advisors with respect to the investment contemplated hereby and its suitability for such Seller. Such Seller acknowledges that the Exchange Shares are subject to dilution for events not under the control of such Seller. Such Seller has completed its independent inquiry and has relied fully upon the advice of its own legal counsel, accountant, financial and other Representatives in determining the legal, tax, financial and other consequences of this Agreement and the transactions contemplated hereby and the suitability of this Agreement and the transactions contemplated hereby for such Seller and its particular circumstances, and, except as set forth herein, has not relied upon any representations or advice by Pubco, HUDA or their respective Representatives. Such Seller: (A) has been represented by independent counsel (or has had the opportunity to consult with independent counsel and has declined to do so); (B) has had the full right and opportunity to consult with such Seller’s attorneys and other advisors and has availed itself of this right and opportunity; (C) has carefully read and fully understands this Agreement in its entirety and has had it fully explained to it or him by such counsel; (D) is fully aware of the contents hereof and the meaning, intent and legal effect thereof; and (E) is competent to execute this Agreement and has executed this Agreement free from coercion, duress or undue influence.

(b) In addition to the requirements of Section 7.7(a), such Seller understands and agrees that if the Exchange Shares are to be sold pursuant to an exemption from registration under the Securities Act, then (i) such Seller shall be required to have delivered to Pubco, at the cost of such Seller, an opinion of counsel that shall be in form, substance and scope customary for opinions of counsel in comparable transactions to the effect that the Exchange Shares to be sold or transferred may be sold or transferred pursuant to an exemption from such registration, which opinion shall be accepted by Pubco, (ii) the Exchange Shares are sold or transferred to an “affiliate” (as defined in Rule 144 promulgated under the Securities Act (or a successor rule) (“Rule 144”)) of such Seller who agree to sell or otherwise transfer the Exchange Shares only in accordance with this Section 7.7(b) and who is an accredited investor as such term is defined in Rule 501(a) of Regulation D under the Securities Act, (d) the Exchange Shares are sold pursuant to Rule 144, or (e) the Exchange Shares are sold pursuant to Regulation S under the Securities Act (or a successor rule), and such Seller shall have delivered to Pubco, at the cost of such Seller, an opinion of counsel that shall be in form, substance and scope customary for opinions of counsel in corporate transactions, which opinion shall be accepted by Pubco; (ii) any sale of such Exchange Shares made in reliance on Rule 144 may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any re-sale of such Exchange Shares under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC thereunder; and (iii) neither Pubco nor any other person is under any obligation to register such Exchange Shares under the Securities Act or any state securities Laws or to comply with the terms and conditions of any exemption thereunder (in each case).

(c) Such Seller understands that the Exchange Shares, until such time as the Exchange Shares have been registered under the Securities Act, or may be sold pursuant to Rule 144 or Regulation S without any restriction as to the number of securities as of a particular date that can then be immediately sold, the Exchange Shares may bear a standard Rule 144 legend and a stop-transfer order may be placed against transfer of the certificates for such Exchange Shares.

7.8 Finders and Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission from HUDA, Pubco, the Target Companies or any of their respective Affiliates in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of such Seller.

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7.9 Information Supplied. None of the information supplied or to be supplied by such Seller expressly for inclusion or incorporation by reference: (a) in any Current Report on Form 8-K or 6-K, and any exhibits thereto or any other report, form, registration or other filing made with any Governmental Authority (including the SEC) with respect to the Transactions or any Ancillary Documents; (b) in the Registration Statement; or (c) in the mailings or other distributions to HUDA’s or Pubco’s shareholders and/or prospective investors with respect to the consummation of the Transactions or in any amendment to any of documents identified in (a) through (c), will, when filed, made available, mailed or distributed, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. None of the information supplied or to be supplied by such Seller expressly for inclusion or incorporation by reference in any of the Signing Press Release, the Signing Filing, the Closing Filing and the Closing Press Release will, when filed or distributed, as applicable, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, such Seller does not make any representation, warranty or covenant with respect to any information supplied by or on behalf of HUDA or its Affiliates.

7.10 Independent Investigation. Such Seller has conducted its own independent investigation, review and analysis of the business, results of operations, condition (financial or otherwise) or assets of HUDA, Pubco and Merger Sub and acknowledges that it has been provided adequate access to the personnel, properties, assets, premises, books and records, and other documents and data of HUDA, Pubco and Merger Sub for such purpose. Such Seller acknowledges and agrees that: (a) in making its decision to enter into this Agreement and to consummate the transactions contemplated hereby, it has relied solely upon its own investigation and the express representations and warranties of HUDA, Pubco and Merger Sub set forth in this Agreement (including the related portions of the HUDA Disclosure Schedules) and in any certificate delivered to such Seller pursuant hereto, and the information provided by or on behalf of HUDA, Pubco or Merger Sub for the Registration Statement; and (b) none of HUDA, Pubco, Merger Sub or their respective Representatives have made any representation or warranty as to HUDA, Pubco, Merger Sub or this Agreement, except as expressly set forth in this Agreement (including the related portions of the HUDA Disclosure Schedules) or in any certificate delivered to such Seller pursuant hereto.

7.11 Exclusivity of Representations and Warranties. Except as otherwise expressly provided in this Article VII (as modified by the Company Disclosure Schedules) or as set forth in an Ancillary Document, such Seller has not made or does not make any representation or warranty, whether express or implied with respect to such Seller or its businesses, operations, assets or Liabilities, or the transactions contemplated by this Agreement or any of the Ancillary Documents, and such Seller hereby expressly disclaims any other representations or warranties, whether implied or made by such Seller or any of its Representatives.

ARTICLE VIII
COVENANTS

8.1 Access and Information.

(a) During the period from the Signing Date and continuing until the earlier of the termination of this Agreement in accordance with Section 10.1 or the Closing (the “Interim Period”), subject to Section 8.13, each of the Company, Pubco and Merger Sub (the “Company Entities”) shall give, and shall cause their respective Representatives to give, HUDA and its Representatives, at reasonable times during normal business hours and upon reasonable advance notice, reasonable access to all offices and other facilities and to all employees, properties, Contracts, books and records, financial and operating data and other similar information, of or pertaining to the Company Entities as HUDA or its Representatives may reasonably request regarding the Company Entities and their respective businesses, assets, Liabilities, financial condition, operations, management, employees and other aspects (including unaudited quarterly financial statements, including a consolidated quarterly balance sheet and income statement, and independent public accountants’ work papers (subject to the consent or any other conditions required by such accountants, if any) in each case, if the financial statements or other documents already exist) and cause each of the Representatives of any Company Entity to reasonably cooperate with HUDA and its Representatives in their investigation; provided, however, that HUDA and its Representatives shall conduct any such activities in such a manner as not to unreasonably interfere with the business or operations of the Company Entities. HUDA hereby agrees that, during the Interim Period, it shall not contact any employee (other than executive officers), customer, supplier,

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distributor or other material business relation of any Company Entity regarding any Company Entity, its business or the Transactions and the Ancillary Documents without the prior written consent of the Company (such consent not to be unreasonably withheld, conditioned or delayed). Notwithstanding the foregoing, the Company Entities shall not be required to provide access to any information (i) that is personally identifiable information of a third party which is prohibited from being disclosed pursuant to the terms of a written confidentiality agreement with a third party, (ii) the disclosure of which would violate any Law, (iii) the disclosure of which would constitute a waiver of attorney-client, attorney work product or other legal privilege or (iv) which primarily relates to the negotiations of this Agreement or the Transactions.

(b) During the Interim Period, subject to Section 8.13, HUDA shall give, and shall cause its Representatives to give, the Company Entities and their respective Representatives, at reasonable times during normal business hours and upon reasonable advance notice, reasonable access to all offices and other facilities and to all employees, properties, Contracts, books and records, financial and operating data and other information, of or pertaining to HUDA or its Subsidiaries, as the Company Entities or their respective Representatives may reasonably request regarding HUDA, its Subsidiaries and their respective businesses, assets, Liabilities, financial condition, operations, management, employees and other aspects (including unaudited quarterly financial statements, including a consolidated quarterly balance sheet and income statement, a copy of each material report, schedule and other document filed with or received by a Governmental Authority pursuant to the requirements of applicable securities Laws, and independent public accountants’ work papers (subject to the consent or any other conditions required by such accountants, if any) in each case, if the financial statements or other documents already exist) and cause each of HUDA’s Representatives to reasonably cooperate with the Company Entities and their respective Representatives in their investigation; provided, however, that the Company Entities and their Representatives shall conduct any such activities in such a manner as not to unreasonably interfere with the business or operations of HUDA or any of its Subsidiaries. Notwithstanding the foregoing, HUDA shall not be required to provide access to any information (i) that is personally identifiable information of a third party which is prohibited from being disclosed pursuant to the terms of a written confidentiality agreement with a third party, (ii) the disclosure of which would violate any Law, (iii) the disclosure of which would constitute a waiver of attorney-client, attorney work product or other legal privilege or (iv) which primarily relates to the negotiations of this Agreement or the Transactions.

8.2 Conduct of Business of the Company Entities and the Sellers.

(a) Unless HUDA shall otherwise consent in writing (such consent not to be unreasonably withheld, conditioned or delayed), during the Interim Period, except as expressly contemplated by this Agreement or any Ancillary Document or as set forth on Schedule 8.2, or as required by applicable Law, the Company Entities shall, and shall cause their respective Subsidiaries to, use commercially reasonable efforts necessary or appropriate to (i) conduct their respective businesses, in all material respects, in the ordinary course of business consistent with past practice, (ii) comply in all material respects with all Laws applicable to the Company Entities and their respective businesses, assets and employees, and (iii) preserve intact, in all material respects, their respective business organizations, to keep available the services of their respective managers, directors, officers, employees and consultants, and to preserve the possession, control and condition of their respective material assets, all as consistent with past practice; provided, that no action by any Company Entity with respect to matters specifically prohibited or restricted by any provision of Section 8.2(b) shall be deemed a breach of this sentence unless such action would constitute a breach of such relevant provision of Section 8.2(b).

(b) Without limiting the generality of Section 8.2(a) and except as contemplated by the terms of this Agreement or any Ancillary Document or as set forth on Schedule 8.2, or as required by applicable Law, during the Interim Period, without the prior written consent of HUDA (such consent not to be unreasonably withheld, conditioned or delayed), none of the Company Entities shall, and each shall cause their respective Subsidiaries to not:

(i) amend, waive or otherwise change, in any material respect, its Organizational Documents;

(ii) authorize for issuance, issue, grant, sell, pledge, dispose of or propose to issue, grant, sell, pledge or dispose of any of its equity securities or any options, warrants, commitments, subscriptions or rights of any kind to acquire or sell any of its equity securities, or other securities, including any securities convertible into or exchangeable for any of its shares or other equity securities or securities of any class and any other equity-based awards, or engage in any hedging transaction with a third Person with respect to such securities;

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(iii) split, combine, recapitalize or reclassify any of its shares or other equity interests or issue any other securities in respect thereof or pay or set aside any dividend or other distribution (whether in cash, equity or property or any combination thereof) in respect of its equity interests, or directly or indirectly redeem, purchase or otherwise acquire or offer to acquire any of its securities;

(iv) (A) incur, create, prepay, assume or otherwise become liable for any Indebtedness (directly, contingently or otherwise) in excess of $2,000,000 in the aggregate, (B) make a loan or advance to or investment in any third party, except for an advancement of expenses to employees in the ordinary course of business, or (C) guarantee or endorse any Indebtedness, Liability or obligation of any Person in excess of $2,000,000 in the aggregate, in each case, except for hedging or over-the-counter derivatives transactions in the ordinary course of business;

(v) increase the wages, salaries or compensation of its employees other than in the ordinary course of business, consistent with past practice, or make or commit to make any material bonus payment (whether in cash, property or securities) to any employee, or materially increase other benefits of employees generally, or enter into, establish, materially amend or terminate any Company Benefit Plan with, for or in respect of any current consultant, officer, manager, director or employee, in each case other than as required by applicable Law, pursuant to the terms of any Benefit Plans or Contract or in the ordinary course of business consistent with past practice;

(vi) except as required by applicable Law, (A) make or rescind any material election relating to Taxes, (B) settle any material Action relating to Taxes, (C) other than in the ordinary course, file any material amended Tax Return or claim for a material refund, or (D) make any material change in its accounting or Tax policies or procedures, except as required by applicable Law or in compliance with GAAP;

(vii) terminate, or waive or assign any material right under any Company Material Contract or enter into any Contract that would be a Company Material Contract, in any case outside of the ordinary course of business consistent with past practice;

(viii) establish any Subsidiary that is not directly or indirectly wholly-owned or enter into any new line of business;

(ix) revalue any of its material assets or make any material change in accounting methods, principles or practices, except to the extent required to comply with GAAP and after consulting with such Party’s outside auditors;

(x) waive, release, assign, settle or compromise any claim or Action (including any Action relating to this Agreement or the transactions contemplated hereby but excluding any Action between two or more Parties as required to enforce this Agreement or any Party’s rights or obligations hereunder), other than waivers, releases, assignments, settlements or compromises that involve only the payment of monetary damages (and not the imposition of equitable relief on, or the admission of wrongdoing by, such Party or its Affiliates) not in excess of $1,000,000 (individually or in the aggregate), or otherwise pay, discharge or satisfy any Actions, Liabilities or obligations, unless such amount has been reserved in the Company Financials or the consolidated financial statements of Pubco, as applicable;

(xi) close or materially reduce its activities, or effect any material layoff or other material personnel reduction or change, at any of its facilities;

(xii) acquire, including by merger, consolidation, acquisition of equity interests or assets, or any other form of business combination, any corporation, partnership, limited liability company, other business organization or any division thereof, or any material amount of assets in each case, except for transactions in the ordinary course of business;

(xiii) make any capital expenditures in excess of $2,000,000 in the aggregate;

(xiv) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization or complete any such plan or the transactions set forth therein;

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(xv) voluntarily incur any Liability or obligation (whether absolute, accrued, contingent or otherwise) in excess of $2,000,000 in the aggregate, other than pursuant to the terms of a Company Material Contract or other Contract not required to be disclosed as a Company Material Contract in existence as of the Signing Date or entered into in the ordinary course of business or in accordance with the terms of this Section 8.2 during the Interim Period, or pursuant to a Company Benefit Plan;

(xvi) sell, lease, license, transfer, exchange or swap, mortgage or otherwise pledge or encumber (including securitizations), or otherwise dispose of any material portion of its properties, assets or rights, other than licensing of Intellectual Property in the ordinary course of business, or suffer or incur any Lien on any their respective assets in excess of $2,000,000 in the aggregate;

(xvii) enter into any agreement, understanding or arrangement with respect to the voting of equity securities of any Company Entity;

(xviii) take any action that would reasonably be expected to significantly delay or impair the obtaining of any Consents of any Governmental Authority to be obtained in connection with this Agreement;

(xix) enter into, amend, waive or terminate (other than termination in accordance with their terms) any transaction with any Related Person (other than compensation and benefits and advancement of expenses, in each case, provided in the ordinary course of business consistent with past practice); or

(xx) authorize or agree to do any of the foregoing actions.

(c) Without limiting Sections 8.2(a) and 8.2(b), during the Interim Period, without the prior written consent of HUDA, (i) the Company shall not issue any Company Shares, and (ii) no Seller shall sell, transfer or dispose of any Company Shares owned by such Seller (other than the Signing Seller Distribution), in either case of clauses (i) and (ii), unless the recipient or transferee of such Company Shares (x) becomes a Joining Seller hereunder by executing and delivering to HUDA, Pubco and the Company a Seller Joinder (after the effective date of the Registration Statement unless such transferee is expected to be a Pubco Insider immediately after the Closing), which Seller Joinder is accepted in writing and executed and delivered by the HUDA, the Company and Pubco, and (y) executes and delivers to the HUDA, the Company and Pubco any Ancillary Documents which such transferee would have been required to be a party or bound if such transferee were a Seller on the Signing Date or to which the transferring Seller is otherwise bound.

8.3 Conduct of Business of HUDA.

(a) Unless the Company and Pubco shall otherwise consent in writing (such consent not to be unreasonably withheld, conditioned or delayed), during the Interim Period, except as expressly contemplated by this Agreement or any Ancillary Document or as set forth on Schedule 8.3, or as required by applicable Law, HUDA shall, and shall cause its Subsidiaries to, use commercially reasonable efforts necessary or appropriate to (i) conduct their respective businesses, in all material respects, in the ordinary course of business consistent with past practice, (ii) comply with all Laws applicable to HUDA and its Subsidiaries and their respective businesses, assets and employees, and (iii) preserve intact, in all material respects, their respective business organizations, to keep available the services of their respective managers, directors, officers, employees and consultants, and to preserve the possession, control and condition of their respective material assets, all as consistent with past practice; provided, that no action by HUDA with respect to matters specifically prohibited or restricted by any provision of Section 8.3(b) shall be deemed a breach of this sentence unless such action would constitute a breach of such relevant provision of Section 8.3(b).

(b) Without limiting the generality of Section 8.3(a) and except as contemplated by the terms of this Agreement (including as contemplated by any Transaction Financing) or any Ancillary Document or as set forth on Schedule 8.3, or as required by applicable Law, during the Interim Period, without the prior written consent of the Company and Pubco (such consent not to be unreasonably withheld, conditioned or delayed), HUDA shall not, and shall cause its Subsidiaries to not:

(i) amend, waive or otherwise change, in any respect, its Organizational Documents;

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(ii) authorize for issuance, issue, grant, sell, pledge, dispose of or propose to issue, grant, sell, pledge or dispose of any of its equity securities or any options, warrants, commitments, subscriptions or rights of any kind to acquire or sell any of its equity securities, or other securities, including any securities convertible into or exchangeable for any of its equity securities or other security interests of any class and any other equity-based awards, or engage in any hedging transaction with a third Person with respect to such securities;

(iii) split, combine, recapitalize or reclassify any of its shares or other equity interests or issue any other securities in respect thereof or pay or set aside any dividend or other distribution (whether in cash, equity or property or any combination thereof) in respect of its shares or other equity interests, or directly or indirectly redeem, purchase or otherwise acquire or offer to acquire any of its securities;

(iv) incur, create, assume, prepay or otherwise become liable for any Indebtedness (directly, contingently or otherwise) in excess of $200,000 (individually or in the aggregate), make a loan or advance to or investment in any third party, or guarantee or endorse any Indebtedness, Liability or obligation of any Person;

(v) make or rescind any material election relating to Taxes, settle any material Action relating to Taxes, file any amended Tax Return or claim for material refund, or make any material change in its accounting or Tax policies or procedures, in each case except as required by applicable Law or in compliance with GAAP;

(vi) amend, waive or otherwise change the Trust Agreement in any manner adverse to HUDA or HUDA’s ability to consummate the Transactions;

(vii) terminate, waive or assign any material right under any material agreement to which it is a party;

(viii) fail to maintain its books, accounts and records in all material respects in the ordinary course of business consistent with past practice;

(ix) establish any Subsidiary or enter into any new line of business;

(x) fail to use commercially reasonable efforts to keep in force insurance policies or replacement or revised policies providing insurance coverage with respect to its assets, operations and activities in such amount and scope of coverage as are currently in effect;

(xi) revalue any of its material assets or make any change in accounting methods, principles or practices, except to the extent required to comply with GAAP, and after consulting HUDA’s outside auditors;

(xii) waive, release, assign, settle or compromise any claim or Action (including any Action relating to this Agreement or the transactions contemplated hereby but excluding any Action between two or more Parties as required to enforce this Agreement or any Party’s rights or obligations hereunder), other than waivers, releases, assignments, settlements or compromises that involve only the payment of monetary damages (and not the imposition of equitable relief on, or the admission of wrongdoing by, HUDA or its Subsidiary) not in excess of $100,000 (individually or in the aggregate), or otherwise pay, discharge or satisfy any Actions, Liabilities or obligations, unless such amount has been reserved in the HUDA Financials;

(xiii) acquire, including by merger, consolidation, acquisition of equity interests or assets, or any other form of business combination, any corporation, partnership, limited liability company, other business organization or any division thereof, or any material amount of assets outside the ordinary course of business;

(xiv) make capital expenditures in excess of $100,000 individually for any project (or set of related projects) or $200,000 in the aggregate;

(xv) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization or complete any such plan or the transactions set forth therein (other than with respect to the Merger);

(xvi) voluntarily incur any Liability or obligation (whether absolute, accrued, contingent or otherwise) in excess of $100,000 individually or $200,000 in the aggregate other than pursuant to the terms of a Contract in existence as of the Signing Date or entered into in the ordinary course of business or in accordance with the terms of this Section 8.3 during the Interim Period;

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(xvii) sell, lease, license, transfer, exchange or swap, mortgage or otherwise pledge or encumber (including securitizations), or otherwise dispose of any material portion of its properties, assets or rights;

(xviii) enter into any agreement, understanding or arrangement with respect to the voting of its equity securities;

(xix) take any action that would reasonably be expected to significantly delay or impair the obtaining of any Consents of any Governmental Authority to be obtained in connection with this Agreement; or

(xx) authorize or agree to do any of the foregoing actions.

8.4 Annual and Interim Financial Statements.

(a) The Company shall use its commercially reasonable efforts to deliver the Audited Company Financials and the Interim Company Financials to HUDA as promptly as practicable after the Signing Date.

(b) During the Interim Period, within sixty (60) days following the end of each three-month quarterly period completed after the Signing Date, the Company shall deliver to HUDA an unaudited quarterly consolidated income statement and consolidated balance sheet of the Target Companies for the applicable quarterly period. From the Signing Date through the Closing Date, the Company will also promptly deliver to HUDA copies of any audited consolidated financial statements of the Target Companies that the Target Companies’ certified public accountants may issue.

8.5 HUDA Public Filings. During the Interim Period, HUDA will keep current with its reporting obligations pursuant to the Securities Act and the Exchange Act and timely file all of its public filings with the SEC and otherwise comply in all material respects with applicable securities Laws, and shall use its commercially reasonable efforts to maintain the listing of the HUDA Common Stock and the HUDA Rights on Nasdaq; provided, that the Parties acknowledge and agree that from and after the Closing, the Parties intend to list on Nasdaq only the Pubco Ordinary Shares.

8.6 No Solicitation.

(a) For purposes of this Agreement, (i) an “Acquisition Proposal” means any inquiry, proposal or offer, or any indication of interest in making an offer or proposal, from any Person or group at any time relating to an Alternative Transaction, and (ii) an “Alternative Transaction” means (A) with respect to any Company Entity, the Sellers and their respective Affiliates, a transaction (other than the Transactions) concerning the sale of (x) all or substantially all of the business or assets of the Target Companies, taken as a whole (other than in the ordinary course of business consistent with past practice), or (y) a majority of the shares or other equity interests or profits of the Target Companies, in any case, whether such transaction takes the form of a sale of shares or other equity interests, assets, merger, consolidation, issuance of debt securities, management Contract, joint venture or partnership, or otherwise, and in each case, other than transfers of the Purchased Shares among the Sellers or to an employee of a Target Company who becomes a Seller as long as such employee will sign a Seller Joinder and execute and deliver any other documents required by Section 8.2(c) hereof, and (B) with respect to HUDA and its Affiliates, a transaction (other than the Transactions) concerning a Business Combination for HUDA.

(b) During the Interim Period, in order to induce the other Parties to continue to commit to expend management time and financial resources in furtherance of the transactions contemplated hereby, each Party shall not, and shall cause its Representatives not to, without the prior written consent of the Company, Pubco and HUDA, directly or indirectly, (i) solicit, initiate or knowingly facilitate or assist the making, submission or announcement of, or intentionally encourage, any Acquisition Proposal, (ii) furnish any non-public information regarding such Party or its Affiliates or their respective businesses, operations, assets, Liabilities, financial condition, prospects or employees to any Person or group (other than a Party to this Agreement or their respective Representatives) in connection with or in response to an Acquisition Proposal, (iii) engage or participate in discussions or negotiations with any Person or group with respect to, or that would reasonably be expected to lead to, an Acquisition Proposal, (iv) approve, endorse or recommend, or publicly propose to approve, endorse or recommend, any Acquisition Proposal, (v) negotiate or enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement in furtherance of any Acquisition Proposal, or (vi) release any third Person from, or waive any provision of, any confidentiality agreement to which such Party is a party.

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(c) Each Party shall notify the others as promptly as practicable (and in any event within 72 hours) orally and in writing of the receipt by such Party or any of its Representatives of any bona fide inquiries, proposals or offers, requests for information or requests for discussions or negotiations regarding or constituting any Acquisition Proposal or any bona fide inquiries, proposals or offers, requests for information or requests for discussions or negotiations that would reasonably be expected to result in an Acquisition Proposal, specifying in each case, the material terms and conditions thereof (including a copy thereof if in writing or a written summary thereof if oral) and the identity of the party making such inquiry, proposal, offer or request for information, each Party shall keep the others promptly informed of the status of any such inquiries, proposals, offers or requests for information. During the Interim Period, each Party shall, and shall cause its Representatives to, immediately cease and cause to be terminated any solicitations, discussions or negotiations with any Person with respect to any Acquisition Proposal and shall, and shall direct its Representatives to, cease and terminate any such solicitations, discussions or negotiations.

8.7 No Trading. The Company Entities and the Sellers each acknowledge and agree that each of them is aware, and that their respective Affiliates are aware (and each of their respective Representatives is aware or, upon receipt of any material nonpublic information of HUDA, will be advised) of the restrictions imposed by U.S. federal securities laws and the rules and regulations of the SEC and Nasdaq promulgated thereunder or otherwise (the “Federal Securities Laws”) and other applicable foreign and domestic Laws on a Person possessing material nonpublic information about a publicly traded company. The Company Entities and the Sellers each hereby agree that, while it is in possession of such material nonpublic information, it shall not purchase or sell any securities of HUDA, communicate such information to any third party, take any other action with respect to HUDA in violation of such Laws, or cause or encourage any third party to do any of the foregoing.

8.8 Notification of Certain Matters. During the Interim Period, each Party shall give prompt notice to the other Parties if such Party or its Affiliates (or, with respect to the Company, any Seller): (a) receives any written notice or other communication in writing from any third party (including any Governmental Authority) alleging (i) that the Consent of such third party is required in connection with the Transactions or (ii) any material non-compliance with any Law by such Party or its Affiliates (or, with respect to the Company, any Seller); (b) receives any material written notice or other written communication from any Governmental Authority in connection with the Transactions; or (c) becomes aware of the commencement or threat, in writing, of any material Action against such Party or any of its Affiliates (or, with respect to the Company, any Seller), or any of their respective properties or assets, or, to the Knowledge of such Party, any officer, director, partner, member or manager, in his, her or its capacity as such, of such Party (or, with respect to the Company, any Seller) with respect to the consummation of the Transactions. No such notice shall constitute an acknowledgement or admission by the Party providing the notice regarding whether or not any of the conditions to the Closing have been satisfied or in determining whether or not any of the representations, warranties or covenants contained in this Agreement have been breached.

8.9 Efforts.

(a) Subject to the terms and conditions of this Agreement, each Party shall use its commercially reasonable efforts, and shall cooperate fully with the other Parties, to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable Laws and regulations to consummate the Transactions (including the receipt of all applicable Consents of Governmental Authorities) and to comply as promptly as practicable with all requirements of Governmental Authorities applicable to the Transactions.

(b) In furtherance and not in limitation of Section 8.9(a), to the extent required under any Laws that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade (“Antitrust Laws”), each Party hereto agrees to make any required filing or application under Antitrust Laws, as applicable, at such Party’s sole cost and expense, with respect to the transactions contemplated hereby as promptly as practicable, to supply as promptly as reasonably practicable any additional information and documentary material that may be reasonably requested pursuant to Antitrust Laws and to take all other actions reasonably necessary, proper or advisable to cause the expiration or termination of the applicable waiting periods under Antitrust Laws as soon as practicable, including by requesting early termination of the waiting period provided for under the Antitrust Laws. Each Party shall, in connection with its efforts to obtain all requisite approvals and authorizations for the Transactions under any Antitrust Law, use its commercially reasonable efforts to: (i) cooperate in all respects with each other Party or its Affiliates in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private Person; (ii) keep the other Parties reasonably informed of any communication received by such Party or its Representatives from, or given by such Party or its Representatives to,

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any Governmental Authority and of any communication received or given in connection with any proceeding by a private Person, in each case regarding any of the Transactions; (iii) permit a Representative of the other Parties and their respective outside counsel to review any communication given by it to, and consult with each other in advance of any meeting or conference with, any Governmental Authority or, in connection with any proceeding by a private Person, with any other Person, and to the extent permitted by such Governmental Authority or other Person, give a Representative or Representatives of the other Parties the opportunity to attend and participate in such meetings and conferences; (iv) in the event a Party’s Representative is prohibited from participating in or attending any meetings or conferences, the other Parties shall keep such Party promptly and reasonably apprised with respect thereto; and (v) use commercially reasonable efforts to cooperate in the filing of any memoranda, white papers, filings, correspondence or other written communications explaining or defending the transactions contemplated hereby, articulating any regulatory or competitive argument, and/or responding to requests or objections made by any Governmental Authority.

(c) As soon as reasonably practicable following the Signing Date, the Parties shall reasonably cooperate with each other and use (and shall cause their respective Affiliates to use) their respective commercially reasonable efforts to prepare and file with Governmental Authorities requests for approval of the Transactions and shall use all commercially reasonable efforts to have such Governmental Authorities approve the Transactions. Each Party shall give prompt written notice to the other Parties if such Party or any of its Representatives receives any notice from such Governmental Authorities in connection with the Transactions, and shall promptly furnish the other Parties with a copy of such Governmental Authority notice. If any Governmental Authority requires that a hearing or meeting be held in connection with its approval of the transactions contemplated hereby, whether prior to the Closing or after the Closing, each Party shall arrange for one or more Representatives of such Party to be present for such hearing or meeting. If any objections are asserted with respect to the Transactions under any applicable Law or if any Action is instituted (or threatened to be instituted) by any applicable Governmental Authority or any private Person challenging any of the Transactions or any Ancillary Document as violative of any applicable Law or which would otherwise prevent, materially impede or materially delay the consummation of the transactions contemplated hereby or thereby, the Parties shall use their commercially reasonable efforts to resolve any such objections or Actions so as to timely permit consummation of the Transactions and the Ancillary Documents, including in order to resolve such objections or Actions which, in any case if not resolved, could reasonably be expected to prevent, materially impede or materially delay the consummation of the transactions contemplated hereby or thereby. In the event any Action is instituted (or threatened to be instituted) by a Governmental Authority or private Person challenging the Transactions, or any Ancillary Document, the Parties shall, and shall cause their respective Representatives to, reasonably cooperate with each other and use their respective commercially reasonable efforts to contest and resist any such Action and to have vacated, lifted, reversed or overturned any Order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the Transactions or the Ancillary Documents.

(d) Prior to the Closing, each Party shall use its commercially reasonable efforts to obtain any Consents of Governmental Authorities or other third Persons as may be necessary for the consummation by such Party or its Affiliates of the Transactions or required as a result of the execution or performance of, or consummation of the transactions contemplated by, this Agreement by such Party or its Affiliates, and the other Parties shall provide reasonable cooperation in connection with such efforts. With respect to Pubco, during the Interim Period, the Company, Pubco and Merger Sub shall take all reasonable actions necessary to cause Pubco to qualify as “foreign private issuer” as such term is defined under Exchange Act Rule 3b-4 and to maintain such status through the Closing.

8.10 Further Assurances. The Parties hereto shall further cooperate with each other and use their respective commercially reasonable efforts to take or cause to be taken all actions, and do or cause to be done all things, necessary, proper or advisable on their part under this Agreement and applicable Laws to consummate the Transactions as soon as reasonably practicable, including preparing and filing as soon as practicable all documentation to effect all necessary notices, reports and other filings.

8.11 The Registration Statement.

(a) As promptly as practicable after the Signing Date, HUDA and Pubco shall jointly prepare, and Pubco shall file with the SEC (at the sole cost and expense of Pubco with respect to any applicable SEC filing fees and/or registration fees, subject to Section 10.3) a registration statement on Form F-4 (as amended or supplemented from time to time, and including the Proxy Statement contained therein, the “Registration Statement”) in connection with the registration under the Securities Act of (i) the Pubco Ordinary Shares to be issued under this Agreement to (A) the holders of HUDA Securities prior to the Effective Time and (B) Joining Sellers who first execute and deliver

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to HUDA, Pubco and the Company Seller Joinders after the date on which the Registration Statement shall have become effective (the “Registration Statement Effective Date”) (other than as a transferee of the Signing Seller or another Joining Seller who was a Joining Seller on or prior to the Registration Statement Effective Date) and which Seller Joinders contain an acknowledgement by such holders of Company Ordinary Shares that they have received the Proxy Statement prospectus with respect to the Transactions, and (ii) the distribution of up to fifty percent (50%) (such percentage to be determined by the Signing Seller prior to the Registration Statement Effective Date) of the Exchange Shares to be received by the Signing Seller to the shareholders (the “Parent Shareholders”) of its ultimate parent entity (the “Signing Seller Distribution”), which Registration Statement will also contain a proxy statement of HUDA (as amended, the “Proxy Statement”) for the purpose of soliciting proxies or votes from HUDA stockholders for the matters to be acted upon at the Special Stockholder Meeting and providing the Public Stockholders an opportunity in accordance with HUDA’s Organizational Documents and the IPO Prospectus to have their HUDA Common Stock redeemed (the “Redemption”) in conjunction with the stockholder vote on the Stockholder Approval Matters.

(b) The Proxy Statement shall include proxy materials for the purpose of soliciting proxies from HUDA shareholders to vote, at a special meeting of HUDA stockholders to be called and held for such purpose (the “Special Stockholder Meeting”), in favor of resolutions approving (A) the adoption and approval of this Agreement and the Transactions (including, to the extent required, the issuance of the Exchange Shares and any securities in any Transaction Financing), by the holders of HUDA Common Stock in accordance with HUDA’s Organizational Documents, the DGCL and the rules and regulations of the SEC and Nasdaq, (B) to the extent required by the Federal Securities Laws or the Laws of the British Virgin Islands, the adoption of the Amended Pubco M&A, (C) the adoption and approval of a new equity incentive plan for Pubco, which will be in form and substance reasonably acceptable to the Company and HUDA and which will provide that the total awards under such equity incentive plan will be a number of Pubco Ordinary Shares equal to ten percent (10%) of the aggregate number of Pubco Ordinary Shares issued and outstanding immediately after the Closing (or such other percentage as reasonably agreed by HUDA, the Company, and Pubco prior to the Registration Effective Date), (D) the appointment of the members of the Post-Closing Pubco Board, in each case in accordance with Section 8.14 hereof, (E) the approval of an amendment to the Insider Letter, effective upon the Closing, to provide that up to an aggregate of 3,000,000 Pubco Ordinary Shares issued pursuant to this Agreement in exchange for the Founder Shares, HUDA Private Units, HUDA Private Shares and HUDA Rights, when added together with the Pubco Ordinary Shares issued pursuant to this Agreement in satisfaction of the Converted Sponsor Loans, will be released from the restrictions on Transfer (as defined in the Insider Letter) set forth therein (the “Insider Letter Amendment Approval”), (F) such other matters as the Company, Pubco and HUDA shall hereafter mutually determine to be necessary or appropriate in order to effect the Transactions (the approvals described in foregoing clauses (A) through (F), collectively, the “Stockholder Approval Matters”, and (G) the adjournment of the Special Stockholder Meeting, if necessary or desirable in the reasonable determination of HUDA.

(c) HUDA, acting through the HUDA Board (or a committee thereof), shall (i) make the HUDA Recommendation and include the HUDA Recommendation in the Proxy Statement, (ii) use its commercially reasonable efforts to solicit from its stockholders proxies or votes in favor of the approval of the Stockholder Approval Matters, and (iii) take all other action necessary or advisable to secure the approval of the Stockholder Approval Matters. The HUDA Board shall not (and no committee or subgroup thereof shall) change, withdraw, withhold, fail to make, qualify or modify, or publicly propose to change, withdraw, withhold, fail to make, qualify or modify, the HUDA Recommendation. Without the prior written consent of the Company, HUDA shall not be entitled to postpone or adjourn the Special Stockholder Meeting except: (i) to the extent required by applicable Law; (ii) to ensure that any supplement or amendment to the Proxy Statement that HUDA has determined in good faith is required by applicable Law is disclosed to HUDA stockholders with sufficient time prior to the Special Stockholder Meeting for HUDA stockholders to consider the disclosures contained in such supplement or amendment; (iii) if, as of the time for which the Special Stockholder Meeting is scheduled (as set forth in the Proxy Statement or its supplement), there are insufficient shares of HUDA Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business to be conducted at the Special Stockholder Meeting; or (iv) in order to solicit additional proxies from HUDA stockholders required to obtain the Required HUDA Stockholder Approval; provided, that, in the event of a postponement or adjournment, the Special Stockholder Meeting shall be reconvened as promptly as practicable following such time as the matter causing the postponement or adjournment has been resolved and HUDA may make one or more successive postponements or adjournments of the Special Stockholder Meeting in accordance with the terms of this Agreement; provided, further that, such postponement or adjournment cannot extend more than five (5) Business Days in the aggregate without the Company’s prior written consent.

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(d) In connection with the Registration Statement, HUDA and Pubco will file with the SEC financial and other information about the Transactions in accordance with applicable Law, HUDA’s Organizational Documents, Pubco’s Organizational Documents, the Laws of the British Virgin Islands, the DGCL and the rules and regulations of the SEC and Nasdaq. HUDA and Pubco shall cooperate and provide the Company (and its counsel) with a reasonable opportunity to review and comment on the Registration Statement and any amendment or supplement thereto, and will obtain the Company’s prior written consent (not to be unreasonably withheld, conditioned or delayed), in any case, prior to filing the same with the SEC. The Company Entities shall provide HUDA with such reasonable information concerning the Company Entities and their respective Subsidiaries and their equity holders, officers, directors, employees, assets, Liabilities, condition (financial or otherwise), business and operations that may be required or appropriate for inclusion in the Registration Statement, or in any amendments or supplements thereto.

(e) HUDA and Pubco shall take any and all reasonable and necessary actions required to satisfy the requirements of the Securities Act, the Exchange Act and other applicable Laws in connection with the Registration Statement, the Special Stockholder Meeting and the Redemption. Each of HUDA, Pubco and the Company shall, and shall cause their respective Subsidiaries to, make their respective directors, officers and employees, upon reasonable advance notice, available to the other Parties and their respective Representatives in connection with the drafting of the public filings with respect to the Transactions, including the Registration Statement, and responding in a timely manner to comments from the SEC. Each Party shall promptly correct any information provided by it for use in the Registration Statement (and other related materials) if and to the extent that such Party has become aware that such information has become false or misleading in any material respect or as otherwise required by applicable Laws. HUDA and Pubco shall amend or supplement the Registration Statement and Pubco shall (at the sole cost and expense of HUDA) file the Registration Statement, as so amended or supplemented, to be filed with the SEC and to be disseminated to HUDA’s stockholders, in each case as and to the extent required by applicable Laws and subject to the terms and conditions of this Agreement and HUDA’s Organizational Documents; provided, that neither HUDA nor Pubco shall amend or supplement the Registration Statement without the prior written consent of the Company, not to be unreasonably withheld, conditioned or delayed.

(f) HUDA and Pubco, with the assistance of the other Parties, shall promptly respond to any SEC comments on the Registration Statement and shall otherwise use their commercially reasonable efforts to cause the Registration Statement to “clear” comments from the SEC and become effective. HUDA and Pubco shall provide the Company with copies of any written comments, and shall inform the Company of any material oral comments, that HUDA, Pubco or their respective Representatives receive from the SEC or its staff with respect to the Registration Statement, the Special Stockholder Meeting and the Redemption promptly after the receipt of such comments and shall give the Company a reasonable opportunity under the circumstances to review and comment on any proposed written or material oral responses to such comments and shall consider any such comments in good faith and shall use commercially reasonable efforts to accept all reasonable additions, deletions or changes suggested by the other Parties and their counsel in connection therewith.

(g) As soon as practicable following the Registration Statement “clearing” comments from the SEC and becoming effective, HUDA and Pubco shall distribute the Registration Statement to HUDA’s shareholders and, HUDA shall call the Special Stockholder Meeting in accordance with the DGCL for a date as promptly as practicable, but in no event later than thirty (30) days, after the Registration Statement Effective Date.

(h) Notwithstanding anything to the contrary contained in this Agreement, each of HUDA, Pubco and the Company hereby agree that, without the prior written consent of HUDA, Pubco and the Company, it will not accept or consent to a Seller Joinder executed by a holder of Company Shares (other than those that are expected to be a Pubco Insider immediately after the Closing) which is dated prior to the Registration Statement Effective Date or which does not contain an acknowledgement by such holder of Company Shares that it has received the Proxy Statement prospectus with respect to the Transactions.

(i) HUDA and Pubco shall comply with all applicable Laws, any applicable rules and regulations of Nasdaq, HUDA’s Organizational Documents and this Agreement in the preparation, filing and distribution of the Registration Statement, any solicitation of proxies thereunder, the calling and holding of the Special Stockholder Meeting and the Redemption.

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8.12 Public Announcements.

(a) The Parties agree that, during the Interim Period, no public release, filing or announcement concerning this Agreement or the Ancillary Documents or the transactions contemplated hereby or thereby shall be issued by any Party or any of their Affiliates without the prior written consent (not be unreasonably withheld, conditioned or delayed) of HUDA, Pubco and the Company, except as such release or announcement may be required by applicable Law or the rules or regulations of any securities exchange, in which case the applicable Party shall use commercially reasonable efforts to allow the other Parties reasonable time to comment on, and arrange for any required filing with respect to, such release or announcement in advance of such issuance.

(b) The Parties shall mutually agree upon and, as promptly as practicable after the execution of this Agreement (but in any event within four (4) Business Days thereafter), issue a press release announcing the execution of this Agreement (the “Signing Press Release”). Promptly after the issuance of the Signing Press Release (but in any event within four (4) Business Days after the execution of this Agreement), HUDA shall file a current report on Form 8-K (the “Signing Filing”) with the Signing Press Release and a description of this Agreement as required by Federal Securities Laws, which the Company shall review, comment upon and approve (which approval shall not be unreasonably withheld, conditioned or delayed) prior to filing (with a draft of which provided to the Company for review, comment and approval no later than two (2) Business Days after the execution of this Agreement). The Parties shall mutually agree upon and, as promptly as practicable after the Closing (but in any event within four (4) Business Days thereafter), issue a press release announcing the consummation of the Transactions (the “Closing Press Release”). Promptly after the issuance of the Closing Press Release, Pubco shall file a current report on Form 6-K (the “Closing Filing”) with the Closing Press Release and a description of the Closing as required by Federal Securities Laws which HUDA shall review, comment upon and approve (which approval shall not be unreasonably withheld, conditioned or delayed) prior to filing. In connection with the preparation of the Signing Press Release, the Signing Filing, the Closing Filing, the Closing Press Release, or any other report, statement, filing notice or application made by or on behalf of a Party to any Governmental Authority or other third party in connection with the transactions contemplated hereby, each Party shall, upon request by any other Party, furnish the Parties with all information concerning themselves, their respective directors, officers and equity holders, and such other matters as may be reasonably necessary or advisable in connection with the transactions contemplated hereby, or any other report, statement, filing, notice or application made by or on behalf of a Party to any third party and/or any Governmental Authority in connection with the transactions contemplated hereby.

8.13 Confidential Information.

(a) The Company Entities and the Sellers agree that during the Interim Period and, in the event this Agreement is terminated in accordance with Article X, for a period of two (2) years after such termination, they shall, and shall cause their respective Representatives to: (i) treat and hold in strict confidence any HUDA Confidential Information that is provided to such Person or its Representatives, and will not use for any purpose (except in connection with the consummation of the Transactions or the Ancillary Documents, performing their obligations hereunder or thereunder or enforcing their rights hereunder or thereunder), nor directly or indirectly disclose, distribute, publish, disseminate or otherwise make available to any third party any of the HUDA Confidential Information without HUDA’s prior written consent; and (ii) in the event that the Company Entities, any Seller or any of their respective Representatives, during the Interim Period or, in the event that this Agreement is terminated in accordance with Article X, for a period of two (2) years after such termination, becomes legally compelled to disclose any HUDA Confidential Information, (A) provide HUDA to the extent legally permitted with prompt written notice of such requirement so that HUDA or an Affiliate thereof may seek, at HUDA’s sole cost and expense, a protective Order or other remedy or waive compliance with this Section 8.13(a), and (B) in the event that such protective Order or other remedy is not obtained, or HUDA waives compliance with this Section 8.13(a), furnish only that portion of such HUDA Confidential Information which is legally required to be provided and to exercise its commercially reasonable efforts to obtain assurances that confidential treatment will be accorded such HUDA Confidential Information. In the event that this Agreement is terminated and the transactions contemplated hereby are not consummated, the Company Entities and the Sellers shall, and shall cause their respective Representatives to, promptly deliver to HUDA or destroy (at HUDA’s election) any and all copies (in whatever form or medium) of HUDA Confidential Information and destroy all notes, memoranda, summaries, analyses, compilations and other writings related thereto or based thereon; provided, however, that the Company Entities and Sellers and their respective Representatives shall be entitled to (i) disclose any and all HUDA Confidential Information to the extent required by the Federal Securities Laws, and (ii) keep any records required by applicable Law or bona fide record retention policies; and provided, further, that any HUDA Confidential Information that is not returned or destroyed shall remain subject to the confidentiality obligations set forth in this Agreement.

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(b) HUDA hereby agrees that during the Interim Period and, in the event that this Agreement is terminated in accordance with Article X, for a period of two (2) years after such termination, it shall, and shall cause its Representatives to: (i) treat and hold in strict confidence any Company Confidential Information that is provided to such Person or its Representatives, and will not use for any purpose (except in connection with the consummation of the Transactions or the Ancillary Documents, performing its obligations hereunder or thereunder or enforcing its rights hereunder or thereunder), nor directly or indirectly disclose, distribute, publish, disseminate or otherwise make available to any third party any of the Company Confidential Information without the Company’s prior written consent; and (ii) in the event that HUDA or any of its Representatives, during the Interim Period or, in the event that this Agreement is terminated in accordance with Article X, for a period of two (2) years after such termination, becomes legally compelled to disclose any Company Confidential Information, (A) provide the Company to the extent legally permitted with prompt written notice of such requirement so that the Company may seek, at the Company’s sole expense, a protective Order or other remedy or waive compliance with this Section 8.13(b) and (B) in the event that such protective Order or other remedy is not obtained, or the Company waives compliance with this Section 8.13(b), furnish only that portion of such Company Confidential Information which is legally required to be provided as advised by outside counsel and to exercise its commercially reasonable efforts to obtain assurances that confidential treatment will be accorded such Company Confidential Information. In the event that this Agreement is terminated and the transactions contemplated hereby are not consummated, HUDA shall, and shall cause its Representatives to, promptly deliver to the Company or destroy (at the Company’s election) any and all copies (in whatever form or medium) of Company Confidential Information and destroy all notes, memoranda, summaries, analyses, compilations and other writings related thereto or based thereon. Notwithstanding the foregoing, HUDA and its Representatives shall be permitted to disclose any and all Company Confidential Information to the extent required by the Federal Securities Laws, and (y) HUDA shall, and shall cause its Representatives to, treat and hold in strict confidence any Trade Secret of the Company disclosed to such Person until such information ceases to be a Trade Secret, subject to any disclosure as may be required pursuant to clause (ii) of the first sentence of this Section 8.13(b).

(c) For the avoidance of doubt, the obligations set forth in this Section 8.13 are in addition to and shall not supersede any continuing obligations with respect to any HUDA Confidential Information or Company Confidential Information under any existing confidentiality agreements.

8.14 Post-Closing Board of Directors and Executive Officers.

(a) The Parties shall take all necessary action, including causing the directors of the Pubco to resign, so that effective as of the Closing, Pubco’s board of directors (the “Post-Closing Pubco Board”) will consist of individuals designated by the Company, including one (1) person that is designated by the Company prior to the Closing as the chairman of the Post-Closing Pubco Board. At or prior to the Closing, Pubco will provide each member of the Post-Closing Pubco Board with a customary director indemnification agreement, in form and substance reasonably acceptable to such members of the Post-Closing Pubco Board.

(b) The Parties shall take all action necessary, including causing the executive officers of Pubco to resign, so that the individuals serving as the chief executive officer and chief financial officer, respectively, of Pubco immediately after the Closing will be the same individuals (in the same office) as that of the Company immediately prior to the Closing (unless, at its sole discretion, the Company desires to appoint another qualified person to either such role, in which case, such other person identified by the Company shall serve in such role).

8.15 Indemnification of Directors and Officers; Tail Insurance.

(a) The Parties agree that all rights to exculpation, indemnification and advancement of expenses existing in favor of the current or former directors, managers and officers of each Company Entity and HUDA and each Person who served as a director, manager, officer, member, trustee or fiduciary of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise at the request of the applicable Party (the “D&O Indemnified Persons”) as provided in such Party’s Organizational Documents or under any indemnification, employment or other similar agreements between any D&O Indemnified Person and such Party, in each case as in effect on the Signing Date, shall survive the Closing and continue in full force and effect in accordance with their respective terms to the extent permitted by applicable Law. For a period of six (6) years after the Effective Time, Pubco shall cause the Organizational Documents of each Company Entity and HUDA to contain provisions no less favorable with respect to exculpation and indemnification of and advancement of expenses to D&O Indemnified Persons than

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are set forth as of the Signing Date in the Organizational Documents of the applicable Party to the extent permitted by applicable Law. The provisions of this Section 8.15 shall survive the Closing and are intended to be for the benefit of, and shall be enforceable by, each of the D&O Indemnified Persons and their respective heirs and representatives.

(b) For the benefit of the D&O Indemnified Persons, prior to the Effective Time HUDA shall obtain and fully pay the premium for a “tail” insurance policy (at HUDA’s sole cost) that provides coverage for up to a six-year period from and after the Effective Time for events occurring prior to the Effective Time (the “D&O Tail Insurance”). Pubco and HUDA shall, for a period of six (6) years after the Effective Time, maintain the D&O Tail Insurance in full force and effect, and continue to honor the obligations thereunder, and Pubco and HUDA shall timely pay or cause to be paid all premiums with respect to the D&O Tail Insurance. The D&O Indemnified Persons are intended third party beneficiaries of this Agreement for purposes of this Section 8.15 and shall have the right to enforce this Section 8.15 as though a party to this Agreement.

8.16 Use of Proceeds; Payment of HUDA Expenses.

(a) The Parties agree that after the Closing, the funds in the Trust Account, after taking into account payments for the Redemption, any remaining funds left in HUDA’s operating account or other bank or brokerage accounts, and any proceeds received by HUDA or Pubco from any Transaction Financing shall, (i) first be used to pay the accrued Transaction Expenses of the Company Entities, (ii) then to pay the Bridge Advance Amount and any Pubco Loans to the Signing Seller, and (iii) to the extent that there are any remaining proceeds, be transferred to a Target Company or Pubco and used for working capital and general corporate purposes.

(b) In accordance with the Sponsor Agreement, the Sponsor and the Sponsor Guarantor shall jointly and severally (i) be solely liable for any HUDA Closing Expenses other than HUDA Pre-Closing Tax Liabilities, which they will pay and satisfy in full as of the Closing in cash or by transfer of Founder Shares or other HUDA Securities or Pubco Securities held by the Sponsor (including the Pubco Ordinary Shares to be issued in exchange for the Converted Sponsor Loans), and HUDA and the Company Entities and their respective Subsidiaries shall not be responsible for any such HUDA Closing Expenses, and (ii) pay for the Required HUDA Pre-Closing Tax Liabilities, which payment will be repaid by or on behalf of Pubco to the Sponsor in cash without interest within one (1) month after the Closing. Pubco and its Subsidiaries will be solely responsible for any HUDA Pre-Closing Tax Liabilities other than the Required HUDA Pre-Closing Tax Liabilities.

8.17 Redemptions; Transaction Financing.

(a) During the Interim Period, HUDA will use its commercially reasonable efforts to minimize the amount of funds in the Trust Account that are redeemed by Public Stockholders in the Redemption.

(b) Without limiting anything to the contrary contained in this Agreement, during the Interim Period, HUDA, the Company and Pubco shall use their commercially reasonable efforts to seek and enter into financing agreements (“Financing Agreements”) for an aggregate of at least $100 million in proceeds on such terms and structuring, and using such strategy, placement agents and approach, as HUDA and the Company shall mutually agree (collectively, the “Transaction Financing”), and HUDA, the Company and Pubco shall, and shall cause their respective Representatives to, reasonably cooperate with the others in connection with such Financing Agreements. The Transaction Financing may be structured as common equity, convertible preferred equity, convertible debt, non-redemption or backstop arrangements with respect to the Trust Account and/or other sources of cash proceeds to be received at or prior to the Closing, in each case, whether such investment is into HUDA, the Company or Pubco.

(c) Except to the extent permitted pursuant to the terms of the Financing Agreements or otherwise approved in writing by the Company and HUDA, and except for any of the following actions that would not materially increase conditionality or impose any new material obligation on the Company, Pubco or HUDA, during the Interim Period HUDA, the Company and Pubco shall not (i) reduce the committed investment amount to be received by HUDA, Pubco or the Company under any Financing Agreement or reduce or impair the rights of HUDA, the Company or Pubco under any Financing Agreement or (ii) permit any amendment or modification to be made to, any waiver (in whole or in part) of, or provide consent to modify (including consent to terminate), any provision or remedy under, or any replacements of, any of the Financing Agreements, in each case, other than any assignment or transfer contemplated therein or expressly permitted thereby (without any further amendment, modification or waiver to such assignment or transfer provision). HUDA, Pubco and the Company shall use their reasonable best efforts to consummate the Transaction Financing in accordance with the Financing Agreements.

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8.18 Nasdaq Capital Market Listing. HUDA, Pubco and the Company shall use their respective reasonable best efforts to cause, as promptly as practicable after the Signing Date, but in no event later than the Closing Date: (a) Pubco’s initial listing application with Nasdaq in connection with the Transactions to have been approved; (b) Pubco to satisfy all applicable initial and continuing listing requirements of Nasdaq (provided, that, without limiting the obligations of Pubco, the Company and the Signing Seller with respect to the Signing Seller Distribution, HUDA, Pubco and the Company shall use their reasonable best efforts to and take all reasonable actions necessary to ensure that Pubco has a sufficient number of shareholders to meet the initial listing requirements of Nasdaq and any costs or expenses incurred to comply with this exchange requirement shall be for the account of the HUDA and shall be a HUDA Closing Expense); and (c) the Pubco Ordinary Shares to have been approved for listing on Nasdaq, subject to official notice of issuance. Without limiting the foregoing, the Signing Seller shall consummate the Signing Seller Distribution in accordance with Section 8.11(a) and the Registration Statement effective upon the Closing, and the other Parties shall reasonably cooperate with the Signing Seller in the Signing Seller Distribution. For the avoidance of doubt, the Parent Shareholders that are Unlocked Company Shareholders will receive the Pubco Ordinary Shares in the Signing Seller Distribution free of the restrictions set forth in the Lock-Up Agreement. Notwithstanding anything to the contrary in this Agreement, in the event that HUDA, the Company and Pubco, acting reasonably, determine prior to the Closing that Pubco as of the Closing will not satisfy the Nasdaq listing requirements for the Pubco Ordinary Shares due to the number of Pubco Ordinary Shares held by Sellers and Parent Shareholders that have executed, or are required under this Agreement to execute, Lock-Up Agreements, the number of Pubco Ordinary Shares to be held by Unlocked Company Shareholders and, if applicable, the number of Unlocked Company Shareholders shall be increased (with such allocation amongst the Unlocked Company Shareholders as reasonably determined by the Company prior to the Closing), including by terminating or waiving, or waiving the requirements to sign, certain of the Lock-Up Agreements signed by the Unlocked Company Shareholders and/or reducing or waiving the number of shares subject to restrictions on transfer pursuant to such Lock-Up Agreements.

8.19 HUDA Extensions. HUDA Agrees that during the Interim Period, HUDA will exercise its right under the HUDA Charter each month to extend the date by which HUDA must effect a Business Combination for an additional month beyond April 18, 2027 in accordance with the HUDA Charter (each, a “HUDA Extension”).

8.20 HUDA Bridge Advance. The Parties acknowledge and agree that the HUDA Bridge Advance was made by the Signing Seller to the Company, and then from the Company to HUDA, as interest-free loans to HUDA of $1,000,000 on May 14, 2024 and $500,000 on September 12, 2024. HUDA hereby represents, warrants, covenants and agrees that the proceeds from the HUDA Bridge Advance have been and will be used solely for purposes of maintaining HUDA as a public company and to implement the consummation of the Transactions. If this Agreement is terminated prior to the Closing by the Company pursuant to Section 10.1(d), the Bridge Advance Amount will be repaid by the Sponsor and the Sponsor Guarantor on behalf of HUDA as described in Section 10.2 and the Sponsor Agreement. If this Agreement is terminated prior to the Closing for any other reason, HUDA, the Sponsor and the Sponsor Guarantor will not be responsible for repaying the HUDA Bridge Advance to the Company, but if this Agreement is terminated by HUDA pursuant to Section 10.1(e), the Company will be responsible to pay the Bridge Advance Amount to the Signing Seller. Upon the Closing, Pubco shall pay the Bridge Advance Amount to the Signing Seller.

8.21 Company Shareholder Approval. As promptly as practicable after the Registration Statement Effective Date, the Company will either (i) call a meeting of Company Shareholders in order to obtain the Required Company Shareholder Approval (the “Company Shareholder Meeting”), and the Company shall use its reasonable best efforts to solicit from the Company Shareholders proxies in favor of the Required Company Shareholder Approval prior to such Company Shareholder Meeting, or (ii) use its reasonable best efforts to obtain a signed written consent in lieu of a meeting of Company Shareholders for the Required Company Shareholder Approval, and the Company shall take all other actions necessary or advisable to secure the Required Company Shareholder Approval, including enforcing the provisions of Section 2.6 of this Agreement.

8.22 Delivery of Share Transfer Agreement. Each Seller hereby covenants and agrees that prior to the Closing, such Seller shall deliver to the Company and Pubco a copy of the fully executed Share Transfer Agreement in substantially the form attached as Exhibit E hereto.

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8.23 HUDA Rights Amendment. The Parties acknowledge that HUDA intends to amend the Rights Agreement to decrease the number of shares issuable upon the consummation by HUDA of its Business Combination from one-fifth (1/5th) of a share of HUDA Common Stock to one-fiftieth (1/50th) of a share of HUDA Common Stock (the “Rights Amendment”). HUDA shall use its commercially reasonable efforts to, as promptly as practicable after the Signing Date, (i) obtain the approval of the Rights Amendment by the holders of HUDA Rights to (ii) otherwise effect the Rights Amendment, including filing with the SEC a proxy statement of HUDA (the “Rights Amendment Proxy Statement”) to call a meeting of the holders of HUDA Rights (or seek the written consent of the holders of HUDA Rights) to approve the Rights Amendment, using its commercially reasonable efforts to have the Rights Amendment Proxy Statement “clear” comments with the SEC, sending a copy of the Rights Amendment Proxy Statement to the holders of HUDA Rights, and holding a meeting of the holders of HUDA Rights (or seek the written consent of the holders of HUDA Rights), in each case, as promptly as practicable after the Signing Date. HUDA shall ensure that the information contained in the Rights Amendment Proxy Statement does not, as of the date on which it is distributed to the holders of HUDA Rights, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading, and that the Rights Amendment Proxy Statement will comply in all material respects with all Laws applicable thereto, including all rules and regulations promulgated by the SEC. HUDA shall promptly furnish to the Company copies of any notices or other communications and correspondence received by HUDA or its Affiliates from any Governmental Authority, including the SEC, with respect to or otherwise relating to the Rights Amendment Proxy Statement. For the avoidance of doubt, the failure to obtain the Rights Amendment will not affect the obligations of the Parties to consummate the Closing (other than under Section 9.2(b) with respect to a breach by HUDA of its obligations under this Section 8.23).

ARTICLE IX
CLOSING CONDITIONS

9.1 Conditions to Each Party’s Obligations. The obligations of each Party to consummate the Transactions shall be subject to the satisfaction or written waiver (where permissible) by the Company and HUDA of the following conditions:

(a) Required HUDA Stockholder Approval. The Stockholder Approval Matters that are submitted to the vote of the shareholders of HUDA at the Special Stockholder Meeting in accordance with the Proxy Statement shall have been approved by the Required HUDA Stockholder Approval.

(b) Antitrust Laws. Any waiting period (and any extension thereof) applicable to the consummation of this Agreement under any Antitrust Laws set forth in Schedule 9.1(b) shall have expired or been terminated.

(c) Requisite Regulatory Approvals. All Consents required to be obtained from any Governmental Authority in order to consummate the Transactions that are set forth in Schedule 9.1(c) shall have been obtained or made.

(d) No Law or Order. No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Law (whether temporary, preliminary or permanent) or Order that is then in effect and which has the effect of making the transactions or agreements contemplated by this Agreement illegal or which otherwise prevents or prohibits consummation of the Transactions.

(e) Required Company Shareholder Approval. Either (i) the Company Shareholder Meeting shall have been held in accordance with the Company’s Organizational Documents, German Law and other applicable Law, or (ii) the Company shall have obtained signed written consents of Company Shareholders in lieu of a meeting, where in either case, the requisite vote, consent or approval of the Company Shareholders shall have authorized, approved and consented to, the execution and delivery by the Company of this Agreement and each of the Ancillary Documents to which the Company is or is required to be a party or bound, the performance by the Company of its obligations hereunder and thereunder and the consummation of the Transactions (the “Required Company Shareholder Approval”).

(f) Pubco M&A Amendment. At or prior to the Closing, Pubco shall have amended and restated the memorandum and articles of association of Pubco in a form reasonably acceptable to HUDA and the Company (the “Amended Pubco M&A”).

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(g) Foreign Private Issuer Status. Each of the Company and HUDA shall have received evidence reasonably satisfactory to such Party that Pubco qualifies as a foreign private issuer pursuant to Rule 3b-4 of the Exchange Act as of the Closing.

(h) Registration Statement. The Registration Statement shall have been declared effective by the SEC and shall remain effective as of the Closing.

(i) Nasdaq Listing. The Pubco Ordinary Shares to be issued pursuant to this Agreement shall have been approved for listing on the Nasdaq, subject only to the official notice of issuance, and, as of immediately following the Closing, Pubco shall satisfy any applicable initial and continuing listing requirements of Nasdaq and Pubco shall not have received any notice of non-compliance therewith.

(j) No Action. There shall not be any pending Action brought by a third party that is not an Affiliate of the Parties to enjoin or otherwise prevent the consummation of the Closing.

9.2 Conditions to Obligations of the Company Entities and the Sellers. In addition to the conditions specified in Section 9.1, the obligations of the Company Entities and the Sellers to consummate the Transactions are subject to the satisfaction or written waiver (by the Company and Pubco) of the following conditions:

(a) Representations and Warranties. All of the representations and warranties of HUDA set forth in this Agreement and in any certificate delivered by or on behalf of HUDA pursuant hereto shall be true and correct on and as of the Signing Date and on and as of the Closing Date as if made on the Closing Date, except for (i) those representations and warranties that address matters only as of a particular date (which representations and warranties shall have been accurate as of such date) and (ii) any failures to be true and correct that (without giving effect to any qualifications or limitations as to materiality or Material Adverse Effect), individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect on, or with respect to, HUDA.

(b) Agreements and Covenants. HUDA shall have performed in all material respects all of its obligations and complied in all material respects with all of its agreements and covenants under this Agreement to be performed or complied with by it on or prior to the Closing Date.

(c) No Material Adverse Effect. No Material Adverse Effect shall have occurred with respect to HUDA since the Signing Date which is continuing and uncured.

(d) [Reserved]

(e) Certain Ancillary Documents. The Sponsor Agreement and the Insider Letter Amendment shall be in full force and effect in accordance with the terms thereof as of the Closing.

(f) Lock-Up Agreements. Each Seller or Parent Shareholder other than the Unlocked Company Shareholders shall have executed and delivered to Pubco a Lock-Up Agreement in substantially the form attached as Exhibit B hereto, and each such Lock-Up Agreement shall be in full force and effect in accordance with the terms thereof as of the Closing.

(g) Appointment to the Board. The Post-Closing Board of Directors shall have been elected or appointed as of the Closing consistent with the requirements of Section 8.14.

(h) Closing Deliveries.

(i) OFFICER CERTIFICATE. HUDA shall have delivered to the Company and Pubco a certificate, dated the Closing Date, signed by an executive officer of HUDA in such capacity, certifying as to the satisfaction of the conditions specified in Sections 9.2(a), 9.2(b) and 9.2(c) with respect to HUDA.

(ii) SECRETARY CERTIFICATE. HUDA shall have delivered to the Company and Pubco a certificate from its secretary or other executive officer certifying as to, and attaching, (A) copies of HUDA’s Organizational Documents as in effect as of the Closing Date (immediately prior to the Effective Time), (B) the resolutions of HUDA’s board of directors authorizing and approving the execution, delivery and performance of this Agreement and each of the Ancillary Documents to which it is a party or by which it is bound, and the consummation

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of the transactions contemplated hereby and thereby, (C) evidence that the Required HUDA Stockholder Approval has been obtained and (D) the incumbency of officers authorized to execute this Agreement or any Ancillary Document to which HUDA is or is required to be a party or otherwise bound.

(iii) GOOD STANDING. HUDA shall have delivered to the Company and Pubco a good standing certificate (or similar documents applicable for such jurisdictions) for HUDA certified as of a date no earlier than thirty (30) days prior to the Closing Date from the proper Governmental Authority of HUDA’s jurisdiction of organization to the extent that good standing certificates or similar documents are generally available in such jurisdiction.

(iv) AMENDED REGISTRATION RIGHTS AGREEMENT AMENDMENT. The Company and Pubco shall have received a copy of the Amended Registration Rights Agreement, in form and substance reasonably acceptable to HUDA, Pubco and the Company, duly executed by HUDA, the holders of a majority of the “Registrable Securities” pursuant to the Founder Registration Rights Agreement and by the Pubco Insiders.

(v) HUDA CLOSING EXPENSES. The Company shall have received (i) final invoices or payoff letters as of the Closing from all service providers and creditors of HUDA with respect to HUDA Closing Expenses and (ii) evidence reasonably acceptable to the Company that the Sponsor and/or Sponsor Guarantor shall have paid or otherwise satisfied as of the Closing all HUDA Closing Expenses other than HUDA Pre-Closing Tax Liabilities that are not Required HUDA Pre-Closing Tax Liabilities.

(vi) EMPLOYMENT AGREEMENTS. The Company and Pubco shall have received employment agreements, in each case effective as of the Closing, in form and substance acceptable to HUDA and the Company, between each of the persons set forth on Schedule 9.2(h)(vi) hereto and Pubco or a Target Company, as noted in Schedule 9.2(h)(vi), each such employment agreement duly executed by the parties thereto.

(vii) SHARE TRANSFER AGREEMENT. The Company and Pubco shall have received a copy of the Share Transfer Agreement, in substantially the form attached as Exhibit E hereto, duly executed by each Seller.

9.3 Conditions to Obligations of HUDA. In addition to the conditions specified in Section 9.1, the obligations of HUDA to consummate the Transactions are subject to the satisfaction or written waiver (by HUDA) of the following conditions:

(a) Representations and Warranties. All of the representations and warranties of the Company Entities and the Sellers set forth in this Agreement and in any certificate delivered by or on behalf of the Company Entities or any Seller pursuant hereto shall be true and correct on and as of the Signing Date (except with respect to a Joining Seller, which representations and warrants shall be made as of the date of the Seller Joinder) and on and as of the Closing Date as if made on the Closing Date, except for (i) those representations and warranties that address matters only as of a particular date (which representations and warranties shall have been accurate as of such date) and any failures to be true and correct that (without giving effect to any qualifications or limitations as to materiality or Material Adverse Effect), individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect on, or with respect to, the Company Entities or any Seller, as applicable.

(b) Agreements and Covenants. The Company Entities and the Sellers shall have performed in all material respects all of their respective obligations and complied in all material respects with all of their respective agreements and covenants under this Agreement to be performed or complied with by them on or prior to the Closing Date.

(c) No Material Adverse Effect. No Material Adverse Effect shall have occurred with respect to the Company or Pubco since the Signing Date which is continuing and uncured.

(d) Lock-Up Agreements. Each Seller or Parent Shareholder that is not an Unlocked Company Shareholder shall have executed and delivered to HUDA a Lock-Up Agreement in substantially the form attached as Exhibit B hereto, and each Lock-Up Agreement shall be in full force and effect in accordance with the terms thereof as of the Closing.

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(e) Closing Deliveries.

(i) OFFICER CERTIFICATE. HUDA shall have received a certificate from the each of Pubco and the Company, dated as the Closing Date, signed by an executive officer of such Party in such capacity, certifying as to the satisfaction of the conditions specified in Sections 9.3(a), 9.3(b) and 9.3(c), as applicable to each Party.

(ii) SECRETARY CERTIFICATES. The Company and Pubco shall each have delivered to HUDA a certificate from its secretary or other executive officer certifying as to the validity and effectiveness of, and attaching, (A) copies of its Organizational Documents as in effect as of the Closing Date (immediately prior to the Effective Time), (B) the resolutions of its board of directors or managers, as applicable, authorizing and approving the execution, delivery and performance of this Agreement and each Ancillary Document to which it is a party or bound, and the consummation of the Transactions, (C) evidence that the Required Company Shareholder Approval has been obtained and (D) the certificate of incumbency of its directors, managers or officers authorized to execute this Agreement or any Ancillary Document to which it is or is required to be a party or otherwise bound.

(iii) GOOD STANDING. The Company shall have delivered to HUDA good standing certificates (or similar documents applicable for such jurisdictions) for each Company Entity certified as of a date no earlier than thirty (30) days prior to the Closing Date from the proper Governmental Authority of the Company Entity’s jurisdiction of organization, in each case to the extent that good standing certificates or similar documents are generally available in such jurisdictions.

(iv) AMENDED REGISTRATION RIGHTS AGREEMENT. HUDA shall have received a copy of the Amended Registration Rights Agreement, in form and substance reasonably acceptable to HUDA, Pubco and the Company, duly executed by Pubco.

9.4 Frustration of Conditions. Notwithstanding anything contained herein to the contrary, no Party may rely on the failure of any condition set forth in this Article IX to be satisfied if such failure was caused by the failure of such Party or its Affiliates to comply with or perform any of its covenants or obligations set forth in this Agreement.

ARTICLE X
TERMINATION AND EXPENSES

10.1 Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing as follows:

(a) by mutual written consent of HUDA and the Company;

(b) by written notice by HUDA to the Company, or by the Company to HUDA, if any of the conditions to the Closing set forth in Article IX have not been satisfied or waived on or prior to April 18, 2025 (the “Outside Date”); provided, however, that the right to terminate this Agreement under this Section 10.1(b) shall not be available to a Party if the breach or violation by such Party or its Affiliates of any representation, warranty, covenant or obligation under this Agreement was the proximate cause of, or proximately resulted in, the failure of the Closing to occur on or before the Outside Date;

(c) by written notice by HUDA to the Company, or by the Company to HUDA if a Governmental Authority of competent jurisdiction shall have issued an Order or taken any other action permanently restraining, enjoining or otherwise prohibiting the Transactions, and such Order or other action has become final and non-appealable; provided, however, that the right to terminate this Agreement pursuant to this Section 10.1(c) shall not be available to a Party if the failure by such Party or its Affiliates to comply with any provision of this Agreement has been a substantial cause of, or substantially resulted in, such action by such Governmental Authority;

(d) by written notice by the Company to HUDA, if (i) there has been a breach by HUDA of any of HUDA’s representations, warranties, covenants or agreements contained in this Agreement, or if any representation or warranty of HUDA shall have become untrue or inaccurate, in any case, which would result in a failure of a condition set forth in Section 9.2(a) or Section 9.2(b) to be satisfied (provided that for purposes of this Section 10.1(d), any reference to the Closing Date in, or any applicability of the Closing Date to, any such representations, covenants or agreements shall be deemed a reference to the Signing Date or, if later, the date of such breach (or if the breach is

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curable, the date by which such breach is required to be cured in the succeeding clause (ii)), and (ii) the breach or inaccuracy is incapable of being cured or is not cured within the earlier of (A) thirty (30) days after written notice of such breach or inaccuracy is provided to HUDA by the Company or (B) the Outside Date; provided, that the Company shall not have the right to terminate this Agreement pursuant to this Section 10.1(d) if at such time the Company Entities or any Seller is in material uncured breach of this Agreement which would result in a failure of any condition set forth in Section 9.3(a) or Section 9.3(b) from being satisfied;

(e) by written notice by HUDA to the Company, if (i) there has been a breach by the Company Entities or any Seller of any of their respective representations, warranties, covenants or agreements contained in this Agreement, or if any representation or warranty of such Parties shall have become untrue or inaccurate, in any case, which would result in a failure of a condition set forth in Section 9.3(a) or Section 9.3(b) to be satisfied (provided that for purposes of this Section 10.1(e), any reference to the Closing Date in, or any applicability of the Closing Date to, any such representations, covenants or agreements shall be deemed a reference to the Signing Date or, if later, the date of such breach (or if the breach is curable, the date by which such breach is required to be cured in the succeeding clause (ii)), and (ii) the breach or inaccuracy is incapable of being cured or is not cured within the earlier of (A) thirty (30) days after written notice of such breach or inaccuracy is provided to the Company by HUDA or (B) the Outside Date; provided, that HUDA shall not have the right to terminate this Agreement pursuant to this Section 10.1(e) if at such time HUDA is in material uncured breach of this Agreement; which would result in a failure of any condition set forth in Section 9.2(a) or Section 9.2(b) from being satisfied; or

(f) by written notice by the Company to HUDA if the Special Stockholder Meeting is held (including any adjournment or postponement thereof) and has concluded, HUDA’s stockholders have duly voted, and the Required HUDA Stockholder Approval was not obtained.

10.2 Effect of Termination. This Agreement may only be terminated in the circumstances described in Section 10.1 and pursuant to a written notice delivered by the applicable Party to the other applicable Parties, which sets forth the basis for such termination, including the provision of Section 10.1 under which such termination is made. In the event of the valid termination of this Agreement pursuant to Section 10.1, this Agreement shall forthwith become void, and there shall be no Liability on the part of any Party or any of their respective Representatives, and all rights and obligations of each Party shall cease, except: (i) Sections 8.12, 8.13, 10.3, 11.1, Article XII and this Section 10.2 shall survive the termination of this Agreement, and (ii) nothing herein shall relieve any Party from Liability for any willful breach of any representation, warranty, covenant or obligation under this Agreement or any Fraud Claim against such Party, in either case, prior to termination of this Agreement (in each case of clauses (i) and (ii) above, subject to Section 11.1). Without limiting the foregoing, and except as provided in Section 10.3 and this Section 10.2 (but subject to Section 11.1, and subject to the right to seek injunctions, specific performance or other equitable relief in accordance with Section 12.7), the Parties’ sole right with respect to any breach of any representation, warranty, covenant or other agreement contained in this Agreement by another Party or with respect to the Transactions shall be the right, if applicable, to terminate this Agreement pursuant to Section 10.1. If this Agreement is terminated by the Company pursuant to Section 10.1(d), then the Company shall be entitled to receive the Bridge Advance Amount, and in accordance with the terms of the Sponsor Agreement, the Sponsor and the Sponsor Guarantor shall, jointly and severally, immediately repay the Bridge Advance Amount to the Company. If this Agreement is terminated prior to the Closing for any other reason, HUDA, the Sponsor and the Sponsor Guarantor will not be responsible for repaying the HUDA Bridge Advance to the Company, but if this Agreement is terminated by HUDA pursuant to Section 10.1(e), the Company will be responsible to pay the Bridge Advance Amount to the Signing Seller.

10.3 Fees and Expenses. Subject to Section 10.2 and Section 11.1, unless otherwise provided for in this Agreement, all Transaction Expenses incurred in connection with this Agreement and the transactions contemplated hereby, including any Transaction Financing, shall be paid by the Party incurring such expenses. The Signing Seller hereby agrees to make an interest-free loan to Pubco (the “Pubco Loans”), promptly upon Pubco’s request, as required to pay any registration fees or filing fees payable to the SEC or Nasdaq by Pubco in connection with the Transactions, including the registration fees or filing fees payable to the SEC or Nasdaq in connection with the Registration Statement, which Pubco Loans will be repaid by Pubco to the Signing Seller at the Closing.

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ARTICLE XI
TRUST WAIVER

11.1 Waiver of Claims Against Trust. Reference is made to the IPO Prospectus. Each of the Company Entities and each Seller understands that HUDA has established the Trust Account containing the proceeds of the IPO and the overallotment shares acquired by HUDA’s underwriters and from certain private placements occurring simultaneously with the IPO (including interest accrued from time to time thereon) for the benefit of HUDA’s public stockholders (including overallotment shares acquired by HUDA’s underwriters) (the “Public Stockholders”) and that HUDA may disburse monies from the Trust Account only: (a) to the Public Stockholders in the event they elect to redeem their shares of HUDA Common Stock (or Pubco Ordinary Shares upon the Merger) in connection with the consummation of its initial business combination (as such term is used in the IPO Prospectus) (“Business Combination”) or in connection with an amendment to HUDA’s Organizational documents to extend HUDA’s deadline to consummate a Business Combination, (b) to the Public Stockholders if HUDA fails to consummate a Business Combination by January 18, 2025 (provided such date may be extended by up to an additional nine (9) months to October 18, 2025), subject to further extension by amendment to HUDA’s Organizational Documents, (c) with respect to any interest earned on the amounts held in the Trust Account, amounts necessary to pay for any taxes and up to $100,000 for dissolution expenses, and (d) to HUDA after or concurrently with the consummation of a Business Combination, in each case, subject to the Trust Agreement. For and in consideration of HUDA entering into this Agreement and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each of the Company Entities and each Seller hereby agrees on behalf of itself and its Subsidiaries that, notwithstanding anything to the contrary in this Agreement, none of the Company Entities or any Seller nor any of their respective Subsidiaries do now or shall at any time hereafter have any right, title, interest or claim of any kind in or to any monies in the Trust Account or distributions therefrom made to Public Stockholders (“Public Distributions”), or make any claim against the Trust Account (including any Public Distributions), in any case, in based upon, related to or in connection with this Agreement or the transactions contemplated hereby, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (collectively, the “Released Claims”). Each of the Company Entities and each Seller, on behalf of itself and its Subsidiaries, hereby irrevocably waives any Released Claims that any such Party or any of its Subsidiaries may have against the Trust Account (including any Public Distributions) now or in the future and will not seek recourse against the Trust Account (including any Public Distributions) for any Released Claims. Notwithstanding anything herein to the contrary in this Section 11.1, but otherwise subject to the terms of this Agreement, (A) the Company Entities or any Seller or any of their respective Subsidiaries may commence any Action upon, in connection with, relating to or arising out of any matter relating to HUDA or its Representatives, which proceeding seeks, in whole or in part, monetary relief against HUDA or its Representatives, against assets or funds held outside of the Trust Account (including any funds released from the Trust Account and assets that are acquired with such funds other than the Public Distributions); provided that such claim shall not permit such Party or any of its Subsidiaries (or any Person claiming on any of their behalves or in lieu of them) to have any claim against the Trust Account or any amounts contained therein or Public Distributions, and (B) nothing in this Section 11.1 shall limit or prohibit the Company Entities, any Seller or any of their respective Subsidiaries from pursuing a claim against HUDA for specific performance or other equitable relief. This Section 11.1 shall survive termination of this Agreement for any reason.

ARTICLE XII
MISCELLANEOUS

12.1 No Survival. All representations and warranties of the Parties contained in this Agreement (including all schedules and exhibits hereto and all certificates, documents and instruments furnished pursuant to this Agreement on or after the Signing Date), shall terminate at, and not survive, the Closing and no claim (including any Fraud Claim) for indemnification or breach of contract may be made with respect thereto. The covenants and agreements made by the Parties in this Agreement or in any certificate or instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such covenants or agreements, shall not survive the Closing, except for those covenants and agreements contained herein and therein that by their terms apply or are contemplated to be performed in whole or in part after the Closing (which such covenants shall survive the Closing and continue until fully performed in accordance with their terms).

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12.2 Notices. All notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered (i) in person, (ii) by facsimile or other electronic means, with affirmative confirmation of receipt, (iii) one Business Day after being sent, if sent by reputable, nationally recognized overnight courier service or (iv) three (3) Business Days after being mailed, if sent by registered or certified mail, pre-paid and return receipt requested, in each case to the applicable Party at the following addresses (or at such other address for a Party as shall be specified by like notice):

If to HUDA at or prior to the Closing, to:

Hudson Acquisition I Corp.

19 West 44th Street, Suite 1001
New York, New York 10036, U.S.A.
Attn: Warren Wang, Chief Executive Officer
Telephone No.: (929) 399-8888
Email: warren@pxspac.com

with a copy (which will not constitute notice) to:

Feinstein Law, P.C.

1185 Avenue of the Americas, 31st floor

New York, NY 10036

Attn: Todd S. Feinstein

Telephone No: (619) 990-7491

Email: todd@feinsteinlawfirm.com

If to the Company at or prior to the Closing, to:

Aiways Automobile Europe GmbH

Tölzer Straße 30, Gebäude 6419, 81379

Munich, Germany

Attn: Alexander Klose-Mozer, CEO

Telephone No.:  +86 158 2111 5695

Email: Alex.Klose@ai-ways.eu

with a copy (which will not constitute notice) to:

Womble Bond Dickinson (US) LLP

888 Seventh Avenue, 38th Floor

New York, New York 10106, U.S.A.

Attn: Pang Zhang-Whitaker, Esq.

Darius R. Alam, Esq.

Facsimile No.: 332-258-8949

Telephone No.: 332-258-8400

Email: Pang.Zhang@wbd-us.com

Darius.Alam@wbd-us.com

If to Pubco or Merger Sub at or prior to the Closing, to:

EUROEV Holdings Limited

Coastal Building, Wickham’s Cay II, P. O. Box 2221
Road Town, Tortola, British Virgin Islands

Attn: Yanmin Zhang

Telephone No.: +86 139 0180 0606

Email: 13901800606@163.com

with a copy (which will not constitute notice) to:

Womble Bond Dickinson (US) LLP

888 Seventh Avenue, 38th Floor

New York, New York 10106, U.S.A.

Attn: Pang Zhang-Whitaker, Esq.

Darius R. Alam, Esq.

Facsimile No.: 332-258-8949

Telephone No.: 332-258-8400

Email: Pang.Zhang@wbd-us.com

Darius.Alam@wbd-us.com

If to the Signing Seller, to:

Aiways Tech Limited

Suite 603, 6/F Laws Commercial Plaza

788 Cheung Sha Wan Rd

Kowloon, Hong Kong

Attn: Yanmin Zhang

Telephone No.: +86 139 0180 0606

Email: 13901800606@163.com

with a copy (which will not constitute notice) to:

Womble Bond Dickinson (US) LLP

888 Seventh Avenue, 38th Floor

New York, New York 10106, U.S.A.

Attn: Pang Zhang-Whitaker, Esq.

Darius R. Alam, Esq.

Facsimile No.: 332-258-8949

Telephone No.: 332-258-8400

Email: Pang.Zhang@wbd-us.com

Darius.Alam@wbd-us.com

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If to any Joining Seller, to: the address of such Joining Seller as set forth underneath such Joining Seller’s as set forth in the applicable Seller Joinder with a copy (which will not constitute notice) to:

Womble Bond Dickinson (US) LLP

888 Seventh Avenue, 38th Floor

New York, New York 10106, U.S.A.

Attn: Pang Zhang-Whitaker, Esq.

Darius R. Alam, Esq.

Facsimile No.: 332-258-8949

Telephone No.: 332-258-8400

Email: Pang.Zhang@wbd-us.com

Darius.Alam@wbd-us.com

If to Pubco, HUDA or the Company after the Closing, to:

EUROEV Holdings Limited

Coastal Building, Wickham’s Cay II, P. O. Box 2221

Road Town, Tortola, British Virgin Islands

Attn: Yanmin Zhang

Telephone No.: +86 139 0180 0606

Email: 13901800606@163.com

with a copy (which will not constitute notice) to:

Womble Bond Dickinson (US) LLP

888 Seventh Avenue, 38th Floor

New York, New York 10106, U.S.A.

Attn: Pang Zhang-Whitaker, Esq.

Darius R. Alam, Esq.

Facsimile No.: 332-258-8949

Telephone No.: 332-258-8400

Email: Pang.Zhang@wbd-us.com

Darius.Alam@wbd-us.com

12.3 Binding Effect; Assignment. Subject to Section 12.4, this Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns. No Party shall have any power or any right to assign or transfer, in whole or in part, this Agreement, or any of its rights or any of its obligations hereunder, including, without limitation, any right to pursue any claim for damages pursuant to this Agreement or the transactions contemplated herein, or to pursue any claim for any breach or default of this Agreement, or any right arising from the purported assignor’s due performance of its obligations hereunder, without the prior written consent of Pubco, the Company and HUDA and any such purported assignment in contravention of the provisions herein shall be null and void and of no force or effect.

12.4 Third Parties. Except for the rights of the D&O Indemnified Persons set forth in Section 8.15, which the Parties acknowledge and agree are express third party beneficiaries of this Agreement with respect to such provisions, nothing contained in this Agreement or in any instrument or document executed by any party in connection with the transactions contemplated hereby shall create any rights in, or be deemed to have been executed for the benefit of, any Person that is not a Party hereto or thereto or a successor or permitted assign of such a Party. For the avoidance of doubt, no shareholder of Pubco after the Closing (in his, her or its capacity as such) is a third party beneficiary of this Agreement or shall have any rights hereunder.

12.5 Governing Law; Jurisdiction. This Agreement shall be governed by, construed and enforced in accordance with the Laws of the State of Delaware without regard to the conflict of laws principles thereof. All Actions arising out of or relating to this Agreement shall be heard and determined exclusively in the Court of Chancery of the State of Delaware in and for New Castle County, Delaware or, if such court shall not have jurisdiction, any federal court located in the State of Delaware or other Delaware state court (or in any appellate court therefrom) (the “Specified Courts”). Each Party hereto hereby (a) submits to the exclusive jurisdiction of any Specified Court for the purpose of any Action arising out of or relating to this Agreement brought by any Party hereto and (b) irrevocably waives, and agrees not to assert by way of motion, defense or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the transactions contemplated hereby may not be enforced in or by any Specified Court. Each Party agrees that a final judgment in any Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each Party irrevocably consents to the service of the summons and complaint and any other process in any other Action relating to the Transactions, on behalf of itself, or its property, by personal delivery of copies of such process to such Party at the applicable address set forth in Section 12.1. Nothing in this Section 12.5 shall affect the right of any Party to serve legal process in any other manner permitted by Law.

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12.6 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, IN EACH CASE, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY, OR OTHERWISE. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 12.6. EACH OF THE PARTIES ACKNOWLEDGE THAT EACH HAS BEEN REPRESENTED IN CONNECTION WITH THE SIGNING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL SELECTED BY THE RESPECTIVE PARTY AND THAT SUCH PARTY HAS DISCUSSED THE LEGAL CONSEQUENCES AND IMPORT OF THIS WAIVER WITH LEGAL COUNSEL. EACH OF THE PARTIES FURTHER ACKNOWLEDGE THAT EACH HAS READ AND UNDERSTANDS THE MEANING OF THIS WAIVER AND GRANTS THIS WAIVER KNOWINGLY, VOLUNTARILY, WITHOUT DURESS AND ONLY AFTER CONSIDERATION OF THE CONSEQUENCES OF THIS WAIVER WITH LEGAL COUNSEL.

12.7 Specific Performance. Each Party acknowledges that the rights of each Party to consummate the Transactions are unique, recognizes and affirms that in the event of a breach of this Agreement by any Party, money damages may be inadequate and the non-breaching Parties may have not adequate remedy at law, and agree that irreparable damage may occur in the event that any of the provisions of this Agreement were not performed by an applicable Party in accordance with their specific terms or were otherwise breached. Accordingly, each Party shall be entitled to seek an injunction, restraining order or other equitable remedy to prevent or remedy any breach of this Agreement and to seek to enforce specifically the terms and provisions hereof, in each case, without the requirement to post any bond or other security or to prove that money damages would be inadequate, this being in addition to any other right or remedy to which such Party may be entitled under this Agreement, at law or in equity. Each Party agrees that it will not oppose the granting of an injunction, specific performance or other equitable relief on the basis that the other Party has an adequate remedy at law or that an award of specific performance is not an appropriate remedy for any reason at law or equity.

12.8 Severability. In case any provision in this Agreement shall be held invalid, illegal or unenforceable in a jurisdiction, such provision shall be modified or deleted, as to the jurisdiction involved, only to the extent necessary to render the same valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby nor shall the validity, legality or enforceability of such provision be affected thereby in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties will substitute for any invalid, illegal or unenforceable provision a suitable and equitable provision that carries out, so far as may be valid, legal and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision.

12.9 Amendment. This Agreement may be amended, supplemented or modified only by execution of a written instrument signed by HUDA, Pubco, the Company and Sellers holding in the aggregate a Pro Rata Share in excess of fifty percent (50%); provided that no amendment, supplementation or modification shall affect a Seller in a manner materially and disproportionately adverse to the other Sellers without the prior written consent of such Seller.

12.10 Waiver. Each of HUDA, Pubco and the Company on behalf of itself and its Affiliates, and each Seller on its behalf, may in its sole discretion (i) extend the time for the performance of any obligation or other act of any other non-Affiliated Party hereto, (ii) waive any inaccuracy in the representations and warranties by such other non-Affiliated Party contained herein or in any document delivered pursuant hereto and (iii) waive compliance by such other non-Affiliated Party with any covenant or condition contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the Party or Parties to be bound thereby. Notwithstanding the foregoing, no failure or delay by a Party in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder.

12.11 Entire Agreement. This Agreement and the documents or instruments referred to herein, including any exhibits, annexes and schedules attached hereto, which exhibits, annexes and schedules are incorporated herein by reference, together with the Ancillary Documents, embody the entire agreement and understanding of the Parties

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hereto in respect of the subject matter contained herein. There are no restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly set forth or referred to herein or the documents or instruments referred to herein, which collectively supersede all prior agreements and the understandings among the Parties with respect to the subject matter contained herein, including that certain Letter Agreement, dated May 14, 2024 between the Company and HUDA.

12.12 Interpretation. The Table of Contents and the Article and Section headings contained in this Agreement are solely for the purpose of reference and shall not in any way affect the meaning or interpretation of this Agreement. In this Agreement, unless the context otherwise requires: (a) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and words in the singular, including any defined terms, include the plural and vice versa; (b) reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity; (c) any accounting term used and not otherwise defined in this Agreement or any Ancillary Document has the meaning assigned to such term in accordance with GAAP; (d) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding or succeeding such term and shall be deemed in each case to be followed by the words “without limitation”; (e) the words “herein,” “hereto,” and “hereby” and other words of similar import in this Agreement shall be deemed in each case to refer to this Agreement as a whole and not to any particular Section or other subdivision of this Agreement; (f) the word “if” and other words of similar import when used herein shall be deemed in each case to be followed by the phrase “and only if”; (g) the term “or” means “and/or”; (h) the word “day” means calendar day unless Business Day is expressly specified;(i) any reference to the term “ordinary course” or “ordinary course of business” shall be deemed in each case to be followed by the words “consistent with past practice”; (j) any agreement, instrument, insurance policy, Law or Order defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument, insurance policy, Law or Order as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes, regulations, rules or orders) by succession of comparable successor statutes, regulations, rules or orders and references to all attachments thereto and instruments incorporated therein; (k) except as otherwise indicated, all references in this Agreement to the words “Section,” “Article”, “Schedule”, and “Exhibit” are intended to refer to Sections, Articles, Schedules and Exhibits to this Agreement; and (l) the term “Dollars” or “$” means United States dollars. Any reference in this Agreement to a Person’s directors shall include any member of such Person’s governing body and any reference in this Agreement to a Person’s officers shall include any Person filling a substantially similar position for such Person. Any reference in this Agreement or any Ancillary Document to a Person’s shareholders or stockholders shall include any applicable owners of the equity interests of such Person, in whatever form. The Parties have participated jointly in the negotiation and drafting of this Agreement. Consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement. To the extent that any Contract, document, certificate or instrument is represented and warranted to by the Company to be given, delivered, provided or made available by the Company, in order for such Contract, document, certificate or instrument to have been deemed to have been given, delivered, provided and made available to HUDA or its Representatives, such Contract, document, certificate or instrument shall have been posted to the electronic data site maintained on behalf of the Company for the benefit of HUDA and its Representatives and HUDA and its Representatives have been given access to the electronic folders containing such information, or such information or documentation was made available or otherwise provided to HUDA, its Affiliates or any of their Representatives in-person or by email.

12.13 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

12.14 No Recourse. Notwithstanding anything that may be expressed or implied in this Agreement, the Parties acknowledge and agree that no recourse under this Agreement or under any Ancillary Documents shall be had against any Person that is not a Party to this Agreement (including pursuant to a Seller Joinder) or such Ancillary Document, including any past, present or future director, manager, officer, agent, employee, equityholder or other Representative or any Affiliate or successor or assignee thereof that is not a Party (collectively, the “Non-Recourse Parties”), as such, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable Law, it being expressly agreed and acknowledged that no liability whatsoever shall

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attach to, be imposed on or otherwise be incurred by any Non-Recourse Party, as such, for any obligation or liability of a Party under this Agreement or Person party to such Ancillary Document under any Ancillary Document for any claim based on, in respect of or by reason of such obligations or liabilities or their creation.

ARTICLE XIII
DEFINITIONS

13.1 Certain Definitions. For purpose of this Agreement, the following capitalized terms have the following meanings:

“Action” means any notice of noncompliance or violation, or any claim, demand, charge, action, suit, litigation, audit, complaint, arbitration, governmental inquiry, hearing, proceeding or investigation, by or before any Governmental Authority.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly Controlling, Controlled by, or under common Control with such Person. For the avoidance of doubt, Sponsor shall be deemed to be an Affiliate of HUDA prior to the Effective Time (and for a period of three (3) months thereafter).

“Ancillary Documents” means each agreement, instrument or document attached hereto as an Exhibit, including the Lock-Up Agreements, the Sponsor Agreement, the Insider Letter Amendment, the Amended Pubco M&A, the Amended Registration Rights Agreement, the Share Transfer Agreement and the other agreements, certificates and instruments to be executed or delivered by any of the Parties hereto in connection with or pursuant to this Agreement.

“Benefit Plans” of any Person means any and all deferred compensation, executive compensation, incentive compensation, equity purchase or other equity-based compensation plan, employment or individual consulting, severance or termination pay, holiday, vacation or other bonus plan or practice, hospitalization or other medical, life or other welfare benefit insurance, supplemental unemployment benefits, profit sharing, pension, or retirement plan, program, agreement, commitment or arrangement, and each other employee benefit plan, program, agreement or arrangement, including each “employee benefit plan” as such term is defined under Section 3(3) of ERISA, maintained or contributed to or required to be contributed to by a Person for the benefit of any employee or terminated employee of such Person, or with respect to which such Person has any Liability.

“Business Day” means any day other than a Saturday, Sunday or a legal holiday on which commercial banking institutions in New York, New York are authorized to close for business, excluding as a result of “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any Governmental Authority so long as the electronic funds transfer systems, including for wire transfers, of commercially banking institutions in New York, New York are generally open for use by customers on such day.

“BVI Act” means the British Virgin Islands Business Companies Act (No 16 of 2004), as amended.

“Code” means the Internal Revenue Code of 1986, as amended, and any successor statute thereto, as amended. Reference to a specific section of the Code shall include such section and any valid treasury regulation promulgated thereunder.

“Company Confidential Information” means all confidential or proprietary documents and information concerning the Company Entities, the Target Companies or the Sellers or any of their respective Representatives, furnished in connection with this Agreement or the transactions contemplated hereby; provided, however, that Company Confidential Information shall not include any information which, (i) at the time of disclosure by HUDA or its Representatives, is generally available publicly and was not disclosed in breach of this Agreement or (ii) at the time of the disclosure by any of the Company Entities, the Sellers or their respective Representatives to HUDA or its Representatives was previously known by such receiving party without violation of Law or any confidentiality obligation by the Person receiving such Company Confidential Information.

“Company Convertible Securities” means, collectively, any other options, warrants or rights to subscribe for or purchase any shares of the Company or securities convertible into or exchangeable for, or that otherwise confer on the holder any right to acquire any shares of the Company.

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“Company Organizational Documents” means the Articles of Association of the Company.

“Company Securities” means, collectively, the Company Shares and the Company Convertible Securities.

“Company Shares” means the shares of the Company.

“Company Shareholders” means the holders of Company Shares.

“Consent” means any consent, approval, waiver, authorization or Permit of, or notice to or declaration or filing with any Governmental Authority or any other Person.

“Contracts” means all binding contracts, agreements, arrangements, bonds, notes, indentures, mortgages, debt instruments, purchase order, licenses (and all other binding contracts, agreements or binding arrangements concerning Intellectual Property), franchises, leases and other instruments or obligations of any kind, written or oral (including any amendments and other modifications thereto).

“Control” of a Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract, or otherwise. “Controlled”, “Controlling” and “under common Control with” have correlative meanings. Without limiting the foregoing, a Person (the “Controlled Person”) shall be deemed Controlled by (a) any other Person (i) owning beneficially, as meant in Rule 13d-3 under the Exchange Act, securities entitling such Person to cast fifty percent (50%) or more of the votes for election of directors or equivalent governing authority of the Controlled Person or (ii) entitled to be allocated or receive fifty percent (50%) or more of the profits, losses, or distributions of the Controlled Person; or (b) an officer, manager, director, general partner, partner (other than a limited partner), manager, or member (other than a member having no management authority that is not a Person described in clause (a) above) of the Controlled Person.

“Copyrights” means any works of authorship, mask works and all copyrights therein, including all renewals and extensions, copyright registrations and applications for registration and renewal, and non-registered copyrights.

“Environmental Law” means any Law in effect on or prior to the Signing Date any way relating to (a) the protection of human health and safety (to the extent relating to exposure to Hazardous Materials), (b) the protection, preservation or restoration of the environment and natural resources (including air, water vapor, surface water, groundwater, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource), or (c) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Hazardous Materials.

“Environmental Liabilities” means, in respect of any Person, all Liabilities, obligations, responsibilities, Remedial Actions, Actions, Orders, losses, damages, costs, and expenses (including all reasonable fees, disbursements, and expenses of counsel, experts, and consultants and costs of investigation and feasibility studies), fines, penalties, sanctions, and interest incurred as a result of any claim or demand by any other Person or in response to any violation of Environmental Law, whether known or unknown, accrued or contingent, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute, to the extent based upon, related to, or arising under or pursuant to any Environmental Law, Environmental Permit, Order, or Contract with any Governmental Authority or other Person, that relates to any environmental, health or safety condition, violation of Environmental Law, or a Release or threatened Release of Hazardous Materials.

“ERISA” means the U.S. Employee Retirement Income Security Act of 1974, as amended.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Foreign Plan” means any plan, fund (including any superannuation fund) or other similar program or arrangement established or maintained outside the United States by the Company or any one or more of its Subsidiaries primarily for the benefit of employees of the Company or such Subsidiaries residing outside the United States, which plan, fund or other similar program or arrangement provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and which plan is not subject to ERISA or the Code.

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“Founder Registration Rights Agreement” means the Registration Rights Agreement, dated as of October 14, 2022, by and among HUDA, Sponsor and the other “Holders” named therein.

“Founder Shares” means an aggregate of 1,711,325 shares of HUDA Common Stock which were issued to the initial shareholders of HUDA in a private placement transaction.

“Fraud Claim” means any claim based on actual and intentional fraud with respect to this Agreement or the transactions contemplated hereby.

“GAAP” means generally accepted accounting principles as in effect in the United States of America.

“Governmental Authority” means any federal, state, local, foreign or other governmental, quasi-governmental or administrative body, instrumentality, department or agency or any court, tribunal, administrative hearing body, arbitration panel, commission, or other similar dispute-resolving panel or body.

“Hazardous Material” means any waste, gas, liquid or other substance or material that is defined, listed or designated as a “hazardous substance”, “pollutant”, “contaminant”, “hazardous waste”, “regulated substance”, “hazardous chemical”, or “toxic chemical” (or by any similar term) under any Environmental Law, or any other material regulated, or that could result in the imposition of Liability or responsibility, under any Environmental Law, including petroleum and its by-products, asbestos, polychlorinated biphenyls, radon, mold, and urea formaldehyde insulation.

“HUDA Board” means the Board of Directors of HUDA.

“HUDA Charter” means the Second Amended and Restated Certificate of Incorporation of HUDA, as amended and in effect under the DGCL; provided, that references herein to the HUDA Charter for periods after the Effective Time includes the certificate of incorporation of the Surviving Corporation.

“HUDA Closing Expenses” means the aggregate amounts (without duplication) payable, as of the Closing and not paid prior to the Closing (including those that are contingent upon the consummation of the Closing), for (i) HUDA’s accrued Transaction Expenses, administrative expenses, Indebtedness and any other Liabilities in respect of costs and expenses incurred by or on behalf of HUDA (including accounting and auditing expenses, legal fees and expenses, trust expenses, leases, printing expenses and other costs and expenses), including any costs and expenses incurred by HUDA in connection with a Transaction Financing (excluding placement agent fees) and the costs of the premiums for the D&O Tail Insurance, (ii) HUDA’s deferred Transaction Expenses (including cash amounts payable to its underwriter and any legal fees) of the IPO, and (iii) any loans owed by HUDA to Sponsor for Transaction Expenses (including deferred Transaction Expenses), other costs and expenses incurred by or on behalf of HUDA, in each case, whether payable in cash or newly issued equity by Pubco, HUDA or the Company. For the avoidance of doubt, HUDA Closing Expenses will not include the Converted Sponsor Loans, the HUDA Bridge Advance or any Pubco SEC filing fees or registration fees.

“HUDA Common Stock” means the shares of common stock, par value $0.0001 per share, of HUDA.

“HUDA Confidential Information” means all confidential or proprietary documents and information concerning HUDA or any of its Representatives; provided, however, that HUDA Confidential Information shall not include any information which, (i) at the time of disclosure by the Company Entities, any Seller or any of their respective Representatives, is generally available publicly and was not disclosed in breach of this Agreement or (ii) at the time of the disclosure by HUDA or its Representatives to by the Company Entities, any Seller or any of their respective Representatives, was previously known by such receiving party without violation of Law or any confidentiality obligation by the Person receiving such HUDA Confidential Information.

“HUDA Pre-Closing Tax Liabilities” means any Liabilities or other obligations for Taxes of HUDA due and payable at or prior to the Closing, including any United States income Taxes, franchise Taxes and excise Taxes, together with any interest and penalties thereon.

“HUDA Private Shares” means any shares of HUDA Common Stock included as part of a HUDA Private Unit or HUDA Working Capital Unit.

“HUDA Private Units” means the units issued by HUDA in a private placement transaction simultaneously with the IPO consisting of one (1) share of HUDA Common Stock and one (1) HUDA Right.

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“HUDA Public Units” means the units issued in the IPO (including overallotment units acquired by HUDA’s underwriter) consisting of one (1) share of HUDA Common Stock and one (1) HUDA Right.

“HUDA Purchase Options” means the options to purchase HUDA Private Units sold to Chardan Capital Markets, LLC in a private placement transaction simultaneously with the IPO.

“HUDA Rights” means one right that was included as part of each HUDA Unit entitling the holder thereof to receive one-fifth (1/5th) of a share of HUDA Common Stock upon the consummation by HUDA of its Business Combination, which may be amended by the Rights Amendment to instead receive one-fiftieth (1/50th) of a share of HUDA Common Stock upon the consummation by HUDA of its Business Combination.

“HUDA Securities” means the HUDA Units, the HUDA Common Stock, HUDA Rights and the HUDA Purchase Options, collectively.

“HUDA Units” means the HUDA Public Units, the HUDA Private Units and the HUDA Working Capital Units.

“HUDA Working Capital Units” means the units into which working capital loans extended to HUDA by the Sponsor or affiliates of the Sponsor or certain of the Company’s officers or directors may be convertible.

“Indebtedness” of any Person means, without duplication, (a) all indebtedness of such Person for borrowed money (including the outstanding principal and accrued but unpaid interest), (b) all obligations for the deferred purchase price of property or services (other than trade payables incurred in the ordinary course of business), (c) any other indebtedness of such Person that is evidenced by a note, bond, debenture, credit agreement or similar instrument, (d) all obligations of such Person under leases that should be classified as capital leases in accordance with GAAP, (e) all obligations of such Person for the reimbursement of any obligor on any line or letter of credit, banker’s acceptance, guarantee or similar credit transaction, in each case, that has been drawn or claimed against and not settled, (f) all obligations of such Person in respect of acceptances issued or created, (g) all interest rate and currency swaps, caps, collars and similar agreements or hedging devices under which payments are obligated to be made by such Person, whether periodically or upon the happening of a contingency, (h) all obligations secured by an Lien on any property of such Person, (i) any premiums, prepayment fees or other penalties, fees, costs or expenses associated with payment of any Indebtedness of such Person and (j) all obligation described in clauses (a) through (i) above of any other Person which is directly or indirectly guaranteed by such Person or which such Person has agreed (contingently or otherwise) to purchase or otherwise acquire or in respect of which it has otherwise assured a creditor against loss.

“Insider Letter Agreement” means that certain letter agreement, dated as of October 14, 2022, by and among HUDA, its officers and directors and the Sponsor.

“Intellectual Property” means all of the following as they exist in any jurisdiction throughout the world: Patents, Trademarks, Copyrights, Trade Secrets, intellectual property rights in Software and other intellectual property.

“Investment Company Act” means the U.S. Investment Company Act of 1940, as amended.

“IPO” means the initial public offering of HUDA Units pursuant to the IPO Prospectus.

“IPO Prospectus” means the final prospectus of HUDA, dated as of October 14, 2022, and filed with the SEC on October 17, 2022 (File Nos. 333-264557).

“JOBS Act” means the Jumpstart Our Business Startups Act of 2012.

“Knowledge” means, with respect to (i) the Company, the actual knowledge of each of Alexander Kose Mozer and Xiaoming Chen, after reasonable inquiry, or (ii) any other Party, (A) if an entity, the actual knowledge of its directors and executive officers, after reasonable inquiry, or (B) if a natural person, the actual knowledge of such Party after reasonable inquiry.

“Law” means any federal, state, local, municipal, foreign or other law, statute, legislation, principle of common law, ordinance, code, edict, decree, proclamation, treaty, convention, rule, regulation, directive, requirement, writ, injunction, settlement, Order or Consent that is or has been issued, enacted, adopted, passed, approved, promulgated, made, implemented or otherwise put into effect by or under the authority of any Governmental Authority.

Annex A-57

“Liabilities” means any and all liabilities, Indebtedness, or obligations of any nature (whether absolute, accrued, contingent or otherwise, whether known or unknown, whether direct or indirect, whether matured or unmatured, whether due or to become due and whether or not required to be recorded or reflected on a balance sheet under GAAP or other applicable accounting standards), including Tax liabilities due or to become due.

“Lien” means any mortgage, pledge, security interest, attachment, right of first refusal, option, proxy, voting trust, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof), restriction (on voting, sale, transfer, disposition), any subordination arrangement in favor of another Person, or any filing or agreement to file a financing statement as debtor under the Uniform Commercial Code or any similar Law.

“Material Adverse Effect” means, with respect to any specified Person, any fact, event, occurrence, change or effect that has had, or would reasonably be expected to have, individually or in the aggregate, a material adverse effect upon (a) the business, assets, Liabilities, results of operations or condition (financial or otherwise) of such Person and its Subsidiaries, taken as a whole, or (b) the ability of such Person or any of its Subsidiaries on a timely basis to consummate the Transactions; provided, however, that any fact, event, event, occurrence, change or effect directly or indirectly attributable to, resulting from, relating to or arising out of the following (by themselves or when aggregated with any other, facts, events, occurrences, changes or effects) shall not be deemed to be, constitute, or be taken into account when determining whether there has or may, would or could have occurred a Material Adverse Effect: (i) general changes in the financial or securities markets or general economic or political conditions in the country or region in which such Person or any of its Subsidiaries do business; (ii) changes, conditions or effects that generally affect the industries in which such Person or any of its Subsidiaries principally operate; (iii) changes in applicable Laws or GAAP or other applicable accounting principles or mandatory changes in the regulatory accounting requirements applicable to any industry in which such Person and its Subsidiaries principally operate; (iv) conditions caused by acts of God, epidemic, terrorism, war (whether or not declared), natural disaster or pandemic; (v) any failure in and of itself by such Person and its Subsidiaries to meet any internal or published budgets, projections, forecasts or predictions of financial performance for any period (provided that the underlying cause of any such failure may be considered in determining whether a Material Adverse Effect has occurred or would reasonably be expected to occur to the extent not excluded by another exception herein) and (vi), with respect to HUDA, the consummation and effects of the Redemption; (vii) the announcement or the existence of, express compliance with or performance under, this Agreement or the transactions contemplated hereby; (viii) any action not otherwise required by this Agreement or the Ancillary Documents or applicable Law that is taken at the express written request of HUDA and in accordance with such instructions; or (ix) any changes after the Signing Date in applicable Law, excluding GAAP or any other accounting principles (or authoritative interpretations thereof); provided further, however, that any event, occurrence, fact, condition, or change referred to in clauses (i), (ii), (iv) and (ix) immediately above shall be taken into account in determining whether a Material Adverse Effect has occurred or could reasonably be expected to occur to the extent that such event, occurrence, fact, condition, or change has a disproportionate effect on such Person or any of its Subsidiaries compared to other participants in the industries in which such Person or any of its Subsidiaries primarily conducts its businesses.

“Merger Shares” means the Pubco Ordinary Shares issued or to be issued pursuant to the closing of the Merger as set forth in Article I.

“Merger Sub Common Stock” means the shares of common stock, par value $0.0001 per share, of Merger Sub.

“Nasdaq” means the Nasdaq Capital Market.

“Order” means any order, decree, ruling, judgment, injunction, writ, determination, binding decision, verdict, judicial award or other Action that is or has been entered, rendered, or otherwise put into effect by or under the authority of any Governmental Authority.

“Organizational Documents” means, with respect to any Person, its certificate of incorporation or formation and bylaws, operating agreement, memorandum and articles of association or similar organizational documents, in each case, as amended.

“Patents” means any patents, and patent applications (including any divisionals, provisionals, continuations, continuations-in-part, substitutions, or reissues thereof).

Annex A-58

“PCAOB” means the U.S. Public Company Accounting Oversight Board (or any successor thereto).

“Permits” means all federal, state, local or foreign or other third-party permits, grants, easements, consents, approvals, authorizations, exemptions, licenses, franchises, concessions, ratifications, permissions, clearances, confirmations, endorsements, waivers, certifications, designations, ratings, registrations, qualifications or orders of any Governmental Authority or any other Person.

“Permitted Liens” means (a) mechanic’s, materialmen’s, carriers’, repairers’ and other similar statutory Liens arising or incurred in the ordinary course of business, (b) Liens for Taxes or assessments and similar governmental charges or levies, which either are (i) not delinquent or (ii) being contested in good faith and by appropriate proceedings, and for which adequate reserves have been established with respect thereto, (c) encumbrances and restrictions on real property (including easements, covenants, conditions, rights of way and similar restrictions) that do not prohibit or materially interfere with any of the Target Companies’ use or occupancy of such real property for the operation of their business, (d) other Liens imposed by operation of Law or arising in the ordinary course of business for amounts which are not due and payable or as would not in the aggregate materially adversely affect the value of, or materially adversely interfere with the use of, the property subject thereto, (e) Liens incurred or deposits made in the ordinary course of business in connection with social security, (f) Liens on goods in transit incurred pursuant to documentary letters of credit, in each case arising in the ordinary course of business, including statutory liens in favor of carriers, warehousemen, mechanics and materialmen, to secure claims for labor, materials or supplies, (g) licenses of Intellectual Property in the ordinary course of business, (h) deposits or pledges made in connection with, or to secure payment of, workers’ compensation, unemployment insurance or similar programs mandated by Law; or (i) Liens arising under this Agreement or any Ancillary Document.

“Person” means an individual, corporation, partnership (including a general partnership, limited partnership or limited liability partnership), limited liability company, association, trust or other entity or organization, including a government, domestic or foreign, or political subdivision thereof, or an agency or instrumentality thereof.

“Personal Property” means any machinery, equipment, tools, vehicles, furniture, leasehold improvements, office equipment, plant, parts and other tangible personal property.

“Pubco Insider” means a holder of Company Shares who (i) will become a director, executive officer or Affiliate of Pubco upon the Closing or (ii) will, immediately after the Closing, own in the aggregate at least ten percent (10%) of the issued and outstanding share capital of Pubco.

“Pubco Ordinary Shares” means the ordinary shares, par value $0.0001 per share, of Pubco.

“Release” means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, or leaching into the environment.

“Remedial Action” means all actions required by Environmental Law to (i) clean up, remove, treat, or in any other way address any Release of Hazardous Material, (ii) prevent the Release of any Hazardous Material so it does not endanger or threaten to endanger public health or welfare or the environment, (iii) perform pre-remedial studies and investigations or post-remedial monitoring and care, or (iv) correct a condition of noncompliance with Environmental Laws.

“Representatives” means, as to any Person, such Person’s Affiliates and the respective managers, directors, officers, employees, consultants, advisors (including financial advisors, counsel and accountants), agents and other legal representatives of such Person or its Affiliates.

“Required HUDA Stockholder Approval” means the approval of the Stockholder Approval Matters by holders of the issued and outstanding shares of HUDA in accordance with the Organizational Documents of HUDA.

“Rights Agreement” means the Rights Agreement, dated as of October 14, 2022, by and between HUDA and Continental Stock Transfer & Trust Company, as it may be amended by the Rights Amendment.

“SEC” means the U.S. Securities and Exchange Commission (or any successor Governmental Authority).

“Securities Act” means the U.S. Securities Act of 1933, as amended.

Annex A-59

“Software” means any computer software programs, including all source code and object code.

“SOX” means the U.S. Sarbanes-Oxley Act of 2002, as amended.

“Sponsor” means Hudson SPAC Holding, LLC, a Delaware limited liability company.

“Subsidiary” means, with respect to any Person, any corporation, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of capital shares entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a partnership, association or other business entity, a majority of the partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons will be deemed to have a majority ownership interest in a partnership, association or other business entity if such Person or Persons will be allocated a majority of partnership, association or other business entity gains or losses or will be or control the managing director, managing member, general partner or other managing Person of such partnership, association or other business entity. A Subsidiary of a Person will also include any variable interest entity which is consolidated with such Person under applicable accounting rules.

“Target Company” means the Company and each of its direct and indirect Subsidiaries.

“Tax Return” means any return, declaration, report, claim for refund, information return or other documents (including any related or supporting schedules, statements or information) filed or required to be filed in connection with the determination, assessment or collection of any Taxes or the administration of any Laws or administrative requirements relating to any Taxes.

“Taxes” means (a) all direct or indirect federal, state, local, foreign and other net income, gross income, gross receipts, sales, use, value-added, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, social security and related contributions due in relation to the payment of compensation to employees, excise, severance, stamp, occupation, premium, property, windfall profits, alternative minimum, estimated, customs, duties or other taxes, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts with respect thereto, (b) any Liability for payment of amounts described in clause (a) whether as a result of being a member of an affiliated, consolidated, combined or unitary group for any period or otherwise through operation of law and (c) any Liability for the payment of amounts described in clauses (a) or (b) as a result of any tax sharing, tax group, tax indemnity or tax allocation agreement with, or any other express or implied agreement to indemnify, any other Person.

“Trade Secrets” means any trade secrets, confidential business information, concepts, ideas, designs, research or development information, processes, procedures, techniques, technical information, specifications, operating and maintenance manuals, engineering drawings, methods, know-how, data, mask works, discoveries, inventions, modifications, extensions, and improvements (whether or not patentable or subject to copyright, trademark, or trade secret protection), in each case, to the extent the foregoing are confidential and protected by applicable Law.

“Trademarks” means any trademarks, service marks, trade dress, trade names, brand names, internet domain names, designs, logos, or corporate names (including, in each case, the goodwill associated therewith), whether registered or unregistered, and all registrations and applications for registration and renewal thereof.

“Trading Day” means any day on which the Trading Market is open for trading and Pubco Ordinary Shares are available to trade on the Trading Market.

“Trading Market” means from and after the Closing, at any particular time of determination, the principal securities exchange or securities market on which the Pubco Ordinary Shares are then traded.

“Transaction Expenses” means all fees and expenses of any of the Target Companies incurred or payable as of the Closing and not paid prior to the Closing (i) in connection with the consummation of the transactions contemplated hereby, including any amounts payable to third party professional advisors (including investment bankers, brokers, finders, attorneys, accountants and other consultants and advisors) retained by or on behalf of any of the Target Companies; and (ii) any sales, use, real property transfer, stamp, stock transfer or other similar transfer Taxes imposed on HUDA, Pubco, Merger Sub or a Target Company in connection with the Transactions.

Annex A-60

“Trust Account” means the trust account established by HUDA with the proceeds from the IPO pursuant to the Trust Agreement in accordance with the IPO Prospectus.

“Trust Agreement” means that certain Investment Management Trust Agreement, dated as of October 14, 2022, by and between HUDA and the Trustee, as amended prior to the Signing Date and as it may further be amended (including to accommodate the Merger).

“Trustee” means Continental Stock Transfer & Trust Company, in its capacity as trustee under the Trust Agreement.

13.2 Section References. The following capitalized terms, as used in this Agreement, have the respective meanings given to them in the Section as set forth below adjacent to such terms:

Term	Section
Acquisition Proposal	8.6(a)
Agreement	Preamble
Alternative Transaction	8.6(a)
Audited Company Financials	6.7(a)
Amended Registration Rights Agreement	Recitals
Amended Pubco M&A	9.1(f)
Antitrust Laws	8.9(b)
Balance Sheet Date	6.7(a)
Bridge Advance Amount	Recitals
Business Combination	11.1
Certificate of Merger	1.2
Closing	3.1
Closing Date	3.1
Closing Filing	8.12(b)
Closing Press Release	8.12(b)
Closing Statement	3.2
Company	Preamble
Company Benefit Plan	6.19(a)
Company Disclosure Schedules	Article VI
Company Entities	8.1(a)
Company Financials	6.7(a)
Company IP	6.13(c)
Company IP Licenses	6.13(a)
Company Material Contract	6.12(a)
Company Permits	6.10
Company Real Property Leases	6.15
Company Registered IP	6.13(a)
Company Shareholder Meeting	8.21
Converted Sponsor Loans	Recitals
D&O Indemnified Person	8.15(a)
D&O Tail Insurance	8.15(b)
DGCL	1.2
Draft Financials	6.7(a)
Effective Time	1.2
Enforceability Exceptions	4.2
Environmental Permits	6.20(a)
Exchange Consideration	2.2
Exchange Shares	2.2
Federal Securities Laws	8.7

Annex A-61

Term	Section
Financing Agreements	8.17
HUDA	Preamble
HUDA Bridge Advance	Recitals
HUDA Disclosure Schedules	Article IV
HUDA Extension	8.19
HUDA Financials	4.6(b)
HUDA Material Contract	4.13(a)
HUDA Recommendation	4.2
Insider Letter Amendment	Recitals
Insider Letter Amendment Approval	8.11(b)
Interim Company Financials	6.7(a)
Interim Period	8.1(a)
Joining Sellers	Preamble
Lock-Up Agreements	Recitals
Merger	Recitals
Merger Sub	Preamble
Non-Recourse Parties	12.14
OFAC	4.17(c)
Outside Date	10.1(b)
Parent Shareholders	8.11(a)
Party(ies)	Preamble
Post-Closing Pubco Board	8.14(a)
Pro Rata Share	2.2
Proxy Statement	8.11(a)
Pubco	Preamble
Pubco Loans	10.3
Public Certifications	4.6(a)
Public Distributions	11.1
Public Stockholders	11.1
Purchased Shares	2.1
Redemption	8.11(a)
Registration Statement	8.11(a)
Registration Statement Effective Date	8.11(a)
Related Person	6.21
Released Claims	11.1
Required Company Shareholder Approval	9.1(e)
Required HUDA Pre-Closing Tax Liabilities	Recitals
Rights Amendment	8.23
Rights Amendment Proxy Statement	8.23
Rule 144	7.7(b)
SEC Reports	4.6(a)
Seller Joinder	Preamble
Sellers	Preamble
Share Exchange	Recitals
Share Transfer Agreement	2.1
Signing SEC Reports	Article VI
Signing Date	Preamble
Signing Filing	8.12(b)
Signing Press Release	8.12(b)
Signing Seller	Preamble

Annex A-62

Term	Section
Signing Seller Distribution	8.11(a)
Special Stockholder Meeting	8.11(b)
Specified Courts	12.5
Sponsor Agreement	Recitals
Sponsor Guarantor	Recitals
Stockholder Approval Matters	8.11(b)
Surviving Corporation	1.1
Top Customers	6.23
Top Vendors	6.23
Transaction Financing	8.17
Transactions	Recitals
Unlocked Company Shareholders	Recitals

{REMAINDER OF PAGE INTENTIONALLY LEFT BLANK; SIGNATURE PAGES FOLLOW}

Annex A-63

IN WITNESS WHEREOF, each Party hereto has caused this Agreement to be signed and delivered by its respective duly authorized officer as of the date first written above.

HUDA:
HUDSON ACQUISITION I CORP.
By:
	Name:	Warren Wang
	Title:	Chief Executive Officer

Pubco:
EUROEV HOLDINGS LIMITED
By:
Name:
Title:

Merger Sub:
AIWAYS MERGER SUB, INC.
By:
Name:
Title:

The Company:
AIWAYS AUTOMOBILE EUROPE GMBH
By:
Name:
Title:

The Signing Seller:
AIWAYS TECH LIMITED
By:
Name:
Title:

{Signature Page to Business Combination Agreement}

Annex A-64

AMENDMENT TO BUSINESS COMBINATION AGREEMENT

This Amendment (this “Amendment”) to the Business Combination Agreement is made and entered into effective as of March ___, 2025, by and among (i) Hudson Acquisition I Corp., a Delaware corporation (together with its successors, “HUDA”), (ii) EUROEV Holdings Limited, a British Virgin Islands business company (“Pubco”), (iii) Aiways Automobile Europe GmbH, a German limited liability company (the “Company”), and (iv) Aiways Tech Limited, a Hong Kong company (the “Signing Seller”). Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to such terms in the BCA.

WHEREAS, HUDA, Pubco, Aiways Merger Sub, Inc., a Delaware corporation, the Company and the Signing Seller are parties to that certain Business Combination Agreement made and entered into as of November 22, 2024 (the “Original BCA”);

WHEREAS, pursuant to Section 12.9 of the Original BCA, the Original BCA can be amended by execution of a written instrument signed by HUDA, Pubco, the Company and Sellers holding in the aggregate a Pro Rata Share in excess of fifty percent (50%); and

WHEREAS, the parties desire to amend the Original BCA on the terms and conditions set forth herein (as amended, including by this Amendment, the “BCA”).

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in accordance with the terms of the BCA, the parties hereto, intending to be legally bound, do hereby agree as follows:

1. Amendments to Remove Rights Amendment.

(a) The Original Agreement is hereby amended to delete Section 8.23 in its entirety.

(b) Section 13.1 of the Original Agreement is hereby amended to delete the defined term “HUDA Rights” therein and replace it with the following:

““HUDA Rights” means one right that was included as part of each HUDA Unit entitling the holder thereof to receive one-fifth (1/5th) of a share of HUDA Common Stock upon the consummation by HUDA of its Business Combination.”

(c) Section 13.1 of the Original Agreement is hereby amended to delete the defined term “Rights Agreement” therein and replace it with the following:

““Rights Agreement” means the Rights Agreement, dated as of October 14, 2022, by and between HUDA and Continental Stock Transfer & Trust Company, as it may be amended.”

2.    Amendment to Extend Outside Date. Section 10.1(b) of the Original Agreement is hereby amended to replace the date April 18, 2025 with July 18, 2025.

3.    Miscellaneous. Except as expressly provided in this Amendment, all of the terms and provisions in the Original BCA and the Ancillary Documents are and shall remain unchanged and in full force and effect, on the terms and subject to the conditions set forth therein. This Amendment does not constitute, directly or by implication, an amendment or waiver of any provision of the Original BCA or any Ancillary Document, or any other right, remedy, power or privilege of any party, except as expressly set forth herein. Any reference to the BCA in the BCA or any other agreement, document, instrument or certificate entered into or issued in connection therewith shall hereinafter mean the Original BCA, as amended by this Amendment (or as the BCA may be further amended or modified after the date hereof in accordance with the terms thereof). The BCA, as amended by this Amendment, and the documents or instruments attached hereto or thereto or referenced herein or therein, constitutes the entire agreement between the parties with respect to the subject matter of the BCA, and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to its subject matter. If any provision of the Original BCA is

Annex A-65

materially different from or inconsistent with any provision of this Amendment, the provision of this Amendment shall control, and the provision of the Original BCA shall, to the extent of such difference or inconsistency, be disregarded. This Amendment shall be interpreted, construed, governed and enforced in a manner consistent with the Original BCA, and, without limiting the foregoing, Sections 12.1 through 12.10 and 12.12 through 12.14 of the Original BCA are hereby incorporated herein by reference as if fully set forth herein, and such provisions apply to this Amendment as if all references to the “Agreement” contained therein were instead references to this Amendment.

{The remainder of this page is intentionally blank; the next page is the signature page.}

Annex A-66

IN WITNESS WHEREOF, the parties hereto have executed this Amendment to the Business Combination Agreement as of the date first written above.

HUDA:
HUDSON ACQUISITION I CORP.
By:	/s/ Warren Wang
	Name:	Warren Wang
	Title:	Chief Executive Officer and Chairman

Pubco:
EUROEV HOLDINGS LIMITED
By:	/s/ Yanmin Zhang
	Name:	Yanmin Zhang
	Title:	Director

The Company:
AIWAYS AUTOMOBILE EUROPE GMBH
By:	/s/ Alexander Klose-Mozer
	Name:	Alexander Klose-Mozer
	Title:	Managing Director

The Signing Seller:
AIWAYS TECH LIMITED
By:	/s/ Yanmin Zhang
	Name:	Yanmin Zhang
	Title:	Director

{Signature Page to First Amendment to Business Combination Agreement}

Annex A-67

Annex B

TERRITORY OF THE BRITISH VIRGIN ISLANDS
BVI BUSINESS COMPANIES ACT 2004

EUROEV HOLDINGS LIMITED

A Company Limited by Shares

_______________________________________________________

AMENDED AND RESTATED MEMORANDUM AND
ARTICLES OF ASSOCIATION

_______________________________________________________

(adopted by Resolution of Shareholders passed on [date])

TERRITORY OF THE BRITISH VIRGIN ISLANDS
BVI BUSINESS COMPANIES ACT 2004

AMENDED AND RESTATED MEMORANDUM OF ASSOCIATION

OF

EUROEV Holdings Limited

A Company Limited By Shares

(adopted by Resolution of Shareholders passed on [date])

1NAME

The name of the Company is EUROEV Holdings Limited.

2STATUS

The Company is a company limited by shares.

3REGISTERED OFFICE AND REGISTERED AGENT

3.1The registered office of the Company is at Craigmuir Chambers, Road Town, Tortola, VG 1110, British Virgin Islands.

3.2The registered agent of the Company is Harneys Corporate Services Limited of Craigmuir Chambers, P.O. Box 71, Road Town, Tortola, VG 1110, British Virgin Islands.

3.3The Company may, by Resolution of Shareholders or by Resolution of Directors, change the location of its registered office or change its registered agent.

3.4If at any time the Company does not have a registered agent it may, by Resolution of Shareholders or Resolution of Directors, appoint a registered agent.

4CAPACITY AND POWERS

4.1Subject to the Act and any other British Virgin Islands legislation, the Company has, irrespective of corporate benefit:

(a)full capacity to carry on or undertake any business or activity, do any act or enter into any transaction; and

(b)for the purposes of paragraph (a), full rights, powers and privileges.

4.2For the purposes of section 9(4) of the Act, there are no limitations on the business that the Company may carry on.

5NUMBER AND CLASSES OF SHARES

5.1The Company is authorised to issue a maximum of 500,000,000 shares of a single class with a par value of US$0.0001 each.

6RIGHTS OF SHARES

6.1Each Share confers upon the Shareholder:

(a)the right to attend any meeting of Shareholders;

(b)the right to one vote on any Resolution of Shareholders;

(c)the right to an equal share in any dividend paid by the Company;

(d)the right to an equal share in the distribution of the surplus assets of the Company; and

(e)such other rights and entitlements as may be specified in the Articles.

Annex B-1

7REDEMPTION OF SHARES

7.1The Company may by Resolution of the Directors, redeem, purchase or otherwise acquire all or any of the Shares in the Company subject to the Articles.

7.2Subject to the provisions of the Act, the Company may issue Shares that are to be redeemed or are liable to be redeemed at the option of the Shareholder or the Company. The redemption of such Shares shall be effected in such manner and upon such other terms as the Company may, by Resolution of Directors, determine before the issue of such Shares.

7.3Subject to the Act, the Company may purchase its own Shares (including any redeemable Shares) in such manner and on such other terms as the directors may agree with the relevant Shareholder.

7.4The Company may make a payment in respect of the redemption or purchase of its own Shares in any manner permitted by the Act.

7.5The directors may accept the surrender for no consideration of any fully paid Share.

8REGISTERED SHARES

The Company shall issue registered Shares only. The Company is not authorised to issue bearer Shares, convert registered Shares to bearer Shares or exchange registered Shares for bearer Shares.

9AMENDMENT OF THE MEMORANDUM AND THE ARTICLES

9.1The Company may amend this Memorandum or the Articles by Resolution of Shareholders or by Resolution of Directors, save that no amendment may be made by Resolution of Directors:

(a)to restrict the rights or powers of the Shareholders to amend this Memorandum or the Articles;

(b)to change the percentage of Shareholders required to pass a Resolution of Shareholders to amend this Memorandum or the Articles;

(c)in circumstances where this Memorandum or the Articles cannot be amended by the Shareholders; or

(d)to this Clause 9.

9.2Any amendment of this Memorandum or the Articles will take effect from the date that the notice of amendment, or restated Memorandum and Articles incorporating the amendment, is registered by the Registrar or from such other date as determined pursuant to the Act.

9.3The rights conferred upon the holders of the Shares of any class may only be varied, whether or not the Company is in liquidation, with the consent in writing of the holders of a majority of the issued Shares of that class or by a resolution approved at a duly convened and constituted meeting of the Shares of that class by the affirmative vote of a majority of the votes of the Shares of that class which were present at the meeting and were voted.

9.4The rights conferred upon the holders of the Shares of any class shall not, unless otherwise expressly provided by the terms of issue of the Shares of that class, be deemed to be varied by the creation or issue of further Shares ranking equally with such existing Shares.

10DEFINITIONS AND INTERPRETATION

10.1In this Memorandum and the attached Articles, if not inconsistent with the subject or context:

Act means the BVI Business Companies Act 2004, as amended, and includes the BVI Business Companies Regulations 2012, as amended and any other regulations made under the Act.

Annual General Meeting has the meaning given to it at Regulation 6.2.

Appointing Director has the meaning given to it at Regulation 10.4.

Annex B-2

Articles means the attached articles of association of the Company.

Audit Committee has the meaning given to it at Regulation 11.1.

Board means the directors of the Company as a collective body.

Memorandum means this memorandum of association of the Company.

person includes individuals, corporations, trusts, the estates of deceased individuals, partnerships and unincorporated associations of persons.

Proscribed Powers means the powers to: (a) amend this Memorandum or the Articles; (b) designate committees of directors; (c) delegate powers to a committee of directors; (d) appoint or remove directors; (e) appoint or remove an agent; (f) approve a plan of merger, consolidation or arrangement; (g) make a declaration of solvency or to approve a liquidation plan; or (h) make a determination that immediately after a proposed distribution, the value of the Company’s assets will exceed its liabilities and the Company will be able to pay its debts as they fall due.

Resolution of Directors means either:

(a)a resolution approved at a duly convened and constituted meeting of directors of the Company or of a committee of directors of the Company by the affirmative vote of a majority of the directors present at the meeting who voted; or

(b)a resolution consented to in writing by all directors or by all members of a committee of directors of the Company, as the case may be.

Resolution of Shareholders means

(a)a resolution approved at a duly convened and constituted meeting of the Shareholders by the affirmative vote of a majority of the votes of the Shares entitled to vote thereon which were present at the meeting and were voted; or

(b)a resolution consented to in writing by a majority of the votes of the Shares entitled to vote on such resolution.

Seal means any seal which has been duly adopted as the common seal of the Company.

Share means a share issued or to be issued by the Company.

Shareholder means a person whose name is entered in the register of members of the Company as the holder of one or more Shares or fractional Shares.

US$ means the lawful currency of the United States of America.

written or any term of like import includes information generated, sent, received or stored by electronic, electrical, digital, magnetic, optical, electromagnetic, biometric or photonic means, including electronic data interchange, electronic mail, telegram, or telecopy, and in writing shall be construed accordingly.

10.2In this Memorandum and the Articles, unless the context otherwise requires, a reference to:

(a)a Regulation is a reference to a regulation of the Articles;

(b)a Clause is a reference to a clause of this Memorandum;

(c)voting by Shareholders is a reference to the casting of the votes attached to the Shares held by the Shareholder voting;

(d)a provision of law (including the Act) is a reference to that provision as amended or re-enacted;

(e)this Memorandum or the Articles is a reference to those documents as amended; and

(f)the singular includes the plural and vice versa.

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10.3Where a period of time is expressed as a number of days, the days on which the period begins and ends are not included in the computation of the number of days.

10.4Any reference to a month shall be construed as a reference to a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month and a reference to a period of several months shall be construed accordingly.

10.5Any words or expressions defined in the Act bear the same meaning in this Memorandum and the Articles unless the context otherwise requires or they are otherwise defined in this Memorandum or the Articles.

10.6Headings are inserted for convenience only and shall be disregarded in interpreting this Memorandum and the Articles.

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TERRITORY OF THE British Virgin Islands
BVI BUSINESS COMPANIES ACT 2004

AMENDED AND RESTATED ARTICLES OF ASSOCIATION

OF

EUROEV Holdings Limited

A Company Limited by Shares

(adopted by Resolution of Shareholders passed on [date])

1DISAPPLICATION OF THE ACT

The following sections of the Act shall not apply to the Company:

(a)section 46 (Pre-emptive rights);

(b)section 60 (Process for acquisition of own shares);

(c)section 61 (Offer to one or more shareholders);

(d)section 62 (Shares redeemed otherwise than at the option of company); and

(e)section 175 (Disposition of assets).

2SHARES

2.1Subject to the provisions, if any, in the Memorandum (and to any direction that may be given by the Company in general meeting), and the Act, and without prejudice to any rights attached to any existing Shares, the directors may allot, issue, grant options over or otherwise dispose of Shares with or without preferred, deferred or other rights or restrictions, whether in regard to a dividend or other distribution, voting, return of capital or otherwise and to such persons, at such times and on such other terms as they think proper, and may also (subject to the Act and the Articles) vary such rights.

2.2The Company may issue securities in the Company, which may be comprised of whole or fractional Shares, rights, options, warrants or convertible securities or securities of similar nature conferring the right upon the holders thereof to subscribe for, purchase or receive any class of Shares or other securities in the Company, upon such terms as the directors may from time to time determine.

2.3The Company shall not issue certificates in respect of any Shares issued by it.

2.4If several persons are registered as joint holders of any Shares, any one of such persons may give an effectual receipt for any distribution.

2.5A Share may be issued for consideration in any form or a combination of forms, including money, a promissory note, or other written obligation to contribute money or property, real property, personal property (including goodwill and know-how), services rendered or a contract for future services.

2.6Before issuing Shares for a consideration which is, in whole or in part, other than money, a Resolution of Directors shall be passed stating:

(a)the amount to be credited for the issue of the Shares; and

(b)that, in the opinion of the directors, the present cash value of the non-money consideration and money consideration, if any, is not less than the amount to be credited for the issue of the Shares.

2.7The Company shall keep a register of members containing:

(a)the names and addresses of the persons who hold Shares;

(b)the number of each class and series of Shares held by each Shareholder;

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(c)the date on which the name of each Shareholder was entered in the register of members; and

(d)the date on which any person ceased to be a Shareholder.

2.8The register of members may be in any such form as the directors may approve, but if it is in magnetic, electronic or other data storage form, the Company must be able to produce legible evidence of its contents. Until the directors otherwise determine, the magnetic, electronic or other data storage form shall be the original register of members.

2.9A Share is deemed to be issued when the name of the Shareholder is entered in the register of members.

3REDEMPTION OF SHARES AND TREASURY SHARES

3.1The Company may purchase, redeem or otherwise acquire and hold its own Shares save that the Company may not purchase, redeem or otherwise acquire its own Shares without the consent of Shareholders whose Shares are to be purchased, redeemed or otherwise acquired unless the Company is permitted by the Act or any other provision in the Memorandum or Articles to purchase, redeem or otherwise acquire the Shares without their consent.

3.2The Company may acquire its own fully paid Shares for no consideration by way of surrender of the Shares to the Company by the person holding the Shares. Any such surrender shall be evidenced in writing and signed by the person holding the Shares.

3.3The Company may only offer to purchase, redeem or otherwise acquire Shares if the Resolution of Directors authorising the purchase, redemption or other acquisition contains a statement that the directors are satisfied, on reasonable grounds, that immediately after the purchase, redemption or other acquisition the value of the Company’s assets will exceed its liabilities and the Company will be able to pay its debts as they fall due.

3.4Shares that the Company purchases, redeems or otherwise acquires may be cancelled or held as treasury shares provided that the number of Shares purchased, redeemed or otherwise acquired and held as treasury shares, when aggregated with Shares of the same class already held by the Company as treasury shares, may not exceed 50% of the Shares of that class previously issued by the Company excluding Shares that have been cancelled. Shares which have been cancelled shall be available for reissue.

3.5All rights and obligations attaching to a treasury share are suspended and shall not be exercised by the Company while it holds the Share as a treasury share.

3.6Treasury shares may be transferred by the Company on such terms and conditions (not otherwise inconsistent with the Memorandum and the Articles) as the Company may by Resolution of Directors determine.

4MORTGAGES AND CHARGES OF SHARES

4.1Shareholders may mortgage or charge their Shares.

4.2There shall be entered in the register of members at the written request of the Shareholder:

(a)a statement that the Shares held by him are mortgaged or charged;

(b)the name of the mortgagee or chargee; and

(c)the date on which the particulars specified in subparagraphs (a) and (b) are entered in the register of members.

4.3Where particulars of a mortgage or charge are entered in the register of members, such particulars may be cancelled:

(a)with the written consent of the named mortgagee or chargee or anyone authorised to act on his behalf; or

(b)upon evidence satisfactory to the directors of the discharge of the liability secured by the mortgage or charge and the issue of such indemnities as the directors shall consider necessary or desirable.

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4.4Whilst particulars of a mortgage or charge over Shares are entered in the register of members pursuant to this Regulation:

(a)no transfer of any Share the subject of those particulars shall be effected;

(b)the Company may not purchase, redeem or otherwise acquire any such Share; and

(c)no replacement certificate shall be issued in respect of such Shares,

without the written consent of the named mortgagee or chargee.

4.5The directors may not resolve to refuse or delay the transfer of a Share pursuant to the enforcement of a valid security interest created over the Share.

5FORFEITURE

5.1Shares that are not fully paid on issue are subject to the forfeiture provisions set forth in this Regulation and for this purpose Shares issued for a promissory note, other written obligation to contribute money or property or a contract for future services are deemed to be not fully paid.

5.2A written notice of call specifying the date for payment to be made shall be served on the Shareholder who defaults in making payment in respect of the Shares.

5.3The written notice of call referred to in Regulation 5.2 shall name a further date not earlier than the expiration of 14 days from the date of service of the notice on or before which the payment required by the notice is to be made and shall contain a statement that in the event of non-payment at or before the time named in the notice the Shares, or any of them, in respect of which payment is not made will be liable to be forfeited.

5.4Where a written notice of call has been issued pursuant to Regulation 5.2 and the requirements of the notice have not been complied with, the directors may, at any time before tender of payment, forfeit and cancel the Shares to which the notice relates.

5.5The Company is under no obligation to refund any moneys to the Shareholder whose Shares have been cancelled pursuant to Regulation 5.4 and that Shareholder shall be discharged from any further obligation to the Company.

6MEETINGS AND CONSENTS OF SHAREHOLDERS

6.1The Board, acting collectively by Resolution of Directors, may convene meetings of the Shareholders at such times and in such manner and places within or outside the British Virgin Islands as the Board considers necessary or desirable.

6.2The directors may, but shall not be obliged to, call at least one meeting a year and shall designate such meeting as the Annual General Meeting, all other meetings shall be regarded as extraordinary general meetings.

6.3Upon the written request of Shareholders entitled to exercise 30% or more of the voting rights in respect of the matter for which the meeting is requested the Board shall convene a meeting of Shareholders.

6.4The Board convening a meeting shall give not less than seven (7) calendar days’ notice of a meeting of Shareholders to:

(a)those Shareholders whose names on the date the notice is given appear as Shareholders in the register of members of the Company and are entitled to vote at the meeting; and

(b)the directors,

indicate in such notice the items on the agenda of the meeting and provide together therewith other relevant documents for the meeting, such as any documents to be considered, the meeting admission card (if any) and the proxy card (if any).

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6.5The Board convening a meeting of Shareholders may fix as the record date for determining those Shareholders that are entitled to vote at the meeting the date notice is given of the meeting, or such other date as may be specified in the notice, being a date not earlier than the date of the notice.

6.6The Board convening a meeting of Shareholders shall, in such notice of a meeting as to be given in accordance with Regulation 6.4, indicate the items on the agenda of the meeting and provide together therewith other relevant documents for the meeting, such as:

(a)any documents to be considered;

(b)the meeting admission card (if any);

(c)and the proxy card (if any).

6.7A meeting of Shareholders held in contravention of the requirement to give notice is valid if Shareholders holding at least 50% of the total voting rights on all the matters to be considered at the meeting have waived notice of the meeting and, for this purpose, the presence of a Shareholder at the meeting shall constitute waiver in relation to all the Shares which that Shareholder holds.

6.8The inadvertent failure of the Board who convenes a meeting to give notice of a meeting to a Shareholder or another director, or the fact that a Shareholder or another director has not received notice, does not invalidate the meeting.

6.9A Shareholder may be represented at a meeting of Shareholders by a proxy who may speak and vote on behalf of the Shareholder.

6.10The instrument appointing a proxy shall be produced at the place designated for the meeting before the time for holding the meeting at which the person named in such instrument proposes to vote. The notice of the meeting may specify an alternative or additional place or time at which the proxy shall be presented.

6.11The instrument appointing a proxy shall be in substantially the following form or such other form as approved by the directors or as the chairman of the meeting shall accept as properly evidencing the wishes of the Shareholder appointing the proxy.

EUROEV Holdings Limited

I/We being a Shareholder of the above Company HEREBY APPOINT …………………………… of …………………………… or failing him ………..……………… of ………………………..…… to be my/our proxy to vote for me/us at the meeting of Shareholders to be held on the …… day of …………..…………, 20…… and at any adjournment thereof.

(Any restrictions on voting to be inserted here.)

Signed this …… day of …………..…………, 20……

……………………………
Shareholder

6.12The following applies where Shares are jointly owned:

(a)if two or more persons hold Shares jointly each of them may be present in person or by proxy at a meeting of Shareholders and may speak as a Shareholder;

(b)if only one of the joint owners is present in person or by proxy he may vote on behalf of all joint owners; and

(c)if two or more of the joint owners are present in person or by proxy they must vote as one.

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6.13A Shareholder shall be deemed to be present at a meeting of Shareholders if he participates by telephone or other electronic means and all Shareholders or their authorised representatives participating in the meeting are able to hear each other.

6.14A meeting of Shareholders is duly constituted if, at the commencement of the meeting, there are present in person or by proxy not less than one-third (1/3) of the votes of the Shares entitled to vote on Resolutions of Shareholders to be considered at the meeting.

6.15If within two hours from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the requisition of Shareholders, shall be dissolved; in any other case it shall stand adjourned to the next business day in the jurisdiction in which the meeting was to have been held at the same time and place or to such other time and place as the directors may determine, and if at the adjourned meeting there are present within one hour from the time appointed for the meeting in person or by proxy not less than one third of the votes of the Shares or each class or series of Shares entitled to vote on the matters to be considered by the meeting, those present shall constitute a quorum but otherwise the meeting shall be dissolved.

6.16At every meeting of Shareholders, the chairman of the Board shall preside as chairman of the meeting. If there is no chairman of the Board or if that chairman is not present at the meeting, the Shareholders present shall choose one of their number to be the chairman. If the Shareholders are unable to choose a chairman for any reason, then the person representing the greatest number of voting Shares present in person or by proxy at the meeting shall preside as chairman failing which the oldest individual Shareholder or representative of a Shareholder present shall take the chair.

6.17The chairman may, with the consent of the meeting, adjourn any meeting from time to time, and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

6.18At any meeting of the Shareholders, the chairman is responsible for deciding in such manner as he considers appropriate whether any resolution proposed has been carried or not and the result of his decision shall be announced to the meeting and recorded in the minutes of the meeting. If the chairman has any doubt as to the outcome of the vote on a proposed resolution, he shall cause a poll to be taken of all votes cast upon such resolution. If the chairman fails to take a poll then any Shareholder present in person or by proxy who disputes the announcement by the chairman of the result of any vote may immediately following such announcement demand that a poll be taken and the chairman shall cause a poll to be taken. If a poll is taken at any meeting, the result shall be announced to the meeting and recorded in the minutes of the meeting.

6.19Subject to the specific provisions contained in this Regulation for the appointment of representatives of persons other than individuals the right of any individual to speak for or represent a Shareholder shall be determined by the law of the jurisdiction where, and by the documents by which, the person is constituted or derives its existence. In case of doubt, the directors may in good faith seek legal advice from any qualified person and unless and until a court of competent jurisdiction shall otherwise rule, the directors may rely and act upon such advice without incurring any liability to any Shareholder or the Company.

6.20Any person other than an individual which is a Shareholder may by resolution of its directors or other governing body authorise such individual as it thinks fit to act as its representative at any meeting of Shareholders or of any class of Shareholders, and the individual so authorised shall be entitled to exercise the same rights on behalf of the Shareholder which he represents as that Shareholder could exercise if it were an individual.

6.21The chairman of any meeting at which a vote is cast by proxy or on behalf of any person other than an individual may call for a notarially certified copy of such proxy or authority which shall be produced within 7 days of being so requested or the votes cast by such proxy or on behalf of such person shall be disregarded.

6.22Directors of the Company may attend and speak at any meeting of Shareholders and at any separate meeting of the holders of any class or series of Shares.

6.23An action that may be taken by the Shareholders at a meeting may also be taken by a written Resolution of Shareholders, but if any Resolution of Shareholders is adopted otherwise than by the unanimous written consent of all Shareholders, a copy of such resolution shall forthwith be sent to all Shareholders not consenting to such resolution. The consent may be in the form of counterparts, each counterpart being signed by one or

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more Shareholders. If the consent is in one or more counterparts, and the counterparts bear different dates, then the resolution shall take effect on the earliest date upon which Shareholders holding a sufficient number of votes of Shares to constitute a Resolution of Shareholders have consented to the resolution by signed counterparts.

7DIRECTORS

7.1The directors shall be elected by Resolution of Shareholders at the Annual General Meeting and shall hold office until the earlier of the next Annual General Meeting and until their successors are elected and qualified, except in the event of the earlier of death, resignation or removal. Each director then in office shall resign at each Annual General Meeting with effect from the end of such meeting. Directors that have previously served on the Board may be re-elected.

7.2No person shall be appointed as a director or alternate director, or nominated as a reserve director, of the Company unless he has consented in writing to be a director or alternate director, or to be nominated as a reserve director.

7.3Subject to Regulation 7.1, the minimum number of directors shall be three (3).

7.4A director may be removed from office:

(a)with or without cause, by Resolution of Shareholders passed at a meeting of Shareholders called for the purpose of removing the director or for purposes including the removal of the director; or

(b)with cause, by Resolution of Directors by all directors other than the director being removed passed at a meeting of directors called for the purpose of removing the director or for purposes including the removal of the director.

7.5A director may resign his office by giving written notice of his resignation to the Company and the resignation has effect from the date the notice is received by the Company or from such later date as may be specified in the notice. A director shall resign forthwith as a director if he is, or becomes, disqualified from acting as a director under the Act.

7.6The directors may at any time appoint any person to be a director either to fill a vacancy or as an addition to the existing directors. Where the directors appoint a person as director to fill a vacancy, the term shall not exceed the term that remained when the person who has ceased to be a director ceased to hold office unless re-elected by the Shareholders.

7.7A vacancy in relation to directors occurs if a director dies or otherwise ceases to hold office prior to the expiration of his term of office.

7.8The Board shall have the power to determine the remuneration, if any, of the directors.

7.9Where the Company only has one Shareholder who is an individual and that Shareholder is also the sole director of the Company, the sole Shareholder/director may, by instrument in writing, nominate a person who is not disqualified from being a director of the Company as a reserve director of the Company to act in the place of the sole director in the event of his death.

7.10The nomination of a person as a reserve director of the Company ceases to have effect if:

(a)before the death of the sole Shareholder/director who nominated him,

(i)he resigns as reserve director, or

(ii)the sole Shareholder/director revokes the nomination in writing; or

(b)the sole Shareholder/director who nominated him ceases to be able to be the sole Shareholder/director of the Company for any reason other than his death.

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7.11The Company shall keep a register of directors containing:

(a)the names and addresses of the persons who are directors of the Company or who have been nominated as reserve directors of the Company;

(b)the date on which each person whose name is entered in the register was appointed as a director, or nominated as a reserve director, of the Company;

(c)the date on which each person named as a director ceased to be a director of the Company;

(d)the date on which the nomination of any person nominated as a reserve director ceased to have effect; and

(e)such other information as may be prescribed by the Act.

7.12The register of directors may be kept in any such form as the directors may approve, but if it is in magnetic, electronic or other data storage form, the Company must be able to produce legible evidence of its contents. Until a Resolution of Directors determining otherwise is passed, the magnetic, electronic or other data storage shall be the original register of directors.

7.13The directors may by Resolution of Directors, fix the emoluments of directors with respect to services to be rendered in any capacity to the Company.

7.14A director is not required to hold a Share as a qualification to office.

8POWERS OF DIRECTORS

8.1The business and affairs of the Company shall be managed by, or under the direction or supervision of, the directors of the Company. The directors of the Company have all the powers necessary for managing, and for directing and supervising, the business and affairs of the Company. The directors may pay all expenses incurred preliminary to and in connection with the incorporation of the Company and may exercise all such powers of the Company as are not by the Act or by the Memorandum or the Articles required to be exercised by the Shareholders.

8.2Each director shall exercise his powers for a proper purpose and shall not act or agree to the Company acting in a manner that contravenes the Memorandum, the Articles or the Act. Each director, in exercising his powers or performing his duties, shall act honestly and in good faith in what the director believes to be the best interests of the Company.

8.3If the Company is the wholly owned subsidiary of a parent, a director of the Company may, when exercising powers or performing duties as a director, act in a manner which he believes is in the best interests of the parent even though it may not be in the best interests of the Company.

8.4[Reserved]

8.5The continuing directors may act notwithstanding any vacancy in their body.

8.6The directors may by Resolution of Directors exercise all the powers of the Company to incur indebtedness, liabilities or obligations and to secure indebtedness, liabilities or obligations whether of the Company or of any third party.

8.7All cheques, promissory notes, drafts, bills of exchange and other negotiable instruments and all receipts for moneys paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, in such manner as shall from time to time be determined by Resolution of Directors.

9PROCEEDINGS OF DIRECTORS

9.1Any one director of the Company may call a meeting of the directors by sending a written notice to each other director.

9.2A director is deemed to be present at a meeting of directors if he participates by telephone or other electronic means and all directors participating in the meeting are able to hear each other.

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9.3A director shall be given not less than three (3) days’ notice of meetings of directors, but a meeting of directors held without 3 days’ notice having been given to all directors shall be valid if all the directors entitled to vote at the meeting who do not attend waive notice of the meeting, and for this purpose the presence of a director at a meeting shall constitute waiver by that director. The inadvertent failure to give notice of a meeting to a director, or the fact that a director has not received the notice, does not invalidate the meeting.

9.4A director of the company (the Appointing Director) may appoint any other director or any other eligible person as his alternate to exercise the Appointing Director’s powers and carry out the Appointing Director’s responsibilities in relation to the taking of decisions by the directors in the absence of the Appointing Director.

9.5The appointment and termination of an alternate director must be in writing, and written notice of the appointment and termination must be given by the Appointing Director to the Company as soon as reasonably practicable.

9.6An alternate director has the same rights as the Appointing Director in relation to any directors’ meeting and any written resolution circulated for written consent. An alternate director has no power to appoint a further alternate, whether of the Appointing Director or of the alternate director, and the alternate does not act as an agent of or for the Appointing Director.

9.7The Appointing Director may, at any time, voluntarily terminate the alternate director’s appointment. The voluntary termination of the appointment of an alternate shall take effect from the time when written notice of the termination is given to the Company. The rights of an alternate shall automatically terminate if the Appointing Director dies or otherwise ceases to hold office.

9.8A meeting of directors is duly constituted for all purposes if at the commencement of the meeting there are present in person or by alternate not less than one-half of the total number of directors, subject to a minimum of two.

9.9If the Company has only one director the provisions herein contained for meetings of directors do not apply and such sole director has full power to represent and act for the Company in all matters as are not by the Act, the Memorandum or the Articles required to be exercised by the Shareholders. In lieu of minutes of a meeting the sole director shall record in writing and sign a note or memorandum of all matters requiring a Resolution of Directors. Such a note or memorandum constitutes sufficient evidence of such resolution for all purposes.

9.10The directors may appoint a director as chairman of the Board. At meetings of directors at which the chairman of the Board is present, he shall preside as chairman of the meeting. If there is no chairman of the Board or if the chairman of the board is not present, the directors present shall choose one of their number to be chairman of the meeting.

9.11An action that may be taken by the directors or by a committee of directors at a meeting may also be taken by a written Resolution of Directors. The consent may be in the form of counterparts each counterpart being signed by one or more directors. If the consent is in one or more counterparts, and counterparts bear different dates, then the resolution shall take effect on the earliest date upon which a sufficient number of directors had consented to the resolution by signed counterparts for the resolution to be validly passed.

10COMMITTEES

10.1The directors may establish and maintain an audit committee (the Audit Committee) as a committee of directors. The Audit Committee shall be responsible for the appointment, compensation, retention, and oversight of the Company’s auditors. These responsibilities also include the ability to terminate the auditors and the approval of all audit fees and terms of engagement. The Audit Committee must establish procedures for:

(a)receiving and handling complaints from any person regarding any accounting or auditing issues relating to the Company or the Company’s internal accounting controls; and

(b)employees to be able to submit confidentially and anonymously any concerns regarding questionable accounting or auditing practices by or affecting the Company. The Audit Committee must have the authority to engage its own independent legal counsel and other advisors and the Company must make sufficient funds available to the Audit Committee to pay its counsel and advisors, and other expenses. The composition and responsibilities of the Audit Committee will comply with the laws of

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the British Virgin Islands (as applicable), but may not fully comply with the requirements of Nasdaq Listing Rule 5605(c)(1). Once formed, the Audit Committee shall request an audit review to be carried out by an independent licensed audit firm at least annually.

10.2The directors may, by Resolution of Directors, designate one or more other committees, each consisting of one or more directors, and delegate one or more of their powers, including the power to affix the Seal, to the committee. Such committees may include, but shall not be limited to:

(a)a compensation committee;

(b)a corporate governance committee;

(c)a nomination and compensation committee; and

(d)a strategy committee.

10.3The directors may, in the Resolution of Directors establishing the committee, set out its terms of reference, policies, rules, procedures and powers.

10.4The directors have no power to delegate to a committee of directors any of the Proscribed Powers.

10.5A committee of directors, where authorised by the Resolution of Directors appointing such committee or by a subsequent Resolution of Directors, may appoint a sub-committee and delegate powers exercisable by the committee to the sub-committee.

10.6The meetings and proceedings of each committee of directors consisting of two or more directors shall be governed by the provisions of these Articles regulating the proceedings of directors with any necessary changes so far as the same are not superseded by any provisions in the Resolution of Directors establishing the committee.

10.7Where the directors delegate their powers to a committee of directors they remain responsible for the exercise of that power by the committee, unless they believed on reasonable grounds at all times before the exercise of the power that the committee would exercise the power in conformity with the duties imposed on directors of the Company under the Act.

11OFFICERS AND AGENTS

11.1The Company may by Resolution of Directors appoint officers of the Company at such times as may be considered necessary or expedient. The officers shall perform such duties as are prescribed at the time of their appointment subject to any modification in such duties as may be prescribed thereafter by Resolution of Directors.

11.2The emoluments of all officers shall be fixed by Resolution of Directors.

11.3The officers of the Company shall hold office until their successors are duly appointed, but any officer elected or appointed by the directors may be removed at any time, with or without cause, by Resolution of Directors. Any vacancy occurring in any office of the Company may be filled by Resolution of Directors.

11.4The directors may, by Resolution of Directors, appoint any person, including a person who is a director, to be an agent of the Company.

11.5An agent of the Company shall have such powers and authority of the directors, including the power and authority to affix the Seal, as are set forth in the Articles or in the Resolution of Directors appointing the agent, except that no agent has any power or authority with respect to the following:

(a)the Proscribed Powers;

(b)to change the registered office or agent;

(c)to fix emoluments of directors; or

(d)to authorise the Company to continue as a company incorporated under the laws of a jurisdiction outside the British Virgin Islands.

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11.6The Resolution of Directors appointing an agent may authorise the agent to appoint one or more substitutes or delegates to exercise some or all of the powers conferred on the agent by the Company.

11.7The directors may remove an agent appointed by the Company and may revoke or vary a power conferred on him.

12CONFLICT OF INTERESTS

12.1A director of the Company shall, forthwith after becoming aware of the fact that he is interested in a transaction entered into or to be entered into by the Company, disclose the interest to all other directors of the Company.

12.2For the purposes of Regulation 12.1, a disclosure to all other directors to the effect that a director is a member, director or officer of another named entity or has a fiduciary relationship with respect to the entity or a named individual and is to be regarded as interested in any transaction which may, after the date of the entry into the transaction or disclosure of the interest, be entered into with that entity or individual, is a sufficient disclosure of interest in relation to that transaction.

12.3A director of the Company who is interested in a transaction entered into or to be entered into by the Company may not:

(a)vote on a matter relating to the transaction;

(b)attend a meeting of directors at which a matter relating to the transaction arises and be included among the directors present at the meeting for the purposes of a quorum; and

(c)sign a document on behalf of the Company, or do any other thing in his capacity as a director, that relates to the transaction,

unless exceptional circumstances indicate that it is the best interest of the Company that such director does any of the above actions.

13INDEMNIFICATION

13.1Subject to the limitations hereinafter provided the Company shall indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings any person who:

(a)is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director of the Company; or

(b)is or was, at the request of the Company, serving as a director of, or in any other capacity is or was acting for, another body corporate or a partnership, joint venture, trust or other enterprise.

13.2The indemnity in Regulation 13.1 only applies if the person acted honestly and in good faith with a view to the best interests of the Company and, in the case of criminal proceedings, the person had no reasonable cause to believe that their conduct was unlawful.

13.3For the purposes of Regulation 13.2 and without limitation, a director acts in the best interests of the Company if he acts in the best interests of the Company’s parent in the circumstances specified in Regulation 8.3.

13.4The decision of the directors as to whether the person acted honestly and in good faith and with a view to the best interests of the Company and as to whether the person had no reasonable cause to believe that his conduct was unlawful is, in the absence of fraud, sufficient for the purposes of the Articles, unless a question of law is involved.

13.5The termination of any proceedings by any judgment, order, settlement, conviction or the entering of a nolle prosequi does not, by itself, create a presumption that the person did not act honestly and in good faith and with a view to the best interests of the Company or that the person had reasonable cause to believe that his conduct was unlawful.

Annex B-14

13.6Expenses, including legal fees, incurred by a director in defending any legal, administrative or investigative proceedings may be paid by the Company in advance of the final disposition of such proceedings upon receipt of an undertaking by or on behalf of the director to repay the amount if it shall ultimately be determined that the director is not entitled to be indemnified by the Company in accordance with Regulation 13.1.

13.7Expenses, including legal fees, incurred by a former director in defending any legal, administrative or investigative proceedings may be paid by the Company in advance of the final disposition of such proceedings upon receipt of an undertaking by or on behalf of the former director to repay the amount if it shall ultimately be determined that the former director is not entitled to be indemnified by the Company in accordance with Regulation 13.1 and upon such terms and conditions, if any, as the Company deems appropriate.

13.8The indemnification and advancement of expenses provided by, or granted pursuant to, this section is not exclusive of any other rights to which the person seeking indemnification or advancement of expenses may be entitled under any agreement, Resolution of Shareholders, resolution of disinterested directors or otherwise, both as to acting in the person’s official capacity and as to acting in another capacity while serving as a director of the Company.

13.9If a person referred to in Regulation 13.1 has been successful in defence of any proceedings referred to in Regulation 13.1, the person is entitled to be indemnified against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred by the person in connection with the proceedings.

13.10The Company may purchase and maintain insurance in relation to any person who is or was a director, officer or liquidator of the Company, or who at the request of the Company is or was serving as a director, officer or liquidator of, or in any other capacity is or was acting for, another body corporate or a partnership, joint venture, trust or other enterprise, against any liability asserted against the person and incurred by the person in that capacity, whether or not the Company has or would have had the power to indemnify the person against the liability as provided in the Articles.

14CORPORATE RECORDS

14.1The Company shall keep the following documents at the office of its registered agent:

(a)the Memorandum and the Articles;

(b)the register of members, or a copy of the register of members;

(c)the register of directors, or a copy of the register of directors; and

(d)copies of all notices and other documents filed by the Company with the Registrar in the previous 10 years.

14.2Until the directors determine otherwise by Resolution of Directors the Company shall keep the original register of members and original register of directors at the office of its registered agent.

14.3If the Company maintains only a copy of the register of members or a copy of the register of directors at the office of its registered agent, it shall:

(a)within 15 days of any change in either register, notify the registered agent in writing of the change; and

(b)provide the registered agent with a written record of the physical address of the place or places at which the original register of members or the original register of directors is kept.

14.4The Company shall keep the following records at the office of its registered agent or at such other place or places, within or outside the British Virgin Islands, as the directors may determine:

(a)minutes of meetings and Resolutions of Directors and committees of directors; and

(b)minutes of meetings and Resolutions of Shareholders and classes of Shareholders.

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14.5Where any original records referred to in this Regulation are maintained other than at the office of the registered agent of the Company, and the place at which the original records is changed, the Company shall provide the registered agent with the physical address of the new location of the records of the Company within 14 days of the change of location.

14.6The records kept by the Company under this Regulation shall be in written form or either wholly or partly as electronic records complying with the requirements of the Electronic Transactions Act 2021 as from time to time amended or re-enacted.

15SEAL

The Company shall have a Seal an impression of which shall be kept at the office of the registered agent of the Company. The Company may have more than one Seal and references herein to the Seal shall be references to every Seal which shall have been duly adopted by Resolution of Directors. The directors shall provide for the safe custody of the Seal and for an imprint thereof to be kept at the registered office. Except as otherwise expressly provided herein the Seal when affixed to any written instrument shall be witnessed and attested to by the signature of any one director or other person so authorised from time to time by Resolution of Directors. Such authorisation may be before or after the Seal is affixed, may be general or specific and may refer to any number of sealings. The directors may provide for a facsimile of the Seal and of the signature of any director or authorised person which may be reproduced by printing or other means on any instrument and it shall have the same force and validity as if the Seal had been affixed to such instrument and the same had been attested to as hereinbefore described.

16DISTRIBUTIONS BY WAY OF DIVIDEND

16.1The directors of the Company may, by Resolution of Directors, authorise a distribution by way of dividend at a time and of an amount they think fit if they are satisfied, on reasonable grounds, that, immediately after the distribution, the value of the Company’s assets will exceed its liabilities and the Company will be able to pay its debts as they fall due.

16.2Dividends may be paid in money, shares, or other property.

16.3Notice of any dividend that may have been declared shall be given to each Shareholder as specified in Regulation 18 and all dividends unclaimed for 3 years after having been declared may be forfeited by Resolution of Directors for the benefit of the Company.

16.4No dividend shall bear interest as against the Company and no dividend shall be paid on treasury shares.

17ACCOUNTS AND AUDIT

17.1The Company shall keep records and underlying documentation that are sufficient to show and explain the Company’s transactions and that will, at any time, enable the financial position of the Company to be determined with reasonable accuracy.

17.2The records and underlying documentation of the Company shall be kept at the office of its registered agent or at such other place or places, within or outside the British Virgin Islands, as the directors may determine and if the records and underlying documentation are kept in a location other than the office of the registered agent, the Company shall provide the registered agent with a written record of:

(a)the physical address of the place at which the records and underlying documentation are kept; and

(b)the name of the person who maintains and controls the Company’s records and underlying documentation.

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17.3If the location at which the records and underlying documentation are kept or the name of the person who maintains and controls the records and underlying documentation changes, the Company shall, within 14 days of the change provide its registered agent with:

(a)the physical address of the new location at which the records and underlying documentation are kept; and

(b)the name of the new person who maintains and controls the Company’s records and underlying documentation.

17.4The Company may by Resolution of Shareholders call for the directors to prepare periodically and make available a profit and loss account and a balance sheet. The profit and loss account and balance sheet shall be drawn up so as to give respectively a true and fair view of the profit and loss of the Company for a financial period and a true and fair view of the assets and liabilities of the Company as at the end of a financial period.

17.5The Company may by Resolution of Shareholders call for the accounts to be examined by auditors.

18NOTICES

18.1Any notice, information or written statement to be given by the Company to Shareholders shall be in writing and may be given by personal service, mail, courier, email, or fax to such Shareholder’s address as shown in the register of members or to such Shareholder’s email address or fax number as notified by the Shareholder to the Company in writing from time to time.

18.2Any summons, notice, order, document, process, information or written statement to be served on the Company may be served by leaving it, or by sending it by registered mail addressed to the Company, at its registered office, or by leaving it with, or by sending it by registered mail addressed to the Company at the offices of the registered agent of the Company.

18.3Where a notice is sent by post, service of the notice shall be deemed to be effected by properly addressing, prepaying and posting a letter containing notice, and shall be deemed to be received on the fifth business day following the day on which the notice was posted. Where a notice is sent by fax or email, notice shall be deemed to be effected by transmitting the email or fax to the address or number provided by the intended recipient and service of the notice shall be deemed to have been received on the same day that it was transmitted.

19VOLUNTARY LIQUIDATION

Subject to the Act, the Company may by Resolution of Shareholders or by Resolution of Directors appoint an eligible individual as voluntary liquidator alone or jointly with one or more other voluntary liquidators.

20CONTINUATION

Subject to the Act, Company may by Resolution of Shareholders or by a resolution passed unanimously by all directors of the Company continue as a company incorporated under the laws of a jurisdiction outside the British Virgin Islands in the manner provided under those laws.

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Annex C

EUROEV HOLDINGS LIMITED
2026 EQUITY INCENTIVE PLAN

1.Purpose

The Plan’s purpose is to attract, retain, and motivate persons who make important contributions to the Company by providing these individuals with the opportunity to acquire Shares. Additionally, the Plan is intended to align the interests of these individuals to those of the Company’s other shareholders.

2.Definitions

2.1.Administrator means the Board or a Committee to the extent the Board’s powers and authorities under the Plan have been delegated to a Committee. “Administrator” also includes any officer that has been delegated authority pursuant to Section 4.2 for such time as such delegation is in effect.

2.2.Affiliate means (i) any person or entity that directly or indirectly controls, is controlled by or is under common control with the Company and/or (ii) to the extent provided by the Board or a Committee, any person or entity in which the Company has a significant interest as determined by the Board or a Committee in its discretion. The term “control” (including, with correlative meaning, the terms “controlled by” and “under common control with”), as applied to any person or entity, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person or entity, whether through the ownership of voting or other securities, by contract or otherwise.

2.3.Applicable Law means any applicable law, including without limitation: (i) provisions of the Code, the Securities Act, the Exchange Act and any rules or regulations thereunder, (ii) corporate, securities, tax or other laws, statutes, rules, requirements, or regulations, whether federal, state, local, or foreign, and (iii) rules of any securities exchange or automated quotation system on which the Shares are listed, quoted, or traded.

2.4.Award means an Option award, Stock Appreciation Right award, Restricted Stock award, Restricted Stock Unit award, Performance Award, Dividend Equivalents award, or Other Stock or Cash Based Award granted to a Participant under the Plan.

2.5.Award Agreement means an agreement (written or electronic) made and delivered in accordance with Section 12.3 of this Plan evidencing the grant of an Award hereunder.

2.6.Board means the Board of Directors of the Company.

2.7.Cause means, in the case of a particular Award, unless the applicable Award Agreement states otherwise, (i) the Company or an Affiliate having “cause” to terminate a Participant’s employment or service, as defined in any employment or consulting agreement or similar document or policy between the Participant and the Company or an Affiliate in effect at the time of such termination or (ii) in the absence of any such employment or consulting agreement, document or policy (or the absence of any definition of “Cause” contained therein), (A) a continuing material breach or material default (including, without limitation, any material dereliction of duty) by Participant of any agreement between the Participant and the Company, except for any such breach or default which is caused by the Participant’s Disability, or a continuing failure by the Participant to follow the direction of a duly authorized representative of the Company; (B) gross negligence, willful misfeasance or breach of fiduciary duty to the Company or Affiliate by the Participant; (C) the commission by the Participant of an act of fraud, embezzlement or any felony or other crime of dishonesty in connection with the Participant’s duties to the Company or Affiliate; or (D) the Participant’s conviction of, or plea of nolo contendere to, a felony or any other crime that would materially and adversely affect: (i) the business reputation of the Company or Affiliate or (ii) the performance of the Participant’s duties to the Company or an Affiliate. Any determination of whether Cause exists shall be made by the Administrator in its sole discretion.

Annex C-1

2.8.Change in Control shall, in the case of a particular Award, unless the applicable Award Agreement provides otherwise or contains a different definition of “Change in Control” be deemed to occur upon:

2.8.1.  A tender offer (or series of related offers) which is made and consummated for the ownership of 50% or more of the outstanding voting securities of the Company, unless as a result of such tender offer more than 50% of the outstanding voting securities of the surviving or resulting corporation or entity are owned in the aggregate by (A) the shareholders of the Company (as of the time immediately prior to the commencement of such offer), or (B) any employee benefit plan of the Company or its Subsidiaries, and their Affiliates;

2.8.2.  The consummation of the Company’s merger or consolidation with another corporation, unless as a result of such merger or consolidation, more than 50% of the outstanding voting securities of the surviving or resulting corporation or entity shall be owned in the aggregate by (A) the shareholders of the Company (as of the time immediately prior to such transaction); provided, that a merger or consolidation of the Company with another company which is controlled by persons owning more than 50% of the outstanding voting securities of the Company shall constitute a Change in Control unless the Administrator, in its discretion, determine otherwise, or (B) any employee benefit plan of the Company or its Subsidiaries, and their Affiliates;

2.8.3.  The consummation of the Company’s sale of substantially all of its assets to another entity that is not wholly owned by the Company, unless as a result of such sale more than 50% of such assets shall be owned in the aggregate by (A) the shareholders of the Company (as of the time immediately prior to such transaction), or (B) any employee benefit plan of the Company or its Subsidiaries, and their Affiliates;

2.8.4.  The consummation of a transaction, or series of transactions, in which a Person acquires 50% or more of the outstanding voting securities of the Company (whether directly, indirectly, beneficially or of record), unless as a result of such acquisition more than 50% of the outstanding voting securities of the surviving or resulting corporation or entity shall be owned in the aggregate by (A) the shareholders of the Company (as of the time immediately prior to the first acquisition of such securities by such Person), or (B) any employee benefit plan of the Company or its Subsidiaries, and their Affiliates; or

2.8.5.  The Incumbent Directors cease to constitute a majority of the Board for any reason.

For purposes of this Section 2.8, ownership of voting securities shall take into account and shall include ownership as determined by applying the provisions of Rule 13d-3(d)(1)(i) (as in effect on the date hereof) under the Exchange Act.

Notwithstanding the foregoing, if a Change in Control constitutes a payment event with respect to any Award or portion thereof that provides for the deferral of compensation that is subject to Section 409A, then to the extent required to avoid the imposition of additional taxes under Section 409A, the transaction or event described above in this Section 2.8 with respect to such Award or portion thereof shall only constitute a Change in Control for purposes of the payment timing of such Award if such transaction also constitutes a “change in control event,” as defined in Treasury Regulation Section 1.409A-3(i)(5).

The Administrator shall have the authority, in its sole discretion, to determine whether a Change in Control has occurred, the effective date of such Change in Control, and any incidental matters relating thereto; provided that any exercise of authority in conjunction with a determination of whether a Change in Control is a “change in control event” as defined in Treasury Regulation Section 1.409A-3(i)(5) shall be consistent with such regulation.

2.9.Clawback Policies means any policy of the Company regarding the reduction, recoupment, clawback or recovery of compensation, as such policies may be amended from time to time. “Clawback Policies” includes the Company’s policies to comply with the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Sarbanes-Oxley Act, or other Applicable Law, as well as any implementing regulations and/or listing standards.

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2.10.Code means the Internal Revenue Code of 1986, as amended, and any successor thereto. References in this Plan to any section of the Code shall be deemed to include any regulations or other interpretative guidance issued by any governmental authority under such section, and any amendments or successor provisions to such section, regulations or guidance.

2.11.Committee means one or more committees or subcommittees of the Board, which shall be comprised, unless otherwise determined by the Board, solely of not less than two members who shall be (i) Non-Employee Directors, and (ii) “Non-Employee Directors” within the meaning of Rule 16b-3.

2.12.Company means EUROEV Holdings Limited, a British Virgin Islands business company.

2.13.Consultant means any person, including any adviser, engaged by the Company or a Subsidiary to render services to such entity if the consultant or adviser: (i) renders bona fide services to the Company or a Subsidiary, (ii) renders services not in connection with the offer or sale of securities in a capital-raising transaction and does not directly or indirectly promote or maintain a market for the Company’s securities, and (iii) who qualifies as a consultant or advisor under Instruction A.1.(a)(1) of Form S-8 under the Securities Act.

2.14.Designated Beneficiary means, if permitted by the Company, the beneficiary or beneficiaries the Participant designates, in a manner the Company determines, to receive amounts due or exercise the Participant’s rights if the Participant dies. If a Participant does not make an effective designation, then the “Designated Beneficiary” will mean the Participant’s estate or legal heirs.

2.15.Director means a Board member.

2.16.Disability means a permanent and total disability under Code Section 22(e)(3).

2.17.Dividend Equivalents means a right granted to a Participant to receive the equivalent value (in cash or Shares) of dividends paid on a specified number of Shares. Such Dividend Equivalents shall be converted to cash or additional Shares, or a combination of cash and Shares, by such formula and at such time and subject to such limitations as may be determined by the Administrator.

2.18.Effective Date has the meaning ascribed to such term in Section 21.

2.19.Employee means any employee of the Company or any of its Subsidiaries.

2.20.Exchange Act means the United States Securities Exchange Act of 1934, as amended, and all regulations, guidance, and other interpretive authority issued thereunder.

2.21.Fair Market Value means unless otherwise provided by the Administrator in accordance with Applicable Law, on a given date, (i) if the Shares are listed on a national securities exchange, the closing sales price on the principal exchange of the Shares on such date, as reported in The Wall Street Journal or another source the Administrator deems reliable, or, in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported, or (ii) if the Shares are not listed on a national securities exchange, the mean between the bid and offered prices as quoted by any nationally recognized interdealer quotation system for such date, as reported in The Wall Street Journal or another source the Administrator deems reliable, provided that if the Shares are not quoted on an interdealer quotation system or it is determined that the fair market value is not properly reflected by such quotations, Fair Market Value will be determined by such other method as the Administrator determines in good faith to be reasonable and in compliance with Section 409A.

2.22.GAAP means United States Generally Accepted Accounting Principles.

2.23.Greater Than 10% Shareholder means an individual then owning (within the meaning of Code Section 424(d)) more than 10% of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary.

2.24.Incentive Stock Option means an Option that meets the requirements to qualify as an “incentive stock option” as defined in Code Section 422.

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2.25.Incumbent Directors means, for any period of 12 consecutive months, individuals who, at the beginning of such period, constitute the Board together with any new Director(s) (other than a Director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in clause 2.8.1 or 2.8.3 of the Change in Control definition) whose election or nomination for election to the Board was approved by a vote of at least a majority (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for Director without objection to such nomination) of the Directors then still in office who either were Directors at the beginning of the 12-month period or whose election or nomination for election was previously so approved. No individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to Directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board shall be an Incumbent Director.

2.26.Non-Employee Director means a Director who is not an Employee.

2.27.Nonqualified Option means an Option that by its terms, or in operation, does not qualify or is not intended to qualify as an Incentive Stock Option.

2.28.Option means an Award granted pursuant to Section 6 hereof (excepting Stock Appreciation Rights) to purchase a specified number of Shares at a specified price per Share during a specified time period, each as specified in an Award Agreement. An Option may be either an Incentive Stock Option or a Nonqualified Option.

2.29.Other Stock or Cash Based Awards means cash awards, awards of Shares, and other awards valued by reference to or based on, Shares or other property.

2.30.Parent means a “parent corporation,” whether now or hereafter existing, as defined by Code Section 424(e).

2.31.Participant means a Service Provider who has been granted an Award.

2.32.Performance Award means an Award granted hereunder that vests or is earned based at least in part upon the attainment of performance criteria established by the Administrator.

2.33.Period of Restriction means the period during which the transfer of Restricted Stock is subject to restrictions and a substantial risk of forfeiture. Such restrictions may be based on the passage of time, the achievement of certain performance criteria, or the occurrence of other events as determined by the Administrator.

2.34.Person means as defined in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof; however, a Person shall not include (A) the Company or any of its Subsidiaries; (B) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Subsidiaries; (C) an underwriter temporarily holding securities pursuant to an offering of such securities; or (D) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportion as their ownership of stock of the Company.

2.35.Plan means this EUROEV Holdings Limited 2026 Equity Incentive Plan.

2.36.Restricted Stock means Shares, subject to a Period of Restriction or certain other specified restrictions (including, without limitation, a requirement that the Participant remain continuously employed or provide continuous service for a specified period of time), granted under Section 7 or issued pursuant to the early exercise of an Option.

2.37.Restricted Stock Unit or RSU means an unfunded and unsecured promise to deliver Shares, cash, other securities, or other property, subject to certain restrictions (including, without limitation, a requirement that the Participant remain continuously employed or provide continuous service for a specified period of time), granted under Section 8.

2.38.Restrictive Covenant means any non-competition, non-solicitation, confidentiality, non-disparagement, non-disclosure, or similar agreement between a Participant and the Company or an Affiliate.

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2.39.Rule 16b-3 means Rule 16b-3 promulgated under the Exchange Act, as amended.

2.40.Securities Act means the United States Securities Act of 1933, as amended, and all regulations, guidance, and other interpretive authority issued thereunder.

2.41.Section 409A means Code Section 409A and the regulations and other guidance promulgated thereunder by the United States Treasury Department, as amended.

2.42.Service Provider means an Employee, Consultant, or a Director.

2.43.Share Limit has the meaning ascribed to such term in Section 5.1.

2.44.Shares means the ordinary shares, par value $0.0001 per share, of the Company (and any stock or other securities into which such ordinary shares may be converted or into which they may be exchanged).

2.45.Stock Appreciation Right or SAR means a right granted under Section 6 hereof to receive a payment equal to the excess of the Fair Market Value of a specified number of Shares on the date the right is exercised over the exercise price set forth in the applicable Award Agreement.

2.46.Subsidiary means a “subsidiary corporation,” whether now or hereafter existing, as defined by Code Section 424(f).

2.47.Substitute Awards means Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case by a company or other entity acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines.

2.48.Tax Obligations means any United States and non-United States federal, state, and/or local taxes, including income tax, social insurance contributions, fringe benefit tax, employment tax, stamp tax, and any employer tax liability which has been transferred to a Participant, for which a Participant is liable in connection with Awards and/or Shares.

2.49.Termination of Service means the time at which a Participant has terminated from all service with the Company and its Affiliates, for any reason. A Termination of Service shall occur when a Participant is no longer a Consultant, Employee, or Non-Employee Director. The Company, in its sole discretion, shall make all determinations regarding whether a Termination of Service has occurred.

3.Eligibility

Service Providers are eligible to receive Awards pursuant to the Plan, subject to the Plan’s conditions and limitations. No Service Provider shall have any right to be granted an Award pursuant to the Plan, and neither the Company nor the Administrator is obligated to treat Service Providers, Participants, or other persons uniformly.

4.Administration

4.1.Generally. The Plan will be administered by the Administrator. The Administrator is authorized, subject to the provisions of the Plan, to establish such rules and regulations as it deems necessary for the proper administration of the Plan and to make such determinations and interpretations, and to take such action in connection with the Plan and any benefits granted hereunder as it deems necessary or advisable. Without limiting the foregoing, the Administrator shall have the sole discretion to (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of Shares to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited, or suspended, and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended; (vi) determine whether, to what extent, and under what circumstances the delivery of cash, Shares, other securities, other Awards or other property and other amounts payable with respect to an Award shall be made; (vii) interpret, administer, reconcile any inconsistency in, settle any controversy regarding, correct any defect in and/or complete any omission in this Plan and any instrument or agreement relating to, or Award granted under,

Annex C-5

this Plan; (viii) establish, amend, suspend, or waive any rules and regulations and appoint such agents as the Administrator shall deem appropriate for the proper administration of this Plan; (ix) accelerate the vesting or exercisability of, payment for or lapse of restrictions on, Awards; (x) to reprice existing Awards or to grant Awards in connection with or in consideration of the cancellation of an outstanding Award with a higher price; and (xi) make any other determination and take any other action that the Administrator deems necessary or desirable for the administration of the Plan. All determinations and interpretations made by the Administrator shall be binding and conclusive on all Participants and their legal representatives.

4.2.Delegation. The Board or a Committee may delegate its powers and authorities to one or more Committees or officers of the Company, provided, however, that no officer of the Company or any Subsidiary may be delegated authority to grant, amend, modify, make any administrative determination to, or cancel any Awards held by either (A) any person subject to Section 16 of the Exchange Act or (B) an officer who has been delegated any authority under the Plan. All delegations shall be subject to terms and conditions determined by the Board or a Committee. Any delegation of authority under the Plan may be revoked at any time. Regardless of any delegation, the Board or a Committee may act as the Administrator at any time in accordance with Applicable Law.

4.3.Liability. Neither the Administrator nor any employee of the Company shall be liable for any act or failure to act hereunder, except in circumstances involving his or her bad faith, gross negligence, or willful misconduct, or for any act or failure to act hereunder by any other member or employee or by any agent to whom duties in connection with the administration of this Plan have been delegated. The Company shall indemnify members of the Administrator and any agent of the Administrator who is an employee of the Company, a Subsidiary, or an Affiliate against any and all liabilities or expenses to which they may be subjected by reason of any act or failure to act with respect to their duties on behalf of the Plan, except in circumstances involving such person’s bad faith, gross negligence or willful misconduct.

4.4.Administrative Delegation and Reliance. The Administrator may delegate to one or more of its members, or to one or more agents, such administrative duties as it may deem advisable, and the Administrator, or any person to whom it has delegated duties as aforesaid, may employ one or more persons to render advice with respect to any responsibility the Administrator or such person may have under the Plan. The Administrator may employ such legal or other counsel, consultants, and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion or computation received from any such counsel, consultant, or agent.

5.Plan Limits

5.1.Number of Shares Available for Issuance. Number of Shares Available for Issuance. Subject to the provisions of Section 11, the maximum aggregate number of Shares that may be issued under the Plan shall be the sum of (A) 5,000,000 Shares, plus (B) an increase commencing on January 1 of the calendar year immediately following the Effective Date and continuing annually on each January 1 thereafter during the term of the Plan, equal to the lesser of (i) 750,000 Shares and (ii) such smaller number of Shares as determined by the Board or the Committee (the “Share Limit”). The Shares subject to the Plan may be authorized, but unissued, or reacquired shares.

5.2.Share Recycling. Upon payment in Shares pursuant to the exercise or settlement of an Award, the number of Shares available for issuance under the Plan shall be reduced only by the number of Shares actually issued in such payment. If a Participant pays the exercise price (or purchase price, if applicable) of an Award through the tender of Shares, or if the Shares are tendered or withheld to satisfy any tax withholding obligations, the number of Shares so tendered or withheld shall again be available for issuance pursuant to future Awards under the Plan, although such Shares shall not again become available for issuance as Incentive Stock Options. Shares shall not be deemed to have been issued pursuant to the Plan with respect to any portion of an Award that is settled in cash. If any outstanding Award expires or is terminated or canceled without having been exercised or settled in full, or if the Shares acquired pursuant to an Award subject to forfeiture or repurchase are forfeited or repurchased by the Company, the Shares allocable to the terminated portion of such Award or such forfeited or repurchased Shares shall again be available for grant under the Plan.

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5.3.Incentive Stock Option Limit. No more than 12,500,000 Shares (subject to adjustment pursuant to Section 11) may be issued under the Plan upon the exercise of Incentive Stock Options.

5.4.Substitute Awards. Substitute Awards shall not be counted against the Share Limit; provided, however, that Substitute Awards issued in connection with the assumption of, or in substitution for, outstanding Options intended to qualify as Incentive Stock Options shall be counted against the Incentive Stock Option limit in Section 5.3. Additionally, Shares subject to Substitute Awards shall not be added to the Shares available for Awards under the Plan pursuant to Section 5.2. If the Company or any Subsidiary acquires or combines with a company that has shares available under an equity plan approved by shareholders and in place prior to such acquisition or combination (and not adopted in contemplation of such acquisition or combination), the available shares under the acquired or combined entity’s plan (as appropriately adjusted to reflect the transaction) may be used for Awards under the Plan and shall not count against the Share Limit (and Shares subject to such Awards may again become available for Awards under the Plan as provided in Section 5.2). Awards made from the available shares of an acquired or combined entity’s plan shall not be made after the date awards or grants could not be under the terms of the acquired or combined entity’s plan prior to the acquisition or combination, and shall only be made to individuals who were not Service Providers prior to such acquisition or combination. Substitute Awards may be granted on such terms and conditions as the Administrator deems appropriate.

5.5.Non-Employee Director Award Limit. Notwithstanding any provision to the contrary in the Plan or in any policy of the Company regarding Non-Employee Director compensation, the sum of the grant date fair value (determined as of the grant date in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor thereto) of all equity-based Awards and the maximum amount that may become payable pursuant to all cash-based Awards that may be granted to a Service Provider as compensation for services as a Non-Employee Director during any calendar year shall not exceed $750,000 for such Service Provider’s first year of service as a Non-Employee Director and $500,000 for each year thereafter.

6.Options and Stock Appreciation Rights

6.1.General. The Administrator, at any time and from time to time, may grant Options or Stock Appreciation Rights under the Plan to Service Providers. Each Option or Stock Appreciation Right shall be subject to such terms and conditions consistent with the Plan as the Administrator may impose from time to time, subject to the limitations in this Section 6. Any Option or Stock Appreciation Rights granted hereunder will be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. Exercising an Option or Stock Appreciation Right in any manner will decrease the number of Shares thereafter available for purchase under the Option or Stock Appreciation Right, by the number of Shares as to which the Option or Stock Appreciation Right is exercised.

6.2.Exercise Price. The per share exercise price for Shares to be issued pursuant to exercise of an Option or Stock Appreciation Right will be determined by the Administrator; provided, however, that to avoid the imposition of taxes under Section 409A, the exercise price per Share shall be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant, subject to Section 5.4. In the case of an Option or Stock Appreciation Right that is a Substitute Award, the exercise price for Shares subject to such Option or Stock Appreciation Right may be less than the Fair Market Value per Share on the date of grant; provided that the exercise price of any Substitute Award shall be determined in accordance with the applicable requirements of Code Sections 424 and 409A.

6.3.Exercise Period. Options and Stock Appreciation Rights shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator; provided, however, that no Option or Stock Appreciation Right shall be exercisable later than ten (10) years after the date it is granted. No portion of an Option or Stock Appreciation Right which is unexercisable at a Participant’s Termination of Service shall thereafter become exercisable and the portion of an Option or Stock Appreciation Right which is unexercisable at a Participant’s Termination of Service shall automatically expire on the date of such Termination of Service. Options and Stock Appreciation Rights granted to an Employee who is a non-exempt employee for purposes of overtime pay under the United States Fair Labor Standards Act of 1938 shall not become exercisable earlier than six months after its date of grant.

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Options and Stock Appreciation Rights shall terminate at such earlier times and upon such conditions or circumstances as the Administrator shall in its discretion set forth in such Award Agreement at the date of grant; provided, however, the Administrator may, in its sole discretion, later waive any such condition. If, prior an Option’s or Stock Appreciation Right’s exercise and prior to its termination, a Participant commits an act of Cause (to be determined by the Administrator), or violates a Restrictive Covenant, the Administrator may terminate the Participant’s right to exercise the Option or Stock Appreciation Right when it reasonably believes that the Participant may have participated in such act or violation.

6.4.Exercise. Options and Stock Appreciation Rights may be exercised by delivering to the Company (or such other person or entity designated by the Administrator) a notice of exercise, in a form and manner the Company approves, which may be written or electronic, signed or authenticated by the person authorized to exercise the Option or Stock Appreciation Right, together with, as applicable, (a) payment in full of the exercise price for the number of Shares for which the Option is exercised in a manner consistent with Section 6.5 and (b) satisfaction in full of any withholding obligations for Tax Obligations in a manner specified in Section 12.5. The Administrator may, in its discretion, require that any partial exercise of an Option or Stock Appreciation Right be with respect to a minimum number of Shares.

6.5.Payment Upon Exercise. To the extent permitted by Applicable Law, the Participant may pay the Option exercise price by cash, wire transfer, or check and, if approved by the Administrator, as determined in its sole discretion, by the following methods:

6.5.1.  surrender of other Shares that meet the conditions established by the Administrator to avoid adverse accounting consequences to the Company (as determined by the Administrator);

6.5.2.  by a broker-assisted cashless exercise in accordance with procedures approved by the Administrator, whereby payment of the exercise price may be satisfied, in whole or in part, with Shares subject to the Option by delivery of an irrevocable direction to a securities broker (on a form prescribed by the Administrator) to sell Shares and to deliver all or part of the sale proceeds to the Company in payment of the aggregate exercise price;

6.5.3.  for a Nonqualified Option, by delivery of a notice of “net exercise” to the Company, pursuant to which the Participant shall surrender Shares then issuable upon the Nonqualified Option’s exercise valued at their Fair Market Value on the exercise date;

6.5.4.  such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Law;

6.5.5.  any combination of the foregoing methods of payment.

6.6.Incentive Stock Options.

6.6.1.  Each Option will be designated in the Award Agreement as either an Incentive Stock Option or a Nonqualified Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company, its Parent, or any Subsidiary) exceeds $100,000 (or such other limit established in the Code), such Options will be treated as Nonqualified Options. For purposes of this Section 6.6.1, Incentive Stock Options will be taken into account in the order in which they were granted. The Fair Market Value of the Shares will be determined as of the time the Option is granted.

6.6.2.  In the case of an Incentive Stock Option, the exercise price will be determined by the Administrator, but shall be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant. The term of any Incentive Stock Option will be ten (10) years from the date of grant or such shorter term as may be provided in the Award Agreement. Moreover, in the case of an Incentive Stock Option granted to a Greater Than 10% Shareholder, the term of the Incentive Stock Option will be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement and the exercise price shall not be less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant.

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6.6.3.  No Option shall be treated as an Incentive Stock Option unless this Plan has been approved by the shareholders of the Company in a manner intended to comply with the shareholder approval requirements of Code Section 422(b)(1), provided that any Option intended to be an Incentive Stock Option shall not fail to be effective solely on account of a failure to obtain such approval, but rather such Option shall be treated as a Nonqualified Option unless and until such approval is obtained.

6.6.4.  In the case of an Incentive Stock Option, the terms and conditions of such grant shall be subject to and comply with such rules as may be prescribed by Code Section 422. If for any reason an Option intended to be an Incentive Stock Option (or any portion thereof) shall not qualify as an Incentive Stock Option, then, to the extent of such nonqualification, such Option or portion thereof shall be regarded as a Nonqualified Option appropriately granted under this Plan.

6.6.5.  By accepting an Incentive Stock Option, the Participant agrees to give prompt notice to the Company of dispositions or other transfers (other than in connection with a Change in Control) of Shares acquired under the Option made within the later of (a) two years from the grant date of the Option or (b) one year after the transfer of such Shares to the Participant, specifying the date of the disposition or other transfer and the amount the Participant realized, in cash, other property, or other consideration, in such disposition or transfer. Neither the Company nor the Administrator will be liable to a Participant, or any other party, if an Incentive Stock Option fails or ceases to qualify as an “incentive stock option” under Code Section 422. Any Incentive Stock Option or portion thereof that fails to qualify as an “incentive stock option” under Code Section 422 for any reason, will be a Nonqualified Option.

7.Restricted Stock

7.1.Generally. The Administrator, at any time and from time to time, may grant Restricted Stock to Service Providers in such amounts as the Administrator, in its sole discretion, will determine, subject to the limitations of this Section 7. Each Award of Restricted Stock will be evidenced by an Award Agreement that will specify the Period of Restriction and the applicable restrictions, the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, will determine. Restricted Stock may be awarded in consideration for (i) cash, check, bank draft or money order payable to the Company, (ii) past service, or (iii) any other form of legal consideration (including future Service) that may be acceptable to the Administrator, in its sole discretion, and permissible under Applicable Laws.

7.2.Restrictions; Voting Rights; Transferability. Unless the Administrator determines otherwise, Restricted Stock will be held by the Company as escrow agent until the restrictions on such Restricted Stock have lapsed. The Administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed. During the Period of Restriction, a Participant holding Restricted Stock may exercise the voting rights applicable to those restricted Shares, unless the Administrator determines otherwise. Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.

7.3.Dividends and Other Distributions. Except as provided in the Award Agreement, during the Period of Restriction, a Participant holding Restricted Stock will be entitled to receive all dividends and other distributions paid with respect to such Restricted Stock. If any such dividends or distributions are paid in Shares, such Shares will be subject to the same restrictions on transferability and forfeitability as the Restricted Stock with respect to which they were paid.

7.4.Return of Restricted Stock to the Company. On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed will be forfeited and will revert to the Company and again will become available for grant under the Plan.

7.5.Section 83(b) Election. If a Participant makes an election under Code Section 83(b) to be taxed with respect to the Restricted Stock as of the date of transfer of the Restricted Stock rather than as of the date or dates upon which such Participant would otherwise be taxable under Code Section 83(a), such Participant shall be required to deliver a copy of such election to the Company promptly after filing such election with the Internal Revenue Service along with proof of the timely filing thereof.

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8.Restricted Stock Units (RSUs)

8.1.Generally. The Administrator, at any time and from time to time, may grant RSUs under the Plan to Service Providers. Each RSU shall be subject to such terms and conditions as are consistent with the Plan and as the Administrator may impose from time to time, subject to this Section 8. Each Award of RSUs will be evidenced by an Award Agreement that will specify the terms, conditions, and restrictions related to the grant, including the number of RSUs and such other terms and conditions as the Administrator, in its sole discretion, will determine. A Participant holdings RSUs will have only the rights of a general unsecured creditor of the Company until delivery of Shares, cash, other securities, other property, or a combination of the foregoing.

8.2.Vesting and Other Terms. The Administrator will set vesting criteria in its discretion, which, depending on the extent to which the criteria are met, will determine the number of RSUs that will be paid out to the Participant. Upon meeting the applicable vesting criteria, the Participant will be entitled to receive a payout as determined by the Administrator. Notwithstanding the foregoing, at any time after the grant of RSUs, the Administrator, in its sole discretion, may reduce or waive any vesting criteria that must be met to receive a payout.

8.3.Form and Timing of Payment. Payment of earned RSUs will be made as soon as practicable after the date(s) determined by the Administrator and set forth in the Award Agreement. The Administrator, in its sole discretion, may settle earned RSUs in Shares, cash, other securities, other property, or a combination of the foregoing. If a cash payment is made in lieu of delivering Shares, the amount of such payment shall be equal to the fair market value of the Shares as of the date on which the restricted period lapsed with respect to such RSUs, less an amount equal to any taxes required to be withheld or paid. The Administrator may provide that RSUs will be deferred, on a mandatory basis or at the Participant’s election, subject to compliance with Applicable Law.

8.4.Voting. The holders of RSUs shall have no voting rights as the Company’s shareholders.

9.Performance Awards

9.1.Generally. The Administrator shall have the authority to designate any Award described in Sections 6 through 8 of the Plan as a Performance Award. Additionally, the Administrator shall have the authority to make an award of a cash bonus to any Participant and designate such Award as a Performance Award.

9.2.Discretion of Administrator. The Administrator shall have the discretion to establish the terms, conditions, and restrictions of any Performance Award. For each performance period, the Administrator shall have the sole authority to select the length of such performance period, the types of Performance Awards to be granted, the performance criteria that will be used to establish the performance goals, and the level(s) of performance which shall result in a Performance Award being earned.

9.3.Performance Criteria. The Administrator may establish performance-based conditions for an Award as specified in the Award Agreement, which may be based on the attainment of specific levels of performance of the Company (and/or one or more Subsidiaries, divisions, business segments or operational units, or any combination of the foregoing) and may include, without limitation, any of the following: (i) net earnings or net income (before or after taxes); (ii) basic or diluted earnings per share (before or after taxes); (iii) revenue or revenue growth (measured on a net or gross basis); (iv) gross profit or gross profit growth; (v) operating profit (before or after taxes); (vi) return measures (including, but not limited to, return on assets, capital, invested capital, equity, or sales); (vii) cash flow (including, but not limited to, operating cash flow, free cash flow, net cash provided by operations and cash flow return on capital); (viii) financing and other capital raising transactions (including, but not limited to, sales of the Company’s equity or debt securities); (ix) earnings before or after taxes, interest, depreciation and/or amortization; (x) gross or operating margins; (xi) productivity ratios; (xii) share price (including, but not limited to, growth measures and total shareholder return); (xiii) expense targets; (xiv) margins; (xv) productivity and operating efficiencies; (xvi) customer satisfaction; (xvii) customer growth; (xviii) working capital targets; (xix) measures of economic value added; (xx) inventory control; (xxi) enterprise value; (xxii) sales; (xxiii) debt levels and net debt; (xxiv) combined ratio; (xxv) timely launch of new facilities; (xxvi) client retention; (xxvii) employee retention; (xxviii) timely completion of new product rollouts; (xxix) cost

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targets; (xxx) reductions and savings; (xxxi) productivity and efficiencies; (xxxii) strategic partnerships or transactions; and (xxxiii) personal targets, goals or completion of projects. Any one or more of the performance criteria may be used on an absolute or relative basis to measure the performance of the Company and/or one or more Subsidiaries as a whole or any business unit(s) of the Company and/or one or more Subsidiaries or any combination thereof, as the Administrator may deem appropriate, or any of the above performance criteria may be compared to the performance of a selected group of comparison or peer companies, or a published or special index that the Administrator, in its sole discretion, deems appropriate, or as compared to various stock market indices. The Administrator also has the authority to provide for accelerated vesting of any Award based on the achievement of performance criteria specified in this paragraph. Any performance criteria that are financial metrics, may be determined in accordance with GAAP or may be adjusted when established to include or exclude any items otherwise includable or excludable under GAAP.

9.4.Modification of Performance Goals. At any time, the Administrator may adjust or modify the calculation of a performance goal for a performance period, to appropriately reflect any circumstance or event that occurs during a performance period and that in the Administrator’s sole discretion, warrants adjustment or modification. Adjustments the Administrator may make include but are not limited to the following: (i) asset write-downs; (ii) litigation or claim judgments or settlements; (iii) the effect of changes in tax laws, accounting principles, or other laws or regulatory rules affecting reported results; (iv) any reorganization and restructuring programs; (v) unusual and/or infrequently occurring items; (vi) acquisitions or divestitures; (vii) discontinued operations; (viii) any other specific unusual or infrequently occurring or non-recurring events, or objectively determinable category thereof; (ix) foreign exchange gains and losses; and (x) a change in the Company’s fiscal year.

9.5.Terms and Conditions to Payment. Except as otherwise provided in an Award Agreement, a Participant must be employed by the Company on the last day of a performance period to be eligible to vest and receive Shares, cash, or other consideration in respect of a Performance Award for such performance period. A Participant shall be eligible to receive payment in respect of a Performance Award only to the extent that the performance goals for such period are achieved and any other vesting conditions specified in the Participant’s Award Agreement are satisfied. Following the completion of a performance period, the Administrator shall determine whether, and to what extent, the performance goals for the performance period have been achieved and determine the number of Shares, cash or other consideration that will be settled pursuant to Performance Awards.

9.6.Timing of Award Payments. Except as provided in an Award agreement, Performance Awards granted for a performance period shall be paid to Participants as soon as administratively practicable following the Administrator’s determination in accordance with Section 9.5.

10.Other Awards

10.1.General. The Administrator may grant Dividend Equivalents or Other Stock or Cash Based Awards, to one or more Service Providers, in such amounts and subject to such terms and conditions as are consistent with the Plan.

10.2.Dividend Equivalents. The Administrator may provide that any Award, other than an Option or Stock Appreciation Right, may provide a Participant with the right to receive Dividend Equivalents. Dividend Equivalents may be paid currently or credited to an account for the Participant, settled in cash or Shares and subject to the same restrictions on transferability and forfeitability as the Award with respect to which the Dividend Equivalents are granted. The payment of Dividend Equivalents shall be specified in the applicable Award Agreement and shall in all cases be subject to Applicable Law.

10.3.Other Stock or Cash Based Awards. Other Stock-Based Awards may be granted either alone, in addition to, or in tandem with, other Awards granted under the Plan and/or cash awards made outside of the Plan. The Administrator shall have authority to determine the Service Providers to whom and the time or times at which Other Stock-Based Awards shall be made, the amount of such Other Stock-Based Awards, and all other conditions of the Other Stock-Based Awards including any dividend and/or voting rights.

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The Administrator may grant Cash Awards in such amounts and subject to such performance or other vesting criteria and terms and conditions as the Administrator may determine. Cash Awards shall be evidenced in such form as the Administrator may determine.

11.Adjustments; Change in Control

11.1.Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, share split, reverse share split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs such that an adjustment is determined by the Administrator (in its sole discretion) to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Administrator shall, in such manner as it may deem equitable, adjust (i) the number and class of Shares which may be delivered under the Plan (or number and kind of other securities or other property); (ii) the number, class and price (including the exercise or strike price of Options and SARs) of Shares subject to outstanding Awards, (iii) any applicable performance criteria, performance period, and other terms and conditions of outstanding Performance Awards, and (iv) the numerical limits in Section 5. Notwithstanding the preceding, the number of Shares subject to any Award always shall be a whole number.

11.2.Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for a Participant to have the right to exercise an Award, to the extent applicable, until ten (10) days prior to such transaction as to all of the Shares covered thereby, including Shares as to which the Award would not be vested or otherwise be exercisable. In addition, the Administrator may provide that any Company repurchase option or forfeiture rights applicable to any Award shall lapse one hundred percent (100%), and that any Award vesting shall accelerate one hundred percent (100%), provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously vested and, if applicable, exercised, an Award will terminate immediately prior to the consummation of such proposed action.

11.3.Change in Control. In the event of a Change in Control, each outstanding Award shall be assumed or an equivalent award substituted by the acquiring or successor corporation or a parent of the acquiring or successor corporation. Unless determined otherwise by the Administrator, in the event that the successor corporation refuses to assume or substitute an Award, (A) the Participant shall fully vest in and have the right to exercise the Award as to all of the Shares, including those as to which it would not otherwise be vested or exercisable; (B) all applicable restrictions will lapse; and (C) all performance objectives and other vesting criteria will be deemed achieved at targeted levels. If an Option or SAR is not assumed or substituted in the event of a Change in Control, the Administrator shall notify the Participant in writing or electronically that the Option or SAR shall be exercisable, to the extent vested, for a period of up to fifteen (15) days from the date of such notice, and the Option or SAR shall terminate upon the expiration of such period. For the purposes of this Section 11.3, the Award shall be considered assumed if, following the Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Change in Control, the consideration (whether shares, cash, or other securities or property) received in the Change in Control by holders of Shares for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change in Control is not solely common or ordinary shares of the acquiring or successor corporation or its parent, the Administrator may, with the consent of the acquiring or successor corporation, provide for the consideration to be received, for each Share subject to the Award, to be solely common or ordinary shares of the acquiring or successor corporation or its parent equal in fair market value to the per share consideration received by holders of Shares in the Change in Control. Notwithstanding anything herein to the contrary, an Award that vests, is earned, or is paid out upon the satisfaction of one or more performance goals will not be considered assumed if the Company or the acquiring or successor corporation modifies any of such performance goals without the Participant’s consent; provided, however, that a modification to such performance goals only to reflect

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the acquiring or successor corporation’s post-Change in Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption. Payments under this Section 11.3 may be delayed to the same extent that payment of consideration to the holders of Shares in connection with the Change in Control is delayed as a result of escrows, earnouts, holdbacks, or any other contingencies.

12.Provisions Applicable to Awards

12.1.Conditions Upon Issuance of Shares. Shares will not be issued pursuant to an Award unless the exercise of such Award and the issuance and delivery of such Shares will comply with Applicable Law and will be further subject to the approval of counsel for the Company with respect to such compliance. As a condition to the exercise or receipt of an Award, the Company may require the person exercising or receiving such Award to represent and warrant at the time of any such exercise or receipt that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required or desirable.

12.2.Transferability. No Award may be sold, assigned, transferred, pledged or otherwise encumbered, either voluntarily or by operation of law, except by will or the laws of descent and distribution. Each Participant may file with the Administrator a written designation of one or more persons as the beneficiary(ies) who shall be entitled to receive the amounts payable with respect to an Award, if any, due under this Plan upon his or her death. A Participant may, from time to time, revoke or change his or her beneficiary designation without the consent of any prior beneficiary by filing a new designation with the Administrator. The last such designation filed with the Administrator shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Administrator prior to the Participant’s death, and in no event shall it be effective as of a date prior to such receipt. If no beneficiary designation is filed by a Participant, the beneficiary shall be deemed to be his or her spouse or, if the Participant is unmarried at the time of death, his or her estate. Upon the occurrence of a Participant’s divorce (as evidenced by a final order or decree of divorce), any spousal designation previously given by such Participant shall automatically terminate.

12.3.Documentation. All Awards made under the Plan shall be made pursuant to an Award Agreement. The Administrator may, in its sole discretion, determine the terms and conditions set forth in each Award Agreement, provided that all such terms and conditions are consistent with the Plan.

12.4.Discretion. All Awards made pursuant to the Plan may be made alone or in addition to or in conjunction with any other Award. The terms of each Award are not required to be identical, and the Administrator does not have to treat Participants or Awards uniformly.

12.5.Withholding. A Participant shall be required to pay to the Company or any Affiliate, or the Company or any Affiliate shall have the right and is hereby authorized to withhold, from any cash, Shares, other securities or other property deliverable under any Award or from any compensation or other amounts owing to a Participant, the amount (in cash, Shares, other securities or other property) of any required withholding taxes, including any Tax Obligations, in respect of an Award, its exercise, or any payment or transfer under an Award or under this Plan and to take such other action as may be necessary in the opinion of the Administrator or the Company to satisfy all obligations for the payment of such withholding and taxes. In addition, the Administrator, in its discretion, may make arrangements mutually agreeable with a Participant who is not an employee of the Company or an Affiliate to facilitate the payment of applicable income and self-employment taxes. Without limitation, the Administrator may, in its sole discretion, permit a Participant to satisfy, in whole or in part, the foregoing withholding liability by (A) the delivery of Shares (which are not subject to any pledge or other security interest) owned by the Participant having a fair market value equal to such withholding liability, (B) having the Company withhold from the number of Shares otherwise issuable or deliverable pursuant to the exercise or settlement of the Award a number of shares with a fair market value equal to such withholding liability, (C) deducting an amount sufficient to satisfy such withholding obligation from any payment of any kind otherwise due to a Participant, (D) accepting a payment from the Participant in cash, by wire transfer of immediately available funds, or by check made payable to the order of the Company, or (E) if there is a public market for Shares at the time the withholding obligation for Tax Obligations is to be satisfied, selling Shares issued pursuant to the Award creating the withholding obligation. The amount withheld pursuant to any

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of the foregoing payment forms shall be determined by the Company and may be up to (but not in excess of) the aggregate amount of such obligations based on the maximum statutory withholding rates in the Participant’s jurisdiction for all Tax Obligations that are applicable to such taxable income.

12.6.Award Modification; Repricing. The Administrator may at any time, and from time to time, amend the terms of any one or more Awards without the consent of any Participant; provided, however, that the Administrator may not make any amendment which would otherwise constitute an impairment of the material rights under any Award unless the Participant consents to such impairment in writing. Notwithstanding anything to the contrary in Section 4 and except for an adjustment pursuant to Section 11 or a repricing approved by shareholders, in no case may the Administrator (i) amend an outstanding Option or Stock Appreciation Right to reduce the exercise price of the Award, (ii) cancel, exchange, or surrender an outstanding Option or Stock Appreciation Right in exchange for cash or other awards for the purpose of repricing the Award, or (iii) cancel, exchange, or surrender an outstanding Option or Stock Appreciation Right in exchange for an Option or Stock Appreciation Right with an exercise price that is less than the exercise price of the original Award.

12.7.Acceleration. The Administrator may at any time provide that any Award will become immediately vested and fully or partially exercisable, free of some or all restrictions or conditions, or otherwise fully or partially realizable, in each case, subject to Applicable Law.

12.8.Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan. The Administrator shall determine whether cash, additional Awards, or other property shall be issued or paid in lieu of fractional Shares or whether any fractional Shares should be rounded, forfeited, or otherwise eliminated.

13.Section 409A

13.1.General. The Plan is intended to comply with Section 409A to the extent subject thereto, and shall be interpreted and administered to be in compliance therewith. Any payments described in the Plan that are due within the “short-term deferral period” (as defined in Section 409A) shall not be treated as deferred compensation unless Applicable Law requires otherwise. Notwithstanding anything in the Plan or any Award Agreement to the contrary, the Administrator may, without a Participant’s consent, amend this Plan or any Award, adopt policies and procedures, make corrective filings, or take any other actions (including amendments and retroactive actions) as are necessary or appropriate to preserve the intended tax treatment of Awards, including exempting the Plan and Awards from Section 409A or complying with 409A.

13.2.Payments to Specified Employees. Notwithstanding anything in the Plan or an Award Agreement to the contrary, any payment or settlement made pursuant to an Award to a “specified employee” (as defined by Section 409A and as determined by the Administrator) due to such Participant’s “separation from service” (as defined by Section 409A) will, to the extent necessary to avoid adverse tax consequences to the Participant, be delayed for the six-month period immediately following such “separation from service (or, if earlier, on the “specified employee’s” death) and will instead be paid on the day immediately following such six-month period or as soon as practicable thereafter. Any delayed payment under this Section 13.2 shall not accrue interest during the delay. All payments of “nonqualified deferred compensation” (as defined by Section 409A) that are scheduled to be paid more than six months following a “specified employee’s” termination, shall be made on their regular schedule.

13.3.Change in Control. If any Award is or becomes subject to Code Section 409A and if payment of such Award would be accelerated or otherwise triggered under a Change in Control, then the definition of Change in Control shall be deemed modified, only to the extent necessary to avoid the imposition of an excise tax under Code Section 409A, to mean a “change in control event” as such term is defined for purposes of Code Section 409A.

14.Amendment of the Plan

The Board may at any time amend, alter, suspend, or terminate the Plan. The Company may obtain shareholder approval of any Plan amendment to the extent necessary or, as determined by the Administrator in its sole discretion, desirable to comply with Applicable Law, including any amendment that (i) increases the number of Shares available for issuance under the Plan or (ii) changes the persons or class of persons eligible to receive Awards.

Annex C-14

No amendment, alteration, suspension, or termination of the Plan will materially impair the rights of any Participant with respect to outstanding Awards, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan will not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

15.Foreign Participants

The Administrator may from time to time establish sub-plans under the Plan for purposes of satisfying securities, tax, or other laws of various jurisdictions in which the Company intends to grant Awards. Any sub-plans shall contain such limitations and other terms and conditions as the Administrator determines are necessary or desirable. All sub-plans shall be deemed a part of the Plan, but each sub-plan shall apply only to the Participants in the jurisdiction for which the sub-plan was designed.

16.Clawbacks

Notwithstanding any other provisions in the Plan, the Administrator may cancel any Award, require reimbursement of any Award, and effect any other right of recoupment of equity or other compensation provided under the Plan in accordance with Company policies, including the Company’s Clawback Policies. A Participant may be required to repay to the Company previously paid compensation, whether provided pursuant to the Plan or an Award Agreement, in accordance with the Clawback Policies. By accepting an Award, the Participant agrees to be bound by the Clawback Policies and to adhere to the Clawback Policies to the extent required by Applicable Law.

17.No Right to Continued Service

Nothing in the Plan or any instrument executed or Award granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Award was granted or shall affect the right of the Company or an Affiliate to terminate (i) a Participant’s employment with or without notice and with or without Cause, or (ii) a Participant’s service as a Consultant or Director.

18.No Rights as a Shareholder

Except as provided in the Plan or an Award Agreement, no Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any Shares subject to such Award unless and until such Participant has satisfied all requirements for exercise of the Award pursuant to its terms and no adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities, or other property) or distributions of other rights for which the record date is prior to the date such Share certificates are issued, except as provided in Section 11.

19.Miscellaneous

19.1.Limitations on Liability. Neither the Company, nor its Parent, nor any Subsidiary, nor any person serving as Administrator shall have any liability to a Participant in the event an Award held by the Participant fails to achieve its intended characterization under the tax, securities, or other applicable laws and regulations.

19.2.Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority will not have been obtained.

19.3.Severability. Notwithstanding any contrary provision of the Plan or an Award Agreement, if any one or more of the provisions (or any part thereof) of this Plan or an Award Agreement shall be held invalid, illegal, or unenforceable in any respect, such provision shall be modified so as to make it valid, legal, and enforceable, and the validity, legality, and enforceability of the remaining provisions (or any part thereof) of the Plan or Award Agreement, as applicable, shall not in any way be affected or impaired thereby.

Annex C-15

19.4.Governing Documents. The Plan and each Award Agreement evidencing an Award are intended to be read together, and together, set forth the complete terms and conditions of each Award. To the extent of any contradiction between the Plan and any Award Agreement or other written agreement between a Participant and the Company, the Plan will govern unless the Award Agreement or other written agreement was approved by the Administrator and expressly provides that a specific provision of the Plan will not apply.

19.5.Governing Law. The Plan will be governed by and construed in accordance with the internal laws of the State of Delaware, without reference to any choice of law principles.

19.6.Titles and Headings. The titles and headings in the Plan are for purposes of convenience only and are not intended to define or limit the construction of the provisions hereof.

19.7.Intended to Comply with Applicable Law. The Plan and all Awards granted hereunder are intended to fully comply with Applicable Law. All administrative actions, determinations, and exercises of discretion by the Administrator shall comply with Applicable Law.

20.Shareholder Approval

The Plan will be subject to approval by the shareholders of the Company within twelve (24) months after the date the Plan is adopted. Such shareholder approval will be obtained in the manner and to the degree required under Applicable Law. All Awards hereunder are contingent on approval of the Plan by the Company’s shareholders. Notwithstanding any other provision of this Plan, if the Plan is not approved by the Company’s shareholders within twelve (24) months after the date the Plan is adopted, the Plan and any Awards hereunder shall be automatically terminated.

21.Effective Date

The Plan was adopted by the Board on March 1, 2025 and shall become effective upon the consummation of the Business Combination, subject to approval of the Plan by the shareholders of Pubco and/or the stockholders of HUDA, as applicable (the “Effective Date”).

Unless terminated earlier pursuant to Section 14, this Plan shall terminate on the tenth (10th) anniversary of the Effective Date.

Annex C-16

Annex D

16 October 2024

Board of Directors

Hudson Acquisition I Corp.

Dear Sirs,

With regard to the Transaction (as defined herein), King Kee Appraisal and Advisory Limited (“KKG”) hereby delivers to Hudson Acquisition I Corp. (“HUDA”) its written opinion (the “Opinion”) dated 16 October 2024, and subject to suppositions, limitations, qualifications and other matters considered with relation to the preparation of the Opinion, to the effect that the compensation (as defined below) to be paid by HUDA to the shareholders of Aiways Automobile Europe GmbH (“AE” or “Company”) for the Transaction be fair and reasonable, from the strictly financial standpoint, for the unaffiliated security holders of HUDA.

KKG understands that HUDA has proposed to enter into a Merger Agreement dated 16 October 2024 with AE and its shareholders (the “Merger Agreement”), whereby HUDA will acquire 100% of the outstanding equity of the Company (the “Transaction”), with total consideration of USD400 million to be paid at the closing of the Transaction. In accordance with your instructions, we have undertaken an investigation and analysis to express an independent opinion of the market value of 100% equity value of AE. The report which follows is dated 16 October 2024 (the “Report Date”).

KKG understands that pursuant to the Merger Agreement, the total consideration proposed to the Company or the Company shareholders at the Closing in the Transaction (the “Transaction Consideration”) is based on a total equity value of the Company of USD400 million.

KKG presented the Opinion to the HUDA board of directors with regard to and for effects of the evaluation of the Transaction.

We planned and performed our analysis so as to obtain all the information and explanations which we considered necessary in order to provide us with sufficient evidence to express our opinion on the subject asset. We believe that the valuation procedures we employed provide a reasonable basis for our opinion.

Our analysis of the 100% equity value of AE was developed through the application of an income approach known as discounted cash flow methodology and market approach. Under these methods, the enterprise value result depends on the present worth of future economic benefits to be derived from the projected sales income. Indication of the result is developed by discounting projected future net cash flows available for payment of shareholders’ interest to their present worth.

As part of our analysis, we have reviewed information prepared by the Company and relevant operational information regarding the subject business from public sources. We have relied to a considerable extent on such information in arriving at our opinion of value.

The conclusion of value is based on accepted valuation procedures and practices that rely substantially on our use of numerous assumptions and our consideration of various factors that are relevant to the operation of the Company. We have also considered various risks and uncertainties that have potential impact on the businesses. Further, while the assumptions and consideration of such matters are considered by us to be reasonable, they are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond the control of the Company and KKG.

We do not intend to express any opinion on matters which require legal or other specialized expertise or knowledge, beyond what is customarily employed by valuers. Our conclusions assume continuation of prudent management of the Company over whatever period of time that is reasonable and necessary to maintain the character and integrity of the assets valued.

The nature of the amount of compensation to be paid in the Transaction was not determined by KKG. The negotiation of, and the decision to celebrate, the Transaction and any related Merger Agreement was exclusively carried out by the HUDA Board of Directors. Likewise, we were not requested, nor did we participate in, the negotiation of the terms of the Transaction, nor were we requested, nor did we render, any advising or service with relation to the Transaction, other than the rendering of this Opinion.

The Opinion is not a recommendation to HUDA with respect to whether recommend or not proceedings, with the authorization to carry out the Transaction to the form and terms and conditions, as to how to go about it or not.

The Opinion’s complete text dated 16 October 2024, which describes, among others, the assumptions used, procedures followed, factors considered and limitations of the completed revision, is attached to this statement and shall be incorporated in its totality to this document as reference. The Summary is qualified in its entirety for reference to the complete Opinion text.

Based on the investigation and analyses outlined in the report which follows, we are of the opinion that the market value of 100% equity value of AE is reasonably stated as below:

We are further of the opinion that, as at the date hereof, the consideration of USD400 million to be paid by HUDA pursuant to the Transaction is fair, from a financial point of view, to the shareholders of HUDA.

Yours faithfully,

For and on behalf of

King Kee Appraisal and Advisory Limited

/s/ Richard Zhang
Richard Zhang
Managing Director
ASA, MRICS, CPV

REMARK:

This report and the conclusion of values arrived at herein are for the sole and specific purposes as noted herein. Furthermore, the report and conclusion of values are not intended by the author, and should not be construed by the reader, to be investment advice in any manner whatsoever. The conclusion of values represents the consideration based on information furnished by the Company/engagement parties and other sources.

Annex D-i

Introduction

This report has been prepared in accordance with instructions from HUDA to express an independent opinion of the market value of 100% equity value of AE. The report which follows is dated 16 October 2024 (the “Report Date”).

As we understand it, completion of the Transaction is subject to a number of conditions, including, but not limited to, the receipt of all required approvals. KKG has assumed that all of the terms and conditions required to implement the Transaction will be satisfied, and that the Transaction will be completed as described in the Merger Agreement, as amended, without material variation in the terms and conditions.

Engagement

The board of directors of HUDA (board of directors) has engaged KKG to prepare a fairness opinion. The fairness opinion serves as a basis to assess the financial adequacy of AE.

The fairness opinion intends to give HUDA board of directors a neutral opinion and assure that the offered price is fair and reasonable from a financial point of view to the public shareholders of HUDA.

The fairness opinion does not constitute a recommendation regarding the acceptance or rejection of the offer. The fairness opinion does not contain any assessment of the possible impact an acceptance or rejection of the offer may have and makes no statement about the future performance of a HUDA share and the price at which the HUDA shares that are not being tendered may trade in the future.

Since our assessment is largely based on information obtained directly or indirectly from AE, our responsibility is limited to the careful and professional analysis and assessment of the information provided to us. Furthermore, AE confirmed to us that they are not aware of any facts or circumstances, according to which the information provided would be misleading, inaccurate or incomplete.

KKG is an independent valuation company. It has received a fixed fee for its services and is not affected by the results of this possible merger.

Purpose of Valuation

The purpose of this analysis is to express an independent opinion of the market value of the 100% equity value of AE.

Basis of Opinion

The Opinion does not concern itself with any other aspect of the Transaction and no opinion or point of view was expressed with regard to relative merits of the Transaction compared to other strategic alternatives that shall be at the disposal of AE, or where HUDA could participate, or regarding the underlying business decision of HUDA to proceed or complete the Transaction.

The Opinion is neither, i) a recommendation regarding the convenience of the Transaction, nor of the terms and conditions of this; nor ii) a recommendation to HUDA regarding whether or not to recommend proceeding with the authorization to carry out the Transaction or the form or terms and conditions as to how to do so or not.

Relationships with Interested Parties

None of KKG, its associates or affiliates, is an insider, or holds any securities of HUDA or the Company or any of their associates or affiliates. KKG is not an advisor to any person or company with respect to the Transaction. Other than pursuant to the Engagement Agreement, KKG has not previously provided any financial advisory services to HUDA for which it has received compensation in the past 12 months.

Other than the Engagement Agreement, there are no understandings, agreements, or commitments between KKG and HUDA.

The following factors form an integral part of our basis of opinion:

1.Assumptions on the market and the asset that are considered to be fair and reasonable;

2.Financial performance that shows a consistent trend of the operation;

Annex D-1

3.Consideration and analysis on the micro and macro economy affecting the subject asset;

4.Analysis on tactical planning, management standard and synergy of the subject asset;

5.Analytical review of the subject asset;

6.Assessment of the leverage and liquidity of the subject asset.

Scope of Review

In connection with this Fairness Opinion, KKG has reviewed and relied upon, among other things, the following:

1.Certain files submitted by AE, including technical reports relating to AE ’s resource properties, annual reports, material change reports, management information and interim financial statements;

2.The financial terms, to the extent they are publicly available, of certain transactions of a nature comparable to the Transaction, that KKG considered to be relevant;

3.Certain public filings and other publicly available information of companies which are comparable in nature to the Company, that KKG considered to be relevant;

4.Discussions with members of AE Management where the Transaction, the financial condition of AE, and certain other matters KKG believed necessary or appropriate for the purpose of rendering this Fairness Opinion were discussed;

5.Merger Agreement in respect of the Transaction;

6.Such other information, analyses, investigations and discussions as KKG considered necessary or appropriate in the circumstances.

Sources of Information

Our analysis is based on data and information furnished by AE Management, which includes, but not limited to, the following;

1.Annual reports of the Company on 31 December 2021-2023, and 30 June 2024;

2.Company’s 1 year’s Business Projection; and

3.Other operational and market information in relation to the Company’s business.

We have also discussed and examined other operational and business information through interviews with relevant senior management. We have relied to a considerable extent on such information in arriving at our opinion of value. We assumed that the data we obtained in the course of the valuation, along with the opinions and representations provided to us by the Company, are true and accurate.

We also conducted research using various sources including government statistics and other publications to verify the reasonableness and fairness of information provided and we believe that the information is reasonable and reliable.

Methodology

In arriving at our assessed value, we have considered three generally accepted approaches, namely, market approach, cost approach and income approach.

Market Approach considers prices recently paid for similar assets, with adjustments made to market prices to reflect condition and utility of the appraised assets relative to the market comparative. Assets for which there is an established secondary market may be valued by this approach.

Benefits of using this approach include its simplicity, clarity, speed and the need for few or no assumptions. It also introduces objectivity in application as publicly available inputs are used. However, one has to be wary of the hidden assumptions in those inputs as there are inherent assumptions on the value of those comparable assets. It is also difficult to find comparable assets. Furthermore, this approach relies exclusively on the efficient market hypothesis.

Annex D-2

Cost Approach considers the cost to reproduce or replace in new condition the assets appraised in accordance with current market prices for similar assets, with allowance for accrued depreciation or obsolescence present, whether arising from physical, functional or economic causes. The cost approach generally furnishes the most reliable indication of value for assets without a known secondary market. Despite the simplicity and transparency of this approach, it does not directly incorporate information about the economic benefits contributed by the subject asset.

Income Approach is the conversion of expected periodic benefits of ownership into an indication of value. It is based on the principle that an informed buyer would pay no more for the project than an amount equal to the present worth of anticipated future benefits (income) from the same or a substantially similar project with a similar risk profile.

This approach allows for the prospective valuation of future profits and there are numerous empirical and theoretical justifications for the present value of expected future cash flows. However, this approach relies on numerous assumptions over a long-time horizon and the result may be very sensitive to certain inputs. It also presents a single scenario only.

Selection of Analysis Approach and Methodology

In our opinion, the cost approach is inappropriate for valuing the 100% equity value of AE. The cost approach does not directly incorporate information about the economic benefits contributed by equity value of AE.

Furthermore, given that there is some uncertainty in the Company’s financial forecasts, we find it unreasonable to apply an income approach for valuing the 100% equity value of AE. We have therefore relied on the comparable companies method under the market approach in determining our opinion of value, and performed a cross-check on the value using the comparable transaction method under the market approach.

The market approach considers prices recently paid for similar assets, with adjustments made to market prices to reflect condition and utility of the appraised assets relative to the market comparative. Assets for which there is an established secondary market may be valued by this approach. Benefits of using this approach include its simplicity, clarity, speed and the need for few or no assumptions. It also introduces objectivity in application as publicly available inputs are used.

Major Assumptions

Assumptions considered to have significant sensitivity effects in this analysis have been evaluated in order to provide a more accurate and reasonable basis for arriving at our assessed value, the following key assumptions have been made:

The facilities and systems proposed are assumed to be sufficient for future expansion in order to realize the growth potential of the business and maintain a competitive edge.

There will be no material change in the existing political, legal, technological, fiscal or economic conditions, which might adversely affect the business of the Company.

The projected business performance can be achieved with the effort of the management of the Company.

The financial and operational information provided to us by AE is true and accurate.

There are no hidden or unexpected conditions associated with the assets valued that might adversely affect the reported value. Further, we assume no responsibility for changes in market conditions after the date of the Transaction.

The information and other material (financial and otherwise) provided orally by, or in the presence of, an officer of the Company or in writing by the Company, or its agents to KKG relating to the Company or any of its respective subsidiaries or the Transaction for the purpose of preparing this Opinion was, at the date such Information was provided to KKG, and is, complete, true and correct in all material respects, and did not and does not contain any untrue statement of a material fact in respect of the Company, its subsidiaries or the Transaction and did not and does not omit to state a material fact in respect of the Company, its subsidiaries or the Transaction necessary to make such information not misleading in light of the circumstances under which it was made or provided.

Annex D-3

Since the dates on which information was provided to KKG by the Company, except as subsequently disclosed in writing to KKG or in a public filing with securities regulatory authorities, there has been no material change, financial or otherwise, in the financial condition, assets, liabilities (contingent or otherwise), business, operations or prospects of the Company or any of its subsidiaries and no material change has occurred which would have or which would reasonably be expected to have a material effect on this Fairness Opinion.

There will be no material change in the financial condition of the Company as at the BCA date from that as indicated by the latest historical financial statements provided to KKG.

Further, in preparing this Fairness Opinion, in addition to the facts and conclusions contained in the information, the completion of the Transaction is subject to a number of conditions outside the control of HUDA and AE, and KKG has assumed all conditions precedent to the completion of the Transaction can be satisfied in due course and all consents, permissions, exemptions or orders of relevant regulatory authorities will be obtained, without adverse conditions or qualification.

This Fairness Opinion is limited to the fairness, from a financial point of view, of the Transaction to HUDA’s public shareholders and KKG expresses no opinion as to any alternative transaction. KKG expresses no opinion as to the fairness of the Transaction relative to the consideration offered under any proposed alternative transaction. This Fairness Opinion does not constitute a recommendation to any shareholder of HUDA as to how such shareholder should vote with respect to the Transaction. Furthermore, KKG has not been asked to address, and this Fairness Opinion does not address, the fairness of the Transaction to the holders of any class of securities of HUDA other than the holders of HUDA’s common shares.

KKG believes that this Fairness Opinion must be considered and reviewed as a whole and that selecting portions of the stated analyses or factors considered by KKG, without considering all the stated analyses and factors together, could create a misleading view of the process underlying or the scope of this Fairness Opinion. The preparation of a fairness opinion of this nature is a complex process and is not necessarily amenable to partial analysis or summary description. Any attempt to do so could lead to undue emphasis on any particular factor or analysis.

This Fairness Opinion is given as of the date hereof, and KKG disclaims any undertaking or obligation to advise any person of any change in any fact or matter affecting this Fairness Opinion which may come or be brought to KKG ’s attention after the date hereof. Without limiting the foregoing, in the event that there is any material in the Company or HUDA, or any change in any material fact affecting this Fairness Opinion after the date hereof, KKG reserves the right to change, modify or withdraw this Fairness Opinion.

KKG did not, in considering the fairness, from a financial point of view, of the Transaction to the public shareholders of HUDA, assess any tax consequences that any particular shareholder of AE may face as a result of the Transaction.

Summary of Comparable Companies Method under Market Approach

In determining the market multiple, a list of comparable companies was identified. The selection includes companies that:

•Are primarily engaged in the electric cars manufacturer industry;

•Direct and indirect competitors of the Company; and

•Are listed on a U.S. stock exchange or other major international stock exchange and searchable in Capital IQ database.

Annex D-4

The details of the comparable companies which are considered as fair and representative samples are listed below (market data is shown as of 30 June 2024).

Multiple Selection

Given the Company has not generated profits, and also the automobile industry business performance can be reflected by sales level, the sales market multiple (“EV/Sales”) is selected in this method. After comparing the Company’s financial performance with that of the comparable companies, the Company is small in terms of size and profitability, as such the first quartile and median market multiple is selected to calculate the low-end and high-end of the 100% equity value of AE.

Value adjustment

Minority shareholders are often in a passive position in investment, and it is difficult to make contributions to the operation of the company or even make no contributions. Therefore, when the minority equity of companies is traded, there is usually a discount to the potential net asset value. This reflects the relationship between the lack of control and minority shareholders’ equity. On the contrary, when most shareholders’ equity is traded, there is usually a premium to the net asset value. We consider the market multiple based on market daily valuation of the comparable companies implies a valuation on a non-control basis, and as such an adjustment has been made to the market multiple result in order to conclude on a control basis.

The 25% control premium comes from two studies: one study shows that the average acquisition premium is between 35% and 42%, while another study on the transaction shows that the average acquisition premium is between 16% and 29%. We selected 25% as the reasonable control premium of the target company. The acquisition premium not only reflects the premium required for control, but also includes the view on the degree of merger benefits.

Summary of Comparable Transactions Method under Market Approach

In determining the market multiple, a list of comparable transactions was identified. The selection includes transactions based on the following criteria:

•Target companies of the transactions are primarily engaged in the electric cars manufacturer industry;

•Transactions are closed within the past five years; and

•Searchable in Capital IQ database.

Annex D-5

The details of the comparable transactions which are considered as fair and representative samples are listed below.

*The EV/Sales multiple implied from the transaction is adjusted by market movement from the transaction date to the date which the analysis is performed.

Analysis Comments

The valuation of an interest in a business enterprise requires consideration of all relevant factors affecting the operation of the business and its ability to generate future investment returns. The factors considered in the valuation includes, but not limited to, the following:

1.The nature of the business and the historical performance of the enterprise;

2.The financial condition of the business and the economic outlook in general;

3.The operational contracts and agreements in relation to the business;

4.Past and projected operating results;

5.The financial and business risk of the enterprise including the continuity of income and the projected future results; and

6.The nature of the related agreements.

We confirm that we have carried out an inspection on the assets of the Company and we have made relevant searches, inquiries and have obtained such further information which is considered necessary for the purposes of this valuation.

In arriving at our assessed value, we have mainly considered the core business of the business. We have not made provision for other non-operating cash flow items such as interest income, exchange rate gain/loss, etc. in the valuation model.

The conclusion of value is based on accepted valuation procedures and practices that rely substantially on the use of numerous assumptions and the consideration of many uncertainties, not all of which can be easily quantified or ascertained. Further, while the assumptions and consideration of such matters are considered by us to be reasonable, they are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond the control of the Company and KKG.

Risk Factors

We caution readers to be aware of the following risks which we believe could influence the assessment. Such risks can range from very subject specific factors to more systematic factors.

Social, Political and Macroeconomic Considerations

Various economic, political and social phenomena surrounding the subject items may change so as to affect our opinion of value. International or nationwide policy and / or legislative changes that alter existing rights and obligations may directly or indirectly influence the subject items. Macroeconomic circumstances including inflation, interest rate fluctuations and existing and forecast levels of growth in the broader economy may also have an effect. Societal factors encompassing the perception and preferences of people in general may swing rendering the subject items more or less desirable and thus more or less valuable. The Company is subject to various laws and regulations governing its operations in Hong Kong. Future political and legal changes in Hong Kong might have either favorable or unfavorable impacts on the Company.

Annex D-6

Environmental Conditions

Phenomena within the physical environment can severely impact the factors of production and demand factors within an economy for the counterparty. The occurrence of natural disasters, resource depletion and variations in climate conditions may influence resource availability and prices for inputs on the supply side or may influence market access and preferences for products and services associated to the counterparty from end-user demand.

Realization of forecast and projection

This valuation is premised in part on the historical financial information and projections provided by the management of the Company. We have assumed accuracy of the information provided and relied to a considerable extent on such information in arriving at our opinion of value. Although appropriate tests and analyses have been carried out to verify the reasonableness and fairness of the information provided, events and circumstances frequently do not occur as expected. Since projections relate to the future, there will usually be differences between projections and actual results and in some cases, those variances may be material. Accordingly, to the extent any of the abovementioned information requires adjustment; the resulting investment value may differ.

Fairness Opinion Conclusion

Based upon and subject to the foregoing, and such other factors as KKG considered relevant, KKG is of the opinion that, as at the date hereof, the consideration of USD400 million to be paid by HUDA to the AE shareholders pursuant to the Transaction is fair, from a financial point of view, to the shareholders of HUDA.

We are of the opinion that the market value of 100% equity value of AE is reasonably stated as below:

Limiting Conditions

This report and opinion of value are subject to our Limiting Conditions as included in Exhibit A of this report.

Yours faithfully,

For and on behalf of

King Kee Appraisal and Advisory Limited.

/s/ Richard Zhang
Richard Zhang
Managing Director
ASA, MRICS, CPV

Annex D-7

Exhibit A — Limiting Conditions

1.In the preparation of our reports, we relied on the accuracy, completeness and reasonableness of the financial information, forecast, assumptions and other data provided to us by the Company/engagement parties and/or its representatives. We did not carry out any work in the nature of an audit and neither are we required to express an audit or viability opinion. We take no responsibility for the accuracy of such information. The responsibility for determining expected values rests solely with the Company/engagement parties and our reports were only used as part of the Company’s/engagement parties’ analysis in reaching their conclusion of value.

2.We have explained as part of our service engagement procedure that it is the director’s responsibility to ensure proper books of accounts are maintained, and the financial information and forecast give a true and fair view and have been prepared in accordance with the relevant standards and companies ordinance.

3.Public information and industry and statistical information have been obtained from sources we deem to be reputable; however, we make no representation as to the accuracy or completeness of such information, and have accepted the information without any verification.

4.KKG shall not be required to give testimony or attendance in court or to any government agency by reason of this analysis, with reference to the project described herein. Should there be any kind of subsequent services required, the corresponding expenses and time costs will be reimbursed from you. Such kind of additional work may incur without prior notification to you.

5.No opinion is intended to be expressed for matters which require legal or other specialized expertise or knowledge, beyond what is customarily employed by valuers.

6.The use of and/or the validity of the report is subject to the terms of engagement letter/proposal and the full settlement of the fees and all the expenses.

7.Our conclusions assume continuation of prudent management policies over whatever period of time that is considered to be necessary in order to maintain the character and integrity of the assets valued.

8.We assume that there are no hidden or unexpected conditions associated with the subject matter under review that might adversely affect the reported review result. Further, we assume no responsibility for changes in market conditions, government policy or other conditions after the Valuation/Reference Date. We cannot provide assurance on the achievability of the results forecasted by the Company/engagement parties because events and circumstances frequently do not occur as expected; difference between actual and expected results may be material; and achievement of the forecasted results is dependent on actions, plans and assumptions of management.

9.This calculation of values expressed herein is valid only for the purpose stated in the engagement letter/or proposal.

10.Where a distinct and definite representation has been made to us by party/parties interested in the assets valued, we are entitled to rely on that representation without further investigation into the veracity of the representation if such investigation is beyond the scope of normal scenario analysis work.

11.You agree to indemnify and hold us and our personnel harmless against and from any and all losses, claims, actions, damages, expenses or liabilities, including reasonable attorney’s fees, to which we may become subjects in connection with this engagement. Our maximum liability relating to services rendered under this engagement (regardless of form of action, whether in contract, negligence or otherwise) shall be limited to the charges paid to us for the portion of its services or work products giving rise to liability. In no event shall we be liable for consequential, special, incidental or punitive loss, damage or expense (including without limitation, lost profits, opportunity costs, etc.), even if it has been advised of their possible existence.

12.We are not environmental consultants or auditors, and we take no responsibility for any actual or potential environmental liabilities exist, and the effect on the value of the asset is encouraged to obtain a professional environmental assessment. We do not conduct or provide environmental assessments and have not performed one for the subject property.

Annex D-8

13.This analysis is premised in part on the historical financial information and future forecast provided by the management of the Company/engagement parties. We have assumed the accuracy and reasonableness of the information provided and relied to a considerable extent on such information in arriving at our calculation of value. Since projections relate to the future, there will usually be differences between projections and actual results and in some cases, and those variances may be material. Accordingly, to the extent any of the abovementioned information requires adjustments, the resulting value may differ significantly.

14.Actual transactions involving the subject assets / business might be concluded at a higher or lower value, depending upon the circumstances of the transaction and the business, and the knowledge and motivation of the buyers and sellers at that time.

15.This report and the conclusion of values arrived at herein are for the sole and specific purposes as noted herein. Furthermore, the report and conclusion of values are not intended by the author, and should not be construed by the reader, to be investment advice in any manner whatsoever. The conclusion of values represents the consideration based on information furnished by the Company/engagement parties and other sources.

Exhibit B — Professional Declaration

The valuers certify, to the best of their knowledge and belief, that:

1.Information has been obtained from sources that are believed to be reliable. All facts which have a bearing on the value concluded have been considered by the valuers and no important facts have been intentionally disregarded.

2.The reported analyses, opinions, and conclusions are subject to the assumptions as stated in the report and based on the valuers’ personal, unbiased professional analyses, opinions, and conclusions. The valuation analysis is also bounded by the limiting conditions.

3.The reported analyses, opinions, and conclusions are independent and objective.

4.The valuers have no present or prospective interest in the asset that is the subject of this report, and have no personal interest or bias with respect to the parties involved.

5.The valuers’ compensation is not contingent upon the amount of the value estimate, the attainment of a stipulated result, the occurrence of a subsequent event, or the reporting of a predetermined value or direction in value that favors the cause of the client.

6.The analyses, opinions, and conclusions were developed, and this report has been prepared, in accordance with the International Valuation Standards published by the International Valuation Standards Council.

Annex D-9

Exhibit C — Analysis Result under Comparable Companies Method

Market approach

Comparable company	Capital IQ Ticker	Country	LTM EV/Sales
VinFast Auto Ltd.	NasdaqGS:VFS	Vietnam	n/a
Rivian Automotive, Inc.	NasdaqGS:RIVN	United States	2.6x
Polestar Automotive Holding UK PLC	NasdaqGM:PSNY	Sweden	2.4x
Lucid Group, Inc.	NasdaqGS:LCID	United States	n/a
ZEEKR Intelligent Technology Holding Limited	NYSE:ZK	China	0.5x
NIO Inc.	NYSE:NIO	China	1.0x
XPeng Inc.	NYSE:XPEV	China	1.3x
Anhui Jianghuai Automobile Group Corp., Ltd.	SHSE:600418	China	0.7x
Zhejiang Leapmotor Technology Co., Ltd.	SEHK:9863	China	1.3x
Guangzhou Automobile Group Co., Ltd.	SEHK:2238	China	0.6x
Dongfeng Motor Group Company Limited	SEHK:489	China	0.1x
First quartile			0.6x
Median			1.0x

Market approach		Low	High
Selected multiple		0.6x	1.0x
Target financials		387,597	387,597
Business enterprise value		**232,558**	**387,597**
Minus: Net debt		134.2	134.2
100% equity value before control premium		**232,693**	**387,731**
Control premium	*25%*	58,173	96,933
100% equity value after control premium		**291,000**	**485,000**

Note:

•After comparing the Company’s financial performance with that of the comparable companies, the Company is small in terms of size and profitability, as such the first quartile and median market multiple is selected to calculate the low-end and high-end of the 100% equity value of AE.

•Target financial is based on the Company’s revenue forecast in 2025, discounted to the date which the analysis is performed using the Company’s cost of capital. Based on management forecast, the revenue in 2025 is projected to be EUR442 million (converted into USD488.94 million at 1:1.11 EURUSD exchange rate), and then discounted back to present using AE’s weighted average cost of capital of 16.7%.

•Minority shareholders are often in a passive position in investment, and it is difficult to make contributions to the operation of the company or even make no contributions. Therefore, when the minority equity of companies is traded, there is usually a discount to the potential net asset value. This reflects the relationship between the lack of control and minority shareholders’ equity. On the contrary, when most shareholders’ equity is traded, there is usually a premium to the net asset value.

•The 25% control premium comes from two studies: one study shows that the average acquisition premium is between 35% and 42%, while another study on the transaction shows that the average acquisition premium is between 16% and 29%. We selected 25% as the reasonable control premium of the target company. The acquisition premium not only reflects the premium required for control, but also includes the view on the degree of merger benefits.

Annex D-10

Exhibit D — Analysis Result under Comparable Transactions Method (Cross-Check)

Note:

•The multiple is based on implied transaction enterprise value and respective sales, adjusted by market movement from the transaction date to the date which the analysis is performed.

•Target financial is based on the Company’s revenue forecast in 2025, discounted to the date which the analysis is performed using the Company’s WACC.

Annex D-11

Annex D-1

FAIRNESS OPINION PRESENTED TO THE HUDSON

ACQUISITION I CORP.

Client: Hudson Acquisition I Corp.
Contract No.: SH24/01/28RZP
Report date: 16 October 2024
Amended on: 16 April 2025

16 April 2025

Board of Directors

Hudson Acquisition I Corp.

Dear Sirs,

With regard to the Transaction (as defined herein), King Kee Appraisal and Advisory Limited (“KKG”) hereby delivers to Hudson Acquisition I Corp. (“HUDA”) its written opinion (the “Opinion”) dated 16 October 2024, and subject to suppositions, limitations, qualifications and other matters considered with relation to the preparation of the Opinion, to the effect that the compensation (as defined below) to be paid by HUDA to the shareholders of Aiways Automobile Europe GmbH (“AE” or “Company”) for the Transaction be fair and reasonable, from the strictly financial standpoint, for the unaffiliated security holders of HUDA.

KKG understands that HUDA has proposed to enter into a Letter of Agreement dated 14 May 2024 with AE and its shareholders (the “Merger Agreement”), whereby HUDA will acquire 100% of the outstanding equity of the Company (the “Transaction”), with total consideration of USD400 million to be paid at the closing of the Transaction. In accordance with your instructions, we have undertaken an investigation and analysis to express an independent opinion of the market value of 100% equity value of AE. The report which follows is dated 16 October 2024 (the “Report Date”), and amended on 16 April 2025 (the “Amendment Date”.

KKG understands that pursuant to the Merger Agreement, the total consideration proposed to the Company or the Company shareholders at the Closing in the Transaction (the “Transaction Consideration”) is based on a total equity value of the Company of USD400 million.

KKG presented the Opinion to the HUDA board of directors with regard to and for effects of the evaluation of the Transaction.

We planned and performed our analysis so as to obtain all the information and explanations which we considered necessary in order to provide us with sufficient evidence to express our opinion on the subject asset. We believe that the valuation procedures we employed provide a reasonable basis for our opinion.

Our analysis of the 100% equity value of AE was developed through the application of an income approach known as discounted cash flow methodology and market approach. Under these methods, the enterprise value result depends on the present worth of future economic benefits to be derived from the projected sales income. Indication of the result is developed by discounting projected future net cash flows available for payment of shareholders’ interest to their present worth.

As part of our analysis, we have reviewed information prepared by the Company and relevant operational information regarding the subject business from public sources. We have relied to a considerable extent on such information in arriving at our opinion of value.

The conclusion of value is based on accepted valuation procedures and practices that rely substantially on our use of numerous assumptions and our consideration of various factors that are relevant to the operation of the Company. We have also considered various risks and uncertainties that have potential impact on the businesses. Further, while the assumptions and consideration of such matters are considered by us to be reasonable, they are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond the control of the Company and KKG.

We do not intend to express any opinion on matters which require legal or other specialized expertise or knowledge, beyond what is customarily employed by valuers. Our conclusions assume continuation of prudent management of the Company over whatever period of time that is reasonable and necessary to maintain the character and integrity of the assets valued.

The nature of the amount of compensation to be paid in the Transaction was not determined by KKG. The negotiation of, and the decision to celebrate, the Transaction and any related Merger Agreement was exclusively carried out by the HUDA Board of Directors. Likewise, we were not requested, nor did we participate in, the negotiation of the terms of the Transaction, nor were we requested, nor did we render, any advising or service with relation to the Transaction, other than the rendering of this Opinion.

The Opinion is not a recommendation to HUDA with respect to whether recommend or not proceedings, with the authorization to carry out the Transaction to the form and terms and conditions, as to how to go about it or not.

The Opinion’s complete text dated 16 October 2024, and amended text dated 16 April 2025, which describes, among others, the assumptions used, procedures followed, factors considered and limitations of the completed revision, is attached to this statement and shall be incorporated in its totality to this document as reference. The Summary is qualified in its entirety for reference to the complete Opinion text.

Based on the investigation and analyses outlined in the report which follows, we are of the opinion that the market value of 100% equity value of AE is reasonably stated as below:

We are further of the opinion that, as at the date hereof, the consideration of USD400 million to be paid by HUDA pursuant to the Transaction is fair, from a financial point of view, to the shareholders of HUDA.

Yours faithfully,

For and on behalf of

King Kee Appraisal and Advisory Limited

Richard Zhang
Managing Director
ASA, MRICS, CPV

REMARK:

This report and the conclusion of values arrived at herein are for the sole and specific purposes as noted herein. Furthermore, the report and conclusion of values are not intended by the author, and should not be construed by the reader, to be investment advice in any manner whatsoever. The conclusion of values represents the consideration based on information furnished by the Company/engagement parties and other sources.

Page
Introduction	D-1-1
Engagement	D-1-1
Purpose of Valuation	D-1-1
Basis of Opinion	D-1-1
The following factors form an integral part of our basis of opinion:	D-1-2
Scope of Review	D-1-2
Sources of Information	D-1-2
Methodology	D-1-2
Selection of Analysis Approach and Methodology	D-1-3
Major Assumptions	D-1-3
Summary of Comparable Companies Method under Market Approach	D-1-4
Summary of Comparable Transactions Method under Market Approach	D-1-5
Analysis Comments	D-1-6
Risk Factors	D-1-6
Fairness Opinion Conclusion	D-1-7
Limiting Conditions	D-1-7
Exhibit A — Limiting Conditions	D-1-8
Exhibit B — Professional Declaration	D-1-9
Exhibit C — Analysis Result under	D-1-10
Exhibit D — Analysis Result under Market approach (Cross Check)	D-1-11

Annex D-1-i

Introduction

This report has been prepared in accordance with instructions from HUDA to express an independent opinion of the market value of 100% equity value of AE. The report which follows is dated 16 October 2024 (the “Report Date”), and amended on 16 April 2025 (the “Amendment Date”).

As we understand it, completion of the Transaction is subject to a number of conditions, including, but not limited to, the receipt of all required approvals. KKG has assumed that all of the terms and conditions required to implement the Transaction will be satisfied, and that the Transaction will be completed as described in the Merger Agreement, as amended, without material variation in the terms and conditions.

Engagement

The board of directors of HUDA (board of directors) has engaged KKG to prepare a fairness opinion. The fairness opinion serves as a basis to assess the financial adequacy of AE.

The fairness opinion intends to give HUDA board of directors a neutral opinion and assure that the offered price is fair and reasonable from a financial point of view to the public shareholders of HUDA.

The fairness opinion does not constitute a recommendation regarding the acceptance or rejection of the offer. The fairness opinion does not contain any assessment of the possible impact an acceptance or rejection of the offer may have and makes no statement about the future performance of a HUDA share and the price at which the HUDA shares that are not being tendered may trade in the future.

Since our assessment is largely based on information obtained directly or indirectly from AE, our responsibility is limited to the careful and professional analysis and assessment of the information provided to us. Furthermore, AE confirmed to us that they are not aware of any facts or circumstances, according to which the information provided would be misleading, inaccurate or incomplete.

KKG is an independent valuation company. It has received a fixed fee for its services and is not affected by the results of this possible merger.

Purpose of Valuation

The purpose of this analysis is to express an independent opinion of the market value of the 100% equity value of AE.

Basis of Opinion

The Opinion does not concern itself with any other aspect of the Transaction and no opinion or point of view was expressed with regard to relative merits of the Transaction compared to other strategic alternatives that shall be at the disposal of AE, or where HUDA could participate, or regarding the underlying business decision of HUDA to proceed or complete the Transaction.

The Opinion is neither, i) a recommendation regarding the convenience of the Transaction, nor of the terms and conditions of this; nor ii) a recommendation to HUDA regarding whether or not to recommend proceeding with the authorization to carry out the Transaction or the form or terms and conditions as to how to do so or not.

Relationships with Interested Parties

None of KKG, its associates or affiliates, is an insider, or holds any securities of HUDA or the Company or any of their associates or affiliates. KKG is not an advisor to any person or company with respect to the Transaction. Other than pursuant to the Engagement Agreement, KKG has not previously provided any financial advisory services to HUDA for which it has received compensation in the past 12 months.

Other than the Engagement Agreement, there are no understandings, agreements, or commitments between KKG and HUDA.

Annex D-1-1

The following factors form an integral part of our basis of opinion:

1.Assumptions on the market and the asset that are considered to be fair and reasonable;

2.Financial performance that shows a consistent trend of the operation;

3.Consideration and analysis on the micro and macro economy affecting the subject asset;

4.Analysis on tactical planning, management standard and synergy of the subject asset;

5.Analytical review of the subject asset;

6.Assessment of the leverage and liquidity of the subject asset.

Scope of Review

In connection with this Fairness Opinion, KKG has reviewed and relied upon, among other things, the following:

1.Certain files submitted by AE, including technical reports relating to AE’s resource properties, annual reports, material change reports, management information and interim financial statements;

2.The financial terms, to the extent they are publicly available, of certain transactions of a nature comparable to the Transaction, that KKG considered to be relevant;

3.Certain public filings and other publicly available information of companies which are comparable in nature to the Company, that KKG considered to be relevant;

4.Discussions with members of AE Management where the Transaction, the financial condition of AE, and certain other matters KKG believed necessary or appropriate for the purpose of rendering this Fairness Opinion were discussed;

5.Merger Agreement in respect of the Transaction;

6.Such other information, analyses, investigations and discussions as KKG considered necessary or appropriate in the circumstances.

Sources of Information

Our analysis is based on data and information furnished by AE Management, which includes, but not limited to, the following;

1.Annual reports of the Company on 31 December 2021-2023, and 30 June 2024;

2.Company’s 1 year’s Business Projection; and

3.Other operational and market information in relation to the Company’s business.

We have also discussed and examined other operational and business information through interviews with relevant senior management. We have relied to a considerable extent on such information in arriving at our opinion of value. We assumed that the data we obtained in the course of the valuation, along with the opinions and representations provided to us by the Company, are true and accurate.

We also conducted research using various sources including government statistics and other publications to verify the reasonableness and fairness of information provided and we believe that the information is reasonable and reliable.

Methodology

In arriving at our assessed value, we have considered three generally accepted approaches, namely, market approach, cost approach and income approach.

Market Approach considers prices recently paid for similar assets, with adjustments made to market prices to reflect condition and utility of the appraised assets relative to the market comparative. Assets for which there is an established secondary market may be valued by this approach.

Annex D-1-2

Benefits of using this approach include its simplicity, clarity, speed and the need for few or no assumptions. It also introduces objectivity in application as publicly available inputs are used. However, one has to be wary of the hidden assumptions in those inputs as there are inherent assumptions on the value of those comparable assets. It is also difficult to find comparable assets. Furthermore, this approach relies exclusively on the efficient market hypothesis.

Cost Approach considers the cost to reproduce or replace in new condition the assets appraised in accordance with current market prices for similar assets, with allowance for accrued depreciation or obsolescence present, whether arising from physical, functional or economic causes. The cost approach generally furnishes the most reliable indication of value for assets without a known secondary market. Despite the simplicity and transparency of this approach, it does not directly incorporate information about the economic benefits contributed by the subject asset.

Income Approach is the conversion of expected periodic benefits of ownership into an indication of value. It is based on the principle that an informed buyer would pay no more for the project than an amount equal to the present worth of anticipated future benefits (income) from the same or a substantially similar project with a similar risk profile.

This approach allows for the prospective valuation of future profits and there are numerous empirical and theoretical justifications for the present value of expected future cash flows. However, this approach relies on numerous assumptions over a long-time horizon and the result may be very sensitive to certain inputs. It also presents a single scenario only.

Selection of Analysis Approach and Methodology

In our opinion, the cost approach is inappropriate for valuing the 100% equity value of AE. The cost approach does not directly incorporate information about the economic benefits contributed by equity value of AE.

Furthermore, given that there is some uncertainty in the Company’s financial forecasts, we find it unreasonable to apply an income approach for valuing the 100% equity value of AE. We have therefore relied on the comparable companies method under the market approach in determining our opinion of value, and performed a cross-check on the value using the comparable transaction method under the market approach.

The market approach considers prices recently paid for similar assets, with adjustments made to market prices to reflect condition and utility of the appraised assets relative to the market comparative. Assets for which there is an established secondary market may be valued by this approach. Benefits of using this approach include its simplicity, clarity, speed and the need for few or no assumptions. It also introduces objectivity in application as publicly available inputs are used.

Major Assumptions

Assumptions considered to have significant sensitivity effects in this analysis have been evaluated in order to provide a more accurate and reasonable basis for arriving at our assessed value, the following key assumptions have been made:

The facilities and systems proposed are assumed to be sufficient for future expansion in order to realize the growth potential of the business and maintain a competitive edge.

There will be no material change in the existing political, legal, technological, fiscal or economic conditions, which might adversely affect the business of the Company.

The projected business performance can be achieved with the effort of the management of the Company.

The financial and operational information provided to us by AE is true and accurate.

There are no hidden or unexpected conditions associated with the assets valued that might adversely affect the reported value. Further, we assume no responsibility for changes in market conditions after the date of the Transaction.

The information and other material (financial and otherwise) provided orally by, or in the presence of, an officer of the Company or in writing by the Company, or its agents to KKG relating to the Company or any of its respective subsidiaries or the Transaction for the purpose of preparing this Opinion was, at the date such Information was provided to KKG, and is, complete, true and correct in all material respects, and did not and does not contain any untrue statement of a material fact in respect of the Company, its subsidiaries or the Transaction and did not and does not omit to state a material fact in respect of the Company, its subsidiaries or the Transaction necessary to make such information not misleading in light of the circumstances under which it was made or provided.

Annex D-1-3

Since the dates on which information was provided to KKG by the Company, except as subsequently disclosed in writing to KKG or in a public filing with securities regulatory authorities, there has been no material change, financial or otherwise, in the financial condition, assets, liabilities (contingent or otherwise), business, operations or prospects of the Company or any of its subsidiaries and no material change has occurred which would have or which would reasonably be expected to have a material effect on this Fairness Opinion.

There will be no material change in the financial condition of the Company as at the BCA date from that as indicated by the latest historical financial statements provided to KKG.

Further, in preparing this Fairness Opinion, in addition to the facts and conclusions contained in the information, the completion of the Transaction is subject to a number of conditions outside the control of HUDA and AE, and KKG has assumed all conditions precedent to the completion of the Transaction can be satisfied in due course and all consents, permissions, exemptions or orders of relevant regulatory authorities will be obtained, without adverse conditions or qualification.

This Fairness Opinion is limited to the fairness, from a financial point of view, of the Transaction to HUDA’s public shareholders and KKG expresses no opinion as to any alternative transaction. KKG expresses no opinion as to the fairness of the Transaction relative to the consideration offered under any proposed alternative transaction. This Fairness Opinion does not constitute a recommendation to any shareholder of HUDA as to how such shareholder should vote with respect to the Transaction. Furthermore, KKG has not been asked to address, and this Fairness Opinion does not address, the fairness of the Transaction to the holders of any class of securities of HUDA other than the holders of HUDA’s common shares.

KKG believes that this Fairness Opinion must be considered and reviewed as a whole and that selecting portions of the stated analyses or factors considered by KKG, without considering all the stated analyses and factors together, could create a misleading view of the process underlying or the scope of this Fairness Opinion. The preparation of a fairness opinion of this nature is a complex process and is not necessarily amenable to partial analysis or summary description. Any attempt to do so could lead to undue emphasis on any particular factor or analysis.

This Fairness Opinion is given as of the date hereof, and KKG disclaims any undertaking or obligation to advise any person of any change in any fact or matter affecting this Fairness Opinion which may come or be brought to KKG’s attention after the date hereof. Without limiting the foregoing, in the event that there is any material in the Company or HUDA, or any change in any material fact affecting this Fairness Opinion after the date hereof, KKG reserves the right to change, modify or withdraw this Fairness Opinion.

KKG did not, in considering the fairness, from a financial point of view, of the Transaction to the public shareholders of HUDA, assess any tax consequences that any particular shareholder of AE may face as a result of the Transaction.

Summary of Comparable Companies Method under Market Approach

In determining the market multiple, a list of comparable companies was identified. The selection includes companies that:

•Are primarily engaged in the electric cars manufacturer industry;

•Direct and indirect competitors of the Company; and

•Are listed on a U.S. stock exchange or other major international stock exchange and searchable in Capital IQ database.

Annex D-1-4

The details of the comparable companies which are considered as fair and representative samples are listed below (market data is shown as of 30 June 2024).

Multiple Selection

Given the Company has not generated profits, and also the automobile industry business performance can be reflected by sales level, the sales market multiple (“EV/Sales”) is selected in this method. After comparing the Company’s financial performance with that of the comparable companies, the Company is small in terms of size and profitability, as such the first quartile and median market multiple is selected to calculate the low-end and high-end of the 100% equity value of AE.

Value adjustment

Minority shareholders are often in a passive position in investment, and it is difficult to make contributions to the operation of the company or even make no contributions. Therefore, when the minority equity of companies is traded, there is usually a discount to the potential net asset value. This reflects the relationship between the lack of control and minority shareholders’ equity. On the contrary, when most shareholders’ equity is traded, there is usually a premium to the net asset value. We consider the market multiple based on market daily valuation of the comparable companies implies a valuation on a non-control basis, and as such an adjustment has been made to the market multiple result in order to conclude on a control basis.

The 25% control premium comes from two studies: one study shows that the average acquisition premium is between 35% and 42%, while another study on the transaction shows that the average acquisition premium is between 16% and 29%. We selected 25% as the reasonable control premium of the target company. The acquisition premium not only reflects the premium required for control, but also includes the view on the degree of merger benefits.

Summary of Comparable Transactions Method under Market Approach

In determining the market multiple, a list of comparable transactions was identified. The selection includes transactions based on the following criteria:

•Target companies of the transactions are primarily engaged in the electric cars manufacturer industry;

•Transactions are closed within the past five years; and

•Searchable in Capital IQ database.

Annex D-1-5

The details of the comparable transactions which are considered as fair and representative samples are listed below.

*The EV/Sales multiple implied from the transaction is adjusted by market movement from the transaction date to the date which the analysis is performed.

Analysis Comments

The valuation of an interest in a business enterprise requires consideration of all relevant factors affecting the operation of the business and its ability to generate future investment returns. The factors considered in the valuation includes, but not limited to, the following:

1.The nature of the business and the historical performance of the enterprise;

2.The financial condition of the business and the economic outlook in general;

3.The operational contracts and agreements in relation to the business;

4.Past and projected operating results;

5.The financial and business risk of the enterprise including the continuity of income and the projected future results; and

6.The nature of the related agreements.

We confirm that we have carried out an inspection on the assets of the Company and we have made relevant searches, inquiries and have obtained such further information which is considered necessary for the purposes of this valuation.

In arriving at our assessed value, we have mainly considered the core business of the business. We have not made provision for other non-operating cash flow items such as interest income, exchange rate gain/loss, etc. in the valuation model.

The conclusion of value is based on accepted valuation procedures and practices that rely substantially on the use of numerous assumptions and the consideration of many uncertainties, not all of which can be easily quantified or ascertained. Further, while the assumptions and consideration of such matters are considered by us to be reasonable, they are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond the control of the Company and KKG.

Risk Factors

We caution readers to be aware of the following risks which we believe could influence the assessment. Such risks can range from very subject specific factors to more systematic factors.

Social, Political and Macroeconomic Considerations

Various economic, political and social phenomena surrounding the subject items may change so as to affect our opinion of value. International or nationwide policy and/or legislative changes that alter existing rights and obligations may directly or indirectly influence the subject items. Macroeconomic circumstances including inflation, interest rate fluctuations and existing and forecast levels of growth in the broader economy may also have an effect. Societal factors encompassing the perception and preferences of people in general may swing rendering the subject items more or less desirable and thus more or less valuable. The Company is subject to various laws and regulations governing its operations in Hong Kong. Future political and legal changes in Hong Kong might have either favorable or unfavorable impacts on the Company.

Annex D-1-6

Environmental Conditions

Phenomena within the physical environment can severely impact the factors of production and demand factors within an economy for the counterparty. The occurrence of natural disasters, resource depletion and variations in climate conditions may influence resource availability and prices for inputs on the supply side or may influence market access and preferences for products and services associated to the counterparty from end-user demand.

Realization of forecast and projection

This valuation is premised in part on the historical financial information and projections provided by the management of the Company. We have assumed accuracy of the information provided and relied to a considerable extent on such information in arriving at our opinion of value. Although appropriate tests and analyses have been carried out to verify the reasonableness and fairness of the information provided, events and circumstances frequently do not occur as expected. Since projections relate to the future, there will usually be differences between projections and actual results and in some cases, those variances may be material. Accordingly, to the extent any of the abovementioned information requires adjustment; the resulting investment value may differ.

Fairness Opinion Conclusion

Based upon and subject to the foregoing, and such other factors as KKG considered relevant, KKG is of the opinion that, as at the date hereof, the consideration of USD400 million to be paid by HUDA to the AE shareholders pursuant to the Transaction is fair, from a financial point of view, to the shareholders of HUDA.

We are of the opinion that the market value of 100% equity value of AE is reasonably stated as below:

Limiting Conditions

This report and opinion of value are subject to our Limiting Conditions as included in Exhibit A of this report.

Yours faithfully,

For and on behalf of

King Kee Appraisal and Advisory Limited

Richard Zhang
Managing Director
ASA, MRICS, CPV

Annex D-1-7

Exhibit A — Limiting Conditions

1.In the preparation of our reports, we relied on the accuracy, completeness and reasonableness of the financial information, forecast, assumptions and other data provided to us by the Company/engagement parties and/or its representatives. We did not carry out any work in the nature of an audit and neither are we required to express an audit or viability opinion. We take no responsibility for the accuracy of such information. The responsibility for determining expected values rests solely with the Company/engagement parties and our reports were only used as part of the Company’s/engagement parties’ analysis in reaching their conclusion of value.

2.We have explained as part of our service engagement procedure that it is the director’s responsibility to ensure proper books of accounts are maintained, and the financial information and forecast give a true and fair view and have been prepared in accordance with the relevant standards and companies ordinance.

3.Public information and industry and statistical information have been obtained from sources we deem to be reputable; however, we make no representation as to the accuracy or completeness of such information, and have accepted the information without any verification.

4.KKG shall not be required to give testimony or attendance in court or to any government agency by reason of this analysis, with reference to the project described herein. Should there be any kind of subsequent services required, the corresponding expenses and time costs will be reimbursed from you. Such kind of additional work may incur without prior notification to you.

5.No opinion is intended to be expressed for matters which require legal or other specialized expertise or knowledge, beyond what is customarily employed by valuers.

6.The use of and/or the validity of the report is subject to the terms of engagement letter/proposal and the full settlement of the fees and all the expenses.

7.Our conclusions assume continuation of prudent management policies over whatever period of time that is considered to be necessary in order to maintain the character and integrity of the assets valued.

8.We assume that there are no hidden or unexpected conditions associated with the subject matter under review that might adversely affect the reported review result. Further, we assume no responsibility for changes in market conditions, government policy or other conditions after the Valuation/Reference Date. We cannot provide assurance on the achievability of the results forecasted by the Company/engagement parties because events and circumstances frequently do not occur as expected; difference between actual and expected results may be material; and achievement of the forecasted results is dependent on actions, plans and assumptions of management.

9.This calculation of values expressed herein is valid only for the purpose stated in the engagement letter/or proposal.

10.Where a distinct and definite representation has been made to us by party/parties interested in the assets valued, we are entitled to rely on that representation without further investigation into the veracity of the representation if such investigation is beyond the scope of normal scenario analysis work.

11.You agree to indemnify and hold us and our personnel harmless against and from any and all losses, claims, actions, damages, expenses or liabilities, including reasonable attorney’s fees, to which we may become subjects in connection with this engagement. Our maximum liability relating to services rendered under this engagement (regardless of form of action, whether in contract, negligence or otherwise) shall be limited to the charges paid to us for the portion of its services or work products giving rise to liability. In no event shall we be liable for consequential, special, incidental or punitive loss, damage or expense (including without limitation, lost profits, opportunity costs, etc.), even if it has been advised of their possible existence.

12.We are not environmental consultants or auditors, and we take no responsibility for any actual or potential environmental liabilities exist, and the effect on the value of the asset is encouraged to obtain a professional environmental assessment. We do not conduct or provide environmental assessments and have not performed one for the subject property.

Annex D-1-8

13.This analysis is premised in part on the historical financial information and future forecast provided by the management of the Company/engagement parties. We have assumed the accuracy and reasonableness of the information provided and relied to a considerable extent on such information in arriving at our calculation of value. Since projections relate to the future, there will usually be differences between projections and actual results and in some cases, and those variances may be material. Accordingly, to the extent any of the abovementioned information requires adjustments, the resulting value may differ significantly.

14.Actual transactions involving the subject assets/business might be concluded at a higher or lower value, depending upon the circumstances of the transaction and the business, and the knowledge and motivation of the buyers and sellers at that time.

15.This report and the conclusion of values arrived at herein are for the sole and specific purposes as noted herein. Furthermore, the report and conclusion of values are not intended by the author, and should not be construed by the reader, to be investment advice in any manner whatsoever. The conclusion of values represents the consideration based on information furnished by the Company/engagement parties and other sources.

Exhibit B — Professional Declaration

The valuers certify, to the best of their knowledge and belief, that:

1.Information has been obtained from sources that are believed to be reliable. All facts which have a bearing on the value concluded have been considered by the valuers and no important facts have been intentionally disregarded.

2.The reported analyses, opinions, and conclusions are subject to the assumptions as stated in the report and based on the valuers’ personal, unbiased professional analyses, opinions, and conclusions. The valuation analysis is also bounded by the limiting conditions.

3.The reported analyses, opinions, and conclusions are independent and objective.

4.The valuers have no present or prospective interest in the asset that is the subject of this report, and have no personal interest or bias with respect to the parties involved.

5.The valuers’ compensation is not contingent upon the amount of the value estimate, the attainment of a stipulated result, the occurrence of a subsequent event, or the reporting of a predetermined value or direction in value that favors the cause of the client.

6.The analyses, opinions, and conclusions were developed, and this report has been prepared, in accordance with the International Valuation Standards published by the International Valuation Standards Council.

Annex D-1-9

Exhibit C — Analysis Result under Comparable Companies Method

Market approach

Comparable company	Capital IQ Ticker	Country	LTM EV/Sales	
VinFast Auto Ltd.	NasdaqGS:VFS	Vietnam	n/a	
Rivian Automotive, Inc.	NasdaqGS:RIVN	United States	2.6x	
Polestar Automotive Holding UK PLC	NasdaqGM:PSNY	Sweden	2.4x	
Lucid Group, Inc.	NasdaqGS:LCID	United States	n/a	
ZEEKR Intelligent Technology Holding Limited	NYSE:ZK	China	0.5x	
NIO Inc.	NYSE:NIO	China	1.0x	
XPeng Inc.	NYSE:XPEV	China	1.3x	
Anhui Jianghuai Automobile Group Corp., Ltd.	SHSE:600418	China	0.7x	
Zhejiang Leapmotor Technology Co., Ltd.	SEHK:9863	China	1.3x	
Guangzhou Automobile Group Co., Ltd.	SEHK:2238	China	0.6x	
Dongfeng Motor Group Company Limited	SEHK:489	China	0.1x	
First quartile			0.6x	
Median			1.0x	
Market approach			**Low**	**High**
Selected multiple			0.6x	1.0x
Target financials			387,599	387,599
Business enterprise value			**232,560**	**387,599**
Minus: Net debt			134.2	134.2
100% equity value before control premium			**232,694**	**387,734**
Control premium	*25%*		58,173	96,933
100% equity value after control premium			**291,000**	**485,000**

Note:

•After comparing the Company’s financial performance with that of the comparable companies, the Company is small in terms of size and profitability, as such the first quartile and median market multiple is selected to calculate the low-end and high-end of the 100% equity value of AE.

•Target financial is based on the Company’s next twelve-month revenue forecast starting from the third quarter of 2025, discounted to the date which the analysis is performed using the Company’s cost of capital.

•Minority shareholders are often in a passive position in investment, and it is difficult to make contributions to the operation of the company or even make no contributions. Therefore, when the minority equity of companies is traded, there is usually a discount to the potential net asset value. This reflects the relationship between the lack of control and minority shareholders’ equity. On the contrary, when most shareholders’ equity is traded, there is usually a premium to the net asset value.

•The 25% control premium comes from two studies: one study shows that the average acquisition premium is between 35% and 42%, while another study on the transaction shows that the average acquisition premium is between 16% and 29%. We selected 25% as the reasonable control premium of the target company. The acquisition premium not only reflects the premium required for control, but also includes the view on the degree of merger benefits.

Annex D-1-10

Exhibit D — Analysis Result under Comparable Transactions Method (Cross-Check)

Note:

•The multiple is based on implied transaction enterprise value and respective sales, adjusted by market movement from the transaction date to the date which the analysis is performed.

•Target financial is based on the Company’s next twelve-month revenue forecast starting from the third quarter of 2025, discounted to the date which the analysis is performed using the Company’s WACC.

Annex D-1-11

Annex D-2

FAIRNESS OPINION PRESENTED TO THE HUDSON

ACQUISITION I CORP.

Client: Hudson Acquisition I Corp.

Contract No.: SH24/01/28RZP

Report date: 16 October 2024

Amended on: 16 January 2026

16 January 2026

Board of Directors

Hudson Acquisition I Corp.

Dear Sirs,

With regard to the Transaction (as defined herein), King Kee Appraisal and Advisory Limited (“KKG”) hereby delivers to Hudson Acquisition I Corp. (“HUDA”) its written opinion (the “Opinion”) dated 16 October 2024, and subject to suppositions, limitations, qualifications and other matters considered with relation to the preparation of the Opinion, to the effect that the compensation (as defined below) to be paid by HUDA to the shareholders of Aiways Automobile Europe GmbH (“AE” or “Company”) for the Transaction be fair and reasonable, from the strictly financial standpoint, for the unaffiliated security holders of HUDA.

KKG understands that HUDA has proposed to enter into a Letter of Agreement dated 14 May 2024 with AE and its shareholders (the “Merger Agreement”), whereby HUDA will acquire 100% of the outstanding equity of the Company (the “Transaction”), with total consideration of USD410 million to be paid at the closing of the Transaction. In accordance with your instructions, we have undertaken an investigation and analysis to express an independent opinion of the market value of 100% equity value of AE. The report which follows is dated 16 October 2024 (the “Report Date”), and amended on 16 January 2026 (the “Amendment Date”).

KKG understands that pursuant to the Merger Agreement, the total consideration proposed to the Company or the Company shareholders at the Closing in the Transaction (the “Transaction Consideration”) is based on a total equity value of the Company of USD410 million.

KKG presented the Opinion to the HUDA board of directors with regard to and for effects of the evaluation of the Transaction.

We planned and performed our analysis so as to obtain all the information and explanations which we considered necessary in order to provide us with sufficient evidence to express our opinion on the subject asset. We believe that the valuation procedures we employed provide a reasonable basis for our opinion.

Our analysis of the 100% equity value of AE was developed through the application of an income approach known as discounted cash flow methodology and market approach. Under these methods, the enterprise value result depends on the present worth of future economic benefits to be derived from the projected sales income. Indication of the result is developed by discounting projected future net cash flows available for payment of shareholders’ interest to their present worth.

As part of our analysis, we have reviewed information prepared by the Company and relevant operational information regarding the subject business from public sources. We have relied to a considerable extent on such information in arriving at our opinion of value.

The conclusion of value is based on accepted valuation procedures and practices that rely substantially on our use of numerous assumptions and our consideration of various factors that are relevant to the operation of the Company. We have also considered various risks and uncertainties that have potential impact on the businesses. Further, while the assumptions and consideration of such matters are considered by us to be reasonable, they are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond the control of the Company and KKG.

We do not intend to express any opinion on matters which require legal or other specialized expertise or knowledge, beyond what is customarily employed by valuers. Our conclusions assume continuation of prudent management of the Company over whatever period of time that is reasonable and necessary to maintain the character and integrity of the assets valued.

The nature of the amount of compensation to be paid in the Transaction was not determined by KKG. The negotiation of, and the decision to celebrate, the Transaction and any related Merger Agreement was exclusively carried out by the HUDA Board of Directors. Likewise, we were not requested, nor did we participate in, the negotiation of the terms of the Transaction, nor were we requested, nor did we render, any advising or service with relation to the Transaction, other than the rendering of this Opinion.

The Opinion is not a recommendation to HUDA with respect to whether recommend or not proceedings, with the authorization to carry out the Transaction to the form and terms and conditions, as to how to go about it or not.

The Opinion’s complete text dated 16 October 2024, and amended text dated 16 January 2026, which describes, among others, the assumptions used, procedures followed, factors considered and limitations of the completed revision, is attached to this statement and shall be incorporated in its totality to this document as reference. The Summary is qualified in its entirety for reference to the complete Opinion text.

Based on the investigation and analyses outlined in the report which follows, and also as of this amendment, the original Merger Agreement signing date and related provisions remain in effect; therefore, the corresponding market-research data, market information, and market parameters continue to be valid, so we are of the opinion that the market value of 100% equity value of AE is reasonably stated as below:

We are further of the opinion that, as at the date hereof, the consideration of USD410 million to be paid by HUDA pursuant to the Transaction is fair, from a financial point of view, to the shareholders of HUDA.

Yours faithfully,

For and on behalf of

King Kee Appraisal and Advisory Limited

Richard Zhang
Managing Director
ASA, MRICS, CPV

REMARK:

This report and the conclusion of values arrived at herein are for the sole and specific purposes as noted herein. Furthermore, the report and conclusion of values are not intended by the author, and should not be construed by the reader, to be investment advice in any manner whatsoever. The conclusion of values represents the consideration based on information furnished by the Company/engagement parties and other sources.

Page
Introduction	D-2-1
Engagement	D-2-1
Purpose of Valuation	D-2-1
Basis of Opinion	D-2-1
The following factors form an integral part of our basis of opinion:	D-2-2
Scope of Review	D-2-2
Sources of Information	D-2-2
Methodology	D-2-2
Selection of Analysis Approach and Methodology	D-2-3
Major Assumptions	D-2-3
Summary of Comparable Companies Method under Market Approach	D-2-4
Summary of Comparable Transactions Method under Market Approach	D-2-5
Analysis Comments	D-2-6
Risk Factors	D-2-6
Fairness Opinion Conclusion	D-2-7
Limiting Conditions	D-2-7
Exhibit A — Limiting Conditions	D-2-8
Exhibit B — Professional Declaration	D-2-9
Exhibit C — Analysis Result under	D-2-10
Exhibit D — Analysis Result under Market approach (Cross Check)	D-2-11

Annex D-2-i

Introduction

This report has been prepared in accordance with instructions from HUDA to express an independent opinion of the market value of 100% equity value of AE. The report which follows is dated 16 October 2024 (the “Report Date”), and amended on 16 January 2026 (the “Amendment Date”).

As we understand it, completion of the Transaction is subject to a number of conditions, including, but not limited to, the receipt of all required approvals. KKG has assumed that all of the terms and conditions required to implement the Transaction will be satisfied, and that the Transaction will be completed as described in the Merger Agreement, as amended, without material variation in the terms and conditions.

Engagement

The board of directors of HUDA (board of directors) has engaged KKG to prepare a fairness opinion. The fairness opinion serves as a basis to assess the financial adequacy of AE.

The fairness opinion intends to give HUDA board of directors a neutral opinion and assure that the offered price is fair and reasonable from a financial point of view to the public shareholders of HUDA.

The fairness opinion does not constitute a recommendation regarding the acceptance or rejection of the offer. The fairness opinion does not contain any assessment of the possible impact an acceptance or rejection of the offer may have and makes no statement about the future performance of a HUDA share and the price at which the HUDA shares that are not being tendered may trade in the future.

Since our assessment is largely based on information obtained directly or indirectly from AE, our responsibility is limited to the careful and professional analysis and assessment of the information provided to us. Furthermore, AE confirmed to us that they are not aware of any facts or circumstances, according to which the information provided would be misleading, inaccurate or incomplete.

KKG is an independent valuation company. It has received a fixed fee for its services and is not affected by the results of this possible merger.

Purpose of Valuation

The purpose of this analysis is to express an independent opinion of the market value of the 100% equity value of AE.

Basis of Opinion

The Opinion does not concern itself with any other aspect of the Transaction and no opinion or point of view was expressed with regard to relative merits of the Transaction compared to other strategic alternatives that shall be at the disposal of AE, or where HUDA could participate, or regarding the underlying business decision of HUDA to proceed or complete the Transaction.

The Opinion is neither, i) a recommendation regarding the convenience of the Transaction, nor of the terms and conditions of this; nor ii) a recommendation to HUDA regarding whether or not to recommend proceeding with the authorization to carry out the Transaction or the form or terms and conditions as to how to do so or not.

Relationships with Interested Parties

None of KKG, its associates or affiliates, is an insider, or holds any securities of HUDA or the Company or any of their associates or affiliates. KKG is not an advisor to any person or company with respect to the Transaction. Other than pursuant to the Engagement Agreement, KKG has not previously provided any financial advisory services to HUDA for which it has received compensation in the past 12 months.

Other than the Engagement Agreement, there are no understandings, agreements, or commitments between KKG and HUDA.

Annex D-2-1

The following factors form an integral part of our basis of opinion:

1.Assumptions on the market and the asset that are considered to be fair and reasonable;

2.Financial performance that shows a consistent trend of the operation;

3.Consideration and analysis on the micro and macro economy affecting the subject asset;

4.Analysis on tactical planning, management standard and synergy of the subject asset;

5.Analytical review of the subject asset;

6.Assessment of the leverage and liquidity of the subject asset.

Scope of Review

In connection with this Fairness Opinion, KKG has reviewed and relied upon, among other things, the following:

1.Certain files submitted by AE, including technical reports relating to AE’s resource properties, annual reports, material change reports, management information and interim financial statements;

2.The financial terms, to the extent they are publicly available, of certain transactions of a nature comparable to the Transaction, that KKG considered to be relevant;

3.Certain public filings and other publicly available information of companies which are comparable in nature to the Company, that KKG considered to be relevant;

4.Discussions with members of AE Management where the Transaction, the financial condition of AE, and certain other matters KKG believed necessary or appropriate for the purpose of rendering this Fairness Opinion were discussed;

5.Merger Agreement in respect of the Transaction;

6.Such other information, analyses, investigations and discussions as KKG considered necessary or appropriate in the circumstances.

Sources of Information

Our analysis is based on data and information furnished by AE Management, which includes, but not limited to, the following;

1.Annual reports of the Company on 31 December 2021-2023, and 30 June 2024;

2.Company’s 1 year’s Business Projection; and

3.Other operational and market information in relation to the Company’s business.

We have also discussed and examined other operational and business information through interviews with relevant senior management. We have relied to a considerable extent on such information in arriving at our opinion of value. We assumed that the data we obtained in the course of the valuation, along with the opinions and representations provided to us by the Company, are true and accurate.

We also conducted research using various sources including government statistics and other publications to verify the reasonableness and fairness of information provided and we believe that the information is reasonable and reliable.

Methodology

In arriving at our assessed value, we have considered three generally accepted approaches, namely, market approach, cost approach and income approach.

Market Approach considers prices recently paid for similar assets, with adjustments made to market prices to reflect condition and utility of the appraised assets relative to the market comparative. Assets for which there is an established secondary market may be valued by this approach.

Annex D-2-2

Benefits of using this approach include its simplicity, clarity, speed and the need for few or no assumptions. It also introduces objectivity in application as publicly available inputs are used. However, one has to be wary of the hidden assumptions in those inputs as there are inherent assumptions on the value of those comparable assets. It is also difficult to find comparable assets. Furthermore, this approach relies exclusively on the efficient market hypothesis.

Cost Approach considers the cost to reproduce or replace in new condition the assets appraised in accordance with current market prices for similar assets, with allowance for accrued depreciation or obsolescence present, whether arising from physical, functional or economic causes. The cost approach generally furnishes the most reliable indication of value for assets without a known secondary market. Despite the simplicity and transparency of this approach, it does not directly incorporate information about the economic benefits contributed by the subject asset.

Income Approach is the conversion of expected periodic benefits of ownership into an indication of value. It is based on the principle that an informed buyer would pay no more for the project than an amount equal to the present worth of anticipated future benefits (income) from the same or a substantially similar project with a similar risk profile.

This approach allows for the prospective valuation of future profits and there are numerous empirical and theoretical justifications for the present value of expected future cash flows. However, this approach relies on numerous assumptions over a long-time horizon and the result may be very sensitive to certain inputs. It also presents a single scenario only.

Selection of Analysis Approach and Methodology

In our opinion, the cost approach is inappropriate for valuing the 100% equity value of AE. The cost approach does not directly incorporate information about the economic benefits contributed by equity value of AE.

Furthermore, given that there is some uncertainty in the Company’s financial forecasts, we find it unreasonable to apply an income approach for valuing the 100% equity value of AE. We have therefore relied on the comparable companies method under the market approach in determining our opinion of value, and performed a cross-check on the value using the comparable transaction method under the market approach.

The market approach considers prices recently paid for similar assets, with adjustments made to market prices to reflect condition and utility of the appraised assets relative to the market comparative. Assets for which there is an established secondary market may be valued by this approach. Benefits of using this approach include its simplicity, clarity, speed and the need for few or no assumptions. It also introduces objectivity in application as publicly available inputs are used.

Major Assumptions

Assumptions considered to have significant sensitivity effects in this analysis have been evaluated in order to provide a more accurate and reasonable basis for arriving at our assessed value, the following key assumptions have been made:

The facilities and systems proposed are assumed to be sufficient for future expansion in order to realize the growth potential of the business and maintain a competitive edge.

There will be no material change in the existing political, legal, technological, fiscal or economic conditions, which might adversely affect the business of the Company.

The projected business performance can be achieved with the effort of the management of the Company.

The financial and operational information provided to us by AE is true and accurate.

There are no hidden or unexpected conditions associated with the assets valued that might adversely affect the reported value. Further, we assume no responsibility for changes in market conditions after the date of the Transaction.

The information and other material (financial and otherwise) provided orally by, or in the presence of, an officer of the Company or in writing by the Company, or its agents to KKG relating to the Company or any of its respective subsidiaries or the Transaction for the purpose of preparing this Opinion was, at the date such Information was provided to KKG, and is, complete, true and correct in all material respects, and did not and does not contain any untrue statement of a material fact in respect of the Company, its subsidiaries or the Transaction and did not and does not omit to state a material fact in respect of the Company, its subsidiaries or the Transaction necessary to make such information not misleading in light of the circumstances under which it was made or provided.

Annex D-2-3

Since the dates on which information was provided to KKG by the Company, except as subsequently disclosed in writing to KKG or in a public filing with securities regulatory authorities, there has been no material change, financial or otherwise, in the financial condition, assets, liabilities (contingent or otherwise), business, operations or prospects of the Company or any of its subsidiaries and no material change has occurred which would have or which would reasonably be expected to have a material effect on this Fairness Opinion.

There will be no material change in the financial condition of the Company as at the BCA date from that as indicated by the latest historical financial statements provided to KKG.

Further, in preparing this Fairness Opinion, in addition to the facts and conclusions contained in the information, the completion of the Transaction is subject to a number of conditions outside the control of HUDA and AE, and KKG has assumed all conditions precedent to the completion of the Transaction can be satisfied in due course and all consents, permissions, exemptions or orders of relevant regulatory authorities will be obtained, without adverse conditions or qualification.

This Fairness Opinion is limited to the fairness, from a financial point of view, of the Transaction to HUDA’s public shareholders and KKG expresses no opinion as to any alternative transaction. KKG expresses no opinion as to the fairness of the Transaction relative to the consideration offered under any proposed alternative transaction. This Fairness Opinion does not constitute a recommendation to any shareholder of HUDA as to how such shareholder should vote with respect to the Transaction. Furthermore, KKG has not been asked to address, and this Fairness Opinion does not address, the fairness of the Transaction to the holders of any class of securities of HUDA other than the holders of HUDA’s common shares.

KKG believes that this Fairness Opinion must be considered and reviewed as a whole and that selecting portions of the stated analyses or factors considered by KKG, without considering all the stated analyses and factors together, could create a misleading view of the process underlying or the scope of this Fairness Opinion. The preparation of a fairness opinion of this nature is a complex process and is not necessarily amenable to partial analysis or summary description. Any attempt to do so could lead to undue emphasis on any particular factor or analysis.

This Fairness Opinion is given as of the date hereof, and KKG disclaims any undertaking or obligation to advise any person of any change in any fact or matter affecting this Fairness Opinion which may come or be brought to KKG’s attention after the date hereof. Without limiting the foregoing, in the event that there is any material in the Company or HUDA, or any change in any material fact affecting this Fairness Opinion after the date hereof, KKG reserves the right to change, modify or withdraw this Fairness Opinion.

KKG did not, in considering the fairness, from a financial point of view, of the Transaction to the public shareholders of HUDA, assess any tax consequences that any particular shareholder of AE may face as a result of the Transaction.

Summary of Comparable Companies Method under Market Approach

In determining the market multiple, a list of comparable companies was identified. The selection includes companies that:

•Are primarily engaged in the electric cars manufacturer industry;

•Direct and indirect competitors of the Company; and

•Are listed on a U.S. stock exchange or other major international stock exchange and searchable in Capital IQ database.

Annex D-2-4

The details of the comparable companies which are considered as fair and representative samples are listed below (market data is shown as of 30 June 2024).

Multiple Selection

Given the Company has not generated profits, and also the automobile industry business performance can be reflected by sales level, the sales market multiple (“EV/Sales”) is selected in this method. After comparing the Company’s financial performance with that of the comparable companies, the Company is small in terms of size and profitability, as such the first quartile and median market multiple is selected to calculate the low-end and high-end of the 100% equity value of AE.

Value adjustment

Minority shareholders are often in a passive position in investment, and it is difficult to make contributions to the operation of the company or even make no contributions. Therefore, when the minority equity of companies is traded, there is usually a discount to the potential net asset value. This reflects the relationship between the lack of control and minority shareholders’ equity. On the contrary, when most shareholders’ equity is traded, there is usually a premium to the net asset value. We consider the market multiple based on market daily valuation of the comparable companies implies a valuation on a non-control basis, and as such an adjustment has been made to the market multiple result in order to conclude on a control basis.

The 25% control premium comes from two studies: one study shows that the average acquisition premium is between 35% and 42%, while another study on the transaction shows that the average acquisition premium is between 16% and 29%. We selected 25% as the reasonable control premium of the target company. The acquisition premium not only reflects the premium required for control, but also includes the view on the degree of merger benefits.

Summary of Comparable Transactions Method under Market Approach

In determining the market multiple, a list of comparable transactions was identified. The selection includes transactions based on the following criteria:

•Target companies of the transactions are primarily engaged in the electric cars manufacturer industry;

•Transactions are closed within the past five years; and

•Searchable in Capital IQ database.

Annex D-2-5

The details of the comparable transactions which are considered as fair and representative samples are listed below.

*The EV/Sales multiple implied from the transaction is adjusted by market movement from the transaction date to the date which the analysis is performed.

Analysis Comments

The valuation of an interest in a business enterprise requires consideration of all relevant factors affecting the operation of the business and its ability to generate future investment returns. The factors considered in the valuation includes, but not limited to, the following:

1.The nature of the business and the historical performance of the enterprise;

2.The financial condition of the business and the economic outlook in general;

3.The operational contracts and agreements in relation to the business;

4.Past and projected operating results;

5.The financial and business risk of the enterprise including the continuity of income and the projected future results; and

6.The nature of the related agreements.

We confirm that we have carried out an inspection on the assets of the Company and we have made relevant searches, inquiries and have obtained such further information which is considered necessary for the purposes of this valuation.

In arriving at our assessed value, we have mainly considered the core business of the business. We have not made provision for other non-operating cash flow items such as interest income, exchange rate gain/loss, etc. in the valuation model.

The conclusion of value is based on accepted valuation procedures and practices that rely substantially on the use of numerous assumptions and the consideration of many uncertainties, not all of which can be easily quantified or ascertained. Further, while the assumptions and consideration of such matters are considered by us to be reasonable, they are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond the control of the Company and KKG.

Risk Factors

We caution readers to be aware of the following risks which we believe could influence the assessment. Such risks can range from very subject specific factors to more systematic factors.

Social, Political and Macroeconomic Considerations

Various economic, political and social phenomena surrounding the subject items may change so as to affect our opinion of value. International or nationwide policy and/or legislative changes that alter existing rights and obligations may directly or indirectly influence the subject items. Macroeconomic circumstances including inflation, interest rate fluctuations and existing and forecast levels of growth in the broader economy may also have an effect. Societal factors encompassing the perception and preferences of people in general may swing rendering the subject items more or less desirable and thus more or less valuable. The Company is subject to various laws and regulations governing its operations in Hong Kong. Future political and legal changes in Hong Kong might have either favorable or unfavorable impacts on the Company.

Annex D-2-6

Environmental Conditions

Phenomena within the physical environment can severely impact the factors of production and demand factors within an economy for the counterparty. The occurrence of natural disasters, resource depletion and variations in climate conditions may influence resource availability and prices for inputs on the supply side or may influence market access and preferences for products and services associated to the counterparty from end-user demand.

Realization of forecast and projection

This valuation is premised in part on the historical financial information and projections provided by the management of the Company. We have assumed accuracy of the information provided and relied to a considerable extent on such information in arriving at our opinion of value. Although appropriate tests and analyses have been carried out to verify the reasonableness and fairness of the information provided, events and circumstances frequently do not occur as expected. Since projections relate to the future, there will usually be differences between projections and actual results and in some cases, those variances may be material. Accordingly, to the extent any of the abovementioned information requires adjustment; the resulting investment value may differ.

Fairness Opinion Conclusion

Based upon and subject to the foregoing, and such other factors as KKG considered relevant, KKG is of the opinion that, as at the date hereof, the consideration of USD410 million to be paid by HUDA to the AE shareholders pursuant to the Transaction is fair, from a financial point of view, to the shareholders of HUDA.

We are of the opinion that the market value of 100% equity value of AE is reasonably stated as below:

Limiting Conditions

This report and opinion of value are subject to our Limiting Conditions as included in Exhibit A of this report.

Yours faithfully,

For and on behalf of

King Kee Appraisal and Advisory Limited

Richard Zhang
Managing Director
ASA, MRICS, CPV

Annex D-2-7

Exhibit A — Limiting Conditions

1.In the preparation of our reports, we relied on the accuracy, completeness and reasonableness of the financial information, forecast, assumptions and other data provided to us by the Company/engagement parties and/or its representatives. We did not carry out any work in the nature of an audit and neither are we required to express an audit or viability opinion. We take no responsibility for the accuracy of such information. The responsibility for determining expected values rests solely with the Company/engagement parties and our reports were only used as part of the Company’s/engagement parties’ analysis in reaching their conclusion of value.

2.We have explained as part of our service engagement procedure that it is the director’s responsibility to ensure proper books of accounts are maintained, and the financial information and forecast give a true and fair view and have been prepared in accordance with the relevant standards and companies ordinance.

3.Public information and industry and statistical information have been obtained from sources we deem to be reputable; however, we make no representation as to the accuracy or completeness of such information, and have accepted the information without any verification.

4.KKG shall not be required to give testimony or attendance in court or to any government agency by reason of this analysis, with reference to the project described herein. Should there be any kind of subsequent services required, the corresponding expenses and time costs will be reimbursed from you. Such kind of additional work may incur without prior notification to you.

5.No opinion is intended to be expressed for matters which require legal or other specialized expertise or knowledge, beyond what is customarily employed by valuers.

6.The use of and/or the validity of the report is subject to the terms of engagement letter/proposal and the full settlement of the fees and all the expenses.

7.Our conclusions assume continuation of prudent management policies over whatever period of time that is considered to be necessary in order to maintain the character and integrity of the assets valued.

8.We assume that there are no hidden or unexpected conditions associated with the subject matter under review that might adversely affect the reported review result. Further, we assume no responsibility for changes in market conditions, government policy or other conditions after the Valuation/Reference Date. We cannot provide assurance on the achievability of the results forecasted by the Company/engagement parties because events and circumstances frequently do not occur as expected; difference between actual and expected results may be material; and achievement of the forecasted results is dependent on actions, plans and assumptions of management.

9.This calculation of values expressed herein is valid only for the purpose stated in the engagement letter/or proposal.

10.Where a distinct and definite representation has been made to us by party/parties interested in the assets valued, we are entitled to rely on that representation without further investigation into the veracity of the representation if such investigation is beyond the scope of normal scenario analysis work.

11.You agree to indemnify and hold us and our personnel harmless against and from any and all losses, claims, actions, damages, expenses or liabilities, including reasonable attorney’s fees, to which we may become subjects in connection with this engagement. Our maximum liability relating to services rendered under this engagement (regardless of form of action, whether in contract, negligence or otherwise) shall be limited to the charges paid to us for the portion of its services or work products giving rise to liability. In no event shall we be liable for consequential, special, incidental or punitive loss, damage or expense (including without limitation, lost profits, opportunity costs, etc.), even if it has been advised of their possible existence.

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12.We are not environmental consultants or auditors, and we take no responsibility for any actual or potential environmental liabilities exist, and the effect on the value of the asset is encouraged to obtain a professional environmental assessment. We do not conduct or provide environmental assessments and have not performed one for the subject property.

13.This analysis is premised in part on the historical financial information and future forecast provided by the management of the Company/engagement parties. We have assumed the accuracy and reasonableness of the information provided and relied to a considerable extent on such information in arriving at our calculation of value. Since projections relate to the future, there will usually be differences between projections and actual results and in some cases, and those variances may be material. Accordingly, to the extent any of the abovementioned information requires adjustments, the resulting value may differ significantly.

14.Actual transactions involving the subject assets/business might be concluded at a higher or lower value, depending upon the circumstances of the transaction and the business, and the knowledge and motivation of the buyers and sellers at that time.

15.This report and the conclusion of values arrived at herein are for the sole and specific purposes as noted herein. Furthermore, the report and conclusion of values are not intended by the author, and should not be construed by the reader, to be investment advice in any manner whatsoever. The conclusion of values represents the consideration based on information furnished by the Company/engagement parties and other sources.

Exhibit B — Professional Declaration

The valuers certify, to the best of their knowledge and belief, that:

1.Information has been obtained from sources that are believed to be reliable. All facts which have a bearing on the value concluded have been considered by the valuers and no important facts have been intentionally disregarded.

2.The reported analyses, opinions, and conclusions are subject to the assumptions as stated in the report and based on the valuers’ personal, unbiased professional analyses, opinions, and conclusions. The valuation analysis is also bounded by the limiting conditions.

3.The reported analyses, opinions, and conclusions are independent and objective.

4.The valuers have no present or prospective interest in the asset that is the subject of this report, and have no personal interest or bias with respect to the parties involved.

5.The valuers’ compensation is not contingent upon the amount of the value estimate, the attainment of a stipulated result, the occurrence of a subsequent event, or the reporting of a predetermined value or direction in value that favors the cause of the client.

6.The analyses, opinions, and conclusions were developed, and this report has been prepared, in accordance with the International Valuation Standards published by the International Valuation Standards Council.

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Exhibit C — Analysis Result under Comparable Companies Method

Market approach

Comparable company	Capital IQ Ticker	Country	LTM EV/Sales
VinFast Auto Ltd.	NasdaqGS:VFS	Vietnam	n/a
Rivian Automotive, Inc.	NasdaqGS:RIVN	United States	2.6x
Polestar Automotive Holding UK PLC	NasdaqGM:PSNY	Sweden	2.4x
Lucid Group, Inc.	NasdaqGS:LCID	United States	n/a
ZEEKR Intelligent Technology Holding Limited	NYSE:ZK	China	0.5x
NIO Inc.	NYSE:NIO	China	1.0x
XPeng Inc.	NYSE:XPEV	China	1.3x

Note:

•After comparing the Company’s financial performance with that of the comparable companies, the Company is small in terms of size and profitability, as such the first quartile and median market multiple is selected to calculate the low-end and high-end of the 100% equity value of AE.

•Target financial is based on the Company’s next twelve-month revenue forecast starting from the first quarter of 2026, discounted to the date which the analysis is performed using the Company’s cost of capital.

•Minority shareholders are often in a passive position in investment, and it is difficult to make contributions to the operation of the company or even make no contributions. Therefore, when the minority equity of companies is traded, there is usually a discount to the potential net asset value. This reflects the relationship between the lack of control and minority shareholders’ equity. On the contrary, when most shareholders’ equity is traded, there is usually a premium to the net asset value.

•The 25% control premium comes from two studies: one study shows that the average acquisition premium is between 35% and 42%, while another study on the transaction shows that the average acquisition premium is between 16% and 29%. We selected 25% as the reasonable control premium of the target company. The acquisition premium not only reflects the premium required for control, but also includes the view on the degree of merger benefits.

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Exhibit D — Analysis Result under Comparable Transactions Method (Cross-Check)

Note:

•The multiple is based on implied transaction enterprise value and respective sales, adjusted by market movement from the transaction date to the date which the analysis is performed.

•Target financial is based on the Company’s next twelve-month revenue forecast starting from the first quarter of 2026, discounted to the date which the analysis is performed using the Company’s WACC.

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